PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED JULY 29, 2004.

                                 $2,435,116,000
                                  (APPROXIMATE)
                      GS MORTGAGE SECURITIES CORPORATION II
                                  AS DEPOSITOR

                         GOLDMAN SACHS MORTGAGE COMPANY
                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                         COMMERZBANK AG, NEW YORK BRANCH
                                 AS LOAN SELLERS
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-GG2

     The Commercial Mortgage Pass-Through Certificates, Series 2004-GG2 will include 11 classes of certificates that we are offering pursuant to this prospectus supplement. The Series 2004-GG2 certificates represent the beneficial ownership interests in a trust. The trust's main assets will be a pool of 141 fixed rate mortgage loans with original terms to maturity of not more than 180 months, secured by first liens on various types of commercial and multifamily properties.

                                                                            EXPECTED
                INITIAL CERTIFICATE     PASS-THROUGH                        RATINGS           RATED FINAL
                PRINCIPAL AMOUNT(1)         RATE         DESCRIPTION     (S&P/MOODY'S)     DISTRIBUTION DATE
               ---------------------   --------------   -------------   ---------------   ------------------
Class A-1          $   45,000,000           3.109%          Fixed           AAA/Aaa        August 10, 2038
Class A-2          $  100,000,000           4.293%          Fixed           AAA/Aaa        August 10, 2038
Class A-3          $  256,000,000           4.602%          Fixed           AAA/Aaa        August 10, 2038
Class A-4          $  208,000,000           4.964%          Fixed           AAA/Aaa        August 10, 2038
Class A-5          $  173,000,000           5.279%         Fixed(2)         AAA/Aaa        August 10, 2038
Class A-6          $1,299,650,000           5.396%         Fixed(2)         AAA/Aaa        August 10, 2038
Class A-1A         $  177,669,000           5.002%         Fixed(2)         AAA/Aaa        August 10, 2038
Class B            $   65,110,000           5.490%         Fixed(2)          AA/Aa2        August 10, 2038
Class C            $   29,299,000           5.532%         Fixed(2)         AA-/Aa3        August 10, 2038
Class D            $   52,088,000           5.664%       Variable(3)         A/A2          August 10, 2038
Class E            $   29,300,000           5.762%       Variable(3)         A-/A3         August 10, 2038

(Footnotes to table on page S-6)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CON SIDER THE RISK FACTORS BEGIN NING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 3 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. GS MORTGAGE SECURITIES CORPORATION II WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE UNDERWRITERS, GREENWICH CAPITAL MARKETS, INC., GOLDMAN, SACHS & CO., CREDIT SUISSE FIRST BOSTON LLC, BANC OF AMERICA SECURITIES LLC, WACHOVIA CAPITAL MARKETS, LLC AND MORGAN STANLEY & CO. INCORPORATED WILL PURCHASE THE OFFERED CERTIFICATES FROM GS MORTGAGE SECURITIES CORPORATION II AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. GREENWICH CAPITAL MARKETS, INC. AND GOLDMAN, SACHS & CO. ARE ACTING AS CO-LEAD BOOKRUNNING MANAGERS AND BANC OF AMERICA SECURITIES LLC, CREDIT SUISSE FIRST BOSTON LLC, MORGAN STANLEY & CO. INCORPORATED AND WACHOVIA CAPITAL MARKETS, LLC ARE ACTING AS CO-MANAGERS FOR THIS OFFERING.

     The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, societe anonyme and Euroclear Bank, as operator of the Euroclear System in Europe against payment in New York, New York on or about August 12, 2004. We expect to receive from this offering approximately $2,447,097,675, plus accrued interest from August 1, 2004, before deducting expenses payable by us.

[RBS GREENWICH CAPITAL]                                     GOLDMAN, SACHS & CO.
BANC OF AMERICA SECURITIES LLC                        CREDIT SUISSE FIRST BOSTON
MORGAN STANLEY                                               WACHOVIA SECURITIES

July 29, 2004

--------------------------------------------------------------------------------

                     GS MORTGAGE SECURITIES CORPORATION II

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-GG2
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

--------------------------------------------------------------------------------

                                 [MAP OMITTED]


NEW YORK                     8 PROPERTIES     $ 567,465,832     21.8% of total
CALIFORNIA                  31 PROPERTIES       434,434,914     16.7% of total
NEVADA                       7 PROPERTIES       218,292,368      8.4% of total
VIRGINIA                     3 PROPERTIES       165,750,118      6.4% of total
FLORIDA                      9 PROPERTIES       136,588,047      5.2% of total
NEW JERSEY                     1 PROPERTY       130,000,000      5.0% of total
GEORGIA                     10 PROPERTIES       123,632,269      4.7% of total
TEXAS                       16 PROPERTIES       107,857,915      4.1% of total
MICHIGAN                     5 PROPERTIES       103,244,495      4.0% of total
ILLINOIS                     5 PROPERTIES        90,096,221      3.5% of total
MARYLAND                     3 PROPERTIES        75,733,587      2.9% of total
COLORADO                     5 PROPERTIES        68,520,297      2.6% of total
MISSISSIPPI                  1 PROPERTY          68,000,000      2.6% of total
HAWAII                       1 PROPERTY          61,000,000      2.3% of total
PENNSYLVANIA                 7 PROPERTIES        49,446,811      1.9% of total
NORTH CAROLINA               3 PROPERTIES        42,570,267      1.6% of total
OREGON                       2 PROPERTIES        24,925,201      1.0% of total
ARIZONA                      6 PROPERTIES        22,779,838      0.9% of total
ALABAMA                      2 PROPERTIES        19,696,280      0.8% of total
WISCONSIN                    3 PROPERTIES        18,593,067      0.7% of total
UTAH                           1 PROPERTY        18,500,000      0.7% of total
WASHINGTON                   3 PROPERTIES        17,260,000      0.7% of total
MISSOURI                     3 PROPERTIES        17,156,399      0.7% of total
LOUISIANA                      1 PROPERTY         6,170,549      0.2% of total
SOUTH CAROLINA                 1 PROPERTY         5,540,000      0.2% of total
DISTRICT OF COLUMBIA           1 PROPERTY         3,044,845      0.1% of total
CONNECTICUT                    1 PROPERTY         3,000,000      0.1% of total
IDAHO                          1 PROPERTY         2,555,500      0.1% of total
TENNESSEE                      1 PROPERTY         2,547,867      0.1% of total

[    ] (less than) 1.0% of Cut-Off Date Balance
[    ] 1.0% - 5.0% of Cut-Off Date Balance
[    ] 5.1% - 10.0% of Cut-Off Date Balance
[    ] (greater than) 10.0% of Cut-Off Date Balance

--------------------------------------------------------------------------------

GRAND CANAL SHOPPES AT THE VENETIAN                            LAS VEGAS, NEVADA





        [PICTURE OMITTED]                              [PICTURE OMITTED]






DAILY NEWS BUILDING                       1441 BROADWAY
                     New York, New York                      New York, New York




        [PICTURE OMITTED]                              [PICTURE OMITTED]





STONY POINT FASHION PARK                  GARDEN STATE PLAZA
                    Richmond, Virginia                       Paramus, New Jersey




        [PICTURE OMITTED]                              [PICTURE OMITTED]




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

1410 BROADWAY                             111 EIGHTH AVENUE
                    New York, New York                       New York, New York





        [PICTURE OMITTED]                              [PICTURE OMITTED]





                                          DESTIN COMMONS
                                                             Destin, Florida





                                                       [PICTURE OMITTED]





TOWN & COUNTRY RESORT
                    San Diego, California



                                         MALL AT BARNES CROSSING
                                                             Tupelo, Mississippi
        [PICTURE OMITTED]




                                                  [PICTURE OMITTED]






--------------------------------------------------------------------------------

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2004-GG2 certificates and the trust in abbreviated form:

          Certificate Summary, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the Series 2004-GG2 certificates;

          Summary of Prospectus Supplement, commencing on page S-8 which gives a brief introduction to the key features of the Series 2004-GG2 certificates and a description of the underlying mortgage loans; and

          Risk Factors, commencing on page S-26 of this prospectus supplement, which describes risks that apply to the Series 2004-GG2 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Significant Definitions" commencing on page S-166 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page 81 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to GS Mortgage Securities Corporation II.

                           FORWARD-LOOKING STATEMENTS

     In this prospectus supplement and the prospectus, we use certain forward-looking statements. Such forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. Such statements are intended to convey our projections or expectations as of the date of this prospectus supplement. Such statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

     o  economic conditions and industry competition,

     o  political and/or social conditions, and

     o  the law and government regulatory initiatives.

     We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which such statements were originally based.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SUMMARY OF PROSPECTUS SUPPLEMENT ............................................S-8
RISK FACTORS ...............................................................S-26
     Special Yield Considerations ..........................................S-26
     Risks Relating to Enforceability of Prepayment Premiums or
        Defeasance Periods .................................................S-27
     Commercial and Multifamily Lending is Dependent Upon Net Operating
        Income .............................................................S-27
     Increases in Real Estate Taxes May Reduce Available Funds .............S-29
     Limitations of Appraisals .............................................S-29
     Tenant Concentration Entails Risk .....................................S-29
     Mortgaged Properties Leased to Multiple Tenants Also Have Risks .......S-30
     Mortgaged Properties Leased to Borrowers or Borrower Affiliated
        Entities Also Have Risks ...........................................S-30
     Tenant Bankruptcy Entails Risks .......................................S-30
     Certain Additional Risks Relating to Tenants ..........................S-30
     Terrorist Attacks and Military Conflicts May Adversely Affect Your
        Investment .........................................................S-32
     Risks Relating to Loan Concentrations .................................S-32
     Risks Relating to Enforceability of Cross-Collateralization ...........S-34
     The Borrower's Form of Entity May Cause Special Risks .................S-35
     Tenancies in Common May Hinder Recovery ...............................S-36
     Condominium Ownership May Limit Use and Improvements ..................S-36
     Retail Properties Have Special Risks ..................................S-37
     Office Properties Have Special Risks ..................................S-38
     Multifamily Properties Have Special Risks .............................S-39
     Hotel Properties Have Special Risks ...................................S-40
     Industrial Properties Have Special Risks ..............................S-40
     Lack of Skillful Property Management Entails Risks ....................S-41
     Risks Relating to Prepayments and Repurchases .........................S-42
     Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed ......S-44
     Risks of Different Timing of Mortgage Loan Amortization ...............S-44
     Bankruptcy Proceedings Entail Certain Risks ...........................S-44
     Geographic Concentration ..............................................S-46
     Environmental Risks ...................................................S-47
     Costs of Compliance with Applicable Laws and Regulations ..............S-48
     No Reunderwriting of the Mortgage Loans ...............................S-48
     Litigation and Other Matters Affecting the Mortgaged Properties or
        Borrowers ..........................................................S-48
     Other Financings ......................................................S-49
     Risks Relating to Borrower Default ....................................S-51
     Risks Relating to Interest on Advances and Special Servicing
        Compensation .......................................................S-51
     Balloon Payments ......................................................S-51
     Ground Leases and Other Leasehold Interests ...........................S-52
     Risks Associated with One Action Rules ................................S-53
     Tax Considerations Relating to Foreclosure ............................S-54
     Some Mortgaged Properties May Not Be Readily Convertible to
        Alternative Uses ...................................................S-54
     Zoning Compliance and Use Restrictions ................................S-55
     Risks of Inspections Relating to Properties ...........................S-55
     Property Insurance ....................................................S-56
     Risks Associated with Blanket Insurance Policies ......................S-57
     Potential Conflicts of Interest .......................................S-58
     You Will Not Have any Control Over the Servicing of The Non-Serviced
        Loans ..............................................................S-59
     Conflicts of Interest May Occur as a Result of the Rights of Third
        Parties to Terminate the Special Servicer of The Whole Loans .......S-59
     Special Servicer May Be Directed to Take Actions ......................S-59
     Your Lack of Control Over Trust Fund Can Create Risks .................S-60
     Loan Sellers May Not Be Able to Make a Required Repurchase of a
        Defective Mortgage Loan ............................................S-60
     Subordination of Subordinate Offered Certificates .....................S-60

     Risks of Limited Liquidity and Market Value ...........................S-60
     Book-Entry Registration ...............................................S-61
     Other Risks ...........................................................S-61
DESCRIPTION OF THE MORTGAGE POOL ...........................................S-62
     General ...............................................................S-62
     Certain Characteristics of the Mortgage Loans .........................S-63
     The Whole Loans .......................................................S-71
     Representations and Warranties ........................................S-89
     Cures and Repurchases .................................................S-91
     The Loan Sellers and Originators ......................................S-92
     Underwriting Guidelines ...............................................S-93
     Additional Information ................................................S-95
DESCRIPTION OF THE OFFERED CERTIFICATES ....................................S-95
     General ...............................................................S-95
     Distributions .........................................................S-96
     Subordination ........................................................S-109
     Appraisal Reductions .................................................S-111
     Delivery, Form and Denomination ......................................S-113
     Book-Entry Registration ..............................................S-113
     Definitive Certificates ..............................................S-115
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS .............................S-115
     Yield ................................................................S-115
     Weighted Average Life of the Offered Certificates ....................S-117
     Price/Yield Tables ...................................................S-123
     Effect of Loan Groups ................................................S-129
THE POOLING AGREEMENT .....................................................S-130
     General ..............................................................S-130
     Servicing of the Whole Loans .........................................S-130
     Assignment of the Mortgage Loans .....................................S-130
     Servicing of the Mortgage Loans ......................................S-130
     Advances .............................................................S-135
     Accounts .............................................................S-138
     Withdrawals from the Collection Account ..............................S-139
     Enforcement of "Due-On-Sale" and "Due-On-Encumbrance" Clauses ........S-140
     Inspections ..........................................................S-141
     Evidence as to Compliance ............................................S-141
     Certain Matters Regarding the Depositor, the Fiscal Agent, the
         Master Servicer and the Special Servicer .........................S-141
     Events of Default ....................................................S-143
     Rights Upon Event of Default .........................................S-144
     Amendment ............................................................S-145
     Realization Upon Mortgage Loans ......................................S-147
     The Controlling Class Representative .................................S-151
     Limitation on Liability of Controlling Class Representative ..........S-153
     Optional Termination; Optional Mortgage Loan Purchase ................S-153
     The Trustee ..........................................................S-154
     The Fiscal Agent .....................................................S-155
     The Master Servicer; Master Servicer Servicing Compensation and
        Payment of Expenses ...............................................S-156
     The Special Servicer; Special Servicer Servicing Compensation and
        Payment of Expenses ...............................................S-157
     Reports to Certificateholders; Available Information .................S-159
USE OF PROCEEDS ...........................................................S-161
FEDERAL INCOME TAX CONSEQUENCES ...........................................S-161
STATE TAX CONSIDERATIONS ..................................................S-162
ERISA CONSIDERATIONS ......................................................S-163
LEGAL INVESTMENT ..........................................................S-164
PLAN OF DISTRIBUTION ......................................................S-165
LEGAL MATTERS .............................................................S-166
RATINGS ...................................................................S-166
INDEX OF SIGNIFICANT DEFINITIONS ..........................................S-168
ANNEX A--MORTGAGE POOL INFORMATION ..........................................A-1
ANNEX B--TEN LARGEST MORTGAGE LOANS .........................................B-1
ANNEX C--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS ......................C-1
ANNEX D--STRUCTURAL AND COLLATERAL TERM SHEET ...............................D-1

                                                CERTIFICATE SUMMARY

                                  INITIAL
                                CERTIFICATE       APPROXIMATE   PASS-THROUGH    PASS-THROUGH
               RATINGS          PRINCIPAL OR        CREDIT          RATE         RATE AS OF        WEIGHTED AVG.       PRINCIPAL
  CLASS      S&P/MOODY'S     NOTIONAL AMOUNT(1)   SUPPORT(5)     DESCRIPTION    CLOSING DATE      LIFE(6) (YRS.)       WINDOW(6)
  -----      -----------     ------------------   ----------     -----------    ------------      --------------       ---------
Offered Certificates
 A-1(7)        AAA/Aaa       $    45,000,000        13.250%          Fixed           3.109%             1.213          09/04-11/06
 A-2(7)        AAA/Aaa       $   100,000,000        13.250%          Fixed           4.293%             3.726          11/06-05/09
 A-3(7)        AAA/Aaa       $   256,000,000        13.250%          Fixed           4.602%             4.819          05/09-09/09
 A-4(7)        AAA/Aaa       $   208,000,000        13.250%          Fixed           4.964%             6.468          09/09-10/11
 A-5(7)        AAA/Aaa       $   173,000,000        13.250%        Fixed(2)          5.279%             8.622          10/11-11/13
 A-6(7)        AAA/Aaa       $ 1,299,650,000        13.250%        Fixed(2)          5.396%             9.728          11/13-07/14
 A-1A(7)       AAA/Aaa       $   177,669,000        13.250%        Fixed(2)          5.002%             6.716          09/04-07/14
    B           AA/Aa2       $    65,110,000        10.750%        Fixed(2)          5.490%             9.977          07/14-08/14
    C          AA-/Aa3       $    29,299,000         9.625%        Fixed(2)          5.532%             9.994          08/14-08/14
    D            A/A2        $    52,088,000         7.625%       Variable(3)        5.664%             9.994          08/14-08/14
    E           A-/A3        $    29,300,000         6.500%       Variable(3)        5.762%             9.994          08/14-08/14

Non-Offered Certificates
   X-P         AAA/Aaa       $ 2,474,498,000(8)         N/A        WAC/IO(9)         0.522%              N/A               N/A
   X-C         AAA/Aaa       $ 2,604,402,686(8)         N/A        WAC/IO(9)         0.103%              N/A               N/A
    F         BBB+/Baa1      $    26,044,000         5.500%       Variable(4)        5.780%             9.994          08/14-08/14
    G          BBB/Baa2      $    22,789,000         4.625%       Variable(4)        5.780%             9.994          08/14-08/14
    H         BBB-/Baa3      $    29,299,000         3.500%       Variable(4)        5.780%            10.070          08/14-09/14
    J          BB+/Ba1       $     6,511,000         3.250%        Fixed(2)          5.067%            10.078          09/14-09/14
    K           BB/Ba2       $    13,022,000         2.750%        Fixed(2)          5.067%            10.078          09/14-09/14
    L          BB-/Ba3       $    13,022,000         2.250%        Fixed(2)          5.067%            10.078          09/14-09/14
    M           B+/B1        $     9,767,000         1.875%        Fixed(2)          5.067%            10.175          09/14-05/15
    N            B/B2        $     6,511,000         1.625%        Fixed(2)          5.067%            10.750          05/15-07/15
    O           B-/B3        $     9,766,000         1.250%        Fixed(2)          5.067%            11.810          07/15-07/16
    P           NR/NR        $    32,555,686         0.000%        Fixed(2)          5.067%            12.203          07/16-08/19

------------------

(1)  Approximate, subject to a variance of plus or minus 5%.

(2) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs is less than the rate specified for the Class A-5, Class A-6, Class A-1A, Class B, Class C, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates for that distribution date, then the pass-through rate for the Class A-5, Class A-6, Class A-1A, Class B, Class C, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans.

(3) For any distribution date the pass-through rates on the Class D certificates and the Class E certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus 0.116% and 0.018%, respectively.

(4) For any distribution date the pass-through rates on the Class F, Class G and Class H certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(5) The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A certificates are represented in the aggregate.

(6) Assuming no prepayments and according to the modeling assumptions described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

(7) For purposes of making distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 119 mortgage loans, representing approximately 93.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and includes all mortgage loans other than the mortgage loans secured by multifamily properties. Loan group 2 will consist of 22 mortgage loans, representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and includes all mortgage loans that are secured by multifamily properties.

(8) The Class X certificates collectively consist of the Class X-P and Class X-C certificates, neither of which is offered by this prospectus supplement. The Class X certificates will not have a principal amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class X certificates at their respective pass-through rates based upon their notional amounts. The notional amount of the Class X certificates in the aggregate will be initially $2,604,402,686, which will be equal to the aggregate initial principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates.

(9) The pass-through rate on the Class X certificates in the aggregate will be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the certificates (other than the Class R and Class LR certificates) as described in this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See "Index of Significant Definitions" in this prospectus supplement and "Index of Defined Terms" in the prospectus for definitions of capitalized terms.

              TITLE, REGISTRATION AND DENOMINATION OF CERTIFICATES

     The certificates to be issued are known as the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-GG2. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the Certificates--General" in the prospectus. We will issue the offered certificates in denominations of $10,000 and integral multiples of $1 above $10,000.

                                  PARTIES AND DATES

Depositor.......................  GS Mortgage Securities Corporation II a
                                  Delaware corporation. The depositor's address is 85 Broad Street, New York, New York 10004 and its telephone number is (212) 902-1000. See "The Seller" in the prospectus. All references to the depositor in this prospectus supplement are references to the Seller in the prospectus.

Loan Sellers....................  The mortgage loans will be sold to the depositor by:

                                  o Goldman Sachs Mortgage Company, a New York limited partnership (50.6%);

                                  o   Greenwich Capital Financial Products,
                                      Inc., a Delaware corporation (45.5%); and

                                  o   Commerzbank AG, New York Branch (3.9%)
                                      (representing its portion of the mortgage loan jointly originated with Archon Financial, L.P. as described under "--Originators" below and its portion of the mortgage loan purchased from Goldman Sachs Mortgage Company and jointly held with Goldman Sachs Mortgage Company).

                                  Goldman Sachs Mortgage Company is an affiliate of the depositor and one of the underwriters. Greenwich Capital Financial Products, Inc. is an affiliate of one of the underwriters. See "Description of the Mortgage Pool--The Loan Sellers and Originators" in this prospectus supplement.

Originators.....................  The mortgage loans were originated by:

                                  o Archon Financial, L.P., a Delaware limited partnership (42.8%);

                                  o   Greenwich Capital Financial Products,
                                      Inc., a Delaware corporation (45.5%); and

                                  o   Washington Mutual Bank, FA, a federal
                                      savings bank (5.6%);

                                  o   With respect to 1 mortgage loan, Archon
                                      Financial, L.P. and Commerzbank AG, New
                                      York Branch, on a joint basis (4.4%); and

                                  o Bank of America, N.A., a national banking association (1.8%).

Master Servicer.................  Wells Fargo Bank, National Association. The
                                  master servicer will initially service all of the mortgage loans (other than the non-serviced mortgage loans) either directly or through a subservicer. See "The Pooling Agreement--Servicing of the Mortgage Loans" and "--The Master Servicer; Master Servicer Servicing Compensation and Payment of Expenses" in this prospectus supplement.

Special Servicer................  Lennar Partners, Inc., a Florida corporation
                                  (other than with respect to the non-serviced mortgage loans). See "The Pooling Agreement--The Special Servicer; Special Servicer Servicing Compensation and Payment of Expenses" in this prospectus supplement.

                                  Additionally, Lennar Partners Inc., is the special servicer with respect to each non-serviced loan under the related other pooling and servicing agreement.

Trustee.........................  LaSalle Bank National Association, a national banking association. See "The Pooling
                                  Agreement--The Trustee" in this prospectus supplement.

Fiscal Agent....................  ABN AMRO Bank N.V., a Netherlands banking corporation, will act as the fiscal agent with respect to the trustee. See "The Pooling Agreement--The Fiscal Agent" in this prospectus supplement.

Cut-Off Date....................  With respect to each mortgage loan, the later of August 1, 2004 and the date of origination of such mortgage loan.

Closing Date....................  On or about August 12, 2004.

Distribution Date...............  The trustee will make distributions on the certificates, to the extent of available funds, on the 10th day of each month or, if any such 10th day is not a business day, on the next business day, provided that the distribution date will be at least 4 business days following the determination date beginning in September 2004, to the holders of record at the end of the previous month.

Determination Date..............  The sixth day of the calendar month of the related distribution date or, if the sixth day is not a business day, the next business day.

Collection Period...............  For any mortgage loan and any distribution date, the period commencing on the day
                                  immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the related distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

                                  THE MORTGAGE LOANS

The Mortgage Pool...............  The trust's primary assets will be 141 fixed rate mortgage loans secured by first liens on 141 commercial and multifamily properties located in 28 states and the District of Columbia. See "Risk Factors--Commercial and Multifamily Lending is Dependent Upon Net Operating Income" in this prospectus supplement.

                                  The Grand Canal Shoppes at the Venetian loan
                                  (identified as loan no. 1 on Annex C to this prospectus supplement), with a principal balance as of the cut-off date of $189,548,779 and representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is comprised of 2 of 6 mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other 4 mortgage loans, the Grand Canal Shoppes at the Venetian pari passu companion loans, which are part of the split loan structure but are not included in the trust, are pari passu in right of payment with the Grand Canal Shoppes at the Venetian loan and have an aggregate outstanding principal balance as of the cut-off date of $236,437,161.

                                  The Garden State Plaza loan (identified as loan no. 4 on Annex C to this prospectus supplement), with a principal balance as of the cut-off date of $130,000,000 and representing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is 1 of 4 mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other 3 mortgage loans, the Garden State Plaza pari passu companion loans, which are part of the split loan structure but are not included in the trust, are pari passu in right of payment with the Garden State Plaza loan and have an aggregate outstanding principal balance as of the cut-off date of $390,000,000.

                                  The Daily News Building loan (identified as loan no. 2 on Annex C to this prospectus supplement), with a principal balance as of the cut-off date of $154,000,000 and representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is 1 of 2 mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other loan, the Daily News Building subordinate loan, which is part of the split loan structure but is not included in the trust, is generally pari passu in right of payment with the Daily News Building loan prior to certain defaults (i.e., the Daily News Building loan and the Daily News Building subordinate loan are each entitled to their respective pro rata share of payments of principal and interest), and subordinate in right of payment to the Daily News Building loan subsequent to those defaults and has an aggregate outstanding principal balance as of the cut-off date of $56,000,000.

                                  The 111 Eighth Avenue loan (identified as loan no. 8 on Annex C to this prospectus supplement), with a principal balance as of the cut-off date of $80,000,000 and representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is 1 of 9 mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. Six (6) of the other mortgage loans, the 111 Eighth Avenue pari passu companion loans, which are part of the split loan structure but are not included in the trust, are pari passu in right of payment with the 111 Eighth Avenue loan and have an aggregate outstanding principal balance as of the cut-off date of $370,000,000. The mortgaged property is also secured by 2 subordinate mortgage loans, the 111 Eighth Avenue subordinate companion loans, which are generally pari passu in right of payment with the 111 Eighth Avenue loan and the 111 Eighth Avenue pari passu companion loans prior to certain defaults (i.e., the 111 Eighth Avenue loan, each 111 Eighth Avenue pari passu companion loan and each of the 111 Eighth Avenue subordinate loans are entitled to their respective pro rata share of all payments of principal and interest, although holders of the 111 Eighth Avenue loan and the 111 Eighth Avenue pari passu companion loans will be paid their share prior to the holders of the 111 Eighth Avenue subordinate companion loans), and subordinate in right of payment to the 111 Eighth Avenue loan and the 111 Eighth Avenue pari passu companion loans subsequent to those defaults. The 2 subordinate loans each have an outstanding principal balance as of the cut-off date of $25,000,000.

                                  The 237 Park Avenue loan (identified as loan no. 11 on Annex C to this prospectus supplement), with a principal balance as of the cut-off date of $67,333,333 and representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is 1 of 4 mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other 3 mortgage loans, the 237 Park Avenue pari passu companion loans, which are part of the split loan structure but are not included in the trust, are pari passu in right of payment with the 237 Park Avenue loan and have an aggregate outstanding principal balance as of the cut-off date of $230,666,667.

                                  The 1441 Broadway loan (identified as loan no. 3 on Annex C to this prospectus supplement), with a principal balance as of the cut-off date of $132,647,486 and representing approximately 5.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is one of 2 mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan, the 1441 Broadway subordinate companion loan, which is part of the split loan structure but is not included in the trust, is generally pari passu in right of payment with the 1441 Broadway loan prior to certain defaults (i.e., the 1441 Broadway loan and the 1441 Broadway subordinate companion loan are entitled to their respective pro rata share of all payments of principal and interest, although holders of the 1441 Broadway loan will be paid their share prior to holders of the 1441 Broadway subordinate companion loan) and subordinate in right of payment to the 1441 Broadway loan subsequent to those defaults. The 1441 Broadway subordinate companion loan has an aggregate outstanding principal balance as of the cut-off date of $6,981,447.

                                  The Waterfront Plaza loan (identified as loan no. 12 on Annex C to this prospectus supplement), with a principal balance as of the cut-off date of $61,000,000 and representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is one of 2 mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan, the Waterfront Plaza subordinate companion loan, which is part of the split loan structure but is not included in the trust, is generally pari passu in right of payment with the Waterfront Plaza loan prior to certain defaults (i.e., the Waterfront Plaza loan and the Waterfront Plaza subordinate companion loan are entitled to their respective pro rata share of all payments of principal and interest, although holders of Waterfront Plaza loan will be paid their share prior to holders of the Waterfront Plaza subordinate companion loan), and subordinate in right of payment to the Waterfront Plaza loan subsequent to those defaults. The Waterfront Plaza subordinate companion loan has an aggregate outstanding principal balance as of the cut-off date of $6,600,000.

                                  Each of the 700 Westpark Office Building loan, the Mercado Santa Clara loan and the Hazel Gardens Apartments loan (identified as loan nos. 53, 19 and 87 on Annex C to this prospectus supplement), with a principal balance as of the cut-off date of $9,800,000, $32,800,000 and $5,950,000, respectively, and representing approximately 0.4%, 1.3% and
                                  0.2%. respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are part of a split loan structure. In each case the mortgage loan and the related companion loan, are secured by the same mortgage instrument on the related mortgaged property. In each case the companion loan, which is part of the split loan structure, is not included in the trust, and is generally pari passu in right of payment with the mortgage loan prior to certain defaults (i.e., the mortgage loans and their respective subordinate companion loan are entitled to their respective pro rata share of all payments or principal and interest), and subordinate in right of payment to the mortgage loan subsequent to those defaults. The companion loans related to the 700 Westpark Office Building loan, the Mercado Santa Clara loan and the Hazel Gardens Apartments loan have an aggregate outstanding principal balance as of the cut-off date of $650,000, $2,000,000 and $250,000, respectively.

                                  Each of the Grand Canal Shoppes at the
                                  Venetian loan, the 1441 Broadway loan, the Daily News Building Loan, the Waterfront Plaza loan, the 700 Westpark Office Building loan, the Mercado Santa Clara loan and the Hazel Gardens Apartments loan (which are included in the trust) and its related companion loan(s) (which are not included in the trust) are being serviced under the pooling and servicing agreement under which your securities are issued. Each of the Garden State Plaza loan, the 111 Eighth Avenue loan and the 237 Park Avenue loan (which are included in the trust) and each related companion loan (which are not included in the trust) are referred to in this prospectus supplement as a non-serviced loan. The non-serviced loans are being serviced in accordance with pooling and servicing agreements separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to the related pooling and servicing agreement, and according to the servicing standards provided for in the related separate pooling and servicing agreement as follows:

                                  o   the Garden State Plaza loan and the
                                      related companion loans are serviced under the pooling and servicing agreement related to the LB-UBS Commercial Mortgage Pass-Through Certificates, Series 2004-C4, among Structured Asset Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer and Wells Fargo Bank, National Association, as trustee;

                                  o the 111 Eighth Avenue loan and the related companion loans are serviced under the pooling and servicing agreement related to the Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-GG1, among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer; LaSalle Bank, National Association, as trustee and ABN AMRO N.V., as fiscal agent; and

                                  o the 237 Park Avenue loan and the related pari passu companion loans are serviced under the pooling and servicing agreement related to the Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2003-C2, Commercial Mortgage Pass-Through
                                      Certificates, Series 2003-C2, among
                                      Greenwich Capital Commercial Funding
                                      Corp., as depositor, Wachovia Bank,
                                      National Association, as master servicer,

                                      Lennar Partners, Inc., as special
                                      servicer, LaSalle Bank National
                                      Association, as trustee and ABN AMRO Bank
                                      N.V., as fiscal agent.

                                  For more information regarding the split loan structure loans, see "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

                                  Monthly payments of principal and/or interest on each mortgage loan are due on the first day of each month except with respect to 2 mortgage loans which require monthly payments to be made on the 6th day of each month with no grace period. Each mortgage loan that requires monthly payments to be made on the first day of the month provides for no more than 5 days grace in each case, except with respect to 11 mortgage loans which have a 10 day grace period. All but 1 of the mortgage loans provide for monthly payments of principal based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan. One (1) mortgage loan, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is fully amortizing over its term. These mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions in each mortgage loan.

                                  General characteristics of the mortgage loans as of the cut-off date:


                             ALL MORTGAGE LOANS    LOAN GROUP 1    LOAN GROUP 2
                             ------------------    ------------    ------------
    Initial Pool               $2,604,402,687    $2,426,733,156    $177,669,531
       Balance(1).........
    Number of Mortgage                    141               119              22
       Loans..............
    Number of Mortgaged                   141               119              22
       Properties.........
    Average Cut-off Date          $18,470,941       $20,392,716      $8,075,888
       Mortgage Loan
       Balance............
    Weighted Average                    5.624%            5.646%          5.326%
       Mortgage Rate......
    Range of Mortgage
       Rates..............     4.280% - 7.100%   4.400% - 7.100% 4.280% - 5.910%
    Weighted Average                    68.30%            68.12%          70.82%
       Cut-off Date
       Loan-to-Value
       Ratio(2)...........
    Weighted Average                    107.0             108.1            91.9
       Cut-off Date
       Remaining Term to
       Maturity (months)..
    Weighted Average                    1.57x             1.57x           1.48x
       Cut-off Date
       DSCR(2)............
    Balloon Mortgage                    56.8%             58.5%           33.7%
       Loans(3)...........
    Interest-Only                        7.4%              6.9%           13.4%
       Mortgage Loans.....
    Partial Interest-Only               35.3%             34.6%           44.5%
       Mortgage Loans.....
    Fully Amortizing                     0.6%                0%            8.4%

                                  ----------
                                  (1) Subject to a permitted variance of plus or
                                      minus 5%.

                                  (2) The loan amount used for purposes of
                                      calculating the loan-to-value ratio and
                                      debt service coverage ratio for each of
                                      the mortgage loans with pari passu
                                      companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion loans. The subordinate companion loans, if any, are not included in these calculations. Additional adjustments for the cross-collateralized mortgage loan group and the mortgage loans with earnout provisions are described on Annex A to this prospectus supplement. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in this prospectus supplement for a description of the calculation of the debt service coverage ratio and loan-to-value ratio.

                                  (3) Excludes the mortgage loans that pay
                                      interest-only until maturity or for a
                                      partial interest-only period.

                                  One hundred thirty-nine (139) mortgage loans, representing approximately 99.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year. The remaining 2 mortgage loans, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on the basis of twelve 30-day months, assuming a 360-day year.

                                  The terms of each of the mortgage loans
                                  restrict the ability of the borrower to prepay the mortgage loan. One hundred and twenty-four
                                  (124) mortgage loans, representing
                                  approximately 95.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower to substitute U.S. government securities as collateral and obtain a release of the mortgaged property instead of prepaying the mortgage loan.

                                  One (1) of the mortgage loans representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for defeasance as described above and additionally provides that commencing 35 months after origination (April 3, 2007), the mortgage loan is also prepayable together with an amount equal to the lesser of a yield maintenance charge or, prepayment premium equal to a percentage of the principal amount prepaid which is initially 5% and declines 1% annually for 3 years and is 1% thereafter.

                                  The remaining 16 mortgage loans, representing 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit prepayment after a lockout period with the payment of a yield maintenance charge or a prepayment premium. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans--Defeasance; Collateral
                                  Substitution" and Annex C to this prospectus supplement.

                                  All of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge within a limited period prior to their stated maturity date. For 133 of the mortgage loans, representing approximately 79.4% of the pool of mortgage loans as of the cut-off date, this period is approximately 3 months or less prior to the stated maturity date. For 3 of the mortgage loans, representing approximately 11.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 4 months prior to the stated maturity date. For 5 of the mortgage loans, representing approximately 8.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, this period is approximately 6 months prior to the stated maturity date.

                                  The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this "Summary of Prospectus Supplement" are calculated as described under "Description of the Mortgage Pool--Additional Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, as applicable, in each case, as of the cut-off date.

                                  All information presented in this prospectus supplement with respect to a mortgage loan with a pari passu companion loan or subordinate companion loan is calculated without regard to the related companion loan, unless otherwise indicated. The loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratio and debt service coverage ratio for each mortgage loan with a pari passu companion loan is the aggregate principal balance of the mortgage loans and the related pari passu companion loans, unless otherwise indicated. Subordinate companion loans, if any, are not included in these calculations. See "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

                                  THE SECURITIES

The Certificates................  We are offering the following classes of
                                  Commercial Mortgage Pass-Through Certificates from the Series 2004-GG2:

                                  o   Class A-1

                                  o   Class A-2

                                  o   Class A-3

                                  o   Class A-4

                                  o   Class A-5

                                  o   Class A-6

                                  o   Class A-1A

                                  o   Class B

                                  o   Class C

                                  o   Class D

                                  o   Class E

                                  Series 2004-GG2 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the prospectus: Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR. The Class X certificates will consist of the XP certificates and the XC certificates.

Certificate Principal Amounts...  Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 5%:

                                  o   Class A-1           $ 45,000,000

                                  o   Class A-2           $ 100,000,000

                                  o   Class A-3           $ 256,000,000

                                  o   Class A-4           $ 208,000,000

                                  o   Class A-5           $ 173,000,000

                                  o   Class A-6           $1,299,650,000

                                  o   Class A-1A          $ 177,669,000

                                  o   Class B             $ 65,110,000

                                  o   Class C             $ 29,299,000

                                  o   Class D             $ 52,088,000

                                  o   Class E             $ 29,300,000

                                  See "Description of the Offered
                                  Certificates--General" in this prospectus supplement.

PASS-THROUGH RATES

A.   Offered Certificates.......  Your certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class.

                                  o   Class A-1         3.109%

                                  o   Class A-2         4.293%

                                  o   Class A-3         4.602%

                                  o   Class A-4         4.964%

                                  o   Class A-5         5.279%(1)

                                  o   Class A-6         5.396%(1)

                                  o   Class A-1A        5.002%(1)

                                  o   Class B           5.490%(1)

                                  o   Class C           5.532%(1)

                                  o   Class D           5.664%(2)

                                  o   Class E           5.762%(2)

                                  (1) Subject to a maximum pass-through rate
                                      equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

                                  (2) The pass through rates applicable to the
                                      Class D and Class E certificates on each distribution date will be a per annum rate equal to the weighted average of the mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus 0.116% and 0.018%, respectively.

B.   Interest Rate Calculation
     Convention.................  Interest on your certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360" basis. For purposes of calculating the pass-through rates on the Class X certificates and any other class of certificates that has a pass-through rate limited by, equal to, or based on, the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency.

                                  In addition, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that loan in that month, adjusted for any withheld amounts as described under "The Pooling Agreement--Accounts" in this prospectus supplement.

                                  See "Description of the Offered
                                  Certificates--Distributions--Payment
                                  Priorities" in this prospectus supplement.

DISTRIBUTIONS

A.   Amount and Order of
     Distributions..............  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                  First: Class A and Class X: To interest on
                                  Class A (which includes Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A) and Class X, concurrently, (i) to

                                  Class A-1, Class A-2, Class A-3, Class A-4,
                                  Class A-5 and Class A-6, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (ii) to Class A-1A from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (iii) to Class X from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if on any distribution date, the funds available for distribution are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups.

                                  Second: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A certificates: To the extent of funds allocated to principal, (i) to principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates, in sequential order until reduced to zero, in an amount equal to the funds attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 2, and (ii) to the Class A-1A certificates until reduced to zero, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-6 certificates have been reduced to zero, the remaining funds attributable to mortgage loans in loan group 1. If the certificate balance of each and every class of certificates other than Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A certificates has been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups.

                                  Third: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes without regard to loan groups, together with interest.

                                  Fourth: Class B certificates: To Class B certificates as follows: (a) to interest on Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A certificates), to principal on Class B certificates until reduced to zero; and (c) to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                  Fifth: Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                  Sixth: Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                  Seventh: Class E certificates: To the Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                  Eighth: Non-offered certificates (other than the Class X certificates): In the amounts and order of priority described in "Description of the Offered Certificates--Distributions--
                                  Payment Priorities" in this prospectus
                                  supplement.

                                  For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 119 mortgage loans, representing approximately 93.2% of the aggregate principal balance of the pool of mortgage loans as of the cut off date and loan group 2 will consist of 22 mortgage loans, representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut off date. Loan group 1 will include all mortgage loans other than mortgage loans secured by multifamily properties. Loan group 2 will include 100% of the mortgage loans secured by multifamily properties. Annex C to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

                                  See "Description of the Offered
                                  Certificates--Distributions--Payment
                                  Priorities" in this prospectus supplement.

B.   Interest and Principal
     Entitlements...............  A description of each class's interest entitlement can be found in "Description of the Offered Certificates--Distributions--
                                  Method, Timing and Amount" and "--Payment
                                  Priorities" in this prospectus supplement. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount or notional amount.

                                  A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Offered Certificates-- Distributions--Method, Timing and Amount" and "--Payment Priorities" in this prospectus supplement.

C.   Prepayment Premiums........  The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in

                                  "Description of the Offered
                                  Certificates--Distributions--Prepayment
                                  Premiums" in this prospectus supplement.

ADVANCES

A.   Principal and Interest
       Advances.................  The master servicer is required to advance delinquent monthly mortgage loan payments with respect to each mortgage loan (other than as described below under "--Advances on The Non-Serviced Loans" with respect to the non-serviced loans secured by the 237 Park Avenue property and the 111 Eighth Avenue property), if it determines that the advance will be recoverable. The master servicer will not be required to advance balloon payments due at maturity or interest in excess of a mortgage loan's regular interest rate (without considering any default rate). The master servicer also is not required to advance amounts deemed non-recoverable, prepayment premiums or yield maintenance charges. In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance. If the trustee fails to make a required advance the fiscal agent will be required to make the advance. See "The Pooling Agreement--Advances" in this prospectus supplement. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B.   Property Protection
       Advances.................  The master servicer also is required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to all mortgage loans other than non-serviced mortgage loans. In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance. If the trustee fails to make a required advance the fiscal agent will be required to make the advance. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable. In addition, the special servicer may elect to make certain property protection advances on an emergency basis. See "The Pooling Agreement--Advances" in this prospectus supplement.

C.   Interest on Advances.......  The master servicer, the special servicer, the trustee and the fiscal agent, as applicable, will be entitled to interest as described in this prospectus supplement on these advances. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. None of the master servicer, the trustee or the fiscal agent will be entitled to interest on advances made with respect to principal or interest due on a mortgage loan until any grace period applicable to the mortgage loan has expired.

                                  See "Description of the Offered
                                  Certificates--Distributions--Realized Losses"
                                  and "The Pooling Agreement--Advances" in this prospectus supplement.

D.   Advances on the
       Non-Serviced Loans........  The master servicer under the related pooling and servicing agreement that controls
                                  servicing for each of the non-serviced loans is required to make property protection advances with respect to the mortgaged property related to the applicable non-serviced loan, unless that master servicer determines that those advances would not be recoverable from collections on the related non-serviced loan. If that master servicer is required to but fails to make a required property protection advance, then the trustee under the related pooling and servicing agreement that controls servicing for each of the non-serviced loans will be required to make that property protection advance.

                                  The master servicer under the pooling and servicing agreement that controls the servicing for each of the 111 Eighth Avenue loan and the 237 Park Avenue loan is required to make advances of delinquent monthly mortgage loan payments with respect to the 111 Eighth Avenue loan and the 237 Park Avenue loan and if that master servicer fails to make that advance, the master servicer under the pooling and servicing agreement under which your securities are issued will make these advances of delinquent monthly mortgage loan payments, subject to any applicable non-recoverability determination. See "The Pooling Agreement--Servicing of the Whole Loans" in this prospectus supplement.

Subordination...................  The amount available for distribution will be applied in the order described in
                                  "--Distributions--Amount and Order of
                                  Distributions" above.

                                  The chart below describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A and Class X certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with other Series 2004-GG2 certificates that are not being offered by this prospectus supplement). (However, no principal payments or loan losses will be allocated to the Class X certificates, although loan losses will reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue.)

                                         --------------------------------
                                         Class A-1, Class A-2, Class A-3,
                                         Class A-4, Class A-5, Class A-6,
                                              Class A-1A, Class X*
                                         --------------------------------

                                                  --------------
                                                      Class B
                                                  --------------

                                                  --------------
                                                      Class C
                                                  --------------

                                                  --------------
                                                      Class D
                                                  --------------

                                                  --------------
                                                      Class E
                                                  --------------

                                                  --------------
                                                   Non-Offered
                                                  Certificates**
                                                  --------------

                                  --------------
                                  *  Interest only.
                                  ** Other than the Class X certificates.

                                  NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                  AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF
                                  THE OFFERED CERTIFICATES.

                                  See "Description of the Offered
                                  Certificates--Subordination" in this
                                  prospectus supplement.

                                  Principal losses on the mortgage loans
                                  allocated to a class of certificates will reduce the related certificate principal amount of that class.

                                  In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer's, special servicer's, trustee's and fiscal agent's right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest or late charges paid by the related borrower), the special servicer's right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan's interest rate or principal balance or as a result of other unanticipated trust expenses. These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payment on the certificates. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any shortfall allocated to your certificates with interest at the pass-through rate on your certificates.

Information Available to
   Certificateholders...........  Please see "The Pooling Agreement--Reports to
                                  Certificateholders; Available Information" in this prospectus supplement for a description of the periodic reports that you will receive.

Optional Termination............  On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then-outstanding certificates.

                                  If the aggregate principal balances of the Class A, Class B, Class C, Class D and Class E certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then outstanding certificates, including the Class X certificates, for the mortgage loans remaining in the trust, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange and the master servicer would have to consent.

                                  OTHER INVESTMENT CONSIDERATIONS

Federal Income Tax Consequences.  Elections will be made to treat parts of the trust as two separate REMICs (the "Lower-Tier REMIC" and the "Upper-Tier REMIC"). The offered certificates will represent ownership of "regular interests" in the Upper-Tier REMIC. Pertinent federal income tax consequences of an investment in the offered certificates include:

                                  o   Each class of offered certificates will
                                      constitute REMIC "regular interests."

                                  o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                  o You will be required to report income on your certificates in accordance with the accrual method of accounting.

                                  o   It is anticipated that the offered
                                      certificates will be issued at a premium for federal income tax purposes.

                                  For information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Yield Considerations............  You should carefully consider the matters described under "Risk Factors--Special Yield
                                  Considerations" and "--Risks Relating to
                                  Prepayments and Repurchases" in this
                                  prospectus supplement, which may affect
                                  significantly the yields on your investment.

ERISA Considerations............  Subject to important considerations described under "ERISA Considerations" in this
                                  prospectus supplement and "ERISA
                                  Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Ratings.........................  On the closing date, the offered certificates must have the minimum ratings from Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc., and Moody's Investors Service, Inc. set forth below:

                                                              S&P     MOODY'S
                                                              ---     -------
                                  Class A-1.................  AAA       Aaa
                                  Class A-2.................  AAA       Aaa
                                  Class A-3.................  AAA       Aaa
                                  Class A-4.................  AAA       Aaa
                                  Class A-5.................  AAA       Aaa
                                  Class A-6.................  AAA       Aaa
                                  Class A-1A................  AAA       Aaa
                                  Class B...................  AA        Aa2
                                  Class C...................  AA-       Aa3
                                  Class D...................   A         A2
                                  Class E...................   A-        A3

                                  A rating agency may downgrade, qualify or withdraw a rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above.


                                  The security ratings do not address the
                                  frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which the prepayments might differ from those originally anticipated, or the likelihood of collection of default interest, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates.

                                  See "Yield, Prepayment and Maturity
                                  Considerations" in this prospectus supplement, "Risk Factors" in this prospectus supplement and in the prospectus, and "Description of the Certificates" and "Yield Considerations" in the prospectus.

Legal Investment................  The Class A-1, Class A-2, Class A-3, Class
                                  A-4, Class A-5, Class A-6, Class A-1A, Class B and Class C certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA, so long as they are rated in one of the two highest rating categories by S&P, Moody's or another nationally recognized statistical rating organization. The Class D and Class E certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of, and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

SPECIAL YIELD CONSIDERATIONS

     The yield to maturity on each class of the offered certificates will depend in part on the following:

     o  the purchase price for the certificates;

     o the rate and timing of principal payments on the mortgage loans (or in the case of the Class A certificates, the mortgage loans in the related loan group);

     o the receipt and allocation of prepayment premiums and/or yield maintenance charges;

     o the allocation of principal payments to pay down classes of certificates;

     o interest shortfalls on the mortgage loans, such as interest shortfalls resulting from prepayments; and

     o the purchase of a mortgage loan whether by (i) a mortgage loan seller as a result of a material breach of a representation or warranty made by that mortgage loan seller, (ii) the holder of a related companion loan,
        (iii) a holder of the fair value purchase option, (iv) a mezzanine lender or (v) any other party with a purchase option.

     In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of such weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     In addition, the rate and timing of delinquencies, defaults, losses and other shortfalls on mortgage loans (or in the case of the Class A certificates, the mortgage loans in the related loan group) will affect distributions on the certificates and their timing. See "--Risks Relating to Borrower Default" below.

     In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates. Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related loan documents. See "Description of the Mortgaged Pool--Certain Characteristics of the Mortgage Loans" in this prospectus supplement.

     In addition, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount of the certificates. See "Description of the Offered Certificates--Distributions" in this prospectus supplement. Likewise, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "Description of the Offered Certificates--Distributions" in this prospectus supplement.

     We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class of certificates. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

RISKS RELATING TO ENFORCEABILITY OF PREPAYMENT PREMIUMS OR DEFEASANCE PERIODS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o  the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o  the proximity and attractiveness of competing properties;

     o  the adequacy of the property's management and maintenance;

     o  increases in operating expenses;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o  a decline in the financial condition of a major tenant;

     o  an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

     o  demographic factors;

     o  consumer confidence;

     o  changes or continued weakness in specific industry segments;

     o  the public perception of safety for customers and clients;

     o  consumer tastes and preferences; and

     o  retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o the length of tenant leases (including that in certain cases, 100% of the tenant leases may expire during the term of the loan);

     o  the creditworthiness of tenants;

     o  in the case of rental properties, the rate at which new rentals occur;
        and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

INCREASES IN REAL ESTATE TAXES MAY REDUCE AVAILABLE FUNDS

     Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of "payment in lieu of taxes" programs or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan. See Annex C to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

     In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

     o  changes in governmental regulations, zoning or tax laws;

     o  potential environmental or other legal liabilities;

     o  the availability of refinancing; and

     o  changes in interest rate levels.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant or the failure of a tenant to renew its lease can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property. In the event of a default by that tenant, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental, also are more susceptible to interruptions of cash flow if that tenant's business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

     o  the financial effect of the absence of rental income may be severe;

     o  more time may be required to re-lease the space; and

     o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Fourteen (14) of the mortgaged properties securing mortgage loans, representing in the aggregate approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a mortgaged property leased to a single tenant. No mortgaged property leased to a single tenant secures a mortgage loan representing more than approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. If the current tenant does not renew its lease on comparable economic terms to the expired lease, or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loans.

     Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. See "--Tenant Bankruptcy Entails Risk" below.

     For example, with respect to one (1) mortgage loan (identified as loan no. 8 on Annex C to this prospectus supplement), representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, tenants leasing approximately 40% of the net rentable square footage at the mortgaged property are engaged in the telecommunications industry.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. In certain cases, the lease of a major or anchor tenant at a multi-tenanted mortgaged property expires prior to the maturity date of the related mortgage loan.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). At any given time, including as of the cut-off date, certain of the tenants at any mortgaged properties may be in bankruptcy. For significant tenants currently in bankruptcy, see Annex C to this prospectus supplement.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o  space in the mortgaged properties could not be leased or re-leased;

     o  tenants were unable to meet their lease obligations;

     o  a significant tenant were to become a debtor in a bankruptcy case; or

     o  rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

     Certain examples of tenant-related issues are as follows:

     o With respect to the pooled mortgage loan (identified as loan no. 11 on Annex C to this prospectus supplement) representing 2.6% of the initial mortgage pool balance, the largest tenant, J. Walter Thompson, has asserted a claim against the borrower for using an improper methodology in computing the tenant's share of real estate tax escalations. The lease does not permit the tenant to offset against rent any amounts in connection with any tenant claim, and the tenant has agreed in writing that it will not offset against rent in connection with this dispute pending resolution. There can be no assurance, however, that the tenant will not in the future attempt to offset against rent in breach of this agreement, which, if done, might have an impact on the cash flow of the subject property.

     o One (1) mortgage loan (identified as loan no. 59 on Annex C to this prospectus supplement), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a mortgaged property that is leased to two tenants, Ann Taylor Loft and French Connection UK (occupying 50.0% and 40.0% of the net rentable area, respectively) under leases that expire 2 years and 2 1/2 years, respectively, prior to the maturity date of the mortgage loan. The remaining 10% of the net rentable area at the mortgaged property is vacant. The mortgage loan provides for an upfront reserve of $1,500,000 (or in lieu of such reserve, delivery by the borrower of an annually renewing irrevocable letter of credit in the same amount) which may be released to the borrower upon the delivery of a five-year lease for such space, with an initial term of at least five years, at a rental rate of at least $75 per square foot on a triple net basis. The borrower has delivered a letter of credit to the lender. We cannot assure you that these tenants will renew their leases or that the space will be successfully re-let. Additionally, we cannot assure that the letter of credit will provide sufficient amounts to off-set any adverse effect the failure of a tenant to renew may have.

     o The loan documents with respect to 1 mortgage loan (identified as loan no. 1 on Annex C to this prospectus supplement), representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have certain restrictions placed upon transfers of the related mortgaged property pursuant to a reciprocal easement, use and operating agreement. If the borrower desires to transfer or sell the related mortgaged property or to lease all or substantially all of the property, the owner of the adjoining casino has a right of first offer to purchase the related mortgaged property on substantially the same terms as a prospective purchaser. There are also certain restrictions regarding to whom the borrower may transfer or lease the property. For example, the transferee may not be a competitor of the adjoining casino owner, nor may the transferee in any way jeopardize the gaming licenses of the adjoining casino owner. In addition, the owner of the adjoining casino has been granted certain cure rights with respect to any defaults or accelerations under the related mortgage documents. This may impede the ability of the special servicer to sell the related mortgaged property after foreclosure or sell the related mortgage loan if it becomes a defaulted mortgage loan. See "Top 10 Loan Summaries--The Grand Canal at the Venetian Mortgage Loan" on Annex B to this prospectus supplement.

TERRORIST ATTACKS AND MILITARY CONFLICTS MAY ADVERSELY AFFECT YOUR INVESTMENT

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "--Property Insurance" below.

     Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

     Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. The table below presents information regarding mortgage loans and related mortgage loan concentrations:

                             POOL OF MORTGAGE LOANS

                                                 AGGREGATE CUT-OFF  % OF INITIAL
                                                    DATE BALANCE    POOL BALANCE
                                                    ------------    ------------
Largest Single Mortgage Loan....................  $    189,548,779      7.3%
Largest 5 Mortgage Loans........................  $    721,106,871     27.7%
Largest 10 Mortgage Loans.......................  $  1,123,206,579     43.1%
Largest Related-Borrower Concentration(1).......  $    230,487,451      8.8%
Next Largest Related-Borrower Concentration(1)..  $     64,850,743      2.5%

------------------
(1)  Excluding single mortgage loans.

                                  LOAN GROUP 1

                                                                    % OF INITIAL
                                                 AGGREGATE CUT-OFF  LOAN GROUP 1
                                                    DATE BALANCE       BALANCE
                                                    ------------       -------
Largest Loan.................................... $    189,548,779         7.8%
Largest 5 Loans................................. $    721,106,871        29.7%
Largest 10 Loans................................ $  1,123,206,579        46.3%
Largest Group of Crossed Loans..................              NAP          NAP
Largest Related-Borrower Concentrations......... $    230,487,451         9.5%
Next Largest Related Borrower Concentrations.... $     63,411,944         2.6%


                                  LOAN GROUP 2

                                                                    % OF INITIAL
                                                AGGREGATE CUT-OFF   LOAN GROUP 2
                                                   DATE BALANCE        BALANCE
                                                   ------------        -------
Largest Loan ....................................  $   28,738,243        16.2%
Largest 5 Loans .................................  $   95,200,743        53.6%
Largest 10 Loans ................................  $  131,819,443        74.2%
Largest Group of Crossed Loans ..................  $    8,465,500         4.8%
Largest Related-Borrower Concentrations .........  $   64,850,743        36.5%
Next Largest Related Borrower Concentrations ....  $   18,350,000        10.3%

     Other than with respect to the largest 10 mortgage loans, each of the other mortgage loans represents no more than 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Ten Largest Mortgage Loans" on Annex B to this prospectus supplement for more information on the largest 10 mortgage loans.

     Other than with respect to the two largest related borrower concentrations, each of the other groups of mortgage loans with related borrowers represents no more than 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the other mortgage loans with related borrowers in loan group 1 represents no more than 2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans with related borrowers in loan group 2 represents no more than 8.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     One (1) group of mortgage loans, comprised of 2 mortgage loans, representing approximately 0.2% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans, as of the cut off date, are cross-collateralized and cross-defaulted.

     A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For example, if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property. The borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool (subject to the master servicer's, the trustee's and the fiscal agent's obligation to make advances for monthly payments) for an indefinite period. In addition, mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

     The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities." See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                  PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%


                             POOL OF MORTGAGE LOANS


                                       NUMBER OF      AGGREGATE
                                       MORTGAGED    CUT-OFF DATE    % OF INITIAL
            PROPERTY TYPE              PROPERTIES      BALANCE      POOL BALANCE
            -------------              ----------      -------      ------------
Retail................................     58       $1,173,372,600      45.1%
Office................................     46        1,037,654,717      39.8
Multifamily...........................     19(1)       166,807,031       6.4
                                          ---       --------------      ----
Total.................................    123       $2,377,834,348      91.3%
                                          ===       ==============      ====


                                  LOAN GROUP 1


                                       NUMBER OF       AGGREGATE    % OF INITIAL
                                       MORTGAGED     CUT-OFF DATE   LOAN GROUP 1
            PROPERTY TYPE              PROPERTIES       BALANCE        BALANCE
            -------------              ----------       -------        -------
Retail................................      58      $1,173,372,600      48.4%
Office................................      46       1,037,654,717      42.8
                                           ---      --------------      ----
Total.................................     104      $2,211,027,317      91.1%
                                           ===      ==============      ====

------------------
     (1) Does not include 3 mobile home parks representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     None of the mortgage loans in loan group 1 are secured by multifamily properties and 100% of the mortgage loans in loan group 2 are secured by multifamily properties.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex C to this prospectus supplement, 1 group comprised of 2 mortgage loans, representing approximately 0.2% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted.

Cross-collateralization arrangements may be terminated with respect to some mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents.

     A lien granted by such a borrower entity could be avoided if a court were to determine that:

          (i) such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness or was not able to pay its debts as they matured after the lien was granted; and

          (ii) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

          (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

          (ii) recover payments made under that mortgage loan; or

          (iii)take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o  individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Certain mortgage loans have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant in common exercises its right of partition, the related mortgage loan may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. Each related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

     With respect to certain of the mortgage loans, the related mortgaged property consists of the borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

     In this respect, one (1) mortgage loan (identified as loan no. 33 on Annex C to this prospectus supplement), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by the borrower's interest in a commercial condominium unit (in a condominium regime comprised of one commercial unit and one residential unit), and the borrower's co-tenancy interest in a leasehold estate under a ground lease, subject to the rights and obligations of each of the co-tenants under the reciprocal co-tenancy agreement between the borrower and the residential unit owner. The condominium board is comprised of six members, three chosen by each unit owner; decisions of the board require the vote of at least four members. In the event either co-tenant fails to pay any amounts owed by it pursuant to the co-tenancy agreement, the other co-tenant is permitted to advance the required funds on behalf of the defaulting co-tenant. Such advanced funds will bear interest at 1 1/2% per month and the advancing co-tenant will have a lien against the condominium unit owned by the defaulting co-tenant. Such lien will be subordinate to the mortgage loan. Additionally, with respect to one (1) mortgage loan (identified as loan no. 11 on Annex C to this prospectus supplement), representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has the right to convert the borrower's interest in the mortgaged property to a condominium form of ownership in connection with the release of air rights above such mortgaged property.

     In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure fifty-eight (58) of the mortgage loans representing approximately 45.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     The quality and success of a retail property's tenants significantly affect the property's value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs. In the case of the mortgaged property securing the Grand Canal Shoppes at the Venetian loan, the success of the mall is highly dependent upon the success of the adjoining casino.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is located on the related mortgaged property, usually proportionately larger in size than most other tenants in the mortgaged property and is vital in attracting customers to a retail property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. Forty-one (41) of the mortgage loans secured by retail properties, representing approximately 41.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are considered by the applicable loan seller to be "anchored" or "shadow anchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including without limitation certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you the tenant will not terminate its lease or that a replacement tenant will be found. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     With respect to the mortgage loan identified on Annex C to this prospectus supplement as the Grand Canal Shoppes at the Venetian loan, the owners of the adjoining casino are developing a hotel, casino and retail complex adjacent to the casino, which is currently scheduled to be completed in the fourth quarter of 2006. An affiliate of the borrower has entered into a forward commitment to purchase the retail complex (which will be contiguous with the mortgaged property securing the Grand Canal Shoppes at the Venetian loan), subject to satisfaction of certain conditions. This project may compete with the Grand Canal Shoppes at the Venetian mortgaged property and have an adverse effect on the performance of the related mortgage loan.

     Certain tenants at certain of the mortgaged properties are paying rent but not physically occupying the leased space. Certain of the retail mortgaged properties, including the mortgage loans (identified as loan nos. 7, 10, 14, 17, 19, 22, 44, 76 and 125 on Annex C to this prospectus supplement), representing approximately 12.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have theaters as part of the mortgaged property. These properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" above. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 46 of the mortgage loans representing approximately 39.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A large number of factors may adversely affect the value of office properties, including:

     o  the quality of an office building's tenants;

     o  an economic decline in the business operated by the tenant;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

     o  the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.

     Included among the office properties are 16 medical office properties (identified on Annex C to this prospectus supplement), representing 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The performance of a medical office property may depend on (i) the proximity of the property to a hospital or other health care establishment and
(ii) reimbursement for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from the insurers could adversely impact cash flow at the related mortgaged property.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 19 of the mortgage loans representing approximately 6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. All of the mortgaged properties that are multifamily properties are in loan group 2. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o  the ability of management to provide adequate maintenance and insurance;

     o  the types of services or amenities that the property provides;

     o  the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o  the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility; and

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

     o rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

     o tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

     The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 1 of the mortgage loans representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o  the presence or construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel; and

     o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety and other factors.

     Because hotel rooms are generally rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property's cash flow. Furthermore, the terrorist attacks in the United States in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hotel properties. See "--Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment" above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 10 of the mortgage loans representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Significant factors determining the value of industrial properties are:

     o  the quality of tenants;

     o reduced demand for industrial space because of a decline in a particular industry segment;

     o  property becoming functionally obsolete;

     o  unavailability of labor sources;

     o changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

     o  changes in proximity of supply sources;

     o  the expenses of converting a previously adapted space to general use;

     o  building design and adaptability; and

     o  the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other properties.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o  responding to changes in the local market;

     o  planning and implementing the rental structure;

     o  operating the property and providing building services;

     o  managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases of a companion holder or mezzanine holder pursuant to a purchase option or purchases relating to a fair value purchase option. See "The Pooling Agreement--Servicing of the Whole Loans" and "--Servicing of the Mortgage Loans" in this prospectus supplement.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     Additionally, a certain party has an option to purchase the Grand Canal Shoppes at the Venetian whole loan pursuant to the REA with respect to the related mortgaged property. See "Ten Largest Mortgage Loans--The Grand Canal Shoppes at the Venetian" on Annex B to this prospectus supplement.

     The yield on each of the Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D and Class E certificates could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate based upon, or limited by, the weighted average of the net interest rates on the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge unless the loan is a specified period (ranging from approximately 2 to 6 months) from the stated maturity date. See "Description of the Mortgage Pool" in this prospectus supplement. In addition, certain of the mortgage loans may not require the payment of a yield maintenance premium or prepayment charge in connection with a prepayment as a result of a casualty or condemnation. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     With respect to three (3) mortgage loans (identified as loan nos. 15, 18 and 37 on Annex C to this prospectus supplement), representing approximately 1.8%, 1.4% and 0.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each have earnout escrows that were established at origination in amounts equal to $6,800,000, $8,263,000 and $4,450,000, respectively. If certain conditions are not met pursuant to the respective loan documentation then all or part of the earnout escrow amounts may be used to prepay the related mortgage loan. For more detail on these earnout escrows, see Annex A to this prospectus supplement.

     With respect to 7 mortgage loans (identified as loan nos. 34, 52, 77, 105, 115, 118 and 136 on Annex C to this prospectus supplement), representing approximately 0.6%, 0.4%, 0.3%, 0.2%, 0.1%, 0.1% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each are secured by a medical office building located near a hospital campus. The hospital owner has the right to purchase property at fair market value at any time in the event of a major disagreement between the hospital owner and the related borrower over the management of the related mortgaged property. In the event this purchase option is exercised during the lockout period (which ends May 1, 2006), the borrower and the hospital owner will enter into a master lease pursuant to which the hospital owner will lease the entire mortgaged property to the borrower. Upon the end of the lockout period the hospital owner would consummate the purchase either by assuming the related mortgage loan or prepaying the related mortgage loan in full with all applicable prepayment penalties and fees. This purchase option will terminate in the event of a transfer of the mortgaged property to a third party.

     Additionally, certain mortgage loans provide that in the event of the exercise of a purchase option by a tenant, that the related mortgage loans may be prepaid in part prior to the expiration of a defeasance lock-out provision. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans--Partial Releases" in this prospectus supplement.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o  the terms of the mortgage loans;

     o  the length of any prepayment lockout period;

     o  the level of prevailing interest rates;

     o  the availability of mortgage credit;

     o  the applicable yield maintenance charges;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o  the failure to meet certain requirements for the release of escrows;

     o  the occurrence of casualties or natural disasters; and

     o  economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing.

     The yield on the offered certificates that bear interest at a rate based on, limited by or equal to, the weighted average of the net interest rates on the mortgage loans could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In addition, if the breach or defect relates to a mortgage loan jointly sold by Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company, each of Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company will be obligated to take those remedial actions only with respect to its interest in the mortgage loan jointly sold by it. Therefore, it is possible that under certain circumstances only one of Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company will repurchase or otherwise comply with any repurchase obligations. In this respect, see "Description of the Mortgage Pool--Representations and Warranties" and "The Pooling Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RISKS OF DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

     As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

     See the tables entitled "Distribution of Remaining Term to Maturity" in Annex A to this prospectus supplement for a description of the maturity dates of the mortgage loans. Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face the risk of concentration discussed under "--Risks Relating to Loan Concentrations" above than classes with a higher sequential priority.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property subject to certain protection available to lender. As part of a restructuring plan, a court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic monthly payments due under a mortgage loan;
(3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. Certain of the borrowers or their affiliates have subordinate debt secured by the related mortgaged properties. See "--Other Financings" below. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, a lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

GEOGRAPHIC CONCENTRATION

     This table shows the states with the concentrations of mortgaged properties of over 5%:

               GEOGRAPHIC DISTRIBUTION - ALL MORTGAGED PROPERTIES

                                      NUMBER OF MORTGAGED      AGGREGATE CUT-OFF DATE         % OF INITIAL
                STATE                     PROPERTIES                  BALANCE                 POOL BALANCE
                -----                     ----------                  -------                 ------------
New York............................            8                  $567,465,832                  21.8%
California..........................           31                  $434,434,914                  16.7%
Nevada..............................            7                  $218,292,368                   8.4%
Virginia............................            3                  $165,750,118                   6.4%
Florida.............................            9                  $136,588,047                   5.2%

                      GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1

                                       NUMBER OF MORTGAGED      AGGREGATE CUT-OFF DATE         % OF INITIAL
                STATE                      PROPERTIES                  BALANCE               GROUP 1 BALANCE
                -----                      ----------                  -------               ---------------
New York............................            8                   $567,465,832                 23.4%
California..........................           30                   $419,434,914                 17.3%
Nevada                                          6                   $215,895,368                  8.9%
Virginia............................            3                   $165,750,118                  6.8%
Florida.............................            9                   $136,588,047                  5.6%
New Jersey..........................            1                   $130,000,000                  5.4%

                      GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2

                                       NUMBER OF MORTGAGED      AGGREGATE CUT-OFF DATE         % OF INITIAL
                STATE                       PROPERTIES                  BALANCE               GROUP 2 BALANCE
                -----                       ----------                  -------               ---------------
Georgia.............................             4                   $69,110,510                 38.9%
Texas...............................             5                   $29,332,604                 16.5%
Washington..........................             3                   $17,260,000                  9.7%
Pennsylvania........................             4                   $15,863,917                  8.9%
Alabama.............................             1                   $15,350,000                  8.6%
California..........................             1                   $15,000,000                  8.4%
Wisconsin...........................             2                   $10,800,000                  6.1%


     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. The following geographic factors could adversely affect the income from, and market value of, the mortgaged property and/or impair the borrowers' ability to repay the mortgage loans:

     o economic conditions in regions where the borrowers and the mortgaged properties are located;

     o conditions in the real estate market where the mortgaged properties are located;

     o  changes in local governmental rules and fiscal policies; and

     o acts of nature (including earthquakes, floods, forest fires or hurricanes, which may result in uninsured losses).

     For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other states.

ENVIRONMENTAL RISKS

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     An environmental report was prepared for each mortgaged property securing a mortgage loan no more than 19 months prior to the cut-off date. The environmental reports were prepared pursuant to the American Society for Testing and Materials standard for a Phase I environmental assessment. In addition to the Phase I standards, many of the environmental reports included additional research, such as limited sampling for asbestos-containing material, lead-based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental Phase II site investigations were completed for some mortgaged properties to resolve certain environmental issues. Phase II investigation consists of sampling and/or testing.

     None of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

     o in which the adverse conditions were remediated or abated before the closing date;

     o in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;

     o  for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third-party insurer;

     o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation;

     o that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

     o  involving radon; or

     o in which the related borrower has agreed to seek a "case closed" or similar status for the issue from the applicable governmental agency.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

     It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see "Risk Factors--Environmental Risks" and "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the prospectus.

     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of the Mortgage Loans--Americans With Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the loan sellers, and the applicable loan seller's obligation to repurchase or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. Further, if a representation or warranty has been breached with respect to a mortgage loan jointly sold by Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company, each of Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company will be obligated to take those remedial actions only with respect to its interest in the mortgage loan jointly sold by it. Therefore, it is possible that under certain circumstances only one of Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company will repurchase a mortgage loan that it has jointly originated if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties;" and "--Cures and Repurchases" in this prospectus supplement.

LITIGATION AND OTHER MATTERS AFFECTING THE MORTGAGED PROPERTIES OR BORROWERS

     There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

     With respect to one (1) mortgage loan (identified as loan no. 31 on Annex C to this prospectus supplement), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off-date, the related borrower is involved in litigation with a former partner of the predecessor partnership to the borrower. The plaintiff is alleging breach of contract by the borrower with respect to a proposed buy-out of the plaintiff's former partnership interest. The plaintiff is seeking damages of approximately $675,000 and the borrower is counter suing the plaintiff for fraud. If the borrower fails to pay any amounts it is required to pay under a final judgment, the lender will have recourse against the borrower and the borrower's principal under the loan documents. In addition, upon a failure by the borrower to pay a final judgment, all rental payments and other payments to be made with respect to the mortgaged property will be required to be paid into a lock box account controlled by the lender. The borrower's principal is also required to maintain at all times during the loan term $1,000,000 in cash or other relatively liquid form. We cannot assure you that the borrower or the borrower's principal will have adequate resources to pay any judgment amounts if any such amounts are required to be paid by them. The lender is the beneficiary of a title endorsement under a title policy that insures against losses incurred by the lender in connection with the related mortgaged property as a result of any judgment against the borrower, subject to terms and conditions contained in such title policy.

     In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower's ability to fulfill its obligations under the related mortgage loan.

OTHER FINANCINGS

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk.

     The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the applicable loan sellers have informed us that they are aware of certain permitted existing secured debt on certain mortgage loans. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General" in this prospectus supplement. For more information see "The Pooling Agreement--Servicing of the Whole Loans" in this prospectus supplement.

     The applicable loan sellers have informed us that with respect to ten (10) of the mortgage loans, representing approximately 33.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has incurred additional debt secured by the related mortgaged property (not including any mortgage loan that is cross-collateralized and cross-defaulted with another mortgage loan in the pool). See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in this prospectus supplement. Ten (10) of the mortgage loans, with other debt secured by the mortgaged property, representing approximately 33.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-of date, are part of a whole loan structure. See "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

     Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and the related borrower's ability to make payments on the related mortgage loan in a timely manner. Additionally, certain of the mezzanine intercreditor agreements, including the agreements related to the 5 mortgage loans with mezzanine debt referred to below, provide that upon a default under the mortgage loan, the mezzanine lender may purchase the defaulted mortgage loan or cure the default.

     The applicable loan sellers have informed us that as of the cut-off date seventeen (17) of the mortgage loans, representing approximately 14.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, either have or permit future mezzanine debt as described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in this prospectus supplement.

     Although the pari passu companion loans or subordinate companion loans related to the serviced and non-serviced loans are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loans. As a result, the trust fund is subject to additional risks, including:

     o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the pari passu companion loan and/or the subordinate companion loan and the non-serviced loan upon the maturity of the mortgage loan.

     See "Description of the Mortgage Pool--General" in this prospectus supplement.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of mortgage loan delinquencies and defaults will affect:

     o  the aggregate amount of distributions on the offered certificates;

     o  their yield to maturity;

     o  their rate of principal payments; and

     o  their weighted average lives.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

BALLOON PAYMENTS

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

     o  the prevailing interest rates;

     o  the fair market value of the related mortgaged properties;

     o  the borrower's equity in the related mortgaged properties;

     o  the borrower's financial condition;

     o the operating history and occupancy level of the mortgaged property; o reductions in government assistance/rent subsidy programs;

     o  the tax laws; and

     o  prevailing general and regional economic conditions.

     Except with respect to one (1) mortgage loan (representing 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), all of the mortgage loans are expected to have substantial remaining principal balances as of their respective stated maturity dates. This includes 41 mortgage loans, representing approximately 35.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for the first 11, 12, 24, 35, 36 or 60 months of their respective terms and nine (9) mortgage loans, representing approximately 7.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for their entire term.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on its stated maturity date.

GROUND LEASES AND OTHER LEASEHOLD INTERESTS

     A leasehold interest under a ground lease secures 13 of the mortgage loans, representing approximately 14.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. With respect to 2 of those mortgage loans (identified as loan nos. 1 and 33, respectively, on Annex C to this prospectus supplement), representing approximately 7.3% and 0.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has a leasehold interest in a portion of the mortgaged property and a fee interest in the remaining portion of the mortgaged property.

     For purposes of this prospectus supplement, the encumbered interest will be characterized as a "fee interest" if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower's leasehold interest in the mortgaged property as well as the borrower's (or an affiliate of the borrower's) overlapping fee interest in the related mortgaged property.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trust may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under
Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

     With respect to one (1) mortgage loan (identified as loan no. 1 on Annex C to this prospectus supplement) representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a portion of the mortgaged property is secured by a ground lease. The ground lease imposes certain restrictions upon the use and operation of the related mortgaged property. For more information see "Ten Largest Mortgage Loans--The Grand Canal Shoppes at the Venetian Mortgage Loan" on Annex B to this prospectus supplement.

     With respect to certain of the mortgage loans, the related borrower has given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust fund acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Furthermore, certain properties may be subject to certain low income housing restrictions in order to remain eligible for low-income housing credits or grant subsidized rental payments. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions" below.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. For example, the mortgaged property securing 1 mortgage loan (identified as loan no. 82 on Annex C to this prospectus supplement), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is located in an officially designated historic district of the City of San Francisco, and may be subject to restrictions on use or renovation. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

     Additionally, certain of the loan documents contain restrictions relating to the use of the mortgaged property. For example, the mortgaged property securing 7 of the mortgage loans (identified as loan nos. 56, 57, 58, 67, 71, 78 and 81, respectively, representing approximately 0.4%, 0.4%, 0.4%, 0.3%, 0.3%, 0.3% and 0.3%, respectively, the related loan documentation requires that the related mortgaged property must be primarily used for the operation of a medical office building on such related and incidental uses thereto and for no other purpose.

     In addition, certain of the mortgaged properties are subject to various restrictions on ownership imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. For more information, see "Ten Largest Mortgage Loans--The Grand Canal Shoppes at the Venetian" on Annex B to this prospectus supplement.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

PROPERTY INSURANCE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 16.7%, 5.2% and 4.1% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in California, Florida and Texas, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) had eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2005. There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance (and neither the master servicer nor the special servicer will be required to obtain this insurance) if the special servicer has determined, in its reasonable judgment (which determination, with respect to terrorism insurance, will be subject to the consent in the case of the Grand Canal Shoppes at the Venetian loan, the majority holder of the Grand Canal Shoppes at the Venetian notes and in the case of the 111 Eighth Avenue loan, the 1441 Broadway loan and the Waterfront Plaza loan, the directing holder of such loans as described under "Description of the Mortgage Pool--The Whole Loans"), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or
(ii) this insurance is not available at any rate. In making this determination, the special servicer, to the extent consistent with its servicing standards, is entitled to rely on the opinion of an insurance consultant.

     Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

RISKS ASSOCIATED WITH BLANKET INSURANCE POLICIES

     Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (or, in the case of the Grand Canal Shoppes at the Venetian loan, the owner of the adjoining hotel) (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

     Two (2) of the mortgage loans (identified as loan nos. 3 and 6, respectively, on Annex C to this prospectus supplement), representing approximately 5.1% and 3.8%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were made to affiliated borrowers. The insurance coverage for these mortgage loans is pursuant to blanket insurance policies that cover these two mortgaged properties as well as other properties owned by affiliates of such borrowers, all of which properties are located in New York City.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement will provide that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "The Pooling Agreement--General" in this prospectus supplement.

     In addition, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds Series 2004-GG2 non-offered certificates or companion loans, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer that holds Series 2004-GG2 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2004-GG2 non-offered certificates or the related companion loans.

     Each servicer services and will, in the future, service existing and new loans for third parties in the ordinary course of its servicing business, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a loan seller or an affiliate of a loan seller and the loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

YOU WILL NOT HAVE ANY CONTROL OVER THE SERVICING OF THE NON-SERVICED LOANS

     Each of the Garden State Plaza loan, the 111 Eighth Avenue loan and the 237 Park Avenue loan is secured by a mortgaged property that also secures one or more companion loans that are not assets of the trust and is serviced under pooling and servicing agreements separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to the related pooling and servicing agreement, and according to the servicing standards provided for in the related separate pooling and servicing agreement. As a result, you will have less control over the servicing of these non-serviced loans than you would if these non-serviced loans were being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates. See "The Pooling Agreement--Servicing of The Whole Loans" in this prospectus supplement.

CONFLICTS OF INTEREST MAY OCCUR AS A RESULT OF THE RIGHTS OF THIRD PARTIES TO TERMINATE THE SPECIAL SERVICER OF THE WHOLE LOANS

     With respect to each of the whole loans, the holders of the applicable companion loans may have the right to, under certain circumstances, remove the special servicer under the applicable pooling and servicing agreement that controls the servicing of that whole loan and appoint a special servicer for one or more mortgage loans acting alone or, in some circumstances, jointly with the majority certificateholder of the controlling class. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, they do not have any duties to the holders of any class of certificates, may act solely in their own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or other parties for having acted solely in their respective interests. See "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement for a description of these rights to terminate a special servicer.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder. Similarly, the special servicer may, at the direction of the majority of the holders of the Grand Canal Shoppes at the Venetian notes, take actions with respect to the Grand Canal Shoppes at the Venetian loan that could adversely affect the holders of some or all of the classes of offered certificates. In addition, the special servicer may, at the direction of the Daily News Building subordinate companion loan holder, the 1441 Broadway subordinate companion loan holder and the Waterfront Plaza subordinate companion loan holder take actions with respect to the Daily News Building subordinate companion loan, the 1441 Broadway loan or the Waterfront Plaza loan, as applicable, that could adversely affect the holders of some or all the classes of offered certificates to the extent described under "Description of the Mortgage Loans--the Whole Loans". See "The Pooling Agreement--The Controlling Class Representative" in this prospectus supplement. The controlling class representative will be controlled by the controlling class certificateholders. Each of the (i) controlling class representative, (ii) in the case of the Grand Canal Shoppes at the Venetian loan, the majority holder of the Grand Canal Shoppes at the Venetian notes or (iii) in the case of the Daily News Building loan, 1441 Broadway loan and the Waterfront Plaza loan, the related subordinate companion loan holder, may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative or, in the case of the Grand Canal Shoppes at the Venetian loan, the majority holder of the Grand Canal Shoppes at the Venetian notes or, in the case of the Daily News Building loan, 1441 Broadway loan and the Waterfront Plaza loan the related subordinate companion loan holder, may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents.

     With respect to certain mortgage loans with companion loans, similar rights under a pooling and servicing agreement that controls the servicing of the loans may be exercisable by the holders of pari passu companion loans, the subordinate companion loans, and the related controlling class of certificateholders of any related trust or operating advisors appointed by them, in certain cases acting jointly with the controlling class of the offered certificates. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "The Pooling Agreement--General" in this prospectus supplement.

     Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the fiscal agent, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OF A DEFECTIVE MORTGAGE LOAN

     Each loan seller is the sole warranting party in respect of the mortgage loans sold by such loan seller to us. Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any loan seller's representations and warranties or any document defects, if such loan seller defaults on its obligation to do so. We cannot provide assurances that the loan sellers will have the financial ability to effect such repurchases or substitutions. In addition, if the breach or defect relates to a mortgage loan jointly sold by Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company, each of Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company will be obligated to take those remedial actions only with respect to its interest in the mortgage loan jointly sold by it. Therefore, it is possible that under certain circumstances only one of Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company will repurchase or otherwise comply with any repurchase obligations. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--Representations and Warranties;" and "--Cures and Repurchases" in this prospectus supplement for a summary of certain representations and warranties.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 or Class A-1A certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class X certificates.

     See "Description of the Offered Certificates--Subordination" in this prospectus supplement.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the Offered Certificates--General" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The assets of the trust created pursuant to the Pooling Agreement (the "Trust Fund") will consist of a pool of fixed rate mortgage loans (the "Mortgage Loans" or the "Mortgage Pool") with an aggregate principal balance as of August 1, 2004 (the "Cut-Off Date"), after deducting payments of principal due on such date, of approximately $2,604,402,687 (with respect to each Mortgage Loan, the "Cut-Off Date Balance" and, in the aggregate, the "Initial Pool Balance"). Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple or leasehold interest in a retail, office, multifamily, industrial, hotel or self-storage property (each, a "Mortgaged Property"). The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse mortgage loan, recourse may be had only against the specific mortgaged property and the other limited assets securing the mortgage loan, and not against the borrower's other assets.

     The pool of Mortgage Loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and collectively, the "Loan Groups"). Loan Group 1 will consist of 119 Mortgage Loans, representing approximately 93.2% of the Initial Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 22 Mortgage Loans (representing 100% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties), representing approximately 6.8% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex C to this prospectus supplement sets forth the loan group designation with respect to each Mortgage Loan.

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) no defaults, delinquencies or prepayments on any Mortgage Loan on or prior to the Cut-Off Date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this prospectus supplement are calculated as described under "Description of the Mortgage Pool--Additional Information" in this prospectus supplement and all percentages represent the indicated percentage of the Initial Pool Balance, the Initial Loan Group 1 Balance or the Initial Loan Group 2 Balance, as applicable.

     All information presented in this prospectus supplement with respect to a Mortgage Loan with a Pari Passu Companion Loan or Subordinate Companion Loan is calculated without regard to the related Pari Passu Companion Loan or Subordinate Companion Loan, unless otherwise indicated. The loan amount used in this prospectus supplement for purposes of calculating the LTV's and DSCR's for each of the Mortgage Loans with a Pari Passu Companion Loan is the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan.

     For all numerical information in this prospectus supplement, the Cut-Off Date Balance of the Borders Retail Center Loan (loan no. 85) on Annex C to this prospectus supplement) includes $1,990,975 to be deposited by GCFP into a pre-funding account related to a future advance expected to be made to the borrower on or about August 13, 2004.

     Of the Mortgage Loans to be included in the Trust Fund:

     o Fifty-five (55) Mortgage Loans (the "Archon Loans"), representing approximately 42.8% of the Initial Pool Balance, were originated by Archon Financial, L.P. ("Archon") (including the Grand Canal Shoppes at the Venetian of which was subsequently sold to GSMC; GSMC then sold a portion to Commerzbank);

     o Sixty (60) Mortgage Loans (the "Greenwich Loans"), representing approximately 45.5% of the Initial Pool Balance, was originated by Greenwich Capital Financial Products, Inc. ("GCFP");

     o Eighteen (18) Mortgage Loans (the "WAMU Loans"), representing approximately 5.6% of the Initial Pool Balance, were originated by Washington Mutual Bank, FA ("WAMU");

     o Seven (7) Mortgage Loans (the "Bank of America Loans"), representing approximately 1.8% of the Initial Pool Balance, were originated by Bank of America, N.A. ("BOA"); and

     o One (1) Mortgage Loan (the "Commerzbank/Archon Loan"), representing approximately 4.4% of the Initial Pool Balance, was originated jointly by Archon and Commerzbank AG, New York Branch ("Commerzbank").

     The originators of the Mortgage Loans are referred to in this prospectus supplement as the "Originators". The Archon Loans were originated for sale to Goldman Sachs Mortgage Company ("GSMC"). GSMC will acquire the Archon Loans, the WAMU Loans and the Bank of America Loans prior to the Closing Date. GS Mortgage Securities Corporation II (the "Depositor") will acquire the Mortgage Loans from GSMC, GCFP and Commerzbank (collectively, the "Loan Sellers") on or about August 12, 2004 (the "Closing Date"). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling Agreement.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                      GENERAL MORTGAGE LOAN CHARACTERISTICS
              (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

                                                             ALL MORTGAGE           LOAN GROUP          LOAN GROUP
                                                                 LOANS                  1                   2
                                                                 -----              ----------          ----------
Initial Cut-Off Date Balance(1) ..........................    $2,604,402,687      $2,426,733,156        $177,669,531
Number of Mortgage Loans .................................               141                 119                  22
Number of Mortgaged Properties ...........................               141                 119                  22
Average Cut-Off Date Mortgage Loan Balance ...............        18,470,941          20,392,716           8,075,888
Weighted Average Mortgage Rate ...........................            5.624%              5.646%              5.326%
Range of Mortgage Rates ..................................  4.280% to 7.100%    4.400% to 7.100%    4.280% to 5.910%
Weighted Average Cut-Off Date Remaining Term to
   Maturity (months) .....................................             107.0               108.1                91.9
Range of Cut-Off Date Remaining Terms to
   Maturity (months) .....................................         43 to 180           43 to 149           57 to 180
Weighted Average Cut-Off Date DSCR(2) ....................             1.57x                157x               1.48x
Range of Cut-Off Date DSCRs(2) ...........................    1.17x to 3.49x      1.17x to 3.49x      1.22x to 2.27x
Weighted Average Cut-Off Date LTV(3) .....................            68.30%              68.12%              70.82%
Range of Cut-Off Date LTVs(3) ............................  35.70% to 82.91%    35.70% to 82.91%    40.27% to 82.66%
Weighted Average LTV at Maturity(4) ......................            60.22%              60.12%              61.61%
Balloon Mortgage Loans ...................................             99.4%                100%               91.6%
Defeasance Loans .........................................             95.2%               94.9%                100%

------------------
(1)  Subject to a permitted variance of plus or minus 5%.

(2) "DSCR" for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the annual debt service for such Mortgage Loan. The annual debt service used for purposes of calculating the DSCR for each of the Whole Loans with a Pari Passu Companion Loan is the aggregate annual debt service of the Mortgage Loan and the related Pari Passu Companion Loan. Additional adjustments for the cross-collateralized mortgage loan group and the Mortgage Loans with earnout provisions are described on Annex A to this prospectus supplement.

(3) "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan as of the date of the original appraisal (or, in certain cases, as updated in contemplation of this transaction). The principal balance used for purposes of calculating the LTV for each of the Whole Loans with a Pari Passu Companion Loan is the aggregate principal balance of the Mortgage Loans and the related Pari Passu Companion Loan. Additional adjustments for the cross-collateralized mortgage loan group and the Mortgage Loans with earnout provisions or other provisions are described on Annex A to this prospectus supplement.

(4) "LTV at Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-Off Date, except that the Cut-Off Date Balance used to calculate the LTV as of the Cut-Off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan up to its maturity date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date is the same as the appraised value as of the date of the original appraisal. Additional adjustments for the cross-collateralized mortgage loan group and the Mortgage Loans with earnout provisions or other provisions are described on Annex A to this prospectus supplement. There can be no assurance that the value of any particular Mortgaged Property is now, will be at maturity equal to or greater than its original appraised value.

     The terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Additionally, although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the Cut-Off Date, each Loan Seller has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

                                 MEZZANINE DEBT
              (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

----------------------------------------------------------------------------------------------------------------------
                                                                   AGGREGATE                         INITIAL PRINCIPAL
                                                                  CUT-OFF DATE       % OF INITIAL        AMOUNT OF
  LOAN NO.    LOAN GROUP        MORTGAGED PROPERTY NAME             BALANCE          POOL BALANCE      MEZZANINE DEBT
----------------------------------------------------------------------------------------------------------------------
11............    1       237 Park Avenue                         $67,333,333            2.6%           $30,000,000
----------------------------------------------------------------------------------------------------------------------
12............    1       Waterfront Plaza                        $61,000,000            2.3%           $ 4,000,000
----------------------------------------------------------------------------------------------------------------------
40............    1       College Greens Shopping Center(1)       $15,250,000            0.6%           $ 1,500,000
----------------------------------------------------------------------------------------------------------------------
44............    1       Shops at Central Park                   $13,905,513            0.5%           $ 2,080,000
----------------------------------------------------------------------------------------------------------------------
60............    1       Puritan Mill(1)                          $9,000,000            0.3%           $ 1,800,000
----------------------------------------------------------------------------------------------------------------------

(1) The related mezzanine loan is an obligation of the related borrower under the related mortgage loan, which obligation is secured by pledges of equity interest in such borrower.

     The applicable loan sellers have informed us that certain Mortgage Loans specifically permit future mezzanine debt as follows:

     o With respect to one (1) Mortgage Loan, identified as loan no. 1 on Annex C to this prospectus supplement, representing approximately 7.3% of Initial Pool Balance, the related loan documents permit, among other things, (a) the pledge of indirect interests in the borrower to secure certain inter-affiliate debt and (b) the pledge of direct interests in borrower, or issuance by borrower of preferred equity, or debt granting similar rights as preferred equity, so long as confirmation is received from each Rating Agency that the debt would not result in the downgrade, withdrawal or qualification of the then-current ratings on the Certificates.

     o With respect to one (1) Mortgage Loan, identified as loan no. 9 on Annex C to this prospectus supplement, representing approximately 2.7% of the Initial Pool Balance, the direct and indirect equity owners of the borrower are permitted to incur mezzanine debt, subject to the satisfaction of certain conditions contained in the related loan documents including that the combined (1) LTV is not more than 65% and
        (2) DSCR is at least 1.35x.

     o With respect to one (1) Mortgage Loan, identified as loan no. 16 on Annex C to this prospectus supplement, representing approximately 1.7% of the Initial Pool Balance, equity owners of the borrower may incur mezzanine debt, subject to the satisfaction of certain conditions contained in the related loan documents, including that the (1) combined LTV is not more than 80% and (2) combined DSCR does not exceed 1.10x.

     o With respect to one (1) Mortgage Loan, identified as loan no. 26 on Annex C to this prospectus supplement, representing approximately 0.9% of the Initial Pool Balance, upon a sale of the Mortgaged Property and assumption of the Mortgage Loan, an affiliate of the borrower may provide mezzanine debt to the transferee borrower subject to the satisfaction of certain conditions, including that: (1) at the time of the transfer and assumption, the DSCR is at least 0.95x and (2) the combined LTV is not in excess of 80%.

     o With respect to one (1) Mortgage Loan, identified as loan no. 47 on Annex C to this prospectus supplement, representing approximately 0.4% of the Initial Pool Balance, in connection with the transfer of the mortgaged property to a transferee borrower, the direct or indirect equity owners of the transferee borrower may incur mezzanine debt, subject to the satisfaction of certain conditions contained in the related loan documents including that (1) at the time of the transfer and assumption, the DSCR is at least 0.94x and (2) the combined LTV is not more than 75%.

     o Seven (7) of the Mortgage Loans, identified as loan nos. 34, 52, 77, 105, 115, 118 and 136 on Annex C to this prospectus supplement, representing approximately 1.8% of the Initial Pool Balance, permit mezzanine financing in the future subject to, among other things, lender approval, the maximum loan-to-value ratio of the mortgage loan and mezzanine indebtedness is 70% and the debt-service coverage ratio of the mortgage loan and mezzanine indebtedness is at least 1.15x.

     o With respect to one (1) Mortgage Loan, identified as loan no. 132 on Annex C to this prospectus supplement, representing approximately 0.1% of the Initial Pool Balance, upon a sale of the Mortgaged Property and assumption of the Mortgage Loan, the borrower may provide mezzanine debt to the transferee borrower, subject to the satisfaction of certain conditions, including that the combined LTV does not exceed 80%.

     In the case of each of the Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan has the right to cure certain defaults occurring on the Mortgage Loan and the right to purchase the Mortgage Loan from the trust if certain defaults on the Mortgage Loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

     As of the Cut-Off Date, each Loan Seller has informed us that it is aware of the following subordinate indebtedness and permitted subordinate indebtedness with respect to borrowers under their respective Mortgage Loans:

     o With respect to one (1) Mortgage Loan, identified as loan no. 7 on Annex C to this prospectus supplement, representing approximately 3.3% of the Initial Pool Balance, the consideration paid by related borrower in connection with its 2002 acquisition of the related Mortgaged Property included an unsecured debt obligation evidenced by a promissory note in favor of an entity who is now a constituent member of related borrower. This unsecured debt (i) has an aggregate outstanding principal balance of $8,191,627 as of origination,
        (ii) by its terms does not accrue any interest earlier than August 14, 2010, and thereafter accrues simple interest at the rate of 8% per annum, (iii) by its terms provides for payments on such note prior to maturity if and only to the extent that net cash flow generated from the related Mortgaged Property is available, and (iv) by its terms does not require the repayment of any of the outstanding principal balance earlier than February 14, 2032.

     o With respect to one (1) Mortgage Loan, identified as loan no. 77 on Annex C to this prospectus supplement, representing approximately 0.3% of the Initial Pool Balance, the related borrower or the fee owner of the related Mortgaged Property is permitted to obtain subordinate financing solely to pay for the expansion of a certain parcel of the premises, provided that the maximum aggregate loan-to-value ratio of the mortgage loan and subordinate loan is 85%, the minimum actual combined debt service coverage ratio of the mortgage loan and subordinate loan is at least 1.10x and the amount of the subordinate financing does not exceed the actual cost of the expansion.

     o With respect to one (1) Mortgage Loan, identified as loan no. 19 on Annex C to this prospectus supplement, representing approximately 1.3% of the Initial Pool Balance, the related Mortgaged Property is part of land that was developed with the assistance of the City of Santa Clara. The related Mortgaged Property is subject to the lien of certain bonds issued by the city of Santa Clara to raise money for the development. The related borrower is currently responsible for monthly payments equal to $32,805. The average annual payment over the remaining term of the bond is $367,134, and the bond is expected to fully amortize on September 2, 2011.

     o With respect to one (1) Mortgage Loan, identified as loan no. 40 on Annex C to this prospectus supplement, representing approximately 0.6% of the Initial Pool Balance, in connection with the construction and expansion of portions of the shopping center, the borrower incurred debt in the amount of $1,500,000 from the seller of the related Mortgaged Property, secured by pledges of equity interests in the borrower.

     o With respect to one (1) Mortgage Loan, identified as loan no. 60 on Annex C to this prospectus supplement, representing approximately 0.3% of the Initial Pool Balance, the borrower incurred debt in the amount of $1,800,000 secured by a pledge of 100% of the related managing member's interest in the borrower.

     Furthermore, the respective Mortgaged Properties that secure each Whole Loan also secure the related Pari Passu Companion Loans and/or the related Subordinate Companion Loan on a pari passu and/or subordinate basis, as described in "--The Whole Loans" below.

     Certain risks relating to additional debt are described in "Risk Factors--Other Financings" in this prospectus supplement.

     DUE DATES; MORTGAGE RATES; CALCULATIONS OF INTEREST. All of the Mortgage Loans have payment dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a "Due Date") that occur on the first day of each month, except with respect to 2 Mortgage Loans, representing approximately 5.7% of the Initial Pool Balance, which require payments to be made on the 6th day of each month with no grace period. No Mortgage Loans have a grace period in excess of 5 days, except with respect to 11 mortgage loans which have a 10 day grace period. All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates. One hundred thirty-nine (139) Mortgage Loans, representing approximately 99.5% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"). The remaining 2 Mortgage Loans, representing approximately 0.5% of the Initial Pool Balance, accrues interest on the basis of twelve

30-day months, assuming a 360-day year. Forty-one (41) of the Mortgage Loans, representing approximately 35.3% of the Initial Pool Balance, provide for monthly payments of interest only over a fixed period of time after origination. Nine (9) of the Mortgage Loans, representing approximately 7.4% of the Initial Pool Balance provide for monthly payments of interest only until their stated maturity dates. Ninety (90) of the Mortgage Loans, representing approximately 56.8% of the Mortgage Loans (of the Initial Pool Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (each, a "Balloon Mortgage Loan"). These Mortgage Loans will have balloon payments due at their stated maturity dates, unless prepaid prior thereto.

     One (1) of the Mortgage Loans representing approximately 0.6% of the Initial Pool Balance is fully amortizing.

     "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property without the consent of the mortgagee. Certain of the Mortgage Loans provide that such transfers are permitted if certain conditions are satisfied, which may include one or more of the following:

          (i) no event of default has occurred,

          (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property,

          (iii)the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, downgrade or withdrawal of the then current rating of the Certificates,

          (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements, and

          (v) the assumption fee has been received (which assumption fee will be paid to the Master Servicer and the Special Servicer, as described in this prospectus supplement and as provided in the Pooling Agreement, and will not be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

In addition, certain of the Mortgage Loans permit certain limited transfers such as transfers to affiliates, transfers for estate planning purposes, transfers that result from changes in ownership interests in the borrower and transfers of non-controlling interests so long as no change of control results.

The Special Servicer will determine, in a manner consistent with the Servicing Standards, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property, subject to the approval of the Controlling Class Representative. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Additionally, certain of the Mortgage Loans may permit the transfer of interests subject to a specified percentage limit, generally 50% or less, and the current direct or indirect owners retaining control. See "Ten Largest Mortgage Loans" on Annex B to this prospectus supplement for more information with respect to the transfer provisions for the largest 10 Mortgage Loans.

     DEFEASANCE; COLLATERAL SUBSTITUTION. The terms of all but 17 of the Mortgage Loans, including 1 Mortgage Loan, representing approximately 0.2% of the Initial Pool Balance, which also permits prepayment with defeasance or penalties as described below (the "Defeasance Loans"), representing approximately 95.2% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the "Defeasance Lock-Out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). With respect to all of the Mortgage Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

     The Defeasance Option is also generally conditioned on, among other things,
(a) the borrower providing the mortgagee with at least 30 days prior written notice of the date of such defeasance and (b) the borrower (A) paying on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the "Defeasance Deposit") that will be sufficient to (x) purchase non-callable obligations backed by the full faith and credit of the United States of America or, in certain cases, other U.S. government securities providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or the first date on which voluntary prepayments of the Mortgage Loan is permitted, and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan, or the defeased portion of the Mortgage Loan in the case of a partial defeasance, and (y) pay any costs and expenses incurred in connection with the purchase of such U.S. government securities and (B) delivering a security agreement granting the Trust Fund a first priority lien on the Defeasance Deposit and, in certain cases, the U.S. government obligations purchased with the Defeasance Deposit and an opinion of counsel to such effect.

     One (1) of the Mortgage Loans, representing approximately 0.2% of the Initial Pool Balance, provides for defeasance as described above and also permits the borrower to prepay the related Mortgage Loan commencing 35 months after origination (April 3, 2007). In connection with such prepayment, the Mortgage Loan requires payment in full (but not in part) of the outstanding principal balance of the Mortgage Loan plus an amount equal to the lesser of a yield maintenance charge or prepayment premium equal to a percentage of the prepayment in connection with a prepayment. The specified percentage is initially 5% and decreases annually by 1% for 3 years and is 1% thereafter.

     Pursuant to the terms of the Pooling Agreement, the Master Servicer will be responsible for purchasing the government securities on behalf of the borrower at the borrower's expense to the extent consistent with the related loan documents. Pursuant to the terms of the Pooling Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

     In general, if consistent with the related loan documents, a successor borrower established or designated by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     PARTIAL RELEASES. With respect to 1 Mortgage Loan, identified as loan no. 14 on Annex C to this prospectus supplement, representing approximately 1.8% of the Initial Pool Balance, one of the tenants has the option to purchase its parcel pursuant to its lease provisions. If the purchase option is exercised, the related mortgage documents provide for the release of that separate parcel upon the payment of $15,750,000 plus a prepayment penalty equal to the greater of yield maintenance or 1%. Otherwise, any release of collateral is subject to standard defeasance provisions.

     With respect to one (1) Mortgage Loan, identified as loan no. 10 on Annex C to this prospectus supplement, representing approximately 2.6% of the Initial Pool Balance, the borrower may obtain a release of the parcel containing the building currently leased to one of the anchor tenants (Parisian) from the lien of the mortgage upon the delivery of $3,500,000 in eligible defeasance collateral and subject to the satisfaction of certain conditions set forth in the loan documents, in connection with the repositioning of the Parisian premises with a replacement anchor, a combination of junior anchors, or one or more junior anchors and additional in-line space or an in-line development that satisfies the conditions of the loan documents. In addition, the borrower has an option to purchase an anchor store parcel (not collateral for the Mortgage Loan) in the event this anchor discontinues a retail department store business at this location after its operating covenant terminates in August 2006. In the event the borrower purchases this parcel, it will become additional collateral for the Mortgage Loan; however, in the event the borrower were to sell this parcel to an affiliate of the borrower, a substitute anchor, or a third party that would lease the space to a substitute anchor, the borrower will be permitted to release this parcel from the lien of the mortgage without payment of any release price. See "Ten Largest Mortgage Loans--Barnes Crossing Mall Loan" in Annex B to this prospectus supplement.

     With respect one (1) Mortgage Loan, identified as loan no. 11 on Annex C to this prospectus supplement, representing approximately 2.6% of the Initial Pool Balance, the borrower may obtain a release of the air rights above the subject property, along with various easements for construction, support and access, from the lien of the mortgage in connection with the future development of a residential tower above the subject property, subject to the satisfaction of certain conditions, including, among other things: (i) no event of default, (ii) conveyance of the air rights property to a third-party entity, (iii) lender's approval of the plans for the construction, design and sales of the air rights property, (iv) the creation of a separate legally subdivided parcel and a separate tax parcel for the air rights property, and (v) confirmation from the rating agencies that the release will not result in a downgrade or withdrawal of the ratings for the certificates.

     With respect one (1) Mortgage Loan, identified as loan no. 17 on Annex C to this prospectus supplement, representing approximately 1.5% of the Initial Pool Balance, one of the anchor tenants has the right under its lease to purchase the improvements and related parcel, subject to certain conditions specified in the related lease, including payment of a purchase price. In the event the tenant exercises its purchase option, the loan documents permit the lender to release the parcel from the lien of the Mortgage, provided the borrower satisfies certain release conditions specified in the loan documents, including delivery of the tenant purchase option price to the lender. The loan documents provide that the purchase option price paid by the tenant will be held by the lender as additional collateral for the Mortgage Loan. In the event the partial release occurs after the date that is 2 years after the securitization closing date, the borrower will be required (or if such release occurs before such date, the borrower will be required on or shortly after such date) to use the tenant purchase option price to purchase defeasance eligible collateral and satisfy the conditions to partial defeasance set forth in the related loan documents.

     With respect one (1) Mortgage Loan, identified as loan no. 40 on Annex C to this prospectus supplement, representing approximately 0.6% of the Initial Pool Balance, in the event the borrower fails to complete construction of certain in-line space and an outparcel on or before August 1, 2006, the borrower is required to (i) cause the sale of such in-line space and outparcel within 180 days following August 1, 2006 and (ii) use the net proceeds received in connection with the sale to purchase defeasance eligible collateral and partially defease the Mortgage Loan. Upon satisfaction of the release and defeasance conditions specified in the loan documents, the borrower will obtain a release of such parcel from the lien of the related Mortgage.

     With respect to two (2) Mortgage Loans, identified as loan no. 88 and loan no. 130 on Annex C to this prospectus supplement, which Mortgage Loans are cross-collateralized and cross-defaulted and represent, in the aggregate, approximately 0.3% of the Initial Pool Balance, either Mortgaged Property may be released from the lien of the related Mortgage (and the cross terminated) upon the sale of the Mortgaged Property to a third party or a refinancing of such Mortgage Loan, provided, among other things, that (i) the related borrower deliver to lender defeasance collateral equal to the greater of (A) 120% of the then current outstanding principal balance of the related Mortgage Loan and (B) the net proceeds received by such borrower in connection with a sale or refinance of the property, (ii) the DSCR on the remaining Mortgaged Property is at least equal to the greater of (A) the DSCR on the Mortgage

Loan origination date and (B) the DSCR for the 12-month period immediately preceding the release. In the event that each Mortgaged Property has maintained at least 90% occupancy for the four calendar quarters preceding the sale or refinance, the release price in connection with a defeasance will be equal to 100% of the then current outstanding principal balance of the related Mortgage Loan, or, in the event of a sale, the Mortgage Loan on the Mortgaged Property being sold may be assumed by the purchaser, subject to standard lender approvals, with the cross-collateralization and cross-defaulted provisions terminated.

     In addition, certain Mortgage Loans provide for the release of outparcels or other portion of the Mortgaged Property which were given no value or minimal value in the underwriting process.

     See "Risk Factors--Risks Relating to Enforceability of Prepayment Premiums or Defeasance Periods" in this prospectus supplement.

     ESCROWS. One hundred-seven (107) of the Mortgage Loans, representing approximately 67.0% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover property taxes on the Mortgaged Properties.

     Ninety-seven (97) of the Mortgage Loans, representing approximately 65.2% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover insurance premiums on the Mortgaged Properties.

     One hundred (100) of the Mortgage Loans, representing approximately 59.3% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover ongoing replacements and capital repairs.

     Sixty-four (64) of the Mortgage Loans, representing approximately 54.1% of the Initial Pool Balance, that are secured by office, retail and industrial properties, provide for up-front or monthly escrows (or the related borrower has posted a letter of credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Such escrows are typically considered for office, retail and industrial properties only.

     One (1) Mortgage Loan, identified as loan no. 40 on Annex C to this prospectus supplement, representing approximately 0.6% of the Initial Pool Balance, which has a principal balance as of the cut-off date of $15,250,000, has an upfront reserve of $2,500,000, which amount is being held by lender in connection with the construction and expansion of in-line space and an out parcel at the shopping center. This amount will be released to the borrower upon the satisfaction of the conditions including: (i) the expansion construction is complete and such space is occupied with tenants in occupancy paying rent (or with respect to the parcel, the borrowers entered into an acceptable lease agreement regarding such parcel), and (ii) the mortgaged property achieves a 1.15x DSCR on fully released proceeds. In the event the escrow is not released to the borrower on or before August 1, 2006, the reserve amount will be used to purchase treasuries which will be pledged to lender and the proceeds thereof used to make monthly partial payments under the mortgage loan on each payment date until the date on which the loan is paid in full.

     One (1) Mortgage Loan, identified as loan no. 85 on Annex C to this prospectus supplement (the "Borders Retail Center Loan"), representing approximately 0.2% of the Initial Pool Balance, has a principal balance as of the cut-off date of $6,170,549, which balance includes an additional future advance to be made to the borrower in the amount of $1,990,975 on or about August 13, 2004. On the Closing Date, GCFP will deposit into a pre-funding account established with the Master Servicer in the name of the Trustee for the benefit of the Certificateholders, the sum of (i) the release amount, for release to the borrower on the date of the advance, and (ii) an amount equal to the amount of interest that would have been paid by the borrower on the release amount from the Cut-Off Date to the date of the advance to be included in Available Funds for the first Distribution Date. All numerical information regarding the Borders Retail Center Loan as presented and used in calculations in this prospectus supplement includes the amount of the future advance.

     One (1) Mortgage Loan, identified as loan no. 12 on Annex C to this prospectus supplement, representing approximately 2.3% of the Initial Pool Balance, the environmental consultant recommended mold remediation at the Mortgaged Property and the borrower entered into a fixed price contract with a contractor in the amount of $548,950, which amount was escrowed by the borrower. This amount will not be released until the lender is in receipt of satisfactory evidence that the remediation has been completed to the satisfaction of the contractor and in compliance with applicable laws and that no further corrective action is recommended or required.

     One (1) Mortgage Loan, identified as loan no. 26 on Annex C to this prospectus supplement, representing approximately 0.9% of the Initial Pool Balance, has an $800,000 environmental reserve in connection with the potential cleanup of groundwater contamination caused by a dry cleaning business at the Mortgaged Property. Although the environmental reports found contamination levels below the levels requiring remedial action by the San Francisco Bay Regional Water Quality Control Board, additional monitoring and testing was required. The environmental consultant estimated that such costs would not be more than $70,000 to $140,000. The consultant indicated that should the additional testing reveal significantly higher levels than initially found and should any other governmental authority require a full remediation, such costs could be as high as $700,000.

     ADDITIONAL MORTGAGE LOAN INFORMATION. Each of the tables presented in Annex A sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-Off Date, if applicable. For a detailed presentation of certain characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex C to this prospectus supplement. For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see Annex B to this prospectus supplement.

THE WHOLE LOANS

     GENERAL. Ten (10) of the Mortgage Loans (each a "Whole Loan), representing approximately 33.1% of the Initial Pool Balance, are part of a split loan structure, where the related Mortgage Loan and one or more other companion loans that are pari passu in right of payment with the related Mortgage Loan (each a "Pari Passu Companion Loan") or are subordinate in right of payment with the related Mortgage Loan (each a "Subordinate Companion Loan", and together with the Pari Passu Companion Loans, the "Companion Loans") are secured by the same mortgage instrument on the related Mortgaged Property. In each case, the Mortgage Loan and its related Pari Passu Companion Loan(s) have the same interest rate, maturity date and amortization term.

     Three (3) of the Whole Loans, identified as loan nos. 4, 8 and 11 on Annex C to this prospectus supplement (the "Non-Serviced Loans"), with a principal balance as of the cut-off date of $130,000,000, $80,000,000 and $67,333,333, respectively, and representing approximately 5.0%, 3.1% and 2.6%, respectively, of the Initial Pool Balance as applicable, are being serviced in accordance with pooling and servicing agreements separate from the Pooling Agreement under which your Certificates are issued as described below (each a "Pari Passu PSA"), by the master servicer and special servicer that are parties to the Pari Passu PSA, and subject to the servicing standards provided for in the related separate Pari Passu PSA.

     Seven (7) of the Whole Loans, identified as loan nos. 1, 2, 3, 12, 19, 53 and 87 on Annex C to this prospectus supplement, the Grand Canal Shoppes at the Venetian Whole Loan, the Daily New Building Whole Loan, the 1441 Broadway Whole Loan, the Waterfront Plaza Whole Loan, the Mercado Santa Clara Whole Loan, 700 Westpark Office Building Whole Loan and the Hazel Gardens Apartments Whole Loan (the "Serviced Whole Loans"), with a principal balance as of the cut-off date of $189,548,779, $154,000,000, $132,647,486, $61,000,000, $32,800,000, $9,800,000
and $5,950,000, respectively and representing approximately 7.3%, 5.9%, 5.1%, 2.3%, 1.3%, 0.4% and 0.2%, respectively, of the Initial Pool Balance, will be serviced pursuant to the Pooling Agreement. Any Companion Loan that is part of a Serviced Whole Loan is referred to in this prospectus supplement as a "Serviced Companion Loan").

     The table below identifies each of the pooled mortgage loans and its corresponding Companion Loan.

                                                    ORIGINAL                             AGGREGATE           SUBORDINATE
                                                 PRINCIPAL LOAN      % OF INITIAL        COMPANION            COMPANION
             MORTGAGE LOAN                           BALANCE         POOL BALANCE       LOAN BALANCE            BALANCE
             -------------                           -------         ------------       ------------            -------
Grand Canal Shoppes at the Venetian.........      $190,000,000           7.3%          $237,000,000(1)           NA
Daily News Building.........................      $154,000,000           5.9%          $ 56,000,000         $56,000,000(3)
1441 Broadway...............................      $133,000,000           5.1%          $  6,981,447         $ 6,981,447(4)
Garden State Plaza..........................      $130,000,000           5.0%          $390,000,000(1)           NA
111 Eighth Avenue...........................      $ 80,000,000           3.1%          $420,000,000(2)      $50,000,000(2)
237 Park Avenue.............................      $ 67,333,333           2.6%          $230,666,667(1)           NA
Waterfront Plaza............................      $ 61,000,000           2.3%          $  6,600,000         $ 6,600,000(5)
Mercado Santa Clara.........................      $ 32,800,000           1.3%          $  2,000,000         $ 2,000,000(6)
700 Westpark Office.........................      $  9,800,000           0.4%          $    650,000         $   650,000(7)
Hazel Gardens Apartments....................      $  5,950,000           0.2%          $    250,000         $   250,000(8)


                                                  PARI PASSU        CONTROLLING POOLING &       INITIAL             INITIAL
                                                COMPANION LOAN            SERVICING              MASTER             SPECIAL
             MORTGAGE LOAN                          BALANCE              AGREEMENT(9)         SERVICER(10)        SERVICER(11)
             -------------                          -------              ------------         ------------        ------------
Grand Canal Shoppes at the Venetian.........     $237,000,000             2004-GG2            Wells Fargo            Lennar
Daily News Building.........................          NA                  2004-GG2            Wells Fargo            Lennar
1441 Broadway...............................          NA                  2004-GG2            Wells Fargo            Lennar
Garden State Plaza..........................     $390,000,000          LB-UBS 2004-C4         Wachovia(12)           Lennar
111 Eighth Avenue...........................     $370,000,000             2004-GG1              Wachovia             Lennar
237 Park Avenue.............................     $230,666,667             GCCFC C2              Wachovia             Lennar
Waterfront Plaza............................          NA                  2004-GG2            Wells Fargo            Lennar
Mercado Santa Clara.........................          NA                  2004-GG2            Wells Fargo            Lennar
700 Westpark Office.........................          NA                  2004-GG2            Wells Fargo            Lennar
Hazel Gardens Apartments....................          NA                  2004-GG2            Wells Fargo            Lennar

------------------
(1)  Comprised of multiple pari passu mortgage notes.

(2) This figure represents multiple pari passu mortgage loans in the aggregate original principal amount of $370,000,000 and two subordinate mortgage loans in the aggregate original principal amount of $50,000,000 that are not part of the mortgage pool. For additional information on the subordinate mortgage loans, see "Ten Largest Mortgage Loans--111 Eighth Avenue" on Annex B to this prospectus supplement.

(3) For additional information on the subordinate mortgage loan, see "Ten Largest Mortgage Loans--Daily News Building" on Annex B to this prospectus supplement.

(4) For additional information on the subordinate mortgage loan, see "Ten Largest Mortgage Loans--1441 Broadway" on Annex B to this prospectus supplement.

(5) The Waterfront Plaza subordinate companion loan has an interest rate of 6.0%.

(6) The Mercado Santa Clara subordinate companion loan has an interest rate of 12.75%.

(7) The 700 Westpark Office subordinate companion loan has an interest rate of 12.75%.

(8) The Hazel Garden Apartments subordinate companion loan has an interest rate of 13.5%.

(9) 2004-GG2 refers to the pooling and servicing agreement for this transaction. LB-UBS 2004-C4 refers to the pooling and servicing agreement entered into in connection with the LB-UBS Commercial Mortgage Trust Series 2004-C4. GCCFC C2 refers to the pooling and servicing agreement entered into in connection with the Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2003-C2. 2004-GG1 refers to the pooling and servicing agreement entered into in connection with the Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1.

(10) Wells Fargo refers to Wells Fargo Bank, National Association and Wachovia refers to Wachovia Bank, National Association.

(11) Lennar refers to Lennar Partners, Inc.

(12) Midland Loan Services, Inc. is the primary servicer for this Mortgage Loan pursuant to a sub-servicing agreement.

     THE GRAND CANAL SHOPPES AT THE VENETIAN WHOLE LOAN. The Mortgage Loan identified as loan no. 1 on Annex C to this prospectus supplement (the "Grand Canal Shoppes at the Venetian Loan"), which has an outstanding principal balance as of the Cut-Off Date of $189,548,779, representing approximately 7.3% of the Initial Pool Balance, is secured by the same Mortgaged Property on a pari passu basis with four Pari Passu Companion Loans (the "Grand Canal Pari Passu Companion Loans" and together with the Grand Canal Shoppes at the Venetian Loan the "Grand Canal Shoppes at the Venetian Whole Loan") that are not included in the trust and that have an aggregate original principal balance of $237,000,000.

     An intercreditor agreement (the "Grand Canal Intercreditor Agreement") governs the respective rights and powers of the noteholders of the Grand Canal Shoppes at the Venetian Whole Loan. The Grand Canal Intercreditor Agreement provides, in general, that:

     o the Grand Canal Shoppes at the Venetian Loan and the Grand Canal Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any of the others; and

     o the Pooling Agreement will govern the servicing and administration of the Grand Canal Shoppes at the Venetian Loan and the Grand Canal Pari Passu Companion Loans.

     All decisions, consents, waivers, approvals and other actions on the part of the holder of the Grand Canal Shoppes at the Venetian Loan and the Grand Canal Pari Passu Companion Loans will be effected in accordance with the Pooling Agreement. However, certain decisions are to be approved by the holder or holders of the largest percentage of the outstanding principal balance of the Grand Canal Shoppes at the Venetian Whole Loan (which may consist of two or more holders acting together as a majority) (the "Grand Canal Majority Holder"). Additionally, notwithstanding any consent provisions in the Pooling Agreement, the Grand Canal Majority Holder will have the right to approve the following:

     o any foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the Mortgaged Property securing the Grand Canal Shoppes at the Venetian Whole Loan if it comes into and continues in default;

     o any modification, amendment or waiver of a monetary term (including a change in the timing of payments) or any material non monetary term of the Grand Canal Shoppes at the Venetian Whole Loan;

     o any proposed sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the applicable pooling and servicing agreement;

     o any acceptance of a discounted payoff with respect to the Grand Canal Shoppes at the Venetian Whole Loan;

     o any determination to bring REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO property;

     o any release of real property collateral for the Grand Canal Shoppes at the Venetian Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Grand Canal Shoppes at the Venetian Whole
        Loan);

     o any acceptance of substitute or additional collateral for the Grand Canal Shoppes at the Venetian Whole Loan (other than in accordance with the terms of the Grand Canal Shoppes at the Venetian Whole Loan);

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause in the Grand Canal Shoppes at the Venetian Whole Loan;

     o any release of earn-out reserve funds or related letters of credit with respect to the property (other than in accordance with the terms of, or upon satisfaction of, the Grand Canal Shoppes at the Venetian Whole
        Loan);

     o  any property manager change that requires lender approval; and

     o a determination not to maintain or cause borrower to maintain all-risk property insurance providing coverage for terrorist attacks, despite the fact that insurance may be required under the loan.

     provided that, no advice, direction or objection from or by the Grand Canal Shoppes Majority holder may require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law (including the REMIC provisions of the Code) or any provision of the intercreditor agreement or the Pooling Agreement.

     If the Grand Canal Majority Holder has not approved or proposed a course of action that satisfies the Servicing Standard within 30 days (or such shorter period as may be required under the related loan documents) after receipt of a request for consent to any action by the Master Servicer or the Special Servicer, as applicable, the Grand Canal Majority Holder will be deemed to have approved the proposed course of action and the Master Servicer or Special Servicer will implement that proposed course of action.

     All payments, proceeds and other recoveries on or in respect of the Grand Canal Shoppes at the Venetian Loan and/or the Grand Canal Pari Passu Companion Loans will be applied to the Grand Canal Shoppes at the Venetian Loan and the Grand Canal Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances. The transfer of the ownership of the Grand Canal Pari Passu Companion Loans to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     In addition, under the Pooling Agreement, if the Grand Canal Shoppes at the Venetian Loan is subject to a fair value purchase option, then the holders of that option will be required to purchase the Grand Canal Pari Passu Companion Loans from any other trust in connection with the exercise of that option. See also "The Pooling Agreement--Servicing of the Whole Loans" in this prospectus supplement.

     The special servicer of the Grand Canal Shoppes at the Venetian Whole Loan may only be terminated for cause.

     THE GARDEN STATE PLAZA WHOLE LOAN. The Mortgage Loan identified as loan no. 4 on Annex C to this prospectus supplement (the "Garden State Plaza Loan"), which has an outstanding principal balance as of the Cut-Off Date of $130,000,000, representing approximately 5.0% of the Initial Pool Balance, is secured by the same Mortgaged Property on a pari passu basis with two Pari Passu Companion Loans (the "Garden State Plaza Pari Passu Companion Loans" and together with the Garden State Plaza Loan the "Garden State Plaza Whole Loan") that are not included in the trust and that have an aggregate original principal balance of $390,000,000. One (1) of the Garden State Plaza Pari Passu Companion Loans is owned by the trust fund (the "LB-UBS 2004-C4 Trust") established pursuant to the pooling and servicing agreement (the "LB-UBS 2004-C4 PSA") related to the LB-UBS Commercial Mortgage Trust 2004-04, Commercial Mortgage Pass Through Certificates, Series 2004-C4, among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer (the "LB-UBS 2004-C4 Master Servicer"), Lennar Partners, Inc., as special servicer (the "LB-UBS 2004-C4 Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "LB-UBS 2004-C4 Trustee"). The Garden State Plaza Pari Passu Companion Loans are not assets of the trust.

     The Garden State Plaza Pari Passu Companion Loans and the Garden State Plaza Loan will be serviced pursuant to the LB-UBS 2004-C4 PSA, and, therefore, the LB-UBS 2004-C4 Master Servicer will remit collections on the Garden State Plaza Loan to or on behalf of the Trust Fund and will make Property Advances in respect of the Mortgaged Property securing the Garden State Plaza Whole Loan.

     A co-lender agreement (the "Garden State Plaza Co-Lender Agreement") governs the respective rights and powers of the noteholders of the Garden State Plaza Whole Loan. The Garden State Plaza Co-Lender Agreement provides, in general, that:

     o the Garden State Plaza Loan and the Garden State Plaza Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any of the others; and

     o the LB-UBS 2004-C4 PSA will govern the servicing and administration of the Garden State Plaza Loan and the Garden State Plaza Pari Passu Companion Loans.

     All decisions, consents, waivers, approvals and other actions on the part of the holder of the Garden State Plaza Loan and the Garden State Plaza Pari Passu Companion Loans will be effected in accordance with the LB-UBS 2004-C4 PSA. However, certain decisions are to be approved by the holder or holders of a majority interest in the Garden State Plaza Whole Loan (which may consist of two or more holders acting together as a majority). The holder of the majority interest in the Garden State Plaza Whole Loan is the holder or the holders of the Garden State Plaza Loan and/or the Garden State Plaza Pari Passu Companion Loan(s) representing more than 50% of the outstanding principal balance of the Garden State Plaza Whole Loan (the "Garden State Plaza Majority Holder"). Additionally, notwithstanding any consent provisions in the LB-UBS 2004-C4 PSA, the Garden State Plaza Majority Holder will have the right to approve the following:

     o any foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the Mortgaged Property securing the Garden State Plaza Whole Loan (the "Garden State Plaza Mortgaged Property") if it comes into and continues in default;

     o  any modification, amendment or waiver of the Garden State Plaza Whole
        Loan;

     o any proposed sale of REO property related to the Garden State Plaza Mortgaged Property (other than in connection with the termination of the trust fund) for less than the unpaid principal balance, plus accrued interest plus any related unreimbursed property protection advance;

     o any acceptance of a discounted payoff with respect to the Garden State Plaza Whole Loan;

     o any determination to bring REO property related to the Garden State Plaza Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO property;

     o any release of real property collateral for the Garden State Plaza Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Garden State Plaza Loan);

     o any acceptance of substitute or additional collateral for the Garden State Plaza Whole Loan (other than in accordance with the terms of the Garden State Plaza Whole Loan);

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause in the Garden State Plaza Whole Loan; and

     o any acceptance of an assumption agreement releasing a borrower or guarantor from liability under the Garden State Plaza Whole Loan;

     provided that, no advice, direction or objection from or by the Garden State Plaza Majority Holder may require or cause the LB-UBS 2004-C4 Master Servicer or the LB-UBS 2004-C4 Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law (including the REMIC provisions of the Code) or any provision of the intercreditor agreement or the LB-UBS 2004-C4 PSA.

     All payments, proceeds and other recoveries on or in respect of the Garden State Plaza Loan and/or the Garden State Plaza Pari Passu Companion Loans will be applied to the Garden State Plaza Loan and the Garden State Plaza Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances. The transfer of the ownership of the Garden State Plaza Pari Passu Companion Loans to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     Under the LB-UBS 2004-C4 PSA, if the Garden State Plaza Companion Loan is subject to a fair value purchase option, then the holders of that option are not required to purchase the Garden State Plaza Pari Passu Loan from any other trust in connection with the exercise of that option. No holder of the Garden State Plaza Whole Loan may replace the special servicer under the LB-UBS 2004-C4 PSA with respect to this loan other than for cause. See also "The Pooling Agreement--Servicing of the Whole Loans" in this prospectus supplement.

     The special servicer of the Garden State Plaza Whole Loan may only be terminated for cause by the majority holder of the controlling class of the LB-UBS 2004-C4 certificates.

     THE 1441 BROADWAY WHOLE LOAN. The Mortgage Loan identified as loan no. 3 on Annex C to this prospectus supplement (the "1441 Broadway Loan"), which has an outstanding principal balance as of the Cut-Off Date of $132,647,486, representing approximately 5.1% of the Initial Pool Balance, is secured by the same Mortgaged Property securing the related Subordinate Companion Loan (the "1441 Broadway Subordinate Companion Loans" and, together with the 1441 Broadway Loan, the "1441 Broadway Whole Loan") that is not included in the trust and that has an aggregate original principal balance of $6,981,447.

     The 1441 Broadway Loan and the 1441 Broadway Subordinate Companion Loan will be serviced by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. A co-lender agreement (the "1441 Broadway Co-Lender Agreement") governs the respective rights and powers of the holder of the 1441 Broadway Loan and the holder of the 1441 Broadway Subordinate Companion Loan. The 1441 Broadway Co-Lender Agreement provides, in general, that:

     o the 1441 Broadway Subordinate Companion Loan is subordinate to the 1441 Broadway Loan;

     o so long as neither (i) a monetary event of default with respect to the 1441 Broadway Whole Loan nor (ii) a material non-monetary event of default with respect to the 1441 Broadway Whole Loan has occurred and is continuing, the 1441 Broadway Loan and the 1441 Broadway Subordinate Companion Loan are generally pari passu in right of payment (i.e., the 1441 Broadway Loan and the 1441 Broadway Subordinate Companion Loan are entitled to their respective pro rata share of all payments of principal and interest, although holders of the 1441 Broadway Loan will be paid their share prior to holders of the 1441 Broadway Subordinate Companion Loan) and following the occurrence and during the continuance of the events described in clauses (i) or (ii) above, the 1441 Broadway Loan will be senior in right of payment to the 1441 Broadway Subordinate Companion Loan, such that all amounts received in respect of the 1441 Broadway Whole Loan will be used to pay interest on the 1441 Broadway Loan, then to pay principal of the 1441 Broadway Loan until its principal balance is reduced to zero, then to pay interest on the 1441 Broadway Subordinate Companion Loan, then to pay principal of the 1441 Broadway Subordinate Companion Loan until its principal balance is reduced to zero.

     o the Pooling Agreement will govern the servicing and administration of the 1441 Broadway Whole Loan.

     All decisions, consents, waivers, approvals and other actions on behalf of holders of the 1441 Broadway Whole Loan will be effected in accordance with the Pooling Agreement. However, certain decisions are to be approved by the directing holder of the 1441 Broadway Whole Loan (the "1441 Broadway Directing Holder"), which for so long as a control appraisal event does not exist, will be the holder of the 1441 Broadway Subordinate Companion Loan, and after a control appraisal event has occurred, will be the holder of a majority interest in the Controlling Class. A control appraisal event with respect to the 1441 Broadway Whole Loan will exist if and for so long as the initial principal balance of the 1441 Broadway Subordinate Companion Loan minus principal payments, appraisal reduction amounts and realized losses allocated to the 1441 Broadway Subordinate Companion Loan is less than 25% of an amount equal to the initial principal balance of the 1441 Broadway Subordinate Companion Loan minus any principal payments allocated to the 1441 Broadway Subordinate Companion Loan. The 1441 Broadway Directing Holder will have the right to approve the following:

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the Mortgaged Property securing the 1441 Broadway Whole Loan if it comes into and continues in default or other enforcement action under the related loan documents;

     o any modification, extension, amendment or waiver of a monetary term (including a change in the timing of payments) or any material non monetary term of the 1441 Broadway Whole Loan;

     o any proposed or actual sale of related Mortgaged Property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the Pooling Agreement;

     o any acceptance of a discounted payoff with respect to the 1441 Broadway Whole Loan;

     o any determination to bring the Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO Property;

     o any release of collateral for the 1441 Broadway Whole Loan or any release of the borrower or any guarantor or indemnitor under the 1441 Broadway Whole Loan (other than as required by the terms of, or upon satisfaction of, the 1441 Broadway Whole Loan);

     o any acceptance of substitute or additional collateral for the 1441 Broadway Whole Loan (other than as required by the terms of the 1441 Broadway Whole Loan);

     o  any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o any acceptance of an assumption agreement releasing a borrower from liability under the 1441 Broadway Whole Loan;

     o any approval of any replacement Special Servicer for the 1441 Broadway Whole Loan (other than in connection with the Trustee becoming the successor thereto pursuant to the terms of the Pooling Agreement);

     o any acceptance of a change in the property management company (provided that the unpaid principal balance of the 1441 Broadway Whole Loan is greater than $5,000,000);

     o any determination by the Master Servicer (i) that the 1441 Broadway Whole Loan has become a specially serviced loan solely by reason of the borrower's failure to maintain insurance against damages from acts of terrorism or (ii) to force place any insurance against damages from acts of terrorism that is failed to be maintained by the borrower (subject to certain limitations); and

     o  any extension of the maturity date of the 1441 Broadway Whole Loan.

     In addition, the 1441 Broadway Directing Holder may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the 1441 Broadway Whole Loan as the 1441 Broadway Directing Holder may deem advisable.

     No advice, direction or objection from or by the 1441 Broadway Directing Holder may require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law (including the REMIC provisions of the Code) or any provision of the co-lender agreement or the Pooling Agreement.

     The transfer of more than 49% of the ownership of any 1441 Broadway Subordinate Companion Loan to any person or entity other than (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans or
(iii) other entities as to which a ratings confirmation has been received with respect to the Certificates, is generally prohibited. See also "The Pooling Agreement--Servicing of the Whole Loans" in this prospectus supplement.

     The 1441 Broadway Co-Lender Agreement provides that in the event that (a) any payment of principal or interest on the 1441 Broadway Whole Loan is 90 days delinquent, (b) the 1441 Broadway Whole Loan has been accelerated, (c) the principal balance of the 1441 Broadway Whole Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e) the 1441 Broadway Whole Loan becomes a specially serviced loan (and the 1441 Broadway Whole Loan is either in default or a default with respect thereto is reasonably foreseeable), the holder of the 1441 Broadway Subordinate Companion Loan will have the right to purchase the 1441 Broadway Loan at a price generally equal to the unpaid principal balance of such loan, plus accrued and unpaid interest thereon, all related unreimbursed advances, accrued and unpaid interest on all advances, all unreimbursed fees payable to the master servicer and the special servicer and any other amounts payable to the Master Servicer or the Special Servicer under the Pooling Agreement relating to the 1441 Broadway Whole Loan.

     The 1441 Broadway Co-Lender Agreement also provides that in the event the borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the 1441 Broadway Subordinate Companion Loan will have the right to cure such default, (a) in the case of a monetary default within 10 days after the expiration of the grace period and (b) in the case of a default, other than a monetary default or a bankruptcy of the borrower, within 30 days after the expiration of the applicable grace period (or within 90 days if the Master Servicer determines to grant an extension of such cure periods) as long as such party is diligently proceeding with such cure. There are no limits and the number of cures that may be made.

     1441 Broadway Co-Lender Agreement also provides that prior to a control appraisal event, the holder of the 1441 Broadway Subordinate Companion Loan will have the right to replace the special servicer for the 1441 Broadway Whole Loan with or without cause.

     THE 111 EIGHTH AVENUE WHOLE LOAN. The Mortgage Loan identified as loan no. 8 on Annex C to this prospectus supplement (the "111 Eighth Avenue Loan"), which has an outstanding principal balance as of the Cut-Off Date of $80,000,000, representing approximately 3.1% of the Initial Pool Balance, is secured by the same Mortgaged Property on a pari passu basis with 6 Pari Passu Companion Loans (the "111 Eighth Avenue Pari Passu Companion Loans") that are not included in the trust and that have an aggregate original principal balance of $370,000,000. The Mortgaged Property also secures two subordinate mortgage loans (the "111 Eighth Avenue Subordinate Companion Loans", and together with the 111 Eighth Avenue Loan and the 111 Eighth Avenue Pari Passu Companion Loans, the "111 Eighth Avenue Whole Loan) that have an aggregate original principal balance of $50,000,000. One (1) of the 111 Eighth Avenue Pari Passu Companion Loans and one (1) of the 111 Eighth Avenue Subordinate Companion Loans is owned by the trust fund (the "GG1 Trust") established pursuant to the pooling and servicing agreement (the "GG1 PSA") related to the Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-GG1, among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer (the "GG1 Master Servicer"), Lennar Partners, Inc., as special servicer (the "GG1 Special Servicer"), LaSalle Bank, National Association, as trustee (the "GG1 Trustee") and ABN AMRO Bank N.V., as fiscal agent. Certain of the other 111 Eighth Avenue Pari Passu Companion Loans are owned by various other trust funds. The 111 Eighth Avenue Pari Passu Companion Loans are not assets of the trust.

     The 111 Eighth Avenue Pari Passu Companion Loans and the 111 Eighth Avenue Loan will be serviced pursuant to the GG1 PSA, and, therefore, the GG1 Master Servicer will remit collections on the 111 Eighth Avenue Loan to or on behalf of the Trust Fund and will make Property Advances in respect of the Mortgaged Property securing the 111 Eighth Avenue Whole Loan. The GG1 Master Servicer will be required to make P&I Advances in respect of the 111 Eighth Avenue Loan, unless the GG1 Master Servicer or the GG1 Special Servicer determines that such an Advance would not be recoverable from collections on the 111 Eighth Avenue Loan.

     A co-lender agreement (the "111 Eighth Avenue Co-Lender Agreement") governs the respective rights and powers of the noteholders of the 111 Eighth Avenue Whole Loan. The 111 Eighth Avenue Co-Lender Agreement provides, in general, that:

     o the 111 Eighth Avenue Loan and the 111 Eighth Avenue Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

     o the 111 Eighth Avenue Subordinate Companion Loans are subordinate to the 111 Eighth Avenue Loan and the 111 Eighth Avenue Pari Passu Companion Loans;

     o so long as neither (i) a monetary event of default with respect to the 111 Eighth Avenue Whole Loan nor (ii) a material non-monetary event of default with respect to the 111 Eighth Avenue Whole Loan has occurred and is continuing, each of 111 Eighth Avenue Loan, the 111 Eighth Avenue Pari Passu Companion Loans and the 111 Eighth Avenue Subordinate Companion Loans are generally pari passu in right of payment (i.e., each of the 111 Eighth Avenue Loan, the 111 Eighth Avenue Pari Passu Companion Loans and the 111 Eighth Avenue Subordinate Companion Loans are entitled to their respective pro rata share of all payments of principal and interest, although holders of the 111 Eighth Avenue Loan and the 111 Eighth Avenue Pari Passu Companion Loans will be paid their share prior to holders of the 111 Eighth Avenue Subordinate Companion Loans) and following the occurrence and during the continuance of the events described in clauses (i) or (ii) above, each of the 111 Eighth Avenue Loan and the 111 Eighth Avenue Pari Passu Companion Loans will be senior in right of payment to the 111 Eighth Avenue Subordinate Companion Loans, such that all amounts received in respect of the 111 Eighth Avenue Whole Loan will be used to pay interest on the 111 Eighth Avenue Loan and 111 Eighth Avenue Pari Passu Companion Loans, then to pay principal of the 111 Eighth Avenue Loan and 111 Eighth Avenue Pari Passu Companion Loans until their principal balance is reduced to zero, then to pay interest on the 111 Eighth Avenue Subordinate Companion Loans, then to pay principal of the 111 Eighth Avenue Subordinate Companion Loans until their principal balance is reduced to zero;

     o the GG1 PSA will govern the servicing and administration of the 111 Eighth Avenue Whole Loan.

     All decisions, consents, waivers, approvals and other actions on behalf of the holders of the 111 Eighth Avenue Whole Loan will be effected in accordance with the GG1 PSA. However, certain decisions are to be approved by the directing holder of the 111 Eighth Avenue Whole Loan (the "111 Eighth Avenue Directing Holder"), which for so long as a control appraisal event does not exist, will be the holders of the 111 Eighth Avenue Subordinate Companion Loans (which, in the case of the 111 Eighth Avenue Subordinate Companion Loan that is an asset of the GG1 Trust, will be the holder or holders of a majority interest in the separate class of certificates that represents the interests in such loan and after a control appraisal event has occurred, will be the controlling class of the GG1 Trust. A control appraisal event with respect to the 111 Eighth Avenue Whole Loan will exist if and for so long as the initial principal balance of the 111 Eighth Avenue Subordinate Companion Loan minus principal payments, appraisal reduction amounts and realized losses allocated to the 111 Eighth Avenue Subordinate Companion Loan is less than 25% of an amount equal to the initial principal balance of the 111 Eighth Avenue Subordinate Companion Loan. The 111 Eighth Avenue Directing Holder will have the right to approve the following:

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the Mortgaged Property securing the 111 Eighth Avenue Whole Loan if it is a specially serviced loan and has come into and continues in default;

     o any modification, extension, amendment or waiver of a monetary term (including a change in the timing of payments) or any material non-monetary term of the 111 Eighth Avenue Whole Loan;

     o any proposed or actual sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the applicable pooling and servicing agreement;

     o any acceptance of a discounted payoff with respect to the 111 Eighth Avenue Whole Loan;

     o any determination to bring the Mortgaged Property or REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

     o any release of collateral for the 111 Eighth Avenue Whole Loan or any release of the borrower (other than in accordance with the terms of, or upon satisfaction of, the 111 Eighth Avenue Whole Loan);

     o any acceptance of substitute or additional collateral for the 111 Eighth Avenue Whole Loan (other than in accordance with the terms of the 111 Eighth Avenue Whole Loan);

     o any waiver of a "due-on-sale" or "due on-encumbrance" clause with respect to the 111 Eighth Avenue Whole Loan or consent to a transfer of the Mortgaged Property or interests in the borrower;

     o any acceptance of an assumption agreement releasing a borrower or guarantor from liability under the 111 Eighth Avenue Whole Loan;

     o any acceptance of a change in the property management company (provided that the unpaid principal balance of the 111 Eighth Avenue Whole Loan is greater than $5,000,000);

     o any extension of the maturity date of the 111 Eighth Avenue Whole Loan, which results in the remaining term of any related ground lease (together with extensions at the sole option of the lender) being less than 10 years beyond the amortization term of the 111 Eighth Avenue Whole Loan;

     o any determination by the GG1 Special Servicer that the 111 Eighth Avenue Whole Loan has become a specially serviced loan as a result of (1) a likely monetary default, or (2) an actual or imminent material non-monetary default, including, without limitation, by reason of the borrower's failure to maintain insurance against damages from acts of terrorism;

     o certain extensions by the GG1 Special Servicer of the maturity date of the 111 Eighth Avenue Whole Loan (if it is a performing loan);

     o the adoption or approval of a plan of bankruptcy or reorganization with respect to the borrower; and

     o approval of any material capital expenditure that requires the approval of the lender under the related loan documents.

     In addition, the 111 Eighth Avenue Directing Holder may direct the GG1 Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the 111 Eighth Whole Loan that the 111 Eighth Avenue Directing Holder may consider advisable.

     No advice, direction or objection from or by the 111 Eighth Avenue Directing Holder may require or cause the GG1 Master Servicer or the GG1 Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law (including the REMIC provisions of the Code) or any provision of the intercreditor agreement or the GG1 PSA.

     For so long as a control appraisal event has not occurred, if the holders of the two 111 Eighth Avenue Subordinate Companion Loans are unable to agree with respect to any course of action, a third party operating advisor will make a final determination with respect to the proposed course of action (which could result in a delay in the special servicer taking certain actions).

     In addition to obtaining the consent of the 111 Eighth Avenue Directing Holder in connection with the items listed above, the special servicer will be required to consult, on a non-binding basis, with the holders of each of the 111 Eighth Avenue companion loans that are not the directing holder (or if any such Companion Loan is included in a securitization, with the majority interests of the designated controlling class of certificates of such securitization).

     All payments, proceeds and other recoveries on or in respect of the 111 Eighth Avenue Loan and/or the 111 Eighth Avenue Pari Passu Companion Loans will be applied to the 111 Eighth Avenue Loan and the 111 Eighth Avenue Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances.

     The transfer of more than 49% of the ownership of any 111 Eighth Avenue Pari Passu Companion Loan or 111 Eighth Avenue Subordinate Companion Loan to any person or entity other than (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, or (iii) other entities as to which a ratings confirmation has been received with respect to the Certificates and any securities backed by any of the 111 Eighth Avenue Pari Passu Companion Loans or 111 Eighth Avenue Subordinate Companion Loans, is generally prohibited. See also "The Pooling Agreement--Servicing of the Whole Loans" in this prospectus supplement.

     The intercreditor agreement for the 111 Eighth Avenue Whole Loan provides that in the event that (a) any payment of principal or interest on the 111 Eighth Avenue Whole Loan is 90 days or more delinquent, (b) the 111 Eighth Avenue Whole Loan has been accelerated, (c) the principal balance of the 111 Eighth Avenue Whole Loan is not paid at maturity, or (d) the borrower files a petition for bankruptcy, the holders of the 111 Eighth Avenue Subordinate Companion Loans will have the right to purchase the 111 Eighth Avenue Loan and the 111 Eighth Avenue Pari Passu Companion Loan at a price generally equal to the unpaid principal balance of such loans, plus accrued and unpaid interest thereon, all related unreimbursed property advances, accrued and unpaid interest on all advances, all unreimbursed fees payable to the master servicer and the special servicer and any other expenses relating to the 111 Eighth Avenue Whole Loan.

     The intercreditor agreement for the 111 Eighth Avenue Whole Loan also provides that in the event the borrower fails to make any payment of principal or interest or the borrower otherwise defaults, each of the holders of the 111 Eighth Avenue Subordinate Companion Loans will have the right to cure such default, (a) in the case of a monetary default within 10 days after the expiration of the grace period and (b) in the case of a default, other than a monetary default or a bankruptcy of the borrower, within 30 days after the expiration of the applicable grace period as long as such party is diligently proceeding with such cure, but at no other times. No single cure event may last longer than three months; there must be at least six months between cure events, and there may be no more than six cure events over the life of the 111 Eighth Avenue Whole Loan.

     The intercreditor agreement also provides that the controlling class representative for the GG1 Trust (as holder of one of the 111 Eighth Avenue Pari Passu Companion Loans) will have the right to replace the special servicer for the 111 Eighth Avenue Whole Loan under the GG1 PSA with or without cause; provided however, if a control appraisal event has not occurred, such replacement must be approved in writing by the holders of both of the 111 Eighth Avenue Subordinate Companion Loans. In addition, if a control appraisal event has not occurred, upon an event of default of the special servicer of the 111 Eighth Avenue Whole Loan under the GG1 PSA, if the special servicer is not otherwise terminated, either holder of the 111 Eighth Avenue Subordinate Companion Loans may terminate the special servicer and any replacement special servicer will be subject to the approval of the holders of both of the 111 Eighth Avenue Subordinate Companion Loans.

     The rights of the 111 Eighth Avenue Subordinate Companion Loan included in the GG1 Trust will be exercised by the holders of the majority interest in the specific class of certificates issued under the GG1 PSA that represents the interest in that loan.

     THE DAILY NEWS BUILDING WHOLE LOAN. The Mortgage Loan identified as Loan No. 2 on Annex C to this prospectus supplement (the "Daily News Building Loan") which has an outstanding principal balance as of the Cut-Off Date of $154,000,000 representing approximately 5.9% of the Initial Pool Balance is secured by the same Mortgaged Property that is securing the related Subordinate Companion Loan (the "Daily News Building Subordinate Companion Loan" and, together with the Daily News Building Loan, the "Daily News Building Whole Loan") that is not included in the trust and that has a principal balance of $56,000,000 as of the Cut-Off Date.

     The Daily News Building Loan will be serviced by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. The holder of the Daily News Building Loan (the "Daily News Building Holder") and the holder of the Daily News Building Subordinate Companion Loan (the "Daily News Building Subordinate Companion Holder") have entered into an intercreditor agreement that sets forth the respective rights of the Daily News Building Holder and the Daily News Building Subordinate Companion Holder (the "Daily News Building Intercreditor Agreement"). The Daily News Building Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Daily News Building Whole Loan will be allocated first, to the holder of the Daily News Building Subordinate Companion Loan and thereafter, to the Daily News Building Loan.

     The Daily News Building Controlling Holder will have the right to consult with and advise the Special Servicer with respect to the Daily News Building Whole Loan. The "Daily News Building Controlling Holder" will be the holder of the Daily News Building Subordinate Companion Loan prior to the occurrence of a Daily News Building Control Appraisal Event, and after the occurrence of and during the continuation of a Daily News Building Control Appraisal Event, will be the holder of the Daily News Building Loan. A "Daily News Building Control Appraisal Event" will exist, if and for so long as, the initial principal balance of the Daily News Building Subordinate Companion Loan (minus (i) the sum of any principal allocated to, and received on, the Daily News Building Subordinate Companion Loan after the cut-off date, (ii) any Appraisal Reduction for the Daily News Building Subordinate Companion Loan and (iii) realized losses with respect to the Daily News building Subordinate Companion Loan) is less than

25% of its initial principal balance (minus the sum of any principal payment received on, the Daily News Building Subordinate Companion Loan after the cut of date).

     The prior written consent of the Holder of the Daily News Building Loan and the Daily News Building Controlling Holder will be required for any modification, amendment, consolidation spreader, restatement or waiver that would:

     o change the aggregate principal amount evidenced by the Daily News Building Loan or the Daily News Building Subordinate Companion Loan;

     o provide for any discounted payoff of the Daily News Building Loan or the Daily News Building Subordinate Companion Loan;

     o  modify the maturity date of the Daily News Building Whole Loan;

     o provide for the payment of any additional interest, additional fees, kicker or similar equity feature in respect of the Daily News Building While Loan;

     o change the amount of any payment required under the Daily News Building Loan or the Daily News Building Subordinate Companion Loan or modify any related amortization schedule;

     o change any other monetary or material non-monetary term in the Daily News Building Whole Loan in a manner that has an adverse effect on the holder of the Daily News Building Subordinate Companion Loan;

     o change the timing of payments under the Daily News Building Loan or the Daily News Building Subordinate Companion Loan in a manner that has an adverse effect on the holder of the Daily News Building Subordinate Companion Loan;

     o release and/or substitute any material collateral except in accordance with the Daily News Building Whole Loan; or

     o permit the transfer of the Daily News Building Property, except in accordance with the Daily News Building Whole Loan.

No advice, direction or objection from or by the holder of a majority interest in the Daily News Building Whole Loan may require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law (including the REMIC provisions of the Code) or any provision of the intercreditor agreement or the Pooling Agreement.

     Under the terms of the Daily News Building Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or a non-monetary event of default which causes the Daily News Building Whole Loan to become a Specially Serviced Mortgage Loan, the acceleration of the Daily News Building Whole Loan, the Daily News Building While Loan becoming a Specially Serviced Mortgage Loan or the occurrence of the maturity date for the Daily News Building Whole Loan all payments and proceeds received with respect to the Daily News Building Whole Loan will generally be paid in the following manner:

     first, to the Daily News Building Loan, all accrued and unpaid interest on its outstanding principal at its interest rate less the Daily News Building Loan's pro rata share (based on the respective principal balances of the Daily News Building Loan and the Daily News Building Subordinate Companion Loan) of any Servicing fees and Trustee fees;

     second, to the Daily News Building Loan, the amount of principal then payable by the terms of the Daily News Building Loan.

     third, to the Daily News Building Subordinate Companion Loan, all accrued and unpaid interest then payable in respect of the Daily News Building Subordinate Companion Loan less the Daily News Building Subordinate Companion Loan's pro rate share (based on the respective principal balances of the Daily News Building Loan and the Daily News Building Subordinate Companion Loan) of any Servicing Fees;

     fourth, to the Daily News Building Subordinate Companion Loan, the amount of principal then payable in respect of the Daily News Building Subordinate Companion Loan;

     fifth, to the Daily News Building Loan in an amount equal to any default interest owed to the Daily News Building Loan;

     sixth, to the Daily News Building Subordinate Companion Loan in an amount equal to any default interest owed to the Daily News Building Subordinate Companion Loan;

     seventh, to the Daily News Building Subordinate Companion Loan up to the amount of unreimbursed costs and expenses relating to the Daily News Building Whole Loan incurred by the Daily News Building Subordinate Companion Loan including any unreimbursed cure payments previously made by the Daily News Building Subordinate Companion Loan; and

     eighth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh above, such amount will be paid to each of the Daily News Building Noteholder and the Daily News Building Subordinate Companion Noteholder pro rata based upon the outstanding principal balances of the Daily News Building Loan and the Daily News Building Subordinate Companion Loan.

     Following the occurrence and during the continuance of a monetary event of default or other non-monetary event of default which causes the Daily News Building Whole Loan to become a Specially Serviced Mortgage Loan that remains uncured after the expiration of any applicable cure period, the acceleration of the Daily News Building Whole Loan, the Daily News Building Whole Loan becoming a Specially Serviced Mortgage Loan, the occurrence of the maturity date for the Daily News Building Whole Loan or a foreclosure (or deed in lieu of foreclosure) on the Daily News Building Property, after payment of all amounts then payable or reimbursable under the Pooling Agreement, the amounts received with respect to the Daily News Building Whole Loan will generally be applied in the following manner:

     first, to the Daily News Building Loan in an amount equal to accrued and unpaid interest on the Daily News Building Loan less any Trustee fees paid or reimbursed and the Daily News Building Loan's pro rata share (based on the principal balances of the Daily News Building Loan and the Daily News Building Subordinate Companion Loan) of any Servicing fees;

     second, to the Daily News Building Loan, in an amount equal to the principal balance of the Daily News Building Loan until paid in full;

     third, to the Daily News Building Subordinate Companion Loan, in any amount equal to accrued and unpaid interest on the Daily News Building Companion Loan less any Additional Trust Fund Expense and the Daily News Building Subordinate Companion Loan's pro rata share (based on the principal balances of the Daily News Building Loan and the Daily News Building Subordinate Companion Loan) of any Servicing fees;

     fourth, to the Daily News Building Loan, in an amount up to its principal balance, until all principal has been paid in full;

     fifth, if no event of default is continuing, or if an event of default is continuing but is being cured by the Daily News Building Subordinate Companion Loan, to the Daily News Building Loan in an amount equal to any involuntary prepayment of the Daily News Building Whole Loan from casualty and/or condemnation proceeds not applied to the restoration of the related Mortgaged Property until the principal balance of the Daily News Building Loan is reduced to zero, and then to the Daily News Building

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Subordinate Companion Loan in amount equal to any such involuntary prepayment remaining, until the principal balance of the Daily News Building Subordinate Companion Loan is reduced to zero;

     sixth, to the Daily News Building Loan, in an amount equal to any yield maintenance premium, to the extent actually paid, allocable to the Daily News Building Loan.

     seventh, to the Daily News Building Subordinate Companion Loan, in an amount equal to any yield maintenance premium, to the extent actually paid, allocable to the Daily News Building Subordinate Companion Loan;

     eighth, to the Daily News Building Loan in an amount equally to any default interest owed to it;

     ninth, to the Daily News Building Subordinate Companion Loan in an amount equal to any default interest owed to it;

     tenth, to the Daily News Building Subordinate Companion Noteholder in an amount of any unreimbursed costs and expenses relating to the Daily News Building Subordinate Companion Loan; and

     eleventh, any excess, pro rata, to the Daily News Building Noteholder and the Daily News Building Subordinate Companion Noteholder based upon their respective original principal balances.

     In the event that the borrower fails to make any payment of principal or interest on the Daily News Building Whole Loan, resulting in a monetary event of default, the Daily News Building Subordinate Companion Noteholder shall have the right to cure such default within five business days of receiving notice of the default.

     In the event that the Daily News Building Loan becomes a Specially Serviced Loan, the Daily News Building Subordinate Companion Noteholder will have an option (the "Daily News Building Purchase Option") to purchase the Daily News Building Loan from the Trust Fund at a price (the "Daily News Building Loan Option Price") generally equal to the unpaid principal balance of the Daily News Building Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Daily News Building Loan whether paid or unpaid and any other expenses relating to the Daily News Building Loan. If the Daily News Building Subordinate Companion Noteholder fails to exercise this option within the time period set forth in the Daily News Building Intercreditor Agreement, certain other parties may have the right to exercise the related Daily News Building Loan Purchase Option as described under "The Pooling Agreement--Realization upon Mortgage Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement.

     The Daily News Building Intercreditor Agreement provides that the Daily News Building Controlling Holder may remove the special servicer for the Daily News Building Whole Loan at any time for any reason or no reason.

     THE 237 PARK AVENUE WHOLE LOAN. The Mortgage Loan identified as loan no. 11 on Annex C to this prospectus supplement (the "237 Park Avenue Loan"), which has an outstanding principal balance as of the Cut-Off Date of $67,333,333, representing approximately 2.6% of the Initial Pool Balance, is secured by the same Mortgaged Property on a pari passu basis with three Pari Passu Companion Loans (the "237 Park Avenue Pari Passu Companion Loans" and, together with the 237 Park Avenue Loan, the "237 Park Avenue Whole Loan") that are not included in the trust and that have an aggregate original principal balance of $230,666,667. One (1) of the 237 Park Avenue Pari Passu Companion Loans is owned by the trust fund (the "GCCFC C2 Trust") established pursuant to the pooling and servicing agreement (the "GCCFC C2 PSA") related to the Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C2, among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer (the "GCCFC C2 Master Servicer"), Lennar Partners, Inc., as special servicer (the "GCCFC C2 Special Servicer"), LaSalle Bank National Association, as trustee (the "GCCFC C2 Trustee") and ABN AMRO Bank N.V., as fiscal agent. One (1) of the 237 Park Avenue Pari Passu Companion Loans is owned by the GG1 Trust. One (1) of the 237 Park

Avenue Pari Passu Companion Loans is owned by the trust formed in connection with the issuance of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1. The 237 Park Avenue Pari Passu Companion Loans are not assets of the trust.

     The 237 Park Avenue Pari Passu Companion Loans and the 237 Park Avenue Loan will be serviced pursuant to the GCCFC C2 PSA, and, therefore, the GCCFC C2 Master Servicer will remit collections on the 237 Park Avenue Loan to or on behalf of the Trust Fund and will make Property Advances in respect of the Mortgaged Property securing the 237 Park Avenue Whole Loan. The GCCFC C2 Master Servicer will be required to make P&I Advances in respect of the 237 Park Avenue Loan, unless the GCCFC C2 Master Servicer determines that such an Advance would not be recoverable from collections on the 237 Park Avenue Loan.

     A co-lender agreement (the "237 Park Avenue Co-Lender Agreement") governs the respective rights and powers of the noteholders of the 237 Park Avenue Whole Loan. The 237 Park Avenue Co-Lender Agreement provides, in general, that:

     o the 237 Park Avenue Loan and the 237 Park Avenue Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

     o the GCCFC C2 PSA will govern the servicing and administration of the 237 Park Avenue Loan and the 237 Park Avenue Pari Passu Companion Loans.

     All decisions, consents, waivers, approvals and other actions on behalf of the holder of the 237 Park Avenue Loan and the 237 Park Avenue Pari Passu Companion Loans will be effected in accordance with the GCCFC C2 PSA. However, certain decisions are to be approved by the holder or holders of a majority interest in the 237 Park Avenue Whole Loan (which may consist of two or more holders acting together as a majority). The holders of the individual loans that comprise the 237 Park Avenue Whole Loan will be deemed to be the following: (1) in the case of the 237 Park Avenue Loan, the majority Certificateholder of the Controlling Class, and (2) in the case of each of the other 237 Park Avenue Pari Passu Companion Loans, the holders of certificates representing a majority interest in the controlling class of certificates issued by the related securitization trust (the "237 Park Avenue Majority Holder"). Additionally, notwithstanding any consent provisions in the GCCFC C2 PSA, the 237 Park Avenue Majority Holder will have the right to approve the following:

     o any foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the Mortgaged Property securing the 237 Park Avenue Whole Loan if it comes into and continues in default;

     o any modification, amendment or waiver of a monetary term (including a change in the timing of payments) or any material non-monetary term of the 237 Park Avenue Whole Loan;

     o any proposed sale of the Mortgaged Property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the applicable pooling and servicing agreement;

     o any acceptance of a discounted payoff with respect to the 237 Park Avenue Whole Loan;

     o any determination to bring the Mortgaged Property or REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

     o any release of collateral for the 237 Park Avenue Whole Loan or any release of the borrower (other than in accordance with the terms of, or upon satisfaction of, the 237 Park Avenue Whole Loan);

     o any acceptance of substitute or additional collateral for the 237 Park Avenue Whole Loan (other than in accordance with the terms of the 237 Park Avenue Whole Loan);

     o any waiver of a due-on-sale" or due-on-encumbrance" clause in the 237 Park Avenue Whole Loan;

     o any acceptance of an assumption agreement releasing a borrower or guarantor from liability under the 237 Park Avenue Whole Loan; and

     o any action to enforce rights against the related mezzanine lender under the related intercreditor agreement.

No advice, direction or objection from or by the 237 Park Avenue Majority Holder may require or cause the GCCFC C2 Master Servicer or the GCCFC C2 Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law (including the REMIC provisions of the Code) or any provision of the intercreditor agreement or the GCCFC C2 PSA.

     All payments, proceeds and other recoveries on or in respect of the 237 Park Avenue Loan and/or the 237 Park Avenue Pari Passu Companion Loans will be applied to the 237 Park Avenue Loan and the 237 Park Avenue Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances. See also "The Pooling Agreement--Servicing of the Whole Loans" in this prospectus supplement.

     The GCCFC C2 PSA provides that the 237 Park Avenue Majority Holder may remove the special servicer for the 237 Park Avenue Whole Loan under the GCCFC C2 PSA for cause only.

     THE WATERFRONT PLAZA WHOLE LOAN. The Mortgage Loan identified as loan no. 12 on Annex C to this prospectus supplement (the "Waterfront Plaza Loan"), which has an outstanding principal balance as of the Cut-Off Date of $61,000,000, representing approximately 2.3% of the Initial Pool Balance, is secured by the same Mortgaged Property securing the related Subordinate Companion Loan (the "Waterfront Plaza Subordinate Companion Loan" and together with the Waterfront Plaza Loan, the "Waterfront Plaza Whole Loan") that is not included in the trust and that has an aggregate original principal balance of $6,600,000.

     The Waterfront Plaza Loan and the Waterfront Plaza Subordinate Companion Loan will be serviced by the Master Servicer and the Special Servicer according to the Servicing Standards. A co-lender agreement (the "Waterfront Plaza Co-Lender Agreement") governs the respective rights and powers of the noteholders of the Waterfront Plaza Loan and the Waterfront Plaza Subordinate Companion Loan. The Waterfront Plaza Co-Lender Agreement provides, in general, that:

     o the Waterfront Plaza Subordinate Companion Loan is subordinate to the Waterfront Plaza Loan;

     o so long as neither (i) a monetary event of default with respect to the Waterfront Plaza Whole Loan nor (ii) a material non-monetary event of default with respect to the Waterfront Plaza Whole Loan has occurred and is continuing, each of Waterfront Plaza Loan and the Waterfront Plaza Subordinate Companion Loan are generally pari passu in right of payment (i.e., each of the Waterfront Plaza Loan and the Waterfront Plaza Subordinate Companion Loan are entitled to their respective pro rata share of all payments of principal and interest, although the holder of the Waterfront Plaza Loan will be paid its share prior to the holder of the Waterfront Plaza Subordinate Companion Loan) and following the occurrence and during the continuance of the events described in clauses
        (i) or (ii) above, the Waterfront Plaza Loan will be senior in right of payment to the Waterfront Plaza Subordinate Companion Loan, such that all amounts received in respect of the Waterfront Plaza Whole Loan will be used to pay interest on the Waterfront Plaza Loan, then to pay principal of the Waterfront Plaza Loan until its principal balance is reduced to zero, then to pay interest on the Waterfront Plaza Subordinate Companion Loan, then to pay principal of the Waterfront Plaza Subordinate Companion Loan until its principal balance is reduced to zero; and

     o the Pooling Agreement will govern the servicing and administration of the of the Waterfront Plaza Whole Loan

     All decisions, consents, waivers, approvals and other actions on behalf of the holders of the Waterfront Plaza Whole Loan will be effected in accordance with the Pooling Agreement. However, certain decisions are to be approved by the directing holder of the Waterfront Plaza Whole Loan (the "Waterfront Plaza Directing Holder"), which, for so long as a control appraisal event does not exist, will be the holder of the Waterfront Plaza Subordinate Companion Loan, and after a control appraisal event has occurred, will be the holder of a majority interest in the Controlling Class. A control appraisal event with respect to the Waterfront Plaza Whole Loan will exist if and for so long as the initial principal balance of the Waterfront Plaza Subordinate Companion Loan minus principal payments, appraisal reduction amounts and realized losses allocated to the Waterfront Plaza Subordinate Companion Loan is less than 25% of an amount equal to the initial principal balance of the Waterfront Plaza Subordinate Companion Loan minus any principal payments allocated to the Waterfront Plaza Subordinate Companion Loan. The Waterfront Plaza Directing Holder will have the right to approve the following:

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the Mortgaged Property securing the Waterfront Plaza Whole Loan if it is a specially serviced loan and has come into and continues in default;

     o any modification, extension, amendment or waiver of a monetary term (including a change in the timing of payments) or any material non monetary term of the Waterfront Plaza Whole Loan;

     o any proposed or actual sale of the Mortgaged property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the applicable pooling and servicing agreement;

     o any acceptance of a discounted payoff with respect to the Waterfront Plaza Whole Loan;

     o any determination to bring the mortgaged property or REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO property;

     o any release of collateral for the Waterfront Plaza Whole Loan or any release of the borrower (other than in accordance with the terms of, or upon satisfaction of, the Waterfront Plaza Whole Loan);

     o any acceptance of substitute or additional collateral for the Waterfront Plaza Whole Loan (other than in accordance with the terms of the Waterfront Plaza Whole Loan);

     o any determination by the Master Servicer (i) that the Waterfront Plaza Whole Loan has become a specially serviced loan solely by reason of the borrower's failure to maintain insurance against damages from acts of terrorism or (ii) to force place any insurance against damages from acts of terrorism that is failed to be maintained by the borrower (subject to certain limitations);

     o any action to enforce rights with respect to the related mezzanine lender under the related mezzanine intercreditor agreement;

     o any determination by the Master Servicer (i) that the Waterfront Plaza Whole Loan has become a specially serviced loan solely by reason of the borrower's failure to maintain insurance against damages from acts of terrorism or (ii) to force place any insurance against damages from acts of terrorism that is failed to be maintained by the borrower (subject to certain limitations);

     o any action to enforce rights with respect to the related mezzanine lender under the related mezzanine intercreditor agreement;

     o any waiver of a due on sale" or due on encumbrance" clause with respect to the Waterfront Plaza Whole Loan or consent to a transfer of the mortgaged property or interests in the borrower; and

     o any acceptance of an assumption agreement releasing a borrower or guarantor from liability under the Waterfront Plaza Whole Loan.

     No advice, direction or objection from or by the Waterfront Plaza Directing Holder may require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law (including the REMIC provisions of the Code) or any provision of the intercreditor agreement or the Pooling Agreement.

     The transfer of more than 49% of the ownership of the Waterfront Plaza Subordinate Companion Loan to any person or entity other than (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, or
(iii) other entities as to which a ratings confirmation has been received with respect to the Certificates, is generally prohibited.

     The intercreditor agreement for the Waterfront Plaza Whole Loan provides that in the event that (a) any payment of principal or interest on the Waterfront Plaza Whole Loan is 90 days delinquent, (b) the Waterfront Plaza Whole Loan has been accelerated, (c) the principal balance of the Waterfront Plaza Whole Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy, or (e) the Waterfront Plaza becomes a Specially Serviced Mortgage Loan (and the Mortgage Loan is either in default or a default with respect thereto is reasonably foreseeable) the holder of the Waterfront Plaza Subordinate Companion Loan will have the right to purchase the Waterfront Plaza Loan at a price generally equal to the unpaid principal balance of such loan, plus accrued and unpaid interest thereon, all related unreimbursed property protection advances, accrued and unpaid interest on all advances, all unreimbursed fees payable to the master servicer and the special servicer and any other expenses relating to the Waterfront Plaza Whole Loan.

     The intercreditor agreement for the Waterfront Plaza Whole Loan also provides that in the event the borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the Waterfront Plaza Subordinate Companion Loan will have the right to cure such default, (a) in the case of a monetary default within 10 days after the expiration of the grace period and (b) in the case of a default, other than a monetary default or a bankruptcy of the borrower, within 30 days after the expiration of the applicable grace period as long as such party is diligently proceeding with such cure, but at no other times. No single cure event may last longer than three months; there must be at least six months between cure events, and there may be no more than six cure events over the life of the Waterfront Plaza Whole Loan.

     The holder of the Waterfront Plaza Subordinate Companion Loan will not have any rights to terminate the Special Servicer with respect to the Waterfront Plaza Whole Loan.

     THE MERCADO SANTA CLARA WHOLE LOAN, THE 700 WESTPARK OFFICE BUILDING WHOLE LOAN, AND THE HAZEL GARDENS APARTMENTS WHOLE LOAN. The Mortgage Loans identified as loan nos. 19, 53 and 87, respectively, on Annex C to this prospectus supplement which have outstanding principal balance as of the Cut-Off Date of $32,800,000, $9,800,000 and $5,950,000, respectively, representing approximately 1.9% of the Initial Pool Balance, are each secured by the same Mortgaged Property securing the related Subordinate Companion Loan. These Subordinated Companion Loans are not included in the trust and have aggregate original principal balances of $2,000,000, $650,000 and $250,000, respectively.

     Each of these Mortgage Loans will be serviced by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. At origination, the holder of each Mortgage Loan and the holder of the related Subordinate Companion Loan entered into an intercreditor agreement that sets forth the respective rights of the holder of the related Mortgage Loan and the holder of the related Subordinate Companion Loan.

     All payments in respect of the Subordinate Companion Loan will be made directly to the servicer of the related Subordinate Companion Loan until the occurrence of (i) either the Subordinate Companion Loan or the related mortgage loan being accelerated, (ii) the occurrence and continuation of a monetary event of default, under the related Whole Loan or (iii) an event of default under the related Whole Loan caused by certain insolvency actions and prior to the occurrence of any of these events.

     Payments in respect of these Whole Loans are generally paid pari passu between the Mortgage Loan and the related Subordinate Companion Loan, except for casualty and condemnation payments which will be paid to the Mortgage Loan first, and then to the related Subordinate Companion Loan. After the occurrence and during the continuation of any of the events listed in the previous sentence, the related servicer of the Subordinate Companion Loan is required to forward all payments to the Master Servicer within 1 business day of receipt and the servicer of the Subordinate Companion Loan is required to cooperate with the related borrower and Master Servicer to require the borrower under the Subordinate Companion Loan make all payments to the Master Servicer for application pursuant to the related intercreditor agreement and the Mortgage Loan will be senior in right of payment to its corresponding Subordinate Companion Loan such that all amounts collected in respect of the Whole Loan will first be used to pay interest and principal on the Mortgage Loan until its principal balance has been reduced to zero and then to pay interest and principal on the Subordinate Companion Loan.

     With respect to each of these Whole Loans, the Master Servicer or Special Servicer, as applicable, will be required to obtain the consent of the holder of the related Companion Loan in connection with any modification or amendment that would among other things (i) adversely effect the lien priority, (ii) increase the interest rate or principal amount of the related mortgage, (iii) increase in any material respect any other monetary obligation of the borrower under the loan documents, (iv) decrease, waive or defer interest or the interest rate or the principal amount of the related Companion Loan or release any portion of the related Companion Loan, (v) change the related Companion Loan maturity date to a date after the maturity date of the related mortgage loan, or shorten the maturity date of the related mortgage loan, (vi) accept a grant of a security interest in any other collateral for the related Whole Loan unless it also secures the related Companion Loan, (vii) modify the cash management arrangements, (viii) cross-default the related mortgage, (viii) obtain any contingent interest or so called "kicker" measured on cash flow, (ix) release or spread the lien of the related mortgage (other than in connection with repayment or as provided in the loan documents, (x) extend the lockout period or impose additional prepayment premiums or yield maintenance charges; provided that no such consent will be required if the period set forth in the related intercreditor agreement during which the holder of the related Companion Loan may purchase the related Mortgage Loan has expired.

     The intercreditor agreements with respect to these Whole Loans provide that in the event that (a) any payment of principal or interest on the related Whole Loan becomes 90 days or more delinquent, (b) the related Whole Loan is accelerated, (c) the balloon payments are not made, or (d) any other event that causes the Companion Loan to be paid on a Subordinated basis as described above, the holder of the related Subordinate Companion Loan may at its option, within 30 days of notice of the foregoing events, elect to purchase the mortgage loan at a price equal to the sum of (i) the outstanding principal balance of the related Mortgage Loan, (ii) all accrued and unpaid interest thereon (other than default interest), (iii) the amount of unreimbursed property protection advances on the related Whole Loan, (iv) interest on any unreimbursed advances and (v) other property protection expenses.

REPRESENTATIONS AND WARRANTIES

     As of the Closing Date, each of the Loan Sellers will make with respect to each Mortgage Loan sold by it that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related Mortgage Loan purchase agreement:

     o The information pertaining to the Mortgage Loan set forth in the loan schedule attached to the pooling and servicing agreement is true and accurate in all material respects as of the Cut-Off

        Date and contains all information required by the pooling and servicing agreement to be contained therein.

     o Prior to the sale of the Mortgage Loan to the Depositor, the Loan Seller was the owner of such Mortgage Loan, had good title to it, had full right, power and authority to sell, assign and transfer such Mortgage Loan and has transferred such Mortgage Loan free and clear of any and all liens, pledges and security interests of any nature encumbering such Mortgage Loan other than with respect to Mortgage Loans in a split loan structure, the applicable Pari Passu Companion Loans or Subordinate Companion Loan.

     o As of the date of its origination, the Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the Mortgage Loan.

     o The proceeds of the Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the Mortgaged Property), and there is no requirement for future advances.

     o The Mortgage Note, each Mortgage, and each assignment of leases and rents, if any, with respect to the Mortgage Loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole and such documents taken as a whole are enforceable to the extent necessary and customary for practical realization of the rights and benefits afforded by the subject agreement or instrument.

     o Each related Mortgage is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related Mortgaged Property, except for permitted encumbrances and, with respect to Mortgage Loans with a split loan structure, the applicable companion loan. The permitted encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property, the value of the mortgaged property or the ability of the related mortgagor to pay its obligations under the subject Mortgage Loan when they become due.

     o Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim, abatement or right of rescission with respect to the Mortgage Note or other agreement executed by the related borrower in connection with the Mortgage Loan.

     o The assignment of each related Mortgage and assignment of leases in favor of the Trustee (or in the case of a Non-Serviced Loan, the assignment in favor of the current holder of the Mortgage) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment from the Seller.

     o All real estate taxes and governmental assessments that prior to the Cut-Off Date have become delinquent in respect of, or installments thereof, which could be a lien on the related Mortgaged Property and each related Mortgaged Property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o To the actual knowledge of the Loan Seller based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Cut-off Date, there is no proceeding pending for total or partial condemnation of each related Mortgaged Property that materially affects its value, and each related Mortgaged Property was free of material damage (other than deferred maintenance for which escrows were established.

     o To the actual knowledge of the Loan Seller, all insurance required under the Mortgage Loan was in full force and effect with respect to each related Mortgaged Property.

     o As of the date of initial issuance of the offered certificates, the Mortgage Loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o The related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

CURES AND REPURCHASES

     If there exists a Material Breach of any of the representations and warranties made by the applicable Loan Seller with respect to any of the Mortgage Loans sold by it, as discussed under "--Representations and Warranties" above, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Loan Seller, as applicable, will be required either:

     o to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or

     o to repurchase the affected Mortgage Loan at a price ("Repurchase Price") generally equal to the sum of--


        1. the outstanding principal balance of that Mortgage Loan at the time of purchase, plus

        2. all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

        3. all unreimbursed property protection advances relating to that Mortgage Loan, plus

        4. all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent with respect to that Mortgage Loan, plus

        5. to the extent not otherwise covered by clause 4. of this bullet, all outstanding Special Servicing Fees and other additional trust fund expenses related to that Mortgage Loan, plus

        6. if the affected Mortgage Loan is not repurchased by the Loan Seller within 180 days after discovery by or notice to the applicable Loan Seller of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

     A "Material Breach" is a breach of a representation or warranty that materially and adversely affects the interests of the Certificateholders in the affected Mortgage Loan.

     A "Material Document Defect" is a document defect that that materially and adversely affects the interests of the Certificateholders in the affected Mortgage Loan.

     The time period within which the applicable Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject Material Breach or Material Document Defect, as the case may be. However, if the applicable Loan Seller is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within

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the meaning of Section 860G(a)(3) of the Code), it will be entitled to an additional 90 days (or more in the case of a Material Document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

     The cure/repurchase obligations described above will constitute the sole remedy available to the series 2004-GG2 certificateholders in connection with a Material Breach of any representations or warranties or a Material Document Defect with respect to any Mortgage Loan in the Trust. None of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any other Loan Seller nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Loan Seller defaults on its obligations to do so. There can be no assurance that the applicable Loan Seller will have sufficient assets to repurchase a Mortgage Loan if required to do so. If the breach or defect relates to a Commerzbank/Archon Loan, each of GSMC and Commerzbank will be obligated to take these remedial actions only with respect to the Seller Percentage Interest of that Commerzbank/Archon Loan sold by it. Therefore, it is possible that under certain circumstances only one of those two Loan Sellers will repurchase or otherwise comply with the foregoing obligations.

     The "Seller Percentage Interest" is as follows with respect to each Commerzbank/Archon Loan:

                                           GSMC                COMMERZBANK
          MORTGAGE LOAN             PERCENTAGE INTEREST    PERCENTAGE INTEREST
          -------------             -------------------    -------------------
Grand Canal Shoppes at the
   Venetian.....................           76.6%                  23.4%
Stony Point Fashion
   Park.........................            50%                    50%

     Any Material Breach or Material Document Defect with respect to a Mortgage Loan that is cross-collateralized with other Mortgage Loans will require the repurchase of or substitution for such other Mortgage Loans.

THE LOAN SELLERS AND ORIGINATORS

     The Loan Sellers are Goldman Sachs Mortgage Company, Greenwich Capital Financial Products, Inc. and Commerzbank AG, New York Branch. Goldman Sachs Mortgage Company is an affiliate of the Depositor and one of the Underwriters. Greenwich Capital Financial Products, Inc. is an affiliate of one of the Underwriters.

     The information set forth in this prospectus supplement concerning the Loan Sellers and their underwriting standards has been provided by the Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

     GOLDMAN SACHS MORTGAGE COMPANY. Goldman Sachs Mortgage Company, a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters. GSMC engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. All of the mortgage loans (except for the WAMU Loans and the Bank of America Loans) sold by GSMC to the depositor were originated by Archon Financial, L.P., an affiliate of GSMC. The principal offices of GSMC are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     ARCHON FINANCIAL, L.P. Archon Financial, L.P., a Delaware limited partnership, is an affiliate of GSMC, one of the loan sellers, and Goldman, Sachs & Co., one of the underwriters. The Stony Point Fashion Park Loan was jointly originated by Archon and Commerzbank AG, and Archon sold its portion to GSMC. The Grand Canal Shoppes at the Venetian Whole Loan was originated by Archon, and sold to GSMC. Commerzbank subsequently purchased a portion of the Grand Canal Shoppes at the Venetian Whole Loan. Eighteen (18) Mortgage Loans were originated by WAMU. Seven (7) Mortgage Loans were originated by BOA. The mortgage loans originated by Archon, WAMU and BOA were sold to GSMC. The principal offices of Archon are located at 600 East Las Colinas Boulevard, Suite 450, Irving, Texas 75039. Its telephone number is (972) 501-3900.

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     GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. Greenwich Capital Financial
Products, Inc., a Delaware corporation, is an affiliate of Greenwich Capital Markets, Inc., one of the underwriters. Greenwich Capital Financial Products, Inc. engages in the business of originating, financing and acquiring commercial and residential mortgage loans and other receivables. The principal offices of Greenwich Capital Financial Products, Inc. are located at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

     COMMERZBANK AG, NEW YORK BRANCH. Commerzbank AG is the New York branch of Commerzbank Aktiengesellschaft ("Commerzbank AG"). Commerzbank AG is a German private-sector bank which conducts extensive banking business in the United States, concentrating primarily in corporate lending, real estate finance, letter of credit and banker's acceptance facilities, syndicated loan transactions and treasury operations including foreign exchange transactions. The Stony Point Fashion Park Loan was jointly originated by Commerzbank AG and Archon. The Grand Canal Shoppes at the Venetian was originated by Archon, and GSMC purchased the loan from Archon and subsequently sold a portion to Commerzbank. The principal offices of Commerzbank AG are located at 2 World Financial Center, 34th Floor, New York, New York 10281. Its telephone number is
(212) 266-7200.

     WASHINGTON MUTUAL BANK, F.A. With a history dating back to 1889, Washington Mutual Bank, FA is a retailer of financial services that provides a diversified line of products and services to consumers and small businesses. At December 31, 2003, Washington Mutual, Inc. and it subsidiaries, including Washington Mutual Bank, FA, had consolidated assets of $275.18 billion. Washington Mutual, Inc. currently operates more than 2,400 consumer banking, mortgage lending, commercial banking and financial services offices throughout the nation. The commercial real estate division of Washington Mutual Bank, FA provides construction, acquisition, rehabilitation and term financing for office, retail, industrial and apartment properties. On July 28, 2004, Washington Mutual Bank, FA announced a series of steps designed to alter the focus of its commercial real estate division's lines of business. While Washington Mutual Bank's commercial real estate division will continue to serve commercial customers through lending to commercial real estate owners and investors, it will discontinue its proprietary commercial mortgage-backed securitization platform, through which it originated commercial loans for securitization.

UNDERWRITING GUIDELINES

     GENERAL. Each Originator has established guidelines outlining certain procedures with respect to underwriting mortgage loans originated by or on behalf of the Loan Sellers or, in the case of WAMU, underwriting mortgage loans that may be securitized, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines, however, in many instances, one or more provisions of the guidelines were waived or modified.

     PROPERTY ANALYSIS. Prior to origination of a loan, each Originator typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

     CASH FLOW ANALYSIS. Each Originator typically reviews operating statements provided by the borrower and make adjustments in order to determine the debt service coverage ratio. See "--Certain Characteristics of the Mortgage Loans" above.

     APPRAISAL AND LOAN-TO-VALUE RATIO. Each Originator typically obtains an appraisal that complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

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     EVALUATION OF BORROWER. Prior to loan origination, each Originator typically considers, with respect to the borrower and certain other individuals and/or entities as determined by the related Originator, if any, their credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

     ENVIRONMENTAL REPORT. Each Originator generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Originator. Each Originator or their designated agents typically review the Phase I site assessment to verify the presence or absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the Phase I site assessment identifies material violations and no third party is identified as responsible for such violations, each Originator generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

     PHYSICAL CONDITION REPORT. Each Originator generally obtains a current physical condition report ("PCR") for each mortgaged property prepared by a structural engineering firm approved by the Originators. Each Originator, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, each Originator often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

     TITLE INSURANCE POLICY. The borrower is required to provide, and each Originator or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association ("ALTA") form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

     PROPERTY INSURANCE. Each Originator typically require the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.

     ESCROW REQUIREMENTS. In connection with the origination of a mortgage loan, each Originator may require the borrowers to fund one or more of the following escrows: taxes and insurance, and replacement reserves; although in many circumstances the collection of such reserves may be conditioned upon the occurrence of an event such as an event of default under the mortgage loan or the failure to meet a cash flow or debt service coverage ratio test.

     UNDERWRITING OF THE MORTGAGE LOANS. In underwriting a mortgage loan, in connection with the origination or acquisition of such loan, each Originator generally reviews income information provided by the borrower and typically consider operating history of the property, industry data regarding the local real estate market and the appraiser's analysis. In some cases, net operating income with respect to the related property (generally provided by the borrower) may be adjusted by, among other things, adjustments in the calculation of the components of net cash flow. In certain cases, the applicable Originator or the borrower may have engaged independent accountants to review or perform certain

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procedures to verify such information, however, neither the Loan Sellers nor the
Depositor makes any representation as to the accuracy of such information.

ADDITIONAL INFORMATION

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the offered Certificates and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                     DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to the Pooling Agreement and will consist of 25 classes (each, a "Class"), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-1A Certificates (collectively, the "Class A Certificates"), the Class X-P Certificates and Class X-C Certificates (together, the "Class X Certificates"), the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class R Certificates and the Class LR Certificates (collectively, the "Certificates"). Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates (together with the Class R Certificates, the "Residual Certificates") are not offered hereby. The Class X Certificates collectively consist of the Class X-P and X-C Certificates.

     The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-Off Date,
(ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an "REO Property"), but in the case of each Serviced Whole Loan, only to the extent of the Trust Fund's interest therein, or a beneficial interest in a Mortgaged Property acquired upon a foreclosure of a Non-Serviced Mortgage Loan under a Pari Passu PSA, (iii) all of the Trustee's rights in any reserve account or lock-box account and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account, and any account established in connection with REO Properties (an "REO Account"), (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans, and (vi) the rights under any environmental indemnity agreements relating to the Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Loan Sellers, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriters, the borrowers, the property managers or any of their respective affiliates.

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     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Sequential Pay Certificates") will have the following Certificate Principal Amounts and the Class X Certificates will have the Notional Amount shown below (in each case, subject to a variance of plus or minus 5%):

                                                   INITIAL CERTIFICATE PRINCIPAL
                        CLASS                        AMOUNT OR NOTIONAL AMOUNT
                        -----                        -------------------------
Class A-1.........................................          $   45,000,000
Class A-2.........................................          $  100,000,000
Class A-3.........................................          $  256,000,000
Class A-4.........................................          $  208,000,000
Class A-5.........................................          $  173,000,000
Class A-6.........................................          $1,299,650,000
Class A-1A........................................          $  177,669,000
Class X-P.........................................          $2,474,498,000
Class X-C.........................................          $2,604,402,686
Class B...........................................          $   65,110,000
Class C...........................................          $   29,299,000
Class D...........................................          $   52,088,000
Class E...........................................          $   29,300,000
Class F...........................................          $   26,044,000
Class G...........................................          $   22,789,000
Class H...........................................          $   29,299,000
Class J...........................................          $    6,511,000
Class K...........................................          $   13,022,000
Class L...........................................          $   13,022,000
Class M...........................................          $    9,767,000
Class N...........................................          $    6,511,000
Class O...........................................          $    9,766,000
Class P...........................................          $   32,555,686

     The "Certificate Principal Amount" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund, all as described in this prospectus supplement. In the event that Realized Losses previously allocated to a Class of Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under "--Distributions--Payment Priorities" in this prospectus supplement. The Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under "--Realized Loss" below.

     The Class X Certificates will not have a Certificate Principal Amount. Class X will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on a notional principal amount (a "Notional Amount"). The Notional Amount of the Class X Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates. The Notional Amount of the Class X Certificates will in the aggregate, for purposes of distributions on each Distribution Date, equal the sum of the Certificate Principal Amounts of the Sequential Pay Certificates as of the first day of the related Interest Accrual Period.

DISTRIBUTIONS

     METHOD, TIMING AND AMOUNT. Distributions on the Certificates are required to be made on the 10th day of each month, or if that day is a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, the cities in which the principal servicing offices of the Master Servicer or the Special Servicer are located, or in the city in which the corporate trust office of the Trustee is located, are

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authorized or obligated by law, executive order or governmental decree to be closed, on the next succeeding business day, commencing in September 2004, provided that the distribution date will be at least 4 business days after the related determination date (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the "Record Date"). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Offered Certificates is required to be made in like manner, but only upon presentment or surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

     The aggregate distribution to be made on the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the mortgage loans and any REO Properties that are on deposit in the Collection Account, the Lower-Tier Distribution Account and the REO Account, as of the business day preceding the related Master Servicer Remittance Date (or, with respect to each Pari Passu Loan, as of the related Master Servicer Remittance Date to the extent received by the Master Servicer or the Trustee pursuant to the applicable Pari Passu PSA and/or Intercreditor Agreement), exclusive of (without duplication):

          (1) all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the related Collection Period (without regard to grace periods);

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance and condemnation proceeds and other unscheduled recoveries received after the related Determination Date;

          (3) all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

          (5) all yield maintenance charges and prepayment premiums;

          (6) all amounts deposited in the Collection Account in error; and

          (7) any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Rate for the Mortgage Loan;

     (y) all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

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     (z) for the Distribution Date occurring in each March, the related Withheld
Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling Agreement.

     "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling Agreement.

     "Collection Period" with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in September 2004, beginning on the day after the Cut-Off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

     "Determination Date" with respect to any Distribution Date is the sixth day of the calendar month of the related distribution date or, if the sixth day is not business day, the next business day.

     PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

     The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date. Calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

     The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and
(ii) in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

     The "Pass-Through Rate" for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period, as follows:

          The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 3.109%.

          The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 4.293%.

          The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 4.602%.

          The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 4.964%.

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          The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to 5.279%, subject to a maximum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class A-6 Certificates is a per annum rate equal to 5.396%, subject to a maximum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 5.002%, subject to a maximum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 5.490%, subject to a maximum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 5.532%, subject to a maximum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate minus 0.1160%.

          The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate minus 0.0180%.

          The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.067%, subject to a maximum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.067%, subject to a maximum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.067%, subject to a maximum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.067%, subject to a maximum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.067%, subject to a maximum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class O Certificates is a per annum rate equal to 5.067%, subject to a maximum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.067%, subject to a maximum rate equal to the WAC Rate.

          The Pass-Through Rate on the Class X Certificates in the aggregate is a per annum rate equal to the excess of (i) the WAC Rate over (ii) the weighted average of the Pass-Through Rates on the Sequential Pay Certificates, weighted on the basis of their respective Certificate Principal Amounts.

     The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the product of the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans on such Due Dates.

     The "Regular Certificates" are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class X Certificates.

     The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Administrative Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "Administrative Fee Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note in each case without giving effect to the Excess Rate or default rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate. However, with respect to all Withheld Loans, (i) the Mortgage Rate for the one month period preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined net of the Withheld Amount, and (ii) the Mortgage Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-Off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus. If any Mortgage Loan is paid in full or the Mortgage Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan will be zero.

         The "Principal Distribution Amount" for any Distribution Date will be equal to (a) the sum, without duplication, of:

          (i) the principal component of all scheduled Monthly Payments due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer, Trustee or the Fiscal Agent, in respect of such Distribution Date);

          (ii) the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan (the amounts in clauses (i) and (ii), the "Scheduled Principal Distribution Amount");

          (iii) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan; and

          (iv) the Principal Shortfall, if any, for such Distribution Date, less


(b) the sum, without duplication, of the amount of any reimbursements of:

          (1) Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

          (2) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided, that, if any of the amounts that were previously allocated as a Realized Loss to reduce the Certificate Principal Amount of any Class of Certificates on any Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     So long as both the Class A-6 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution Date after the Certificate Principal Amount of either the Class A-6 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for all Mortgage Loans in Loan Group 1 for that Distribution Date and (c) the Unscheduled Payments for all Mortgage Loans in Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Non-Recoverable Advances, plus interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group 1 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for all Mortgage Loans in Loan Group 2 for that Distribution Date and (c) the Unscheduled Payments for all Mortgage Loans in Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Non-Recoverable Advances, plus interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group 2 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

     For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates on the preceding Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Principal Amount of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date.

     The "Unscheduled Payments" for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans on or prior to the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date, whether in the form of liquidation proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan, and, in the case of liquidation proceeds and insurance and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property or a beneficial interest in a Mortgaged Property acquired upon a foreclosure of a Non-Serviced Mortgage Loan under a Pari Passu PSA.

     On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

          First, in respect of interest, concurrently, (i) to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, pro rata, from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes, (ii) to the Class A-1A Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) to the Class X-P and Class X-C Certificates, pro rata, from the Available Funds for such

     Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Funds (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Funds will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Interest Distribution Amount in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class of Certificates for such Distribution Date;

          Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates, in reduction of the Certificate Principal Amount thereof: (i)(A) to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, (B) to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) and, after the Class A-1A and Class A-1 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, (C) to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) and, after the Class A-1A, Class A-1 and Class A-2 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero, (D) to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates) and, after the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero, (E) to the Class A-5 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) and, after the Class A-1A, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Class A-5 Certificates are reduced to zero,
     (F) to the Class A-6 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates) and, after the Class A-1A, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been made on such Distribution Date, until the Class A-6 Certificates are reduced to zero, and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Class A-6 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

          Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates, pro rata based upon the aggregate unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Fifth, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Sixth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Eighth, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Ninth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Eleventh, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twelfth, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Fourteenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Fifteenth, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Seventeenth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Eighteenth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twentieth, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twenty-first, to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twenty-third, to the Class H Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twenty-fourth, to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twenty-sixth, to the Class J Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twenty-seventh, to the Class J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twenty-ninth, to the Class K Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirtieth, to the Class K Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Thirty-second, to the Class L Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirty-third, to the Class L Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Thirty-fifth, to the Class M Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirty-sixth, to the Class M Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Thirty-eighth, to the Class N Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirty-ninth, to the Class N Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Fortieth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Forty-first, to the Class O Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Forty-second, to the Class O Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Forty-third, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Forty-fourth, to the Class P Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such

     Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Forty-fifth, to the Class P Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

          Forty-sixth, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account; and to the Class LR Certificates, any amounts remaining in the Lower-Tier Distribution Account.

     On each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates) is reduced to zero (that date, the "Cross Over Date"), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective Certificate Principal Amounts), among the Classes of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates without regard to the priorities set forth above.

     All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amounts distributable pursuant to such clause.

     PREPAYMENT PREMIUMS. On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

     On each Distribution Date, yield maintenance charges collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date are required to be distributed to the following Classes of
Certificates: to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class in respect of the applicable Loan Group on such Distribution Date, and whose denominator is the total amount distributed in respect of the applicable Loan Group as principal to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of such yield maintenance charges. Any remaining yield maintenance charges with respect to such Distribution Date will be distributed to the holders of the Class X-C Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

     If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan and the latter is the greater amount, or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

     No prepayment premiums or yield maintenance charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class X-P or Residual Certificates. Instead, after the Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-C Certificates. For a description of prepayment premiums and yield maintenance charges, see Annex C to this prospectus supplement. See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the prospectus.

     Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS. Except to the extent Realized Losses have been allocated to Classes of Certificates that include the Offered Certificates, excess liquidation proceeds will not be available for distribution to the holders of the Offered Certificates. "Excess Liquidation Proceeds" are the excess of:

     o proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses and related Advances and interest on Advances, over

     o the amount that would have been received if a principal payment in full had been made on the Due Date immediately following the date upon which the proceeds were received.

     REALIZED LOSSES. The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. A "Realized Loss" with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances). Any such write-offs will be applied to such Classes of Certificates in the following order, until each is reduced to zero: first, to the Class P Certificates; second, to the Class O Certificates; third, to the Class N Certificates; fourth, to the Class M Certificates; fifth, to the Class L Certificates; sixth, to the Class K Certificates; seventh, to the Class J Certificates; eighth, to the Class H Certificates; ninth, to the Class G Certificates; tenth, to the Class F Certificates; eleventh, to the Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates; fourteenth, to the Class B Certificates and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates, based on their respective Certificate Principal Amounts, regardless of Loan Group. The Notional Amount of the Class X Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Sequential Pay Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Nonrecoverable Advances to the Master Servicer, Special Servicer, Trustee or Fiscal Agent (or a servicer under a Pari Passu PSA) from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs and (2) will increase the Certificate Principal Amount of the Certificates previously subject to a reduction as a result of the allocation of Realized Losses in an amount equal to the amount recovered.

     Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by default interest or late payment charges, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the Classes of Regular Certificates in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes.

     PREPAYMENT INTEREST SHORTFALLS. If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Excess Prepayment Interest Shortfall") will be allocated pro rata on that Distribution Date among each Class of Certificates (other than the Class R and Class LR Certificates), in accordance with their respective Interest Accrual Amounts for that Distribution Date.

     The Master Servicer will be required to deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (1) the aggregate amount of voluntary Prepayment Interest Shortfalls incurred in connection with principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Loan and other than a Specially Serviced Mortgage Loan or defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.01% per annum for the related Distribution Date with respect to each and every Mortgage Loan and REO Mortgage Loan for which such Servicing Fees are being paid in such Collection Period and (b) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the borrower to deviate from the terms of the related Mortgage Loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan. No compensating interest payments will be made by the Master Servicer for any Non-Serviced Loans and no Master Servicer under a Pari Passu PSA will be required to make Compensating Interest Payments on any Non-Serviced Loan.

SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A and Class X Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A and Class X Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,

Class M, Class N, Class O and Class P Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class D Certificates will likewise be protected by the subordination of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class E Certificates will likewise be protected by the subordination of Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

     On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates, pro rata until their Certificate Principal Amounts have been reduced to zero, regardless of Loan Groups. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first to the Class A-1 Certificates until their Certificate Principal Amounts have been reduced to zero, second to the Class A-2 Certificates until their Certificate Principal Amounts have been reduced to zero, third to the Class A-3 Certificates until their Certificate Principal Amounts have been reduced to zero, fourth to the Class A-4 Certificates until their Certificate Principal Amounts have been reduced to zero, fifth to the Class A-5 Certificates until their Certificate Principal Amounts have been reduced to zero and sixth to the Class A-6 Certificates until their Certificate Principal Amounts have been reduced to zero and then if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Principal Amounts have been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Principal Amounts have been reduced to zero and if any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-6 Certificates are still outstanding, to the Class A-1 Certificates until their Certificate Principal Amounts have been reduced to zero, then to the Class A-2 Certificates until their Certificate Principal Amounts have been reduced to zero, then to the Class A-3 Certificates until their Certificate Principal Amounts have been reduced to zero, then to the Class A-4 Certificates until their Certificate Principal Amounts have been reduced to zero, then to the Class A-5 Certificates until their Certificate Principal Amounts have been reduced to zero, and then to the Class A-6 Certificates until their Certificate Principal Amounts have been reduced to zero. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Sequential Pay Certificates other than the Class A Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates by the Sequential Pay Certificates other than the Class A Certificates.

     This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that other Class and (ii) by the allocation of Realized Losses: first, to the Class P Certificates; second, to the Class O Certificates; third, to the Class N Certificates; fourth, to the Class M Certificates; fifth, to the Class L Certificates; sixth, to the Class K Certificates; seventh, to the Class J Certificates; eighth, to the Class H Certificates; ninth, to the Class G Certificates; tenth, to the Class F Certificates; eleventh, to the Class E Certificates; twelfth, to the Class D Certificates; thirteenth, to the Class C Certificates; fourteenth, to the Class B Certificates and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates, pro rata, based on their respective Certificate Principal Amounts (regardless of Loan Groups). No other form of credit enhancement will be available with respect to any Class of Offered Certificates.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

     o the date on which a modification of the Mortgage Loan that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan, or changes any other material economic term of the Mortgage Loan or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan following the occurrence of a Servicing Transfer Event,

     o that date on which the Mortgage Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment),

     o that date on which the Mortgage Loan that is delinquent in respect of its balloon payment has been (A) 20 days delinquent (except as described in clause B below), or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date the balloon payment was due, 30 days delinquent,

     o  that date on which the related Mortgaged Property became an REO
        Property,

     o the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property,

     o the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days), or

     o the date on which the Mortgage Loan remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling Agreement.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     Within 60 days of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, provided that if the Mortgage Loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the Special Servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

     On the first Determination Date occurring on or after the delivery of the appraisal or the completion of the desktop estimation, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of Appraisal Reduction Event (without regard to the time period set forth in the definition), the amount of the Appraisal Reduction will be deemed to be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.

     The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan (including a Serviced Whole Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Serviced Whole Loan) over (b) the excess of (1) the sum of (i) 90% of the appraised value of the related Mortgaged Property as determined by the appraisal or desktop estimation, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standards, may make (without implying any obligation to do so) based upon the Special Servicer's review of the appraisal and such other information as the Special Servicer may deem appropriate and (ii) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over (2) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on that Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan (or Serviced Whole Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, Trustee or the Fiscal Agent, as applicable). The Master Servicer will be entitled to conclusively rely on the Special Servicer's calculation or determination of any Appraisal Reduction amount.

     The Grand Canal Shoppes at the Venetian Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the loans that comprise such Whole Loan. Any Appraisal Reduction calculated with respect to the Grand Canal Shoppes at the Venetian Whole Loan will be applied pro rata among the Grand Canal Shoppes at the Venetian Loan and the Grand Canal Shoppes at Venetian Companion Loans.

     Pursuant to the LB-UBS 2004-C4 PSA, similar but not identical events to those described in the definition of Appraisal Reduction Event will require the calculation of a similar "appraisal reduction amount" under the LB-UBS 2004-C4 PSA, which will be applied pro rata among the Garden State Plaza Loan and the Garden State Plaza Pari Passu Companion Loans.

     Pursuant to the GCCFC C2 PSA, similar but not identical events to those described in the definition of Appraisal Reduction Event will require the calculation of a similar "appraisal reduction amount" under the GCCFC C2 PSA, which will be applied pro rata among the 237 Park Avenue Loan and the 237 Park Avenue Pari Passu Companion Loans.

     Pursuant to the GG1 PSA, similar but not identical events to those described in the definition of Appraisal Reduction Event will require the calculation of a similar "appraisal reduction amount" under the GG1 PSA, which will be applied first, pro rata among the 111 Eighth Avenue Subordinate Companion Loans and then, pro rata among the 111 Eighth Avenue Loan and the 111 Eighth Avenue Pari Passu Companion Loans.

     With respect to each Serviced Whole Loan with a Subordinate Companion Loan, Appraisal Reductions will be calculated based on the outstanding principal balance of the Mortgage Loan and the related Subordinate Companion Loans, and all resulting Appraisal Reductions will be allocated first to the Subordinate Companion Loan and then to the related Mortgage Loan (and Pari Passu Companion Loans, if applicable).

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class P Certificates, then to the Class O Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates. See "The Pooling Agreement--Advances" in this prospectus supplement.

     With respect to each Mortgage Loan or Serviced Whole Loan as to which an Appraisal Reduction has occurred (unless the Mortgage Loan or Serviced Whole Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Serviced Whole Loan) and remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan or Serviced Whole Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance, or to conduct a desktop estimation, as applicable. Based upon the appraisal or desktop estimation, the Special Servicer is required to redetermine the recalculation amount of the Appraisal Reduction with respect to the Mortgage Loan or Serviced Whole Loan.

     Any Mortgage Loan or Serviced Whole Loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

DELIVERY, FORM AND DENOMINATION

     The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate (a "Certificateholder") will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear") participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures.

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates ("Certificate Owners"). Except as otherwise provided under "The Pooling Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Fiscal Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or Indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of this information.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to Certificate Owners or their nominees, respectively, only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC Participants holding beneficial interests in the Certificates agree to initiate such termination, or (iii) after the occurrence of an Event of Default under the Pooling Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners. Upon the occurrence of any of these events, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Fiscal Agent, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling Agreement. Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in the prospectus and the Pooling Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts of the related Classes of Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

     The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default and, with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates, on the Mortgage Loans in the related Loan Group. While voluntary prepayments of Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of the Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Principal Amount may result from repurchases of Mortgage Loans made by the Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described in this prospectus supplement under "Description of the Mortgage Pool--Representations and Warranties" and "--Cures and Repurchases", purchases of the Mortgage Loans in the manner described under "The Pooling Agreement--Optional Termination; Optional Mortgage Loan Purchase" in this prospectus supplement or the exercise of purchase options by the holder of a Companion Loan, a mezzanine loan or, in the case of certain loans, other parties as described in this prospectus supplement in "Description of the Mortgage Pool--The Whole Loans" and "Top Ten Loan Summaries" on Annex B to this prospectus supplement. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty, and may not be enforceable or collectible upon a default.

     The Certificate Principal Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or a recovery by the Master Servicer, Trustee or the Fiscal Agent of a Non-Recoverable Advance on a Distribution Date. Realized Losses will be allocated to the Certificates (other than the Class X, Class R and Class LR Certificates) in reverse alphabetical order.

     Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

     The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See Annex C hereto for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related Mortgage Loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2.

     Principal prepayment on the mortgage loans would also affect the yield on the Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D and Class E Certificates. This is because the Class A-5, Class A-6, Class A-1A, Class B and Class C Certificates have a fixed Pass-Through Rate subject to the WAC Rate and the Class D and Class E Certificates have a Pass-Through Rate that is based on the WAC Rate. The Pass-Through Rates on those Classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amount of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be August 10, 2038, the first Distribution Date after the 24th month following the longest amortization period plus the Interest Only Period, with the exception of any Interest Only terms longer than 24 months, for any Mortgage Loan.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

     As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until its Certificate Principal Amount is reduced to zero, then, in respect of the Class A-2 Certificates until its Certificate Principal Amount is reduced to zero, then, in respect of the Class A-3 Certificates until its Certificate Principal Amount is reduced to zero, then, in respect of the Class A-4 Certificates until its Certificate Principal Amount is reduced to zero, then, in respect of the Class A-5 Certificates until its Certificate Principal Amount is reduced to zero, and then, in respect of the Class A-6 Certificates until its Certificate Principal Amount is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-6 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates.

     Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex C to this prospectus supplement, and are based on the following additional assumptions ("Modeling Assumptions"):
(i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate ("CPR"), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and yield maintenance options, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR in accordance with the prepayment scenario set forth in the tables, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Trust Fund described in this prospectus supplement or any other purchase option with respect to a Mortgage Loan described in this prospectus supplement, (vi) no Mortgage Loan is required to be purchased from the Trust Fund, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex C to this prospectus supplement with respect to each Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction allocated to any class of Offered Certificates, (ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in September 2004, (x) the Certificates will be issued on August 12, 2004, (xi) partial payments on the Mortgage Loans are permitted, but are assumed not to affect the amortization term, (xii) for purposes of the 1 Mortgage Loan that permits defeasance and prepayment with a yield maintenance or prepayment premium, that the borrower elects to prepay and that the prepayment premium is the applicable prepayment charge, (xiii) with respect to each Mortgage Loan that has a first payment due in October 2004, the interest accrual period in September 2004 was assumed to be interest-only and (xiv) the Pass-Through Rate with respect to each Class of Certificates is as described on page S-6 in this prospectus supplement (including any applicable footnotes).

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificates is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in "Description of the Offered Certificates--Distributions--Payment Priorities" in this prospectus supplement.

     The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                   PREPAYMENT ASSUMPTION (CPR)
                                                                   ---------------------------
DISTRIBUTION DATE                               0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
-----------------                               ------        -------        -------        -------       --------
Closing Date............................         100%           100%          100%           100%           100%
August 10, 2005.........................          59%           59%            59%            59%            59%
August 10, 2006.........................          12%           12%            12%            12%            12%
August 10, 2007 and thereafter..........          0%             0%            0%             0%             0%
Weighted Average Life (in years)........          1.21         1.21          1.21           1.21           1.21
First Principal Payment Date............       Sep 2004       Sep 2004      Sep 2004       Sep 2004       Sep 2004
Last Principal Payment Date.............       Nov 2006       Nov 2006      Nov 2006       Nov 2006       Nov 2006

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                   PREPAYMENT ASSUMPTION (CPR)
                                                                   ---------------------------
DISTRIBUTION DATE                               0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
-----------------                               ------        -------        -------        -------       --------
Closing Date............................         100%           100%          100%           100%           100%
August 10, 2005.........................         100%           100%          100%           100%           100%
August 10, 2006.........................         100%           100%          100%           100%           100%
August 10, 2007.........................          76%           76%            75%            75%            71%
August 10, 2008.........................          41%           40%            39%            38%            37%
August 10, 2009 and thereafter..........          0%             0%            0%             0%             0%
Weighted Average Life (in years)........         3.73           3.68          3.64           3.62           3.58
First Principal Payment Date............       Nov 2006       Nov 2006      Nov 2006       Nov 2006       Nov 2006
Last Principal Payment Date.............       May 2009       Apr 2009      Feb 2009       Feb 2009       Jan 2009

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                   PREPAYMENT ASSUMPTION (CPR)
                                                                   ---------------------------
DISTRIBUTION DATE                               0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
-----------------                               ------        -------        -------        -------       --------
Closing Date............................         100%           100%          100%           100%           100%
August 10, 2005.........................         100%           100%          100%           100%           100%
August 10, 2006.........................         100%           100%          100%           100%           100%
August 10, 2007.........................         100%           100%          100%           100%           100%
August 10, 2008.........................         100%           100%          100%           100%           100%
August 10, 2009.........................          1%             0%            0%             0%             0%
August 10, 2010 and thereafter..........          0%             0%            0%             0%             0%
Weighted Average Life (in years)........         4.82           4.81          4.80           4.77           4.55
First Principal Payment Date............       May 2009       Apr 2009      Feb 2009       Feb 2009       Jan 2009
Last Principal Payment Date.............       Sep 2009       Aug 2009      Aug 2009       Aug 2009       Jul 2009

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                   PREPAYMENT ASSUMPTION (CPR)
                                                                   ---------------------------
DISTRIBUTION DATE                               0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
-----------------                               ------        -------        -------        -------       --------
Closing Date............................         100%           100%          100%           100%           100%
August 10, 2005.........................         100%           100%          100%           100%           100%
August 10, 2006.........................         100%           100%          100%           100%           100%
August 10, 2007.........................         100%           100%          100%           100%           100%
August 10, 2008.........................         100%           100%          100%           100%           100%
August 10, 2009.........................         100%           100%           99%            99%            98%
August 10, 2010.........................          85%           83%            81%            80%            52%
August 10, 2011.........................          2%             0%            0%             0%             0%
August 10, 2012 and thereafter..........          0%             0%            0%             0%             0%
Weighted Average Life (in years)........         6.47           6.43          6.40           6.38           6.24
First Principal Payment Date............       Sep 2009       Aug 2009      Aug 2009       Aug 2009       Jul 2009
Last Principal Payment Date.............       Oct 2011       Sep 2011      Aug 2011       Aug 2011       Aug 2011

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-5 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                   PREPAYMENT ASSUMPTION (CPR)
                                                                   ---------------------------
DISTRIBUTION DATE                               0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
-----------------                               ------        -------        -------        -------       --------
Closing Date............................         100%           100%          100%           100%           100%
August 10, 2005.........................         100%           100%          100%           100%           100%
August 10, 2006.........................         100%           100%          100%           100%           100%
August 10, 2007.........................         100%           100%          100%           100%           100%
August 10, 2008.........................         100%           100%          100%           100%           100%
August 10, 2009.........................         100%           100%          100%           100%           100%
August 10, 2010.........................         100%           100%          100%           100%           100%
August 10, 2011.........................         100%           100%           99%            99%            99%
August 10, 2012.........................          80%           80%            80%            80%            80%
August 10, 2013.........................          23%           21%            18%            13%            0%
August 10, 2014 and thereafter..........          0%             0%            0%             0%             0%
Weighted Average Life (in years)........         8.62           8.59          8.57           8.55           8.46
First Principal Payment Date............       Oct 2011       Sep 2011      Aug 2011       Aug 2011       Aug 2011
Last Principal Payment Date.............       Nov 2013       Nov 2013      Nov 2013       Sep 2013       Aug 2013

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-6 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                   PREPAYMENT ASSUMPTION (CPR)
                                                                   ---------------------------
DISTRIBUTION DATE                               0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
-----------------                               ------        -------        -------        -------       --------
Closing Date............................         100%           100%          100%           100%           100%
August 10, 2005.........................         100%           100%          100%           100%           100%
August 10, 2006.........................         100%           100%          100%           100%           100%
August 10, 2007.........................         100%           100%          100%           100%           100%
August 10, 2008.........................         100%           100%          100%           100%           100%
August 10, 2009.........................         100%           100%          100%           100%           100%
August 10, 2010.........................         100%           100%          100%           100%           100%
August 10, 2011.........................         100%           100%          100%           100%           100%
August 10, 2012.........................         100%           100%          100%           100%           100%
August 10, 2013 ........................         100%           100%          100%           100%            92%
August 10, 2014 and thereafter .........          0%             0%            0%             0%             0%
Weighted Average Life (in years)........         9.73           9.71          9.69           9.66           9.46
First Principal Payment Date............       Nov 2013       Nov 2013      Nov 2013       Sep 2013       Aug 2013
Last Principal Payment Date.............       Jul 2014       Jul 2014      Jul 2014       Jul 2014       May 2014

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-1A CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                   PREPAYMENT ASSUMPTION (CPR)
                                                                   ---------------------------
DISTRIBUTION DATE                               0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
-----------------                               ------        -------        -------        -------       --------
Closing Date............................         100%           100%          100%           100%           100%
August 10, 2005.........................          99%           99%            99%            99%            99%
August 10, 2006.........................          98%           98%            98%            98%            98%
August 10, 2007.........................          96%           96%            96%            96%            96%
August 10, 2008.........................          95%           95%            95%            95%            95%
August 10, 2009.........................          46%           46%            46%            46%            46%
August 10, 2010.........................          44%           44%            44%            44%            44%
August 10, 2011.........................          43%           43%            43%            43%            43%
August 10, 2012.........................          42%           42%            42%            42%            39%
August 10, 2013 ........................          32%           32%            32%            32%            30%
August 10, 2014 and thereafter .........          0%             0%            0%             0%             0%
Weighted Average Life (in years)........         6.72           6.71          6.69           6.67           6.51
First Principal Payment Date............       Sep 2004       Sep 2004      Sep 2004       Sep 2004       Sep 2004
Last Principal Payment Date.............       Jul 2014       Jul 2014      Jul 2014       Jul 2014       May 2014

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                   PREPAYMENT ASSUMPTION (CPR)
                                                                   ---------------------------
DISTRIBUTION DATE                               0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
-----------------                               ------        -------        -------        -------       --------
Closing Date............................         100%           100%          100%           100%           100%
August 10, 2005.........................         100%           100%          100%           100%           100%
August 10, 2006.........................         100%           100%          100%           100%           100%
August 10, 2007.........................         100%           100%          100%           100%           100%
August 10, 2008.........................         100%           100%          100%           100%           100%
August 10, 2009.........................         100%           100%          100%           100%           100%
August 10, 2010.........................         100%           100%          100%           100%           100%
August 10, 2011.........................         100%           100%          100%           100%           100%
August 10, 2012.........................         100%           100%          100%           100%           100%
August 10, 2013.........................         100%           100%          100%           100%           100%
August 10, 2014 and thereafter..........          0%             0%            0%             0%             0%
Weighted Average Life (in years)........         9.98           9.95          9.93           9.91           9.74
First Principal Payment Date............       Jul 2014       Jul 2014      Jul 2014       Jul 2014       May 2014
Last Principal Payment Date.............       Aug 2014       Aug 2014      Aug 2014       Jul 2014       May 2014

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                   PREPAYMENT ASSUMPTION (CPR)
                                                                   ---------------------------
DISTRIBUTION DATE                               0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
-----------------                               ------        -------        -------        -------       --------
Closing Date............................         100%           100%          100%           100%           100%
August 10, 2005.........................         100%           100%          100%           100%           100%
August 10, 2006.........................         100%           100%          100%           100%           100%
August 10, 2007.........................         100%           100%          100%           100%           100%
August 10, 2008.........................         100%           100%          100%           100%           100%
August 10, 2009.........................         100%           100%          100%           100%           100%
August 10, 2010.........................         100%           100%          100%           100%           100%
August 10, 2011.........................         100%           100%          100%           100%           100%
August 10, 2012.........................         100%           100%          100%           100%           100%
August 10, 2013.........................         100%           100%          100%           100%           100%
August 10, 2014 and thereafter..........          0%             0%            0%             0%             0%
Weighted Average Life (in years)........         9.99           9.99          9.99           9.93           9.74
First Principal Payment Date............       Aug 2014       Aug 2014      Aug 2014       Jul 2014       May 2014
Last Principal Payment Date.............       Aug 2014       Aug 2014      Aug 2014       Aug 2014       May 2014

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                   PREPAYMENT ASSUMPTION (CPR)
                                                                   ---------------------------
DISTRIBUTION DATE                               0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
-----------------                               ------        -------        -------        -------       --------
Closing Date............................           100%           100%          100%           100%           100%
August 10, 2005.........................           100%           100%          100%           100%           100%
August 10, 2006.........................           100%           100%          100%           100%           100%
August 10, 2007.........................           100%           100%          100%           100%           100%
August 10, 2008.........................           100%           100%          100%           100%           100%
August 10, 2009.........................           100%           100%          100%           100%           100%
August 10, 2010.........................           100%           100%          100%           100%           100%
August 10, 2011.........................           100%           100%          100%           100%           100%
August 10, 2012.........................           100%           100%          100%           100%           100%
August 10, 2013.........................           100%           100%          100%           100%           100%
August 10, 2014 and thereafter..........             0%             0%            0%             0%             0%
Weighted Average Life (in years)........         9.99           9.99          9.99           9.99           9.74
First Principal Payment Date............       Aug 2014       Aug 2014      Aug 2014       Aug 2014       May 2014
Last Principal Payment Date.............       Aug 2014       Aug 2014      Aug 2014       Aug 2014       May 2014

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                                   PREPAYMENT ASSUMPTION (CPR)
                                                                   ---------------------------
DISTRIBUTION DATE                               0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
-----------------                               ------        -------        -------        -------       --------
Closing Date............................         100%           100%          100%           100%           100%
August 10, 2005.........................         100%           100%          100%           100%           100%
August 10, 2006.........................         100%           100%          100%           100%           100%
August 10, 2007.........................         100%           100%          100%           100%           100%
August 10, 2008.........................         100%           100%          100%           100%           100%
August 10, 2009.........................         100%           100%          100%           100%           100%
August 10, 2010.........................         100%           100%          100%           100%           100%
August 10, 2011.........................         100%           100%          100%           100%           100%
August 10, 2012.........................         100%           100%          100%           100%           100%
August 10, 2013.........................         100%           100%          100%           100%           100%
August 10, 2014.........................          0%             0%            0%             0%             0%
August 10, 2015 and thereafter..........          0%             0%            0%             0%             0%
Weighted Average Life (in years)........         9.99           9.99          9.99           9.99           9.74
First Principal Payment Date............       Aug 2014       Aug 2014      Aug 2014       Aug 2014       May 2014
Last Principal Payment Date.............       Aug 2014       Aug 2014      Aug 2014       Aug 2014       May 2014

PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent ("CBE") yield, weighted average life (as described above under "--Weighted Average Life of the Offered Certificates") and the period during which principal payments would be received with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each such Class of Offered Certificates are expressed as a percentage of the initial Certificate Principal Amount of such Class of Certificates, before adding accrued interest.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable

Pass-Through Rate as described in the Modeling Assumptions, from and including August 1, 2004 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.


             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
       FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                  CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                                                   -----------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
---------------------                           ------        -------        -------        -------       --------
99-30...................................        3.116%         3.116%        3.116%         3.116%         3.116%
100-00..................................        3.063%         3.063%        3.063%         3.063%         3.063%
100-02..................................        3.009%         3.009%        3.009%         3.009%         3.009%
100-04..................................        2.956%         2.956%        2.956%         2.956%         2.956%
100-06..................................        2.903%         2.903%        2.903%         2.903%         2.903%
100-08..................................        2.849%         2.849%        2.849%         2.849%         2.849%
100-10..................................        2.796%         2.796%        2.796%         2.796%         2.796%
100-12..................................        2.743%         2.743%        2.743%         2.743%         2.743%
100-14..................................        2.690%         2.690%        2.690%         2.690%         2.690%
100-16..................................        2.637%         2.637%        2.637%         2.637%         2.637%
100-18..................................        2.584%         2.584%        2.584%         2.584%         2.584%
Weighted Average Life (yrs.)............         1.21           1.21          1.21           1.21           1.21
First Principal Payment Date............       Sep 2004       Sep 2004      Sep 2004       Sep 2004       Sep 2004
Last Principal Payment Date.............       Nov 2006       Nov 2006      Nov 2006       Nov 2006       Nov 2006

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
       FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                  CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                                                   -----------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
---------------------                           ------        -------        -------        -------       --------
100-06..................................        4.244%         4.243%        4.242%         4.242%         4.241%
100-08..................................        4.226%         4.224%        4.224%         4.223%         4.222%
100-10..................................        4.207%         4.206%        4.205%         4.204%         4.203%
100-12..................................        4.189%         4.187%        4.186%         4.185%         4.184%
100-14..................................        4.170%         4.168%        4.167%         4.166%         4.164%
100-16..................................        4.152%         4.150%        4.148%         4.147%         4.145%
100-18..................................        4.133%         4.131%        4.129%         4.128%         4.126%
100-20..................................        4.115%         4.112%        4.111%         4.109%         4.107%
100-22..................................        4.097%         4.094%        4.092%         4.090%         4.088%
100-24..................................        4.078%         4.075%        4.073%         4.071%         4.069%
100-26..................................        4.060%         4.057%        4.054%         4.053%         4.050%
Weighted Average Life (yrs.)............         3.73           3.68          3.64           3.62           3.58
First Principal Payment Date............       Nov 2006       Nov 2006      Nov 2006       Nov 2006       Nov 2006
Last Principal Payment Date.............       May 2009       Apr 2009      Feb 2009       Feb 2009       Jan 2009

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
       FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                  CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS

                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                                                   -----------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
---------------------                           ------        -------        -------        -------       --------
100-06..................................        4.575%         4.575%        4.575%         4.574%         4.571%
100-08..................................        4.560%         4.560%        4.560%         4.559%         4.556%
100-10..................................        4.546%         4.545%        4.545%         4.545%         4.540%
100-12..................................        4.531%         4.531%        4.530%         4.530%         4.525%
100-14..................................        4.516%         4.516%        4.516%         4.515%         4.509%
100-16..................................        4.502%         4.501%        4.501%         4.500%         4.494%
100-18..................................        4.487%         4.487%        4.486%         4.485%         4.478%
100-20..................................        4.472%         4.472%        4.471%         4.471%         4.463%
100-22..................................        4.458%         4.457%        4.457%         4.456%         4.448%
100-24..................................        4.443%         4.443%        4.442%         4.441%         4.432%
100-26..................................        4.428%         4.428%        4.427%         4.426%         4.417%
Weighted Average Life (yrs.)............         4.82           4.81          4.80           4.77           4.55
First Principal Payment Date............       May 2009       Apr 2009      Feb 2009       Feb 2009       Jan 2009
Last Principal Payment Date.............       Sep 2009       Aug 2009      Aug 2009       Aug 2009       Jul 2009

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
       FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                  CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS

                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                                                   -----------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
---------------------                           ------        -------        -------        -------       --------
100-06..................................        4.958%         4.958%        4.958%         4.957%         4.956%
100-08..................................        4.947%         4.946%        4.946%         4.946%         4.944%
100-10..................................        4.935%         4.935%        4.934%         4.934%         4.933%
100-12..................................        4.924%         4.923%        4.923%         4.922%         4.921%
100-14..................................        4.912%         4.912%        4.911%         4.911%         4.909%
100-16..................................        4.901%         4.900%        4.900%         4.899%         4.897%
100-18..................................        4.889%         4.888%        4.888%         4.888%         4.885%
100-20..................................        4.878%         4.877%        4.876%         4.876%         4.873%
100-22..................................        4.866%         4.865%        4.865%         4.864%         4.861%
100-24..................................        4.855%         4.854%        4.853%         4.853%         4.850%
100-26..................................        4.843%         4.842%        4.842%         4.841%         4.838%
Weighted Average Life (yrs.)............         6.47           6.43          6.40           6.38           6.24
First Principal Payment Date............       Sep 2009       Aug 2009      Aug 2009       Aug 2009       Jul 2009
Last Principal Payment Date.............       Oct 2011       Sep 2011      Aug 2011       Aug 2011       Aug 2011

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
       FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                  CLASS A-5 CERTIFICATES AT THE SPECIFIED CPRS

                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                                                   -----------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
---------------------                           ------        -------        -------        -------       --------
100-06..................................        5.290%         5.290%        5.290%         5.290%         5.290%
100-08..................................        5.281%         5.281%        5.281%         5.281%         5.280%
100-10..................................        5.272%         5.272%        5.271%         5.271%         5.271%
100-12..................................        5.263%         5.262%        5.262%         5.262%         5.261%
100-14..................................        5.253%         5.253%        5.253%         5.253%         5.252%
100-16..................................        5.244%         5.244%        5.244%         5.244%         5.243%
100-18..................................        5.235%         5.235%        5.235%         5.234%         5.234%
100-20..................................        5.226%         5.226%        5.225%         5.225%         5.224%
100-22..................................        5.217%         5.216%        5.216%         5.216%         5.215%
100-24..................................        5.208%         5.207%        5.207%         5.207%         5.206%
100-26..................................        5.198%         5.198%        5.198%         5.198%         5.196%
Weighted Average Life (yrs.)............         8.62           8.59          8.57           8.55           8.46
First Principal Payment Date............       Oct 2011       Sep 2011      Aug 2011       Aug 2011       Aug 2011
Last Principal Payment Date.............       Nov 2013       Nov 2013      Nov 2013       Sep 2013       Aug 2013

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
       FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                  CLASS A-6 CERTIFICATES AT THE SPECIFIED CPRS

                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                                                   -----------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
---------------------                           ------        -------        -------        -------       --------
100-06..................................        5.413%         5.413%        5.413%         5.413%         5.413%
100-08..................................        5.405%         5.405%        5.405%         5.405%         5.404%
100-10..................................        5.397%         5.397%        5.396%         5.396%         5.395%
100-12..................................        5.388%         5.388%        5.388%         5.388%         5.387%
100-14..................................        5.380%         5.380%        5.380%         5.379%         5.378%
100-16..................................        5.371%         5.371%        5.371%         5.371%         5.370%
100-18..................................        5.363%         5.363%        5.363%         5.363%         5.361%
100-20..................................        5.355%         5.355%        5.354%         5.354%         5.352%
100-22..................................        5.346%         5.346%        5.346%         5.346%         5.344%
100-24..................................        5.338%         5.338%        5.338%         5.337%         5.335%
100-26..................................        5.330%         5.329%        5.329%         5.329%         5.327%
Weighted Average Life (yrs.)............         9.73           9.71          9.69           9.66           9.46
First Principal Payment Date............       Nov 2013       Nov 2013      Nov 2013       Sep 2013       Aug 2013
Last Principal Payment Date.............       Jul 2014       Jul 2014      Jul 2014       Jul 2014       May 2014

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
       FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                 CLASS A-1A CERTIFICATES AT THE SPECIFIED CPRS


                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                                                   -----------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
---------------------                           ------        -------        -------        -------       --------
100-06..................................        4.997%         4.997%        4.997%         4.997%         4.996%
100-08..................................        4.986%         4.986%        4.986%         4.986%         4.984%
100-10..................................        4.975%         4.975%        4.974%         4.974%         4.972%
100-12..................................        4.963%         4.963%        4.963%         4.963%         4.961%
100-14..................................        4.952%         4.952%        4.952%         4.951%         4.949%
100-16..................................        4.941%         4.940%        4.940%         4.940%         4.937%
100-18..................................        4.929%         4.929%        4.929%         4.929%         4.926%
100-20..................................        4.918%         4.918%        4.918%         4.917%         4.914%
100-22..................................        4.907%         4.906%        4.906%         4.906%         4.902%
100-24..................................        4.895%         4.895%        4.895%         4.894%         4.891%
100-26..................................        4.884%         4.884%        4.884%         4.883%         4.879%
Weighted Average Life (yrs.)............         6.72           6.71          6.69           6.67           6.51
First Principal Payment Date............       Sep 2004       Sep 2004      Sep 2004       Sep 2004       Sep 2004
Last Principal Payment Date.............       Jul 2014       Jul 2014      Jul 2014       Jul 2014       May 2014

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
       FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                   CLASS B CERTIFICATES AT THE SPECIFIED CPRS


                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                                                   -----------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
---------------------                           ------        -------        -------        -------       --------
100-06..................................        5.510%         5.510%        5.510%         5.510%         5.509%
100-08..................................        5.502%         5.502%        5.501%         5.501%         5.501%
100-10..................................        5.493%         5.493%        5.493%         5.493%         5.492%
100-12..................................        5.485%         5.485%        5.485%         5.485%         5.484%
100-14..................................        5.477%         5.477%        5.476%         5.476%         5.475%
100-16..................................        5.468%         5.468%        5.468%         5.468%         5.467%
100-18..................................        5.460%         5.460%        5.460%         5.460%         5.459%
100-20..................................        5.452%         5.452%        5.452%         5.451%         5.450%
100-22..................................        5.444%         5.444%        5.443%         5.443%         5.442%
100-24..................................        5.435%         5.435%        5.435%         5.435%         5.433%
100-26..................................        5.427%         5.427%        5.427%         5.427%         5.425%
Weighted Average Life (yrs.)............         9.98           9.95          9.93           9.91           9.74
First Principal Payment Date............       Jul 2014       Jul 2014      Jul 2014       Jul 2014       May 2014
Last Principal Payment Date.............       Aug 2014       Aug 2014      Aug 2014       Jul 2014       May 2014

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
       FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                   CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                                                   -----------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
---------------------                           ------        -------        -------        -------       --------
100-06..................................        5.553%         5.553%        5.553%         5.553%         5.552%
100-08..................................        5.544%         5.544%        5.544%         5.544%         5.543%
100-10..................................        5.536%         5.536%        5.536%         5.536%         5.535%
100-12..................................        5.528%         5.528%        5.528%         5.527%         5.527%
100-14..................................        5.520%         5.520%        5.520%         5.519%         5.518%
100-16..................................        5.511%         5.511%        5.511%         5.511%         5.510%
100-18..................................        5.503%         5.503%        5.503%         5.503%         5.501%
100-20..................................        5.495%         5.495%        5.495%         5.494%         5.493%
100-22..................................        5.486%         5.486%        5.486%         5.486%         5.484%
100-24..................................        5.478%         5.478%        5.478%         5.478%         5.476%
100-26..................................        5.470%         5.470%        5.470%         5.469%         5.468%
Weighted Average Life (yrs.)............         9.99           9.99          9.99           9.93           9.74
First Principal Payment Date............       Aug 2014       Aug 2014      Aug 2014       Jul 2014       May 2014
Last Principal Payment Date.............       Aug 2014       Aug 2014      Aug 2014       Aug 2014       May 2014

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
       FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE
                   CLASS D CERTIFICATES AT THE SPECIFIED CPRS


                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                                                   -----------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
---------------------                           ------        -------        -------        -------       --------
100-06..................................        5.623%         5.623%        5.624%         5.625%         5.627%
100-08..................................        5.614%         5.615%        5.615%         5.616%         5.618%
100-10..................................        5.606%         5.606%        5.607%         5.608%         5.610%
100-12..................................        5.598%         5.598%        5.599%         5.600%         5.601%
100-14..................................        5.590%         5.590%        5.590%         5.591%         5.593%
100-16..................................        5.581%         5.582%        5.582%         5.583%         5.584%
100-18..................................        5.573%         5.573%        5.574%         5.575%         5.576%
100-20..................................        5.565%         5.565%        5.566%         5.566%         5.567%
100-22..................................        5.556%         5.557%        5.557%         5.558%         5.559%
100-24..................................        5.548%         5.548%        5.549%         5.550%         5.550%
100-26..................................        5.540%         5.540%        5.541%         5.542%         5.542%
Weighted Average Life (yrs.)............         9.99           9.99          9.99           9.99           9.74
First Principal Payment Date............       Aug 2014       Aug 2014      Aug 2014       Aug 2014       May 2014
Last Principal Payment Date.............       Aug 2014       Aug 2014      Aug 2014       Aug 2014       May 2014

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
           FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS


                                                       0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                                   -- OTHERWISE AT INDICATED CPR
                                                                   -----------------------------
ASSUMED PRICE (32NDS)                           0% CPR        25% CPR        50% CPR        75% CPR       100% CPR
---------------------                           ------        -------        -------        -------       --------
100-06..................................        5.722%         5.723%        5.723%         5.724%         5.726%
100-08..................................        5.714%         5.714%        5.715%         5.716%         5.718%
100-10..................................        5.706%         5.706%        5.707%         5.708%         5.709%
100-12..................................        5.697%         5.698%        5.698%         5.699%         5.701%
100-14..................................        5.689%         5.689%        5.690%         5.691%         5.692%
100-16..................................        5.681%         5.681%        5.682%         5.683%         5.684%
100-18..................................        5.672%         5.673%        5.673%         5.674%         5.675%
100-20..................................        5.664%         5.664%        5.665%         5.666%         5.667%
100-22..................................        5.656%         5.656%        5.657%         5.658%         5.658%
100-24..................................        5.647%         5.648%        5.648%         5.649%         5.650%
100-26..................................        5.639%         5.639%        5.640%         5.641%         5.641%
Weighted Average Life (yrs.)............         9.99           9.99          9.99           9.99           9.74
First Principal Payment Date............       Aug 2014       Aug 2014      Aug 2014       Aug 2014       May 2014
Last Principal Payment Date.............       Aug 2014       Aug 2014      Aug 2014       Aug 2014       May 2014

     Notwithstanding the assumed prepayment rates reflected in the preceding tables in this "Yield, Prepayment and Maturity Considerations" section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

     For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the prospectus.

EFFECT OF LOAN GROUPS

     Generally, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Amount of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group 2 until the Certificate Principal Amount of the Class A-6 Certificates has been reduced to zero. Accordingly, holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1 and holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group
1. Investors should take this into account when reviewing this "Yield, Prepayment and Maturity Considerations" section.

                              THE POOLING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of August 1, 2004 (the "Pooling Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

     The servicing of the Mortgage Loans (including the Grand Canal Pari Passu Companion Loans but not any Non-Serviced Loan) and any REO Properties will be governed by the Pooling Agreement. The following summaries describe certain provisions of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans (other than any Non-Serviced Loan) and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans (other than any Non-Serviced Loan) and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus.

SERVICING OF THE WHOLE LOANS

     In general, the Serviced Whole Loans and their related Companion Loans will be serviced and administered under the Pooling Agreement and the related intercreditor or co-lender agreement, as applicable, as though the related Companion Loans were a part of the Mortgage Pool. If any Companion Loan of a Serviced Whole Loan becomes a Special Serviced Mortgage Loan, then the related Serviced Whole Loan shall become a Specially Serviced Mortgage Loan. For more detailed information, including any termination rights with respect to the Special Servicer, please see "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

     In general, the Non-Serviced Loans and their related Companion Loans will be serviced and administered under the related Pari Passu PSA. The Master Servicer, the Special Servicer and the Trustee have no obligation or authority to supervise the master servicer and/or special servicer under the related Pari Passu PSA or to make property protection advances with respect to the related Non-Serviced Loan. The obligation of the Master Servicer and the Special Servicer to provide information or remit collections on the related Non-Serviced Loans is dependent on its receipt of the same from the applicable party under the related Pari Passu PSA. The related Pari Passu PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangement under the related Pari Passu PSA are generally similar but not identical to the servicing arrangements under the Pooling Agreement. For more detailed information please see "Description of the Mortgage Pool--The Whole Loans"

ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. See "The Mortgage Pools--Assignment of Mortgage Loans" in the prospectus.

SERVICING OF THE MORTGAGE LOANS

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (including the Serviced Whole Loans, but excluding any Non-Serviced Loans) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party subservicers. The Master Servicer will be responsible for paying the servicing fees of any subservicer. Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee, Certificateholders and the holders of the Serviced Companion

Loans for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Except in certain limited circumstances set forth in the Pooling Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     With respect to each Non-Serviced Loan, the Non-Serviced Loan and the related Companion Loans are being serviced and administered in accordance with the related Pari Passu PSA (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non-Serviced Loan and the related Companion Loans will be effected in accordance with the related Pari Passu PSA and intercreditor agreements). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will generally not be applicable to any Non-Serviced Loan, but instead such servicing and administration of the Non-Serviced Loan will be governed by the related Pari Passu PSA.

     The Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans (including the Serviced Whole Loans, but not any Non-Serviced Loan) and each REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling Agreement and the terms of the respective Mortgage Loans and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

     1. with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO Properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO Properties, and

     2. with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans;

     o  with a view to--

     1. the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans, or

     2. in the case of the Special Servicer and (a) a Specially Serviced Mortgage Loan or (b) a Mortgage Loan in the trust as to which the related mortgaged property is an REO Property, the maximization of recovery on that Mortgage Loan to the series 2004-GG2 certificateholders (as a collective whole) (or, if a Whole Loan is involved, with a view to the maximization of recovery on the Whole Loan to the series 2004-GG2 certificateholders and the holders of the related Companion Loans (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o  without regard to--

     1. any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the Pooling Agreement,

     2. the ownership of any series 2004-GG2 Certificate (or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof,

     3. the obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances,

     4. the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the Pooling Agreement generally or with respect to any particular transaction, and

     5. the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling Agreement by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof (the "Servicing Standards").

     The Pooling Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

     In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan and the Companion Loans (other than the Non-Serviced Loan Groups)--

     o  which is not a Specially Serviced Mortgage Loan, or

     o  that is a Corrected Mortgage Loan.

     A "Specially Serviced Mortgage Loan" means any Mortgage Loan (including the Serviced Whole Loans and including Mortgage Loans and Serviced Whole Loans that have become REO Properties) being serviced under the Pooling Agreement, any of the following events (a "Servicing Transfer Event"):

     (a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period)

     o except in the case of a Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due, or

     o solely in the case of a delinquent balloon payment, (A) for one business day beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date the balloon payment was due, for 30 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

     (b) the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith, reasonable judgment, based on communications with the related borrower, that a default in the making of a scheduled monthly debt service payment on the Mortgage Loan or Serviced Whole Loan or a balloon payment is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated by clause (a) of this definition; or

     (c) there has occurred a default (other than as described in clause (a) above and other than an Acceptable Insurance Default) that

     o materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of any Companion Loan, the holder of the related Companion
        Loan), and

     o continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of any Companion Loan, the holder of the related Companion
        Loan); or

     (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

     (e) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

     (f) the related borrower admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (g) the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

     (h) the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) determines that (i) a default (other than a payment default) under the Mortgage Loan or Serviced Whole Loan is imminent, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affect the interests of Certificateholders or, in the case of Serviced Whole Loans, the interests of the holder of the related Companion Loans, and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or Serviced Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or Serviced Whole Loan); provided that any determination that a loan is a Specially Serviced Loan pursuant to this bullet point with respect to any Mortgage Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Controlling Class Representative or, in certain cases, the related holder of the related Companion Loan) as described with respect to the definition of Acceptable Insurance Default.

     It shall be considered an "Acceptable Insurance Default" if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism or require the borrower to obtain this insurance (and neither the Master Servicer nor the Special Servicer will be required to obtain this insurance) and the special servicer has determined, in its reasonable judgment (which determination, with respect to terrorism insurance, will be subject to the consent of, in the case of the Grand Canal Shoppes at the Venetian Loan, the Grand Canal Shoppes at the Venetian Majority Holder, and in the case of the 111 Eighth Avenue Loan, the 1441 Broadway Loan and the Waterfront Plaza Loan, the directing holder of such loans as described under "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or
(ii) this insurance is not available at any rate. In making this determination, the special servicer, to the extent consistent with its servicing standards, is entitled to rely on the opinion of an insurance consultant.

     A Mortgage Loan (including the Serviced Whole Loans) will become a "Corrected Mortgage Loan" when:

     o with respect to the circumstances described in clause (a) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling Agreement);

     o  with respect to the circumstances described in clauses (b), (d), (e),
        (f) and (h) of the definition of Specially Serviced Mortgage Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

     o with respect to the circumstances described in clause (c) of the definition of Specially Serviced Mortgage Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

     o with respect to the circumstances described in clause (g) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one loan in a Whole Loan, it will be considered to exist for the entire Whole Loan.

     The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan (including the Serviced Whole Loans but excluding the Non-Serviced Loans) as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan. The Special Servicer will also be responsible for the administration of each REO Property acquired by the trust.

     Despite the foregoing, the Pooling Agreement will require the Master Servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any Specially Serviced Mortgage Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Mortgage Loans, maintain escrows and all reserve accounts on Specially Serviced Mortgage Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non Specially Serviced Mortgage Loans.

     Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling Agreement.

     The Master Servicer will transfer servicing of a Mortgage Loan (including the Serviced Whole Loans but excluding the Non-Serviced Loan) to the Special Servicer when that Mortgage Loan (or Serviced Whole Loan) becomes a Specially Serviced Mortgage Loan. The Special Servicer will return the servicing of that Mortgage Loan (or Serviced Whole Loan) to the Master Servicer when it becomes a Corrected Mortgage Loan.

     The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans (including the Serviced Whole Loans) and act as disposition manager of REO Properties.

     Each Pari Passu PSA provides for servicing transfer events that are similar but not identical to those set forth above. Upon the occurrence of a servicing transfer event under the related Pari Passu PSA, servicing of the both the related Non-Serviced Loan and its Pari Passu Companion Loan will be transferred to the related special servicer under that Pari Passu PSA.

ADVANCES

     The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) on a Mortgage Loan (other than the 237 Park Avenue Loan and the 111 Eighth Avenue
Loan) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date). In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

     With respect to the 111 Eighth Avenue Loan and the 237 Park Avenue Loan, generally the applicable master servicer under the related Pari Passu PSA will be required to make any applicable P&I Advance, subject to any non-recoverability determination made in accordance with the related Pari Passu PSA. If that master servicer fails to make any required advance, the Master Servicer will be required to make the P&I Advance, subject to a determination that the P&I Advance would be a Non-Recoverable Advance.

     The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including each Serviced Whole Loan but not a Non-Serviced Loan) to make cash advances ("Property Advances" and, together with P&I Advances, "Advances") to pay all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Serviced Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property.

     The Pooling Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed to make. The Pooling Agreement will obligate the Fiscal Agent to make any P&I Advance that the Trustee was obligated, but failed to make.

     The Special Servicer may request the Master Servicer to make Property Advances with respect to a Specially Serviced Mortgage Loan or REO Property under the Pooling Agreement, in lieu of the Special

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Servicer's making that advance itself. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer's receipt of the request. If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to a Property Advance that it requests the Master Servicer to make, regardless of whether or not the Master Servicer actually makes that advance. The Special Servicer may elect to make certain Property Advances on an emergency basis.

     If the Master Servicer is required under the Pooling Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made, then the Trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o if the failure continues for three more business days, to make the Property Advance.

     The Pooling Agreement will obligate the Fiscal Agent to make any Advances that the trustee was obligated, but failed, to make.

     The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded annually, as of each Master Servicer Remittance Date. If the interest on such Advance is not recovered from default interest or late payments on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

     The obligation of the Master Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances (and right of the Special Servicer to elect to make emergency Property Advances) with respect to any Mortgage Loan pursuant to the Pooling Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

     None of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that the Master Servicer or Special Servicer, in accordance with the Servicing Standards, or the Trustee or the Fiscal Agent, in its respective good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standards, or the Trustee or the Fiscal Agent, in its respective good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or in the case of the Special Servicer, by any one of them) will not be ultimately recoverable from the foregoing sources (any such Advance, a "Non-Recoverable Advance"), then the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee, the Master Servicer or the Special Servicer (and in the case of the Trustee, the Depositor) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer, the Trustee and the Fiscal Agent notice of such determination, which determination will be conclusive and binding on the Master Servicer, the Trustee and the Fiscal Agent. Further, with respect to

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111 Eighth Avenue Loan and the 237 Park Avenue Loan, if any servicer in connection with the applicable Pari Passu PSA or any servicer in connection with a subsequent securitization, determines that any P&I Advance with respect to the applicable Companion Loan, if made, would be non-recoverable, such determination will be binding on the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent as it relates to any proposed P&I Advance with respect to the respective Whole Loan, as applicable.

     Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standards elect (but is not required) to make a payment (and in the case of a Specially Serviced Mortgage Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would be nonrecoverable if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or
(ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan or remediates any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer determines in accordance with the Servicing Standards that making the payment is in the best interest of the Certificateholders.

     The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it, including all Advances made with respect to any Whole Loan, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower and any other collections on the Mortgage Loan (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

     Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months without the consent of the Controlling Class Representative. In addition, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount"); only out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest thereon). Upon a determination by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, that the Work-out Delayed Reimbursement Amount is a Non-Recoverable Advance, such amounts will be reimbursable as described above with respect to recoverability of Non-Recoverable Advances.

     Any requirement of the Master Servicer, the Trustee or the Fiscal Agent to make an Advance in the Pooling Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. To the extent a Non-Recoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as the Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Non-Recoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Non-Recoverable Advance with

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respect to a Mortgage Loan is required to be reimbursed from the interest portion of the general collections on the Mortgage Loans as described above, such reimbursement will be made first, from the interest collections available on the Mortgage Loans included in the same Loan Group as such Mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of any other Non-Recoverable Advances that are related to such other Loan Group).

     Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion thereof with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period) or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance (together with interest on that Non-Recoverable Advance). An election by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). None of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent or the other parties to this Pooling Agreement will have any liability to one another or to any of the Certificateholders for any such election that such party makes to refrain or not to refrain from reimbursing itself as contemplated by this paragraph or for any losses, damages or other adverse economic or other effects that may arise from such an election nor will such election constitute a violation of the Servicing Standards or any duty under the Pooling Agreement.

ACCOUNTS

     The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the "Collection Account") established pursuant to the Pooling Agreement. The Master Servicer will also be required to establish and maintain a segregated companion collection account (the "Companion Collection Account") with respect to any Serviced Whole Loan, which may be a sub-account of the Collection Account and deposit amounts collected in respect of each Serviced Whole Loan therein. The trust will only be entitled to amounts on deposit in the Companion Collection Account to the extent these funds are not otherwise payable to a Companion Loan holder.

     The Trustee will be required to establish and maintain two accounts, one of which may be a sub-account of the other (the "Lower-Tier Distribution Account" and the "Upper-Tier Distribution Account" and, collectively, the "Distribution Account"). With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Trustee for deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date the sum of (i) the Available Funds and any prepayment premiums or yield maintenance charges, and (ii) the Trustee Fee. In addition, the Master Servicer will be required to deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account as described in this prospectus supplement. On each Distribution Date, the Trustee (i) will be required to withdraw amounts distributable on such date on the Regular Certificates and on the Class R Certificates (which are expected to be zero) from the Lower-Tier Distribution Account and deposit such amounts in the Upper-Tier Distribution Account. See "Description of the Offered Certificates--Distributions" in this prospectus supplement.

     The Trustee will also be required to establish and maintain an account (the "Interest Reserve Account"), which may be a sub-account of the Distribution Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to remit to the Trustee for deposit, in respect of each Mortgage Loan which accrues interest on the basis of a 360-day year and the actual number of days in the related month (a "Withheld Loan"), an amount equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the

                                     S-138
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applicable Monthly Payment or a P&I Advance is made in respect of the Monthly
Payment (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

     The Trustee will also be required to establish and maintain an account (the "Gain-On-Sale Reserve Account") which may be a sub-account of the Distribution Account. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Certificates, such gains will be held and applied to offset future realized losses, if any.

     Other accounts to be established pursuant to the Pooling Agreement are one or more REO Accounts for collections from REO Properties.

     The Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Gain-On-Sale Reserve Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates. Each of the Collection Account, the Companion Collection Account, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, any escrow account and the Gain-On-Sale Reserve Account will be held at a depository institution or trust company satisfactory to the Rating Agencies.

     Amounts on deposit in the Collection Account, the Companion Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments satisfactory to the Rating Agencies. Interest or other income earned on funds in the Collection Account and the Companion Collection Account, will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account and the Interest Reserve Account will be payable to the Trustee.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling Agreement: (i) to remit on or before each Master Servicer Remittance Date (A) to the Trustee for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) Available Funds and any prepayment premiums or yield maintenance charges and (II) the Trustee Fee for the related Distribution Date, (B) to the Trustee for deposit into the Gain-On-Sale Reserve Account an amount equal to the Excess Liquidation Proceeds received in the related Collection Period, if any, and (C) to the Trustee for deposit into the Interest Reserve Account an amount required to be withheld as described above under "--Accounts", (ii) to pay or reimburse the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, as applicable, pursuant to the terms of the Pooling Agreement for Advances made by any of them and interest on Advances (the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances"), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling Agreement, all amounts received on the Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent), and certain other unreimbursed expenses incurred


                                     S-139
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by such person pursuant to and to the extent reimbursable under the Pooling
Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling Agreement, (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC, (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Pari Passu PSA pursuant to the related intercreditor agreement.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     DUE-ON-SALE. Subject to the discussion under "--The Controlling Class Representative" below, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standards, whether to waive any right the lender under any Mortgage Loan (other than a Non-Serviced Loan) may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the mortgagor or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. In some circumstances, however, the Master Servicer will be required to review the proposed transaction and, it if determines that approval of the transaction is favorable, make a recommendation to the Special Servicer, which will be entitled (subject to the discussion under "--The Controlling Class Representative" below) to approve or disapprove the transaction. The Special Servicer may not waive its rights of the lender or grant its consent under any due-on-sale clause, unless--

     o the Master Servicer or the Special Servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2004 GG2 certificates or any certificate issued pursuant to a securitization of any Companion Loan, or

     o such Mortgage Loan (A) represents less than 5% the principal balance of all of the Mortgage Loans in the trust, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance.

     DUE-ON-ENCUMBRANCE. Subject to the discussion under "--The Controlling Class Representative" below, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standards, whether to waive any right the lender under any Mortgage Loan (other than a Non-Serviced Loan) may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine financing of the mortgagor or the mortgaged property or any sale or transfer of preferred equity in the mortgagor or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. The Special Servicer may not waive its rights or grant its consent under any due-on-encumbrance clause, unless--

     o the Special Servicer has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2004 GG2 certificates or any certificate issued pursuant to a securitization of any Pari Passu Companion Loan,

     o such Mortgage Loan (A) represents less than 2% the principal balance of all of the Mortgage Loans in the trust, (B) has a principal balance that is $20 million or less, (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x, or

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     o  the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the Special Servicer determines will not have a material adverse impact on the value, use or operation of the mortgaged property or the ability of the borrower to perform its obligations under the Mortgage Loan.

     See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the prospectus.

INSPECTIONS

     The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced
Loan) at such times and in such manner as are consistent with the Servicing Standards, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2005; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect each Mortgage Loan that becomes a Specially Serviced Mortgage Loan as soon as practicable after it becomes a Specially Serviced Mortgage Loan and thereafter at least every twelve months until such condition ceases to exist. The cost of any such inspection shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     The Pooling Agreement will require that each of the Master Servicer and the Special Servicer cause a nationally recognized firm of independent public accountants (which may render other services to the Master Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee annually on a specified date, a report which expresses an opinion to the effect that the assertion of management of the Master Servicer or the Special Servicer that the Master Servicer or the Special Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, is fairly stated, based on an examination, conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers, except for such exceptions stated in such report.

     The Pooling Agreement also requires each of the Master Servicer and the Special Servicer to deliver to the Trustee annually on specified date, an officers' certificate of the Master Servicer or the Special Servicer, as the case may be, stating that, to the best of each such officer's knowledge, the Master Servicer, the Special Servicer or any subservicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or, if there has been a default, specifying each default known to each such officer and the nature and status of the default, and the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of either of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the relevant details.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE FISCAL AGENT, THE MASTER SERVICER AND THE SPECIAL SERVICER

     Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling Agreement, provided that certain conditions are satisfied including obtaining the written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the

                                     S-141
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Certificates. The Pooling Agreement provides that the Master Servicer or the
Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or the Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Work-out Fees which the prior Special Servicer will be entitled to retain). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

     The Pooling Agreement also provides that none of the Depositor, the Fiscal Agent, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Fiscal Agent, the Master Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment. However, none of the Depositor, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation in the Pooling Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of their duties under the Pooling Agreement or by reason of reckless disregard of obligations or duties under the Pooling Agreement. The Pooling Agreement further provides that the Depositor, the Fiscal Agent, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Fiscal Agent, the Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action or claim relating to the Pooling Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by the Pooling Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling Agreement; (ii) which constitutes a Property Advance that is otherwise reimbursable under the Pooling Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the Pooling Agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the Pooling Agreement or negligent disregard of such obligations or duties.

     In addition, the Pooling Agreement provides that none of the Depositor, the Fiscal Agent, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The Depositor, the Fiscal Agent, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties to the Pooling Agreement and the interests of the holders of Certificates under the Pooling Agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Fiscal Agent, the Master Servicer and the Special Servicer will be entitled to be reimbursed for those amounts from the Collection Account. The Special Servicer (whether or not a Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan) will, for the benefit of the Certificateholders and the Trustee, be responsible for directing, managing, prosecuting and/or defending any and all claims and litigation relating to (a) the enforcement of the obligations of each Mortgagor under the related Mortgage Loan or Serviced Whole Loan documents and (b) any action brought by a Mortgagor against the Trust Fund. This enforcement is required to be carried out in accordance with the terms of the Pooling Agreement, including, without limitation, the Servicing Standard.

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     The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Trust Fund in accordance with the standard set forth in the paragraph above. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling Agreement.

     The Pooling Agreement will provide that each master servicer, special servicer, depositor, trustee and the Fiscal Agent under any Pari Passu PSA, and any of their respective directors, officers, employees or agents (each, a "Pari Passu Indemnified Party"), shall be indemnified by the Trust Fund and held harmless against the Trust Fund's pro rata share (subject to the related Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Whole Loan under the applicable Pari Passu PSA or the Pooling Agreement (but excluding any such losses allocable to the related Pari Passu Companion Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Pari Passu Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Pari Passu PSA.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any failure by the master servicer to deposit amounts to which any holder of a Companion Loan is entitled to the applicable serviced companion loan account, on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into any REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or a Custodial Account established for Whole Loans any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement, which failure continues unremedied for thirty days after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

          (d) the Master Servicer or the Special Servicer fails to timely make any Property Advance required to be made by it under the Pooling Agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the Master

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     Servicer or the Special Servicer, as the case may be, by the Trustee or any other parties to the Pooling Agreement;

          (e) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling Agreement, which materially and adversely affects the interests of any Class of Certificateholders, or the holder of a Companion Loan, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or the holder of the related Companion Loan if affected thereby, as applicable; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

          (f) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (g) a servicing officer of the Master Servicer or the Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; and

          (h) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned by S&P to the series 2004-GG2 certificates or any securities backed by a Pari Passu Companion Loan is qualified, downgraded or withdrawn in connection with that removal.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Master Servicer or the Special Servicer occurs, then the Trustee may and, at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, will be required to terminate all of the rights and obligations of the Master Servicer or the Special Servicer as master servicer or special servicer under the Pooling Agreement and in and to the Trust Fund (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling Agreement).

     On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Master Servicer or Special Servicer will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of,

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a mortgage loan servicing institution (the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation, any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer will be allocated to the Certificates in the same manner as Realized Losses.

     Notwithstanding the foregoing, if an Event of Default on the part of the Master Servicer affects a Companion Loan and the Master Servicer is not otherwise terminated, the Trustee, at the direction of the holder(s) of the Companion Loan will be required to direct the Master Servicer to appoint a sub-servicer that will be responsible for servicing the related Whole Loan. If an Event of Default on the part of the Master Servicer only affects a Companion Loan, the Master Servicer may not be terminated, however, the Trustee, at the direction of the holder of the affected Companion Loan, will be required to direct the Master Servicer to appoint a sub-servicer that will be responsible for servicing the related Whole Loan.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clauses (g) and (h) under "--Events of Default" above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a master servicer whose appointment Moody's and S&P have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

     No Certificateholder will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement or the Mortgage Loans, unless, with respect to the Pooling Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling Agreement, and of the continuance of the default, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

AMENDMENT

     The Pooling Agreement may be amended without the consent of any of the holders of Certificates or, as applicable, the holders of the Serviced Companion
Loans:

          (a) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the holders of the Serviced Companion Loans;

          (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling Agreement, with the description of the provisions in this prospectus supplement or the prospectus or to correct any error;

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          (c) to change the timing and/or nature of deposits in the Collection
     Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment), or the holders of the Serviced Companion Loans and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the holders of the Serviced Companion Loans, as evidenced by an opinion of counsel or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

          (f) to amend or supplement any provision of the Pooling Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; provided, that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the holders of the Serviced Companion Loans; provided, further, that no amendment may be made that changes in any manner the obligations of any Loan Seller under a mortgage loan purchase agreement without the consent of the applicable Loan Seller or change the rights or obligations of a Companion Loan Noteholder under the applicable intercreditor agreements without the consent of any affected holder of a Companion Loan.

     In addition, in the event that one but not both of the two promissory notes evidencing the Stony Point Fashion Park Loan are repurchased by a Loan Seller, the Pooling Agreement may be amended, without consent of any Certificateholder, to add or modify provisions relating to Pari Passu Companion Loans for purposes of the servicing and administration of the repurchased promissory note, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

     The Pooling Agreement may also be amended with the consent of the holders of Certificates of each Class affected by the amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to any holder of a Serviced Companion Loan without the consent of the related holder, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of any holder of the Serviced

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Companion Loans without the consent of the holders of all Certificates of that
Class then outstanding or the holders of the Serviced Companion Loans, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates,
(4) change in any manner the obligations of any Loan Seller under a Mortgage Loan sale agreement without the consent of the applicable Loan Seller, or (5) without the consent of 100% of the holders of Certificates and the holders of the Serviced Companion Loans or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, amend the Servicing Standards.

     Notwithstanding the foregoing, no party to the Pooling Agreement will be required to consent to any amendment to the Pooling Agreement without having first received an opinion of counsel (at the expense of the person requesting the amendment) to the effect that the amendment will not result in the imposition of a tax on any portion of the Trust Fund or cause either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC.

     The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class R and Class LR Certificates; (b) 1% in the case of the Class X Certificates, provided that the Voting Rights of the Class X Certificates will be reduced to zero upon reduction of the Notional Amount of that Class to zero and (c) in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. For purposes of determining Voting Rights, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.

REALIZATION UPON MORTGAGE LOANS

     SPECIALLY SERVICED MORTGAGE LOANS; APPRAISALS. Within 60 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required (i) with respect to any Mortgage Loan (including the Serviced Whole Loans but not including Non-Serviced Loans) with an outstanding principal balance equal to or in excess of $2,000,000, to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"), or (ii) with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, to perform an internal valuation of the Mortgaged Property. However, the Special Servicer will not be required to obtain an Updated Appraisal or perform an internal valuation of any Mortgaged Property with respect to which there exists an appraisal or internal valuation, as applicable, which is less than twelve months old, and the Special Servicer has no knowledge of any change in circumstances which would materially affect the validity of that appraisal or internal valuation. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

     STANDARDS FOR CONDUCT GENERALLY IN EFFECTING FORECLOSURE OR THE SALE OF DEFAULTED LOANS. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be paid by the Master Servicer as a Property Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standards, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

     Notwithstanding anything in this prospectus supplement to the contrary, the Pooling Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund and, if applicable, the related

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Companion Loans, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property. If appropriate, the Special Servicer may establish a single member limited liability company with the Trust Fund as the sole owner to hold title to REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates or, if applicable, the holder of the related Companion Loan. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

     If title to any Mortgaged Property is acquired by the Trust Fund (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Trust Fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standards. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain, at the expense of the Trust Fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties

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meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

     To the extent that liquidation proceeds collected with respect to any Mortgage Loan are less than the sum of: (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional Trust Fund expenses) incurred with respect to the Mortgage Loan, the Trust Fund will realize a loss in the amount of the shortfall. The Trustee, the Fiscal Agent, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any Mortgage Loan, prior to the distribution of those liquidation proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer, Trustee or the Fiscal Agent on these Advances.

     SALE OF DEFAULTED MORTGAGE LOANS. The Pooling Agreement grants to the majority Certificateholder of the Controlling Class and the Special Servicer an option to purchase from the Trust Fund any defaulted Mortgage Loan (other than the Garden State Plaza Loan) that is at least 60 days delinquent as to any Monthly Payment (or is delinquent as to its balloon payments). Any purchase option with respect to any Whole Loan is subject to the rights granted to any other person under the related intercreditor agreement.

     The option purchase price for a defaulted Mortgage Loan will equal the fair value of such Mortgage Loan, as determined by the Special Servicer. The Special Servicer is required to recalculate the fair value of such defaulted Mortgage Loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). To the extent the Special Servicer or one of its affiliates is exercising the option to purchase a defaulted Mortgage Loan, the Trustee will be required to verify the fair value of the defaulted Mortgage Loan. In making such verification, the Trustee, in accordance with the Pooling Agreement, will be entitled to rely on an appraisal of the Mortgaged Property. Subject to certain conditions specified in the Pooling Agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the Mortgage Loan to which it relates is no longer delinquent, because the defaulted Mortgage Loan has (i) made all delinquent

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payments, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) has been purchased by the holder of the related mezzanine loan.

     Subject to the rights of a mezzanine lender under a mezzanine intercreditor agreement, unless and until the above-described purchase option with respect to a Mortgage Loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the Mortgage Loan in default other than pursuant to the exercise of the purchase option.

     With respect to the Grand Canal Shoppes at the Venetian Loan, the owner of the hotel attached to the Mortgaged Property has a right to purchase the Mortgaged Property subject to certain conditions in the loan documentation. Any Purchase Option hereunder will be subject to this purchase option. For more information see "Ten Largest Mortgage Loans--The Grand Canal Shoppes at the Venetian" on Annex B to this prospectus supplement.

     In addition, any person wishing to exercise their purchase option with respect to the Grand Canal Shoppes at the Venetian Loan will have to purchase the Grand Canal Shoppes at the Venetian Pari Passu Companion Loans.

     The Pari Passu PSA under which each Non-Serviced Loan is serviced has substantially similar provisions in respect of a purchase option after a monetary default. With respect to the Garden State Plaza Loan, under the related Pari Passu PSA if the holder of this type of purchase option chooses to exercise the option with respect to the Pari Passu Companion Loan, it must purchase all related Pari Passu Companion Loans and the Non-Serviced Loan. With respect to the 237 Park Avenue Loan and the 111 Eighth Avenue Loan, the option of the Controlling Class and the Special Servicer to purchase such loan when it becomes a defaulted Mortgage Loan will be limited to that loan and such purchaser will not have any rights to purchase any of the respective Companion Loans.

     MODIFICATIONS, WAIVERS AND AMENDMENTS. The Pooling Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan (other than a Non-Serviced Loan) if (a) it determines, in accordance with the Servicing Standards, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including prepayment premiums and yield maintenance charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due on the Mortgage Loan. The Master Servicer may enter into waivers, consents or approvals involving routine or immaterial matters without the consent of any person.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, (v) permit the substitution of collateral for any Specially Serviced Mortgage Loan, and/or (vi) accept a principal prepayment during any lockout period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis. In no event, however, will the Special Servicer be permitted to (i) extend the maturity

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date of a Mortgage Loan beyond a date that is two years prior to the Rated Final
Distribution Date, or (ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease (or, to the extent consistent with the Servicing Standards 10 years if the Special Servicer gives due consideration to the remaining term of the ground lease).

     Any modification, waiver or amendment with respect to a Whole Loan may be subject to the approval of one or more holders of a related Companion Loan as described under "Description of the Mortgage Loans--The Whole Loans" in this prospectus supplement.

     Each of the Master Servicer and the Special Servicer will be required to notify the Trustee, the Rating Agencies and the other servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related custodian, for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution of the agreement. Copies of such modification, waiver or amendment agreement are required to be available for review during normal business hours at the offices of the Trustee.

     In addition to the other provisions described in this prospectus supplement, the Special Servicer will be permitted to modify, waive or amend any term of a Mortgage Loan (other than a Non-Serviced Loan) that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Treasury Regulations Section 1.860G-2(b), which, in the judgment of the Special Servicer, may be evidenced by an opinion of counsel and (b) would be in accordance with the Servicing Standards. The Master Servicer or the Special Servicer, as applicable, is required to provide copies of any modifications, waiver or amendment to each Rating Agency.

THE CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling Agreement and, except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions with respect to any Mortgage Loan as to which the Controlling Class Representative has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten business day period, the Controlling Class Representative will be deemed to have approved such action):

     o any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing the Specially Serviced Mortgage Loans as come into and continue in default;

     o any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non monetary term of a Mortgage Loan;

     o any proposed sale of an REO Property for less than the Purchase Price (other than in connection with the termination of the Trust Fund as described below under "--Optional Termination; Optional Mortgage Loan Purchase" or pursuant to a purchase option as described above under "--Realization Upon Mortgage Loans--Sale of Defaulted Mortgage Loans");

     o any acceptance of a discounted payoff of a Mortgage Loan (other than in connection with the termination of the Trust Fund as described below under "--Optional Termination; Optional Mortgage Loan Purchase" or pursuant to a purchase option as described above under "--Realization Upon Mortgage Loans--Sale of Defaulted Mortgage Loans");

     o any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at a Mortgaged Property or an REO Property;

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     o  any release of collateral for a Mortgage Loan or any release of a
        Mortgagor or guarantor or acceptance of any assumption agreement (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan);

     o any acceptance of substitute or additional collateral for a Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

     o any waiver of a "due on sale" or "due on encumbrance" clause with respect to any Mortgage Loan;

     o any acceptance of an assumption agreement releasing a Mortgagor or a guarantor from liability under a Mortgage Loan; or

     o  any release of any performance or "earn-out" reserves.

     In the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response.

     The Controlling Class Representative may also direct the Special Servicer to take, or to refrain from taking, other actions with respect to a Mortgage Loan, as the Controlling Class Representative may reasonably deem advisable; provided that the Special Servicer will not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling Agreement, including the Servicing Standards, or the REMIC provisions of the Code.

     The Controlling Class Representative at its expense has the right to remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies.

     The "Controlling Class Representative" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Controlling Class Representative is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class will be the Controlling Class Representative.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Principal Amount at least equal to 25% of the initial Certificate Principal Amount of that Class. For purposes of determining identity of the Controlling Class, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class P Certificates.

     With respect to the Daily News Building Loan, if any Certificate is held by the related borrower or an affiliate of the related borrower, the borrower or its affiliate will not be entitled to have any voting or veto rights with respect to any matters as to which the Controlling Class has any approval or voting rights regarding the Daily News Building Loan or the related Companion Loan.

     Notwithstanding the foregoing, with respect to each Serviced Whole Loan, the Controlling Class Representative will not have any of the above described approval rights unless permitted under the related intercreditor agreement or will exercise them in conjunction with the holders of the related

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Companion Loans as described under "Description of the Mortgage Loans--The Whole
Loans" in this prospectus supplement.

     With respect to each Non-Serviced Loan, any consent or approvals on actions to be taken by the special servicer or master servicer under the related Pari Passu PSA are governed by the terms of that Pari Passu PSA and the related Intercreditor Agreement and described under "Description of the Mortgage Pool" and "The Pooling Agreement--Servicing of the Whole Loans" in this prospectus supplement.

LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will not be liable to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the Pooling Agreement, or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

     o may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

     o  may act solely in the interests of the holders of the Controlling Class,

     o does not have any duties to the holders of any Class of certificates other than the Controlling Class,

     o may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates, and

     o will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal of the Controlling Class Representative for having so acted.

OPTIONAL TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

     The holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class LR Certificates, representing greater than a 50% Percentage Interest of the Class LR Certificates, will have the option to purchase all of the Mortgage Loans (in the case of each of the Whole Loans, subject to certain rights of the holders of Subordinate Companion Loans provided for in the related Intercreditor Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-Off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage

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Rate (plus the Excess Rate, to the extent applicable) to the last day of the
Interest Accrual Period preceding such Distribution Date, and (D) Property Advances (to the extent not previously reimbursed by or on behalf of the related borrower), and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month's interest on the outstanding principal balance of each such Mortgage Loan, and as to any REO Property, of each related REO loan at the related Mortgage Rates. There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the Certificates--Termination" in the prospectus.

     The Trust Fund may also be terminated upon the exchange of all then outstanding Certificates, including the Class X Certificates, for the Mortgage Loans remaining in the Trust Fund at any time the aggregate Certificate Principal Amounts of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, but all the holders of such classes of outstanding Certificates would have to voluntarily participate in such exchange and the Master Servicer would have to consent.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee (the "Trustee" on behalf of the series 2004-GG2 Certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group--GS Mortgage Securities Corporation II, Commercial Mortgage Trust Series 2004 GG2.

     The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies. However, no such resignation shall be effective until a successor has been appointed. Upon such notice, the Depositor will appoint a successor trustee reasonably acceptable to the Master Servicer. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

     The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificateholders may remove the Trustee upon written notice to the Depositor, the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor trustee and, if such trustee is not rated at least "AA-" by each Rating Agency (or such other rating as the Rating Agencies confirm will not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates), fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest on those Advances as provided in the Pooling Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates.

     As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will accrue at a per annum rate (the "Trustee Fee Rate") which, together with the Servicing Fee Rate,

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is equal to the per annum rate set forth on Annex C to this prospectus supplement as the "Administrative Fee Rate", with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans and will be calculated in the same manner as interest is calculated on the related Mortgage Loan. Any Trustee Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate. The Trustee also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account and the Interest Reserve Account in investments permitted under the Pooling Agreement, and the Trustee will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling Agreement.

     The Trust Fund will indemnify the Trustee against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling Agreement.

     The Trustee (except for the information under the first paragraph of "--The Trustee" above) will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling Agreement.

     In addition, pursuant to the Pooling Agreement, the Trustee, at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling Agreement.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent (the "Fiscal Agent") pursuant to the pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group
- GS Mortgage Securities Corporation II, Commercial Mortgage Trust 2004-GG2. The duties and obligations of the fiscal agent consist only of making P&I Advances and Property Advances as described under "--Advances" above. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

     The ratings of the long-term debt obligations of ABN AMRO Bank N.V. are "AA-" by S&P and "Aa3" by Moody's.

THE MASTER SERVICER; MASTER SERVICER SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Wells Fargo Bank, National Association, a national banking association ("Wells Fargo"), will initially be appointed as Master Servicer (the "Master Servicer"). Wells Fargo provides a full range of banking services to individuals, agribusiness, real estate, commercial and small business customers. The Master Servicer's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105. As of June 30, 2004, Wells Fargo's was responsible for servicing approximately 6,749 commercial and multifamily mortgage loans, totaling approximately $45.15 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information set forth in this prospectus supplement concerning Wells Fargo has been provided by Wells Fargo Bank. None of the Depositor, the Trustee, the Underwriters, or any of their respective affiliates takes any responsibility for that information or makes any representation or warranty as to the accuracy or completeness of the information. Wachovia Bank, National Association (except for the information in the preceding paragraph under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this prospectus supplement or related documents.

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the Mortgage Loans, and will accrue at a rate (the "Servicing Fee Rate"), which together with the Trustee Fee Rate and, in the case of each Non-Serviced Loan, the aggregate rate per annum at which all master servicing, primary servicing or other similar administrative fees accrue under the related Pari Passu PSA, is equal to the per annum rate set forth on Annex C to this prospectus supplement as the Administrative Fee Rate with respect to each Mortgage Loan. Pursuant to the terms of the Pooling Agreement, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan notwithstanding any termination or resignation of Wells Fargo Bank as Master Servicer; provided, that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent required to appoint a successor Master Servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its right to receive such portion to another party.

     With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses to the extent not need to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (1) a specified percentage of application fees and defeasance fees, modification fees, waiver fees, assumption fees, extension fees and similar fees (2) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Trust Fund expenses that are outstanding at the time of the collection of the late payment charges or default interest or that were incurred at any time during the prior 12 months with respect to the related Mortgage Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

     Although the Master Servicer is each required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

     The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any subservicers retained by it.

THE SPECIAL SERVICER; SPECIAL SERVICER SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Lennar Partners, Inc., a Florida corporation ("Lennar") and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer (the "Special Servicer") of the Mortgage Loans. The principal executive offices of the Special Servicer are located at 1601 Washington Avenue, Miami Beach, Florida, 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) acquiring, developing, repositioning, managing and selling commercial and multi-family residential real estate properties, (ii) investing in high-yielding real estate loans, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     The Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon, Texas, Massachusetts, North Carolina and California and in Europe in London, England and Paris, France. As of May 31, 2004, the Special Servicer and its affiliates were managing a portfolio which included an original count of 16,700 assets in all 50 states and in Europe with an original face value of over $125 billion, most of which are commercial real estate assets. Included in this managed portfolio are $122 billion of commercial real estate assets representing 126 securitization transactions, for which the Special Servicer acts as special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning Lennar and LNR Property Corporation has been provided by them. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Pooling Agreement provides that the Controlling Class Representative, at its expense, may remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies except as described in this prospectus supplement with respect to each Whole Loan under "The Pooling Agreement--Servicing of the Whole Loans" in this prospectus supplement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from liquidation proceeds and insurance and condemnation proceeds and then from general collections on all the Mortgage Loans and any REO Properties in the Trust Fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective Mortgage Loan (or Serviced Whole Loan) for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the Mortgage Loan again becomes a Corrected Mortgage Loan.

     The successor Special Servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans that were Corrected Mortgage Loans at the time of the termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments but such fee will cease to be payable in each case if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds received in connection with (i) the repurchase of any Mortgage Loan by the applicable Loan Seller for a Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of notice by the Mortgage Loan Seller of Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, a mezzanine loan holder, or if applicable under the related Intercreditor Agreement, the holder of the related Companion Loan or (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

     The Special Servicer will also be entitled to retain, as additional servicing compensation (1) a specified percentage of application fees and defeasance fees, modification fees, waiver fees, assumption fees, extension fees and similar fees (2) late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Trust Fund expenses that are outstanding at the time of the collection of the later payment charges or default interest or that were incurred at any time during the prior 12 months with respect to the Mortgage Loans.

     Although the Special Servicer is each required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. On each Distribution Date, the Trustee will be required to provide or make available to each Certificateholder of record a Distribution Date statement providing information relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

     In addition, the Trustee will provide or make available, to the extent received from the Master Servicer on each Distribution Date to each Certificateholder and each holder of a Companion Loan, the following reports prepared by the Master Servicer or the Special Servicer, as applicable, substantially in the forms provided in the Pooling Agreement (which forms are subject to change) and including substantially the following information:

     (1) a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex A to this prospectus supplement in the tables under the caption "Mortgage Pool Information," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

     (2) a Commercial Mortgage Securities Association ("CMSA") delinquent loan status report;

     (3) a CMSA historical loan modification and corrected mortgage loan report;

     (4)  a CMSA historical liquidation report;

     (5)  a CMSA REO status report;

     (6)  a CMSA servicer watch list; and

     (7)  a CMSA loan level reserve and LOC report.

     The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Loan Seller, any master servicer, special servicer or other similar party under any Pari Passu PSA or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.

     Before each Distribution Date, the Master Servicer will deliver to the Trustee by electronic means:

     o  a CMSA comparative financial status report; and

     o  a CMSA loan periodic update file.

     In addition, the Master Servicer or Special Servicer, as applicable, is also required to perform the following for each Mortgaged Property and REO
Property:

     o Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended September 30, 2004, a CMSA operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter. The Master Servicer or Special Servicer, as applicable, will deliver to the Trustee by electronic means the operating statement analysis upon request.

     o Within 30 days after receipt by the Special Servicer or the Master Servicer of an annual operating statement, a CMSA NOI adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The Special Servicer or the Master Servicer will deliver to the Trustee by electronic means the CMSA NOI adjustment worksheet upon request.

     Certificate Owners and any holder of a Companion Loan who have certified to the Trustee their beneficial ownership of any Offered Certificate or a Companion Loan, as applicable, may also obtain access to any of the Trustee reports upon request. Otherwise, until the time Definitive Certificates are issued to evidence the Offered Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See "Risk Factors--Book Entry Registration" in this prospectus supplement.

     Information Available Electronically. The Trustee will make available each month, to any interested party (including any holder of a Companion Loan), the Distribution Date statement, the CMSA bond level file and the CMSA collateral summary file via the Trustee's internet website. The Trustee's internet website will initially be located at http://www.etrustee.net. In addition, the Trustee will also make Mortgage Loan information, as presented in the CMSA loan setup file and CMSA loan periodic update file format, available each month to any interested party via the Trustee's internet website. The Trustee will also make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the Pooling Agreement, the prospectus and the prospectus supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     The Trustee will make available each month, on a restricted basis, the CMSA delinquent loan status report, the CMSA historical loan modification report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report, in each case to the extent received from the Master Servicer, to any holder or Certificate Owner of an Offered Certificate and each holder of a Companion Loan or any person identified to the Trustee by a holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest in an Offered Certificate, the Rating Agencies, designees of the Depositor and to any of the parties to the Pooling Agreement via the Trustee's internet website. Access will be provided by the Trustee to that person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling Agreement. The Rating Agencies and the parties to the Pooling Agreement will not be required to provide that certification.

     In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the terms of the Pooling Agreement.

     Other Information. The Trustee will make available at its offices, during normal business hours, for review by any holder, Certificate Owner or any holder of a Companion Loan or prospective purchase of an Offered Certificate, originals or copies of the following items to the extent they are held by the Trustee.

     o  the Pooling Agreement and any amendments;

     o all Trustee reports made available to holders of each relevant class of Offered Certificates since the Closing Date;

     o all officers' certificates and accountants' reports delivered to the Trustee since the Closing Date;

     o the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property;

     o the most recent operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property; and

     o the mortgage note, mortgage or other legal documents relating to each Mortgage Loan, including any and all modifications, waivers, and amendments of the terms of a mortgage loan entered into by the Master Servicer or Special Servicer, as applicable, and delivered to the Trustee.

     The Trustee will provide copies of the items described above upon reasonable written request. The Trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Offered Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

     Pursuant to the Pooling Agreement, the Master Servicer and Special Servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from Certificate Owners or any holder of a Companion Loan regarding the performance and servicing of the mortgage loans and/or REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer and the Special Servicer each may condition such disclosure upon such Certificate Owner entering into a confidentiality agreement regarding such disclosure to it. Neither the Master Servicer nor the Special Servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

                        FEDERAL INCOME TAX CONSEQUENCES

     Elections will be made to treat designated portions of the Trust Fund as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each, a "REMIC" within the meaning of Sections 860A through 860G of the Code (the "REMIC Provisions"). The Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of those Mortgage Loans, and any property (including a beneficial interest in real property in the case of the Garden State Plaza Loan, the 111 Eighth Avenue Loan and the 237 Park Avenue Loan) that secured a Mortgage Loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue several uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests, and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class X-C, Class X-P, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

     On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling Agreement and each Pari Passu PSA and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC

Provisions, for federal income tax purposes the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC and (1) the Regular Certificates will evidence the "regular interests" in the Upper-Tier REMIC, (2) the Class R Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC within the meaning of the REMIC Provisions and (3) the Class LR Certificates will represent the sole classes of "residual interests" in each of the Lower-Tier REMIC.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that no Class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes, but rather that the Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0% (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate.

     Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Offered Certificates--Distributions-- Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . .. residential real property" under Section 7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

     See "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus supplement, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor issued an individual exemption to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989), as amended (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or Fitch, Inc. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Trust Fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the Trust Fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling Agreement and reimbursement of the person's reasonable expenses in connection with those services. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the Trust Fund meet the following requirements: (1) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch, Inc. for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1A, Class B and Class C Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage

Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by S&P, Moody's or another nationally recognized statistical rating organization. The Class D and Class E Certificates will not constitute "mortgage related securities" for purposes of SMMEA and as a result, the appropriate characterization of those classes of Certificates under various legal investment restrictions, and the ability of investors subject to those restrictions to purchase those classes of Certificates, is subject to significant interpretive uncertainties. These uncertainties (and any unfavorable future determination concerning the legal investment or financial institutional regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Except as to the status of certain classes of Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                              PLAN OF DISTRIBUTION

     The Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. ("GCMI"), Banc of America Securities LLC ("BOA"), Credit Suisse First Boston LLC ("CSFB"), Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Wachovia Capital Markets ("Wachovia") and, collectively with Goldman, Sachs & Co., GCMI, CSFB, BOA and Morgan Stanley, the "Underwriters") have entered into an underwriting agreement with respect to the Offered Certificates pursuant to which, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts of each class of Offered Certificates set forth below subject in each case to a variance of 10%.

------------------------------------------------------------------------------------------------------------------
                                          GREENWICH
                           GOLDMAN,        CAPITAL                                        MORGAN
         CLASS            SACHS & CO.   MARKETS, INC.       BOA            CSFB          STANLEY         WACHOVIA
------------------------------------------------------------------------------------------------------------------
Class A-1...............  $ 22,500,000   $ 22,500,000   $          0   $          0   $          0    $          0
------------------------------------------------------------------------------------------------------------------
Class A-2...............  $ 50,000,000   $ 50,000,000   $          0   $          0   $          0    $          0
------------------------------------------------------------------------------------------------------------------
Class A-3...............  $128,000,000   $128,000,000   $          0   $          0   $          0    $          0
------------------------------------------------------------------------------------------------------------------
Class A-4...............  $104,000,000   $104,000,000   $          0   $          0   $          0    $          0
------------------------------------------------------------------------------------------------------------------
Class A-5...............  $ 86,500,000   $ 86,500,000   $          0   $          0   $          0    $          0
------------------------------------------------------------------------------------------------------------------
Class A-6...............  $647,825,000   $647,825,000   $  1,000,000   $  1,000,000   $  1,000,000    $  1,000,000
------------------------------------------------------------------------------------------------------------------
Class B.................  $ 32,555,000   $ 32,555,000   $          0   $          0   $          0    $          0
------------------------------------------------------------------------------------------------------------------
Class C.................  $ 14,649,500   $ 14,649,500   $          0   $          0   $          0    $          0
------------------------------------------------------------------------------------------------------------------
Class D.................  $ 26,044,000   $ 26,044,000   $          0   $          0   $          0    $          0
------------------------------------------------------------------------------------------------------------------
Class E.................  $ 14,650,000   $ 14,650,000   $          0   $          0   $          0    $          0
------------------------------------------------------------------------------------------------------------------

     The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $5,000,000.

     The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.

     The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the Underwriters that they intend to make a market in the Offered

Certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under "The Pooling Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under "The Pooling Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     Goldman, Sachs & Co. is an affiliate of the Depositor and GSMC, a Loan Seller. GCMI is an affiliate of Greenwich Capital Financial Products, Inc., a Loan Seller.

                                  LEGAL MATTERS

     The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor and the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

     It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("S&P" and Moody's Investors Service, Inc. ("Moody's") and, together with S&P, the "Rating Agencies"), respectively:

                                                                       RATINGS
                              CLASS                                  S&P/MOODY'S
                              -----                                  -----------
Class A-1.....................................................         AAA/Aaa
Class A-2.....................................................         AAA/Aaa
Class A-3.....................................................         AAA/Aaa
Class A-4.....................................................         AAA/Aaa
Class A-5.....................................................         AAA/Aaa
Class A-6.....................................................         AAA/Aaa
Class A-1A....................................................         AAA/Aaa
Class B.......................................................          AA/Aa2
Class C.......................................................         AA-/Aa3
Class D.......................................................           A/A2
Class E.......................................................          A-/A3

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, the allocation of Prepayment Interest Shortfalls, yield maintenance charges or net default interest. See "Risk Factors" in this prospectus supplement.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX OF SIGNIFICANT DEFINITIONS

                                                                            PAGE
                                                                            ----
111 Eighth Avenue Co-Lender Agreement ......................................S-78
111 Eighth Avenue Directing Holder .........................................S-79
111 Eighth Avenue Loan .....................................................S-77
111 Eighth Avenue Pari Passu Companion Loans ...............................S-78
111 Eighth Avenue Subordinate Companion Loans ..............................S-78
111 Eighth Avenue Whole Loan ...............................................S-78
1441 Broadway Co-Lender Agreement ..........................................S-75
1441 Broadway Directing Holder .............................................S-76
1441 Broadway Loan .........................................................S-75
1441 Broadway Subordinate Companion Loans ..................................S-75
1441 Broadway Whole Loan ...................................................S-75
237 Park Avenue Co-Lender Agreement ........................................S-85
237 Park Avenue Loan .......................................................S-84
237 Park Avenue Majority Holder ............................................S-85
237 Park Avenue Pari Passu Companion Loans .................................S-84
237 Park Avenue Whole Loan .................................................S-84
Acceptable Insurance Default ..............................................S-133
Actual/360 Basis ...........................................................S-66
Administrative Fee Rate ...................................................S-100
Advance Rate ..............................................................S-136
Advances ..................................................................S-135
ALTA .......................................................................S-94
Appraisal Reduction .......................................................S-111
Appraisal Reduction Event .................................................S-111
Archon .....................................................................S-62
Archon Loans ...............................................................S-62
Available Funds ............................................................S-97
Balloon Mortgage Loan ......................................................S-67
Bank of America Loans ......................................................S-63
Base Interest Fraction ....................................................S-107
BOA .................................................................S-63, S-165
Borders Retail Center Loan .................................................S-70
CBE .......................................................................S-123
Certificate Owners ........................................................S-114
Certificate Principal Amount ...............................................S-96
Certificate Registrar .....................................................S-113
Certificateholder .........................................................S-113
Certificates ...............................................................S-95
Class ......................................................................S-95
Class A Certificates .......................................................S-95
Class X Certificates .......................................................S-95
Clearstream ...............................................................S-113
Closing Date ...............................................................S-63
CMSA ......................................................................S-159
Code ......................................................................S-161
Collection Account ........................................................S-138
Collection Period ..........................................................S-98
Commerzbank ................................................................S-63
Commerzbank AG .............................................................S-93
Commerzbank/Archon Loans ...................................................S-63
Commission ................................................................S-155
Companion Collection Account ..............................................S-138
Companion Loans ............................................................S-71
Compensating Interest Payment .............................................S-109
Controlling Class .........................................................S-152
Controlling Class Certificateholder .......................................S-152
Controlling Class Representative ..........................................S-152
Corrected Mortgage Loan ...................................................S-134
CPR .......................................................................S-118
Cross Over Date ...........................................................S-107
CSFB ......................................................................S-165
Cut-Off Date ...............................................................S-62
Cut-Off Date Balance .......................................................S-62
Daily News Building Control Appraisal Event ................................S-81
Daily News Building Controlling Holder .....................................S-81
Daily News Building Holder .................................................S-81
Daily News Building Intercreditor Agreement ................................S-81
Daily News Building Loan ...................................................S-81
Daily News Building Loan Option Price ......................................S-84
Daily News Building Purchase Option ........................................S-84
Daily News Building Subordinate Companion Holder ...........................S-81
Daily News Building Subordinate Companion Loan .............................S-81
Daily News Building Whole Loan .............................................S-81
Defeasance Deposit .........................................................S-68
Defeasance Loans ...........................................................S-68
Defeasance Lock-Out Period .................................................S-68
Defeasance Option ..........................................................S-68
Definitive Certificate ....................................................S-113
Depositor ..................................................................S-63
Depositories ..............................................................S-113
Determination Date .........................................................S-98
Distribution Account ......................................................S-138
Distribution Date ..........................................................S-97
DSCR .......................................................................S-63
DTC .......................................................................S-113
Due Date ...................................................................S-66
ERISA .....................................................................S-163
ERISA Plan ................................................................S-163
Euroclear .................................................................S-113
Events of Default .........................................................S-143
Excess Liquidation Proceeds ...............................................S-108
Excess Prepayment Interest Shortfall ......................................S-109
Excluded Plan .............................................................S-164
Exemption .................................................................S-163
Fiscal Agent ..............................................................S-155

Form 8-K ...................................................................S-95
Gain-On-Sale Reserve Account ..............................................S-139
Garden State Plaza Co-Lender Agreement .....................................S-74
Garden State Plaza Loan ....................................................S-74
Garden State Plaza Majority Holder .........................................S-74
Garden State Plaza Mortgaged Property ......................................S-74
Garden State Plaza Pari Passu Companion Loans ..............................S-74
Garden State Plaza Whole Loan ..............................................S-74
GCCFC C2 Master Servicer ...................................................S-84
GCCFC C2 PSA ...............................................................S-84
GCCFC C2 Special Servicer ..................................................S-84
GCCFC C2 Trust .............................................................S-84
GCCFC C2 Trustee ...........................................................S-84
GCFP .......................................................................S-62
GCMI ......................................................................S-165
GG1 Master Servicer ........................................................S-78
GG1 PSA ....................................................................S-78
GG1 Special Servicer .......................................................S-78
GG1 Trust ..................................................................S-78
GG1 Trustee ................................................................S-78
Grand Canal Intercreditor Agreement ........................................S-72
Grand Canal Majority Holder ................................................S-72
Grand Canal Pari Passu Companion Loans .....................................S-72
Grand Canal Shoppes at the Venetian Loan ...................................S-72
Grand Canal Shoppes at the Venetian Whole Loan .............................S-72
Greenwich Loans ............................................................S-62
Group 1 Principal Distribution Amount .....................................S-101
Group 1 Principal Shortfall ...............................................S-102
Group 2 Principal Distribution Amount .....................................S-101
Group 2 Principal Shortfall ...............................................S-102
GSMC .......................................................................S-63
Indirect Participants .....................................................S-113
Initial Loan Group 1 Balance ...............................................S-62
Initial Loan Group 2 Balance ...............................................S-62
Initial Pool Balance .......................................................S-62
Interest Accrual Amount ....................................................S-98
Interest Accrual Period ....................................................S-98
Interest Distribution Amount ...............................................S-98
Interest Reserve Account ..................................................S-138
Interest Shortfall .........................................................S-98
IRS .......................................................................S-148
LB-UBS 2004-C4 Master Servicer .............................................S-74
LB-UBS 2004-C4 PSA .........................................................S-74
LB-UBS 2004-C4 Special Servicer ............................................S-74
LB-UBS 2004-C4 Trust .......................................................S-74
LB-UBS 2004-C4 Trustee .....................................................S-74
Lennar ....................................................................S-157
Liquidation Fee ...........................................................S-158
Liquidation Fee Rate ......................................................S-158
LNR .......................................................................S-157
Loan Group 1 ...............................................................S-62
Loan Group 2 ...............................................................S-62
Loan Groups ................................................................S-62
Loan Sellers ...............................................................S-63
Loan-to-Value Ratio ........................................................S-63
Lower-Tier Distribution Account ...........................................S-138
Lower-Tier Regular Interests ..............................................S-161
Lower-Tier REMIC ..........................................................S-161
LTV ........................................................................S-63
LTV at Maturity ............................................................S-64
Master Servicer ...........................................................S-156
Master Servicer Remittance Date ...........................................S-135
Material Breach ............................................................S-91
Material Document Defect ...................................................S-91
Modeling Assumptions ......................................................S-118
Monthly Payment ............................................................S-98
Moody's ...................................................................S-166
Morgan Stanley ............................................................S-165
Mortgage ...................................................................S-62
Mortgage Loans .............................................................S-62
Mortgage Note ..............................................................S-62
Mortgage Pool ..............................................................S-62
Mortgage Rate .............................................................S-100
Mortgaged Property .........................................................S-62
Net Mortgage Rate .........................................................S-100
Non-Recoverable Advance ...................................................S-136
Non-Serviced Loans .........................................................S-71
Notional Amount ............................................................S-96
Offered Certificates .......................................................S-95
OID .......................................................................S-162
Originators ................................................................S-63
P&I Advance ...............................................................S-135
Pari Passu Companion Loan ..................................................S-71
Pari Passu Indemnified Party ..............................................S-143
Pari Passu PSA .............................................................S-71
Participants ..............................................................S-113
Pass-Through Rate ..........................................................S-98
PCR ........................................................................S-94
Percentage Interest ........................................................S-97
Plan ......................................................................S-163
Pooling Agreement .........................................................S-130
Prepayment Assumption .....................................................S-162
Prepayment Interest Excess ................................................S-109
Prepayment Interest Shortfall .............................................S-109
Prime Rate ................................................................S-136
Principal Distribution Amount .............................................S-100
Principal Shortfall .......................................................S-102
Property Advances .........................................................S-135
Rated Final Distribution Date .............................................S-117
Rating Agencies ...........................................................S-166
Realized Loss .............................................................S-108
Record Date ................................................................S-97
Regular Certificates ...............................................S-100, S-161
Release Date ...............................................................S-68
REMIC .....................................................................S-161
REMIC Provisions ..........................................................S-161
REO Account ................................................................S-95

REO Mortgage Loan .........................................................S-102
REO Property ...............................................................S-95
Repurchase Price ...........................................................S-91
Residual Certificates ......................................................S-95
Restricted Group ..........................................................S-163
Rules .....................................................................S-114
S&P ................................................................S-163, S-166
Scheduled Principal Distribution Amount ...................................S-100
Seller Percentage Interest .................................................S-92
Sequential Pay Certificates ................................................S-96
Serviced Companion Loan ....................................................S-71
Serviced Whole Loans .......................................................S-71
Servicing Fee .............................................................S-156
Servicing Fee Rate ........................................................S-156
Servicing Standards .......................................................S-132
Servicing Transfer Event ..................................................S-132
Similar Law ...............................................................S-163
SMMEA .....................................................................S-165
Special Servicer ..........................................................S-157
Special Servicing Fee .....................................................S-157
Special Servicing Fee Rate ................................................S-157
Specially Serviced Mortgage Loan ..........................................S-132
Stated Principal Balance ..................................................S-100
Subordinate Companion Loan .................................................S-71
Trust Fund .................................................................S-62
Trustee ...................................................................S-154
Trustee Fee ...............................................................S-154
Trustee Fee Rate ..........................................................S-154
Underwriters ..............................................................S-165
Unscheduled Payments ......................................................S-102
Updated Appraisal .........................................................S-147
Upper-Tier Distribution Account ...........................................S-138
Upper-Tier REMIC ..........................................................S-161
Voting Rights .............................................................S-147
WAC Rate ...................................................................S-99
Wachovia ..................................................................S-165
WAMU .......................................................................S-63
WAMU Loans .................................................................S-63
Waterfront Plaza Co-Lender Agreement .......................................S-86
Waterfront Plaza Directing Holder ..........................................S-87
Waterfront Plaza Loan ......................................................S-86
Waterfront Plaza Subordinate Companion Loan ................................S-86
Waterfront Plaza Whole Loan ................................................S-86
Wells Fargo ...............................................................S-156
Whole Loan .................................................................S-71
Withheld Amounts ..........................................................S-139
Withheld Loan .............................................................S-138
Workout Fee ...............................................................S-158
Workout Fee Rate ..........................................................S-158
Workout-Delayed Reimbursement Amount ......................................S-137

                                     ANNEX A
                            MORTGAGE POOL INFORMATION

         Annex A, Annex B and Annex C set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in this Annex A may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C with respect to the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date. The loan amount used for purposes of calculating the loan-to-value ratio and debt service coverage ratio for each of the mortgage loans with pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion notes. The statistics in Annex A, Annex B and Annex C were primarily derived from information provided to the Depositor by each Loan Seller, which information may have been obtained from the borrowers without independent verification except as noted.

         (1) "Most Recent NOI" and "Trailing 12 NOI" (which is for the period ending as of the date specified in Annex C) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

         (2) "Annual Debt Service" means for any Mortgage Loan the current annualized debt service payable as of August 1, 2004 on the related Mortgage Loan.

         (3) "Cut-Off Date LTV Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the Appraised Value of the Mortgaged Properties securing such Mortgage Loan. In the case of the earnout loans identified in this Annex A by control numbers 15, 18, 37, the cut-off date LTV ratio is calculated net of the earnout. In the case of the cross-collateralized mortgage loans identified in Annex C by control numbers 88 and 130, the Cut-off Date LTV Ratio is shown on an aggregate basis for the crossed group of Mortgage Loans. With respect to any Whole Loan, the cut-off date LTV ratio reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu Companion Loans, if any, excluding the Subordinate Companion Loans, if any. With respect to the Grand Canal Shoppes at the Venetian, the Cut-off date LTV ratio is based on the total $427,000,000 financing net of the $37,000,000 principal guarantee. With respect to the Mortgage Loan identified as loan no. 40, Cut-off Date LTV ratio is calculated net of the $2,500,000 reserve.

         (4) "Cut-Off Date Principal Balance/Unit" means the principal balance per unit of measure as of the Cut-Off Date.

         (5) "DSCR," "Debt Service Coverage Ratio" or "Underwritten DSCR" means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service. In the case of the earnout loans identified in this Annex A by control numbers 15, 18, 37, the Underwritten DSCR is calculated net of the earnout. In the case of the cross-collateralized mortgage loans identified in Annex C by control numbers 88 and 130, the Underwritten DSCR is shown on an aggregate basis for the crossed group of Mortgage Loans. With respect to any Whole Loan, the underwritten DSCR reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu Companion Loans, if any, excluding Subordinate Companion Loans, if any. DSCR for the cross-collateralized loans was calculated on a loan-by-loan basis, without regard to cross-collateralization. With respect to the Grand Canal Shoppes at the Venetian Loan, the underwritten DSCR is based on the total $427,000,000 financing net of the $37,000,000 principal guarantee.

         (6) "Largest Tenant" means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

         (7)"Largest Tenant Lease Expiration Date" means the date at which the applicable Largest Tenant's lease is scheduled to expire.

         (8) "Largest Tenant % of Total Net Square Feet" means the net rentable square feet leased to the Largest Tenant as a percentage of the total square feet of the Mortgaged Property.

         (9) "LTV at Maturity" or "Maturity Date LTV" for any Mortgage Loan is calculated in the same manner as the Cut-Off Date LTV Ratio, except that the Mortgage Loan Cut-Off Date Principal Balance used to calculate the Cut-Off Date LTV Ratio has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date is the same as the Appraised Value. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the Appraised Value. In the case of the earnout loans identified in this Annex A by control numbers 15, 18, 37, the maturity date LTV is calculated on the full loan balance divided by the stabilized appraised value. In the case of the cross-collateralized mortgage loans identified in Annex C by control numbers 88 and 130, the Maturity Date LTV is shown on an aggregate basis for the crossed group of Mortgage Loans. With respect to the Grand Canal Shoppes at the Venetian, the LTV at maturity reflects aggregate indebtedness evidenced by the Grand Canal Whole Loan. With respect to the Garden State Plaza Loan, the LTV at maturity reflects aggregate indebtedness evidenced by the Garden State Plaza Whole Loan. With respect to the 111 Eighth Avenue Loan, the LTV at maturity reflects aggregate indebtedness evidenced by the 111 Eighth Avenue Whole Loan. With respect to the 237 Park Avenue Loan, the LTV at maturity reflects aggregate indebtedness evidenced by the 237 Park Avenue Whole Loan. With respect to the Mortgage Loan identified as loan no. 40, LTV at Maturity is calculated net of the $2,500,000 reserve.

         (10) "Net Cash Flow," "U/W NCF" or "Underwritten Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the related Loan Seller based in part upon borrower supplied information for a recent period which is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted for other items and assumptions determined by the Loan Seller.

         (11) "Occupancy" means the percentage of net rentable square feet, rooms, units, beds or sites of the Mortgaged Property that are leased (including spaces that are leased to tenants that are not yet in occupancy). Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

         (12) "Original Balance" means the principal balance of the Mortgage Loan as of the date of origination.

         (13) "Underwritten NOI" or "U/W NOI" means Net Cash Flow before deducting for replacement reserves and capital expenditures, tenant improvements and leasing commissions.

         (14) "Appraised Value" means for each of the Mortgaged Properties, the most current appraised value of such property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards made not more than 13 months prior to the origination date (or purchase date, as applicable) of the related Mortgage Loan, as described under "Original Appraisal Date" on Annex C attached hereto.

         (15) "Weighted Average Mortgage Rate" means the weighted average of the Mortgage Rates as of the Cut-Off Date.

         (16) "Related Group" identifies Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number.

         (17) "Prepayment Penalty Description" means the number of payments from the first payment date through and including the maturity date for which a Mortgage Loan is locked out from prepayment, charges a prepayment premium or yield maintenance charges, permits defeasance, or allows a prepayment without a prepayment premium or yield maintenance charge.

         (18) "Actual/360" means the related Mortgage Loan accrues interest on the basis of a 360-day year and the actual number of days in the related month.

EARNOUT LOANS

     "Earnout Loans" are Mortgage Loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, LTVs or satisfaction of certain occupancy or other tests. All of the earnout loans provide that in the event the conditions are not met by a certain date, the Master Servicer may apply amounts held in the reserves to prepay the related Mortgage Loan. For each of the Earnout Loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of the Earnout Loans, the underwritten NCF DSCRs and LTVs shown in this prospectus supplement and on the foldout pages in Annex C are calculated based on the principal balance of those Mortgage Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Mortgage Loans. Those underwritten DSCRs and LTVs are also shown beneath the caption "Net of Earnout NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on a principal balance of those Mortgage Loans that includes the related earnout amount utilizing the stabilized appraised value and Underwritten Net Cash Flow figures. The following table sets forth certain information regarding the Earnout Loans:


                                                                                                                           IF
                                                        FULL                  FULL                 EARLIEST               PREPAY,
                                                        LOAN      NET OF      LOAN     NET OF     DEFEASANCE               YIELD
               EARNOUT       EARNOUT       CURRENT     AMOUNT    EARNOUT     AMOUNT    EARNOUT     OR PREPAY   DEFEASE/    MAINT.
LOAN NUMBER    RESERVE        AMOUNT       BALANCE       LTV        LTV     NCF DSCR  NCF DSCR      DATE       PREPAY    APPLICABLE
-----------    -------       -------       -------    --------   -------    --------  --------    ----------   --------  ----------

15           $7,000,000    $ 6,800,000   $47,000,000    75.81%    69.31%     1.36x      1.37x     5/1/2006     Prepay       Yes
18           $8,263,000    $ 8,263,000   $37,250,000    78.42%    65.14%     1.33x      1.20x     7/1/2006     Prepay       Yes
37           $4,895,000    $ 4,450,000   $15,456,591    79.26%    79.47%     1.35x      1.35x     9/1/2005     Prepay       Yes

-----------------------------------------------------------------------------------------------------------------------------------

                                 AGGREGATE POOL
                            DISTRIBUTION BY LOAN TYPE

                                                                                                     WEIGHTED
                                                                PERCENTAGE OF                      AVERAGE DEBT
                                     NUMBER OF                    AGGREGATE           AVERAGE        SERVICE
                                      MORTGAGE   CUT-OFF DATE   CUT-OFF DATE        CUT-OFF DATE     COVERAGE
             LOAN TYPE                 LOANS      BALANCE ($)      BALANCE           BALANCE ($)      RATIO
             ---------                 -----      -----------      -------           -----------      -----
Amortizing                               90     $ 1,479,194,354     56.8%          $ 16,435,493        1.45
Interest Only, Then Amortizing           41         918,543,333     35.3%            22,403,496        1.59
Interest Only                             9         191,665,000      7.4%            21,296,111        2.32
Fully Amortizing                          1          15,000,000      0.6%            15,000,000        1.50
                                        ---     ---------------    -----
Total/Wtd. Avg.                         141     $ 2,604,402,687    100.0%          $ 18,470,941        1.57

                                                           WEIGHTED
                                                           AVERAGE        WEIGHTED         WEIGHTED
                                         WEIGHTED         REMAINING        AVERAGE         AVERAGE
                                          AVERAGE          TERM TO      CUT-OFF DATE    MATURITY DATE
             LOAN TYPE                 MORTGAGE RATE    MATURITY (MOS)       LTV             LTV
             ---------                 -------------    --------------       ---             ---
Amortizing                                5.793%            107.7           70.79           60.86
Interest Only, Then Amortizing            5.515%            104.5           66.78           60.52
Interest Only                             4.877%            108.1           58.59           58.59
Fully Amortizing                          5.260%            180.0           40.27            0.44

Total/Wtd. Avg.                           5.624%            107.0           68.30           60.22

                                 AGGREGATE POOL
                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                     WEIGHTED
                                                                PERCENTAGE OF                      AVERAGE DEBT
                                     NUMBER OF                    AGGREGATE           AVERAGE        SERVICE
       RANGE OF CUT-OFF DATE          MORTGAGE   CUT-OFF DATE   CUT-OFF DATE        CUT-OFF DATE     COVERAGE
       PRINCIPAL BALANCES ($)          LOANS      BALANCE ($)      BALANCE           BALANCE ($)      RATIO
       ----------------------          -----      -----------      -------           -----------      -----
534,283 - 999,999                         1         $   534,283       0.0%            $ 534,283        1.49
1,000,000 - 1,999,999                     5           7,532,888       0.3%            1,506,578        1.67
2,000,000 - 2,999,999                    12          31,654,438       1.2%            2,637,870        1.44
3,000,000 - 3,999,999                    14          48,277,092       1.9%            3,448,364        1.54
4,000,000 - 5,999,999                    24         122,417,213       4.7%            5,100,717        1.55
6,000,000 - 7,999,999                    15         105,546,506       4.1%            7,036,434        1.59
8,000,000 - 9,999,999                    19         169,076,053       6.5%            8,898,740        1.51
10,000,000 - 14,999,999                  10         124,929,285       4.8%           12,492,929        1.57
15,000,000 - 19,999,999                  11         179,927,227       6.9%           16,357,021        1.36
20,000,000 - 29,999,999                  11         264,162,435      10.1%           24,014,767        1.49
30,000,000 - 39,999,999                   2          70,050,000       2.7%           35,025,000        1.22
40,000,000 - 49,999,999                   5         228,755,354       8.8%           45,751,071        1.41
50,000,000 - 99,999,999                   7         530,433,042      20.4%           75,776,149        1.49
100,000,000 - 149,999,999                 3         377,558,092      14.5%          125,852,697        1.69
150,000,000 - 189,548,779                 2         343,548,779      13.2%          171,774,389        1.92
                                        ---     ---------------     -----
Total/Wtd. Avg.                         141     $ 2,604,402,687     100.0%         $ 18,470,941        1.57
                                                          WEIGHTED
                                                          AVERAGE        WEIGHTED         WEIGHTED
                                          WEIGHTED       REMAINING        AVERAGE         AVERAGE
       RANGE OF CUT-OFF DATE               AVERAGE        TERM TO      CUT-OFF DATE    MATURITY DATE
       PRINCIPAL BALANCES ($)           MORTGAGE RATE  MATURITY (MOS)       LTV             LTV
       ----------------------           -------------  --------------       ---             ---
534,283 - 999,999                          5.750%          119.0           57.20           43.98
1,000,000 - 1,999,999                      5.889%          101.3           61.22           52.92
2,000,000 - 2,999,999                      5.981%          109.2           73.63           61.13
3,000,000 - 3,999,999                      5.662%          108.1           70.81           61.48
4,000,000 - 5,999,999                      5.635%          109.5           70.82           61.09
6,000,000 - 7,999,999                      5.531%          109.7           72.43           62.69
8,000,000 - 9,999,999                      5.748%          113.6           69.30           59.02
10,000,000 - 14,999,999                    5.642%          103.8           71.29           61.92
15,000,000 - 19,999,999                    5.860%          119.1           73.23           60.24
20,000,000 - 29,999,999                    5.767%           99.7           75.37           67.82
30,000,000 - 39,999,999                    5.765%          131.8           72.10           68.12
40,000,000 - 49,999,999                    5.570%          116.0           71.73           63.80
50,000,000 - 99,999,999                    5.978%          105.9           71.87           62.62
100,000,000 - 149,999,999                  5.731%          117.6           66.81           59.70
150,000,000 - 189,548,779                  4.650%           81.2           48.94           46.11

Total/Wtd. Avg.                            5.624%          107.0           68.30           60.22

                            MIN        534,283
                            MAX    189,548,779
                        AVERAGE     18,470,941

                                 AGGREGATE POOL
                  DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                                                                     WEIGHTED
                                                                PERCENTAGE OF                      AVERAGE DEBT
                                     NUMBER OF                    AGGREGATE           AVERAGE        SERVICE
       RANGE OF DEBT SERVICE          MORTGAGE   CUT-OFF DATE   CUT-OFF DATE        CUT-OFF DATE     COVERAGE
          COVERAGE RATIOS              LOANS      BALANCE ($)      BALANCE           BALANCE ($)      RATIO
          ---------------              -----      -----------      -------           -----------      -----
1.17 - 1.19                               2       $  18,294,845       0.7%          $ 9,147,423        1.18
1.20 - 1.29                              23         479,121,301      18.4%           20,831,361        1.25
1.30 - 1.39                              31         680,270,605      26.1%           21,944,213        1.34
1.40 - 1.49                              30         335,370,778      12.9%           11,179,026        1.45
1.50 - 1.59                              18         283,386,224      10.9%           15,743,679        1.52
1.60 - 1.69                              13         262,978,303      10.1%           20,229,100        1.67
1.70 - 1.79                               7          79,653,725       3.1%           11,379,104        1.72
1.80 - 1.89                               4          15,584,496       0.6%            3,896,124        1.86
1.90 - 1.99                               2          13,023,958       0.5%            6,511,979        1.94
2.00 - 2.29                               6         256,037,831       9.8%           42,672,972        2.17
2.30 - 2.79                               4         169,880,620       6.5%           42,470,155        2.38
2.80 - 3.49                               1          10,800,000       0.4%           10,800,000        3.49
                                        ---     ---------------     -----
Total/Wtd. Avg.                         141     $ 2,604,402,687     100.0%         $ 18,470,941        1.57

                                                         WEIGHTED
                                                         AVERAGE        WEIGHTED         WEIGHTED
                                         WEIGHTED       REMAINING        AVERAGE         AVERAGE
       RANGE OF DEBT SERVICE              AVERAGE        TERM TO      CUT-OFF DATE    MATURITY DATE
          COVERAGE RATIOS              MORTGAGE RATE  MATURITY (MOS)       LTV             LTV
          ---------------              -------------  --------------       ---             ---
1.17 - 1.19                               6.975%          119.7           75.08           66.42
1.20 - 1.29                               5.983%          107.8           76.53           68.33
1.30 - 1.39                               5.876%          112.2           75.32           64.83
1.40 - 1.49                               5.877%          115.0           73.69           62.91
1.50 - 1.59                               5.881%          104.7           67.62           56.70
1.60 - 1.69                               5.035%           73.2           56.94           54.40
1.70 - 1.79                               5.115%          110.8           64.32           58.65
1.80 - 1.89                               5.244%           96.2           67.74           62.71
1.90 - 1.99                               4.939%           88.4           76.33           70.11
2.00 - 2.29                               4.834%          110.6           50.62           43.98
2.30 - 2.79                               4.975%          117.8           54.39           54.02
2.80 - 3.49                               5.465%          120.0           35.70           29.79

Total/Wtd. Avg.                           5.624%          107.0           68.30           60.22

                                 MIN   1.17x
                                 MAX   3.49x
                    WEIGHTED AVERAGE   1.57x

                                 AGGREGATE POOL
                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                                                     WEIGHTED
                                                                PERCENTAGE OF                      AVERAGE DEBT
                                     NUMBER OF                    AGGREGATE           AVERAGE        SERVICE
         RANGE OF MORTGAGE            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE        CUT-OFF DATE     COVERAGE
           INTEREST RATES              LOANS      BALANCE ($)      BALANCE           BALANCE ($)      RATIO
           --------------              -----      -----------      -------           -----------      -----
4.280% - 4.500%                           6       $ 181,559,000       7.0%         $ 30,259,833        2.18
4.501% - 5.000%                           8         425,525,356      16.3%           53,190,669        1.93
5.001% - 5.500%                          29         350,930,307      13.5%           12,101,045        1.69
5.501% - 6.000%                          62         941,985,289      36.2%           15,193,311        1.39
6.001% - 6.500%                          27         622,424,168      23.9%           23,052,747        1.36
6.501% - 7.000%                           8          66,728,567       2.6%            8,341,071        1.38
7.001% - 7.100%                           1          15,250,000       0.6%           15,250,000        1.18
                                        ---     ---------------     -----
Total/Wtd. Avg.                         141     $ 2,604,402,687     100.0%         $ 18,470,941        1.57
                                                             WEIGHTED
                                                             AVERAGE        WEIGHTED         WEIGHTED
                                          WEIGHTED          REMAINING        AVERAGE         AVERAGE
         RANGE OF MORTGAGE                 AVERAGE           TERM TO      CUT-OFF DATE    MATURITY DATE
           INTEREST RATES               MORTGAGE RATE     MATURITY (MOS)       LTV             LTV
           --------------               -------------     --------------       ---             ---
4.280% - 4.500%                            4.479%             102.8           51.59           45.68
4.501% - 5.000%                            4.859%              90.4           54.80           53.53
5.001% - 5.500%                            5.388%             110.3           66.78           56.53
5.501% - 6.000%                            5.787%             106.3           73.84           65.36
6.001% - 6.500%                            6.223%             117.6           73.95           62.73
6.501% - 7.000%                            6.661%             116.1           75.00           64.10
7.001% - 7.100%                            7.100%             120.0           77.27           68.70

Total/Wtd. Avg.                            5.624%             107.0           68.30           60.22

                                 MIN   4.280%
                                 MAX   7.100%
                    WEIGHTED AVERAGE   5.624%

                                 AGGREGATE POOL
                DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                                                                     WEIGHTED
                                                                PERCENTAGE OF                      AVERAGE DEBT
                                     NUMBER OF                    AGGREGATE           AVERAGE        SERVICE
       RANGE OF CUT-OFF DATE          MORTGAGE   CUT-OFF DATE   CUT-OFF DATE        CUT-OFF DATE     COVERAGE
      LOAN-TO-VALUE RATIOS (%)         LOANS      BALANCE ($)      BALANCE           BALANCE ($)      RATIO
      ------------------------         -----      -----------      -------           -----------      -----
35.70 - 49.99                             6       $ 202,053,452       7.8%          $33,675,575        2.24
50.00 - 54.99                             7         337,889,335      13.0%           48,269,905        1.93
55.00 - 59.99                             6          97,193,059       3.7%           16,198,843        1.99
60.00 - 64.99                            12         256,620,922       9.9%           21,385,077        1.67
65.00 - 69.99                            18         190,176,216       7.3%           10,565,345        1.39
70.00 - 74.99                            28         327,534,334      12.6%           11,697,655        1.40
75.00 - 79.99                            51       1,004,261,069      38.6%           19,691,394        1.37
80.00 - 82.91                            13         188,674,301       7.2%           14,513,408        1.35
                                        ---     ---------------     -----
Total/Wtd. Avg.                         141     $ 2,604,402,687     100.0%         $ 18,470,941        1.57

                                                             WEIGHTED
                                                             AVERAGE        WEIGHTED         WEIGHTED
                                           WEIGHTED         REMAINING        AVERAGE         AVERAGE
       RANGE OF CUT-OFF DATE                AVERAGE          TERM TO      CUT-OFF DATE    MATURITY DATE
      LOAN-TO-VALUE RATIOS (%)           MORTGAGE RATE    MATURITY (MOS)       LTV             LTV
      ------------------------           -------------    --------------       ---             ---
35.70 - 49.99                               4.711%            117.1           45.08           35.90
50.00 - 54.99                               4.902%             83.7           51.83           51.68
55.00 - 59.99                               5.537%            115.9           56.71           48.55
60.00 - 64.99                               5.650%            107.5           63.68           56.41
65.00 - 69.99                               5.854%            119.7           67.39           60.93
70.00 - 74.99                               5.934%            111.1           72.15           62.02
75.00 - 79.99                               5.868%            106.8           77.41           67.45
80.00 - 82.91                               5.841%            114.0           80.69           70.47

Total/Wtd. Avg.                             5.624%            107.0           68.30           60.22


                                 MIN   35.70
                                 MAX   82.91
                    WEIGHTED AVERAGE   68.30

                                 AGGREGATE POOL
                   DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                                                                     WEIGHTED
                                                                PERCENTAGE OF                      AVERAGE DEBT
                                     NUMBER OF                    AGGREGATE           AVERAGE        SERVICE
         RANGE OF REMAINING           MORTGAGE   CUT-OFF DATE   CUT-OFF DATE        CUT-OFF DATE     COVERAGE
      TERMS TO MATURITY (MOS)          LOANS      BALANCE ($)      BALANCE           BALANCE ($)      RATIO
      -----------------------          -----      -----------      -------           -----------      -----
43 - 60                                  15       $ 371,471,352      14.3%         $ 24,764,757        1.56
61 - 96                                   8         155,308,888       6.0%           19,413,611        1.45
97 - 108                                  6          88,261,944       3.4%           14,710,324        1.34
109 - 119                                85       1,590,378,491      61.1%           18,710,335        1.61
120 - 120                                23         332,892,500      12.8%           14,473,587        1.50
121 - 180                                 4          66,089,511       2.5%           16,522,378        1.32
                                        ---     ---------------     -----
Total/Wtd. Avg.                         141     $ 2,604,402,687     100.0%         $ 18,470,941        1.57
                                                       WEIGHTED
                                                       AVERAGE        WEIGHTED         WEIGHTED
                                     WEIGHTED         REMAINING        AVERAGE         AVERAGE
         RANGE OF REMAINING           AVERAGE          TERM TO      CUT-OFF DATE    MATURITY DATE
      TERMS TO MATURITY (MOS)      MORTGAGE RATE    MATURITY (MOS)       LTV             LTV
      -----------------------      -------------    --------------       ---             ---
43 - 60                               5.138%             57.7           63.45           62.21
61 - 96                               5.742%             80.2           71.03           66.02
97 - 108                              5.512%            105.9           76.53           65.94
109 - 119                             5.635%            116.7           68.07           59.12
120 - 120                             6.100%            120.0           73.01           61.31
121 - 180                             5.586%            150.2           60.16           48.98

Total/Wtd. Avg.                       5.624%            107.0           68.30           60.22

                                 MIN 43 months
                                 MAX 180 months
                    WEIGHTED AVERAGE 107 months

                                 AGGREGATE POOL
                   DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                                                                     WEIGHTED
                                                                PERCENTAGE OF                      AVERAGE DEBT
                                     NUMBER OF                    AGGREGATE           AVERAGE        SERVICE
         RANGE OF REMAINING           MORTGAGE   CUT-OFF DATE   CUT-OFF DATE        CUT-OFF DATE     COVERAGE
      AMORTIZATION TERMS (MOS)         LOANS      BALANCE ($)      BALANCE           BALANCE ($)      RATIO
      ------------------------         -----      -----------      -------           -----------      -----
Interest Only                             9       $ 191,665,000       7.4%         $ 21,296,111        2.32
155 - 299                                11          65,922,237       2.5%            5,992,931        1.43
300 - 349                                11         315,484,546      12.1%           28,680,413        1.80
350 - 360                               110       2,031,330,904      78.0%           18,466,645        1.46
                                        ---     ---------------     -----
Total/Wtd. Avg.                         141     $ 2,604,402,687     100.0%         $ 18,470,941        1.57
                                                               WEIGHTED
                                                               AVERAGE        WEIGHTED         WEIGHTED
                                            WEIGHTED          REMAINING        AVERAGE         AVERAGE
         RANGE OF REMAINING                  AVERAGE           TERM TO      CUT-OFF DATE    MATURITY DATE
      AMORTIZATION TERMS (MOS)            MORTGAGE RATE     MATURITY (MOS)       LTV             LTV
      ------------------------            -------------     --------------       ---             ---
Interest Only                                4.877%             108.1           58.59           58.59
155 - 299                                    5.655%             132.0           63.17           40.21
300 - 349                                    5.392%             114.2           58.88           49.29
350 - 360                                    5.730%             105.0           70.85           62.72

Total/Wtd. Avg.                              5.624%             107.0           68.30           60.22

                                 MIN 155 months
                                 MAX 360 months
                    WEIGHTED AVERAGE 351 months

                                 AGGREGATE POOL
                    DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                                                                     WEIGHTED
                                                                PERCENTAGE OF                      AVERAGE DEBT
                                     NUMBER OF                    AGGREGATE           AVERAGE        SERVICE
         RANGE OF ORIGINAL            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE        CUT-OFF DATE     COVERAGE
         TERMS TO MATURITY             LOANS      BALANCE ($)      BALANCE           BALANCE ($)      RATIO
         -----------------             -----      -----------      -------           -----------      -----
59 - 60                                  15       $ 371,471,352      14.3%         $ 24,764,757        1.56
61 - 96                                   8         155,308,888       6.0%           19,413,611        1.45
97 - 108                                  6          88,261,944       3.4%           14,710,324        1.34
109 - 119                                 2         268,910,606      10.3%          134,455,303        1.84
120 - 120                               105       1,647,360,385      63.3%           15,689,147        1.55
121 - 180                                 5          73,089,511       2.8%           14,617,902        1.37
                                        ---     ---------------     -----
Total/Wtd. Avg.                         141     $ 2,604,402,687     100.0%         $ 18,470,941        1.57
                                                          WEIGHTED
                                                          AVERAGE        WEIGHTED         WEIGHTED
                                        WEIGHTED         REMAINING        AVERAGE         AVERAGE
         RANGE OF ORIGINAL               AVERAGE          TERM TO      CUT-OFF DATE    MATURITY DATE
         TERMS TO MATURITY            MORTGAGE RATE    MATURITY (MOS)       LTV             LTV
         -----------------            -------------    --------------       ---             ---
59 - 60                                  5.138%             57.7           63.45           62.21
61 - 96                                  5.742%             80.2           71.03           66.02
97 - 108                                 5.512%            105.9           76.53           65.94
109 - 119                                5.238%            114.0           57.42           49.02
120 - 120                                5.793%            117.8           70.82           61.22
121 - 180                                5.599%            147.3           60.61           49.75

Total/Wtd. Avg.                          5.624%            107.0           68.30           60.22

                                 MIN 59 months
                                 MAX 180 months
                    WEIGHTED AVERAGE 109 months

                                 AGGREGATE POOL
                      DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                                                     WEIGHTED
                                                                PERCENTAGE OF                      AVERAGE DEBT
                                     NUMBER OF                    AGGREGATE           AVERAGE        SERVICE
                                      MORTGAGE   CUT-OFF DATE   CUT-OFF DATE        CUT-OFF DATE     COVERAGE
          PREPAYMENT TYPE              LOANS      BALANCE ($)      BALANCE           BALANCE ($)      RATIO
          ---------------              -----      -----------      -------           -----------      -----
Defeasance                              124     $ 2,479,602,609      95.2%         $ 19,996,795        1.56
Greater of YM or 1%                      16         120,100,077       4.6%            7,506,255        1.58
Defeasance / Declining Fee/YM             1           4,700,000       0.2%            4,700,000        1.40
                                        ---     ---------------     -----          ------------        ----
Total/Wtd. Avg.                         141     $ 2,604,402,687     100.0%         $ 18,470,941        1.57
                                                           WEIGHTED
                                                           AVERAGE        WEIGHTED         WEIGHTED
                                        WEIGHTED          REMAINING        AVERAGE         AVERAGE
                                         AVERAGE           TERM TO      CUT-OFF DATE    MATURITY DATE
          PREPAYMENT TYPE             MORTGAGE RATE     MATURITY (MOS)       LTV             LTV
          ---------------             -------------     --------------       ---             ---
Defeasance                               5.618%             107.1             68.31         60.26
Greater of YM or 1%                      5.749%             105.6             67.91         59.12
Defeasance / Declining Fee/YM            6.010%              94.0             74.60         71.90
                                         -----              -----             -----         -----
Total/Wtd. Avg.                          5.624%             107.0             68.30         60.22


                                 AGGREGATE POOL
                          DISTRIBUTION OF LOCKBOX TYPES

                                                            PERCENTAGE OF
                                 NUMBER OF                    AGGREGATE
                                  MORTGAGE   CUT-OFF DATE   CUT-OFF DATE
             LOCKBOXES             LOANS      BALANCE ($)      BALANCE
             ---------             -----      -----------      -------
Hard                                 34     $ 1,384,552,935      53.2%
Soft                                  4         242,087,451       9.3%


                                 AGGREGATE POOL
                             DISTRIBUTION OF ESCROWS

                                                             PERCENTAGE OF
                                  NUMBER OF                    AGGREGATE
                                   MORTGAGE   CUT-OFF DATE   CUT-OFF DATE
            ESCROW TYPE             LOANS      BALANCE ($)      BALANCE
            -----------             -----      -----------      -------
TILC                                  64     $ 1,271,769,686         54.1%(a)
Real Estate Tax                      107       1,745,455,863         67.0%
Insurance                             97       1,697,992,061         65.2%
Replacement Reserves                 100       1,544,745,764         59.3%

(a) Percentage of total office, retail and industrial properties only.

                                 AGGREGATE POOL
                         DISTRIBUTION OF PROPERTY TYPES

                                                                                                     WEIGHTED
                                                                PERCENTAGE OF                      AVERAGE DEBT
                                     NUMBER OF                    AGGREGATE           AVERAGE        SERVICE
                                     MORTGAGED   CUT-OFF DATE   CUT-OFF DATE        CUT-OFF DATE     COVERAGE
           PROPERTY TYPES            PROPERTIES   BALANCE ($)      BALANCE           BALANCE ($)      RATIO
           --------------            ----------   -----------      -------           -----------      -----
Retail                                   58     $ 1,173,372,600      45.1%         $ 20,230,562        1.57
Office                                   46       1,037,654,717      39.8%           22,557,711        1.58
Multifamily                              19         166,807,031       6.4%            8,779,317        1.49
Industrial                               10          78,380,438       3.0%            7,838,044        1.78
Hospitality                               1          71,500,000       2.7%           71,500,000        1.51
Mixed Use                                 1          47,955,354       1.8%           47,955,354        1.26
Other                                     2          14,120,046       0.5%            7,060,023        1.22
Mobile Home Park                          3          10,862,500       0.4%            3,620,833        1.31
Self-Storage                              1           3,750,000       0.1%            3,750,000        1.52
                                        ---     ---------------     -----
Total/Wtd. Avg.                         141     $ 2,604,402,687     100.0%         $ 18,470,941        1.57
                                                          WEIGHTED
                                                          AVERAGE        WEIGHTED         WEIGHTED
                                        WEIGHTED         REMAINING        AVERAGE         AVERAGE
                                         AVERAGE          TERM TO      CUT-OFF DATE    MATURITY DATE
           PROPERTY TYPES             MORTGAGE RATE    MATURITY (MOS)       LTV             LTV
           --------------             -------------    --------------       ---             ---
Retail                                   5.632%            107.5           67.84           61.03
Office                                   5.617%            107.1           68.22           59.80
Multifamily                              5.290%             90.0           70.13           60.94
Industrial                               5.669%            118.4           66.61           55.01
Hospitality                              6.360%            120.0           64.59           50.61
Mixed Use                                5.550%            107.0           77.53           66.54
Other                                    5.350%            118.0           76.32           63.48
Mobile Home Park                         5.880%            120.0           81.43           71.98
Self-Storage                             6.455%            120.0           74.26           60.84

Total/Wtd. Avg.                          5.624%            107.0           68.30           60.22


                                 AGGREGATE POOL
                             GEOGRAPHIC DISTRIBUTION

                                                                                                     WEIGHTED
                                                                PERCENTAGE OF                      AVERAGE DEBT
                                     NUMBER OF                    AGGREGATE             AVERAGE      SERVICE
                                     MORTGAGED   CUT-OFF DATE   CUT-OFF DATE       CUT-OFF DATE      COVERAGE
           PROPERTY STATE            PROPERTIES   BALANCE ($)      BALANCE           BALANCE ($)      RATIO
           --------------            ----------   -----------      -------           -----------      -----
New York                                 8        $ 567,465,832      21.8%         $ 70,933,229        1.69
California                              31          434,434,914      16.7%           14,014,029        1.51
Nevada                                   7          218,292,368       8.4%           31,184,624        1.66
Virginia                                 3          165,750,118       6.4%           55,250,039        1.33
Florida                                  9          136,588,047       5.2%           15,176,450        1.46
New Jersey                               1          130,000,000       5.0%          130,000,000        2.36
Georgia                                 10          123,632,269       4.7%           12,363,227        1.61
Texas                                   16          107,857,915       4.1%            6,741,120        1.46
Michigan                                 5          103,244,495       4.0%           20,648,899        1.34
Illinois                                 5           90,096,221       3.5%           18,019,244        1.51
Maryland                                 3           75,733,587       2.9%           25,244,529        1.37
Colorado                                 5           68,520,297       2.6%           13,704,059        1.55
Mississippi                              1           68,000,000       2.6%           68,000,000        1.30
Hawaii                                   1           61,000,000       2.3%           61,000,000        1.29
Pennsylvania                             7           49,446,811       1.9%            7,063,830        1.45
North Carolina                           3           42,570,267       1.6%           14,190,089        1.23
Oregon                                   2           24,925,201       1.0%           12,462,600        1.29
Arizona                                  6           22,779,838       0.9%            3,796,640        1.48
Alabama                                  2           19,696,280       0.8%            9,848,140        1.32
Wisconsin                                3           18,593,067       0.7%            6,197,689        1.67
Utah                                     1           18,500,000       0.7%           18,500,000        1.45
Washington                               3           17,260,000       0.7%            5,753,333        1.58
Missouri                                 3           17,156,399       0.7%            5,718,800        1.59
Louisiana                                1            6,170,549       0.2%            6,170,549        1.78
South Carolina                           1            5,540,000       0.2%            5,540,000        1.30
District of Columbia                     1            3,044,845       0.1%            3,044,845        1.17
Connecticut                              1            3,000,000       0.1%            3,000,000        1.38
Idaho                                    1            2,555,500       0.1%            2,555,500        1.31
Tennessee                                1            2,547,867       0.1%            2,547,867        1.49
                                       ---      ---------------     -----
Total/Wtd. Avg.                        141      $ 2,604,402,687     100.0%         $ 18,470,941        1.57
                                                            WEIGHTED
                                                            AVERAGE        WEIGHTED         WEIGHTED
                                         WEIGHTED          REMAINING        AVERAGE         AVERAGE
                                          AVERAGE           TERM TO      CUT-OFF DATE    MATURITY DATE
           PROPERTY STATE              MORTGAGE RATE     MATURITY (MOS)       LTV             LTV
           --------------              -------------     --------------       ---             ---
New York                                  5.569%             110.4           63.64           55.31
California                                5.826%             117.3           68.17           57.20
Nevada                                    4.924%              65.0           53.57           52.77
Virginia                                  6.020%             119.4           73.28           62.97
Florida                                   5.777%             117.6           77.10           65.32
New Jersey                                4.980%             118.0           53.21           53.21
Georgia                                   5.338%              85.5           71.93           66.81
Texas                                     5.563%              96.4           73.96           65.83
Michigan                                  5.657%             111.2           78.94           66.85
Illinois                                  6.029%             117.0           73.76           63.16
Maryland                                  5.937%             117.9           72.86           66.37
Colorado                                  5.793%              92.2           73.86           66.61
Mississippi                               5.850%             120.0           80.00           67.53
Hawaii                                    6.000%              60.0           78.21           75.37
Pennsylvania                              5.896%             116.5           70.54           60.03
North Carolina                            5.669%             140.0           66.17           65.34
Oregon                                    5.511%             115.2           76.12           64.44
Arizona                                   5.723%              95.4           73.27           64.97
Alabama                                   5.654%             117.4           77.25           66.09
Wisconsin                                 5.160%             110.9           72.44           61.92
Utah                                      6.187%             120.0           75.08           64.02
Washington                                5.176%              93.1           78.71           72.09
Missouri                                  5.882%             118.4           74.18           57.11
Louisiana                                 5.785%             115.0           64.95           55.00
South Carolina                            6.218%             120.0           78.03           60.86
District of Columbia                      6.350%             118.0           64.10           55.00
Connecticut                               6.100%             120.0           75.00           63.78
Idaho                                     5.880%             120.0           81.09           71.67
Tennessee                                 5.965%             119.0           77.21           65.47

Total/Wtd. Avg.                           5.624%             107.0           68.30           60.22


                                  LOAN GROUP 1
                            DISTRIBUTION BY LOAN TYPE

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE         AVERAGE        SERVICE
                                       MORTGAGE       CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE     COVERAGE
             LOAN TYPE                   LOANS        BALANCE ($)         BALANCE         BALANCE ($)      RATIO
             ---------                   -----        -----------         -------         -----------      -----
Amortizing                                82          $ 1,419,349,823        58.5%      $ 17,309,144        1.45
Interest Only, Then Amortizing            32              839,468,333        34.6%        26,233,385        1.61
Interest Only                              5              167,915,000         6.9%        33,583,000        2.37
                                         ---          ---------------       -----
Total/Wtd. Avg.                          119          $ 2,426,733,156       100.0%      $ 20,392,716        1.57
                                                               WEIGHTED
                                                               AVERAGE           WEIGHTED        WEIGHTED
                                            WEIGHTED          REMAINING           AVERAGE         AVERAGE
                                             AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
             LOAN TYPE                    MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
             ---------                    -------------     --------------          ---             ---
Amortizing                                   5.804%             108.5              70.80           60.78
Interest Only, Then Amortizing               5.520%             106.1              66.07           59.89
Interest Only                                4.942%             115.3              55.68           55.68

Total/Wtd. Avg.                              5.646%             108.1              68.12           60.12

                                  LOAN GROUP 1
                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE         AVERAGE        SERVICE
       RANGE OF CUT-OFF DATE           MORTGAGE       CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE     COVERAGE
       PRINCIPAL BALANCES ($)            LOANS        BALANCE ($)         BALANCE         BALANCE ($)      RATIO
       ----------------------            -----        -----------         -------         -----------      -----
534,283 - 999,999                          1              $   534,283         0.0%         $ 534,283        1.49
1,000,000 - 1,999,999                      3                4,738,392         0.2%         1,579,464        1.57
2,000,000 - 2,999,999                     10               26,701,938         1.1%         2,670,194        1.46
3,000,000 - 3,999,999                     12               41,679,930         1.7%         3,473,327        1.51
4,000,000 - 5,999,999                     18               90,911,285         3.7%         5,050,627        1.53
6,000,000 - 7,999,999                     11               77,801,065         3.2%         7,072,824        1.57
8,000,000 - 9,999,999                     18              160,202,794         6.6%         8,900,155        1.52
10,000,000 - 14,999,999                    9              110,004,285         4.5%        12,222,698        1.60
15,000,000 - 19,999,999                    9              149,577,227         6.2%        16,619,692        1.35
20,000,000 - 29,999,999                    9              214,236,691         8.8%        23,804,077        1.53
30,000,000 - 39,999,999                    2               70,050,000         2.9%        35,025,000        1.22
40,000,000 - 49,999,999                    5              228,755,354         9.4%        45,751,071        1.41
50,000,000 - 99,999,999                    7              530,433,042        21.9%        75,776,149        1.49
100,000,000 - 149,999,999                  3              377,558,092        15.6%       125,852,697        1.69
150,000,000 - 189,548,779                  2              343,548,779        14.2%       171,774,389        1.92
                                         ---          ---------------       -----
Total/Wtd. Avg.                          119          $ 2,426,733,156       100.0%      $ 20,392,716        1.57
                                                            WEIGHTED
                                                            AVERAGE           WEIGHTED        WEIGHTED
                                         WEIGHTED          REMAINING           AVERAGE         AVERAGE
       RANGE OF CUT-OFF DATE              AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
       PRINCIPAL BALANCES ($)          MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
       ----------------------          -------------     --------------          ---             ---
534,283 - 999,999                         5.750%             119.0              57.20           43.98
1,000,000 - 1,999,999                     6.016%              91.4              65.86           57.65
2,000,000 - 2,999,999                     6.000%             107.2              72.10           59.05
3,000,000 - 3,999,999                     5.738%             107.5              70.95           61.71
4,000,000 - 5,999,999                     5.803%             115.5              69.89           58.93
6,000,000 - 7,999,999                     5.737%             117.9              71.81           60.56
8,000,000 - 9,999,999                     5.741%             113.4              69.87           59.52
10,000,000 - 14,999,999                   5.667%             109.9              70.79           60.71
15,000,000 - 19,999,999                   5.947%             113.2              76.17           65.65
20,000,000 - 29,999,999                   5.855%             109.3              75.35           67.18
30,000,000 - 39,999,999                   5.765%             131.8              72.10           68.12
40,000,000 - 49,999,999                   5.570%             116.0              71.73           63.80
50,000,000 - 99,999,999                   5.978%             105.9              71.87           62.62
100,000,000 - 149,999,999                 5.731%             117.6              66.81           59.70
150,000,000 - 189,548,779                 4.650%              81.2              48.94           46.11

Total/Wtd. Avg.                           5.646%             108.1              68.12           60.12



                                 MIN      534,283
                                 MAX  189,548,779
                             AVERAGE   20,392,716

                                  LOAN GROUP 1
                  DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE         AVERAGE        SERVICE
       RANGE OF DEBT SERVICE           MORTGAGE       CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE     COVERAGE
          COVERAGE RATIOS                LOANS        BALANCE ($)         BALANCE         BALANCE ($)      RATIO
          ---------------                -----        -----------         -------         -----------      -----
1.17 - 1.19                                2           $   18,294,845         0.8%       $ 9,147,423        1.18
1.20 - 1.29                               20              453,561,534        18.7%        22,678,077        1.25
1.30 - 1.39                               24              608,499,758        25.1%        25,354,157        1.34
1.40 - 1.49                               28              311,572,519        12.8%        11,127,590        1.45
1.50 - 1.59                               17              268,386,224        11.1%        15,787,425        1.52
1.60 - 1.69                               12              255,578,303        10.5%        21,298,192        1.67
1.70 - 1.79                                5               69,217,564         2.9%        13,843,513        1.72
1.80 - 1.89                                1                7,000,000         0.3%         7,000,000        1.85
1.90 - 1.99                                1                6,703,958         0.3%         6,703,958        1.92
2.00 - 2.29                                4              247,237,831        10.2%        61,809,458        2.17
2.30 - 2.79                                4              169,880,620         7.0%        42,470,155        2.38
2.80 - 3.49                                1               10,800,000         0.4%        10,800,000        3.49
                                         ---           --------------       -----
Total/Wtd. Avg.                          119           $2,426,733,156       100.0%      $ 20,392,716        1.57
                                                             WEIGHTED
                                                             AVERAGE           WEIGHTED        WEIGHTED
                                          WEIGHTED          REMAINING           AVERAGE         AVERAGE
       RANGE OF DEBT SERVICE               AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
          COVERAGE RATIOS               MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
          ---------------               -------------     --------------          ---             ---
1.17 - 1.19                                6.975%             119.7              75.08           66.42
1.20 - 1.29                                6.009%             107.6              76.73           68.64
1.30 - 1.39                                5.916%             116.3              75.25           64.30
1.40 - 1.49                                5.897%             117.6              74.04           62.89
1.50 - 1.59                                5.916%             100.5              69.15           59.84
1.60 - 1.69                                5.042%              72.2              56.55           54.21
1.70 - 1.79                                5.143%             115.1              62.89           56.99
1.80 - 1.89                                5.720%             120.0              64.81           56.98
1.90 - 1.99                                5.390%             118.0              72.87           60.78
2.00 - 2.29                                4.848%             111.8              49.91           43.12
2.30 - 2.79                                4.975%             117.8              54.39           54.02
2.80 - 3.49                                5.465%             120.0              35.70           29.79

Total/Wtd. Avg.                            5.646%             108.1              68.12           60.12

                                 MIN     1.17x
                                 MAX     3.49x
                    WEIGHTED AVERAGE     1.57x

                                  LOAN GROUP 1
                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE         AVERAGE        SERVICE
         RANGE OF MORTGAGE             MORTGAGE       CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE     COVERAGE
           INTEREST RATES                LOANS        BALANCE ($)         BALANCE         BALANCE ($)      RATIO
           --------------                -----        -----------         -------         -----------      -----
4.400% - 4.500%                            2          $   157,809,000         6.5%      $ 78,904,500        2.21
4.501% - 5.000%                            6              414,725,356        17.1%        69,120,893        1.93
5.001% - 5.500%                           25              286,317,063        11.8%        11,452,683        1.76
5.501% - 6.000%                           50              863,479,002        35.6%        17,269,580        1.40
6.001% - 6.500%                           27              622,424,168        25.6%        23,052,747        1.36
6.501% - 7.000%                            8               66,728,567         2.7%         8,341,071        1.38
7.001% - 7.100%                            1               15,250,000         0.6%        15,250,000        1.18
                                         ---          ---------------       -----
Total/Wtd. Avg.                          119          $ 2,426,733,156       100.0%      $ 20,392,716        1.57
                                                              WEIGHTED
                                                              AVERAGE           WEIGHTED        WEIGHTED
                                           WEIGHTED          REMAINING           AVERAGE         AVERAGE
         RANGE OF MORTGAGE                  AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
           INTEREST RATES                MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
           --------------                -------------     --------------          ---             ---
4.400% - 4.500%                             4.488%             109.7              47.44           40.64
4.501% - 5.000%                             4.861%              90.0              54.49           53.42
5.001% - 5.500%                             5.405%             114.8              66.40           56.90
5.501% - 6.000%                             5.795%             106.7              74.12           65.64
6.001% - 6.500%                             6.223%             117.6              73.95           62.73
6.501% - 7.000%                             6.661%             116.1              75.00           64.10
7.001% - 7.100%                             7.100%             120.0              77.27           68.70

Total/Wtd. Avg.                             5.646%             108.1              68.12           60.12

                                 MIN    4.400%
                                 MAX    7.100%
                    WEIGHTED AVERAGE    5.646%

                                  LOAN GROUP 1
                DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE         AVERAGE        SERVICE
       RANGE OF CUT-OFF DATE           MORTGAGE       CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE     COVERAGE
      LOAN-TO-VALUE RATIOS (%)           LOANS        BALANCE ($)         BALANCE         BALANCE ($)      RATIO
      ------------------------           -----        -----------         -------         -----------      -----
35.70 - 49.99                              5            $ 187,053,452         7.7%       $37,410,690        2.30
50.00 - 54.99                              5              332,232,293        13.7%        66,446,459        1.94
55.00 - 59.99                              3               83,522,579         3.4%        27,840,860        2.05
60.00 - 64.99                             11              252,424,760        10.4%        22,947,705        1.67
65.00 - 69.99                             17              182,390,775         7.5%        10,728,869        1.39
70.00 - 74.99                             26              298,946,834        12.3%        11,497,955        1.40
75.00 - 79.99                             45              928,107,825        38.2%        20,624,618        1.36
80.00 - 82.91                              7              162,054,638         6.7%        23,150,663        1.31
                                         ---          ---------------       -----
Total/Wtd. Avg.                          119          $ 2,426,733,156       100.0%      $ 20,392,716        1.57
                                                            WEIGHTED
                                                            AVERAGE           WEIGHTED        WEIGHTED
                                         WEIGHTED          REMAINING           AVERAGE         AVERAGE
       RANGE OF CUT-OFF DATE              AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
      LOAN-TO-VALUE RATIOS (%)         MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
      ------------------------         -------------     --------------          ---             ---
35.70 - 49.99                             4.667%             112.1              45.47           38.75
50.00 - 54.99                             4.891%              83.2              51.80           51.79
55.00 - 59.99                             5.536%             116.1              56.38           48.30
60.00 - 64.99                             5.651%             107.3              63.67           56.45
65.00 - 69.99                             5.852%             119.8              67.36           61.06
70.00 - 74.99                             5.989%             114.9              72.22           61.64
75.00 - 79.99                             5.919%             109.6              77.43           67.14
80.00 - 82.91                             5.947%             117.9              80.66           69.65

Total/Wtd. Avg.                           5.646%             108.1              68.12           60.12


                                 MIN     35.70
                                 MAX     82.91
                    WEIGHTED AVERAGE     68.12


                                  LOAN GROUP 1
                   DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE         AVERAGE        SERVICE
         RANGE OF REMAINING            MORTGAGE       CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE     COVERAGE
      TERMS TO MATURITY (MOS)            LOANS        BALANCE ($)         BALANCE         BALANCE ($)      RATIO
      -----------------------            -----        -----------         -------         -----------      -----
43 - 60                                    8            $ 282,870,609        11.7%      $ 35,358,826        1.58
61 - 96                                    8              155,308,888         6.4%        19,413,611        1.45
97 - 108                                   3               71,511,944         2.9%        23,837,315        1.28
109 - 119                                 77            1,543,922,204        63.6%        20,050,938        1.62
120 - 120                                 20              322,030,000        13.3%        16,101,500        1.50
121 - 149                                  3               51,089,511         2.1%        17,029,837        1.27
                                         ---          ---------------       -----
Total/Wtd. Avg.                          119          $ 2,426,733,156       100.0%      $ 20,392,716        1.57
                                                             WEIGHTED
                                                             AVERAGE           WEIGHTED        WEIGHTED
                                          WEIGHTED          REMAINING           AVERAGE         AVERAGE
         RANGE OF REMAINING                AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
      TERMS TO MATURITY (MOS)           MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
      -----------------------           -------------     --------------          ---             ---
43 - 60                                    5.137%              57.6              59.40           58.85
61 - 96                                    5.742%              80.2              71.03           66.02
97 - 108                                   5.646%             106.6              77.99           67.09
109 - 119                                  5.633%             116.7              68.07           59.16
120 - 120                                  6.108%             120.0              72.73           60.95
121 - 149                                  5.682%             141.5              66.00           63.24

Total/Wtd. Avg.                            5.646%             108.1              68.12           60.12

                                 MIN   43 months
                                 MAX  149 months
                    WEIGHTED AVERAGE  108 months

                                  LOAN GROUP 1
                   DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE         AVERAGE        SERVICE
         RANGE OF REMAINING            MORTGAGE       CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE     COVERAGE
      AMORTIZATION TERMS (MOS)           LOANS        BALANCE ($)         BALANCE         BALANCE ($)      RATIO
      ------------------------           -----        -----------         -------         -----------      -----
Interest Only                              5            $ 167,915,000       6.9%        $ 33,583,000        2.37
155 - 299                                 10               50,922,237       2.1%           5,092,224        1.41
300 - 349                                 11              315,484,546      13.0%          28,680,413        1.80
350 - 360                                 93            1,892,411,373      78.0%          20,348,509        1.47
                                         ---          ---------------     -----
Total/Wtd. Avg.                          119          $ 2,426,733,156     100.0%        $ 20,392,716        1.57
                                                             WEIGHTED
                                                             AVERAGE           WEIGHTED        WEIGHTED
                                          WEIGHTED          REMAINING           AVERAGE         AVERAGE
         RANGE OF REMAINING                AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
      AMORTIZATION TERMS (MOS)          MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
      ------------------------          -------------     --------------          ---             ---
Interest Only                              4.942%             115.3              55.68           55.68
155 - 299                                  5.771%             117.9              69.91           51.93
300 - 349                                  5.392%             114.2              58.88           49.29
350 - 360                                  5.748%             106.2              70.71           62.54

Total/Wtd. Avg.                            5.646%             108.1              68.12           60.12

                                 MIN  155 months
                                 MAX  360 months
                    WEIGHTED AVERAGE  352 months


                                  LOAN GROUP 1
                    DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE         AVERAGE        SERVICE
         RANGE OF ORIGINAL             MORTGAGE       CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE     COVERAGE
         TERMS TO MATURITY               LOANS        BALANCE ($)         BALANCE         BALANCE ($)      RATIO
         -----------------               -----        -----------         -------         -----------      -----
59 - 60                                    8            $ 282,870,609      11.7%         $35,358,826        1.58
61 - 96                                    8              155,308,888       6.4%          19,413,611        1.45
97 - 108                                   3               71,511,944       2.9%          23,837,315        1.28
109 - 119                                  2              268,910,606      11.1%         134,455,303        1.84
120 - 120                                 94            1,590,041,598      65.5%          16,915,336        1.56
121 - 151                                  4               58,089,511       2.4%          14,522,378        1.34
                                         ---          ---------------     -----
Total/Wtd. Avg.                          119          $ 2,426,733,156     100.0%         $20,392,716        1.57
                                                             WEIGHTED
                                                             AVERAGE           WEIGHTED        WEIGHTED
                                          WEIGHTED          REMAINING           AVERAGE         AVERAGE
         RANGE OF ORIGINAL                 AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
         TERMS TO MATURITY              MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
         -----------------              -------------     --------------          ---             ---
59 - 60                                    5.137%              57.6              59.40           58.85
61 - 96                                    5.742%              80.2              71.03           66.02
97 - 108                                   5.646%             106.6              77.99           67.09
109 - 119                                  5.238%             114.0              57.42           49.02
120 - 120                                  5.795%             117.8              70.83           61.25
121 - 151                                  5.687%             138.9              65.86           62.48

Total/Wtd. Avg.                            5.646%             108.1              68.12           60.12

                                 MIN   59 months
                                 MAX  151 months
                    WEIGHTED AVERAGE  111 months

                                  LOAN GROUP 1
                      DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE         AVERAGE        SERVICE
                                       MORTGAGE       CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE     COVERAGE
          PREPAYMENT TYPE                LOANS        BALANCE ($)         BALANCE         BALANCE ($)      RATIO
          ---------------                -----        -----------         -------         -----------      -----
Defeasance                                102         $ 2,301,933,078      94.9%        $ 22,567,971        1.57
Greater of YM or 1%                        16             120,100,077       4.9%           7,506,255        1.58
Defeasance / Declining Fee/YM               1               4,700,000       0.2%           4,700,000        1.40
                                          ---         ---------------     -----
Total/Wtd. Avg.                           119         $ 2,426,733,156     100.0%        $ 20,392,716        1.57
                                                             WEIGHTED
                                                             AVERAGE           WEIGHTED        WEIGHTED
                                          WEIGHTED          REMAINING           AVERAGE         AVERAGE
                                           AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
          PREPAYMENT TYPE               MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
          ---------------               -------------     --------------          ---             ---
Defeasance                                 5.640%             108.3                68.12         60.15
Greater of YM or 1%                        5.749%             105.6                67.91         59.12
Defeasance / Declining Fee/YM              6.010%              94.0                74.60         71.90

Total/Wtd. Avg.                            5.646%             108.1                68.12         60.12


                                  LOAN GROUP 1
                          DISTRIBUTION OF LOCKBOX TYPES

                                                                 PERCENTAGE OF
                                 NUMBER OF                         AGGREGATE
                                 MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
             LOCKBOXES             LOANS        BALANCE ($)         BALANCE
             ---------             -----        -----------         -------
Hard                                34          $ 1,384,552,935       57.1%
Soft                                 4              242,087,451       10.0%


                                  LOAN GROUP 1
                             DISTRIBUTION OF ESCROWS

                                                                 PERCENTAGE OF
                                 NUMBER OF                         AGGREGATE
                                 MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
            ESCROW TYPE            LOANS        BALANCE ($)         BALANCE
            -----------            -----        -----------         -------
TILC                                64          $ 1,271,769,686        52.4%(a)
Real Estate Tax                     88            1,593,586,332        65.7%
Insurance                           82            1,561,986,446        64.4%
Replacement Reserves                81            1,392,876,233        57.4%

(a)  Percentage of total office, retail and industrial properties only.

                                  LOAN GROUP 1
                         DISTRIBUTION OF PROPERTY TYPES

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE         AVERAGE        SERVICE
                                       MORTGAGED      CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE     COVERAGE
           PROPERTY TYPES             PROPERTIES      BALANCE ($)         BALANCE         BALANCE ($)      RATIO
           --------------             ----------      -----------         -------         -----------      -----
Retail                                    58           $1,173,372,600       48.4%       $ 20,230,562        1.57
Office                                    46            1,037,654,717       42.8%         22,557,711        1.58
Industrial                                10               78,380,438        3.2%          7,838,044        1.78
Hospitality                                1               71,500,000        2.9%         71,500,000        1.51
Mixed Use                                  1               47,955,354        2.0%         47,955,354        1.26
Other                                      2               14,120,046        0.6%          7,060,023        1.22
Self-Storage                               1                3,750,000        0.2%          3,750,000        1.52
                                         ---           --------------      -----
Total/Wtd. Avg.                          119           $2,426,733,156      100.0%       $ 20,392,716        1.57
                                                           WEIGHTED
                                                           AVERAGE           WEIGHTED        WEIGHTED
                                        WEIGHTED          REMAINING           AVERAGE         AVERAGE
                                         AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
           PROPERTY TYPES             MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
           --------------             -------------     --------------          ---             ---
Retail                                   5.632%             107.5              67.84           61.03
Office                                   5.617%             107.1              68.22           59.80
Industrial                               5.669%             118.4              66.61           55.01
Hospitality                              6.360%             120.0              64.59           50.61
Mixed Use                                5.550%             107.0              77.53           66.54
Other                                    5.350%             118.0              76.32           63.48
Self-Storage                             6.455%             120.0              74.26           60.84

Total/Wtd. Avg.                          5.646%             108.1              68.12           60.12


                                  LOAN GROUP 1
                             GEOGRAPHIC DISTRIBUTION

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE         AVERAGE        SERVICE
                                       MORTGAGED      CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE     COVERAGE
           PROPERTY STATE             PROPERTIES      BALANCE ($)         BALANCE         BALANCE ($)      RATIO
           --------------             ----------      -----------         -------         -----------      -----
New York                                   8              567,465,832      23.4%        $ 70,933,229        1.69
California                                30              419,434,914      17.3%          13,981,164        1.51
Nevada                                     6              215,895,368       8.9%          35,982,561        1.67
Virginia                                   3              165,750,118       6.8%          55,250,039        1.33
Florida                                    9              136,588,047       5.6%          15,176,450        1.46
New Jersey                                 1              130,000,000       5.4%         130,000,000        2.36
Michigan                                   5              103,244,495       4.3%          20,648,899        1.34
Illinois                                   5               90,096,221       3.7%          18,019,244        1.51
Texas                                     11               78,525,311       3.2%           7,138,665        1.39
Maryland                                   3               75,733,587       3.1%          25,244,529        1.37
Colorado                                   5               68,520,297       2.8%          13,704,059        1.55
Mississippi                                1               68,000,000       2.8%          68,000,000        1.30
Hawaii                                     1               61,000,000       2.5%          61,000,000        1.29
Georgia                                    6               54,521,759       2.2%           9,086,960        1.95
North Carolina                             3               42,570,267       1.8%          14,190,089        1.23
Pennsylvania                               3               33,582,894       1.4%          11,194,298        1.39
Oregon                                     2               24,925,201       1.0%          12,462,600        1.29
Arizona                                    6               22,779,838       0.9%           3,796,640        1.48
Utah                                       1               18,500,000       0.8%          18,500,000        1.45
Missouri                                   3               17,156,399       0.7%           5,718,800        1.59
Wisconsin                                  1                7,793,067       0.3%           7,793,067        1.49
Louisiana                                  1                6,170,549       0.3%           6,170,549        1.78
South Carolina                             1                5,540,000       0.2%           5,540,000        1.30
Alabama                                    1                4,346,280       0.2%           4,346,280        1.41
District of Columbia                       1                3,044,845       0.1%           3,044,845        1.17
Connecticut                                1                3,000,000       0.1%           3,000,000        1.38
Tennessee                                  1                2,547,867       0.1%           2,547,867        1.49
                                         ---          ---------------     -----
Total/Wtd. Avg.                          119          $ 2,426,733,156     100.0%        $ 20,392,716        1.57
                                                                WEIGHTED
                                                                AVERAGE           WEIGHTED        WEIGHTED
                                             WEIGHTED          REMAINING           AVERAGE         AVERAGE
                                              AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
           PROPERTY STATE                  MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
           --------------                  -------------     --------------          ---             ---
New York                                      5.569%             110.4              63.64           55.31
California                                    5.847%             115.1              69.17           59.23
Nevada                                        4.913%              64.4              53.24           52.54
Virginia                                      6.020%             119.4              73.28           62.97
Florida                                       5.777%             117.6              77.10           65.32
New Jersey                                    4.980%             118.0              53.21           53.21
Michigan                                      5.657%             111.2              78.94           66.85
Illinois                                      6.029%             117.0              73.76           63.16
Texas                                         5.780%             102.5              72.92           63.31
Maryland                                      5.937%             117.9              72.86           66.37
Colorado                                      5.793%              92.2              73.86           66.61
Mississippi                                   5.850%             120.0              80.00           67.53
Hawaii                                        6.000%              60.0              78.21           75.37
Georgia                                       5.242%             115.5              69.21           63.91
North Carolina                                5.669%             140.0              66.17           65.34
Pennsylvania                                  5.956%             115.6              75.72           64.65
Oregon                                        5.511%             115.2              76.12           64.44
Arizona                                       5.723%              95.4              73.27           64.97
Utah                                          6.187%             120.0              75.08           64.02
Missouri                                      5.882%             118.4              74.18           57.11
Wisconsin                                     5.730%             119.0              80.34           67.65
Louisiana                                     5.785%             115.0              64.95           55.00
South Carolina                                6.218%             120.0              78.03           60.86
Alabama                                       5.880%             119.0              79.02           66.84
District of Columbia                          6.350%             118.0              64.10           55.00
Connecticut                                   6.100%             120.0              75.00           63.78
Tennessee                                     5.965%             119.0              77.21           65.47

Total/Wtd. Avg.                               5.646%             108.1              68.12           60.12

                                  LOAN GROUP 2
                            DISTRIBUTION BY LOAN TYPE

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE       AVERAGE          SERVICE
                                       MORTGAGE       CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE       COVERAGE
             LOAN TYPE                   LOANS        BALANCE ($)         BALANCE      BALANCE ($)         RATIO
             ---------                   -----        -----------         -------      -----------         -----
Interest Only, Then Amortizing             9             $ 79,075,000      44.5%         $ 8,786,111        1.40
Amortizing                                 8               59,844,531      33.7%           7,480,566        1.38
Interest Only                              4               23,750,000      13.4%           5,937,500        1.95
Fully Amortizing                           1               15,000,000       8.4%          15,000,000        1.50
                                          --             ------------     -----
Total/Wtd. Avg.                           22             $177,669,531     100.0%         $ 8,075,888        1.48
                                                           WEIGHTED
                                                           AVERAGE           WEIGHTED        WEIGHTED
                                        WEIGHTED          REMAINING           AVERAGE         AVERAGE
                                         AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
             LOAN TYPE                MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
             ---------                -------------     --------------          ---             ---
Interest Only, Then Amortizing           5.457%              87.9              74.38           67.17
Amortizing                               5.529%              88.8              70.47           62.64
Interest Only                            4.419%              57.0              79.18           79.18
Fully Amortizing                         5.260%             180.0              40.27            0.44

Total/Wtd. Avg.                          5.326%              91.9              70.82           61.61


                                  LOAN GROUP 2
                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE       AVERAGE          SERVICE
       RANGE OF CUT-OFF DATE           MORTGAGE       CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE       COVERAGE
       PRINCIPAL BALANCES ($)            LOANS        BALANCE ($)         BALANCE      BALANCE ($)         RATIO
       ----------------------            -----        -----------         -------      -----------         -----
1,397,221 - 1,999,999                      2              $ 2,794,496        1.6%        $ 1,397,248        1.85
2,000,000 - 2,999,999                      2                4,952,500        2.8%          2,476,250        1.31
3,000,000 - 3,999,999                      2                6,597,163        3.7%          3,298,581        1.72
4,000,000 - 5,999,999                      6               31,505,928       17.7%          5,250,988        1.61
6,000,000 - 7,999,999                      4               27,745,441       15.6%          6,936,360        1.66
8,000,000 - 9,999,999                      1                8,873,259        5.0%          8,873,259        1.43
10,000,000 - 14,999,999                    1               14,925,000        8.4%         14,925,000        1.41
15,000,000 - 19,999,999                    2               30,350,000       17.1%         15,175,000        1.39
20,000,000 - 28,738,243                    2               49,925,743       28.1%         24,962,872        1.33
                                          --            -------------      -----
Total/Wtd. Avg.                           22            $ 177,669,531      100.0%        $ 8,075,888        1.48
                                                               WEIGHTED
                                                               AVERAGE           WEIGHTED        WEIGHTED
                                            WEIGHTED          REMAINING           AVERAGE         AVERAGE
       RANGE OF CUT-OFF DATE                 AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
       PRINCIPAL BALANCES ($)             MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
       ----------------------             -------------     --------------          ---             ---
1,397,221 - 1,999,999                        5.675%             118.0              53.35           44.88
2,000,000 - 2,999,999                        5.880%             120.0              81.85           72.34
3,000,000 - 3,999,999                        5.183%             111.8              69.94           60.01
4,000,000 - 5,999,999                        5.151%              92.3              73.48           67.32
6,000,000 - 7,999,999                        4.955%              86.9              74.18           68.63
8,000,000 - 9,999,999                        5.870%             118.0              59.16           50.06
10,000,000 - 14,999,999                      5.460%              59.0              75.00           70.84
15,000,000 - 19,999,999                      5.427%             148.1              58.72           33.54
20,000,000 - 28,738,243                      5.389%              58.4              75.46           70.55

Total/Wtd. Avg.                              5.326%              91.9              70.82           61.61

                                 MIN      1,397,221
                                 MAX     28,738,243
                             AVERAGE      8,075,888

                                  LOAN GROUP 2
                  DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE       AVERAGE          SERVICE
       RANGE OF DEBT SERVICE           MORTGAGE       CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE       COVERAGE
          COVERAGE RATIOS                LOANS        BALANCE ($)         BALANCE      BALANCE ($)         RATIO
          ---------------                -----        -----------         -------      -----------         -----
1.22 - 1.29                                3             $ 25,559,767       14.4%        $ 8,519,922        1.26
1.30 - 1.39                                7               71,770,847       40.4%         10,252,978        1.33
1.40 - 1.49                                2               23,798,259       13.4%         11,899,129        1.42
1.50 - 1.59                                1               15,000,000        8.4%         15,000,000        1.50
1.60 - 1.69                                1                7,400,000        4.2%          7,400,000        1.66
1.70 - 1.79                                2               10,436,161        5.9%          5,218,081        1.76
1.80 - 1.89                                3                8,584,496        4.8%          2,861,499        1.86
1.90 - 1.99                                1                6,320,000        3.6%          6,320,000        1.96
2.00 - 2.27                                2                8,800,000        5.0%          4,400,000        2.20
                                          --            -------------      -----
Total/Wtd. Avg.                           22            $ 177,669,531      100.0%        $ 8,075,888        1.48
                                                              WEIGHTED
                                                              AVERAGE           WEIGHTED        WEIGHTED
                                           WEIGHTED          REMAINING           AVERAGE         AVERAGE
       RANGE OF DEBT SERVICE                AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
          COVERAGE RATIOS                MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
          ---------------                -------------     --------------          ---             ---
1.22 - 1.29                                 5.510%             111.8              73.06           62.82
1.30 - 1.39                                 5.535%              76.9              75.88           69.33
1.40 - 1.49                                 5.613%              81.0              69.09           63.09
1.50 - 1.59                                 5.260%             180.0              40.27            0.44
1.60 - 1.69                                 4.790%             105.0              70.48           60.66
1.70 - 1.79                                 4.926%              81.9              73.79           69.62
1.80 - 1.89                                 4.856%              76.9              70.14           67.38
1.90 - 1.99                                 4.460%              57.0              80.00           80.00
2.00 - 2.27                                 4.427%              75.5              70.67           67.92

Total/Wtd. Avg.                             5.326%              91.9              70.82           61.61

                                 MIN     1.22x
                                 MAX     2.27x
                    WEIGHTED AVERAGE     1.48x

                                  LOAN GROUP 2
                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE       AVERAGE          SERVICE
         RANGE OF MORTGAGE             MORTGAGE       CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE       COVERAGE
           INTEREST RATES                LOANS        BALANCE ($)         BALANCE      BALANCE ($)         RATIO
           --------------                -----        -----------         -------      -----------         -----
4.280% - 4.500%                            4             $ 23,750,000      13.4%         $ 5,937,500        1.95
4.501% - 5.000%                            2               10,800,000       6.1%           5,400,000        1.79
5.001% - 5.500%                            4               64,613,243      36.4%          16,153,311        1.37
5.501% - 5.910%                           12               78,506,288      44.2%           6,542,191        1.38
                                          --            -------------     -----
Total/Wtd. Avg.                           22            $ 177,669,531     100.0%         $ 8,075,888        1.48
                                                               WEIGHTED
                                                               AVERAGE           WEIGHTED        WEIGHTED
                                            WEIGHTED          REMAINING           AVERAGE         AVERAGE
         RANGE OF MORTGAGE                   AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
           INTEREST RATES                 MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
           --------------                 -------------     --------------          ---             ---
4.280% - 4.500%                              4.419%              57.0              79.18           79.18
4.501% - 5.000%                              4.749%             105.0              66.75           57.78
5.001% - 5.500%                              5.313%              90.3              68.50           54.88
5.501% - 5.910%                              5.690%             101.9              70.77           62.37

Total/Wtd. Avg.                              5.326%              91.9              70.82           61.61

                                 MIN    4.280%
                                 MAX    5.910%
                    WEIGHTED AVERAGE    5.326%

                                  LOAN GROUP 2
                DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE       AVERAGE          SERVICE
       RANGE OF CUT-OFF DATE           MORTGAGE       CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE       COVERAGE
      LOAN-TO-VALUE RATIOS (%)           LOANS        BALANCE ($)         BALANCE      BALANCE ($)         RATIO
      ------------------------           -----        -----------         -------      -----------         -----
40.27 - 49.99                              1             $ 15,000,000       8.4%         $15,000,000        1.50
50.00 - 54.99                              2                5,657,042       3.2%           2,828,521        1.38
55.00 - 59.99                              3               13,670,480       7.7%           4,556,827        1.63
60.00 - 64.99                              1                4,196,161       2.4%           4,196,161        1.78
65.00 - 69.99                              1                7,785,441       4.4%           7,785,441        1.34
70.00 - 74.99                              2               28,587,500      16.1%          14,293,750        1.45
75.00 - 79.99                              6               76,153,243      42.9%          12,692,207        1.43
80.00 - 82.66                              6               26,619,663      15.0%           4,436,610        1.57
                                          --            -------------     -----
Total/Wtd. Avg.                           22            $ 177,669,531     100.0%         $ 8,075,888        1.48
                                                             WEIGHTED
                                                             AVERAGE           WEIGHTED        WEIGHTED
                                          WEIGHTED          REMAINING           AVERAGE         AVERAGE
       RANGE OF CUT-OFF DATE               AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
      LOAN-TO-VALUE RATIOS (%)          MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
      ------------------------          -------------     --------------          ---             ---
40.27 - 49.99                              5.260%             180.0              40.27            0.44
50.00 - 54.99                              5.577%             112.7              53.67           45.29
55.00 - 59.99                              5.545%             114.8              58.69           50.10
60.00 - 64.99                              5.620%             119.0              64.56           54.18
65.00 - 69.99                              5.910%             118.0              68.29           57.87
70.00 - 74.99                              5.353%              70.9              71.47           66.03
75.00 - 79.99                              5.242%              73.1              77.16           71.25
80.00 - 82.66                              5.193%              90.2              80.82           75.41

Total/Wtd. Avg.                            5.326%              91.9              70.82           61.61


                                 MIN     40.27
                                 MAX     82.66
                    WEIGHTED AVERAGE     70.82


                                  LOAN GROUP 2
                   DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE       AVERAGE          SERVICE
         RANGE OF REMAINING            MORTGAGE       CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE       COVERAGE
      TERMS TO MATURITY (MOS)            LOANS        BALANCE ($)         BALANCE      BALANCE ($)         RATIO
      -----------------------            -----        -----------         -------      -----------         -----
57 - 60                                    7             $ 88,600,743      49.9%        $ 12,657,249        1.51
97 - 108                                   3               16,750,000       9.4%           5,583,333        1.59
109 - 119                                  8               46,456,288      26.1%           5,807,036        1.40
120 - 120                                  3               10,862,500       6.1%           3,620,833        1.31
121 - 180                                  1               15,000,000       8.4%          15,000,000        1.50
                                          --            -------------     -----
Total/Wtd. Avg.                           22            $ 177,669,531     100.0%         $ 8,075,888        1.48
                                                             WEIGHTED
                                                             AVERAGE           WEIGHTED        WEIGHTED
                                          WEIGHTED          REMAINING           AVERAGE         AVERAGE
         RANGE OF REMAINING                AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
      TERMS TO MATURITY (MOS)           MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
      -----------------------           -------------     --------------          ---             ---
57 - 60                                    5.141%              58.1              76.38           72.91
97 - 108                                   4.941%             102.9              70.31           61.02
109 - 119                                  5.710%             117.2              67.79           57.60
120 - 120                                  5.880%             120.0              81.43           71.98
121 - 180                                  5.260%             180.0              40.27            0.44

Total/Wtd. Avg.                            5.326%              91.9              70.82           61.61

                                 MIN   57 months
                                 MAX  180 months
                    WEIGHTED AVERAGE   92 months

                                  LOAN GROUP 2
                   DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE       AVERAGE          SERVICE
         RANGE OF REMAINING            MORTGAGE       CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE       COVERAGE
      AMORTIZATION TERMS (MOS)           LOANS        BALANCE ($)         BALANCE      BALANCE ($)         RATIO
      ------------------------           -----        -----------         -------      -----------         -----
Interest Only                              4             $ 23,750,000      13.4%         $ 5,937,500        1.95
180 - 299                                  1               15,000,000       8.4%          15,000,000        1.50
350 - 360                                 17              138,919,531      78.2%           8,171,737        1.39
                                          --            -------------     -----
Total/Wtd. Avg.                           22            $ 177,669,531     100.0%         $ 8,075,888        1.48
                                                             WEIGHTED
                                                             AVERAGE           WEIGHTED        WEIGHTED
                                          WEIGHTED          REMAINING           AVERAGE         AVERAGE
         RANGE OF REMAINING                AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
      AMORTIZATION TERMS (MOS)          MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
      ------------------------          -------------     --------------          ---             ---
Interest Only                              4.419%              57.0              79.18           79.18
180 - 299                                  5.260%             180.0              40.27            0.44
350 - 360                                  5.488%              88.3              72.69           65.21

Total/Wtd. Avg.                            5.326%              91.9              70.82           61.61

                                 MIN  180 months
                                 MAX  360 months
                    WEIGHTED AVERAGE  342 months



                                  LOAN GROUP 2
                    DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE       AVERAGE          SERVICE
         RANGE OF ORIGINAL             MORTGAGE       CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE       COVERAGE
         TERMS TO MATURITY               LOANS        BALANCE ($)         BALANCE      BALANCE ($)         RATIO
         -----------------               -----        -----------         -------      -----------         -----
60 - 60                                    7             $ 88,600,743      49.9%        $ 12,657,249        1.51
97 - 108                                   3               16,750,000       9.4%           5,583,333        1.59
120 - 120                                 11               57,318,788      32.3%           5,210,799        1.38
121 - 180                                  1               15,000,000       8.4%          15,000,000        1.50
                                          --            -------------     -----
Total/Wtd. Avg.                           22            $ 177,669,531     100.0%         $ 8,075,888        1.48
                                                            WEIGHTED
                                                            AVERAGE           WEIGHTED        WEIGHTED
                                         WEIGHTED          REMAINING           AVERAGE         AVERAGE
         RANGE OF ORIGINAL                AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
         TERMS TO MATURITY             MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
         -----------------             -------------     --------------          ---             ---
60 - 60                                   5.141%              58.1              76.38           72.91
97 - 108                                  4.941%             102.9              70.31           61.02
120 - 120                                 5.742%             117.7              70.38           60.32
121 - 180                                 5.260%             180.0              40.27            0.44

Total/Wtd. Avg.                           5.326%              91.9              70.82           61.61


                                 MIN   60 months
                                 MAX  180 months
                    WEIGHTED AVERAGE   94 months

                                  LOAN GROUP 2
                      DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE       AVERAGE          SERVICE
                                       MORTGAGE       CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE       COVERAGE
          PREPAYMENT TYPE                LOANS        BALANCE ($)         BALANCE      BALANCE ($)         RATIO
          ---------------                -----        -----------         -------      -----------         -----
Defeasance                                22            $ 177,669,531      100.0%      $ 8,075,888        1.48
                                          --            -------------      -----
Total/Wtd. Avg.                           22            $ 177,669,531      100.0%      $ 8,075,888        1.48
                                                              WEIGHTED
                                                              AVERAGE           WEIGHTED        WEIGHTED
                                           WEIGHTED          REMAINING           AVERAGE         AVERAGE
                                            AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
          PREPAYMENT TYPE                MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
          ---------------                -------------     --------------          ---             ---
Defeasance                                  5.326%              91.9               70.82          61.61

Total/Wtd. Avg.                             5.326%              91.9               70.82          61.61


                                  LOAN GROUP 2
                             DISTRIBUTION OF ESCROWS

                                                              PERCENTAGE OF
                              NUMBER OF                         AGGREGATE
                              MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
            ESCROW TYPE         LOANS        BALANCE ($)         BALANCE
            -----------         -----        -----------         -------
Real Estate Tax                  19        $ 151,869,531           85.5%
Insurance                        15          136,005,614           76.5%
Replacement Reserves             19          151,869,531           85.5%

                                  LOAN GROUP 2
                         DISTRIBUTION OF PROPERTY TYPES

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE       AVERAGE          SERVICE
                                       MORTGAGED      CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE       COVERAGE
           PROPERTY TYPES             PROPERTIES      BALANCE ($)         BALANCE      BALANCE ($)         RATIO
           --------------             ----------      -----------         -------      -----------         -----
Multifamily                               19            $ 166,807,031       93.9%        $ 8,779,317        1.49
Mobile Home Park                           3               10,862,500        6.1%          3,620,833        1.31
                                          --            -------------      -----
Total/Wtd. Avg.                           22            $ 177,669,531      100.0%         $8,075,888        1.48
                                                           WEIGHTED
                                                           AVERAGE           WEIGHTED        WEIGHTED
                                        WEIGHTED          REMAINING           AVERAGE         AVERAGE
                                         AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
           PROPERTY TYPES             MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
           --------------             -------------     --------------          ---             ---
Multifamily                              5.290%              90.0              70.13           60.94
Mobile Home Park                         5.880%             120.0              81.43           71.98

Total/Wtd. Avg.                          5.326%              91.9              70.82           61.61


                                  LOAN GROUP 2
                             GEOGRAPHIC DISTRIBUTION

                                                                                                          WEIGHTED
                                                                       PERCENTAGE OF                    AVERAGE DEBT
                                       NUMBER OF                         AGGREGATE       AVERAGE          SERVICE
                                       MORTGAGED      CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE       COVERAGE
           PROPERTY STATE             PROPERTIES      BALANCE ($)         BALANCE      BALANCE ($)         RATIO
           --------------             ----------      -----------         -------      -----------         -----
Georgia                                    4             $ 69,110,510       38.9%    $17,277,628            1.34
Texas                                      5               29,332,604       16.5%      5,866,521            1.66
Washington                                 3               17,260,000        9.7%      5,753,333            1.58
Pennsylvania                               4               15,863,917        8.9%      3,965,979            1.60
Alabama                                    1               15,350,000        8.6%     15,350,000            1.29
California                                 1               15,000,000        8.4%     15,000,000            1.50
Wisconsin                                  2               10,800,000        6.1%      5,400,000            1.79
Idaho                                      1                2,555,500        1.4%      2,555,500            1.31
Nevada                                     1                2,397,000        1.3%      2,397,000            1.30
                                          --            -------------      -----
Total/Wtd. Avg.                           22            $ 177,669,531      100.0%    $ 8,075,888            1.48
                                                           WEIGHTED
                                                           AVERAGE           WEIGHTED        WEIGHTED
                                        WEIGHTED          REMAINING           AVERAGE         AVERAGE
                                         AVERAGE           TERM TO         CUT-OFF DATE    MATURITY DATE
           PROPERTY STATE             MORTGAGE RATE     MATURITY (MOS)          LTV             LTV
           --------------             -------------     --------------          ---             ---
Georgia                                  5.413%              61.8              74.08           69.11
Texas                                    4.984%              79.9              76.76           72.59
Washington                               5.176%              93.1              78.71           72.09
Pennsylvania                             5.770%             118.3              59.56           50.24
Alabama                                  5.590%             117.0              76.75           65.88
California                               5.260%             180.0              40.27            0.44
Wisconsin                                4.749%             105.0              66.75           57.78
Idaho                                    5.880%             120.0              81.09           71.67
Nevada                                   5.880%             120.0              82.66           73.06

Total/Wtd. Avg.                          5.326%              91.9              70.82           61.61

                                                                         ANNEX B

GSMS 2004-GG2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - GRAND CANAL SHOPPES AT THE VENETIAN
--------------------------------------------------------------------------------







         [PHOTO OMITTED]                               [PHOTO OMITTED]










         [PHOTO OMITTED]                               [PHOTO OMITTED]










         [PHOTO OMITTED]                               [PHOTO OMITTED]

GSMS 2004-GG2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - GRAND CANAL SHOPPES AT THE VENETIAN
--------------------------------------------------------------------------------







                                  [MAP OMITTED]

GSMS 2004-GG2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - GRAND CANAL SHOPPES AT THE VENETIAN
--------------------------------------------------------------------------------

--------------------------------------------------------
                 PROPERTY INFORMATION

Number of Mortgaged Real Properties                   1
Location (City/State)                 Las Vegas, Nevada
Property Type                                    Retail
Size (sf)                                       536,890
Percentage Occupancy as of May 17, 2004           98.1%
Year Built                                         1999
Appraisal Value                            $766,000,000
Underwritten Occupancy                            95.0%
Underwritten Revenues                       $60,543,181
Underwritten Total Expenses                 $18,859,673
Underwritten Net Operating Income (NOI)     $41,683,508
Underwritten Net Cash Flow (NCF)            $41,156,000

--------------------------------------------------------

----------------------------------------------------------
                MORTGAGE LOAN INFORMATION
Originator                                         Archon
Cut-off Date Principal Balance(1)            $189,548,779
Cut-off Date Principal Balance PSF/Unit           $793.43
Percentage of Initial Mortgage Pool                 7.28%
Number of Mortgage Loans                                1
Type of Security                          Fee & Leasehold
Mortgage Rate                                       4.78%
Original Term to Maturity (Months)                     59
Original Amortization Term (Months)                   360
Cut-off Date LTV Ratio                              50.79
LTV Ratio at Maturity                               51.32
Underwritten DSCR on NOI                             1.70
Underwritten DSCR on NCF                             1.68
Shadow Rating(2)                                 "A"/"A3"
----------------------------------------------------------

(1) The $190,000,000 loan represents a 44.5% interest in a $427,000,000 loan. The LTV, DSCR and debt service in this table are based on the total $427,000,000 financing net of the $37,000,000 guarantee. The Cut-Off Date LTV (including the $37,000,000 guarantee) is 55.61%. The DSCR inclusive of the guarantee is 1.53x.

(2) S&P and Moody's have confirmed that the Grand Canal Shoppes at the Venetian Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A" by S&P, and"A3" by Moody's.

      o THE LOAN. The mortgage loan (the "GRAND CANAL SHOPPES AT THE VENETIAN LOAN") is evidenced by two notes, each of which is secured by a first mortgage encumbering the regional mall located at 3355 Las Vegas Blvd S, Las Vegas, Nevada and a leasehold interest in certain property located within the Venetian Hotel (the "GRAND CANAL SHOPPES AT THE VENETIAN PROPERTY"). The Grand Canal Shoppes at the Venetian Loan represents approximately 7.28% of the initial mortgage pool balance. The Grand Canal Shoppes at the Venetian Loan was originated on May 17, 2004 by Archon Financial, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company, and is now jointly owned by Goldman Sachs Mortgage Company and Commerzbank AG, New York Branch, each having a 76.6% and 23.4% interest, respectively, in the Grand Canal Shoppes at the Venetian Loan. The Grand Canal Shoppes at the Venetian Loan had an original principal balance of $190,000,000 and a principal balance as of the cut-off date of $189,548,779, and an interest rate of 4.78%. The Grand Canal Shoppes at the Venetian Loan facilitated the acquisition of the property for a purchase price of $766,000,000.

         The Grand Canal Shoppes at the Venetian Loan consists of two of six pari passu mortgage loans totaling $427,000,000. The other mortgage loans secured by the Grand Canal Shoppes at the Venetian Property (the "GRAND CANAL SHOPPES AT THE VENETIAN COMPANION LOANS" and together with the Grand Canal Shoppes at the Venetian Loan, the "GRAND CANAL SHOPPES AT THE VENETIAN WHOLE LOAN") are each pari passu in right of payment with the Grand Canal Shoppes at the Venetian Loan. The Grand Canal Shoppes at the Venetian Loan is represented by note A1 and note A2 with an original principal balance of $145,503,512.88 and $44,496,487.12, respectively. Note A3, note A4, note A5 and note A6 have an original principal balance of $134,016,393.44, $40,983,606.56, $47,480,093.68 and $14,519,906.32, respectively. The Grand Canal Shoppes at the Venetian Loan and each Grand Canal Shoppes at the Venetian Companion Loan have the same interest rate, maturity date and amortization term.

         The Grand Canal Shoppes at the Venetian Loan will be an asset of the trust. The holders of the series 2004-GG2 certificates will be entitled to receive all amounts received in respect of the Grand Canal Shoppes at the Venetian Loan. The Grand Canal Shoppes at the Venetian Companion Loans will not be assets of the trust.

         The Grand Canal Shoppes at the Venetian Loan and the Grand Canal Shoppes at the Venetian Companion Loans are governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--The Whole Loans Structure" and will be serviced pursuant to the terms of the pooling and servicing agreement.

         The Grand Canal Shoppes at the Venetian Loan had an initial term of 59 months and has a remaining term of 57 months. The Grand Canal Shoppes at the Venetian Loan requires payments of interest and principal based on a 360-month schedule. The scheduled maturity date is May 1, 2009. Voluntary prepayment of the Grand Canal Shoppes at the Venetian Loan is prohibited until the due date in January 2009 and permitted thereafter without penalty. Defeasance with United States government securities is permitted on any date after the earlier of the third anniversary of the origination date and the second anniversary of the securitization of the Grand Canal Shoppes at the Venetian Whole Loan.

      o THE PROPERTY. The Grand Canal Shoppes at the Venetian Property is a high-end retail mall situated within The Venetian Casino Resort (the "VENETIAN") on Las Vegas Boulevard in Las Vegas, Nevada. The Grand Canal Shoppes at the Venetian Property has a Renaissance-Venice streetscape motif. Decorative features include a painted vaulted ceiling, cobblestone floor tiling, "piazza"-style retail store groupings, and arched bridges over a winding quarter-mile long Venetian-themed indoor water canal running the length of the main mall corridor. The Grand Canal Shoppes at the Venetian Property contains a total of 536,890 square feet of




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--------------------------------------------------------------------------------

         Gross Leasable Area (GLA) in components including: 407,103 square feet located on the second and third floors of the Venetian (the "MAIN MALL"), a 38,074 square foot, three-level retail annex (the "RETAIL ANNEX") with direct frontage on Las Vegas Boulevard, and 91,713 square feet of GLA located on the first floor of the Venetian around the perimeter of the Venetian Casino (the "CASINO LEVEL SPACe").

         Retail tenants (with less than 10,000 sf) report average sales of $1,008 psf. Occupancy costs, based on underwritten rent and recoveries, are approximately 13.9% for such retail space.

         Tenants of the Main Mall include Banana Republic, New Balance, Brookstone, Kenneth Cole and Ann Taylor as well as boutique offerings such as Davidoff, Il Prato, Jimmy Choo, BCBG Max Azria, Mikimoto, Burberry and Dooney & Bourke. The Main Mall also houses eight restaurants including Wolfgang Puck's Postrio, Zefferino Restaurant and Canaletto while the Casino Level Space includes nine restaurants such as Lutece, Delmonico Steakhouse, Valentino and AquaKnox.

     The following table presents certain information relating to the major tenants at the Grand Canal Shoppes at the Venetian Property:

           TEN TENANTS BASED ON ANNUALIZED UNDERWRITTEN TOTAL RENT(1)

---------------------------------------------------------------------------------------------------------------------------------
                                                                                         ANNUALIZED    % OF TOTAL
                                 CREDIT RATING                             ANNUALIZED   UNDERWRITTEN   ANNUALIZED
                               (FITCH/ MOODY'S/   TENANT        % OF      UNDERWRITTEN   TOTAL RENT   UNDERWRITTEN     LEASE
         TENANT NAME                 S&P)          NRSF         NRSF       TOTAL RENT    (PER NRSF)    TOTAL RENT    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------
Diamond Resorts                  BBB/Baa2/BBB+    10,150        1.9%      $ 4,000,000     $394.09         8.8%       12/31/2013
International(2)
Emporio D'Gondola(3)(4)            NR/NR/NR          922        0.2%       3,500,000     3,796.10         7.7%       12/31/2028
VCR Showroom(4)(5)                 NR/NR/NR       38,920        7.2%       3,300,000        84.79         7.3%       12/31/2028
Tao Restaurant & Nightclub         NR/NR/NR       43,679        8.1%       1,750,000        40.07         3.9%       12/31/2013
Sephora                            NR/NR/NR       10,074        1.9%       1,400,000       138.97         3.1%       12/31/2011
Grand Lux Cafe                     NR/NR/NR       19,100        3.6%       1,328,309        69.54         2.9%       12/31/2019
Delmonico Steakhouse               NR/NR/NR       12,750        2.4%       1,018,336        79.87         2.2%       12/31/2009
Regis Galerie                      NR/NR/NR       10,711        2.0%         854,709        79.80         1.9%       12/31/2009
Zeffirino Restaurant               NR/NR/NR       14,585        2.7%         816,760        56.00         1.8%       12/31/2009
Venetzia                           NR/NR/NR          731        0.1%         764,947     1,046.44         1.7%       12/31/2009
                                              -----------------------------------------------------------------
TOTAL LARGEST TENANTS                             161,622      30.1%      18,733,061       115.91        41.3%
Remaining Owned Tenants                           365,160      68.0%      26,606,289        72.86        58.7%
Vacant Spaces (Owned Space)                       10,108        1.9%               0         0.00         0.0%
                                              -----------------------------------------------------------------
TOTAL ALL TENANTS                                 536,890     100.0%      $46,339,350      $87.97       100.0%
---------------------------------------------------------------------------------------------------------------------------------

(1) Total Rent includes $35,662,028 of Base Rent and $9,677,322 of Percentage Rent and $1,000,000 of Specialty Leasing Rent.

(2) Diamond Resorts International (whose parent company is Marriott International and guarantees the lease) operates a business selling time-share properties out of three small retail kiosks in the Main Mall.

(3) Emporio D' Gondola operates the gondola ride and related small retail shop within the Main Mall.

(4) Emporio D'Gondola and the VCR Showroom are leased by the Venetian Casino Resort, LLC which is owned by Las Vegas Sands, Inc. whose principal shareholder is Sheldon G. Adelson.

(5) VCR Showroom is a 12,000 seat theater, a portion of which is owned by the borrower and leased to the Venetian Casino's Resort, LLC.

     The following table presents certain information relating to the lease rollover schedule at the Grand Canal Shoppes at the Venetian Property:




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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------


                          LEASE EXPIRATION SCHEDULE(1)

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                 % OF TOTAL       ANNUALIZED
                                                                               ANNUALIZED        ANNUALIZED      UNDERWRITTEN
                               EXPIRING       % OF         CUMULATIVE         UNDERWRITTEN      UNDERWRITTEN      TOTAL RENT
  YEAR ENDING DECEMBER 31,       NRSF      TOTAL NRSF     OF TOTAL NRSF      TOTAL RENT(2)       TOTAL RENT       (PER NRSF)
---------------------------------------------------------------------------------------------------------------------------------
2004   (includes MTM)            2,627         0.5%           0.5%           $  701,933             1.5%           $267.20
2005                             5,231         1.0%           1.5%              502,975             1.1%             96.15
2006                             9,620         1.8%           3.3%              717,970             1.6%             74.63
2007                             8,096         1.5%           4.8%              979,706             2.2%            121.01
2008                            11,579         2.2%           6.9%              761,450             1.7%             65.76
2009                           215,448        40.1%          47.0%           17,491,122            38.6%             81.18
2010                            42,005         7.8%          54.9%            2,982,902             6.6%             71.01
2011                            13,200         2.5%          57.3%            1,879,107             4.1%            142.36
2012                                 0         0.0%          57.3%                    0             0.0%              0.00
2013                           101,151        18.8%          76.2%            8,879,820            19.6%             87.79
2014 & Thereafter              117,825        21.9%          98.1%           10,442,366            23.0%             88.63
Vacant                          10,108         1.9%         100.0%                    0             0.0%              0.00
                            -----------------------------------------------------------------------------------------------------
TOTAL                          536,890       100.0%                          $45,339,350          100.0%           $ 84.45
---------------------------------------------------------------------------------------------------------------------------------

(1) Calculated based on approximate percentage square footage occupied by each tenant.

(2) Total Rent includes $35,662,028 of Base Rent and $9,677,322 of Percentage Rent.

     o THE BORROWER. The borrower is Grand Canal Shops II, LLC, a single-asset, special-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grand Canal Shoppes at the Venetian Loan. The borrower is indirectly wholly-owned by GGP Holding II, Inc., the common stock of which is wholly-owned by GGP Holding, Inc., the common stock of which is wholly-owned by GGP Limited Partnership, a subsidiary of General Growth Properties, Inc. There is no guarantee of the non-recourse carve-outs of the Grand Canal Shoppes at the Venetian Loan.

     o ESCROWS. The loan documents provide during a Grand Canal Shoppes at the Venetian Cash Sweep Period for certain escrows of real estate taxes and insurance, tenant improvements and leasing commissions and capital expenditures. A "GRAND CANAL SHOPPES AT THE VENETIAN CASH SWEEP PERIOD" means the period during the continuance of an event of default under the Grand Canal Shoppes at the Venetian Loan and/or if, beginning on June 30, 2005, the net-operating income at the end of any fiscal quarter of the borrower of the Grand Canal Shoppes at the Venetian Property for the prior twelve-month period is less than 80% of the net operating income at origination (origination date NOI) until the net-operating income as of the end of the fiscal quarter of the borrower of the Grand Canal Shoppes at the Venetian Property for the prior twelve-month period is at least equal to 80% of the net operating income at origination. Notwithstanding the foregoing, the borrower is not required to make deposits into the insurance reserve if the insurance escrow account under the reciprocal easement agreement is being maintained and each party thereto is making any required deposits. Additionally, GGP Holding, Inc. has provided a guarantee of certain unfunded obligations of the borrower relating to tenant leases.

     o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled sweep account. The loan documents also require that all cash revenue received by the borrower or the property manager (other than security deposits) be deposited into the lender-controlled sweep account within two business days after receipt. Unless a Grand Canal Shoppes at the Venetian Cash Sweep Period is continuing, on each business day any amounts in the lender-controlled sweep account are swept to an account specified by the borrower. During any Grand Canal Shoppes at the Venetian Cash Sweep Period, on each business day any amounts in the lender-controlled sweep account are swept to a lender-controlled cash management account. All amounts remaining in the lender-controlled cash management account after payment of the monthly debt service, all required reserves as described above and any other amounts due under the Grand Canal Shoppes at the Venetian Loan will be remitted to an account designated by the borrower. After the occurrence and during the continuation of an event of default, all amounts remaining in the lender-controlled cash management account after payment of the monthly debt service, all required reserves as described above and any other amounts due under the Grand Canal Shoppes at the Venetian Loan are required to be deposited into a reserve account and held as additional collateral for the loan except that prior to an acceleration or monetary event of default, the lender is required to disburse funds against invoices for operating expenses pursuant to a budget approved by lender.

     o PROPERTY MANAGEMENT. The Grand Canal Shoppes at the Venetian Property may be self-managed or may be managed by certain affiliates of borrower or a manager or any management company for whom each Rating Agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of then current ratings of any class of the series 2004-GG2 certificates. The lender may require the borrower to cease managing the property or replace the property manager if an event of default under the Grand Canal Shoppes at the Venetian Loan has occurred and is continuing. The fees of any successor manager during the



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--------------------------------------------------------------------------------

         continuance of a Grand Canal Shoppes at the Venetian Cash Trap Period may not exceed market rates for comparable properties in the applicable geographic area.

     o MASTER LEASE. The borrower net leases the Casino Level Space pursuant to a master lease with Venetian Casino Resort, LLC. The master lease has a remaining term of approximately 89 years and an annual rent of $1 per year. The borrower is responsible for paying all taxes and expenses relating to the Casino Level Space, and at the expiration of the term of the master lease has the option to purchase fee title to the Casino Level Space for a nominal exercise price. Generally, the master lease requires that any portion of the Casino Level Space that is currently used as restaurant or retail venue continue to be used for such purpose. Additionally, new restaurant tenants (other than tenants to be located in the food court located in the casino level space) are required to meet certain quality standards and may not be part of a franchised chain.

     o RECIPROCAL EASEMENT AGREEMENT. The borrower is a party to a reciprocal easement agreement with respect to the Grand Canal Shoppes at the Venetian Property which governs the interrelationship between the Grand Canal Shoppes at the Venetian Property and the Venetian. Under the reciprocal easement agreement, the borrower covenants to continuously operate the Grand Canal Shoppes at the Venetian Property and has agreed to maintain the quality standards of the tenant mix at the property. In addition, the borrower is prohibited from leasing space to competitors of the Venetian and other businesses inconsistent with such quality standards. Casualty and business interruption insurance coverage for the Grand Canal Shoppes at the Venetian Property is currently provided by a blanket insurance policy covering the Venetian and meeting the requirements under the reciprocal easement agreement. Proceeds of such insurance, as well as condemnation proceeds, are required to be administered in accordance with the provisions of the reciprocal easement agreement. Under the reciprocal easement agreement, a transfer of the Grand Canal Shoppes at the Venetian Property (other than to lender (or a subsequent transferee) in connection with foreclosure of a mortgage secured by the property) is subject to a right of first offer in favor of the owner of the Venetian. Additionally, the owner of the Venetian Casino Resort has the right to cure certain defaults of borrower under the Grand Canal Shoppes at the Venetian Casino Whole Loan and, in the case of an acceleration of the Grand Canal Shoppes at the Venetian Whole Loan, has the right, subject to satisfaction of certain conditions, to purchase the Grand Canal Shoppes at the Venetian Whole Loan at a price equal to the sum of (1) the principal balance of the Grand Canal Shoppes at the Venetian Whole Loan, (2) accrued and unpaid interest on the Grand Canal Shoppes at the Venetian Whole Loan,
         (3) all other amounts owed by the borrower under the loan documents as of the date of the purchase and (4) all reasonable fees and expenses incurred by the lender in connection with the purchase.

     o NEW RETAIL FACILITY. The owners of the Venetian are developing a hotel, casino and retail complex adjacent to the Venetian, which is currently scheduled to be completed in the fourth quarter of 2006. An affiliate of the borrower has entered into a forward commitment to purchase the retail complex (which will be contiguous with the Grand Canal Shoppes at the Venetian Property), subject to satisfaction of certain conditions. Upon completion, the parties have agreed to operate the Grand Canal Shoppes at the Venetian Property and the new retail complex as an "integrated" mall, including, among other things, providing for joint maintenance, leasing, marketing, management and operation. In the event borrower's affiliate defaults in its obligation to purchase the new retail complex, among other remedies, the owner of the Venetian may purchase the equity interests in the borrower for a purchase price not less than the then-outstanding principal amount of the Grand Canal Shoppes at the Venetian Whole Loan.

     o EARNOUT GUARANTEE. GGP Holdings, Inc. has provided a guarantee of the Grand Canal Shoppes at the Venetian Whole Loan in the amount of $37,000,000, which amount will be reduced without reinstatement on a quarterly basis by an amount equal to (i) the product of (a) trailing 12-month actual net operating income for the most recently ended quarter less $43,700,000 multiplied by (b) 9.0 less (ii) any reduction amounts applied at a prior determination date.

     o MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Grand Canal Shoppes at Venetian loan documents permit, among other things, (a) the pledge of indirect interests in the borrower to secure certain inter-affiliate debt and (b) the pledge of direct interests in borrower, or issuance by borrower of preferred equity, or debt granting similar rights as preferred equity, so long as confirmation is received from each rating agency that the debt would not result in the downgrade, withdrawal or qualification of then then-current ratings on the certificates.

     o TERRORISM INSURANCE. The loan documents require the borrower to maintain insurance coverage for terrorism, satisfactory to lender (either through such policies not containing a terrorism exclusion, or through separate policies from insurers with ratings reasonably satisfactory to lender). The borrower is required to maintain the terrorism insurance described in the preceding sentence for the year in which the origination date occurs and thereafter is required to use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain such terrorism coverage at all times while the Grand Canal Shoppes at the Venetian Whole Loan is outstanding, provided that such coverage is available at commercially reasonable rates. See "Risk Factors--Property Insurance" in the prospectus supplement. The terrorism coverage is currently provided by a blanket insurance policy covering the Venetian and meeting requirements under the reciprocal easement agreement. Proceeds of such insurance are required to be administered in accordance with the provisions of the reciprocal easement agreement, with an amount of up to the first $120,000,000 being paid to lender, with remaining proceeds then being distributed in accordance with the reciprocal easement agreement.



                                      B-6
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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------





























                                [PHOTO OMITTED]




                                      B-7
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--------------------------------------------------------------------------------



























                                 [MAP OMITTED]






                                      B-8
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--------------------------------------------------------
                 PROPERTY INFORMATION
Number of Mortgaged Real Properties                   1
Location (City/State)                New York, New York
Property Type                                    Office
Size (SF)                                     1,102,147
Percentage Occupancy as of July 1, 2004           99.1%
Year Built/Renovated                        1930, 1958-
                                        1960/1996, 1999
Appraisal Value                            $330,000,000
Underwritten Occupancy                            96.0%
Underwritten Revenues                       $43,176,762
Underwritten Total Expenses                 $19,384,473
Underwritten Net Operating Income (NOI)     $23,792,289
Underwritten Net Cash Flow (NCF)            $21,759,296

--------------------------------------------------------

-------------------------------------------------------
              MORTGAGE LOAN INFORMATION
Originator                                      Archon
Cut-off Date Principal Balance            $154,000,000
Cut-off Date Principal Balance PSF             $139.73
Percentage of Initial Mortgage Pool              5.91%
Number of Mortgage Loans                             1
Type of Security                            Fee Simple
Mortgage Rate                                  4.4901%
Original Term to Maturity (Months)                 118
Original Amortization Term (Months) (1)     35 IO; 324
                                            thereafter
Cut-off Date LTV Ratio                          46.67%
LTV Ratio at Maturity                           39.70%
Underwritten DSCR on NOI                          2.41
Underwritten DSCR on NCF                          2.21
Shadow Ratings (2)                        "BBB"/"Baa2"
-------------------------------------------------------


(1) The loan includes an up-front IO period; however, the UW DSCR reflects the future amortizing payment.

(2) S&P and Moody's have confirmed that the Daily News Building Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB" by S&P, and"Baa2" by Moody's.

     o THE LOAN. The mortgage loan (the "DAILY NEWS BUILDING LOAN") is evidenced by a senior note and is secured by a first mortgage encumbering the office building located at 220 E 42nd Street, New York, New York (the "DAILY NEWS BUILDING PROPERTY"). The Daily News Building Loan represents approximately 5.91% of the initial mortgage pool balance. The Daily News Building Loan was originated on December 9, 2003, has an original principal balance and a principal balance as of the cut-off date of $154,000,000, and an interest rate of 4.4901%.

     The Daily News Building Loan is a senior interest of a whole mortgage loan (the "DAILY NEWS BUILDING WHOLE LOAN") with an original principal balance of $154,000,000. The junior companion loan to the Daily News Building Loan is evidenced by a junior note (the "DAILY NEWS BUILDING SUBORDINATE COMPANION LOAN"), with an original principal balance of $56,000,000 and an interest rate of 7.29%, which loan is subordinate to the Daily News Building Loan. The Daily News Building Subordinate Companion Loan is not an asset of the trust.

     The loans comprising the Daily News Building Whole Loan are governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--The Whole Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement. The DSCR and LTV on the Daily News Building Loan are 2.21x and 46.67%, respectively, while the DSCR and LTV on the Daily News Building Whole Loan are 1.49x and 63.64% respectively.

     The Daily News Building Loan had an initial term of 118 months and has a remaining term of 111 months. The Daily News Building Loan requires payment of interest-only for the first 35 months and amortizes thereafter based on a 324-month amortization schedule, with required principal and interest payments of $821,048 beginning January 1, 2007. The scheduled maturity date is November 1, 2013. Voluntary prepayment of the Daily News Building Loan is prohibited until the due date in August 2013 and permitted thereafter without penalty. Defeasance with United States government securities is permitted on any date after the earlier of (i) the third anniversary of the origination date and (ii) the first payment date after the second anniversary of the closing date of the securitization of the Daily News Building Whole Loan.

     o THE PROPERTY. The Daily News Building Property is a 39-story, 1,102,147 sf building located in the Grand Central District of the Midtown Office District. The property was built in 1930 and was renovated and expanded in 1960, with periodic updates including in 1999. As of July 1, 2004, the property was 99.1% leased to approximately 50 tenants. The three largest leases in the building represent 57.7% of the space and include leases to Omnicom Group, Inc. (38.0% or 419,111 sf), WPIX Inc./Tribune NY Radio Inc. (11.4% or 126,042 sf) and United Nations Population Fund (8.3% or 91,021 sf).





                                      B-9
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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the Daily News Building Property:


             TEN TENANTS BASED ON ANNUALIZED UNDERWRITTEN TOTAL RENT

------------------------------------------------------------------------------------------------------------------------------
                                                                                         ANNUALIZED   % OF TOTAL
                                                                            ANNUALIZED   UNDERWRITTEN ANNUALIZED
                               CREDIT RATING        TENANT        % OF     UNDERWRITTEN   BASE RENT   UNDERWRITTEN   LEASE
 TENANT NAME               (FITCH/MOODY'S/S&P)(1)     NRSF        NRSF      BASE RENT    (PER NRSF)    BASE RENT   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------
Omnicom Group, Inc.             A-/ Baa1/ A-          419,111      38.0%    $12,559,234     $29.97        34.8%    5/31/2008
                                                                                                                       -
                                                                                                                   4/30/2017
United Nations                   NR/ NR/ NR            91,021       8.3%      3,936,840      43.25        10.9%    12/31/2010
   Population Fund
WPIX, Inc./Tribune NY             A/ A3/ A            126,042      11.4%      3,916,839      31.08        10.9%    3/31/2010
Bell Atlantic NY                 A+/ NR/ A+            71,610       6.5%      1,933,452      27.00         5.4%    8/31/2006
   Directory Sales
   Company
Value Line, Inc.                 NR/ NR/ NR            70,745       6.4%      1,787,976      25.27         5.0%    5/31/2008
Pfizer, Inc.                   AAA/ Aaa/ AAA           41,575       3.8%      1,288,825      31.00         3.6%    3/31/2013
The Witkoff Group, LLC           NR/ NR/ NR            20,083       1.8%      1,104,564      55.00         3.1%    3/14/2013
Executive Monetary               NR/ NR/ A             15,501       1.4%        916,308      59.11         2.5%    4/30/2013
   Management, Inc.
Martin, Clearwater & Bell        NR/ NR/ NR            33,613       3.0%        813,180      24.19         2.3%    12/31/2017
Neuberger Berman, Inc.           A+/ A1/ A             15,731       1.4%        767,400      48.78         2.1%    4/30/2013

TOTAL LARGEST TENANTS                                 905,032      82.1%     29,024,618      32.07        80.4%
Remaining Tenants                                     186,947      17.0%      7,059,162      37.76        19.6%
Vacant Space                                           10,168       0.9%
                                                   ---------------------------------------------------------------
TOTAL ALL TENANTS                                   1,102,147     100.0%    $36,083,780     $33.04       100.0%
------------------------------------------------------------------------------------------------------------------------------

(1) Certain ratings are those of the parent company whether or not it guarantees the lease.

GSMS 2004-GG2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - DAILY NEWS BUILDING
--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at the Daily News Building Property:


                          LEASE EXPIRATION SCHEDULE(1)

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                   % OF TOTAL       ANNUALIZED
                                                                                  ANNUALIZED       ANNUALIZED      UNDERWRITTEN
       YEAR ENDING            EXPIRING            % OF          CUMULATIVE       UNDERWRITTEN     UNDERWRITTEN      BASE RENT
      DECEMBER 31,              NRSF           TOTAL NRSF      OF TOTAL NRSF      BASE RENT         BASE RENT       (PER NRSF)
--------------------------------------------------------------------------------------------------------------------------------
2004                            7,311             0.7%               0.7%           $251,716             0.7%         $34.43
2005                           23,463             2.1%               2.8%            833,320             2.3%          35.52
2006                           84,804             7.7%              10.5%          2,397,886             6.6%          28.28
2007                           15,836             1.4%              11.9%            721,483             2.0%          45.56
2008                           79,597             7.2%              19.1%          2,186,969             6.1%          27.48
2009                           61,297             5.6%              24.7%          2,244,682             6.2%          36.62
2010                          252,952            23.0%              47.7%          9,175,679            25.4%          36.27
2011                           16,979             1.5%              49.2%            445,450             1.2%          26.24
2012                           14,427             1.3%              50.5%            681,761             1.9%          47.26
2013                          105,631             9.6%              60.1%          4,656,928            12.9%          44.09
2014 & Thereafter             429,682            39.0%              99.1%         12,487,906            34.6%          29.06
Vacant                         10,168             0.9%             100.0%                  0             0.0%           0.00
                           -----------------------------------------------------------------------------------------------------
TOTAL                       1,102,147           100.0%                           $36,083,780           100.0%         $33.04
--------------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on approximate square footage occupied by each tenant.

     o THE BORROWER. The borrower is SLG 220 News Owner LLC, a single asset, special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Daily News Building Loan. The borrower is owned by SL Green Realty Corp. SL Green Realty Corp. is the guarantor of the non-recourse carve-outs of the Daily News Building Loan.

     o ESCROWS. The loan documents provide for certain escrows of real estate taxes, insurance, tenant improvements and leasing commissions and capital expenditures. In addition, on the closing date, the borrower was required to either (i) deposit $2,696,000 into a deferred maintenance and environmental escrow account or (ii) deliver to the lender a letter of credit for such amount. Further, on the closing date, the borrower was required to either (i) deposit $2,415,634 into an unfunded obligations account or (ii) deliver to the lender a letter of credit for such amount.

     o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or tenant default) within one business day of receipt. On each business day, any amounts in the lender-controlled account in excess of those required for the payment of the monthly debt service and required reserves are swept to an account specified by the borrower.

     o PROPERTY MANAGEMENT. SL Green Management LLC, the property manager for the Daily News Building Property (the "DAILY NEWS BUILDING PROPERTY MANAGER"), is affiliated with the borrower. The lender may replace the Daily News Building Property Manager (i) if an event of default is continuing, (ii) if the manager is insolvent or in bankruptcy or receivership, or (iii) upon the fraud or willful misconduct of the manager. The Daily News Building Property Manager is entitled to management fees equal to 4% of the gross amounts collected as rent and additional rent and 10% of the cost of all tenant installations and capital improvements that the Daily News Property Manager is responsible for supervising.

     o MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Daily News Building Property also secures the Daily News Building Subordinate Companion Loan, which is subordinate to the Daily News Building Loan, as described in the prospectus supplement under "Description of the Mortgage Pool--The Whole Loans". In addition, the borrower is permitted to incur up to $50,000,000 in mezzanine debt so long as (i) at least 51% of the mezzanine debt is held by certain affiliates of the borrower or other entity meeting certain financial requirements regularly engaged in the business of originating and/or owning commercial mortgages and/or mezzanine loans ("DAILY NEWS BUILDING QUALIFIED MEZZANINE LENDER"),
         (ii) the sum of the outstanding principal balance of the Daily News Building Whole Loan and the principal balance of the mezzanine loan is not equal to more than 80% of the current market value of the Daily News Building Property, based on appraisals not more than 6 months old as of the date of origination of the mezzanine loan, (iii) the resulting combined DSCR of the Daily News Building Whole Loan and the mezzanine loan would not be less than 1.20x, (iv) no event of default is continuing at the time of origination of the mezzanine loan, (v) the Daily News Building Qualified Mezzanine Lender enters into an intercreditor agreement with the lender in form and substance reasonably





                                      B-11
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GSMS 2004-GG2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - DAILY NEWS BUILDING
--------------------------------------------------------------------------------

         agreed by the lender and the borrower; (vi) the borrower receives confirmation from each Rating Agency that the incurrence of the mezzanine loan will not cause the downgrade, withdrawal or qualification of then current ratings of any class of the series 2004 GG2 certificates, and (vii) the borrower received the consent of the holder of the Daily News Building Subordinate Companion Loan.

     o   OTHER ENCUMBRANCES. None permitted.

     o TERRORISM INSURANCE. The borrower is required to maintain TRIA format coverage for terrorism (which may be part of the borrowers "all risks" policy or as a separate policy), providing casualty, business interruption and liability coverage in an amount no less than the maximum insurable value of the Daily News Building Property, if and to the extent that such coverage (i) is then being obtained by prudent owners of real estate in the United States of a similar type and quality and in a similar location to the Daily News Building Property or (ii) is otherwise available for an annual premium that is less than or equal to $375,000 (such annual premium to be computed after taking into account the effect of any subsidies or credits that may be provided to the borrower by or pursuant to any law, regulation, policy or other initiative relating to the purchase and/or maintenance of terrorism insurance enacted by any governmental authority). If neither clause (i) nor clause (ii) of the preceding sentence is satisfied, then the borrower is required to obtain terrorism coverage (at a premium, computed as set forth in the previous sentence, that does not exceed $375,000) from such insurers, and with such coverage, as shall be acceptable to lender in its reasonable discretion; See "Risk Factors--Property Insurance" in the prospectus supplement.



                                      B-12
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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS -1441 BROADWAY
--------------------------------------------------------------------------------




















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                                      B-13
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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS -1441 BROADWAY
--------------------------------------------------------------------------------






















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                                      B-14
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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS -1441 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------
                 PROPERTY INFORMATION

Number of Mortgaged Real Properties                   1
Location (City/State)                New York, New York
Property Type                                    Office
Size (sf)                                       460,356
Percentage Occupancy as of March 1, 2004          97.3%
Year Built / Renovated                      1929 / 1976
Appraisal Value                            $175,000,000
Underwritten Occupancy                            98.6%
Underwritten Revenues                       $22,740,106
Underwritten Total Expenses                  $9,193,777
Underwritten Net Operating Income (NOI)     $13,546,329
Underwritten Net Cash Flow (NCF)            $12,740,814
--------------------------------------------------------

----------------------------------------------------------
                MORTGAGE LOAN INFORMATION
Originator                                           GCFP
Cut-off Date Principal Balance               $132,647,486
Cut-off Date Principal Balance PSF/Unit           $288.14
Percentage of Initial Mortgage Pool                 5.09%
Number of Mortgage Loans                                1
Type of Security                               Fee Simple
Mortgage Rate                                     6.0260%
Original Term to Maturity (Months)                    120
Original Amortization Term (Months)                   360
Cut-off Date LTV Ratio                              75.8%
LTV Ratio at Maturity                               64.5%
Underwritten DSCR on NOI                             1.41
Underwritten DSCR on NCF                             1.33
----------------------------------------------------------

     o THE LOAN. The mortgage loan (the "1441 BROADWAY LOAN") is evidenced by a single note and is secured by a first mortgage encumbering an office building located at 1441 Broadway, New York, New York (the "1441 BROADWAY PROPERTY"). The 1441 Broadway Loan represents approximately 5.09% of the initial mortgage pool balance. The 1441 Broadway Loan was originated on April 22, 2004, had an original principal balance of $133,000,000 and a principal balance as of the cut-off date of $132,647,486, and an interest rate of 6.0260%. The proceeds of the 1441 Broadway Loan were used to refinance an existing loan.

         The 1441 Broadway Loan is the senior portion of a whole mortgage loan with an original principal balance of $140,000,000. The companion loan to the 1441 Broadway Loan is evidenced by a separate note with an original principal balance of $7,000,000 and a principal balance as of the cut-off date of $6,981,447 and an interest rate of 6.0260% (the "1441 BROADWAY SUBORDINATE COMPANION LOAN"). The 1441 Broadway Subordinate Companion Loan is not an asset of the trust. The 1441 Broadway Loan and the 1441 Broadway Subordinate Companion Loan (collectively, the "1441 BROADWAY WHOLE LOAN") are governed by a co lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--The Whole Loans" and will be serviced pursuant to the terms of the 2004 GG2 pooling and servicing agreement. The DSCR and LTV on the 1441 Broadway Loan are 1.33x and 75.8%, respectively, and the DSCR and LTV on the 1441 Broadway Whole Loan are 1.26x and 79.8%, respectively.

         The 1441 Broadway Loan had an initial term of 120 months and has a remaining term of 117 months. The 1441 Broadway Loan amortizes based on a 360-month schedule, with required monthly payments of $799,626.77. The scheduled maturity date is May 1, 2014. Voluntary prepayment of the 1441 Broadway Loan is prohibited until March 1, 2014 and permitted thereafter without penalty. Defeasance with United States government securities is permitted after the second anniversary of the securitization closing date.

     o THE PROPERTY. The 1441 Broadway Property is a 460,356 square foot pre-war 34-story multi-tenant office building that is located on 41st Street between Broadway and Seventh Avenue in New York City, New York. The 1441 Broadway Property was built in 1929 and underwent a substantial renovation in the mid-1970's, when the major tenant, Liz Claiborne, Inc. first took occupancy. The building is located 1-block south of Times Square with northern exposure along 41st Street and maintains a wedding-cake setback design that begins to recede above the 17th floor. The average floor plates are between 17,000 and 18,000 sf between floors 2 and 17 and between 4,000 sf and 8,500 sf on the highest floors. The building houses eight passenger elevators and five freight elevators. The floors have 15 foot column spacing and 270 degree views along Broadway, West 41st Street and 7th Avenue. The area surrounding the 1441 Broadway Property has amenities including restaurants, shows and entertainment. Additionally, the building has access to public transportation via the west side subway lines, the 42nd Street subway shuttle, cross-town buses and is in walking distance to both Penn Station and Grand Central Station.

         As of March 1, 2004, the 1441 Broadway Property was 97.3% occupied and was 100% leased as of July 15, 2004. The property has maintained occupancy levels of greater than 95% over the past ten years. The largest tenant, Liz Claiborne (75.6% of total rentable area) leases floors 2 through 22, in which it maintains its corporate headquarters and showroom spaces. Liz Claiborne has maintained a presence in the building for almost 30 years and has maintained its corporate headquarters in the building for more than 20 years. It has been reported by the borrower that Liz Claiborne has invested over $45 million at the 1441 Broadway Property in both tenant improvements and infrastructure, including, among other things, providing their own air conditioning and electrical systems.

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS -1441 BROADWAY
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the 1441 Broadway Property:

------------------------------------------------------------------------------------------------------------------------------
                                                                          % OF TOTAL    ANNUALIZED
                                                           ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                  TENANT                  UNDERWRITTEN   UNDERWRITTEN   BASE RENT
          TENANT NAME              NRSF       % OF NRSF   BASE RENT ($)   BASE RENT     ($ PER SF)       LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------
Liz Claiborne, Inc.               347,938       75.6%     $12,230,752       71.7%         $35.15           1/31/2007 &
                                                                                                          12/31/2012(1)
Office Depot                      19,451         4.2%      1,100,000         6.5%          56.55            12/31/2014
Gloria Vanderbilt Apparel Co.     12,730         2.8%        522,845         3.1%          41.07      1/31/2007 & 7/31/2007
Tommy Hilfiger Handbags           11,328         2.5%        432,198         2.5%          38.15            3/31/2010
Belford Inc                       10,001         2.2%        397,200         2.3%          39.72      2/28/2006 & 3/31/2006
Segret, Inc                       10,762         2.3%        387,432         2.3%          36.00            6/30/2006
TOTAL LARGEST TENANTS             412,210       89.5%     15,070,427        88.4%          36.56
Remaining Tenants                 35,557         7.7%      1,982,378        11.6%          55.75
Vacant Space                      12,589         2.7%
                                ------------------------------------------------------------------
TOTAL ALL TENANTS                 460,356      100.0%     $17,052,805      100.0%         $37.04
------------------------------------------------------------------------------------------------------------------------------

(1) Liz Claiborne occupies 54,378 sf under a lease expiring in 2007 and 293,560 sf under a lease expiring in 2012.

     The following table presents certain information relating to the lease rollover schedule at the 1441 Broadway Property:

                          LEASE EXPIRATION SCHEDULE(1)

------------------------------------------------------------------------------------------------------------------------------
                                                                                                 % OF TOTAL       ANNUALIZED
                                                                               ANNUALIZED        ANNUALIZED      UNDERWRITTEN
                               EXPIRING       % OF         CUMULATIVE         UNDERWRITTEN      UNDERWRITTEN       BASE RENT
  YEAR ENDING DECEMBER 31,       NRSF      TOTAL NRSF     OF TOTAL NRSF      BASE RENT ($)        BASE RENT       ($ PER SF)
------------------------------------------------------------------------------------------------------------------------------
2004                             4,857         1.1%           1.1%             $310,525             1.8%             63.93
2005                               200         0.0%           1.1%               15,000             0.1%             75.00
2006                            28,291         6.1%           7.2%            1,129,736             6.6%             39.93
2007                            74,793        16.2%          23.5%            2,790,722            16.4%             37.31
2008                               220         0.0%          23.5%               61,586             0.4%            279.94
2009                               759         0.2%          23.7%              143,500             0.8%            189.06
2010                            12,828         2.8%          26.5%              493,218             2.9%             38.45
2011                                 0         0.0%          26.5%                    0             0.0%              0.00
2012                           300,160        65.2%          91.7%           10,610,197            62.2%             35.35
2013                             2,333         0.5%          92.2%              100,696             0.6%             43.16
2014 Thereafter                 23,326         5.1%          97.3%            1,397,625             8.2%             48.57
Vacant                          12,589         2.7%         100.0%
                              ------------------------------------------------------------------------------------------------
TOTAL                          460,356       100.0%                         $17,052,805           100.0%            $37.04
------------------------------------------------------------------------------------------------------------------------------

(1) Calculated based on approximate square footage occupied by each tenant.

     o THE BORROWER. The borrowers, Lechar Realty Corp. and Lechar Realty, LLC, are each a single-asset, bankruptcy-remote entity with an independent director. Legal counsel to the lender delivered a non-consolidation opinion in connection with the origination of the 1441 Broadway Loan. Each borrower is directly and indirectly owned by and controlled by Leon H. Charney. Mr. Charney guaranteed the non-recourse carveouts of the 1441 Broadway Loan. In connection with such guarantee, Mr. Charney is required to maintain $25,000,000 in net worth and $5,000,000 in liquidity. Mr. Charney is a New York based attorney and real estate investor who has invested in New York City commercial real estate since 1980. The 1441 Broadway Property was purchased from Jerome and Myron Minskoff in 1981. The majority of Mr. Charney's buildings have been located within the Garment District in New York and he has significant experience owning and managing buildings in this area and has long-standing relationships with various garment district tenants. The borrowers are affiliated with the borrower under the mortgage loan identified herein and on Annex C to the prospectus supplement as 1410 Broadway, which mortgage loan is also an asset of the trust.

     o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance premiums. Additionally, the loan documents require the borrowers to make monthly payments totaling $115,089 per year for replacement reserves. The borrowers are also required to deposit any lease termination payments and security deposits applied or other payments received on account of lease defaults or lease terminations into a tenant improvement and leasing commission reserve. The loan documents also provide for an additional springing tenant improvement and leasing commission reserve (the "LIZ CLAIBORNE Reserve") in the event that (i) the lease to Liz Claiborne (the "LIZ CLAIBORNE LEASE") is cancelled or terminated prior to December 31, 2012, (ii) Liz Claiborne (or any successor or assign) ceases to operate its business at the 1441 Broadway Property, (iii) Liz Claiborne (or any successor or assign) fails to make any regularly scheduled rental payments under the Liz Claiborne Lease, or (iv) Liz Claiborne (or any successor or assign) becomes the subject of an insolvency proceeding. The Liz Claiborne Reserve will also be automatically

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS -1441 BROADWAY
--------------------------------------------------------------------------------

         triggered on August 31, 2010 irrespective of the events referred to above. Upon a Liz Claiborne Reserve trigger, excess cash flow from the 1441 Broadway Property will be swept into the Liz Claiborne Reserve until such time as Liz Claiborne renews or extends the Liz Claiborne Lease, the space subject to the Liz Claiborne Lease has been re-leased and/or lender has determined that sufficient funds exist in the Liz Claiborne Reserve to pay for anticipated tenant improvement costs and leasing commissions with respect to such space. If the Liz Claiborne Reserve was triggered due to (a) clause (iii) above, excess cash flow from the 1441 Broadway Property will be swept into the Liz Claiborne Reserve until such time as the failure to pay rent has been cured and has not occurred again for a period of 6 consecutive months, (b) clause (iv) above, excess cash flow from the 1441 Broadway Property will be swept into the Liz Claiborne Reserve until such time as such insolvency proceeding has been terminated and the Liz Claiborne Lease has been affirmed, assumed or assigned in a matter satisfactory to lender.

     o LOCK BOX AND CASH MANAGEMENT. The loan requires a soft lock box, which is already in place. The loan documents require that all rents received by the borrowers or the property manager be deposited into a lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day after receipt. Unless a 1441 Cash Trap Period is in effect, any amounts in the lender controlled account are required to be swept on a daily basis into the borrower's operating account. A "1441 CASH TRAP PERIOD" means any period during which (i) an event of default (as defined in the loan documents) is continuing, until the event of default is cured, (ii) the DSCR (based on actual net cash flow) as of the end of any calendar quarter, is less than 1.05x, until the DSCR minimum threshold has been achieved for two consecutive calendar quarters, and (iii) during any time that the Liz Claiborne Reserve is triggered, as described under "Escrows" above.

     o PROPERTY MANAGEMENT. An affiliate of the borrowers, L.H. Charney Associates, Inc., is the property manager for the 1441 Broadway Property. The lender may replace the property manager (i) if an event of default under the loan agreement is continuing, (ii) if the manager is in material default under the management agreement or (iii) upon the gross negligence, malfeasance or willful misconduct of the manager. The annual management fee is 5% of gross receipts, provided that during a 1441 Cash Trap Period, the annual management fee is capped at 2% of gross receipts. Leasing commissions are payable separately based on a fixed schedule.

     o MEZZANINE OR SUBORDINATE INDEBTEDNESS. Other than the 1441 Broadway Subordinate Companion Loan, mezzanine or subordinate indebtedness is not permitted.

     o TERRORISM INSURANCE. The 1441 Broadway Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrowers to maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the 1441 Broadway Property, provided that such coverage is available. In the event terrorism insurance is not included as part of the "all risk" property policy, the borrower will be required to purchase terrorism insurance at a cost up to the Terrorism Premium Cap (defined below). If the insurance premiums for such policy exceed the Terrorism Premium Cap, the lender may, at its option (1) purchase such stand-alone terrorism insurance policy, and require that the borrowers pay the portion of the premiums equal to the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap. As used herein, "TERRORISM PREMIUM CAP" means an amount which is equal to 150% of the aggregate amount of insurance premiums paid for physical hazard insurance for the last policy year in which coverage for terrorism was included as part of the "all risk" property policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors--Property Insurance" in the prospectus supplement.

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
















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                                      B-18
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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------














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                                      B-19
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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

--------------------------------------------------------
                 PROPERTY INFORMATION
Number of Mortgaged Real Properties                   1
Location (City/State)               Paramus, New Jersey
Property Type                                    Retail
Size (sf)                              1,470,454(owned)
Percentage (Mall Shop) Occupancy as of            95.1%
March, 15, 2004
Year Built / Renovated                        1957/1997
Appraisal Value                            $977,200,000
Underwritten Occupancy                            95.1%
Underwritten Revenues                       $81,826,292
Underwritten Total Expenses                 $18,830,618
Underwritten Net Operating Income (NOI)     $62,995,674
Underwritten Net Cash Flow (NCF)            $62,006,522

------------------------------------- ------------------

 -------------------------------------------------------
               MORTGAGE LOAN INFORMATION
 Originator                                      Archon
 Cut-off Date Principal Balance(1)         $130,000,000
 Cut-off Date Principal Balance PSF             $353.63
 Percentage of Initial Mortgage Pool Balance      4.99%
 Number of Mortgage Loans                             1
 Type of Security                            Fee Simple
 Mortgage Rate                                  4.9796%
 Original Term to Maturity (Months)                 120
 Original Amortization Term (Months)                N/A
 Cut-off Date LTV Ratio                          53.21%
 LTV Ratio at Maturity                           53.21%
 Underwritten DSCR on NOI                          2.40
 Underwritten DSCR on NCF                          2.36
 Shadow Ratings (2)                          "AA"/ "A2"
 ---------------------------------- --------------------

(1) The $130,000,000 loan represents a 25% interest in a $520,000,000 loan. All aggregate LTV, DSCR, debt service and loan PSF in this table are based on the total $520,000,000 financing.

(2) S&P and Moody's have confirmed that the Garden State Plaza Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AA" by S&P, and"A2" by Moody's.

     o THE LOAN. The mortgage loan (the "GARDEN STATE PLAZA LOAN") is evidenced by a note that is secured by a first mortgage encumbering the regional mall located at One Garden State Plaza (the "GARDEN STATE PLAZA PROPERTY") in Paramus, New Jersey at the intersection of Route 4 and Route 17. The Garden State Plaza Loan represents approximately 4.99% of the initial mortgage pool balance. The Garden State Plaza Loan was jointly originated on May 18, 2004 by German American Capital Corporation, Lehman Brothers Bank FSB, UBS Real Estate Investments, Inc. and Archon Financial, L.P. The Garden State Plaza Loan had an original principal balance and a principal balance as of the cut-off date of $130,000,000, and an interest rate of 4.9796%. The Garden State Plaza Loan was used to refinance existing debt on the Garden State Plaza Property.

     The Garden State Plaza Loan is one of four pari passu mortgage loans totaling $520,000,000. The other mortgage loans secured by the Garden State Plaza Property (the "GARDEN STATE PLAZA COMPANION LOANS" and together with the Garden State Plaza Loan, the "GARDEN STATE PLAZA WHOLE LOAN") are each pari passu in right of payment with the Garden State Plaza Loan. The Garden State Plaza Loan and each of Garden State Plaza Companion Loans have the same interest rate, maturity date and amortization term. The Garden State Plaza Loan is represented by note A-4. The Garden State Plaza Companion Loans consist of the following three pari passu notes, with an aggregate original principal balance of $390,000,000:

     o Note A-1, in the original principal amount of $130,000,000, which was deposited by UBS Real Estate Investments, Inc. into a prior securitization (LB-UBS 2004 C4);

     o Note A-2, in the original principal amount of $130,000,000, which was deposited by Lehman Brothers Bank FSB into a prior securitization (LB-UBS 2004 C4); and

     o Note A-3, in the original principal amount of $130,000,000, which was deposited by German American Capital Corporation into a prior securitization (COMM 2004-LNB3);

     The Garden State Plaza Loan will be an asset of the trust. The holders of the series 2004-GG2 certificates will be entitled to receive all amounts received in respect of the Garden State Plaza Loan. The Garden State Plaza Companion Loans will not be assets of the trust.

     The Garden State Plaza Loan and the Garden State Plaza Companion Loans are governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of the LB-UBS 2004-C4 pooling and servicing agreement. Midland Loan Services, Inc. is the primary servicer of the Garden State Plaza Whole Loan.

     The Garden State Plaza Loan had an initial term of 120 months and has a remaining term of 118 months. The Garden State Plaza Loan requires payments of interest-only for its entire term. The scheduled maturity date is June 6, 2014. Voluntary prepayment of the Garden State Plaza Whole Loan is prohibited until the due date in December 2013 and permitted thereafter without penalty. Defeasance with United States government securities is permitted any date after the earlier of (i) May 18, 2007 and (ii) the second anniversary of the last securitization of any mortgage loan secured by the Garden State Plaza Property.

     o THE PROPERTY. The Garden State Plaza Property is a super-regional shopping mall with 5 anchors and approximately 268 stores with a total gross leasable area of 1,986,941 sf, of which 1,470,454 sf is part of the collateral. The Garden State Plaza Property is located in Paramus, New Jersey at the intersection of Route 4 and Route 17. The Garden State Plaza Property is anchored by a

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--------------------------------------------------------------------------------

         439,632 sf Macy's, a 245,348 sf Nordstrom, a 176,713 sf JC Penney, a 141,139 sf Neiman Marcus, and a 130,000 sf Lord & Taylor. Each of Nordstrom, Neiman Marcus and Lord & Taylor owns its respective improvements and ground leases its respective pad from the borrowers; therefore, those pads, but not the improvements, are part of the collateral for the Garden State Plaza Whole Loan.

     The following table presents certain information relating to the anchor tenants at the Garden State Plaza Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                             CREDIT RATING OF                                        OPERATING
                                                              PARENT COMPANY                         COLLATERAL      COVENANT
            ANCHOR                    PARENT COMPANY          (FITCH/MIS/S&P)          GLA            INTEREST      EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------
Macy's                          Federated Dept Stores,        BBB+/Baa1/BBB+         439,632            Yes            2010
                                Inc.
Nordstrom                       Nordstrom, Inc.                 NR/Baa1/A-           245,348             No            2006
JC Penney                       JC Penney Company, Inc.         BB/Ba3/BB+           176,713            Yes            2011
Neiman Marcus                   Neiman Marcus Group, Inc.       NR/Baa2/BBB          141,139             No            2011
Lord & Taylor                   May Department Stores Co.      BBB/Baa2/BBB          130,000             No            2011
                                                                                 -----------------
Total Anchor Tenants                                                                1,132,832
---------------------------------------------------------------------------------------------------------------------------------

     Originally built in 1957, the Garden State Plaza Property was last expanded in 1997.

     In-line tenants (with less than 10,000 sq. ft) reported average sales of $540 psf for the year ending January 31, 2004. Occupancy costs, based on underwritten rent and recoveries, are approximately 15.7% for such in-line space. Garden State Plaza Property is a two-level enclosed mall located on and directly visible from both Route 4 and Route 17. Nationally recognized retail tenants include Abercrombie & Fitch, Aeropostale, American Eagle Outfitters, Ann Taylor, Brooks Brothers, Bath and Body Works, Express, Foot Locker, Gap, J. Crew, Kenneth Cole New York, Limited/Limited Too, Sephora and Victoria's Secret. The property is located in the Bergen-Passaic PMSA, where the 2003 Average Annual Household income was $88,306, and the population is approximately 1.4 million. Residents of the Bergen-Passaic PMSA are affluent, earning the 12th highest salaries in the nation.

     The following table presents certain information relating to the major mall shop tenants at the Garden State Plaza Property:


         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

---------------------------------------------------------------------------------------------------------------------------------
                                                                                        ANNUALIZED     % OF TOTAL
                                                                         ANNUALIZED    UNDERWRITTEN    ANNUALIZED
                               CREDIT RATING       TENANT               UNDERWRITTEN     BASE RENT    UNDERWRITTEN      LEASE
       TENANT NAME         (FITCH/MOODY'S/S&P)(1)   NRSF     % OF NRSF    BASE RENT     (PER NRSF)      BASE RENT    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------
Best Buy(2)                    BBB/Baa3/BBB-         50,000      3.4%   $  1,725,000     $34.50          3.2%        11/30/2015
Old Navy                        BB+/Ba2/BB+          52,420      3.6%      1,644,851      31.38          3.1%         1/31/2007
Banana Republic                 BB+/Ba2/BB+          22,447      1.5%      1,454,893      64.81          2.7%         1/31/2011
Victoria's Secret(3)           NR/Baa1/BBB+          20,032      1.4%      1,388,400      69.31          2.6%         1/31/2015
Gap                             BB+/Ba2/BB+          19,512      1.3%      1,219,500      62.50          2.3%         6/30/2011
Borders Books & Music            NR/NR/NR            33,308      2.3%      1,024,000      30.74          1.9%         1/31/2008
Limited / Limited Too          NR/Baa1/BBB+          16,314      1.1%        789,272      48.38          1.5%         1/31/2010
Express                        NR/Baa1/BBB+          11,750      0.8%        587,500      50.00          1.1%         1/31/2009
J. Crew                          NR/Ca/B-             9,792      0.7%        489,600      50.00          0.9%         1/31/2009
Sam Goody / Musicland            NR/NR/NR             8,269      0.6%        482,579      58.36          0.9%         1/31/2012
                                               -----------------------------------------------------------------
TOTAL LARGEST TENANTS                               243,844     16.6%    $10,805,595     $44.31         20.3%
Remaining Owned Tenants                           1,188,350     80.8%     42,427,101      35.70         79.7%
Vacant Spaces (Owned
   Spaces)                                           38,260      2.6%
                                               -----------------------------------------------------------------
TOTAL ALL OWNED TENANTS                           1,470,454    100.0%    $53,232,696     $37.17        100.0%
---------------------------------------------------------------------------------------------------------------------------------

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The Best Buy space is an outparcel.

(3) Victoria's Secret is not currently in occupancy but has executed a lease and, according to information from the borrower, is expected to be in occupancy in August 2004.

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at the Garden State Plaza Mall Property:

                          LEASE EXPIRATION SCHEDULE (1)

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                 % OF TOTAL        ANNUALIZED
                                                        % OF       CUMULATIVE    ANNUALIZED      ANNUALIZED       UNDERWRITTEN
                                          EXPIRING      TOTAL          OF       UNDERWRITTEN    UNDERWRITTEN       BASE RENT
        YEAR ENDING DECEMBER 31,             NRSF        NRSF     TOTAL NRSF     BASE RENT       BASE RENT        (PER NRSF)
---------------------------------------------------------------------------------------------------------------------------------
2004 (Includes MTM)                          20,219      1.4%          1.4%     $1,016,775           1.9%           $50.29
2005                                         29,245      2.0%          3.4%      1,532,475           2.9%            52.40
2006                                         21,676      1.5%          4.8%      1,968,869           3.7%            90.83
2007                                        153,566     10.4%         15.3%      7,873,883          14.8%            51.27
2008                                        123,626      8.4%         23.7%      6,775,854          12.7%            54.81
2009                                        108,808      7.4%         31.1%      6,218,843          11.7%            57.15
2010                                         63,805      4.3%         35.4%      3,092,608           5.8%            48.47
2011                                         88,498      6.0%         41.4%      4,676,998           8.8%            52.85
2012                                         54,038      3.7%         45.1%      2,975,426           5.6%            55.06
2013                                         55,846      3.8%         48.9%      3,491,028           6.6%            62.51
2014 & Thereafter                           712,867     48.5%         97.4%     13,609,937          25.6%            19.09
Vacant                                       38,260      2.6%        100.0%
                                        -----------------------------------------------------------------------------------------
TOTAL                                     1,470,454    100.0%        100.0%     $53,232,696        100.0%           $37.17
---------------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on approximate square footage occupied by each tenant.

     o THE BORROWERS. The borrowers are Westland Garden State Plaza Limited Partnership ("WESTLAND LP"), a limited partnership and GSP Holdings LLC ("GSP LLC"), a limited liability company (the "GARDEN STATE BORROWERS"). In addition to owning the Garden State Plaza Property, Westland LP owns three subsidiaries. Each of the Garden State Borrowers are a single-purpose entity, sponsored and controlled by Westfield America, Inc. and certain affiliates of Prudential Assurance Company Limited (Aldwych, L.L.C. and Old Kingsway, L.P.) (collectively, the "GARDEN STATE SPONSORS"). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Garden State Plaza Loan. Westfield America, Inc. owns a 46.59% indirect interest in the Garden State Borrowers, Aldwych, L.L.C. and Old Kingsway, L.P. own a 50% indirect interest in the Garden State Borrowers and other investors own in the aggregate a 3.41% indirect interest in the Garden State Borrowers. In April 2004, Westfield announced a proposal to merge the three listed Westfield entities - Westfield Trust, Westfield America Trust and Westfield Holdings - to create the world's largest, listed retail property group. The new entity, known as Westfield Group, began trading on the Australian Stock Exchange on July 5, 2004.

     o ESCROWS. The loan documents provide for certain escrows of real estate taxes, insurance and replacements and rollovers. In lieu of making deposits into the tax and insurance reserve account and the replacements and rollover reserve, the Garden State Sponsors have executed a joint but not several guarantee in favor of the lender of
         (i) real estate taxes and insurance premiums and deductibles and (ii) certain leasing expenses, maintenance or repair expenses and the completion of certain specified improvements or other work to be performed on the Garden State Plaza Property.

     Notwithstanding the guarantee of the Garden State Sponsors, upon the occurrence of a Garden State Cash Management Event, the Garden State Borrowers are required to deposit amounts in the tax and insurance reserve account and in the replacement and rollover reserve fund. Upon the occurrence and during the continuance of a Garden State Cash Management Event, the borrower is required to pay to a lender controlled account an amount equal to the approved operating expenses for the Garden State Plaza Property for the next month. Unless an event of default has occurred and is continuing, the lender will release any excess funds in the lender-controlled account to the borrower. A "GARDEN STATE CASH MANAGEMENT EVENT" means the period of time from and after (i) an event of default occurs or (ii) the DSCR at any time is less than 1.10x. A Garden State Cash Management Event may be terminated no more than six (6) times during the term of the loan upon, among other things, achieving a debt service coverage ratio of 1.15x for one fiscal quarter (if the Garden State Plaza Cash Management Event was due to the debt service coverage ratio falling below 1.10x) or curing the event of default which caused the Garden State Plaza Cash Management Event.

     o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt. Prior to the occurrence of a Garden State Cash Management Event, all funds from the lender-controlled account will be swept on a daily basis into an account controlled by the borrower. After the occurrence of a Garden State Cash Management Event, all funds from the lender-controlled account will be swept on a daily basis to an account controlled by the lender and applied to pay monthly debt service, operating expenses, and any required reserves under the loan documents. If on any payment date the amount in the lender-

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

         controlled account is sufficient to pay the debt service, operating expenses, and any required reserves under the loan documents, any excess shall be remitted to the borrower unless an event of default has occurred and is continuing.

     o PROPERTY MANAGEMENT. Westfield Corporation, Inc., the property manager for the Garden State Plaza Property (the "GARDEN STATE PLAZA PROPERTY MANAGER"), is affiliated with the borrower. Upon the occurrence, and during the continuance, of a Garden State Cash Management Event, lender may require the Garden State Borrowers to retain a property management firm to serve as a consultant. The lender may replace the Garden State Plaza Property Manager upon, or any time after, the lender or any third party acquires the Garden State Plaza Property by foreclosure, deed-in-lieu of foreclosure or otherwise.

     o   MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

     o THEATER EXPANSION. Pursuant to the loan documents, upon the satisfaction of certain conditions including (a) the lender's approval of the plans and specifications, (b) the absence of an event of default with respect to the Garden State Plaza Whole Loan, (c) the delivery of an executed lease for the cinema complex, (d) the delivery of cash or a letter of credit equal to 125% of the amount by which the estimated costs of the proposed expansion exceed an amount equal to 7% of the original principal balance of the Garden State Plaza Whole Loan or, for so long as the Garden State Plaza Sponsors meet certain financial requirements, the delivery of a completion guarantee by the Garden State Plaza Sponsors, and (e) due to potential environmental conditions which may exist with respect to the site, compliance with certain environmental investigations and mitigants specified in the related loan documents, the Garden State Plaza Borrowers may acquire an approximately five-acre existing theatre site adjacent to the Garden State Plaza Mortgaged Property and construct thereon (i) an approximately 99,000 square-foot cinema complex, (ii) approximately 35,000 square feet of new in-line mall shop space, (iii) approximately 15,000 square feet of new restaurant space, (iv) an expansion to the existing food court and (v) a grade parking lot and/or a decked parking facility. Upon the acquisition of that parcel, it will become additional collateral for the Garden State Plaza Whole Loan.

     o TERRORISM INSURANCE. The Garden State Sponsors have executed a guarantee in favor of the lender, which provides that, if the Garden State Borrowers fail to maintain terrorism insurance coverage from a qualified carrier in an amount (the "REQUIRED TERRORISM INSURANCE AMOUNT") at least equal to the lesser of (i) the outstanding principal balance of the Gardens State Plaza Loan and the Garden State Plaza Companion Loans and (ii) the insurable value of the Garden State Plaza Mortgage Loan, as determined pursuant to the related loan documents, together with business interruption coverage as required under the related loan documents, then the Garden State Sponsors guarantee to the mortgagee the full and prompt payment (in accordance with the terms of such terrorism guarantee, and subject to the limitations on liability described below) of the amount of any loss or damage with respect to the Garden State Mortgaged Property caused by an incident of terrorism or a terrorist act that is not covered by any policies maintained by the Garden State Borrowers or the Garden State Sponsors at the time of the occurrence, which loss or damage would have otherwise been insured if the Garden State Borrowers had maintained all insurance policies required pursuant to the related loan documents without any terrorism exclusion, up to the Required Terrorism Insurance Amount.

     The Garden State Sponsors may on behalf of the Garden State Borrowers obtain and maintain a policy insuring the Garden State Plaza Property against terrorist acts that satisfies the requirements set forth above. Garden State Sponsors are jointly and severally liable for 100% of the guaranteed obligations under such terrorism guarantee, except that this liability may be reduced with respect to the Garden State Sponsors to reflect any insurance policy for terrorist acts maintained by them in addition to insurance maintained by the Garden State Borrowers. In any event, and in addition to such terrorism guarantee, the Garden State Borrowers are required to maintain insurance coverage for terrorist acts in an amount equal to the lesser of (a) the Required Terrorism Insurance Amount and (b) the difference between the amount of insurance coverage that is available for terrorist acts for an annual premium of $300,000 and the amount of insurance maintained by the Garden State Borrowers under existing policies for loss, damages or liabilities that do not contain an exclusion for acts of terrorism. In the event that the combined net worth of the Garden State Sponsors (determined in accordance with the related loan documents) at any time falls below $2,000,000,000, the Garden State Sponsors are required to provide a replacement guarantor or guarantors with a combined net worth equal to or greater than $2,000,000,000. See "Risk Factors--Property Insurance" in the prospectus supplement.

     o ENVIRONMENTAL MATTERS. Certain environmental conditions have been identified at a property adjacent to the Garden State Plaza Property. An affiliate of the Garden State Plaza Borrowers has been designated the responsible party with respect to those environmental conditions and certain remedial work was performed with respect thereto. An environmental assessment prepared in connection with the Garden State Plaza Loan estimated ongoing monitoring costs to be approximately $30,000. As such, no escrow or guarantee was required with respect to this matter. However, there can be no assurance that additional remedial work or monitoring will not be required with respect thereto.

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------











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--------------------------------------------------------------------------------

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                                      B-25
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----------------------------------------------------------
                  PROPERTY INFORMATION
Number of Mortgaged Real Properties                     1
Location (City/State)                  Richmond, Virginia
Property Type                                      Retail
Size (sf)                                 382,636 (owned)

Percentage (Mall Shop) Occupancy
as of March 10, 2004                                96.4%
Year Built                                           2003
Appraisal Value                              $160,000,000
Underwritten Occupancy                              96.0%
Underwritten Revenues                         $16,167,060
Underwritten Total Expenses                    $4,430,622
Underwritten Net Operating Income (NOI)       $11,736,438
Underwritten Net Cash Flow (NCF)              $11,363,039
----------------------------------------------------------

--------------------------------------------------------
               MORTGAGE LOAN INFORMATION
Originator                            Archon/Commerzbank
Cut-off Date Principal Balance             $114,910,606
Cut-off Date Principal Balance PSF              $300.31
Percentage of Initial Mortgage Pool               4.41%
Balance
Number of Mortgage Loans                              1
Type of Security                                    Fee
Mortgage Rate                                     6.24%
Original Term to Maturity (Months)                  119
Original Amortization Term (Months)                 360
Cut-off Date LTV Ratio                           71.82%
LTV Ratio at Maturity                            61.50%
Underwritten DSCR on NOI                           1.38

Underwritten DSCR on NCF                           1.34
--------------------------------------------------------

     o THE LOAN. The mortgage loan (the "STONY POINT FASHION PARK LOAN") is evidenced by two notes and is secured by a first mortgage encumbering a 382,636 sf regional mall in Richmond, Virginia (the "STONY POINT FASHION PARK PROPERTY"). The Stony Point Fashion Park Loan represents approximately 4.41% of the initial mortgage pool balance. The Stony Point Fashion Park Loan was co-originated on June 10, 2004, by Commerzbank AG, New York Branch and Archon Financial, L.P., each having a 50% interest in the Stony Point Fashion Park Loan. The Stony Point Fashion Park Loan is represented by two notes each with an original principal balance of $57,500,000 totaling $115,000,000. The Stony Point Fashion Park Loan has a balance as of the cut-off date of $114,910,606, and an interest rate of 6.24%. The DSCR and LTV on the Stony Point Fashion Park Loan are 1.34x and 71.82%, respectively. The proceeds of the Stony Point Fashion Park Loan were used to refinance the construction debt on the Stony Point Fashion Park Property.

     The Stony Point Fashion Park Loan had an initial term of 119 months and has a remaining term of 118 months. The Stony Point Fashion Park Loan requires payments of interest and principal based on a 360-month schedule. The scheduled maturity date is June 1, 2014. Voluntary prepayment of the Stony Point Fashion Park Loan is prohibited until February 1, 2014 and permitted thereafter without penalty. Defeasance with United States government securities is permitted at any time after the earlier of two years from securitization or three years from June 10, 2004.

     o THE PROPERTY. The Stony Point Fashion Park Property is a regional shopping mall with three anchors and approximately 88 stores (79 mall shops, six restaurants and three kiosks) with a total gross leasable area of 665,131 sf, of which 382,636 sf is part of the collateral. The Stony Point Fashion Park Property is located in Richmond, Virginia. The Stony Point Fashion Park Property is anchored by a 202,495 sf Dillard's, an 84,000 sf Galyan's and an 80,000 sf Saks Fifth Avenue. With the exception of the 84,000 sf Galyan's, the anchors are not part of the collateral securing the Stony Point Fashion Park Loan.

     The following table presents certain information relating to the anchors at the Stony Point Fashion Park Property:

---------------------------------------------------------------------------------------------------------------------------
                                                                  CREDIT RATING OF                            OPERATING
                                                                   PARENT COMPANY              COLLATERAL     COVENANT
           ANCHOR                       PARENT COMPANY             (FITCH/MIS/S&P)     GLA      INTEREST     EXPIRATION
---------------------------------------------------------------------------------------------------------------------------
Dillard's                     Dillard's, Inc.                         BB-/B2/BB      202,495       No         9/18/2018
Galyan's                      Galyan's Trading Company, Inc.(1)       NR/NR/NR        84,000       Yes        9/18/2018
Saks Fifth Avenue             Saks Inc.                              BB-/Ba3/BB       80,000       No         9/18/2018
                                                                                    -----------
                                                                                     366,495
---------------------------------------------------------------------------------------------------------------------------

(1) On July 29, 2004, Dick's Sporting Goods, Inc. announced the successful completion of its acquisition of Galyan's Trading Company, Inc.

     The Stony Point Fashion Park Property was built and opened in September
     2003.

     Pursuant to ICSC's Retail Chain Store Sales Index, projected sales per square foot for the mall tenants (with less than 10,000 square feet) is $366 based upon annualizing partial year sales. Occupancy costs, based on underwritten rent and recoveries at this sales level would be approximately 12.5% for such tenants.

     The Stony Point Fashion Park Property is a single-story, open-air regional mall located on and directly visible from State Route 150. The Stony Point Fashion Park Property's in-line tenants include The Gap/Gap Kids, Restoration Hardware, Anthropologie, Louis Vuitton and Brooks Brothers. The Stony Point Fashion Park Property has six restaurants, including P.F. Chang's China Bistro, Brio Tuscan Grille and Copeland's Cheesecake Bistro. Residential uses generally surround the Stony Point Fashion Park Property to the west, north and south, while several newer medical office buildings are located to its south and east. The Stony Point Fashion Park Property is located in the Richmond-Petersburg MSA. According to the appraisal, the 2003 median household income was $51,970, with 30.9% of households earning more than $75,000 and the population was approximately 1.0 million.



                                      B-26
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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

     The following table presents certain information relating to major tenants at the Stony Point Fashion Park Property:

         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

---------------------------------------------------------------------------------------------------------------------------------
                                                                                           ANNUALIZED     % OF TOTAL
                               CREDIT RATING                              ANNUALIZED      UNDERWRITTEN    ANNUALIZED
                                  (FITCH/                      % OF      UNDERWRITTEN      BASE RENT     UNDERWRITTEN   LEASE
        TENANT NAME           MOODY'S/ S&P)(1)  TENANT NRSF    NRSF        BASE RENT       (PER NRSF)      BASE RENT  EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------
Brooks Brothers                   NR/NR/NR          9,253       2.4%    $    370,120       $40.00            3.4%     1/31/2013
The Gap/Gap Kids                BB+/Ba2/BB+         9,379       2.5%         309,507        33.00            2.9%     9/30/2013
Adrienne Vittadini                NR/NR/NR          5,465       1.4%         273,250        50.00            2.5%     1/31/2013
Copeland's Cheesecake             NR/NR/NR         10,753       2.8%         268,825        25.00            2.5%     1/31/2018
   Bistro
Banana Republic                 BB+/Ba2/BB+         7,000       1.8%         252,000        36.00            2.3%     9/30/2013
Champps Restaurant                NR/NR/NR          8,500       2.2%         242,570        28.54            2.3%     8/31/2018
Talbots/Talbots Petite            NR/NR/NR          6,519       1.7%         228,165        35.00            2.1%     8/31/2013
Rio Grande Cafe                   NR/NR/NR          7,766       2.0%         221,400        28.51            2.1%     1/31/2023
Ann Taylor                        NR/NR/NR          5,200       1.4%         208,000        40.00            1.9%     1/31/2014
Brio Tuscan Grille                NR/NR/NR          7,805       2.0%         195,125        25.00            1.8%     8/31/2018
                                                ---------------------------------------------------------------------
TOTAL LARGEST TENANTS                              77,640      20.3%       2,568,962        33.09           23.9%
Remaining Owned Tenants                           294,257      76.9%       8,190,164        27.83           76.1%
Vacant Spaces (Owned Space)                        10,739       2.8%
                                                ---------------------------------------------------------------------
TOTAL ALL OWNED TENANTS                           382,636     100.0%    $ 10,759,126       $28.93          100.0%
---------------------------------------------------------------------------------------------------------------------------------

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover schedule at the Stony Point Fashion Park Property:

                         LEASE EXPIRATION SCHEDULE(1)(2)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                 % OF TOTAL      ANNUALIZED
                                                             CUMULATIVE        ANNUALIZED        ANNUALIZED     UNDERWRITTEN
                               EXPIRING         % OF          OF TOTAL        UNDERWRITTEN      UNDERWRITTEN      BASE RENT
  YEAR ENDING DECEMBER 31,       NRSF        TOTAL NRSF         NRSF           BASE RENT          BASE RENT      (PER NRSF)
-------------------------------------------------------------------------------------------------------------------------------
2004 (Includes MTM)                   0        0.0%             0.0%         $         0            0.0%              $0.00
2005                                  0        0.0%             0.0%                   0            0.0%               0.00
2006                                  0        0.0%             0.0%                   0            0.0%               0.00
2007                              2,109        0.6%             0.6%              80,000            0.7%              37.93
2008                              2,803        0.7%             1.3%             357,247            3.3%             127.45
2009                              2,350        0.6%             1.9%             275,000            2.6%             117.02
2010                              7,085        1.9%             3.7%             357,434            3.3%              50.45
2011                              4,289        1.1%             4.9%             187,257            1.7%              43.66
2012                              5,335        1.4%             6.3%             210,575            2.0%              39.47
2013                            122,999       32.1%            38.4%           4,238,879           39.4%              34.46
2014 & Thereafter               224,927       58.8%            97.2%           5,052,734           47.0%              22.46
Vacant                           10,739        2.8%           100.0%                   0            0.0%               0.00
                               ------------------------------------------------------------------------------------------------
TOTAL                           382,636      100.0%           100.0%         $10,759,126          100.0%             $28.93
-------------------------------------------------------------------------------------------------------------------------------

(1)  Landlord owned only.

(2)  Calculated based on approximate square footage occupied by each tenant.

     o THE BORROWER. The borrower, Stony Point Fashion Park Associates, L.L.C., is a single-asset, special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Stony Point Fashion Park Loan. The Taubman Realty Group Limited Partnership guaranteed the non-recourse carve-outs of the Stony Point Fashion Park Loan.

     o ESCROWS. The loan documents provide during an event of default or a Stony Point Escrow Period for certain escrows of real estate taxes, insurance, leasing reserves and capital improvements. Additionally, at origination the borrower deposited $4,668,988 into an




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         unfunded obligations reserve in respect of certain future obligations of the borrower under tenant leases. A "STONY POINT ESCROW Period" means the period commencing on the date that the actual net operating income of the Stony Point Fashion Park Property for the four calendar quarters most recently ended of the Stony Point Fashion Park Property for is less than 85% of the net operating income at origination, as measured quarterly until the net operating income for the Stony Point Fashion Park Property for the four calendar quarters most recently ended is at least 85% of the net operating income at origination for two consecutive quarters.

     o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled sweep account. The loan documents also require that all cash revenue received by the borrower or the property manager be deposited into the lender-controlled sweep account within one business day after receipt, other than certain amounts in respect of kiosk rents. Unless an event of default or Stony Point Escrow Period is continuing, on each business day any amounts in the lender-controlled sweep account are swept to an account specified by the borrower. During the continuance of an event of default or any Stony Point Escrow Period, once each week any amounts in the lender-controlled sweep account are swept to a lender-controlled cash management account. During the continuance of an event of default or a Stony Point Escrow Period, all amounts remaining in the lender-controlled cash management account after payment of the monthly debt service, all required reserves as described above and any other amounts due under the Stony Point Fashion Park Loan will be remitted to an account designated by the borrower, unless an event of default is ongoing. After the occurrence and during the continuation of an event of default, the borrower will have no rights to any money in the lender-controlled sweep account or the lender-controlled cash management account and the lender may apply any amounts on deposit in such accounts to the amounts due under the Stony Point Fashion Park Loan as it determines.

     o PROPERTY MANAGEMENT. The Stony Point Fashion Park Property is managed by the Taubman Company LLC, and affiliate of the borrower, pursuant to a management agreement. The management agreement has an initial term of five years (ending September 2008) with continuous automatic one-year renewal terms. The lender may require the replacement of the property manager (i) if an event of default has occurred and the lender has accelerated the loan or (ii) if the manager becomes insolvent. The management fee is 4%, based upon rent, common area charges and other income.

     o   MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

     o TERRORISM INSURANCE. The borrower is required to maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under the loan documents for comprehensive all risk insurance and business income insurance at all times during the term of the Stony Point Fashion Park Loan; provided, however, (A) the borrower may maintain such coverage through a blanket policy with a required deductible not in excess of $500,000 (the "STONY POINT REQUIRED TERRORISM DEDUCTIBLE") or such higher deductible if the borrower provides the lender a letter of credit in an amount equal to the difference between the actual deductible and the Stony Point Required Terrorism Deductible, which letter of credit may be drawn upon by the lender upon the occurrence of a casualty to pay such amounts that would have been paid by the issuer of the policies if the Stony Point Required Terrorism Deductible had been maintained and (B) the borrower shall only be required to maintain such amount of coverage as may be obtained at a cost equal to (1) for the first four (4) years after June 10, 2005, one hundred and fifty percent (150%) of the cost of the coverage required as of the date of origination (i.e., $150,000) and
         (2) commencing June 10, 2010, two hundred percent (200%) of the cost of the coverage required as of the date of origination (i.e., $200,000). See "Risk Factors--Property Insurance" in the prospectus supplement.

     o ADDITIONAL COLLATERAL. The City of Richmond paid the borrower's predecessor in interest $13,500,000 for title to certain parking areas located near the Stony Point Fashion Park Property (the "STONY POINT FASHION PARK PARKING AREA"). On the fifth anniversary of the opening of the Stony Point Fashion Park Property, the borrower, or another creditworthy entity, is required to post an irrevocable letter of credit in favor of the City of Richmond in the amount that $15,269,650 exceeds the total amount of taxes collected by the City of Richmond from the Stony Point Fashion Park Property. Each year thereafter, the letter of credit shall be (i) reduced by the amount of taxes collected by the City of Richmond in respect of the Stony Point Fashion Park Property and (ii) increased by an amount equal to an interest rate times the amount of the letter of credit. On the tenth anniversary of the opening of the Stony Point Fashion Park Property, the borrower must either (i) pay the amount of the letter of credit or (ii) the City of Richmond shall have the right to draw on the letter of credit. After the tenth anniversary of the opening of the Stony Point Fashion Park Property, the borrower has an option to repurchase the Stony Point Fashion Park Parking Area from the City of Richmond for an amount equal to 50% of the increase in the fair market value of the Stony Point Fashion Park Parking Area. Pursuant to a reciprocal easement agreement Dillard's can require the borrower to exercise this repurchase option and convey a portion of the Stony Point Fashion Park Parking Area to Dillard's at no cost to Dillard's.



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--------------------------------------------------------
                 PROPERTY INFORMATION

Number of Mortgaged Real Properties                   1
Location (City/State)                New York, New York
Property Type                                    Office
Size (sf)                                       357,139
Percentage Occupancy as of May 18, 2004           98.3%
Year Built / Renovated                      1930 / 2004
Appraisal Value                            $124,000,000
Underwritten Occupancy                            94.0%
Underwritten Revenues                       $15,016,235
Underwritten Total Expenses                  $5,214,691
Underwritten Net Operating Income (NOI)      $9,801,544
Underwritten Net Cash Flow (NCF)             $9,217,097
--------------------------------------------------------

----------------------------------------------------------
               MORTGAGE LOAN INFORMATION
Originator                                           GCFP
Cut-off Date Principal Balance                $97,839,965
Cut-off Date Principal Balance PSF/Unit           $273.95
Percentage of Initial Mortgage Pool Balance         3.76%
Number of Mortgage Loans                                1
Type of Security                               Fee Simple
Mortgage Rate                                     6.4988%
Original Term to Maturity (Months)                    120
Original Amortization Term (Months)                   360
Cut-off Date LTV Ratio                              78.9%
LTV Ratio at Maturity                               68.0%
Underwritten DSCR on NOI                             1.32
Underwritten DSCR on NCF                             1.24
----------------------------------------------------------

     o THE LOAN. The mortgage loan (the "1410 BROADWAY LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the office building located at 1410 Broadway, New York, New York (the "1410 BROADWAY PROPERTY"). The 1410 Broadway Loan represents approximately 3.76% of the initial mortgage pool balance. The 1410 Broadway Loan was originated on May 25, 2004, had an original principal balance of $98,000,000 and a principal balance as of the cut-off date of $97,839,965, and an interest rate of 6.4988%. The DSCR and LTV on the 1410 Broadway Loan are 1.24x and 78.9%, respectively. The proceeds of the 1410 Broadway Loan were used to refinance an existing loan.

         The 1410 Broadway Loan had an initial term of 120 months and has a remaining term of 118 months. The 1410 Broadway Loan amortizes based on a 360-month schedule, with required monthly payments of $619,346.10. The scheduled maturity date is June 1, 2014. Voluntary prepayment of the 1410 Broadway Loan is prohibited until April 1, 2014 and permitted thereafter without penalty. Defeasance with United States government securities is permitted after the second anniversary of the securitization closing date.

     o THE PROPERTY. The 1410 Broadway Property is a pre-war 33-story multi-tenant office building containing a total of 357,139 square feet that is located on the southeast corner of Broadway and West 39th Street in New York City, New York. The 1410 Broadway Property was built in 1930 and has undergone significant renovation over the years. The building is located three blocks south of Times Square with northern exposure along 39th Street and maintains a wedding-cake setback design that begins to recede above the 19th floor. The average floor plates are between 12,000 and 13,000 sf between floors 2 and 20 and between 4,000 sf and 10,000 sf on the highest floors. The building has lobby entrances on Broadway and 39th Street. The building houses seven passenger elevators (two elevator banks) and four freight elevators. The area surrounding the 1410 Broadway Property has amenities including restaurants, hotels, shows and entertainment. Additionally, the building has access to public transportation via the west side subway lines, the 42nd Street subway shuttle, cross-town buses and is in walking distance to both Penn Station and Grand Central Station.

         As of May 18, 2004, the 1410 Broadway Property was 98.3% leased and has maintained occupancy levels of greater than 95% over the past ten years. Floor plates are easily divisible to accommodate whole floor users or as many as six tenant spaces. Whole floor use is more prominent on the upper, smaller floors. The building's corner location offers lower floor tenants northern and western exposures with upper floors benefiting from 270 degree views.




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     The following table presents certain information relating to the major tenants at the 1410 Broadway Property:

------------------------------------------------------------------------------------------------------------------------------
                                                                          % OF TOTAL    ANNUALIZED
                                                           ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                   TENANT                 UNDERWRITTEN   UNDERWRITTEN   BASE RENT
          TENANT NAME               NRSF      % OF NRSF   BASE RENT ($)   BASE RENT     ($ PER SF)       LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------
Golden Touch Imports, Inc.          26,488       7.4%       $709,106         5.5%         $26.77            9/30/2008
A.K.N.Y. Inc                        15,750       4.4%        682,980         5.3%          43.36     7/31/2006 & 4/30/2008(1)
Cross Border Exchange               15,742       4.4%        613,939         4.8%          39.00            10/31/2010
Crystal Kobe, Ltd.                  17,921       5.0%        563,998         4.4%          31.47     8/31/2007 & 8/31/2010(2)
The Men's Wearhouse                 14,890       4.2%        557,080         4.3%          37.41            1/31/2011
Marisa Christina Apparel Inc.       13,581       3.8%        475,335         3.7%          35.00            10/31/2013
TOTAL LARGEST TENANTS              104,372      29.2%      3,602,438        28.0%          34.52
Remaining Tenants                  246,718      69.1%      9,286,079        72.0%          37.64
Vacant Space                         6,049       1.7%
                                 -------------------------------------------------------------------
TOTAL ALL TENANTS                  357,139     100.0%     $12,888,517      100.0%         $36.09
------------------------------------------------------------------------------------------------------------------------------

(1) A.K.N.Y. Inc. occupies 13,244 sf under a lease expiring in 2006 and 2,506 sf under a lease expiring in 2008.

(2) Crystal Kobe, Ltd. occupies 9,000 sf under a lease expiring in 2007 and 8,921 sf under a lease expiring in 2010.

     The following table presents certain information relating to the lease rollover schedule at the 1410 Broadway Property:


                          LEASE EXPIRATION SCHEDULE(1)

------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL        ANNUALIZED
                                                                       ANNUALIZED       ANNUALIZED       UNDERWRITTEN
                            EXPIRING      % OF        CUMULATIVE      UNDERWRITTEN     UNDERWRITTEN       BASE RENT
 YEAR ENDING DECEMBER 31,     NRSF     TOTAL NRSF   OF TOTAL NRSF     TOTAL RENT(1)     TOTAL RENT        (PER NRSF)
------------------------------------------------------------------------------------------------------------------------
2004                          19,360        5.4%         5.4%             898,115          7.0%              46.39(2)
2005                          27,552        7.7%        13.1%             933,814          7.2%              33.89
2006                          42,232       11.8%        25.0%           1,593,094         12.4%              37.72
2007                          32,445        9.1%        34.0%           1,176,375          9.1%              36.26
2008                          61,941       17.3%        51.4%           2,077,367         16.1%              33.54
2009                          13,400        3.8%        55.1%             478,880          3.7%              35.74
2010                          47,368       13.3%        68.4%           1,605,706         12.5%              33.90
2011                          64,051       17.9%        86.3%           2,538,630         19.7%              39.63
2012                          13,554        3.8%        90.1%             487,925          3.8%              36.00
2013                          27,057        7.6%        97.7%           1,078,810          8.4%              39.87
2014 Thereafter                2,130        0.6%        98.3%              19,801          0.2%               0.00
Vacant                         6,049        1.7%       100.0%
                           ---------------------------------------------------------------------------------------------
TOTAL                        357,139      100.0%                       12,888,517        100.0%             $36.09
------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Includes 1,265 sf retail space at $150 psf.

     o THE BORROWER. The borrower is L. Charney 1410 Broadway, LLC, a single-asset, bankruptcy-remote entity with an independent director. Legal counsel to the lender delivered a non-consolidation opinion in connection with the origination of the 1410 Broadway Loan. The borrower is directly and indirectly owned by and controlled by Leon H. Charney. Mr. Charney guaranteed the non-recourse carveouts of the 1410 Broadway Loan. In connection with such guarantee, Mr. Charney is required to maintain $25,000,000 in net worth and $5,000,000 in liquidity. Mr. Charney is a New York based attorney and real estate investor who has invested in New York City commercial real estate since 1980. The 1410 Broadway Property was purchased from Harry Helmsley in 1984. The majority of Mr. Charney's buildings have been located within the Garment District in New York and he has significant experience owning and managing buildings in this area and has long-standing relationships with various garment district tenants. The borrower is affiliated with the borrowers under the mortgage loan identified herein and in Annex C to the prospectus supplement as 1441 Broadway, which mortgage loan is also an asset of the trust.

     o ESCROWS. The loan documents provide for certain escrows for real estate taxes and insurance premiums. The borrower deposited $390,579 into a reserve for immediate repairs. Additionally, the loan documents require the borrower to make monthly payments totaling $89,285 per year for replacement reserves on each monthly payment date on which less than $275,000 is then on deposit in the replacement reserve and $464,281 per year for tenant improvements and leasing commissions on each monthly payment date on




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         which less than $1,800,000 is then on deposit in the tenant improvements and leasing commission reserve. The borrower is also required to deposit any lease termination payments and security deposits applied or other payments received on account of lease defaults or lease terminations into a rollover reserve.

     o LOCK BOX AND CASH MANAGEMENT. The loan requires a soft lock box, which is already in place. The loan documents require that all rents received by the borrower or the property manager be deposited into a lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day after receipt. Unless a 1410 Broadway Cash Trap Period is in effect, any amounts in the lender controlled account are swept on daily basis into the borrower's operating account. A "1410 BROADWAY CASH TRAP PERIOD" means any period during which (i) an event of default (as defined in the loan documents) is continuing, until such event of default is cured or (ii) the DSCR (based on actual net cash flow) as of the end of any calendar quarter is less than 1.05x, until the DSCR minimum threshold has been achieved for two consecutive calendar quarters. During a 1410 Broadway Cash Trap Period, all cash in the lender controlled account (after payment of debt service, required reserves and approved operating expenses) are to be deposited into a lender controlled cash collateral account and held as additional collateral for the 1410 Broadway Loan.

     o PROPERTY MANAGEMENT. L.H. Charney Associates, Inc., an affiliate of the borrower, is the property manager for the 1410 Broadway Property. The lender may replace the property manager (i) if an event of default is continuing under the 1410 Broadway Loan, (ii) if the manager is in material default under the management agreement or (iii) upon the gross negligence, malfeasance or willful misconduct of the manager. The annual management fee is 4% of gross receipts, provided that during a 1410 Broadway Cash Trap Period, the annual management fee is capped at 2% of gross receipts. Leasing commissions are payable separately based on a fixed schedule.

     o   MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

      o TERRORISM INSURANCE. The 1410 Broadway Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the 1410 Broadway Property, provided that such coverage is available. In the event that terrorism coverage is not included as part of the "all risk" property policy, the borrower will be required to purchase terrorism insurance at a cost up to the Terrorism Premium Cap (as defined below). If the insurance premiums for such policy exceed the Terrorism Premium Cap, the lender may, at its option (1) purchase such terrorism insurance policy, and require that the borrower pay the portion of the premiums equal to the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such policy to the Terrorism Premium Cap. As used herein, "TERRORISM PREMIUM CAP" means an amount which is equal to 150% of the aggregate amount insurance premiums paid for physical hazard insurance for the last policy year in which coverage for terrorism was included as part of the "all risk" property policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors--Property Insurance" in the prospectus supplement.



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------------------------------------------------------------
                   PROPERTY INFORMATION
Number of Mortgaged Real Properties                       1
Location (City/State)                       Destin, Florida
Property Type                                        Retail
Size (sf)                                           480,150
Percentage Mall Shop Occupancy as of                  83.1%
Year Built                                             2003
Appraisal Value                                $107,000,000
Underwritten Occupancy                                95.0%
Underwritten Revenues                           $12,034,824
Underwritten Total Expenses                      $2,995,569
Underwritten Net Operating Income (NOI)          $9,039,255
Underwritten Net Cash Flow (NCF)                 $8,808,968

------------------------------------------------------------

---------------------------------------------------------
               MORTGAGE LOAN INFORMATION
Originator                                        Archon
Cut-off Date Principal Balance               $84,759,743
Cut-off Date Principal Balance PSF               $176.53
Percentage of Initial Mortgage Pool                3.25%
Number of Mortgage Loans                               1
Type of Security                              Fee Simple
Mortgage Rate                                     5.750%
Original Term to Maturity (Months)                   120
Original Amortization Term (Months)                  360
Cut-off Date LTV Ratio                            79.21%
LTV Ratio at Maturity                             66.87%
Underwritten DSCR on NOI                            1.52
Underwritten DSCR on NCF                            1.48
---------------------------------------------------------

     o THE LOAN. The mortgage loan (the "DESTIN COMMONS LOAN") is evidenced by a promissory note and is secured by a first mortgage encumbering a mixed-use lifestyle center located in Destin, Florida (the "DESTIN COMMONS PROPERTY"). The Destin Commons Loan represents approximately 3.25% of the initial mortgage pool balance. The Destin Commons Loan was originated on April 15, 2004 by Archon Financial, L.P., had an original principal balance of $85,000,000 and a principal balance as of the cut-off date of $84,759,743, and an interest rate of 5.750%. The Destin Commons Loan was used to refinance the construction debt on the Destin Commons Property.

     The Destin Commons Loan had an initial term of 120 months and has a remaining term of 117 months. The Destin Commons Loan requires monthly payments of interest and principal based on a 360-month amortization schedule. The scheduled maturity date is May 1, 2014. Voluntary prepayment of the Destin Commons Loan is prohibited until the payment date in February 2014 and permitted thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted any date after the earlier of the four years following the origination date of the Destin Commons Loan and the second anniversary of the securitization closing date.

     o THE PROPERTY. The Destin Commons property (the "DESTIN COMMONS PROPERTY") is a mixed-use lifestyle center with net leasable area of approximately 480,150 square feet. It is located in Destin, Florida (the Florida Panhandle) where the primary east/west thoroughfare for the area, Emerald Coast Parkway (US 98), meets the Mid Bay Bridge Road (SR 293), which provides a four-lane toll causeway back to the mainland. The Destin Commons Property encompasses 195,195 square feet of retail anchor space, 215,008 square feet of retail in-line space, and 69,947 square feet of office space. The office component is located on the second floors of the buildings that have two stories.

     Destin Commons was built and opened in November 2003 by Turnberry Associates, a group with experience in retail and other types of commercial real estate development, established in 1967.

     The top three anchor tenants are a 65,921 sf Belk's department store, a 50,000 sf Bass Pro Shop and a 64,725 sf, 14-screen stadium seating Rave Motion Pictures theater with annualized sales of $220 psf, $374 psf, and $489,431/screen, respectively.

     The tenant mix for the in-line space features mostly national or regional tenants such as Abercrombie and Fitch, Bombay Company, Brookstone, Finish Line, Joseph A. Banks, Limited Too, Talbots, Sharper Image, Victoria's Secret, Wet Seal and Yankee Candle. For in-line tenants with less than 10,000 square feet, annualized sales are $334 psf with occupancy costs, based on underwritten rent and recoveries, of approximately 13.6%.

     The Destin Commons Property is located in the Fort Walton Beach, FL MSA, where the 2002 average household income within a five mile radius was $73,510 and the population is approximately 13,221. The Destin/Ft. Walton Beach area forms the nucleus of a region that has a population of 219,495 residents within a 30-mile radius, of which approximately 145,678 live within 20 miles of the Destin Commons Property. In addition, Okaloosa County, in which Destin is located, enjoys 5.4 million visitors annually due to its close proximity to many metropolitan areas in the southeastern United States.

GSMS 2004-GG2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - DESTIN COMMONS
--------------------------------------------------------------------------------

     o MAJOR TENANT SUMMARY. The following table shows certain information regarding the major tenants of the Destin Commons Property:


         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

------------------------------------------------------------------------------------------------------------------------------
                                                                         ANNUALIZED    % OF TOTAL     ANNUALIZED
                               CREDIT RATING                            UNDERWRITTEN   ANNUALIZED    UNDERWRITTEN
                              (FITCH/MOODY'S/   TENANT        % OF       BASE RENT    UNDERWRITTEN    BASE RENT        LEASE
        TENANT NAME                S&P)           NRSF        NRSF          (1)           RENT          (PSF)       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------
Master Lease(2)                  NR/NR/NR          87,750     18.3%      $2,307,815       22.9%         $26.30       4/12/2009
Rave Motion Pictures             NR/NR/NR          64,725     13.5%       1,220,066       12.1%          18.85       12/1/2023
Bass Pro Shops                   NR/NR/NR          50,000     10.5%         400,000        4.0%           8.00        8/1/2018
Belk Resort Store                NR/NR/NR          65,921     13.7%         247,204        2.5%           3.75       11/1/2023
Books-a-Million                  NR/NR/NR          14,549      3.0%         210,961        2.1%          14.50        2/1/2014
Hard Rock Cafe                   NR/NR/NR           6,372      1.3%         210,021        2.1%          32.96        7/1/2014
Abercrombie and Fitch            NR/NR/NR           8,014      1.7%         200,350        2.0%          25.00       11/1/2013
Bluepoint Oyster                 NR/NR/NR           6,021      1.3%         183,641        1.8%          30.50        3/1/2014
Hollister                        NR/NR/NR           6,563      1.4%         164,075        1.6%          25.00       11/1/2013
Bluegreen Resorts/2 kiosks       NR/NR/NR           2,469      0.5%         162,415        1.6%          65.78        2/1/2014
                                                ------------------------------------------------------------------
TOTAL LARGEST TENANTS                             312,384     65.1%       5,306,547       52.6%         $16.99
Remaining Tenants                                 167,766     34.9%       4,775,812       47.4%         $28.47
Vacant                                                  0      0.0%               0        0.0%
                                                ------------------------------------------------------------------
TOTAL ALL TENANTS                                 480,150    100.0%     $10,082,359      100.0%
------------------------------------------------------------------------------------------------------------------------------

(1) The Annualized U/W Base Rent shown for the Master Lease differs from the actual Master Lease as it reflects actual signed leases as of June 2, 2004, for tenants not yet in occupancy and anticipated market rental rates for each tenant site.

(2) Master Lease comprised of 50,522 square feet for office space and 37,228 square feet of retail space. Master Lease has a blended U/W Base Rent (PSF) of $26.30 with $21.00 for office space and $33.49 retail space. Annualized U/W Base Rent for the Master Lease is $2,307,815 comprised of $1,060,962 for the office space and $1,246,853 for the retail space.

     o LEASE EXPIRATION. The following table shows the lease expiration schedule for the Destin Commons Property:

                          LEASE EXPIRATION SCHEDULE(1)

------------------------------------------------------------------------------------------------------------------------------
                                                                                                 % OF TOTAL       ANNUALIZED
                                                                               ANNUALIZED        ANNUALIZED      UNDERWRITTEN
                               EXPIRING       % OF         CUMULATIVE         UNDERWRITTEN      UNDERWRITTEN    BASE RENT (PER
  YEAR ENDING DECEMBER 31,       NRSF      TOTAL NRSF     OF TOTAL NRSF        BASE RENT          BASE RENT         NRSF)
------------------------------------------------------------------------------------------------------------------------------
2004                                 0         0.0%            0.0%           $        0             0.0%             $   0.00
2005                                 0         0.0%            0.0%                    0             0.0%                 0.00
2006                                 0         0.0%            0.0%                    0             0.0%                 0.00
2007                                 9         0.0%            0.0%               30,000             0.3%             3,333.33
2008                             4,956         1.0%            1.0%              155,265             1.5%                31.33
2009(2)                        101,910        21.2%           22.3%            2,682,826            26.6%                26.33
2010                             4,192         0.9%           23.1%              116,250             1.2%                27.73
2011                                 0         0.0%           23.1%                    0             0.0%                 0.00
2012                                 0         0.0%           23.1%                    0             0.0%                 0.00
2013                            72,166        15.0%           38.2%            2,071,180            20.5%                28.70
2014 & Thereafter              296,917        61.8%          100.0%            5,026,838            49.9%                16.93
Vacant                               0         0.0%            0.0%                    0             0.0%                 0.00
                             --------------------------------------------------------------------------------------------------
 TOTAL                         480,150       100.0%         100.0%            $10,082,359          100.0%             $  21.00
------------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on approximate square footage occupied by each tenant.

(2) Includes 87,750 SF of Master Lease comprised of 50,522 square feet for office space and 37,228 square feet of retail space. Master Lease has a blended U/W Base Rent (PSF) of $26.30 with $21.00 for office space and $33.49 retail space. Annualized U/W Base Rent for the Master Lease is $2,307,815 comprised of $1,060,962 for the office space and $1,246,853 for the retail space.

GSMS 2004-GG2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - DESTIN COMMONS
--------------------------------------------------------------------------------

     o THE BORROWER. The borrower is Destin Commons, Ltd., a single-purpose, single-asset limited partnership with a general partner that has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Destin Commons Loan. The general partner of the borrower is Emerald Mall, LLC, which is indirectly controlled by Emerald Mall 2004, Inc. Jeffery Soffer and Jacquelyn Soffer are the guarantors of the non-recourse carve-outs of the Destin Commons Loan.

     o ESCROWS. The borrower is required to deposit $4,007 monthly into a replacement reserve account (unless and until such time as $80,000 is on deposit therein) for replacements and repairs required to be made to the Destin Commons Property. Additionally at origination the borrower deposited $3,054,630 into a master lease reserve account in respect of the master lease as described below under "Master Lease". In addition, the borrower deposited $7,012,050 into a holdback escrow in respect of certain holdbacks required by lender in respect of rental concessions granted to certain tenants of the property and outstanding tenant improvement liabilities of the borrower.

     o   LOCK BOX AND CASH MANAGEMENT. None.

     o PROPERTY MANAGEMENT. Turnberry Development, LLC is the property manager for the Destin Commons Property (the "DESTIN COMMONS PROPERTY MANAGER") and is an affiliate of the borrower. The lender may replace the manager of the Destin Commons Property if: (i) an event of default has occurred and is continuing; (ii) a receiver is appointed with respect to the Destin Commons Property; or (iii) the lender acquires title to the Destin Commons Property through foreclosure, deed-in-lieu of foreclosure or the exercise of any other remedy. The Destin Commons Property Manager is entitled to management fees equal to 3% of the gross receipts from the operation of the Destin Commons Property which includes but is not limited to (i) all gross rents actually collected;
         (ii) all gross amounts collected from licenses and concessionaires; and
         (iii) receipts from the operations of any parking garages serving the Destin Commons Property.

     o MEZZANINE OR SUBORDINATE INDEBTEDNESS. The borrower has unsecured debt in connection with the acquisition property evidenced by a promissory note dated February 14, 2002, in favor of Emerald Coast Corner, Ltd, who was the seller of the property and is an affiliate of the borrower. At origination, the borrower represented that this unsecured debt (i) had an aggregate outstanding principal balance of $8,191,627 as of origination, (ii) by its terms does not accrue any interest earlier than August 14, 2010, and thereafter accrues simple interest at the rate of 8% per annum, (iii) by its terms provides for payments on such note prior to maturity if and only to the extent that net cash flow generated from the mortgaged property is available, and (iv) by its terms does not require the repayment of any of the outstanding principal balance earlier than February 14, 2032. There is a subordination and standstill agreement in place between the borrower, Archon Financial L.P. and Emerald Coast Corner, Ltd under which Emerald Coast Corner, Ltd acknowledges and agrees that its loan is subordinate to the Destin Commons Loan and further provides, among other things, that it will not file or record any security interest in any part of the Destin Commons Property, accelerate its loan, or take any action to enforce its rights under its loan until the earlier of (i) ninety-one
         (91) days following the satisfaction in full of the Destin Commons Loan and (ii) ninety-one (91) days following the acquisition of the Destin Commons Loan.

     o MASTER LEASE. The borrower has entered into a master lease with respect to 116,972 square feet (65,315 square feet of retail space and 51,657 square feet of office space) with Shopping Center Management d/b/a Turnberry Associates. No more frequently than one time per month, the borrower is entitled to disbursements from the master lease escrow fund in an amount based on the square feet leased and the rent per square foot for leases of the retail and office space covered by the master lease; provided that the leases are for a term of at least 5 years, are acceptable to the lender in its sole discretion and are for base rental amounts of $30.16 per square foot for retail space and $21.00 per square foot for office space. The master lease may be terminated in respect of the retail space by the borrower in the event that the borrower leases sufficient square feet of retail space to generate aggregate annual rentals in excess of $1,969,833. The master lease may be terminated in respect of the office space by the borrower in the event that the borrower leases sufficient square feet of retail space to generate aggregate annual rentals in excess of $1,084,797.

     o TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance.

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

























                                [PHOTO OMITTED]

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

























                                 [MAP OMITTED]

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

--------------------------------------------------------
                 PROPERTY INFORMATION
Number of Mortgaged Real Properties                   1
Location (City/State)                New York, New York
Property Type                                    Office
Size (SF)                                     2,941,646
Percentage Occupancy as of
  February 28, 2004 (1)                           90.0%
Year Built/Renovated                          1932/2004
Appraisal Value                            $800,000,000
Underwritten Occupancy                            92.8%
Underwritten Revenues                      $109,419,139
Underwritten Total Expenses                 $45,240,912
Underwritten Net Operating Income (NOI)     $64,178,227
Underwritten Net Cash Flow (NCF)            $63,589,878


--------------------------------------------------------

----------------------------------------------------------
                MORTGAGE LOAN INFORMATION
Originator                                           GCFP
Cut-off Date Principal Balance                $80,000,000
Cut-off Date Principal Balance PSF                $152.98
Percentage of Initial Mortgage Pool Balance         3.07%
Number of Mortgage Loans                                1
Type of Security                               Fee Simple
Mortgage Rate                                     5.4967%
Original Term to Maturity (Months)                    120
Original Amortization Term (Months)            24 IO; 360
                                               thereafter
Cut-off Date LTV Ratio                              56.3%
LTV Ratio at Maturity                               49.4%
Underwritten DSCR on NOI(2)                          2.10
Underwritten DSCR on NCF(2)                          2.08
Shadow Ratings(3)                         "A+"/"Baa2"/"A"
----------------------------------------------------------

(1) In April, the City of New York vacated 148,615 sf as part of a citywide agency consolidation to Brooklyn and lower Manhattan dropping the leased rate to 85%. A new lease for 82,736 sf has been signed by Nike and a lease for 94,559 sf to WebMD has been fully negotiated, received lender approval and is out for final signature. The additional 177,295 sf will bring the leased rate to approximately 91%.

(2) Calculations are based on the 111 Eighth Avenue Loan and the 111 Eighth Avenue Pari Passu Companion Loans.

(3) S&P, Moody's and Fitch have confirmed that the 111 Eighth Avenue Trust Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A+" by S&P, "Baa2" by Moody's and "A" by Fitch.

     o THE LOAN. The mortgage loan (the "111 EIGHTH AVENUE LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the Class B office building located at 111 Eighth Avenue, New York, New York (the "111 EIGHTH AVENUE PROPERTY"). The 111 Eighth Avenue Loan represents approximately 3.07% of the initial mortgage pool balance. The 111 Eighth Avenue Loan was originated on March 4, 2004, has an original principal balance and a principal balance as of the cut-off date of $80,000,000, and an interest rate of 5.4967333333%.

         The 111 Eighth Avenue Loan is a pari passu interest in the senior portion of a whole mortgage loan (the "111 EIGHTH AVENUE WHOLE LOAN") comprised of nine mortgage loans totaling $500,000,000. The other mortgage loans secured by the 111 Eighth Avenue Property include (i) six pari passu companion loans (the "111 EIGHTH AVENUE PARI PASSU COMPANION LOANS"), with an aggregate principal balance as of the cut off date of $370,000,000 and an interest rate of 5.4967333333%, which loans are pari passu with the 111 Eighth Avenue Loan and (ii) two subordinate companion loans (the "111 EIGHTH AVENUE SUBORDINATE COMPANION LOANS"), with an aggregate principal balance as of the cut-off date of $50,000,00 and an interest rate of 6.6434%, which loans are subordinate to the 111 Eighth Avenue Loan and the 111 Eighth Avenue Pari Passu Companion Loans. The 111 Eighth Avenue Subordinate Companion Loans provide credit support for the 111 Eighth Avenue Loan and the 111 Eighth Avenue Pari Passu Companion Loans.

         The 111 Eighth Avenue Loan is represented by Note A-1B. The 111 Eighth Avenue Pari Passu Companion Loans consist of the following 6 pari passu notes, with an aggregate original principal balance of $370,000,000:

         o Note A-1A, in the original principal amount of $149,500,000, which was deposited by GCFP into a prior securitization (GCCFC 2004 GG1).

         o Note A-2A, in the original principal amount of $75,000,000, which was assigned (together with four other 111 Eighth Avenue Pari Passu Companion Loans) to Morgan Stanley Mortgage Capital, Inc. ("MSMC") at the time of the closing of the 111 Eighth Avenue Whole Loan, is held currently held by MSMC. It is anticipated that MSMC will deposit this loan into a future securitization;

         o Note A-2B, in the original principal amount of $60,000,000, which was deposited by MSMC into a prior securitization (MSC 2004 IQ7);

         o Note A-2C, Note A-2D and Note A-2E, in the aggregate original principal amount of $85,500,000, which are being deposited by MSMC into a current securitization (GMAC 2004 C2);

         The 111 Eighth Avenue Subordinate Companion Loans consist of the following two notes, with an aggregate original principal balance of $50,000,000:

GSMS 2004-GG2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 111 EIGHTH AVENUE
--------------------------------------------------------------------------------

         o Note B1, in the original principal amount of $25,000,000, which was deposited by GCFP into a prior securitization (GCCFC 2004
              GG1); and

         o Note B2, in the original principal amount of $25,000,000, which was sold to Bayerische Landesbank.

         None of the 111 Eighth Avenue Pari Passu Companion Loans or the 111 Eighth Avenue Subordinate Companion Loan are assets of the trust.

         The loans comprising the 111 Eighth Avenue Whole Loan are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--The Whole Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement for the Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-GG1. The DSCR and LTV on the 111 Eighth Avenue Loan, together with the 111 Eighth Avenue Pari Passu Companion Loans, are 2.08x and 56.25%, respectively, and the DSCR and LTV on the 111 Eighth Avenue Whole Loan are 1.84x and 62.5%, respectively.

         The 111 Eighth Avenue Loan had an initial term of 120 months and has a remaining term of 116 months. The 111 Eighth Avenue Loan requires payment of interest-only for the first 24 months and amortizes thereafter based on a 360-month amortization schedule, with required payments of $452,193.99 beginning May 1, 2006. The scheduled maturity date is April 1, 2014. Voluntary prepayment of the 111 Eighth Avenue Whole Loan is prohibited until January 1, 2014 and permitted thereafter without penalty. Defeasance with United States government securities is permitted from the earlier of (i) March 1, 2007 and (ii) the date that is two years after the closing date of the last securitization of any portion of the 111 Eighth Avenue Whole Loan.

     o THE PROPERTY. The 111 Eighth Avenue Property is a 17-story, 2,941,646 sf office building located in the Chelsea submarket of Manhattan, New York. It is the third-largest building in New York City and occupies an entire city block between 8th and 9th Avenues and 15th and 16th Streets. Originally constructed in 1932 as the headquarters of the Port Authority of New York, the building served as the Port Authority's headquarters until 1972, when the Port Authority moved to the then newly-completed World Trade Center. Upon its relocation, the Port Authority sold the building to the Sylvan Lawrence Family, who sold the property in 1998 to Taconic Investment Partners ("TACONIC"). Between 1998 and 2004, Taconic oversaw a $50 million renovation of the building, which positioned the 111 Eighth Avenue Property as one of the most "connected" building in New York City. The building is directly above the 9th Avenue fiber loop, which connects directly to the Trans-Atlantic cable. As such, it is home to 40 of the world's leading telecommunications providers, including some of the "mission critical" facilities that support the networks that these providers rely on for revenue. On-site parking for the building is available in a 342-space, basement level parking garage.

         As of February 28, 2004, the 111 Eighth Avenue Property was 90.0% leased to 60 tenants. In April, the City of New York vacated 148,615 square feet as part of a citywide agency consolidation to Brooklyn and lower Manhattan dropping the leased rate to 85%. A new lease for 82,736 sf has been signed by Nike and a lease for 94,559 sf to WebMD has been fully negotiated, received lender approval and are out for final signature. The additional 177,295 sf will bring the leased rate to approximately 91%. The three largest tenants based on net rentable square footage in the building are Sprint Communications, Inc. (occupies 251,287 sf), Wachovia/Prudential Securities (occupies 187,645 sf) and CT Corporation, a division of CCH Legal Information (occupies 165,635 sf). Sprint Corporation ("SPRINT") (rated "Baa3" by Moody's and "BBB-" by S&P) is the holding company for Sprint FON (NYSE: FON) and Sprint PCS (NYSE: PCS). During fiscal year ending December 2003, Sprint reported consolidated revenues of $26.19 billion. Prudential Securities, the original tenant, was acquired by Wachovia Securities LLC, effective July 2003. Prudential Securities (rated "A3" by Moody's and "A-" by S&P) has been in the building since 1994 and operates a pamphlet and prospectus publishing business from this location. CT Corporation provides statutory representation, business entity and UCC legal services to businesses and law firms. The lease to CT Corporation is guaranteed by Wolters Kluwer (rated "Baa1" by Moody's and "BBB+" by S&P).

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 111 EIGHTH AVENUE
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the 111 Eighth Avenue Property:

------------------------------------------------------------------------------------------------------------------------------
                                                                          % OF TOTAL    ANNUALIZED
                                                           ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                   TENANT                UNDERWRITTEN   UNDERWRITTEN   BASE RENT
          TENANT NAME               NRSF      % OF NRSF   BASE RENT ($)   BASE RENT     ($ PER SF)       LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------
Sprint Communications               251,287      8.5%      9,406,194        14.6%          37.43     1/1/2005 & 12/31/2014(1)
CCH Legal Information               165,635      5.6%      4,516,521         7.0%          27.27     8/31/2004 & 2/28/2019(2)
AboveNet                            123,792      4.2%      4,080,761         6.3%          32.96      6/30/2014 & 9/30/2014
Bank of New York                     75,260      2.6%      3,796,054         5.9%          50.44            9/30/2013
Deutsch Advertising                 137,349      4.7%      3,670,735         5.7%          26.73           12/31/2013 &
Barnes & Noble.com                   99,696      3.4%      2,781,282         4.3%          27.90            2/28/2015
TOTAL LARGEST TENANTS               853,019     29.0%     28,251,546        43.8%          33.12
Remaining Tenants                 1,793,725     61.0%     36,290,076        56.2%          20.23
Vacant Space                        294,902     10.0%
                                ------------------------------------------------------------------
TOTAL ALL TENANTS                 2,941,646    100.0%     64,541,622       100.0%          21.94
------------------------------------------------------------------------------------------------------------------------------

(1) Sprint Communications occupies 23,544 sf under a lease expiring in 2005 and 227,743 sf under a lease expiring in 2014.

(2) CCH Legal Information occupies 4,530 sf under a lease expiring in 2004 and 161,105 sf under a lease expiring in 2019.

(3) Deutsche Advertising occupies 17,995 sf under a lease expiring in 2013 and 119,354 sf under a lease expiring in 2014.

     The following table presents certain information relating to the lease rollover schedule at the 111 Eighth Avenue Property:


                          LEASE EXPIRATION SCHEDULE(1)

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                 % OF TOTAL       ANNUALIZED
                                                                               ANNUALIZED        ANNUALIZED      UNDERWRITTEN
                               EXPIRING       % OF         CUMULATIVE         UNDERWRITTEN      UNDERWRITTEN       BASE RENT
  YEAR ENDING DECEMBER 31,       NRSF      TOTAL NRSF     OF TOTAL NRSF       BASE RENT(1)      BASE RENT ($)     ($ PER SF)
---------------------------------------------------------------------------------------------------------------------------------
2004                           266,981         9.1%           9.1%           $5,914,189             9.2%             22.15
2005                            52,870         1.8%          10.9%            1,119,381             1.7%             21.17
2006                           197,242         6.7%          17.6%            2,355,008             3.6%             11.94
2007                            25,064         0.9%          18.4%              304,400             0.5%             12.14
2008                            79,268         2.7%          21.1%            1,936,358             3.0%             24.43
2009                           183,631         6.2%          27.4%            4,703,295             7.3%             25.61
2010                             2,308         0.1%          27.4%               87,418             0.1%             37.88
2011                           123,343         4.2%          31.6%            2,316,929             3.6%             18.78
2012                            12,322         0.4%          32.1%              486,855             0.8%             39.51
2013                           254,626         8.7%          40.7%            7,603,922            11.8%             29.86
2014  and thereafter          1,449,089       49.3%          90.0%           37,713,865            58.4%             17.42
Vacant                         294,902        10.0%         100.0%
                              ---------------------------------------------------------------------------------------------------
TOTAL                         2,941,646      100.0%                         $64,541,622           100.0%            $21.94
---------------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on approximate square footage occupied by each tenant.

     The 111 Eighth Avenue Property benefits from an Industrial and Commercial Incentive Program ("ICIP") tax exemption, valued at $18.9 million as of 2004, which the New York City Department of Finance granted in connection with Taconic's renovation of the 111 Eighth Avenue Property. This exemption continues through the 2007/2008 tax year and then will be gradually reduced to $0 by 2011/2012.

     o THE BORROWER. The borrower is 111 Chelsea Commerce LP, a single asset, special purpose, bankruptcy remote entity, whose general partner, Taconic GP Chelsea Holdings LLC, has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 111 Eighth Avenue Trust Loans. The sponsors of the borrower are: (i) Taconic (owning a 9% interest in the borrower), (ii) Jamestown, a Georgia general partnership ("JAMESTOWN") (owning a 70% interest in the borrower), and (iii) The New York State Common Retirement Fund ("NY RETIREMENT FUND") (owning a 21% interest in the borrower). There is no guarantor of the non-recourse carve-outs under the 111 Eighth Avenue Loan.

     Taconic specializes in acquisition, finance, asset management, property leasing, management, and real estate development. They have acquired and developed over 8 million square feet of Class A and Class B office properties in New York, Chicago, Washington, D.C.





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     and Atlanta. The principals of Taconic, Paul Pariser and Charles Bendit, founded the firm in 1997 after over twenty year careers in the New York City brokerage community, most recently as co-heads of Jones Lang Wooton's NY office.

     Jamestown was formed in 1983 as a real estate investment and management company specializing in high-quality commercial real estate. Jamestown provides real estate investment services in the United States, principally for German investors. Since its inception, Jamestown has formed or participated in more than twenty-four commercial real estate funds and, along with its partners, has acquired over $4 billion of assets with in excess of $1.9 billion in equity. Stephen Zoukis and Christoph Kahl are the principals of Jamestown.

     The NY Retirement Fund is the second largest public pension fund in the nation and represents almost one million member and beneficiaries. As of June 30, 2003, funds under management of the NY Retirement Fund were valued at approximately $105 billion, with approximately 3.1% ($3.3 billion) invested in real estate assets.

     o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance. At closing, the borrower deposited $500,000 in escrow to pay for required repairs at the 111 Eighth Avenue Property and $3,333,333 in escrow to pay for the final two payments to a former tenant at the 111 Eighth Avenue Property, as part of a lease termination agreement with the borrower. Additionally, the borrower is required to make monthly payments of $49,029 to pay for ongoing capital improvements to the 111 Eighth Avenue Property. At closing, the borrower deposited $29,596,526 for tenant improvements and leasing commissions ("GENERAL TI/LC"). In addition, the loan documents provide for additional TI/LC reserves ("SPECIAL TI/LC") in an amount equal to all excess cash after payment of debt service and monthly required reserves. The Special TI/LC reserves will be funded only in the event that (i) the DSCR (based on actual net cash flow and an assumed constant of 9.5%) at the 111 Eighth Avenue Property is less than 1.00x (and until the 111 Eighth Avenue Property has achieved a DSCR equal to or greater than 1.00x for 2 consecutive calendar quarters) and (ii) the amount on deposit in the General TI/LC reserve is less than $8,000,000. No Special TI/LC reserves are required at any time that the amount on deposit in the General TI/LC reserve is equal to or greater than $8,000,000.

     o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt. All funds from the lender-controlled account are transferred to the borrower's operating account, unless an event of default is continuing or deposits to the Special TI/LC are required. During the continuance of an event of default or if deposits for the Special TI/LC are required, funds in the lock box will be swept on a daily basis into an account controlled by the lender and applied to pay debt service, operating expenses, and any required reserves under the loan documents. Upon the occurrence and during the continuance of an event of default, lender may apply any sums then held pursuant to the cash management agreement to the payment of the debt.

     o PROPERTY MANAGEMENT. Taconic Management Company LLC (the "TACONIC MANAGER"), an affiliate of the borrower, is the property manager for the 111 Eighth Avenue Property. The lender may replace the property manager upon the occurrence and during the continuance of an event of default under the 111 Eighth Avenue Loan or in the event of the fraud or willful misconduct of the property manager. Thereafter, borrower may not enter into any agreement relating to the management of the 111 Eighth Avenue Property with any party without the express written consent of lender. The Taconic Manager performs all property management, construction management and leasing functions within the company owned portfolio which includes 450 Park Avenue in New York, NY, 600 West Chicago Avenue in Chicago, IL, and AtlantaXchange in downtown Atlanta, GA. The Taconic Manager's forty-person organization is headquartered within 111 Eighth Avenue. The current management fee is 3%, provided that if there is an event of default, management fees in excess of $1,000,000 will not be paid out of property revenues.

     o MEZZANINE OR SUBORDINATE INDEBTEDNESS. Other than the 111 Eighth Avenue Subordinate Companion Loans, mezzanine or subordinate indebtedness is not permitted.

     o OTHER ENCUMBRANCES. In connection with the syndication of limited partnership interests and non-managing member interests in upper-tier Jamestown entities, and as security for certain bridge loans made to those upper-tier Jamestown entities, the loan documents permit liens to be placed upon the right to receive subscription payments, capital contributions and other distributions of such limited partnership interests and non-managing member interests. The loan documents, however, prohibit the creation of any lien that would affect the control or management of the 111 Eighth Avenue borrower or its managing member and the foreclosure of such liens and do not grant the lien holder any intercreditor rights against the holders of the 111 Eighth Avenue Whole Loan.

     o TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the then replacement cost of the 111 Eighth Avenue Property. The 111 Eighth Avenue Property has terrorism coverage as part of its "all-risk" property insurance policy. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the borrower will, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) to the extent available, in an amount equal to the lesser of (a) $500,000,000 and (b) the amount that may be purchased for the Maximum Required Premium (hereinafter defined); provided, however, if the insurance premiums payable with respect to such insurance




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          coverage, exceed the Maximum Required Premium, the lender may, at its option (1) purchase the policy, with the borrower paying only the portion of the insurance premiums that equals the Maximum Required Premium and lender paying the excess or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to the policy to the Maximum Required Premium. As used herein, the "MAXIMUM REQUIRED PREMIUM" means an amount equal to the greater of (x) 25% of the aggregate insurance premiums payable with respect to all the property insurance coverage for the prior policy year and (y) $1,150,000. See "Risk Factors--Property Insurance" in the prospectus supplement.



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--------------------------------------------------------
                 PROPERTY INFORMATION

Number of Mortgaged Real Properties                   1
Location (City/State)             San Diego, California
Property Type                               Hospitality
Size (rooms)                                        966
Percentage Occupancy as of June 1, 2004           67.0%
Year Built / Year Renovated                 1953 / 2003
Appraisal Value                            $110,700,000
Underwritten Occupancy                            66.2%
Underwritten Revenues                       $42,822,296
Underwritten Total Expenses.                $32,454,858
Underwritten Net Operating Income (NOI)     $10,367,438
Underwritten Net Cash Flow (NCF)             $8,654,546
--------------------------------------------------------

----------------------------------------------------------
                MORTGAGE LOAN INFORMATION

Cut-off Date Principal Balance                $71,500,000
Cut-off Date Principal Balance PSF/Unit        $74,016.56
Percentage of Initial Mortgage Pool Balance         2.75%
Number of Mortgage Loans                                1
Type of Security                               Fee Simple
Mortgage Rate                                       6.36%
Original Term to Maturity / ARD (Months)              120
Original Amortization Term (Months)                   300
Cut-off Date LTV Ratio                              64.6%
LTV Ratio at Maturity or ARD                        50.6%
Underwritten DSCR on NOI                             1.81
Underwritten DSCR on NCF                             1.51
----------------------------------------------------------

     o THE LOAN. The mortgage loan (the "TOWN & COUNTRY LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the Town & Country Resort and Convention Center located at 500 Hotel Circle North in Mission Valley, San Diego, California (the "TOWN & COUNTRY RESORT PROPERTY"). The Town & Country Loan represents approximately 2.75% of the initial mortgage pool balance. The Town & Country Loan was originated July 29, 2004, has an original principal balance of $71,500,000 and principal balance of $71,500,000 as of the cut-off date, and an interest rate of 6.36%. The DSCR and LTV on the Town & Country Loan are 1.51x and 64.6%, respectively. The proceeds of the Town & Country Loan were used to refinance an existing loan.

         The Town & Country Loan had an initial term of 120 months and has a remaining term of 120 months. The Town & Country Loan requires payments of interest and principal based on a 300-month schedule, with required monthly payments of $476,536.97. The scheduled maturity date is the payment date in August 2014. Voluntary prepayment of the Town & Country Loan is prohibited until May 1, 2014 and permitted thereafter without penalty. Defeasance with United States government securities is permitted after the second anniversary of the securitization closing date.

     o THE PROPERTY. The Town & Country Resort Property is a 966-room hotel and convention center located at 500 Hotel Circle North in the Mission Valley submarket of San Diego, CA. The Town & Country Resort Property is the largest hotel in Mission Valley and is the second-largest conference facility in the region after the San Diego Convention Center. The conference facilities can accommodate up to 5,000 people via two major ballroom complexes, which are 24,000 and 18,000 square feet respectively, and an 80,000 square foot exhibit hall along with 50 separate break-out rooms. Set amongst a resort-style atmosphere, the Town & Country Resort Property features indoor and outdoor dining, four pool areas, a 14,000 square foot spa and is located adjacent to the 27-hole championship golf course known as Riverwalk and the 1.6 million square foot Fashion Valley Mall, San Diego's largest shopping center with over 200 shops, restaurants and a movie complex. Centrally located, the Town & Country Resort Property is only ten minutes from most major area destinations including the airport, Old Town, beaches and bays, SeaWorld, the San Diego Zoo, Qualcomm Stadium, and downtown San Diego. The Town & Country Resort Property's major emphasis is on group meetings and conventions, with 85% of total revenue derived from group bookings. Advanced group reservations as of June 30, 2004 stand at 556,557 definite room nights booked, and another 534,425 room nights tentatively booked through 2012 representing in excess of $140 million of revenue.

The following table presents certain information relating to the historical performance at the Town & Country Resort:

                             AVERAGE DAILY
           YEAR                   RATE           OCCUPANCY          REVPAR
      ---------------       ---------------     -----------       ----------
         1998(1)                 $93.08             68.9%          $64.13
         1999(1)                 $94.58             70.4%          $66.60
           2000                 $102.49             69.2%          $70.97
           2001                 $107.85             69.2%          $74.66
           2002                 $112.56             66.6%          $74.94
           2003                 $114.60             63.7%          $72.99
      Trailing-12(2)            $114.21             66.2%          $75.60

------------------

(1)  Reflects annual operating statements ending September.

(2)  Based on trailing 12 months ended May 31, 2004.

     o THE BORROWER. The borrower is a special-purpose, bankruptcy-remote entity, with an independent director. Legal counsel to borrower delivered a non-consolidation opinion in connection with the origination of the Town & Country Loan. The sponsor of





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         the borrower is Atlas Hotels, Inc. ("ATLAS HOTELS"), a privately owned hotel operating and management company based in San Diego, California. Atlas Hotels guaranteed the non-recourse carveouts of the Town & Country Loan. Atlas Hotels is an independent operator that, in addition to Town & Country Resort Property, owns and operates the Carriage Inn, a full-service, 160 room hotel in Ridgecrest, CA. The staff at the Town & Country Resort Property average over 21 years at the property. Atlas Hotels constructed the property in phases between 1950 and 1970 and has owned and operated it ever since. Despite its age, the property has been well maintained with over $17 million of capital improvements invested in the property over the past five years.

     o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for collection of a minimum of 5% of revenues received into a replacement reserve account. At closing, the borrower funded a deferred-maintenance reserve of $567,625, which is 125% of the amount specified in the property condition report.

     o CONTEMPLATED RENOVATIONS. The borrower has indicated it intends to renovate the exhibit hall, the hotel lobby, the hotel central core/pool/ patio area and add new hotel rooms. The loan documents provide that the borrower may perform any or all of these renovations, provided that (i) such renovations do not materially and adversely affect the borrower's financial condition or the value of the Town & Country Resort Property, (ii) if the cost of the renovations exceeds $3,500,000, the borrower is required to post security with lender in an amount equal to the difference between the cost of the renovation and $3,500,000, (iii) if one or more of the renovations (at any one time) will result in removing more than 85 hotel rooms (at any one time) from service for a period of more than 90 days, the borrower is required to first obtain lender's written consent (and the lender has agreed it will not unreasonably withhold such consent).

     o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct credit card receipts directly to a lender-controlled account. The borrower and the manager are also required to cause all non-credit card receipts to be transmitted into the lender-controlled account within two business days of receipt. Unless a Town & Country Cash Trap Period exists, any amounts in the lender-controlled account are swept on a daily basis into the borrower's operating account. A "Town & Country Cash Trap Period" means any period during which (i) an event of default is continuing, until such event of default is cured or (ii) the DSCR (based on calculation of net cash flow as defined in the loan documents) at the end of any quarter is less than 1.10x, until the DSCR minimum threshold has been achieved for two consecutive quarterly reporting periods. During a Town & Country Cash Trap Period, all remaining cash (after payment of debt service, required reserves and approved operating expenses) is required to be deposited into a cash collateral account and held by the lender as additional collateral for the Town & Country Loan (and the lender has the right, during the continuance of an event of default, to apply the cash collateral to the debt). Additionally, if a mezzanine loan (as described below) is outstanding and a Town & Country Cash Trap Period does not exist, all amounts in the lender controlled account will be swept into another lender controlled account and used by lender to cover debt service, required reserve payments and approved operating expenses, with any remaining funds being disbursed to the borrower.

     o PROPERTY MANAGEMENT. Atlas Hotels, an affiliate of the borrower, is the property manager of the Town & Country Resort Property. Atlas Hotels has managed the Town & Country Resort Property since its original construction and also manages the Carriage Inn, a full-service, 160 room hotel in Ridgecrest, CA. The property manager receives a management fee equal to 3.0% of the gross revenues. The lender may replace the property manager if (i) the borrower fails to maintain a DSCR (based on calculation of net cash flow as defined in the loan documents) of at least 1.10x for two consecutive calendar quarters,
         (ii) an event of default is continuing under the Town & Country Loan,
         (iii) the property manager is in default under the management agreement, or (iv) the property manager exhibits gross negligence, malfeasance or willful misconduct.

     o MEZZANINE OR SUBORDINATE INDEBTEDNESS. The direct and indirect equity owners of the borrower are permitted to incur mezzanine debt from an Approved Mezzanine Lender (as defined below) secured by a pledge of 100% of their equity interests, provided that, among other things, (i) the combined maximum loan to "as is" appraised value is not more than 65%, (ii) the combined debt service coverage ratio is at least 1.35x (based upon the actual net cash flow for the preceding 12 month period), (iii) the mezzanine loan is co-terminous with the term of the Town & Country Loan; (iv) the Approved Mezzanine Lender enters into an acceptable intercreditor agreement, and (v) the borrower delivers Rating Agency confirmation that the mezzanine debt will not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2004-GG2 certificates. With respect to the Town & Country Loan, "Approved Mezzanine Lender" means (a) any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, investment company or institution substantially similar to any of the foregoing, provided in each case that such institution (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $250,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties or (b) any other mezzanine lender that has been approved by the Rating Agencies.

     o TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the then replacement cost of the Town & Country Resort Property. The Town & Country Resort Property currently has terrorism coverage as part of its "all-risk" property insurance policy. In the event that coverage for terrorism is not included as part of the




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          "all risk" property policy, the borrower will be required to purchase terrorism insurance, to the extent available; provided that the borrower will not be required to pay an insurance premium in excess of 25% of the aggregate insurance premiums paid with respect to all the property insurance coverage for the prior policy year (as adjusted annually by increases in CPI) (the "TERRORISM PREMIUM CAP"); provided that if the insurance premiums payable with respect to such terrorism insurance coverage exceed the Terrorism Premium Cap, the lender may, at its option (1) purchase the insurance and require that the borrower pay only the portion of the insurance premium that equals the Terrorism Premium Cap (in which case, lender would pay the excess) or
          (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to the policy to the Terrorism Premium Cap. See "Risk Factors--Property Insurance" in the prospectus supplement.



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--------------------------------------------------------
                 PROPERTY INFORMATION

Number of Mortgaged Real Properties                   1
Location (City/State)               Tupelo, Mississippi
Property Type                        Superregional Mall
Size (sf)                                       583,887
Percentage Occupancy as of June 17, 2004          95.6%
Year Built                                         1990
Appraisal Value                             $85,000,000
Underwritten Occupancy                            95.6%
Underwritten Revenues                       $10,029,534
Underwritten Total Expenses                  $3,457,607
Underwritten Net Operating Income (NOI)      $6,571,927
Underwritten Net Cash Flow (NCF)             $6,236,221
--------------------------------------------------------

----------------------------------------------------------
                MORTGAGE LOAN INFORMATION
Originator                                           GCFP
Cut-off Date Principal Balance                $68,000,000
Cut-off Date Principal Balance PSF/Unit           $116.46
Percentage of Initial Mortgage Pool Balance         2.61%
Number of Mortgage Loans                                1
Type of Security                               Fee Simple
Mortgage Rate                                       5.85%
Original Term to Maturity (Months)                    120
Original Amortization Term (Months)                   360
Cut-off Date LTV Ratio                              80.0%
LTV Ratio at Maturity                               67.6%
Underwritten DSCR on NOI                             1.37
Underwritten DSCR on NCF                             1.30
----------------------------------------------------------

     o THE LOAN. The mortgage loan (the "BARNES CROSSING LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a regional shopping mall located in Tupelo, Mississippi (the "BARNES CROSSING PROPERTY"). The Barnes Crossing Loan represents approximately 2.61% of the initial mortgage pool balance. The Barnes Crossing Loan was originated in August, 2004, had an original principal balance of $68,000,000 and a principal balance as of the cut-off date of $68,000,000, and an interest rate of 5.85%. The DSCR and LTV on the Barnes Crossing Loan are 1.30x and 80.0%, respectively. The proceeds of the Barnes Crossing Loan were used to refinance existing debt on the Barnes Crossing Property.

     The Barnes Crossing Loan had an initial term of 120 months and has a remaining term of 120 months. The Barnes Crossing Loan requires payments of interest and principal based on a 360 month amortization schedule, with required monthly payments of $401,159.84. The scheduled maturity date is the payment date in September 2014. Voluntary prepayment of the Barnes Crossing Loan is prohibited until the payment date in June 2014 and permitted thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted after the second anniversary of the securitization closing date.

     o THE PROPERTY. The Barnes Crossing Property is a dominant regional shopping mall with five anchors (four of which are part of the collateral securing the Barnes Crossing Loan and one of which is not part of the collateral) and approximately 80 stores with a total gross leasable area of 728,789 sf, of which 583,887 sf is part of the collateral. The Barnes Crossing Property, built in 1990, consists of approximately 64 acres of land and certain improvements that constitute The Mall at Barnes Crossing located in Tupelo, Lee County, Mississippi. The Barnes Crossing Property is anchored by an 86,479 sf McRae's Home & Men Store, an 86,222 sf J.C. Penney, an 84,062 sf Parisian, and a 78,264 sf Sears. Another anchor at The Mall at Barnes Crossing, the 100,954 sf McRae's Store, is not part of the collateral securing the Barnes Crossing Loan.

     The following table represents certain information relating to the anchor at the Barnes Crossing Property:

----------------------------------------------------------------------------------------------------------------------
                                              CREDIT RATING OF
                                              TENANT OR PARENT                                          OPERATING
                         PARENT COMPANY OR        COMPANY                            COLLATERAL         COVENANT
        ANCHOR                TENANT          (FITCH/MIS/S&P)          GLA            INTEREST         EXPIRATION
----------------------------------------------------------------------------------------------------------------------
McRae's(1)              Saks Incorporated       BB-/Ba3/ BB         100,954              No             8/31/2012
McRae's Home & Men(1)   Saks Incorporated       BB-/Ba3/ BB          86,479             Yes            Expired(2)
J.C. Penney             JC Penney, Incorporated BB/Ba3/BB+          86,222             Yes            Expired(2)
Parisian(1)             Saks Incorporated       BB-/Ba3/ BB          84,062             Yes             8/31/2012
Sears                   Sears Roebuck and Co.   BBB/Baa1/BBB         78,264             Yes            Expired(2)
TOTAL ANCHOR TENANTS                                                435,981
----------------------------------------------------------------------------------------------------------------------

(1) Saks Incorporated is the parent company for these tenants. Saks Incorporated guaranteed the Parisian lease.

(2)  Expired in 2000.

     Comparable sales for in-line tenants from 2001 through 2003 were $285 psf, $292 psf, and $301 psf, respectively. Average occupancy cost, based on underwritten rent and recoveries, is approximately 12.9% for such in-line space (based on tenants that have reported a full year of sales through 12/31/03).

     The Mall at Barnes Crossing is a one-level enclosed mall located at the southwest corner of US Highway 45 and Barnes Crossing Road in northern Tupelo. The Barnes Crossing Property's in-line tenants include Gap/Gap Kids, Abercrombie & Fitch, Ann Taylor Loft, American Eagle Outfitters, and Victoria's Secret. The Barnes Crossing Property has a food court with tenants such as Sweet Peppers, Chick-Fil-A, Sbarro, Steak Escape, and Magic Wok. The Mall at Barnes Crossing is the only regional mall within approximately 100 miles of Tupelo, Mississippi and draws customers from a 60 mile trade radius. The mall includes freestanding retail tenants which are






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     not owned but contribute to expense recoveries, including Pier 1 Imports,
     Applebee's and Bancorpsouth. Immediately to the north and west of the Barnes Crossing Property are additional retail developments with tenants such as Super Wal-Mart, Sam's Club, Home Depot, Lowe's, TJ Maxx, Old Navy, Office Max, Circuit City, Hobby Lobby, and Toys R Us. The population of the trade area in 2003 was 610,223.

     The following table presents certain information relating to the major mall shop tenants at the Barnes Crossing Property:

------------------------------------------------------------------------------------------------------------------------------
                                                                          % OF TOTAL    ANNUALIZED
                                                           ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                   TENANT                 UNDERWRITTEN   UNDERWRITTEN   BASE RENT
          TENANT NAME               NRSF      % OF NRSF   BASE RENT ($)   BASE RENT     ($ PER SF)       LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------
Movies 8 (Cinemark)               24,548         4.2%        270,028         4.2%          11.00            8/31/2010
Limited Too and Express           11,268         1.9%        259,164         4.0%          23.00       1/31/2010 and MTM(1)
Lerner Stores, Inc.                8,267         1.4%        188,074         2.9%          22.75            1/31/2008
Shoe Department                    8,995         1.5%        179,900         2.8%          20.00            9/30/2004
GAP and Gap Kids                   9,855         1.7%        153,570         2.4%          15.58            4/30/2005
Footaction USA Inc                 4,278         0.7%        145,452         2.3%          34.00            12/31/2008
TOTAL LARGEST TENANTS             67,211        11.5%      1,196,188        18.7%          17.80
Remaining Tenants                 491,044       84.1%     $5,203,851        81.3%          10.60
Vacant Space                      25,632         4.4%
TOTAL ALL TENANTS                 583,887      100.0%      6,400,039       100.0%          10.96
------------------------------------------------------------------------------------------------------------------------------

(1) Limited Too occupies 4,084 sf under a lease expiring in 2010; Express occupies 7,184 sf under a month-to-month lease.

     The following table presents certain information relating to the lease rollover schedule at the Barnes Crossing Property:


                          LEASE EXPIRATION SCHEDULE(1)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                 % OF TOTAL       ANNUALIZED
                                                                               ANNUALIZED        ANNUALIZED      UNDERWRITTEN
                               EXPIRING       % OF         CUMULATIVE         UNDERWRITTEN      UNDERWRITTEN      BASE RENT
  YEAR ENDING DECEMBER 31,       NRSF      TOTAL NRSF     OF TOTAL NRSF       BASE RENT($)        BASE RENT       ($ PER SF)
-------------------------------------------------------------------------------------------------------------------------------
2004                            25,550         4.4%           4.4%              611,597             9.6%            23.94
2005                            29,267         5.0%           9.4%              561,260             8.8%            19.18
2006                            10,108         1.7%          11.1%              206,523             3.2%            20.43
2007                            24,479         4.2%          15.3%              497,183             7.8%            20.31
2008                            20,145         3.5%          18.8%              492,177             7.7%            24.43
2009                            17,965         3.1%          21.8%              523,918             8.2%            29.16
2010                           231,146        39.6%          61.4%            2,001,075            31.3%             8.66
2011                            91,447        15.7%          77.1%              608,395             9.5%             6.65
2012                            13,931         2.4%          79.5%              230,620             3.6%            16.55
2013                             2,839         0.5%          80.0%               64,587             1.0%            22.75
2014 Thereafter                 91,378        15.6%          95.6%              602,704             9.4%             1.23
Vacant                          25,632         4.4%         100.0%
                            ---------------------------------------------------------------------------------------------------
TOTAL                          583,887       100.0%                           6,400,039           100.0%           $10.96
-------------------------------------------------------------------------------------------------------------------------------

(1)  Calculated based on approximate square footage occupied by each tenant.

     o THE BORROWER. The borrower is TUP 130, LLC, a single asset bankruptcy-remote single member limited liability company with an independent director, sponsored by a joint venture between affiliates (and their affiliated family members and trusts) of David Hocker & Associates, Inc. ("DHA") and R.F. Coffin Enterprises, Inc. The borrower's sole member is TUP 130 Company, Limited Partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Barnes Crossing Loan. There is no guarantor of the non-recourse carve-outs under the Barnes Crossing Loan.

     o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for collection of replacement reserves. In addition, the loan documents call for an initial deposit of $600,000 into a reserve for tenant improvement and leasing commissions and monthly deposits of $36,896, if and while any Anchor Condition, as defined below, exists. If at any time the balance decreases to less than $600,000, the borrower must replenish it via re-institution of monthly deposits of $36,896 ($442,751 per year). Any payments received for lease terminations and liquidations of security deposits from defaulted tenants are also required to be deposited in the leasing reserve. The borrower funded an initial deferred maintenance reserve of $1,547,500 for replacement of the roof. The borrower is required to establish a capital expenditure reserve to be funded with monthly deposits of $9,838.92 ($118,067 per year). An "ANCHOR CONDITION" (A) exists if, with respect to an anchor tenant at the mortgaged property,

GSMS 2004-GG2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - MALL AT BARNES CROSSING
--------------------------------------------------------------------------------

         (i) such anchor tenant's lease is terminated, (ii) it files bankruptcy,
         (iii) it ceases operations at the premises, (iv) it is in material monetary default or (v) it fails to renew its lease at least twelve months prior to its lease expiration, and (B) will end if and when any condition listed above is remedied or when the borrower provides an acceptable replacement anchor tenant. If and while an Anchor Condition exists with respect to two anchor tenants, excess cash flow after debt service, required reserve deposits and operating expenses (if not then swept as additional loan collateral due to a CRC Event (as defined below) will be deposited into the leasing reserve.

     o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the hard lock box or deposit account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day after receipt. The loan documents require that funds in the deposit account be used to pay debt service, reserves and, if a CRC Event occurs or if an Anchor Condition exists with respect to two or more anchor tenants, approved operating expenses. Any funds remaining in the lock box after application of the amounts specified above, will be returned to the borrower within one business day of the payment date under the Barnes Crossing Loan. A "CRC EVENT" means (i) the occurrence and continuation of an Event of Default (as defined in the loan documents), until such time that the Event of Default is cured, or (ii) the DSCR measured as of the end of any calendar quarter (based on leases in place and operating expenses for the 12-month period ending at the end of such quarter) is not at least 1.05x, until such time that the DSCR is at least 1.05x measured at the end of any calendar quarter.

     o PROPERTY MANAGEMENT. The Barnes Crossing Property is managed by DHA (the "BARNES CROSSING MANAGER") and R.F. Coffin Enterprises, Inc. (the "BARNES CROSSING ADDITIONAL MANAGER"). The Barnes Crossing Manager and the Barnes Crossing Additional Manager are responsible for the operation, management, maintenance, promotion and marketing of the Barnes Crossing Property, with the Barnes Crossing Additional Manager assisting the Barnes Crossing Manger to the extent such assistance is reasonably required by the borrower. DHA, a retail real estate development and management company, headquartered in Owensboro, Kentucky, was founded in 1964. It opened its first shopping center, Wesleyan Park Plaza, in Owensboro, Kentucky. Since its inception, DHA has developed 40 shopping centers containing over 14 million square feet of retail space in 13 southeastern states, valued at $800,000,000. Currently, DHA's existing portfolio consists of eight retail developments containing 4.3 million square feet in four states. DHA provides real estate services including: retail property development and leasing; acquisition and finance; property management and operations; and design and construction. The lender may replace the Barnes Crossing Manager or the Barnes Crossing Additional Manager (i) upon a CRC Event, or (ii) upon the gross negligence, malfeasance or willful misconduct of the Barnes Crossing Manager or the Barnes Crossing Additional Manager.

     o RELEASE OF COLLATERAL. The loan documents permit the borrower to obtain a release of the Parisian parcel from the lien of the mortgage upon the substitution of $3,500,000 in eligible defeasance collateral and subject to the satisfaction of certain conditions set forth in the loan documents, in connection with repositioning of the Parisian premises with a replacement anchor, a combination of junior anchors, one or more junior anchors and additional in-line space, or an in-line development that satisfies the conditions of the loan documents. Additionally, the borrower has an option to purchase the McRae's parcel (not collateral for the Barnes Crossing Loan) under certain circumstances, in the event McRae's discontinues a retail department store business at the parcel after its operating covenant terminates in August 2006. If the borrower purchases the McRae's parcel, this parcel would become additional collateral for the Barnes Crossing Loan; provided however, that in the event the borrower were to sell this parcel to an affiliate of the borrower, a substitute anchor, or a third party that would lease space to a substitute anchor, the borrower will be permitted to release this pad from the lien of the mortgage without payment of any release price.

     o   MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

     o TERRORISM INSURANCE. The Barnes Crossing Property is insured against acts of terrorism as part of its all-risk property insurance. The loan documents require the borrower to maintain property insurance over the term of the Barnes Crossing Loan. On future annual renewals, terrorism insurance must be maintained, subject to a premium limit equal to the greater of (i) 50% of the total property insurance premium without terrorism coverage or (ii) 200% of the premium for such terrorism coverage at loan closing, subject to certain adjustments set forth in the loan documents. See "Risk Factors--Property Insurance" in the prospectus supplement.

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





























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





























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

GSMS 2004-GG2 ANNEX C

  CONTROL        LOAN           LOAN                   MORTGAGE
   NUMBER       GROUP         NUMBERS                LOAN SELLER                                   PROPERTY NAME
------------------------------------------------------------------------------------------------------------------------------------
     1         Group 1    09-1001118       GSMC / Commerzbank               Grand Canal Shoppes at the Venetian (2)
     2         Group 1    09-1001112       GSMC                             Daily News Building (3)
     3         Group 1    04-0471          GCFP                             1441 Broadway
     4         Group 1    LBUBS1           GSMC                             Garden State Plaza (4)
     5         Group 1    09-1001119       GSMC / Commerzbank               Stony Point Fashion Park
------------------------------------------------------------------------------------------------------------------------------------
     6         Group 1    04-0722          GCFP                             1410 Broadway
     7         Group 1    09-0001873       GSMC                             Destin Commons (5)
     8         Group 1    03-0768          GCFP                             111 Eighth Avenue (4)(6)
     9         Group 1    04-0705          GCFP                             Town & Country Resort
     10        Group 1    04-0621          GCFP                             Mall at Barnes Crossing
------------------------------------------------------------------------------------------------------------------------------------
     11        Group 1    03-0535          GCFP                             237 Park Avenue (4)(7)
     12        Group 1    04-0562          GCFP                             Waterfront Plaza (8)(9)
     13        Group 1    04-0481          GCFP                             3500 Olive
     14        Group 1    09-0001927       GSMC                             Brighton Towne Square II
     15        Group 1    09-0001902       GSMC                             Laurel Lakes Centre (10)(11)
------------------------------------------------------------------------------------------------------------------------------------
     16        Group 1    04-0409          GCFP                             Quincy Tower
     17        Group 1    04-0437          GCFP                             University Mall
     18        Group 1    09-0001931       GSMC                             Renaissance Plaza (10)
     19        Group 1    09-0001921       GSMC                             Mercado Santa Clara
     20        Group 1    04-0440          GCFP                             Tamarac Plaza
------------------------------------------------------------------------------------------------------------------------------------
     21        Group 2    09-0001905       GSMC                             Preston Park at Satellite (8)
     22        Group 1    09-0001907       GSMC                             Conyers Crossroads Shopping Center
     23        Group 1    09-0001939       GSMC                             Sunset Office Tower (8)
     24        Group 1    04-0404          GCFP                             FedEx (San Francisco) (8)
     25        Group 1    04-0200          GCFP                             Euclid Plaza (8)
------------------------------------------------------------------------------------------------------------------------------------
     26        Group 1    03-0915          GCFP                             White Road Plaza
     27        Group 1    04-0016          GCFP                             1030 West  North Ave
     28        Group 2    09-0001937       GSMC                             Preston Pointe at Windermere (8)
     29        Group 1    03-0495          GCFP                             Century Plaza
     30        Group 1    03-0090          GCFP                             500 North Dearborn
------------------------------------------------------------------------------------------------------------------------------------
     31        Group 1    625023241        GSMC                             Lakeview Shopping Centre
     32        Group 1    04-0589          GCFP                             Gateway Building I
     33        Group 1    04-0588          GCFP                             465 Park Avenue
     34        Group 1    3171899          GSMC                             The Aspen Building at Sky Ridge
     35        Group 1    09-0001935       GSMC                             Two Sugar Creek (8)
------------------------------------------------------------------------------------------------------------------------------------
     36        Group 1    04-0216          GCFP                             Jefferson Village Shopping Center
     37        Group 1    09-0001926       GSMC                             Brighton Towne Square I (10)
     38        Group 1    09-0001934       GSMC                             Brassworks Office Building
     39        Group 2    09-0001911       GSMC                             Stonecrest at Double Oak Mountain Apartments
     40        Group 1    04-0199          GCFP                             College Greens Shopping Center (8)(12)(13)
------------------------------------------------------------------------------------------------------------------------------------
     41        Group 2    09-0001933       GSMC                             Serrano Highlands Apartments
     42        Group 2    09-0001938       GSMC                             Preston Landing at Sweetwater Creek (8)
     43        Group 1    03-0889          GCFP                             Charleston Plaza (14)
     44        Group 1    03-0675          GCFP                             Shops at Central Park (15)
     45        Group 1    09-0001843       GSMC                             Shops at Old Mill
------------------------------------------------------------------------------------------------------------------------------------
     46        Group 1    625022921        GSMC                             North Pointe Shopping Center
     47        Group 1    04-0495          GCFP                             Fairfield Commons
     48        Group 1    04-0283          GCFP                             Lowes-Portland
     49        Group 1    03-0507          GCFP                             Raymour & Flanigan
     50        Group 1    04-0498          GCFP                             Westlake Village Industrial Park
------------------------------------------------------------------------------------------------------------------------------------
     51        Group 1    04-0304          GCFP                             Harrison Avenue Center
     52        Group 1    3170941          GSMC                             Arlington Medical Office Building
     53        Group 1    09-0001908       GSMC                             700 Westpark Office Building
     54        Group 1    625020911        GSMC                             65 Bleecker Street
     55        Group 1    23936            GCFP                             The Camp
------------------------------------------------------------------------------------------------------------------------------------
     56        Group 1    625022941        GSMC                             Los Alamitos Medical Arts Pavilion
     57        Group 1    625022991        GSMC                             Chula Vista Medical Plaza
     58        Group 1    625022981        GSMC                             Glendale Medical Pavilion
     59        Group 1    04-0335          GCFP                             Lincoln Road Retail
     60        Group 1    04-0420          GCFP                             Puritan Mill (16)
------------------------------------------------------------------------------------------------------------------------------------
     61        Group 2    09-0001881       GSMC                             Allendale Apartments
     62        Group 1    03-0731          GCFP                             620 North Brand Boulevard
     63        Group 1    09-0001896       GSMC                             Gulf Breeze Shopping Center (8)
     64        Group 1    09-0001923       GSMC                             Aurora City Square
     65        Group 1    04-0142          GCFP                             JBD Troy Industrial
------------------------------------------------------------------------------------------------------------------------------------
     66        Group 1    625022761        GSMC                             Rockville Centre Medical Building
     67        Group 1    625022971        GSMC                             Des Peres Medical Arts Pavilion
     68        Group 1    04-0332          GCFP                             Gateway Square
     69        Group 1    09-0001929       GSMC                             Brookhollow One
     70        Group 1    625024101        GSMC                             Concord Fry's Retail
------------------------------------------------------------------------------------------------------------------------------------
     71        Group 1    625022931        GSMC                             Wellington Medical Pavilion I
     72        Group 1    04-0269          GCFP                             Merrill Ridge Plaza
     73        Group 2    625023201        GSMC                             Treymore at City Place
     74        Group 1    09-0001943       GSMC                             Solomon's Towne Center
     75        Group 2    09-0001917       GSMC                             Silverstone Apartments
------------------------------------------------------------------------------------------------------------------------------------
     76        Group 1    04-0391          GCFP                             United Artists Theatres, Roseville
     77        Group 1    3171907          GSMC                             Texas City Medical Center
     78        Group 1    625022951        GSMC                             Wellington Medical Pavilion II
     79        Group 1    09-0001932       GSMC                             Deerwood Village Mall
     80        Group 1    625023411        GSMC                             Mission Oaks Building
------------------------------------------------------------------------------------------------------------------------------------
     81        Group 1    625022961        GSMC                             Lake Mead Medical Office
     82        Group 1    09-0001892       GSMC                             840-848 Battery Office Building
     83        Group 2    09-0001897       GSMC                             Wimbledon Apartment Homes
     84        Group 2    09-0001898       GSMC                             Bayou Oaks Aparments
     85        Group 1    03-0958          GCFP                             Borders Retail Center
------------------------------------------------------------------------------------------------------------------------------------
     86        Group 1    625027781        GSMC                             Haven Commerce Center
     87        Group 2    09-0001825       GSMC                             Hazel Gardens Apartments
     88        Group 2    04-0534          GCFP                             Desert View Mobile Home Park
     89        Group 1    09-0001890       GSMC                             Kempsville Marketplace
     90        Group 2    09-0001899       GSMC                             Ashton Woods Apartment Homes
------------------------------------------------------------------------------------------------------------------------------------
     91        Group 1    04-0688          GCFP                             Crossroads of Tempe (8)
     92        Group 1    04-0605          GCFP                             Northwest Corporate Center II
     93        Group 1    04-0494          GCFP                             Hartsville Crossing
     94        Group 1    04-0686          GCFP                             Gilbert & Houston Plaza
     95        Group 2    09-0001891       GSMC                             La Casa Apartments
------------------------------------------------------------------------------------------------------------------------------------
     96        Group 1    09-0001919       GSMC                             Lyons Tech Center IV
     97        Group 1    03-0390          GCFP                             Shadelands Executive Center
     98        Group 1    04-0333          GCFP                             3405 Wiley Post Road
     99        Group 1    09-0001906       GSMC                             Camino Vida Roble Industrial
    100        Group 1    09-0001930       GSMC                             Shady Hollow Village II (17)
------------------------------------------------------------------------------------------------------------------------------------
    101        Group 1    09-0001918       GSMC                             Bottegas Cupertino (8)
    102        Group 1    03-0971          GCFP                             The Stovall Building
    103        Group 1    09-0001913       GSMC                             Kearny Park
    104        Group 1    625024131        GSMC                             Acacia Creek Village
    105        Group 1    3171063          GSMC                             Sugarland Medical Building
------------------------------------------------------------------------------------------------------------------------------------
    106        Group 1    09-0001924       GSMC                             Calera Crossing Shopping Center
    107        Group 1    04-0433          GCFP                             1140 31st Street (18)
    108        Group 2    09-0001823       GSMC                             Park on Clairmont
    109        Group 2    09-0001884       GSMC                             Stevenson Terrace Apartments
    110        Group 1    04-0548          GCFP                             Office Depot at Oceangate
------------------------------------------------------------------------------------------------------------------------------------
    111        Group 1    04-0687          GCFP                             CVS, Carefree
    112        Group 1    09-0001894       GSMC                             Bell Road Retail
    113        Group 1    04-0289          GCFP                             54/41 Self Storage
    114        Group 1    09-0001893       GSMC                             Blue Bell IV
    115        Group 1    3171758          GSMC                             Charles Clark Medical Building
------------------------------------------------------------------------------------------------------------------------------------
    116        Group 2    09-0001900       GSMC                             Olbrich By the Lake
    117        Group 1    09-0001946       GSMC                             Gold Coast Enterprises Medical Building
    118        Group 1    3170982          GSMC                             Columbia Plaza One Medical Office Building
    119        Group 1    09-0001925       GSMC                             Callaway Commons
    120        Group 2    625023541        GSMC                             Willows of Woodhaven
------------------------------------------------------------------------------------------------------------------------------------
    121        Group 1    09-0001920       GSMC                             Cochrane Plaza
    122        Group 1    04-0350          GCFP                             Giant Ground Lease
    123        Group 1    04-0664          GCFP                             150 Boston Post Road
    124        Group 1    09-0001910       GSMC                             Screenland Retail
    125        Group 1    09-0001904       GSMC                             The Esquire Theater (19)
------------------------------------------------------------------------------------------------------------------------------------
    126        Group 1    04-0264          GCFP                             Kleppe Business Park
    127        Group 1    09-0001805       GSMC                             Parker Marketplace
    128        Group 1    04-0397          GCFP                             CVS, Charlotte
    129        Group 1    09-0001940       GSMC                             Spring Lake Shopping Center
    130        Group 2    04-0299          GCFP                             Evergreen Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
    131        Group 1    09-0001701       GSMC                             Bell Park II
    132        Group 1    04-0423          GCFP                             237 West Northfield Boulevard
    133        Group 1    04-0682          GCFP                             Cypress Mills Plaza
    134        Group 2    04-0533          GCFP                             Country Terrace Mobile Home Park
    135        Group 1    03-0970          GCFP                             1075 Zonolite Road
------------------------------------------------------------------------------------------------------------------------------------
    136        Group 1    3171501          GSMC                             Augusta Medical Plaza
    137        Group 1    04-0325          GCFP                             NUA Properties
    138        Group 2    09-0001883       GSMC                             Melrose Park Manor Apartments
    139        Group 2    09-0001882       GSMC                             Birchwood Hills Apartments
    140        Group 1    04-0172          GCFP                             Greg Street
------------------------------------------------------------------------------------------------------------------------------------
    141        Group 1    625023341        GSMC                             Radio Shack Store in Tucson

                    CROSSED WITH            AFFILIATED WITH
  CONTROL           OTHER LOANS               OTHER LOANS                GENERAL                         DETAILED
   NUMBER         (CROSSED GROUP)           (RELATED GROUP)           PROPERTY TYPE                   PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------------------------
     1                                                           Retail                   Regional Mall
     2                                                           Office                   General Urban
     3                                          Group 1          Office                   General Urban
     4                                                           Retail                   Regional Mall
     5                                                           Retail                   Anchored
---------------------------------------------------------------------------------------------------------------------------------
     6                                          Group 1          Office                   General Urban
     7                                                           Retail                   Anchored
     8                                                           Office                   General Urban
     9                                                           Hospitality              Full Service
     10                                                          Retail                   Superregional Mall
---------------------------------------------------------------------------------------------------------------------------------
     11                                                          Office                   General Urban
     12                                                          Office                   General Urban
     13                                                          Office                   General Urban
     14                                         Group 3          Mixed Use                Mixed Use
     15                                                          Retail                   Anchored
---------------------------------------------------------------------------------------------------------------------------------
     16                                                          Office                   General Suburban
     17                                                          Retail                   Regional Mall
     18                                                          Retail                   Anchored
     19                                                          Retail                   Anchored
     20                                                          Office                   General Suburban
---------------------------------------------------------------------------------------------------------------------------------
     21                                         Group 2          Multifamily              Garden
     22                                                          Retail                   Power Center/Big Box
     23                                                          Office                   General Suburban
     24                                                          Industrial               Warehouse
     25                                                          Retail                   Anchored
---------------------------------------------------------------------------------------------------------------------------------
     26                                                          Retail                   Anchored
     27                                                          Retail                   Anchored
     28                                         Group 2          Multifamily              Garden
     29                                                          Office                   General Suburban
     30                                                          Office                   General Urban
---------------------------------------------------------------------------------------------------------------------------------
     31                                                          Retail                   Anchored
     32                                                          Office                   General Urban
     33                                                          Retail                   Unanchored
     34                                         Group 5          Office                   Medical
     35                                                          Office                   General Urban
---------------------------------------------------------------------------------------------------------------------------------
     36                                                          Retail                   Anchored
     37                                         Group 3          Retail                   Anchored
     38                                                          Office                   General Urban
     39                                                          Multifamily              Garden
     40                                                          Retail                   Anchored
---------------------------------------------------------------------------------------------------------------------------------
     41                                                          Multifamily              Garden
     42                                         Group 2          Multifamily              Garden
     43                                                          Retail                   Shadow Anchored
     44                                                          Retail                   Anchored
     45                                                          Retail                   Shadow Anchored
---------------------------------------------------------------------------------------------------------------------------------
     46                                                          Retail                   Shadow Anchored
     47                                                          Retail                   Anchored
     48                                                          Other                    Ground Lease/Land
     49                                                          Retail                   Unanchored
     50                                                          Industrial               Warehouse
---------------------------------------------------------------------------------------------------------------------------------
     51                                                          Industrial               Warehouse
     52                                         Group 5          Office                   Medical
     53                                                          Office                   General Suburban
     54                                                          Office                   General Urban
     55                                                          Retail                   Anchored
---------------------------------------------------------------------------------------------------------------------------------
     56                                         Group 4          Office                   Medical
     57                                         Group 4          Office                   Medical
     58                                         Group 4          Office                   Medical
     59                                                          Retail                   Unanchored
     60                                                          Office                   General Urban
---------------------------------------------------------------------------------------------------------------------------------
     61                                         Group 7          Multifamily              Garden
     62                                                          Office                   General Suburban
     63                                                          Retail                   Anchored
     64                                                          Retail                   Anchored
     65                                                          Industrial               Industrial
---------------------------------------------------------------------------------------------------------------------------------
     66                                                          Office                   Medical
     67                                         Group 4          Office                   Medical
     68                                                          Retail                   Unanchored
     69                                                          Office                   General Suburban
     70                                                          Retail                   Anchored
---------------------------------------------------------------------------------------------------------------------------------
     71                                         Group 4          Office                   Medical
     72                                                          Retail                   Anchored
     73                                                          Multifamily              Garden
     74                                                          Retail                   Anchored
     75                                                          Multifamily              Garden
---------------------------------------------------------------------------------------------------------------------------------
     76                                                          Retail                   Single Tenant Retail
     77                                         Group 5          Office                   Medical
     78                                         Group 4          Office                   Medical
     79                                                          Retail                   Shadow Anchored
     80                                                          Office                   General Suburban
---------------------------------------------------------------------------------------------------------------------------------
     81                                         Group 4          Office                   Medical
     82                                                          Office                   General Urban
     83                                         Group 6          Multifamily              Garden
     84                                         Group 6          Multifamily              Garden
     85                                                          Retail                   Unanchored
---------------------------------------------------------------------------------------------------------------------------------
     86                                                          Office                   General Suburban
     87                                                          Multifamily              Garden
     88               Group A                                    Mobile Home Park         Mobile Home Park
     89                                                          Retail                   Anchored
     90                                         Group 6          Multifamily              Garden
---------------------------------------------------------------------------------------------------------------------------------
     91                                                          Retail                   Unanchored
     92                                                          Office                   General Suburban
     93                                                          Retail                   Shadow Anchored
     94                                                          Retail                   Unanchored
     95                                                          Multifamily              Garden
---------------------------------------------------------------------------------------------------------------------------------
     96                                                          Industrial               Industrial/Warehouse, w/Office
     97                                                          Office                   General Suburban
     98                                                          Industrial               Industrial
     99                                                          Industrial               Industrial/Warehouse, w/Office
    100                                                          Retail                   Shadow Anchored
---------------------------------------------------------------------------------------------------------------------------------
    101                                                          Retail                   Anchored
    102                                                          Retail                   Unanchored
    103                                                          Industrial               Industrial/Warehouse, w/Office
    104                                                          Retail                   Unanchored
    105                                         Group 5          Office                   Medical
---------------------------------------------------------------------------------------------------------------------------------
    106                                         Group 9          Retail                   Shadow Anchored
    107                                                          Office                   General Suburban
    108                                                          Multifamily              Garden
    109                                         Group 7          Multifamily              Garden
    110                                                          Retail                   Power Center/Big Box
---------------------------------------------------------------------------------------------------------------------------------
    111                                                          Retail                   Single Tenant Retail
    112                                                          Retail                   Shadow Anchored
    113                                                          Self-Storage             Self-Storage
    114                                                          Office                   General Suburban
    115                                         Group 5          Office                   Medical
---------------------------------------------------------------------------------------------------------------------------------
    116                                                          Multifamily              Garden
    117                                                          Office                   Medical
    118                                         Group 5          Office                   Medical
    119                                         Group 9          Retail                   Shadow Anchored
    120                                                          Multifamily              Garden
---------------------------------------------------------------------------------------------------------------------------------
    121                                                          Retail                   Anchored
    122                                                          Other                    Ground Lease/Land
    123                                                          Retail                   Unanchored
    124                                                          Retail                   Shadow Anchored
    125                                                          Retail                   Unanchored
---------------------------------------------------------------------------------------------------------------------------------
    126                                         Group 10         Industrial               Industrial
    127                                                          Retail                   Shadow Anchored
    128                                                          Retail                   Single Tenant Retail
    129                                                          Retail                   Shadow Anchored
    130               Group A                                    Mobile Home Park         Mobile Home Park
---------------------------------------------------------------------------------------------------------------------------------
    131                                                          Retail                   Shadow Anchored
    132                                                          Office                   General Suburban
    133                                                          Retail                   Unanchored
    134                                                          Mobile Home Park         Mobile Home Park
    135                                                          Office                   General Urban
---------------------------------------------------------------------------------------------------------------------------------
    136                                         Group 5          Office                   Medical
    137                                                          Office                   General Suburban
    138                                         Group 7          Multifamily              Garden
    139                                         Group 7          Multifamily              Garden
    140                                         Group 10         Industrial               Warehouse
---------------------------------------------------------------------------------------------------------------------------------
    141                                                          Retail                   Stand Alone

  CONTROL
   NUMBER                          ADDRESS                                      CITY                     STATE              ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
     1       3355 Las Vegas Boulevard South                                  Las Vegas                 Nevada                 89109
     2       220 East 42nd Street                                            New York                  New York               10017
     3       1441 Broadway                                                   New York                  New York               10018
     4       1 Garden State Plaza                                            Paramus                   New Jersey             07652
     5       9200 Stony Point Parkway                                        Richmond                  Virginia               23235
------------------------------------------------------------------------------------------------------------------------------------
     6       1410 Broadway                                                   New York                  New York               10018
     7       4102-4332 Legendary Drive                                       Destin                    Florida                32541
     8       111 Eighth Avenue                                               New York                  New York               10011
     9       500 Hotel Circle North                                          San Diego                 California             92108
     10      1001 Barnes Crossing Road                                       Tupelo                    Mississippi            38801
------------------------------------------------------------------------------------------------------------------------------------
     11      237 Park Avenue                                                 New York                  New York               10017
     12      500 Ala Moana Boulevard                                         Honolulu                  Hawaii                 96813
     13      3500 West Olive Avenue                                          Burbank                   California             91505
     14      7927 Nemco Way                                                  Brighton                  Michigan               48116
     15      14050-14398 Baltimore Avenue                                    Laurel                    Maryland               20707
------------------------------------------------------------------------------------------------------------------------------------
     16      2900 South Quincy Street                                        Arlington                 Virginia               22206
     17      1237 East Main Street                                           Carbondale                Illinois               62901
     18      6910 Fayetteville Road                                          Durham                    North Carolina         27713
     19      2155-3201 Mission College Boulevard                             Santa Clara               California             95054
     20      7535, 7555 East Hampden Ave, 7600 East Eastman Ave              Denver                    Colorado               80231
------------------------------------------------------------------------------------------------------------------------------------
     21      2110 Preston Park Drive                                         Duluth                    Georgia                30096
     22      1540-1630 Dogwood Drive                                         Conyers                   Georgia                30013
     23      6430 Sunset Boulevard                                           Los Angeles               California             90028
     24      1875 Marin Street                                               San Francisco             California             94124
     25      601-697 N. Euclid Street                                        Anaheim                   California             92801
------------------------------------------------------------------------------------------------------------------------------------
     26      White & Story Roads                                             San Jose                  California             95127
     27      1030 West North Avenue                                          Chicago                   Illinois               60622
     28      3100 Preston Pointe Way                                         Cumming                   Georgia                30041
     29      10630 & 10632 Little Patuxent Parkway                           Columbia                  Maryland               21044
     30      500-510 North Dearborn Street, 520 Dearborn Street              Chicago                   Illinois               60610
------------------------------------------------------------------------------------------------------------------------------------
     31      947-991 South Township Line Road                                Royersford                Pennsylvania           19468
     32      90 S 400 West                                                   Salt Lake City            Utah                   84101
     33      465 Park Avenue                                                 New York                  New York               10022
     34      10103 Ridgegate Parkway                                         Lone Tree                 Colorado               80124
     35      77 Sugar Creek Center Boulevard                                 Sugarland                 Texas                  77478
------------------------------------------------------------------------------------------------------------------------------------
     36      10920-11340 East Jefferson Avenue                               Detroit                   Michigan               48214
     37      8101-8280 Movie Drive                                           Brighton                  Michigan               48116
     38      684 Monroe Avenue, NW                                           Grand Rapids              Michigan               49503
     39      One Stonecrest Drive                                            Birmingham                Alabama                35242
     40      8387-97 Folsom Boulevard                                        Sacramento                California             95826
------------------------------------------------------------------------------------------------------------------------------------
     41      25421 Alta Loma                                                 Lake Forest               California             92630
     42      1100 Preston Landing Circle                                     Lithia Springs            Georgia                30122
     43      1710-1861 East Charleston Boulevard                             Las Vegas                 Nevada                 89109
     44      2200-2400 Airport Freeway                                       Bedford                   Texas                  76022
     45      425, 450, 475, 520, 545, 610, and 625 SW Powerhouse Drive       Bend                      Oregon                 97702
------------------------------------------------------------------------------------------------------------------------------------
     46      3801 & 3919 Pelandale Avenue                                    Modesto                   California             95356
     47      98 Wadsworth Boulevard                                          Lakewood                  Colorado               80214
     48      13631 SE Johnson Road                                           Milwaukie                 Oregon                 97222
     49      201 South Pottstown Pike                                        Exton                     Pennsylvania           19341
     50      31304-31348 Via Colinas                                         Westlake Village          California             91362
------------------------------------------------------------------------------------------------------------------------------------
     51      19901-19977 Harrison Avenue                                     City of Industry          California             91789
     52      515 West Mayfield Road                                          Arlington                 Texas                  76014
     53      700 Westpark Drive                                              Peachtree City            Georgia                30269
     54      65 Bleeker Street                                               New York                  New York               10012
     55      2937 Bristol Street                                             Costa Mesa                California             92626
------------------------------------------------------------------------------------------------------------------------------------
     56      3771 Katella Avenue                                             Los Alamitos              California             95030
     57      765 Medical Center Ct                                           Chula Vista               California             91910
     58      222 Eulalia Street                                              Glendale                  California             91204
     59      1026-1036 Lincoln Road                                          Miami Beach               Florida                33139
     60      916, 950 & 954 Lowery Boulevard                                 Atlanta                   Georgia                30318
------------------------------------------------------------------------------------------------------------------------------------
     61      535 North Cedar Hill Drive                                      Allentown                 Pennsylvania           18109
     62      620 North Brand Boulevard and 625 North Maryland Avenue         Glendale                  California             91203
     63      350 Gulf Breeze Parkway                                         Gulf Breeze               Florida                32561
     64      13803-14197 East Exposition Avenue                              Aurora                    Colorado               80012
     65      1628 & 1708 Northwood Drive; 1100-1104 & 1150 West Maple Ave    Troy                      Michigan               48084
------------------------------------------------------------------------------------------------------------------------------------
     66      165 North Village Ave                                           Rockville Centre          New York               11570
     67      2325 Dougherty Road                                             St Louis                  Missouri               63131
     68      4801-4889 Hopyard Road                                          Pleasanton                California             94588
     69      2301 E. Lamar Blvd.                                             Arlington                 Texas                  76006
     70      1695 Willow Pass Road                                           Concord                   California             94520
------------------------------------------------------------------------------------------------------------------------------------
     71      10115 Forest Hill Blvd                                          Wellington                Florida                33414
     72      3404 - 3500 Main Street                                         Merrill                   Wisconsin              54452
     73      2101 N. Haskell Ave.                                            Dallas                    Texas                  75204
     74      13300-13410 HG Trueman Drive                                    Solomons                  Maryland               20688
     75      1004-1044 North High Point Road                                 Madison                   Wisconsin              53717
------------------------------------------------------------------------------------------------------------------------------------
     76      520 North Sunrise Avenue                                        Roseville                 California             95661
     77      6807 Emmett F. Lowry Expressway                                 Texas City                Texas                  77591
     78      1395 State Road 7                                               Wellington                Florida                33414
     79      9834-9980 Baymeadows Road                                       Jacksonville              Florida                32256
     80      5141-5171 Verdugo Way                                           Camarillo                 California             93012
------------------------------------------------------------------------------------------------------------------------------------
     81      1815 East Lake Mead Blvd.                                       North Las Vegas           Nevada                 89030
     82      840-848 Battery Street                                          San Francisco             California             94111
     83      16222 Stuebner Airline                                          Houston                   Texas                  77379
     84      13800 Ella Boulevard                                            Houston                   Texas                  77014
     85      3131 Veterans Memorial Boulevard                                Metairie                  Louisiana              70002
------------------------------------------------------------------------------------------------------------------------------------
     86      9035-9065 Haven Avenue                                          Rancho Cucamonga          California             91730
     87      10710 SE 256th Street                                           Kent                      Washington             98030
     88      6500 Desert View Drive                                          West Richland             Washington             99353
     89      4872 Princess Anne Road                                         Virginia Beach            Virginia               23462
     90      17033 Butte Creek                                               Houston                   Texas                  77090
------------------------------------------------------------------------------------------------------------------------------------
     91      SEC Kyrene and Elliot Roads                                     Tempe                     Arizona                85283
     92      5757 Phantom Drive                                              Hazelwood                 Missouri               63042
     93      1150 South Fourth Street                                        Hartsville                South Carolina         29550
     94      1130-1184 North Gilbert Road                                    Gilbert                   Arizona                85233
     95      121 E. Wedgewood Avenue                                         Spokane                   Washington             99208
------------------------------------------------------------------------------------------------------------------------------------
     96      4811 and 4911 Lyons Technology Parkway                          Coconut Creek             Florida                33073
     97      150 & 190 North Wiget Lane                                      Walnut Creek              California             94598
     98      3405 Wiley Post Road                                            Carrollton                Texas                  75006
     99      2270 Camino Vida Roble                                          Carlsbad                  California             92009
    100      9911 Brodie Lane                                                Austin                    Texas                  78748
------------------------------------------------------------------------------------------------------------------------------------
    101      20735 Stevens Creek Boulevard                                   Cupertino                 California             95014
    102      1198 Howell Mill Road                                           Atlanta                   Georgia                30318
    103      8252-8280 Clairemont Mesa Boulevard                             San Diego                 California             92111
    104      10050 North Scottsdale Road                                     Scottsdale                Arizona                85253
    105      15200 Southwest Freeway                                         Sugarland                 Texas                  77478
------------------------------------------------------------------------------------------------------------------------------------
    106      209-297 Supercenter Drive                                       Calera                    Alabama                35040
    107      1140 31st Street                                                Downers Grove             Illinois               60515
    108      3180 Clairmont Road                                             Atlanta                   Georgia                30329
    109      6201 North 10th Street                                          Philadelphia              Pennsylvania           19141
    110      14501 Ocean Gate Avenue                                         Hawthorne                 California             90250
------------------------------------------------------------------------------------------------------------------------------------
    111      5400 East Carefree Highway                                      Carefree                  Arizona                85331
    112      14035-14065 South Bell Road                                     Homer Glen                Illinois               60491
    113      21731 State Road 54                                             Lutz                      Florida                36439
    114      790 Penllyn Blue Bell Pike                                      Blue Bell                 Pennsylvania           19422
    115      601 Texan Trail Drive                                           Corpus Christi            Texas                  78411
------------------------------------------------------------------------------------------------------------------------------------
    116      3528 Atwood Avenue                                              Madison                   Wisconsin              53714
    117      345 Saxony Road                                                 Encinitas                 California             92024
    118      909 9th Avenue                                                  Fort Worth                Texas                  76104
    119      801-835 N. Tyndall Pkwy.                                        Callaway                  Florida                32401
    120      5816 Boca Raton                                                 Fort Worth                Texas                  76112
------------------------------------------------------------------------------------------------------------------------------------
    121      200 & 250 Cochrane Road                                         Morgan Hill               California             95037
    122      1050 Brentwood Rd NE                                            Washington                District of Columbia   20018
    123      150 Boston Post Road                                            Orange                    Connecticut            06477
    124      9290 and 9510-9516 Culver Boulevard                             Culver City               California             90232
    125      6706 Clayton Road                                               Richmond Heights          Missouri               63117
------------------------------------------------------------------------------------------------------------------------------------
    126      1215 and 1275 Kleppe Lane and 1455 Deming Way                   Sparks                    Nevada                 89431
    127      9781-9845 South Parker Road                                     Parker                    Colorado               80134
    128      5100 Beatties Ford Road                                         Charlotte                 North Carolina         28216
    129      630 Lillington Highway                                          Spring Lake               North Carolina         28390
    130      2819 Caldwell Boulevard                                         Nampa                     Idaho                  83651
------------------------------------------------------------------------------------------------------------------------------------
    131      4232-4236 West Bell Road                                        Phoenix                   Arizona                85308
    132      237 West Northfield Boulevard                                   Murfreesboro              Tennessee              37129
    133      17400 Spring Cypress                                            Houston                   Texas                  77429
    134      11 Tuck Circle                                                  Reno                      Nevada                 89506
    135      1075 Zonolite Road                                              Atlanta                   Georgia                30306
------------------------------------------------------------------------------------------------------------------------------------
    136      3623 Dewey Gray Circle                                          Augusta                   Georgia                30909
    137      699 Sierra Rose Drive                                           Reno                      Nevada                 89511
    138      210 West Cheltenham Avenue                                      Philadelphia              Pennsylvania           19126
    139      5115 Wissahickon Avenue                                         Philadelphia              Pennsylvania           19144
    140      745 and 755 East Greg Street                                    Sparks                    Nevada                 89431
------------------------------------------------------------------------------------------------------------------------------------
    141      1840 West Valencia Road                                         Tucson                    Arizona                85746

                                                                                                                 LOAN PER NET
  CONTROL                                                                  UNITS, BEDS         UNIT             RENTABLE AREA
   NUMBER         YEAR BUILT                 YEAR RENOVATED               ROOMS, SQ FT      DESCRIPTION         SF / UNITS ($)
------------------------------------------------------------------------------------------------------------------------------
     1               1999                         NAP                          536,890         Sq Ft                   793.43
     2         1930, 1958-1960                 1996, 1999                    1,102,147         Sq Ft                   139.73
     3               1929                         1976                         460,356         Sq Ft                   288.14
     4               1957             1985, 1989, 1990, 1996-1997            1,470,454         Sq Ft                   353.63
     5               2003                         NAP                          382,636         Sq Ft                   300.31
------------------------------------------------------------------------------------------------------------------------------
     6               1930                         2004                         357,139         Sq Ft                   273.95
     7               2003                         NAP                          480,150         Sq Ft                   176.53
     8               1932                         2004                       2,941,646         Sq Ft                   152.98
     9               1953                         2003                             966         Rooms                74,016.56
     10              1990                         NAP                          583,887         Sq Ft                   116.46
------------------------------------------------------------------------------------------------------------------------------
     11              1935                         1981                       1,149,789         Sq Ft                   259.18
     12              1988                         2004                         515,250         Sq Ft                   118.39
     13              1984                         NAP                          249,643         Sq Ft                   195.48
     14           1997-2001                       NAP                          327,990         Sq Ft                   146.21
     15              1985                         2004                         390,986         Sq Ft                   120.21
------------------------------------------------------------------------------------------------------------------------------
     16              2001                         NAP                          233,741         Sq Ft                   192.52
     17              1972                         1991                         560,169         Sq Ft                    71.41
     18              2003                         NAP                          175,710         Sq Ft                   212.00
     19           1997, 2002                      NAP                          213,122         Sq Ft                   153.90
     20              1984                         NAP                          355,269         Sq Ft                    82.47
------------------------------------------------------------------------------------------------------------------------------
     21              2002                         NAP                              440         Units                65,314.19
     22              2000                         NAP                          246,738         Sq Ft                   109.65
     23              1968                      1991, 2001                      200,792         Sq Ft                   127.00
     24              2003                         NAP                          108,793         Sq Ft                   224.68
     25              1961                         2003                         131,849         Sq Ft                   172.93
------------------------------------------------------------------------------------------------------------------------------
     26              1987                         NAP                          153,848         Sq Ft                   144.37
     27              1922                         2003                         120,000         Sq Ft                   182.86
     28              2001                         NAP                              346         Units                61,235.55
     29              1973                         2000                         169,004         Sq Ft                   124.16
     30              1914                         1998                         166,174         Sq Ft                   120.36
------------------------------------------------------------------------------------------------------------------------------
     31              2002                         NAP                          194,658         Sq Ft                    98.35
     32              2002                         NAP                          161,650         Sq Ft                   114.44
     33              1926                         1997                          42,600         Sq Ft                   416.67
     34              2003                         NAP                          118,336         Sq Ft                   136.94
     35              1999                         NAP                          143,367         Sq Ft                   111.60
------------------------------------------------------------------------------------------------------------------------------
     36              2003                         NAP                          116,092         Sq Ft                   136.96
     37           2002-2003                       NAP                           83,764         Sq Ft                   184.53
     38              1906                      1999-2000                       154,191         Sq Ft                    99.69
     39              1997                         NAP                              315         Units                48,730.16
     40              1972                         1998                         134,726         Sq Ft                   113.19
------------------------------------------------------------------------------------------------------------------------------
     41           1984-1985                       2004                             240         Units                62,500.00
     42              2003                         NAP                              240         Units                62,187.50
     43              1989                         NAP                          123,613         Sq Ft                   113.26
     44              1985                         2002                         192,524         Sq Ft                    72.23
     45           2000-2001                       NAP                          101,403         Sq Ft                   136.58
------------------------------------------------------------------------------------------------------------------------------
     46           2001-2003                       NAP                           65,250         Sq Ft                   204.37
     47              1986                         NAP                          133,322         Sq Ft                    87.76
     48              2004                         NAP                          459,994         Sq Ft                    24.08
     49              2003                         NAP                           72,000         Sq Ft                   150.53
     50              1979                         NAP                          241,907         Sq Ft                    44.65
------------------------------------------------------------------------------------------------------------------------------
     51              2003                         NAP                          154,068         Sq Ft                    68.15
     52              1995                         NAP                          105,177         Sq Ft                    93.22
     53              1998                         2004                          93,000         Sq Ft                   105.38
     54              1899                         2004                         111,690         Sq Ft                    84.42
     55              2001                         NAP                           41,522         Sq Ft                   225.53
------------------------------------------------------------------------------------------------------------------------------
     56              2003                         NAP                           57,007         Sq Ft                   163.97
     57              2001                         NAP                           49,305         Sq Ft                   187.44
     58              2000                         NAP                           57,600         Sq Ft                   159.77
     59              1936                         2002                          15,000         Sq Ft                   600.00
     60              1915                         2000                          88,088         Sq Ft                   102.17
------------------------------------------------------------------------------------------------------------------------------
     61              1972                         NAP                              240         Units                36,971.91
     62              1971                         2004                          45,645         Sq Ft                   193.89
     63              1991                         NAP                           93,003         Sq Ft                    93.47
     64              1983                         NAP                          142,287         Sq Ft                    60.44
     65              1987                         1990                         153,580         Sq Ft                    55.75
------------------------------------------------------------------------------------------------------------------------------
     66              1957                         NAP                           95,851         Sq Ft                    88.33
     67              2001                         NAP                           50,155         Sq Ft                   167.84
     68              1989                         NAP                           87,484         Sq Ft                    95.16
     69              1983                         NAP                           98,980         Sq Ft                    81.83
     70              1979                         2004                         101,943         Sq Ft                    78.48
------------------------------------------------------------------------------------------------------------------------------
     71              2000                         NAP                           48,000         Sq Ft                   163.01
     72              1989                         2002                         122,966         Sq Ft                    63.38
     73              1997                         NAP                              180         Units                43,252.45
     74              1997                         NAP                           79,042         Sq Ft                    98.05
     75           2001-2003                       NAP                              140         Units                52,857.14
------------------------------------------------------------------------------------------------------------------------------
     76              1997                         NAP                           47,200         Sq Ft                   154.49
     77              2003                         NAP                           59,877         Sq Ft                   119.69
     78              2003                         NAP                           48,032         Sq Ft                   146.12
     79              1972                         NAP                           72,004         Sq Ft                    97.22
     80              1987                         NAP                           78,880         Sq Ft                    85.50
------------------------------------------------------------------------------------------------------------------------------
     81              2000                         NAP                           43,921         Sq Ft                   152.64
     82              1931                   1989, 1998, 2002                    39,922         Sq Ft                   158.76
     83              1979                   1992, 1999, 2001                       161         Units                39,254.66
     84              1983                      1994, 2001                          210         Units                29,714.29
     85              1997                         NAP                           29,736         Sq Ft                   207.51
------------------------------------------------------------------------------------------------------------------------------
     86              1987                         NAP                           77,584         Sq Ft                    77.14
     87              2002                         NAP                               76         Units                78,289.47
     88              1975                         1996                             414         Pads                 14,275.36
     89              1988                         NAP                           71,460         Sq Ft                    81.72
     90              1979                      1992, 2000                          177         Units                32,711.86
------------------------------------------------------------------------------------------------------------------------------
     91              2004                         NAP                           24,452         Sq Ft                   235.77
     92              1986                         2002                          87,673         Sq Ft                    65.58
     93              2001                         NAP                           71,120         Sq Ft                    77.90
     94              1989                         1998                          41,194         Sq Ft                   134.00
     95              1985                         NAP                              180         Units                30,000.00
------------------------------------------------------------------------------------------------------------------------------
     96              2003                         NAP                           96,124         Sq Ft                    55.09
     97              1980                         2003                          53,750         Sq Ft                    97.38
     98              1971                         1994                         186,000         Sq Ft                    27.88
     99              1981                         NAP                          103,562         Sq Ft                    48.28
    100              2003                         NAP                           22,844         Sq Ft                   205.74
------------------------------------------------------------------------------------------------------------------------------
    101              1991                         NAP                           13,206         Sq Ft                   347.30
    102              1935                         2000                          29,596         Sq Ft                   152.05
    103           1974, 1979                      NAP                          106,580         Sq Ft                    42.22
    104              1995                         NAP                           29,071         Sq Ft                   152.58
    105              1981                         NAP                           62,056         Sq Ft                    70.64
------------------------------------------------------------------------------------------------------------------------------
    106              2001                         NAP                           37,650         Sq Ft                   115.44
    107              1980                         1999                          42,000         Sq Ft                   103.44
    108           1984, 1995                      NAP                              111         Units                38,376.28
    109              1967                         NAP                              148         Units                28,352.44
    110              1992                         NAP                           21,500         Sq Ft                   185.89
------------------------------------------------------------------------------------------------------------------------------
    111              2003                         NAP                           13,813         Sq Ft                   287.77
    112              2003                         NAP                           16,406         Sq Ft                   232.17
    113              2001                         NAP                              610         Units                 6,147.54
    114              1986                         NAP                           35,422         Sq Ft                   101.63
    115              1997                         NAP                           57,750         Sq Ft                    59.23
------------------------------------------------------------------------------------------------------------------------------
    116              1995                         NAP                               66         Units                51,515.15
    117              1989                         NAP                           17,899         Sq Ft                   189.95
    118              1995                         NAP                           64,731         Sq Ft                    51.59
    119              2003                         NAP                           29,650         Sq Ft                   109.52
    120              1979                         NAP                              184         Units                17,375.89
------------------------------------------------------------------------------------------------------------------------------
    121              2003                         NAP                           12,574         Sq Ft                   246.30
    122              2002                         NAP                           53,236         Sq Ft                    57.20
    123              1964                         1999                          31,500         Sq Ft                    95.24
    124              2003                         NAP                           14,335         Sq Ft                   208.62
    125              1939                         1990                          32,405         Sq Ft                    92.22
------------------------------------------------------------------------------------------------------------------------------
    126              1979                         2003                          80,675         Sq Ft                    35.91
    127              1995                         NAP                           20,673         Sq Ft                   131.33
    128              2003                         NAP                           10,880         Sq Ft                   245.43
    129              2004                         NAP                           29,761         Sq Ft                    89.04
    130              1977                         NAP                              142         Pads                 17,996.48
------------------------------------------------------------------------------------------------------------------------------
    131              2002                         NAP                           15,000         Sq Ft                   170.00
    132              1998                         NAP                           24,597         Sq Ft                   103.58
    133              2003                         NAP                           12,000         Sq Ft                   210.00
    134              1963                         NAP                              105         Pads                 22,828.57
    135              1959                         2001                          26,106         Sq Ft                    83.25
------------------------------------------------------------------------------------------------------------------------------
    136              1977                         NAP                           44,242         Sq Ft                    45.03
    137              2001                         NAP                            7,916         Sq Ft                   195.68
    138              1965                         NAP                               84         Units                16,634.23
    139              1966                         NAP                               78         Units                17,913.09
    140              1979                         2003                          44,160         Sq Ft                    27.11
------------------------------------------------------------------------------------------------------------------------------
    141              2001                         NAP                            3,000         Sq Ft                   178.09

                                                                                 ALLOCATED CUT-OFF
  CONTROL            OWNERSHIP                ORIGINAL         CUT-OFF DATE         DATE BALANCE          % OF INITIAL
   NUMBER            INTEREST               BALANCE ($)        BALANCE ($)        (MULTI-PROPERTY)        POOL BALANCE
-----------------------------------------------------------------------------------------------------------------------
     1          Both Fee/Leasehold          190,000,000        189,548,779            189,548,779                7.28%
     2              Fee Simple              154,000,000        154,000,000            154,000,000                5.91%
     3              Fee Simple              133,000,000        132,647,486            132,647,486                5.09%
     4              Fee Simple              130,000,000        130,000,000            130,000,000                4.99%
     5              Fee Simple              115,000,000        114,910,606            114,910,606                4.41%
-----------------------------------------------------------------------------------------------------------------------
     6              Fee Simple               98,000,000         97,839,965             97,839,965                3.76%
     7              Fee Simple               85,000,000         84,759,743             84,759,743                3.25%
     8              Fee Simple               80,000,000         80,000,000             80,000,000                3.07%
     9              Fee Simple               71,500,000         71,500,000             71,500,000                2.75%
     10             Fee Simple               68,000,000         68,000,000             68,000,000                2.61%
-----------------------------------------------------------------------------------------------------------------------
     11             Fee Simple               67,333,333         67,333,333             67,333,333                2.59%
     12              Leasehold               61,000,000         61,000,000             61,000,000                2.34%
     13             Fee Simple               48,800,000         48,800,000             48,800,000                1.87%
     14             Fee Simple               48,000,000         47,955,354             47,955,354                1.84%
     15             Fee Simple               47,000,000         47,000,000             47,000,000                1.80%
-----------------------------------------------------------------------------------------------------------------------
     16             Fee Simple               45,000,000         45,000,000             45,000,000                1.73%
     17             Fee Simple               40,000,000         40,000,000             40,000,000                1.54%
     18             Fee Simple               37,250,000         37,250,000             37,250,000                1.43%
     19              Leasehold               32,800,000         32,800,000             32,800,000                1.26%
     20             Fee Simple               29,300,000         29,300,000             29,300,000                1.13%
-----------------------------------------------------------------------------------------------------------------------
     21             Fee Simple               28,800,000         28,738,243             28,738,243                1.10%
     22             Fee Simple               27,056,000         27,056,000             27,056,000                1.04%
     23             Fee Simple               25,500,000         25,500,000             25,500,000                0.98%
     24             Fee Simple               24,500,000         24,443,834             24,443,834                0.94%
     25             Fee Simple               22,800,000         22,800,000             22,800,000                0.88%
-----------------------------------------------------------------------------------------------------------------------
     26             Fee Simple               22,250,000         22,210,643             22,210,643                0.85%
     27             Fee Simple               21,960,000         21,942,627             21,942,627                0.84%
     28             Fee Simple               21,187,500         21,187,500             21,187,500                0.81%
     29             Fee Simple               21,000,000         20,983,587             20,983,587                0.81%
     30             Fee Simple               20,000,000         20,000,000             20,000,000                0.77%
-----------------------------------------------------------------------------------------------------------------------
     31             Fee Simple               19,200,000         19,144,725             19,144,725                0.74%
     32             Fee Simple               18,500,000         18,500,000             18,500,000                0.71%
     33              Leasehold               17,750,000         17,750,000             17,750,000                0.68%
     34              Leasehold               16,303,601         16,205,297             16,205,297                0.62%
     35             Fee Simple               16,000,000         16,000,000             16,000,000                0.61%
-----------------------------------------------------------------------------------------------------------------------
     36             Fee Simple               15,900,000         15,900,000             15,900,000                0.61%
     37             Fee Simple               15,500,000         15,456,591             15,456,591                0.59%
     38             Fee Simple               15,400,000         15,370,613             15,370,613                0.59%
     39             Fee Simple               15,350,000         15,350,000             15,350,000                0.59%
     40             Fee Simple               15,250,000         15,250,000             15,250,000                0.59%
-----------------------------------------------------------------------------------------------------------------------
     41             Fee Simple               15,000,000         15,000,000             15,000,000                0.58%
     42             Fee Simple               14,925,000         14,925,000             14,925,000                0.57%
     43             Fee Simple               14,000,000         14,000,000             14,000,000                0.54%
     44             Fee Simple               14,000,000         13,905,513             13,905,513                0.53%
     45             Fee Simple               14,400,000         13,850,000             13,850,000                0.53%
-----------------------------------------------------------------------------------------------------------------------
     46             Fee Simple               13,400,000         13,335,403             13,335,403                0.51%
     47             Fee Simple               11,700,000         11,700,000             11,700,000                0.45%
     48             Fee Simple               11,100,000         11,075,201             11,075,201                0.43%
     49             Fee Simple               10,900,000         10,838,169             10,838,169                0.42%
     50             Fee Simple               10,800,000         10,800,000             10,800,000                0.41%
-----------------------------------------------------------------------------------------------------------------------
     51             Fee Simple               10,500,000         10,500,000             10,500,000                0.40%
     52             Fee Simple                9,863,596          9,804,123              9,804,123                0.38%
     53             Fee Simple                9,800,000          9,800,000              9,800,000                0.38%
     54             Fee Simple                9,500,000          9,428,831              9,428,831                0.36%
     55             Fee Simple                9,450,000          9,364,496              9,364,496                0.36%
-----------------------------------------------------------------------------------------------------------------------
     56              Leasehold                9,376,000          9,347,246              9,347,246                0.36%
     57              Leasehold                9,270,000          9,241,571              9,241,571                0.35%
     58              Leasehold                9,231,000          9,202,690              9,202,690                0.35%
     59             Fee Simple                9,000,000          9,000,000              9,000,000                0.35%
     60             Fee Simple                9,000,000          9,000,000              9,000,000                0.35%
-----------------------------------------------------------------------------------------------------------------------
     61             Fee Simple                8,890,000          8,873,259              8,873,259                0.34%
     62             Fee Simple                8,850,000          8,850,000              8,850,000                0.34%
     63             Fee Simple                8,700,000          8,692,959              8,692,959                0.33%
     64             Fee Simple                8,600,000          8,600,000              8,600,000                0.33%
     65             Fee Simple                8,600,000          8,561,938              8,561,938                0.33%
-----------------------------------------------------------------------------------------------------------------------
     66             Fee Simple                8,500,000          8,466,216              8,466,216                0.33%
     67              Leasehold                8,444,000          8,418,104              8,418,104                0.32%
     68             Fee Simple                8,350,000          8,324,620              8,324,620                0.32%
     69             Fee Simple                8,100,000          8,100,000              8,100,000                0.31%
     70             Fee Simple                8,000,000          8,000,000              8,000,000                0.31%
-----------------------------------------------------------------------------------------------------------------------
     71              Leasehold                7,848,400          7,824,331              7,824,331                0.30%
     72             Fee Simple                7,800,000          7,793,067              7,793,067                0.30%
     73             Fee Simple                7,800,000          7,785,441              7,785,441                0.30%
     74             Fee Simple                7,750,000          7,750,000              7,750,000                0.30%
     75             Fee Simple                7,400,000          7,400,000              7,400,000                0.28%
-----------------------------------------------------------------------------------------------------------------------
     76             Fee Simple                7,300,000          7,291,978              7,291,978                0.28%
     77              Leasehold                7,210,000          7,166,527              7,166,527                0.28%
     78              Leasehold                7,040,000          7,018,410              7,018,410                0.27%
     79             Fee Simple                7,000,000          7,000,000              7,000,000                0.27%
     80             Fee Simple                6,750,000          6,744,391              6,744,391                0.26%
-----------------------------------------------------------------------------------------------------------------------
     81              Leasehold                6,718,000          6,703,958              6,703,958                0.26%
     82             Fee Simple                6,350,000          6,337,856              6,337,856                0.24%
     83             Fee Simple                6,320,000          6,320,000              6,320,000                0.24%
     84             Fee Simple                6,240,000          6,240,000              6,240,000                0.24%
     85             Fee Simple                6,200,000          6,170,549              6,170,549                0.24%
-----------------------------------------------------------------------------------------------------------------------
     86             Fee Simple                6,000,000          5,985,174              5,985,174                0.23%
     87             Fee Simple                5,950,000          5,950,000              5,950,000                0.23%
     88             Fee Simple                5,910,000          5,910,000              5,910,000                0.23%
     89             Fee Simple                5,850,000          5,839,511              5,839,511                0.22%
     90             Fee Simple                5,790,000          5,790,000              5,790,000                0.22%
-----------------------------------------------------------------------------------------------------------------------
     91             Fee Simple                5,765,000          5,765,000              5,765,000                0.22%
     92             Fee Simple                5,750,000          5,750,000              5,750,000                0.22%
     93             Fee Simple                5,540,000          5,540,000              5,540,000                0.21%
     94             Fee Simple                5,520,000          5,520,000              5,520,000                0.21%
     95             Fee Simple                5,400,000          5,400,000              5,400,000                0.21%
-----------------------------------------------------------------------------------------------------------------------
     96             Fee Simple                5,300,000          5,295,420              5,295,420                0.20%
     97             Fee Simple                5,250,000          5,234,256              5,234,256                0.20%
     98             Fee Simple                5,200,000          5,185,586              5,185,586                0.20%
     99             Fee Simple                5,000,000          5,000,000              5,000,000                0.19%
    100             Fee Simple                4,700,000          4,700,000              4,700,000                0.18%
-----------------------------------------------------------------------------------------------------------------------
    101             Fee Simple                4,600,000          4,586,500              4,586,500                0.18%
    102             Fee Simple                4,500,000          4,500,000              4,500,000                0.17%
    103             Fee Simple                4,500,000          4,500,000              4,500,000                0.17%
    104             Fee Simple                4,440,000          4,435,554              4,435,554                0.17%
    105             Fee Simple                4,410,000          4,383,410              4,383,410                0.17%
-----------------------------------------------------------------------------------------------------------------------
    106             Fee Simple                4,350,000          4,346,280              4,346,280                0.17%
    107             Fee Simple                4,350,000          4,344,594              4,344,594                0.17%
    108             Fee Simple                4,300,000          4,259,767              4,259,767                0.16%
    109             Fee Simple                4,200,000          4,196,161              4,196,161                0.16%
    110             Fee Simple                4,000,000          3,996,732              3,996,732                0.15%
-----------------------------------------------------------------------------------------------------------------------
    111             Fee Simple                3,975,000          3,975,000              3,975,000                0.15%
    112             Fee Simple                3,809,000          3,809,000              3,809,000                0.15%
    113             Fee Simple                3,750,000          3,750,000              3,750,000                0.14%
    114             Fee Simple                3,600,000          3,600,000              3,600,000                0.14%
    115             Fee Simple                3,444,000          3,420,412              3,420,412                0.13%
-----------------------------------------------------------------------------------------------------------------------
    116             Fee Simple                3,400,000          3,400,000              3,400,000                0.13%
    117             Fee Simple                3,400,000          3,400,000              3,400,000                0.13%
    118             Fee Simple                3,360,000          3,339,741              3,339,741                0.13%
    119             Fee Simple                3,250,000          3,247,184              3,247,184                0.12%
    120             Fee Simple                3,200,000          3,197,163              3,197,163                0.12%
-----------------------------------------------------------------------------------------------------------------------
    121             Fee Simple                3,100,000          3,097,015              3,097,015                0.12%
    122             Fee Simple                3,050,000          3,044,845              3,044,845                0.12%
    123             Fee Simple                3,000,000          3,000,000              3,000,000                0.12%
    124             Fee Simple                3,000,000          2,990,509              2,990,509                0.11%
    125             Fee Simple                3,000,000          2,988,295              2,988,295                0.11%
-----------------------------------------------------------------------------------------------------------------------
    126             Fee Simple                2,900,000          2,896,658              2,896,658                0.11%
    127             Fee Simple                2,715,000          2,715,000              2,715,000                0.10%
    128             Fee Simple                2,675,000          2,670,267              2,670,267                0.10%
    129             Fee Simple                2,650,000          2,650,000              2,650,000                0.10%
    130             Fee Simple                2,555,500          2,555,500              2,555,500                0.10%
-----------------------------------------------------------------------------------------------------------------------
    131             Fee Simple                2,550,000          2,550,000              2,550,000                0.10%
    132             Fee Simple                2,550,000          2,547,867              2,547,867                0.10%
    133             Fee Simple                2,520,000          2,520,000              2,520,000                0.10%
    134             Fee Simple                2,397,000          2,397,000              2,397,000                0.09%
    135             Fee Simple                2,175,000          2,173,341              2,173,341                0.08%
-----------------------------------------------------------------------------------------------------------------------
    136             Fee Simple                2,006,158          1,992,418              1,992,418                0.08%
    137             Fee Simple                1,550,000          1,548,971              1,548,971                0.06%
    138             Fee Simple                1,400,000          1,397,275              1,397,275                0.05%
    139             Fee Simple                1,400,000          1,397,221              1,397,221                0.05%
    140             Fee Simple                1,200,000          1,197,003              1,197,003                0.05%
-----------------------------------------------------------------------------------------------------------------------
    141             Fee Simple                  535,000            534,283                534,283                0.02%

                                     GROSS
  CONTROL         BALLOON           INTEREST        ADMINISTRATIVE        NET INTEREST
   NUMBER         BALANCE           RATE (%)         FEE RATE (%)           RATE (%)                 AMORTIZATION TYPE
-----------------------------------------------------------------------------------------------------------------------------------
     1              174,910,245     4.78000            0.02080              4.75920                      Amortizing
     2              130,996,043     4.49010            0.02080              4.46930            Interest Only, Then Amortizing
     3              112,882,527     6.02600            0.02080              6.00520                      Amortizing
     4              130,000,000     4.97960            0.03080              4.94880                    Interest Only
     5               98,407,048     6.24000            0.02080              6.21920                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     6               84,300,997     6.49875            0.02080              6.47795                      Amortizing
     7               71,551,737     5.75000            0.09080              5.65920                      Amortizing
     8               70,269,867     5.49673            0.02080              5.47593            Interest Only, Then Amortizing
     9               56,028,438     6.36000            0.02080              6.33920                      Amortizing
     10              57,400,478     5.85000            0.02080              5.82920                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     11              63,819,946     5.78600            0.02080              5.76520            Interest Only, Then Amortizing
     12              58,786,324     6.00000            0.02080              5.97920            Interest Only, Then Amortizing
     13              44,971,622     4.95000            0.02080              4.92920            Interest Only, Then Amortizing
     14              41,156,351     5.55000            0.02080              5.52920                      Amortizing
     15              40,669,898     5.89000            0.02080              5.86920            Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     16              39,374,270     5.44800            0.02080              5.42720            Interest Only, Then Amortizing
     17              34,028,445     6.11000            0.02080              6.08920                      Amortizing
     18              31,229,528     5.61000            0.02080              5.58920            Interest Only, Then Amortizing
     19              29,032,757     5.94000            0.02080              5.91920            Interest Only, Then Amortizing
     20              26,849,938     5.76300            0.02080              5.74220            Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     21              26,667,341     5.27000            0.02080              5.24920                      Amortizing
     22              27,056,000     4.66000            0.02080              4.63920                    Interest Only
     23              23,754,737     5.69000            0.07080              5.61920            Interest Only, Then Amortizing
     24              19,932,448     5.66000            0.02080              5.63920                      Amortizing
     25              20,839,994     6.73000            0.02080              6.70920            Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     26              18,950,812     6.15000            0.02080              6.12920                      Amortizing
     27              18,719,008     6.17500            0.02080              6.15420                      Amortizing
     28              20,031,208     5.55000            0.02080              5.52920            Interest Only, Then Amortizing
     29              17,923,951     6.22000            0.07080              6.14920                      Amortizing
     30              17,351,991     5.99500            0.02080              5.97420            Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     31              16,123,052     5.67000            0.06080              5.60920                      Amortizing
     32              15,773,304     6.18700            0.02080              6.16620                      Amortizing
     33              15,668,066     5.82000            0.02080              5.79920            Interest Only, Then Amortizing
     34              13,720,320     5.74330            0.11080              5.63250                      Amortizing
     35              14,362,514     5.67000            0.09080              5.57920                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     36              13,407,723     5.81200            0.02080              5.79120                      Amortizing
     37              13,376,535     5.79000            0.02080              5.76920                      Amortizing
     38              12,985,626     5.81000            0.02080              5.78920                      Amortizing
     39              13,176,453     5.59000            0.02080              5.56920            Interest Only, Then Amortizing
     40              13,835,761     7.10000            0.02080              7.07920            Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     41                 165,403     5.26000            0.02080              5.23920                   Fully Amortizing
     42              14,096,284     5.46000            0.02080              5.43920            Interest Only, Then Amortizing
     43              12,606,435     5.81000            0.02080              5.78920            Interest Only, Then Amortizing
     44              11,829,627     5.87500            0.02080              5.85420                      Amortizing
     45              11,971,879     5.86000            0.02080              5.83920            Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     46              10,000,938     4.95000            0.06080              4.88920                      Amortizing
     47              11,269,541     5.93000            0.02080              5.90920            Interest Only, Then Amortizing
     48               9,147,539     5.07500            0.02080              5.05420                      Amortizing
     49               9,420,412     6.66300            0.02080              6.64220                      Amortizing
     50               9,010,216     5.46500            0.02080              5.44420                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     51               8,958,131     5.37000            0.02080              5.34920            Interest Only, Then Amortizing
     52               8,300,725     5.74330            0.11080              5.63250                      Amortizing
     53               8,289,199     5.14000            0.02080              5.11920            Interest Only, Then Amortizing
     54               7,906,477     5.38000            0.06080              5.31920                      Amortizing
     55               8,158,023     6.62000            0.02080              6.59920                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     56               7,805,494     5.39000            0.06080              5.32920                      Amortizing
     57               7,717,249     5.39000            0.06080              5.32920                      Amortizing
     58               7,684,781     5.39000            0.06080              5.32920                      Amortizing
     59               7,989,799     6.07000            0.02080              6.04920            Interest Only, Then Amortizing
     60               7,747,371     6.52500            0.02080              6.50420                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     61               7,509,722     5.87000            0.02080              5.84920                      Amortizing
     62               8,536,581     6.11800            0.02080              6.09720            Interest Only, Then Amortizing
     63               7,397,710     6.09000            0.02080              6.06920                      Amortizing
     64               7,402,097     5.69000            0.08080              5.60920            Interest Only, Then Amortizing
     65               6,534,841     5.45000            0.02080              5.42920                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     66               7,112,014     5.91000            0.06080              5.84920                      Amortizing
     67               7,029,606     5.39000            0.06080              5.32920                      Amortizing
     68               6,960,069     5.43000            0.02080              5.40920                      Amortizing
     69               7,013,596     5.94000            0.02080              5.91920            Interest Only, Then Amortizing
     70               6,844,941     5.72000            0.06080              5.65920            Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     71               6,533,771     5.39000            0.06080              5.32920                      Amortizing
     72               6,561,798     5.73000            0.02080              5.70920                      Amortizing
     73               6,596,811     5.91000            0.06080              5.84920                      Amortizing
     74               6,782,639     5.46000            0.07080              5.38920            Interest Only, Then Amortizing
     75               6,369,032     4.79000            0.02080              4.76920            Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     76               5,791,898     6.74000            0.02080              6.71920                      Amortizing
     77               6,067,587     5.74330            0.11080              5.63250                      Amortizing
     78               5,860,780     5.39000            0.06080              5.32920                      Amortizing
     79               6,154,243     5.72000            0.02080              5.69920            Interest Only, Then Amortizing
     80               5,722,789     5.99000            0.06080              5.92920                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     81               5,592,210     5.39000            0.06080              5.32920                      Amortizing
     82               5,352,854     5.80000            0.08080              5.71920                      Amortizing
     83               6,320,000     4.46000            0.09080              4.36920                    Interest Only
     84               6,240,000     4.46000            0.09080              4.36920                    Interest Only
     85               5,224,708     5.78500            0.02080              5.76420                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
     86               4,859,803     4.86000            0.06080              4.79920                      Amortizing
     87               5,185,163     5.29000            0.02080              5.26920            Interest Only, Then Amortizing
     88               5,223,634     5.88000            0.02080              5.85920            Interest Only, Then Amortizing
     89               4,646,530     6.09000            0.07080              6.01920                      Amortizing
     90               5,790,000     4.46000            0.09080              4.36920                    Interest Only
-----------------------------------------------------------------------------------------------------------------------------------
     91               4,884,271     5.97000            0.02080              5.94920                      Amortizing
     92               4,912,811     6.26000            0.02080              6.23920                      Amortizing
     93               4,320,959     6.21800            0.02080              6.19720                      Amortizing
     94               4,947,043     5.59000            0.02080              5.56920                      Amortizing
     95               5,400,000     4.28000            0.02080              4.25920                    Interest Only
-----------------------------------------------------------------------------------------------------------------------------------
     96               4,473,458     5.84000            0.02080              5.81920                      Amortizing
     97               4,384,284     5.49000            0.02080              5.46920                      Amortizing
     98               4,013,525     5.90500            0.02080              5.88420                      Amortizing
     99               4,580,570     5.83000            0.02080              5.80920            Interest Only, Then Amortizing
    100               4,529,748     6.01000            0.02080              5.98920            Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
    101               3,509,721     5.57000            0.02080              5.54920                      Amortizing
    102               3,809,147     5.94000            0.02080              5.91920                      Amortizing
    103               4,500,000     5.90000            0.09080              5.80920                    Interest Only
    104               3,951,357     5.25000            0.06080              5.18920                      Amortizing
    105               3,711,242     5.74330            0.11080              5.63250                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
    106               3,676,005     5.88000            0.02080              5.85920                      Amortizing
    107               3,192,788     6.13500            0.02080              6.11420                      Amortizing
    108               3,595,569     5.53000            0.02080              5.50920                      Amortizing
    109               3,521,451     5.62000            0.02080              5.59920                      Amortizing
    110               3,397,767     6.05500            0.02080              6.03420                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
    111               3,415,643     6.46100            0.02080              6.44020                      Amortizing
    112               3,809,000     4.40000            0.02080              4.37920                    Interest Only
    113               3,072,500     6.45500            0.02080              6.43420                      Amortizing
    114               3,142,348     5.35000            0.07080              5.27920            Interest Only, Then Amortizing
    115               3,182,020     5.11550            0.11080              5.00470                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
    116               2,987,429     4.66000            0.02080              4.63920            Interest Only, Then Amortizing
    117               2,848,673     5.60000            0.02080              5.57920                      Amortizing
    118               2,827,613     5.74330            0.11080              5.63250                      Amortizing
    119               2,742,336     5.83000            0.02080              5.80920                      Amortizing
    120               2,692,835     5.74000            0.06080              5.67920                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
    121               2,582,307     5.41000            0.02080              5.38920                      Amortizing
    122               2,612,691     6.35000            0.02080              6.32920                      Amortizing
    123               2,551,391     6.10000            0.02080              6.07920                      Amortizing
    124               2,486,458     5.25000            0.02080              5.22920                      Amortizing
    125                 962,426     6.54000            0.02080              6.51920                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
    126               2,283,951     6.51000            0.02080              6.48920                      Amortizing
    127               2,413,559     6.14000            0.08080              6.05920            Interest Only, Then Amortizing
    128               2,278,290     6.14900            0.02080              6.12820                      Amortizing
    129               2,247,802     6.01000            0.02080              5.98920                      Amortizing
    130               2,258,713     5.88000            0.02080              5.85920            Interest Only, Then Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
    131               2,550,000     5.12000            0.09080              5.02920                    Interest Only
    132               2,160,347     5.96500            0.02080              5.94420                      Amortizing
    133               2,302,078     6.00000            0.02080              5.97920            Interest Only, Then Amortizing
    134               2,118,621     5.88000            0.02080              5.85920            Interest Only, Then Amortizing
    135               1,861,202     6.31000            0.02080              6.28920                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
    136               1,853,552     5.11550            0.11080              5.00470                      Amortizing
    137               1,344,562     6.80000            0.02080              6.77920                      Amortizing
    138               1,177,310     5.72000            0.02080              5.69920                      Amortizing
    139               1,174,088     5.63000            0.02080              5.60920                      Amortizing
    140                 944,669     6.50000            0.02080              6.47920                      Amortizing
-----------------------------------------------------------------------------------------------------------------------------------
    141                 410,786     5.75000            0.06080              5.68920                      Amortizing

                 INTEREST                         ORIGINAL INTEREST          REMAINING           ORIGINAL TERM TO       REMAINING
  CONTROL        ACCRUAL                             ONLY PERIOD           INTEREST ONLY             MATURITY            TERM TO
   NUMBER         METHOD        SEASONING              (MOS.)              PERIOD (MOS.)              (MOS.)         MATURITY (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
     1          Actual/360          2                     0                    0                       59                    57
     2          Actual/360          7                    35                   28                      118                   111
     3          Actual/360          3                     0                    0                      120                   117
     4          Actual/360          2                   120                  118                      120                   118
     5          Actual/360          1                     0                    0                      119                   118
------------------------------------------------------------------------------------------------------------------------------------
     6          Actual/360          2                     0                    0                      120                   118
     7          Actual/360          3                     0                    0                      120                   117
     8          Actual/360          4                    24                   20                      120                   116
     9          Actual/360          0                     0                    0                      120                   120
     10         Actual/360          0                     0                    0                      120                   120
------------------------------------------------------------------------------------------------------------------------------------
     11         Actual/360          9                    36                   27                       84                    75
     12         Actual/360          0                    24                   24                       60                    60
     13         Actual/360          2                    60                   58                      120                   118
     14         Actual/360          1                     0                    0                      108                   107
     15         Actual/360          3                    12                    9                      120                   117
------------------------------------------------------------------------------------------------------------------------------------
     16         Actual/360          1                    24                   23                      120                   119
     17         Actual/360          0                     0                    0                      120                   120
     18         Actual/360          1                    24                   23                      144                   143
     19         Actual/360          1                    24                   23                      120                   119
     20         Actual/360          0                    12                   12                       84                    84
------------------------------------------------------------------------------------------------------------------------------------
     21         Actual/360          2                     0                    0                       60                    58
     22         Actual/360          3                   120                  117                      120                   117
     23         Actual/360          1                    24                   23                       84                    83
     24         Actual/360          2                     0                    0                      120                   118
     25         Actual/360          3                    60                   57                      120                   117
------------------------------------------------------------------------------------------------------------------------------------
     26         Actual/360          2                     0                    0                      120                   118
     27         Actual/360          1                     0                    0                      120                   119
     28         Actual/360          1                    12                   11                       60                    59
     29         Actual/360          1                     0                    0                      120                   119
     30         Actual/360          0                    12                   12                      120                   120
------------------------------------------------------------------------------------------------------------------------------------
     31         Actual/360          3                     0                    0                      120                   117
     32         Actual/360          0                     0                    0                      120                   120
     33         Actual/360          1                    24                   23                      120                   119
     34         Actual/360          6                     0                    0                      120                   114
     35         Actual/360          0                     0                    0                       84                    84
------------------------------------------------------------------------------------------------------------------------------------
     36         Actual/360          0                     0                    0                      120                   120
     37         Actual/360          3                     0                    0                      108                   105
     38         Actual/360          2                     0                    0                      120                   118
     39         Actual/360          3                    12                    9                      120                   117
     40         Actual/360          0                    24                   24                      120                   120
------------------------------------------------------------------------------------------------------------------------------------
     41         Actual/360          0                     0                    0                      180                   180
     42         Actual/360          1                    12                   11                       60                    59
     43         Actual/360          3                    36                   33                      120                   117
     44         Actual/360          7                     0                    0                      120                   113
     45         Actual/360          7                    12                    5                      120                   113
------------------------------------------------------------------------------------------------------------------------------------
     46         Actual/360          3                     0                    0                      120                   117
     47         Actual/360          1                    24                   23                       60                    59
     48         Actual/360          2                     0                    0                      120                   118
     49         Actual/360          7                     0                    0                      120                   113
     50         Actual/360          0                     0                    0                      120                   120
------------------------------------------------------------------------------------------------------------------------------------
     51         Actual/360          2                    12                   10                      120                   118
     52         Actual/360          6                     0                    0                      120                   114
     53         Actual/360          3                    11                    8                      120                   117
     54         Actual/360          7                     0                    0                      120                   113
     55         Actual/360         11                     0                    0                      120                   109
------------------------------------------------------------------------------------------------------------------------------------
     56         Actual/360          3                     0                    0                      120                   117
     57         Actual/360          3                     0                    0                      120                   117
     58         Actual/360          3                     0                    0                      120                   117
     59         Actual/360          1                    24                   23                      120                   119
     60         Actual/360          0                     0                    0                      120                   120
------------------------------------------------------------------------------------------------------------------------------------
     61         Actual/360          2                     0                    0                      120                   118
     62         Actual/360          2                    24                   22                       60                    58
     63         Actual/360          1                     0                    0                      120                   119
     64         Actual/360          1                    12                   11                      120                   119
     65         Actual/360          3                     0                    0                      120                   117
------------------------------------------------------------------------------------------------------------------------------------
     66         Actual/360          4                     0                    0                      120                   116
     67         Actual/360          3                     0                    0                      120                   117
     68         Actual/360          3                     0                    0                      120                   117
     69         Actual/360          1                    12                   11                      108                   107
     70          30 / 360           1                    24                   23                      130                   129
------------------------------------------------------------------------------------------------------------------------------------
     71         Actual/360          3                     0                    0                      120                   117
     72         Actual/360          1                     0                    0                      120                   119
     73         Actual/360          2                     0                    0                      120                   118
     74         Actual/360          0                    24                   24                      120                   120
     75         Actual/360          3                    12                    9                      108                   105
------------------------------------------------------------------------------------------------------------------------------------
     76         Actual/360          1                     0                    0                      120                   119
     77         Actual/360          6                     0                    0                      120                   114
     78         Actual/360          3                     0                    0                      120                   117
     79         Actual/360          1                    24                   23                      121                   120
     80         Actual/360          1                     0                    0                      120                   119
------------------------------------------------------------------------------------------------------------------------------------
     81         Actual/360          2                     0                    0                      120                   118
     82         Actual/360          2                     0                    0                      120                   118
     83         Actual/360          3                    60                   57                       60                    57
     84         Actual/360          3                    60                   57                       60                    57
     85         Actual/360          5                     0                    0                      120                   115
------------------------------------------------------------------------------------------------------------------------------------
     86          30 / 360           2                     0                    0                      120                   118
     87         Actual/360          9                    12                    3                      108                    99
     88         Actual/360          0                    24                   24                      120                   120
     89         Actual/360          2                     0                    0                      151                   149
     90         Actual/360          3                    60                   57                       60                    57
------------------------------------------------------------------------------------------------------------------------------------
     91         Actual/360          0                     0                    0                      120                   120
     92         Actual/360          0                     0                    0                      120                   120
     93         Actual/360          0                     0                    0                      120                   120
     94         Actual/360          0                     0                    0                       84                    84
     95         Actual/360          3                    60                   57                       60                    57
------------------------------------------------------------------------------------------------------------------------------------
     96         Actual/360          1                     0                    0                      120                   119
     97         Actual/360          3                     0                    0                      120                   117
     98         Actual/360          2                     0                    0                      120                   118
     99         Actual/360          1                    60                   59                      120                   119
    100         Actual/360          2                    60                   58                       96                    94
------------------------------------------------------------------------------------------------------------------------------------
    101         Actual/360          2                     0                    0                      120                   118
    102         Actual/360          0                     0                    0                      120                   120
    103         Actual/360          1                   120                  119                      120                   119
    104         Actual/360          1                     0                    0                       84                    83
    105         Actual/360          6                     0                    0                      120                   114
------------------------------------------------------------------------------------------------------------------------------------
    106         Actual/360          1                     0                    0                      120                   119
    107         Actual/360          1                     0                    0                      120                   119
    108         Actual/360          9                     0                    0                      120                   111
    109         Actual/360          1                     0                    0                      120                   119
    110         Actual/360          1                     0                    0                      120                   119
------------------------------------------------------------------------------------------------------------------------------------
    111         Actual/360          0                     0                    0                      120                   120
    112         Actual/360          4                    60                   56                       60                    56
    113         Actual/360          0                     0                    0                      120                   120
    114         Actual/360          4                    24                   20                      120                   116
    115         Actual/360          6                     0                    0                       60                    54
------------------------------------------------------------------------------------------------------------------------------------
    116         Actual/360          3                    24                   21                      108                   105
    117         Actual/360          0                     0                    0                      120                   120
    118         Actual/360          6                     0                    0                      120                   114
    119         Actual/360          1                     0                    0                      120                   119
    120         Actual/360          1                     0                    0                      120                   119
------------------------------------------------------------------------------------------------------------------------------------
    121         Actual/360          1                     0                    0                      120                   119
    122         Actual/360          2                     0                    0                      120                   118
    123         Actual/360          0                     0                    0                      120                   120
    124         Actual/360          3                     0                    0                      120                   117
    125         Actual/360          1                     0                    0                      120                   119
------------------------------------------------------------------------------------------------------------------------------------
    126         Actual/360          1                     0                    0                      120                   119
    127         Actual/360         11                    24                   13                      120                   109
    128         Actual/360          2                     0                    0                      120                   118
    129         Actual/360          0                     0                    0                      120                   120
    130         Actual/360          0                    24                   24                      120                   120
------------------------------------------------------------------------------------------------------------------------------------
    131         Actual/360         17                    60                   43                       60                    43
    132         Actual/360          1                     0                    0                      120                   119
    133         Actual/360          0                    12                   12                       84                    84
    134         Actual/360          0                    24                   24                      120                   120
    135         Actual/360          1                     0                    0                      120                   119
------------------------------------------------------------------------------------------------------------------------------------
    136         Actual/360          6                     0                    0                       60                    54
    137         Actual/360          1                     0                    0                      120                   119
    138         Actual/360          2                     0                    0                      120                   118
    139         Actual/360          2                     0                    0                      120                   118
    140         Actual/360          2                     0                    0                      120                   118
------------------------------------------------------------------------------------------------------------------------------------
    141         Actual/360          1                     0                    0                      120                   119

                     ORIGINAL                  REMAINING
  CONTROL        AMORTIZATION TERM         AMORTIZATION TERM                              FIRST
   NUMBER             (MOS.)                     (MOS.)              NOTE DATE        PAYMENT DATE         MATURITY DATE
-----------------------------------------------------------------------------------------------------------------------------
     1                  360                       358                 5/17/2004          7/1/2004              5/1/2009
     2                  324                       324                 12/9/2003          2/1/2004              11/1/2013
     3                  360                       357                 4/22/2004          6/1/2004              5/1/2014
     4                                                                5/18/2004          7/6/2004              6/6/2014
     5                  360                       359                 6/10/2004          8/1/2004              6/1/2014
---------------------------------------------------------------------------------------------------------------------------
     6                  360                       358                 5/25/2004          7/1/2004              6/1/2014
     7                  360                       357                 4/15/2004          6/1/2004              5/1/2014
     8                  360                       360                 3/4/2004           5/1/2004              4/1/2014
     9                  300                       300                 7/29/2004          9/1/2004              8/1/2014
     10                 360                       360                 8/9/2004           10/1/2004             9/1/2014
---------------------------------------------------------------------------------------------------------------------------
     11                 360                       360                 10/10/2003         12/1/2003             11/1/10
     12                 360                       360                 7/28/2004          9/1/2004              8/1/2009
     13                 360                       360                 5/13/2004          7/1/2004              6/1/2014
     14                 360                       359                 6/4/2004           8/1/2004              7/1/2013
     15                 360                       360                 4/29/2004          6/1/2004              5/1/2014
---------------------------------------------------------------------------------------------------------------------------
     16                 360                       360                 6/3/2004           8/1/2004              7/1/2014
     17                 360                       360                 7/23/2004          9/1/2004              8/1/2014
     18                 360                       360                 6/21/2004          8/1/2004              7/1/2016
     19                 360                       360                 6/23/2004          8/1/2004              7/1/2014
     20                 360                       360                 7/27/2004          9/1/2004              8/1/2011
---------------------------------------------------------------------------------------------------------------------------
     21                 360                       358                 5/3/2004           7/1/2004              6/1/2009
     22                                                               4/27/2004          6/1/2004              5/1/2014
     23                 360                       360                 6/18/2004          8/1/2004              7/1/2011
     24                 336                       334                 5/12/2004          7/1/2004              6/1/2014
     25                 300                       300                 4/30/2004          6/1/2004              5/1/2014
---------------------------------------------------------------------------------------------------------------------------
     26                 360                       358                 5/14/2004          7/1/2004              6/1/2014
     27                 360                       359                 6/10/2004          8/1/2004              7/1/2014
     28                 360                       360                 6/29/2004          8/1/2004              7/1/2009
     29                 360                       359                 6/8/2004           8/1/2004              7/1/2014
     30                 360                       360                 7/29/2004          9/1/2004              8/1/2014
---------------------------------------------------------------------------------------------------------------------------
     31                 360                       357                 4/30/2004          6/1/2004              5/1/2014
     32                 360                       360                 7/20/2004          9/6/2004              8/6/2014
     33                 360                       360                 6/4/2004           8/1/2004              7/1/2014
     34                 360                       354                 1/20/2004          3/1/2004              2/1/2014
     35                 360                       360                 7/9/2004           9/1/2004              8/1/2011
---------------------------------------------------------------------------------------------------------------------------
     36                 360                       360                 7/28/2004          9/1/2004              8/1/2014
     37                 360                       357                 4/28/2004          6/1/2004              5/1/2013
     38                 360                       358                 5/6/2004           7/1/2004              6/1/2014
     39                 360                       360                 4/16/2004          6/1/2004              5/1/2014
     40                 360                       360                 7/26/2004          9/1/2004              8/1/2014
---------------------------------------------------------------------------------------------------------------------------
     41                 180                       180                 7/1/2004           9/1/2004              8/1/2019
     42                 360                       360                 6/29/2004          8/1/2004              7/1/2009
     43                 360                       360                 4/19/2004          6/1/2004              5/1/2014
     44                 360                       353                 12/24/2003          2/1/2004             1/1/2014
     45                 360                       360                 12/11/2003          2/1/2004             1/1/2014
---------------------------------------------------------------------------------------------------------------------------
     46                 300                       297                 4/28/2004          6/1/2004              5/1/2014
     47                 360                       360                 6/16/2004          8/1/2004              7/1/2009
     48                 360                       358                 5/3/2004           7/1/2004              6/1/2014
     49                 360                       353                 12/24/2003          2/1/2004             1/1/2014
     50                 360                       360                 8/2/2004           10/1/2004             9/1/2014
---------------------------------------------------------------------------------------------------------------------------
     51                 360                       360                 5/4/2004           7/1/2004              6/1/2014
     52                 360                       354                 1/20/2004          3/1/2004              2/1/2014
     53                 360                       360                 4/5/2004           6/1/2004              5/1/2014
     54                 360                       353                 12/19/2003          2/1/2004             1/1/2014
     55                 360                       349                 8/11/2003          10/1/2003             9/1/2013
---------------------------------------------------------------------------------------------------------------------------
     56                 360                       357                 4/30/2004          6/1/2004              5/1/2014
     57                 360                       357                 4/30/2004          6/1/2004              5/1/2014
     58                 360                       357                 4/30/2004          6/1/2004              5/1/2014
     59                 360                       360                 6/10/2004          8/1/2004              7/1/2014
     60                 360                       360                 7/19/2004          9/1/2004              8/1/2014
---------------------------------------------------------------------------------------------------------------------------
     61                 360                       358                 5/27/2004          7/1/2004              6/1/2014
     62                 360                       360                 5/6/2004           7/1/2004              6/1/2009
     63                 360                       359                 6/30/2004          8/1/2004              7/1/2014
     64                 360                       360                 6/18/2004          8/1/2004              7/1/2014
     65                 300                       297                 4/8/2004           6/1/2004              5/1/2014
---------------------------------------------------------------------------------------------------------------------------
     66                 351                       347                 3/24/2004          5/1/2004              4/1/2014
     67                 360                       357                 4/30/2004          6/1/2004              5/1/2014
     68                 360                       357                 4/27/2004          6/1/2004              5/1/2014
     69                 336                       336                 6/30/2004          8/1/2004              7/1/2013
     70                 360                       360                 6/24/2004          8/1/2004              5/1/2015
---------------------------------------------------------------------------------------------------------------------------
     71                 360                       357                 4/30/2004          6/1/2004              5/1/2014
     72                 360                       359                 7/1/2004           8/1/2004              7/1/2014
     73                 360                       358                 5/28/2004          7/1/2004              6/1/2014
     74                 360                       360                 7/12/2004          9/1/2004              8/1/2014
     75                 360                       360                 4/29/2004          6/1/2004              5/1/2013
---------------------------------------------------------------------------------------------------------------------------
     76                 300                       299                 6/29/2004          8/1/2004              7/1/2014
     77                 360                       354                 1/20/2004          3/1/2004              2/1/2014
     78                 360                       357                 4/30/2004          6/1/2004              5/1/2014
     79                 360                       360                 6/25/2004          8/1/2004              8/1/2014
     80                 360                       359                 6/28/2004          8/1/2004              7/1/2014
---------------------------------------------------------------------------------------------------------------------------
     81                 360                       358                 5/14/2004          7/1/2004              6/1/2014
     82                 360                       358                 5/6/2004           7/1/2004              6/1/2014
     83                                                               4/8/2004           6/1/2004              5/1/2009
     84                                                               4/8/2004           6/1/2004              5/1/2009
     85                 360                       355                 2/11/2004          4/1/2004              3/1/2014
---------------------------------------------------------------------------------------------------------------------------
     86                 360                       358                 5/11/2004          7/1/2004              6/1/2014
     87                 360                       360                 10/8/2003          12/1/2003             11/1/2012
     88                 360                       360                 7/28/2004          9/1/2004              8/1/2014
     89                 360                       358                 5/14/2004          7/1/2004              1/1/2017
     90                                                               4/8/2004           6/1/2004              5/1/2009
---------------------------------------------------------------------------------------------------------------------------
     91                 360                       360                 7/27/2004          9/1/2004              8/1/2014
     92                 360                       360                 7/21/2004          9/1/2004              8/1/2014
     93                 300                       300                 7/27/2004          9/1/2004              8/1/2014
     94                 360                       360                 7/19/2004          9/1/2004              8/1/2011
     95                                                               4/21/2004          6/1/2004              5/1/2009
---------------------------------------------------------------------------------------------------------------------------
     96                 360                       359                 6/14/2004          8/1/2004              7/1/2014
     97                 360                       357                 4/19/2004          6/1/2004              5/1/2014
     98                 300                       298                 5/5/2004           7/1/2004              6/1/2014
     99                 324                       324                 6/9/2004           8/1/2004              7/1/2014
    100                 360                       360                 5/3/2004           7/1/2004              6/1/2012
---------------------------------------------------------------------------------------------------------------------------
    101                 300                       298                 5/27/2004          7/1/2004              6/1/2014
    102                 360                       360                 7/15/2004          9/1/2004              8/1/2014
    103                                                               6/1/2004           8/1/2004              7/1/2014
    104                 360                       359                 6/18/2004          8/1/2004              7/1/2011
    105                 360                       354                 1/20/2004          3/1/2004              2/1/2014
---------------------------------------------------------------------------------------------------------------------------
    106                 360                       359                 6/15/2004          8/1/2004              7/1/2014
    107                 300                       299                 6/23/2004          8/1/2004              7/1/2014
    108                 360                       351                 10/8/2003          12/1/2003             11/1/2013
    109                 360                       359                 6/30/2004          8/1/2004              7/1/2014
    110                 360                       359                 6/21/2004          8/1/2004              7/1/2014
---------------------------------------------------------------------------------------------------------------------------
    111                 360                       360                 7/22/2004          9/1/2004              8/1/2014
    112                                                               3/25/2004          5/1/2004              4/1/2009
    113                 324                       324                 7/2/2004           9/1/2004              8/1/2014
    114                 360                       360                 3/29/2004          5/1/2004              4/1/2014
    115                 360                       354                 1/20/2004          3/1/2004              2/1/2009
---------------------------------------------------------------------------------------------------------------------------
    116                 360                       360                 4/30/2004          6/1/2004              5/1/2013
    117                 360                       360                 7/20/2004          9/1/2004              8/1/2014
    118                 360                       354                 1/20/2004          3/1/2004              2/1/2014
    119                 360                       359                 6/14/2004          8/1/2004              7/1/2014
    120                 360                       359                 6/18/2004          8/1/2004              7/1/2014
---------------------------------------------------------------------------------------------------------------------------
    121                 360                       359                 6/29/2004          8/1/2004              7/1/2014
    122                 360                       358                 5/14/2004          7/1/2004              6/1/2014
    123                 360                       360                 7/8/2004           9/1/2004              8/1/2014
    124                 360                       357                 4/5/2004           6/1/2004              5/1/2014
    125                 156                       155                 6/10/2004          8/1/2004              7/1/2014
---------------------------------------------------------------------------------------------------------------------------
    126                 300                       299                 6/23/2004          8/1/2004              7/1/2014
    127                 360                       360                 8/29/2003          10/1/2003             9/1/2013
    128                 360                       358                 5/4/2004           7/1/2004              6/1/2014
    129                 360                       360                 7/14/2004          9/1/2004              8/1/2014
    130                 360                       360                 7/28/2004          9/1/2004              8/1/2014
---------------------------------------------------------------------------------------------------------------------------
    131                                                               2/19/2003          4/1/2003              3/1/2008
    132                 360                       359                 6/4/2004           8/1/2004              7/1/2014
    133                 348                       348                 7/2/2004           9/1/2004              8/1/2011
    134                 360                       360                 7/28/2004          9/1/2004              8/1/2014
    135                 360                       359                 6/29/2004          8/1/2004              7/1/2014
---------------------------------------------------------------------------------------------------------------------------
    136                 360                       354                 1/20/2004          3/1/2004              2/1/2009
    137                 360                       359                 6/16/2004          8/1/2004              7/1/2014
    138                 360                       358                 5/27/2004          7/1/2004              6/1/2014
    139                 360                       358                 5/28/2004          7/1/2004              6/1/2014
    140                 300                       298                 5/20/2004          7/1/2004              6/1/2014
---------------------------------------------------------------------------------------------------------------------------
    141                 300                       299                 6/8/2004           8/1/2004              7/1/2014

                                       MONTHLY              ANNUAL
  CONTROL          ARD                  DEBT                 DEBT         GRACE           PAYMENT
   NUMBER       (YES / NO)           SERVICE ($)         SERVICE ($)     PERIOD             DATE
----------------------------------------------------------------------------------------------------------
     1              No               2,235,161.95        26,821,943.36      0                1
     2              No                 821,047.97         9,852,575.64      0                1
     3              No                 799,626.77         9,595,521.25      0                1
     4              No               2,187,796.48        26,253,557.78      0                6
     5              No                 707,327.01         8,487,924.12      0                1
----------------------------------------------------------------------------------------------------------
     6              No                 619,346.10         7,432,153.24      0                1
     7              No                 496,036.97         5,952,443.64      5                1
     8              No               2,543,235.51        30,518,826.11      0                1
     9              No                 476,536.97         5,718,443.64      0                1
     10             No                 401,159.84         4,813,918.02      0                1
----------------------------------------------------------------------------------------------------------
     11             No               1,745,868.19        20,950,418.25      0                1
     12             No                 365,725.82         4,388,709.84      0                1
     13             No                 260,479.76         3,125,757.11      0                1
     14             No                 274,046.40         3,288,556.80      5                1
     15             No                 278,473.50         3,341,682.00      5                1
----------------------------------------------------------------------------------------------------------
     16             No                 254,038.84         3,048,466.04      0                1
     17             No                 242,656.35         2,911,876.14      0                1
     18             No                 214,079.36         2,568,952.32      5                1
     19             No                 195,389.11         2,344,669.32      5                1
     20             No                 171,228.90         2,054,746.74      0                1
----------------------------------------------------------------------------------------------------------
     21             No                 159,391.61         1,912,699.32      5                1
     22             No                 106,526.74         1,278,320.84      0                1
     23             No                 147,840.56         1,774,086.72      5                1
     24             No                 145,494.38         1,745,932.52      0                1
     25             No                 157,240.00         1,886,880.00      0                1
----------------------------------------------------------------------------------------------------------
     26             No                 135,553.27         1,626,639.19      0                1
     27             No                 134,142.14         1,609,705.70      0                1
     28             No                 120,965.79         1,451,589.48      5                1
     29             No                 128,891.15         1,546,693.80      0                1
     30             No                 119,845.82         1,438,149.85      0                1
----------------------------------------------------------------------------------------------------------
     31             No                 111,072.14         1,332,865.63      5                1
     32             No                 113,150.75         1,357,808.94      0                6
     33             No                 104,374.84         1,252,498.09      0                1
     34             No                  95,074.01         1,140,888.12     10                1
     35             No                  92,560.11         1,110,721.32      5                1
----------------------------------------------------------------------------------------------------------
     36             No                  93,415.27         1,120,983.26      0                1
     37             No                  90,848.04         1,090,176.48      5                1
     38             No                  90,458.06         1,085,496.72      5                1
     39             No                  88,024.34         1,056,292.08      5                1
     40             No                 102,484.87         1,229,818.49      0                1
----------------------------------------------------------------------------------------------------------
     41             No                 120,660.54         1,447,926.48      5                1
     42             No                  84,368.32         1,012,419.84      5                1
     43             No                  82,234.60           986,815.20      0                1
     44             No                  82,815.29           993,783.44      0                1
     45             No                  81,795.25           981,543.00      5                1
----------------------------------------------------------------------------------------------------------
     46             No                  77,945.20           935,342.43      5                1
     47             No                  69,621.73           835,460.76      0                1
     48             No                  60,097.02           721,164.29      0                1
     49             No                  70,067.99           840,815.89      0                1
     50             No                  61,084.26           733,011.12      0                1
----------------------------------------------------------------------------------------------------------
     51             No                  58,764.25           705,171.06      0                1
     52             No                  57,519.29           690,231.48     10                1
     53             No                  53,450.21           641,402.52      5                1
     54             No                  53,226.88           638,722.61     10                1
     55             No                  60,478.15           725,737.76      0                1
----------------------------------------------------------------------------------------------------------
     56             No                  52,590.61           631,087.32      5                1
     57             No                  51,996.05           623,952.65      5                1
     58             No                  51,777.30           621,327.60      5                1
     59             No                  54,365.25           652,383.02      0                1
     60             No                  57,034.17           684,410.09      0                1
----------------------------------------------------------------------------------------------------------
     61             No                  52,559.31           630,711.72      5                1
     62             No                  53,733.48           644,801.73      0                1
     63             No                  52,665.36           631,984.32      5                1
     64             No                  49,859.95           598,319.40      5                1
     65             No                  52,555.04           630,660.47      0                1
----------------------------------------------------------------------------------------------------------
     66             No                  50,940.96           611,291.52     10                1
     67             No                  47,362.96           568,355.57      5                1
     68             No                  47,044.31           564,531.71      0                1
     69             No                  49,518.99           594,227.88      5                1
     70             No                  46,533.48           558,401.73      5                1
----------------------------------------------------------------------------------------------------------
     71             No                  44,022.20           528,266.45      5                1
     72             No                  45,419.63           545,035.56      0                1
     73             No                  46,314.57           555,774.84      5                1
     74             No                  43,809.35           525,712.20      5                1
     75             No                  38,780.52           465,366.24      5                1
----------------------------------------------------------------------------------------------------------
     76             No                  50,390.45           604,685.45      0                1
     77             No                  42,044.92           504,539.04     10                1
     78             No                  39,487.83           473,854.01      5                1
     79             No                  40,716.80           488,601.60      5                1
     80             No                  40,426.27           485,115.24      5                1
----------------------------------------------------------------------------------------------------------
     81             No                  37,681.71           452,180.57      5                1
     82             No                  37,258.82           447,105.84      5                1
     83             No                  23,815.57           285,786.89      5                1
     84             No                  23,514.11           282,169.33      5                1
     85             No                  36,319.49           435,833.84      0                1
----------------------------------------------------------------------------------------------------------
     86             No                  31,697.89           380,374.66      5                1
     87             No                  33,003.69           396,044.28      5                1
     88             No                  34,978.77           419,745.24      0                1
     89             No                  35,412.92           424,955.04      5                1
     90             No                  21,818.38           261,820.58      5                1
----------------------------------------------------------------------------------------------------------
     91             No                  34,452.97           413,435.68      0                1
     92             No                  35,441.14           425,293.73      0                1
     93             No                  36,436.18           437,234.16      0                1
     94             No                  31,654.36           379,852.33      0                1
     95             No                  19,527.50           234,330.00      5                1
----------------------------------------------------------------------------------------------------------
     96             No                  31,233.05           374,796.60      5                1
     97             No                  29,775.99           357,311.90      0                1
     98             No                  33,202.35           398,428.22      0                1
     99             No                  30,670.72           368,048.64      5                1
    100             No                  28,209.10           338,509.20      5                1
----------------------------------------------------------------------------------------------------------
    101             No                  28,440.65           341,287.80      5                1
    102             No                  26,806.43           321,677.16      0                1
    103             No                  22,432.29           269,187.50      5                1
    104             No                  24,517.84           294,214.13      5                1
    105             No                  25,716.80           308,601.60     10                1
----------------------------------------------------------------------------------------------------------
    106             No                  25,745.80           308,949.60      5                1
    107             No                  28,387.18           340,646.14      0                1
    108             No                  24,495.92           293,951.04      5                1
    109             No                  24,164.31           289,971.72      5                1
    110             No                  24,123.65           289,483.75      0                1
----------------------------------------------------------------------------------------------------------
    111             No                  25,022.84           300,274.06      0                1
    112             No                  14,160.31           169,923.72      5                1
    113             No                  24,475.69           293,708.24      0                1
    114             No                  20,102.89           241,234.68      5                1
    115             No                  18,732.01           224,784.12     10                1
----------------------------------------------------------------------------------------------------------
    116             No                  17,552.03           210,624.36      5                1
    117             No                  19,518.69           234,224.28      5                1
    118             No                  19,593.75           235,125.00     10                1
    119             No                  19,131.61           229,579.32      5                1
    120             No                  18,654.01           223,848.10     10                1
----------------------------------------------------------------------------------------------------------
    121             No                  17,426.81           209,121.72      5                1
    122             No                  18,978.19           227,738.27      0                1
    123             No                  18,179.84           218,158.12      0                1
    124             No                  16,566.11           198,793.32      5                1
    125             No                  28,599.77           343,197.24      5                1
----------------------------------------------------------------------------------------------------------
    126             No                  19,599.13           235,189.59      0                1
    127             No                  16,522.97           198,275.64      5                1
    128             No                  16,295.12           195,541.46      0                1
    129             No                  15,905.13           190,861.56      5                1
    130             No                  15,124.91           181,498.98      0                1
----------------------------------------------------------------------------------------------------------
    131             No                  11,031.11           132,373.33      5                1
    132             No                  15,231.21           182,774.46      0                1
    133             No                  15,296.52           183,558.19      0                1
    134             No                  14,186.82           170,241.85      0                1
    135             No                  13,476.84           161,722.07      0                1
----------------------------------------------------------------------------------------------------------
    136             No                  10,911.55           130,938.60     10                1
    137             No                  10,104.84           121,258.08      0                1
    138             No                   8,143.36            97,720.32      5                1
    139             No                   8,063.61            96,763.32      5                1
    140             No                   8,102.49            97,229.83      0                1
----------------------------------------------------------------------------------------------------------
    141             No                   3,365.72            40,388.63     10                1

                                                              THIRD                THIRD                SECOND
  CONTROL                                                  MOST RECENT          MOST RECENT          MOST RECENT
   NUMBER           PREPAYMENT PROVISION (1)                 NOI ($)             NOI DATE              NOI ($)
----------------------------------------------------------------------------------------------------------------------
     1            Lockout/26_Defeasance/28_0%/5                N/A                  N/A                  N/A
     2            Lockout/31_Defeasance/83_0%/4            14,992,055           12/31/2002             20,474,126
     3            Lockout/27_Defeasance/90_0%/3            12,263,926           12/31/2002             12,668,010
     4            Lockout/26_Defeasance/87_0%/7            59,669,734           12/31/2002             60,913,274
     5            Lockout/25_Defeasance/89_0%/5                N/A                  N/A               3,221,504
----------------------------------------------------------------------------------------------------------------------
     6            Lockout/26_Defeasance/91_0%/3             9,518,235           12/31/2002             8,587,965
     7            Lockout/27_Defeasance/89_0%/4                N/A                 N/A                  N/A
     8            Lockout/28_Defeasance/88_0%/4            60,997,121           12/31/2002             52,974,076
     9            Lockout/24_Defeasance/92_0%/4            13,390,347           12/31/2002             11,043,426
     10           Lockout/23_Defeasance/93_0%/4             6,300,924           12/31/2002             6,408,157
----------------------------------------------------------------------------------------------------------------------
     11           Lockout/33_Defeasance/47_0%/4            30,159,684           12/31/2002             33,783,821
     12           Lockout/24_Defeasance/33_0%/3             6,714,491           12/31/2002             5,924,554
     13           Lockout/26_Defeasance/90_0%/4             5,642,063           12/31/2002             5,444,279
     14           Lockout/25_Defeasance_79_0%/4                N/A                  N/A               4,275,838
     15           Lockout/27_Defeasance/89_0%/4             3,171,754           12/31/2002             2,639,756
----------------------------------------------------------------------------------------------------------------------
     16           Lockout/25_Defeasance/92_0%/3             1,219,105           12/31/2002             2,922,237
     17           Lockout/24_Defeasance/92_0%/4                N/A                  N/A               2,803,784
     18          Lockout/25_Defeasance/115_0%/4                N/A                  N/A                  N/A
     19           Lockout/25_Defeasance/91_0%/4             2,073,123           12/31/2002             2,609,311
     20           Lockout/35_>YM or 1%/46_0%/3              4,066,812           12/31/2002             3,422,533
----------------------------------------------------------------------------------------------------------------------
     21           Lockout/26_Defeasance/30_0%/4                N/A                  N/A               1,957,135
     22           Lockout/27_Defeasance/86_0%/7             3,473,206           12/31/2002             3,433,526
     23           Lockout/25_Defeasance/52_0%/7             1,843,896           12/31/2002             1,978,803
     24           Lockout/26_Defeasance/87_0%/7                N/A                  N/A                  N/A
     25           Lockout/27_Defeasance/89_0%/4             1,211,225           12/31/2002             1,431,417
----------------------------------------------------------------------------------------------------------------------
     26           Lockout/26_Defeasance/90_0%/4             2,182,963           12/31/2002             1,963,786
     27           Lockout/25_Defeasance/91_0%/4                N/A                  N/A                  N/A
     28           Lockout/25_Defeasance/31_0%/4                N/A                  N/A                  N/A
     29           Lockout/25_Defeasance/88_0%/7             2,092,858           12/31/2002             2,213,821
     30           Lockout/24_Defeasance/92_0%/4             2,427,195           12/31/2002             2,711,276
----------------------------------------------------------------------------------------------------------------------
     31           Lockout/35_Defeasance/81_0%/4                N/A                  N/A               1,742,718
     32           Lockout/24_Defeasance/93_0%/3              508,591            12/31/2002             1,610,237
     33           Lockout/25_Defeasance/91_0%/4             1,071,603           12/31/2002             1,265,201
     34           Lockout/27_>YM or 1%/92_0%/1                 N/A                  N/A                  N/A
     35           Lockout/24_Defeasance/56_0%/4                N/A                  N/A                  N/A
----------------------------------------------------------------------------------------------------------------------
     36           Lockout/24_Defeasance/92_0%/4                N/A                  N/A                  N/A
     37           Lockout/27_Defeasance/77_0%/4                N/A                  N/A                  N/A
     38           Lockout/26_Defeasance/90_0%/4                N/A                  N/A              1,788,078
     39           Lockout/27_Defeasance/89_0%/4             1,282,698           12/31/2002           1,413,477
     40           Lockout/24_Defeasance/92_0%/4              947,226            12/31/2002           1,068,416
----------------------------------------------------------------------------------------------------------------------
     41          Lockout/24_Defeasance/152_0%/4                N/A                  N/A              2,326,606
     42           Lockout/25_Defeasance/31_0%/4                N/A                  N/A                  N/A
     43           Lockout/27_Defeasance/89_0%/4             1,491,741           12/31/2002           1,177,457
     44           Lockout/31_Defeasance/85_0%/4             1,148,603           12/31/2002               N/A
     45           Lockout/31_>YM or 1%/85_0%/4                 N/A                  N/A              1,752,834
----------------------------------------------------------------------------------------------------------------------
     46           Lockout/35_Defeasance/81_0%/4                N/A                  N/A                859,456
     47           Lockout/25_Defeasance/32_0%/3             1,240,979           12/31/2002           1,381,166
     48           Lockout/26_Defeasance/90_0%/4                N/A                  N/A                  N/A
     49           Lockout/31_Defeasance/85_0%/4                N/A                  N/A                  N/A
     50           Lockout/23_Defeasance/94_0%/3             2,776,718           12/31/2002           2,857,244
----------------------------------------------------------------------------------------------------------------------
     51           Lockout/26_Defeasance/90_0%/4                N/A                  N/A                  N/A
     52           Lockout/27_>YM or 1%/92_0%/1              1,171,795           12/31/2002           1,297,341
     53           Lockout/27_Defeasance/89_0%/4                N/A                  N/A                  N/A
     54           Lockout/35_Defeasance/81_0%/4             1,316,505           12/31/2002           1,220,276
     55           Lockout/35_Defeasance/81_0%/4              532,185            12/31/2002             915,688
----------------------------------------------------------------------------------------------------------------------
     56           Lockout/29_Defeasance/87_0%/4                N/A                  N/A                319,136
     57           Lockout/29_Defeasance/87_0%/4              831,863            12/31/2002           1,016,302
     58           Lockout/29_Defeasance/87_0%/4              53,764             12/31/2002             883,693
     59           Lockout/25_Defeasance/91_0%/4              338,869            12/31/2002             723,271
     60           Lockout/24_Defeasance/92_0%/4                N/A                  N/A                252,573
----------------------------------------------------------------------------------------------------------------------
     61           Lockout/26_Defeasance/90_0%/4             1,061,263           12/31/2002           1,109,760
     62           Lockout/26_Defeasance/31_0%/3              642,161            12/31/2002             721,087
     63           Lockout/25_Defeasance/91_0%/4              784,909            12/31/2002             779,655
     64           Lockout/25_Defeasance/91_0%/4             1,207,898           12/31/2002           1,466,767
     65           Lockout/27_Defeasance/89_0%/4              887,268            12/31/2002           1,077,044
----------------------------------------------------------------------------------------------------------------------
     66           Lockout/35_Defeasance/81_0%/4             1,035,367           12/31/2002                N/A
     67           Lockout/29_Defeasance/87_0%/4                N/A                  N/A                  N/A
     68           Lockout/59_>YM or 1%/57_0%/4              1,222,501           12/31/2002           1,138,268
     69           Lockout/25_Defeasance/79_0%/4                N/A                  N/A                  N/A
     70           Lockout/25_>YM or 1%/101_0%/4                N/A                  N/A                  N/A
----------------------------------------------------------------------------------------------------------------------
     71           Lockout/29_Defeasance/87_0%/4              837,796            12/31/2002             859,914
     72           Lockout/25_Defeasance/91_0%/4              779,930            12/31/2002             846,717
     73           Lockout/35_Defeasance/81_0%/4              836,581            12/31/2002             781,072
     74           Lockout/24_Defeasance/92_0%/4              779,013            12/31/2002             878,912
     75           Lockout/27_Defeasance/77_0%/4                N/A                  N/A                  N/A
----------------------------------------------------------------------------------------------------------------------
     76           Lockout/25_Defeasance/91_0%/4                N/A                  N/A                  N/A
     77           Lockout/27_>YM or 1%/92_0%/1                 N/A                  N/A                  N/A
     78           Lockout/29_Defeasance/87_0%/4                N/A                  N/A                  N/A
     79           Lockout/25_Defeasance/92_0%/4              909,277            12/31/2002             946,504
     80           Lockout/35_Defeasance/81_0%/4              604,135            12/31/2002             670,040
----------------------------------------------------------------------------------------------------------------------
     81           Lockout/29_Defeasance/87_0%/4                N/A                  N/A                  N/A
     82           Lockout/26_Defeasance/90_0%/4              379,247            12/31/2002             789,725
     83           Lockout/27_Defeasance/29_0%/4              741,881            12/31/2002             660,096
     84           Lockout/27_Defeasance/29_0%/4              819,675            12/31/2002             659,372
     85           Lockout/29_Defeasance/87_0%/4              916,443            12/31/2002             859,351
----------------------------------------------------------------------------------------------------------------------
     86           Lockout/35_Defeasance/81_0%/4              617,497            12/31/2002             485,764
     87           Lockout/33_Defeasance/71_0%/4                N/A                  N/A                509,629
     88           Lockout/24_Defeasance/92_0%/4              462,827            12/31/2002             591,387
     89          Lockout/26_Defeasance/121_0%/4                N/A                  N/A                659,595
     90           Lockout/27_Defeasance/29_0%/4              630,190            12/31/2002             586,934
----------------------------------------------------------------------------------------------------------------------
     91           Lockout/24_Defeasance/92_0%/4                N/A                  N/A                  N/A
     92           Lockout/24_Defeasance/92_0%/4              663,778            12/31/2002             502,156
     93           Lockout/24_Defeasance/92_0%/4                N/A                  N/A                  N/A
     94           Lockout/24_Defeasance/56_0%/4              461,544            12/31/2002             464,102
     95           Lockout/27_Defeasance/29_0%/4              554,412            12/31/2002             600,207
----------------------------------------------------------------------------------------------------------------------
     96           Lockout/25_Defeasance/91_0%/4                N/A                  N/A                  N/A
     97           Lockout/27_Defeasance/89_0%/4              145,159            12/31/2002             479,509
     98           Lockout/59_>YM or 1%/57_0%/4                 N/A                  N/A                  N/A
     99           Lockout/25_Defeasance/91_0%/4              522,130            12/31/2002             626,386
    100         Lockout/26_Defeasance/9_Lesser of              N/A                  N/A                  N/A
               Prepayment Premium/YM or 1%/57_0%/4
----------------------------------------------------------------------------------------------------------------------
    101           Lockout/26_Defeasance/90_0%/4              560,606            12/31/2002             570,768
    102           Lockout/24_Defeasance/92_0%/4                N/A                  N/A                675,097
    103           Lockout/25_>YM or 1%/91_0%/4               705,627            12/31/2002             781,656
    104           Lockout/35_Defeasance/45_0%/4              514,948            12/31/2002             541,287
    105           Lockout/27_>YM or 1%/92_0%/1               536,763            12/31/2002             375,167
----------------------------------------------------------------------------------------------------------------------
    106           Lockout/25_Defeasance/91_0%/4              455,374            12/31/2002             468,401
    107           Lockout/25_Defeasance/91_0%/4              445,744            12/31/2002             456,541
    108           Lockout/33_Defeasance/83_0%/4              569,525            12/31/2002             399,599
    109           Lockout/25_Defeasance/91_0%/4              594,617            12/31/2002             560,102
    110           Lockout/25_Defeasance/90_0%/5                N/A                  N/A                  N/A
----------------------------------------------------------------------------------------------------------------------
    111           Lockout/24_Defeasance/92_0%/4                N/A                  N/A                  N/A
    112           Lockout/28_Defeasance/28_0%/4                N/A                  N/A                  N/A
    113           Lockout/24_Defeasance/92_0%/4              214,318            12/31/2002             346,112
    114           Lockout/28_Defeasance/88_0%/4              473,638            12/31/2002             495,184
    115           Lockout/27_>YM or 1%/32_0%/1               345,881            12/31/2002             365,621
----------------------------------------------------------------------------------------------------------------------
    116           Lockout/27_Defeasance/77_0%/4              447,248            12/31/2002             456,569
    117           Lockout/24_Defeasance/92_0%/4              168,204            12/31/2002             296,725
    118           Lockout/27_>YM or 1%/92_0%/1               492,248            12/31/2002             404,830
    119           Lockout/25_Defeasance/91_0%/4                N/A                  N/A                  N/A
    120           Lockout/35_Defeasance/81_0%/4              258,756            12/31/2002             316,355
----------------------------------------------------------------------------------------------------------------------
    121           Lockout/25_Defeasance/91_0%/4                N/A                  N/A                  N/A
    122           Lockout/26_Defeasance/90_0%/4                N/A                  N/A                237,348
    123           Lockout/24_Defeasance/92_0%/4              131,988            12/31/2002             236,730
    124           Lockout/27_Defeasance/89_0%/4                N/A                  N/A                  N/A
    125           Lockout/25_Defeasance/91_0%/4              523,651            12/31/2002             481,607
----------------------------------------------------------------------------------------------------------------------
    126           Lockout/59_>YM or 1%/57_0%/4               329,716            12/31/2002             343,236
    127           Lockout/35_Defeasance/81_0%/4              287,697            12/31/2002             298,055
    128           Lockout/26_Defeasance/90_0%/4                N/A                  N/A                  N/A
    129           Lockout/24_Defeasance/92_0%/4                N/A                  N/A                  N/A
    130           Lockout/24_Defeasance/92_0%/4              240,922            12/31/2002             264,505
----------------------------------------------------------------------------------------------------------------------
    131           Lockout/41_Defeasance/15_0%/4                N/A                  N/A                232,773
    132           Lockout/25_Defeasance/91_0%/4              329,277            12/31/2002             270,891
    133           Lockout/24_Defeasance/56_0%/4                N/A                  N/A                  N/A
    134           Lockout/24_Defeasance/92_0%/4              213,260            12/31/2002             243,529
    135           Lockout/25_Defeasance/91_0%/4              122,336            12/31/2002             196,468
----------------------------------------------------------------------------------------------------------------------
    136           Lockout/27_>YM or 1%/32_0%/1               180,519            12/31/2002             262,145
    137           Lockout/25_Defeasance/91_0%/4              178,529            12/31/2002             186,973
    138           Lockout/26_Defeasance/90_0%/4              235,396            12/31/2002             218,498
    139           Lockout/26_Defeasance/90_0%/4              227,815            12/31/2002             217,002
    140           Lockout/59_>YM or 1%/57_0%/4               185,994            12/31/2002             168,896
----------------------------------------------------------------------------------------------------------------------
    141           Lockout/23_>YM or 1%/93_0%/4               75,180             12/31/2002              77,310

                   SECOND                                                                                             UNDERWRITTEN
  CONTROL        MOST RECENT         MOST RECENT         MOST RECENT            UNDERWRITTEN         UNDERWRITTEN     NET OPERATING
   NUMBER         NOI DATE             NOI ($)             NOI DATE                EGI ($)           EXPENSES ($)       INCOME ($)
-----------------------------------------------------------------------------------------------------------------------------------
     1               N/A                 N/A                N/A                   60,543,180           18,859,673       41,683,507
     2            12/31/2003          20,901,672         6/30/2004                43,176,763           19,384,473       23,792,290
     3            12/31/2003             N/A                N/A                   22,740,106            9,193,777       13,546,329
     4            12/31/2003             N/A                N/A                   81,826,292           18,830,618       62,995,674
     5            12/31/2003          11,309,590         4/30/2004                16,167,060            4,430,622       11,736,438
-----------------------------------------------------------------------------------------------------------------------------------
     6            12/31/2003          8,792,719          4/30/2004                15,016,235            5,214,691        9,801,544
     7               N/A                 N/A                N/A                   12,034,824            2,995,569        9,039,255
     8            12/31/2003             N/A                N/A                  109,419,139           45,240,912       64,178,227
     9            12/31/2003          11,741,866         5/31/2004                42,822,296           32,454,858       10,367,438
     10           12/31/2003          6,949,871          4/30/2004                10,029,534            3,457,607        6,571,927
-----------------------------------------------------------------------------------------------------------------------------------
     11           12/31/2003          29,158,434         7/31/2003                55,134,042           23,076,861       32,057,181
     12           12/31/2003             N/A                N/A                   14,235,470            7,931,519        6,303,951
     13           12/31/2003          5,503,505          3/31/2004                 8,577,853            2,618,349        5,959,504
     14           12/31/2003          4,361,425          4/30/2004                 5,948,022            1,681,893        4,266,129
     15           12/31/2003          2,648,935          2/29/2004                 5,474,431            1,423,190        4,051,241
-----------------------------------------------------------------------------------------------------------------------------------
     16           12/31/2003             N/A                N/A                    6,106,792            1,798,730        4,308,062
     17           12/31/2003          2,548,767          3/31/2004                 6,588,664            2,275,712        4,312,952
     18              N/A                 N/A                N/A                    3,572,159            1,075,972        2,496,187
     19           12/31/2003          2,879,223          3/31/2004                 6,076,945            3,009,341        3,067,604
     20           12/31/2003          3,105,071          4/30/2004                 6,020,677            2,587,247        3,433,430
-----------------------------------------------------------------------------------------------------------------------------------
     21           12/31/2003          2,140,707          2/29/2004                 4,251,911            1,677,367        2,574,544
     22           12/31/2003             N/A                N/A                    4,175,713              870,104        3,305,609
     23           12/31/2003             N/A                N/A                    4,469,220            1,967,546        2,501,674
     24              N/A                 N/A                N/A                    2,456,681               24,567        2,432,114
     25           12/31/2003             N/A                N/A                    3,118,566              640,377        2,478,189
-----------------------------------------------------------------------------------------------------------------------------------
     26           12/31/2003          1,926,995          3/31/2004                 3,039,707              795,637        2,244,070
     27              N/A                 N/A                N/A                    3,808,016            1,271,720        2,536,296
     28              N/A              1,837,485          4/30/2004                 3,043,636              990,220        2,053,416
     29           12/31/2003          2,272,067          4/30/2004                 3,259,024            1,101,388        2,157,636
     30           12/31/2003             N/A                N/A                    3,624,079            1,076,611        2,547,468
-----------------------------------------------------------------------------------------------------------------------------------
     31           12/31/2003             N/A                N/A                    2,225,096              531,922        1,693,175
     32           12/31/2003          1,904,167          4/30/2004                 3,066,674              923,994        2,142,680
     33           12/31/2003             N/A                N/A                    3,236,292            1,697,125        1,539,167
     34              N/A                 N/A                N/A                    2,924,470              973,809        1,950,661
     35              N/A                 N/A                N/A                    2,767,977            1,066,209        1,701,768
-----------------------------------------------------------------------------------------------------------------------------------
     36              N/A                 N/A                N/A                    2,335,022              727,904        1,607,118
     37              N/A                 N/A                N/A                    1,441,482              343,399        1,098,083
     38           12/31/2003          1,761,221          3/31/2004                 2,417,729              731,416        1,686,313
     39           12/31/2003          1,492,274          3/31/2004                 2,540,866            1,119,710        1,421,156
     40           12/31/2003             N/A                N/A                    2,099,981              582,881        1,517,100
-----------------------------------------------------------------------------------------------------------------------------------
     41           12/31/2003          2,593,908          4/30/2004                 3,358,145            1,109,009        2,249,136
     42              N/A              1,189,731          4/30/2004                 2,387,213              914,532        1,472,681
     43           12/31/2003             N/A                N/A                    2,102,913              602,352        1,500,561
     44              N/A               947,858           9/30/2003                 2,477,527              974,597        1,502,930
     45           12/31/2003             N/A                N/A                    2,055,925              660,595        1,395,330
-----------------------------------------------------------------------------------------------------------------------------------
     46           12/31/2003             N/A                N/A                    1,710,393              430,844        1,279,549
     47           12/31/2003          1,429,762          3/31/2004                 1,972,106              630,658        1,341,448
     48              N/A                 N/A                N/A                      913,500               27,405          886,095
     49              N/A                 N/A                N/A                    1,559,304              192,457        1,366,847
     50           12/31/2003          2,817,529          4/30/2004                 3,441,487              642,064        2,799,423
-----------------------------------------------------------------------------------------------------------------------------------
     51              N/A               273,596           12/31/2003                1,444,966              408,447        1,036,519
     52           12/31/2003             N/A                N/A                    1,951,530              806,930        1,144,600
     53              N/A                 N/A                N/A                    1,597,895              573,426        1,024,469
     54           12/31/2003          1,319,457          3/31/2004                 2,573,281            1,066,263        1,507,018
     55           12/31/2003           793,748           3/31/2003                 1,488,369              396,887        1,091,482
-----------------------------------------------------------------------------------------------------------------------------------
     56           12/31/2003           807,215           3/31/2004                 1,663,539              658,703        1,004,836
     57           12/31/2003          1,037,106          3/31/2004                 1,424,087              493,129          930,958
     58           12/31/2003           936,302           4/30/2004                 1,566,102              573,165          992,937
     59           12/31/2003             N/A                N/A                    1,000,774              191,273          809,501
     60           12/31/2003             N/A                N/A                    1,296,716              312,208          984,508
-----------------------------------------------------------------------------------------------------------------------------------
     61           12/31/2003           907,492           4/30/2004                 2,023,220            1,059,001          964,219
     62           12/31/2003             N/A                N/A                    1,329,951              447,024          882,927
     63           12/31/2003             N/A                N/A                    1,051,928              226,811          825,117
     64           12/31/2003          1,059,784          3/31/2004                 1,608,391              446,017        1,162,374
     65           12/31/2003             N/A                N/A                    1,380,239              363,496        1,016,743
-----------------------------------------------------------------------------------------------------------------------------------
     66              N/A              1,041,606          11/30/2003                2,336,890            1,362,767          974,123
     67              N/A               897,133           3/31/2004                 1,420,743              422,456          998,286
     68           12/31/2003             N/A                N/A                    2,199,565              732,707        1,466,858
     69              N/A               707,550           4/30/2004                 1,681,876              816,996          864,880
     70              N/A                 N/A                N/A                    1,058,767              153,174          905,593
-----------------------------------------------------------------------------------------------------------------------------------
     71           12/31/2003           876,643           3/31/2004                 1,135,401              283,332          852,069
     72           12/31/2003             N/A                N/A                    1,038,190              190,183          848,007
     73           12/31/2003           794,915           4/30/2004                 1,611,203              820,677          790,526
     74           12/31/2003             N/A                N/A                    1,162,856              280,958          881,898
     75              N/A               720,898           2/29/2004                 1,246,511              448,222          798,289
-----------------------------------------------------------------------------------------------------------------------------------
     76              N/A                 N/A                N/A                      864,987                    0          864,987
     77              N/A                 N/A                N/A                    1,188,898              496,097          692,801
     78              N/A               468,173           3/31/2004                   989,075              246,557          742,518
     79           12/31/2003          1,054,337          4/30/2004                 1,351,669              373,613          978,056
     80           12/31/2003             N/A                N/A                    1,034,720              280,059          754,661
-----------------------------------------------------------------------------------------------------------------------------------
     81              N/A               874,503           3/31/2004                 1,291,509              377,626          913,883
     82           12/31/2003           729,926           5/31/2004                 1,008,528              203,300          805,228
     83           12/31/2003             N/A                N/A                    1,315,218              706,960          608,258
     84           12/31/2003             N/A                N/A                    1,300,820              750,080          550,740
     85           12/31/2003             N/A                N/A                    1,034,566              222,639          811,927
-----------------------------------------------------------------------------------------------------------------------------------
     86           12/31/2003             N/A                N/A                    1,127,571              438,262          689,309
     87           12/31/2003           479,347           4/30/2004                   776,709              275,104          501,605
     88           12/31/2003           569,749           2/29/2004                 1,157,200              621,705          535,495
     89           12/31/2003           745,509           5/31/2004                   856,797              206,722          650,075
     90           12/31/2003             N/A                N/A                    1,260,273              720,799          539,474
-----------------------------------------------------------------------------------------------------------------------------------
     91              N/A                 N/A                N/A                      738,062              145,669          592,393
     92           12/31/2003           503,145           3/31/2004                 1,349,313              582,353          766,960
     93              N/A                 N/A                N/A                      776,473              165,534          610,939
     94           12/31/2003             N/A                N/A                      698,788              137,847          560,941
     95           12/31/2003           574,108           3/31/2004                   974,099              392,601          581,498
-----------------------------------------------------------------------------------------------------------------------------------
     96              N/A                 N/A                N/A                      907,073              344,473          562,600
     97           12/31/2003             N/A                N/A                    1,024,970              369,619          655,351
     98              N/A                 N/A                N/A                      633,101               18,993          614,108
     99           12/31/2003             N/A                N/A                      866,181              259,409          606,772
    100              N/A               603,672           3/31/2004                   763,136              263,937          499,199
-----------------------------------------------------------------------------------------------------------------------------------
    101           12/31/2003           601,558           3/1/2004                   700,335              192,312          508,023
    102           12/31/2003             N/A                N/A                      718,986              172,087          546,899
    103           12/31/2003           783,832           3/31/2004                 1,035,426              247,251          788,175
    104           12/31/2003             N/A                N/A                      694,490              189,922          504,568
    105           12/31/2003             N/A                N/A                    1,131,241              520,148          611,093
-----------------------------------------------------------------------------------------------------------------------------------
    106           12/31/2003           476,537           4/30/2004                   558,069               98,938          459,131
    107           12/31/2003             N/A                N/A                      553,162              103,953          449,209
    108           12/31/2003           331,563           4/30/2004                   930,459              548,603          381,856
    109           12/31/2003           553,944           4/30/2004                 1,274,055              719,711          554,344
    110              N/A                 N/A                N/A                      514,221              133,778          380,443
-----------------------------------------------------------------------------------------------------------------------------------
    111              N/A                 N/A                N/A                      431,027                    0          431,027
    112              N/A               252,465           4/30/2004                   502,627              104,741          397,886
    113           12/31/2003           365,479           4/30/2004                   622,871              169,548          453,323
    114           12/31/2003           529,501           3/31/2004                   679,229              238,632          440,597
    115           12/31/2003             N/A                N/A                      834,994              445,090          389,904
-----------------------------------------------------------------------------------------------------------------------------------
    116           12/31/2003           455,547           5/31/2004                   687,877              234,182          453,695
    117           12/31/2003           326,929           4/30/2004                   523,428              160,644          362,784
    118           12/31/2003             N/A                N/A                    1,025,458              618,831          406,627
    119              N/A               383,870           5/31/2004                   442,215               98,622          343,593
    120           12/31/2003             N/A                N/A                      894,182              550,490          343,692
-----------------------------------------------------------------------------------------------------------------------------------
    121              N/A                 N/A                N/A                      492,905              110,938          381,967
    122           12/31/2003           237,548           3/31/2004                   268,092                2,681          265,411
    123           12/31/2003           266,609           4/30/2004                   478,843              142,860          335,983
    124              N/A                 N/A                N/A                      375,815               81,831          293,984
    125           12/31/2003           538,583           2/29/2004                   602,125              108,849          493,276
-----------------------------------------------------------------------------------------------------------------------------------
    126           12/31/2003             N/A                N/A                      513,480              112,264          401,216
    127           12/31/2003           314,331           4/30/2004                   437,566              132,421          305,145
    128              N/A                 N/A                N/A                      284,608               33,658          250,950
    129              N/A                 N/A                N/A                      404,327               88,797          315,530
    130           12/31/2003           264,737           2/29/2004                   455,258              174,402          280,856
-----------------------------------------------------------------------------------------------------------------------------------
    131           12/31/2003           221,414           4/30/2004                   326,748               81,819          244,929
    132           12/31/2003             N/A                N/A                      422,984              129,445          293,539
    133              N/A                 N/A                N/A                      311,368               79,570          231,798
    134           12/31/2003           246,167           2/29/2004                   453,332              226,913          226,419
    135           12/31/2003             N/A                N/A                      417,283              116,792          300,491
-----------------------------------------------------------------------------------------------------------------------------------
    136           12/31/2003             N/A                N/A                      649,478              381,718          267,760
    137           12/31/2003             N/A                N/A                      223,365               32,863          190,502
    138           12/31/2003           186,294           4/30/2004                   617,503              412,906          204,597
    139           12/31/2003           177,675           4/30/2004                   613,688              418,824          194,864
    140           12/31/2003             N/A                N/A                      243,793               61,428          182,365
-----------------------------------------------------------------------------------------------------------------------------------
    141           12/31/2003             N/A                N/A                       85,288               22,143           63,145

                        UNDERWRITTEN
  CONTROL               REPLACEMENT /         UNDERWRITTEN        UNDERWRITTEN NET    UNDERWRITTEN NCF                ORIGINAL
   NUMBER              FFE RESERVE ($)          TI / LC            CASH FLOW ($)          DSCR (x)              APPRAISAL VALUE ($)
-----------------------------------------------------------------------------------------------------------------------------------
     1                        68,458            459,050               41,156,000           1.68                        766,000,000
     2                       273,587          1,759,406               21,759,297           2.21                        330,000,000
     3                        90,698            714,817               12,740,814           1.33                        175,000,000
     4                       206,164            782,988               62,006,522           2.36                        977,200,000
     5                        57,395            316,003               11,363,039           1.34                        160,000,000
-----------------------------------------------------------------------------------------------------------------------------------
     6                        69,419            515,028                9,217,097           1.24                        124,000,000
     7                        48,015            182,272                8,808,968           1.48                        107,000,000
     8                       588,349                  0               63,589,878           2.08                        800,000,000
     9                     1,712,892                  0                8,654,546           1.51                        110,700,000
     10                       87,583            248,123                6,236,221           1.30                         85,000,000
-----------------------------------------------------------------------------------------------------------------------------------
     11                      229,957          1,434,730               31,867,494           1.52                        460,000,000
     12                       95,866            626,221                5,681,864           1.29                         78,000,000
     13                       49,929            589,868                5,319,707           1.70                         80,000,000
     14                       49,199             58,851                4,158,079           1.26                         61,850,000
     15                       43,008             84,635                3,923,596           1.37                         58,000,000
-----------------------------------------------------------------------------------------------------------------------------------
     16                       46,747            292,780                3,968,535           1.30                         59,000,000
     17                       84,025            154,261                4,174,666           1.43                         52,900,000
     18                       17,571             79,642                2,398,974           1.20                         44,500,000
     19                       44,756            101,715                2,921,133           1.25                         41,000,000
     20                       71,054            369,036                3,099,840           1.51                         37,500,000
-----------------------------------------------------------------------------------------------------------------------------------
     21                       88,000                  0                2,486,544           1.30                         36,775,000
     22                       33,332            137,759                3,134,518           2.45                         42,000,000
     23                       20,079            283,169                2,198,426           1.24                         34,000,000
     24                       10,879                  0                2,421,235           1.39                         32,000,000
     25                       22,414             68,499                2,387,276           1.27                         27,500,000
-----------------------------------------------------------------------------------------------------------------------------------
     26                       23,302             54,115                2,166,653           1.33                         28,000,000
     27                       21,000            151,930                2,363,366           1.47                         32,900,000
     28                       69,200                  0                1,984,216           1.37                         29,500,000
     29                       35,082            132,899                1,989,655           1.29                         26,250,000
     30                       33,137            151,112                2,363,219           1.64                         26,000,000
-----------------------------------------------------------------------------------------------------------------------------------
     31                        6,242             25,365                1,661,568           1.25                         24,600,000
     32                       32,330            145,914                1,964,436           1.45                         24,640,000
     33                        6,390             28,884                1,503,893           1.20                         23,500,000
     34                       11,834            166,758                1,772,069           1.55                         24,800,000
     35                       21,505            136,784                1,543,479           1.39                         21,850,000
-----------------------------------------------------------------------------------------------------------------------------------
     36                       17,414             67,934                1,521,770           1.36                         19,300,000
     37                       12,565             35,520                1,049,998           1.35                         13,850,000
     38                       15,419            139,823                1,531,071           1.41                         19,250,000
     39                       57,330                  0                1,363,826           1.29                         20,000,000
     40                       20,209             48,917                1,447,974           1.18                         16,500,000
-----------------------------------------------------------------------------------------------------------------------------------
     41                       71,520                  0                2,177,616           1.50                         37,250,000
     42                       48,000                  0                1,424,681           1.41                         19,900,000
     43                       23,487             75,775                1,401,299           1.42                         19,600,000
     44                       28,878             98,035                1,376,017           1.38                         17,700,000
     45                       10,140             73,277                1,311,913           1.34                         18,900,000
-----------------------------------------------------------------------------------------------------------------------------------
     46                        9,788             39,417                1,230,345           1.32                         18,450,000
     47                       19,998             70,315                1,266,135           1.52                         15,600,000
     48                            0                  0                  886,095           1.23                         13,900,000
     49                       10,800             50,285                1,305,762           1.55                         15,000,000
     50                       62,896            176,029                2,560,498           3.49                         30,250,000
-----------------------------------------------------------------------------------------------------------------------------------
     51                       15,406             58,559                  972,554           1.38                         14,000,000
     52                       21,035            120,953                1,002,612           1.45                         14,600,000
     53                        7,440             82,265                  934,764           1.46                         13,150,000
     54                       25,689            101,505                1,379,824           2.16                         25,200,000
     55                        5,523             41,159                1,044,800           1.44                         14,100,000
-----------------------------------------------------------------------------------------------------------------------------------
     56                       11,401             43,095                  950,339           1.51                         12,450,000
     57                        9,861             52,925                  868,172           1.39                         11,540,000
     58                       11,520             50,084                  931,333           1.50                         11,800,000
     59                        2,250              7,500                  799,751           1.23                         12,600,000
     60                       17,618             68,541                  898,349           1.31                         11,500,000
-----------------------------------------------------------------------------------------------------------------------------------
     61                       65,280                  0                  898,939           1.43                         15,000,000
     62                        8,789             55,459                  818,679           1.27                         11,800,000
     63                       16,741             39,786                  768,590           1.22                         11,975,000
     64                       22,766             84,549                1,055,059           1.76                         11,900,000
     65                       15,358             48,627                  977,758           1.55                         11,000,000
-----------------------------------------------------------------------------------------------------------------------------------
     66                       28,755            159,173                  786,194           1.29                         12,000,000
     67                       10,031             38,300                  949,955           1.67                         11,000,000
     68                       17,497             74,738                1,374,623           2.43                         18,120,000
     69                       14,847            103,929                  746,104           1.26                         10,400,000
     70                       15,291             79,804                  810,498           1.45                         13,200,000
-----------------------------------------------------------------------------------------------------------------------------------
     71                        9,600             37,447                  805,022           1.52                          9,800,000
     72                       18,445             17,300                  812,262           1.49                          9,700,000
     73                       45,000                  0                  745,526           1.34                         11,400,000
     74                       11,856             40,706                  829,336           1.58                         10,300,000
     75                       28,000                  0                  770,289           1.66                         10,500,000
-----------------------------------------------------------------------------------------------------------------------------------
     76                        7,080                  0                  857,907           1.42                         10,180,000
     77                        5,988             43,829                  642,984           1.27                         10,300,000
     78                        9,606             36,754                  696,158           1.47                          9,700,000
     79                       14,401             58,957                  904,698           1.85                         10,800,000
     80                       18,931             73,255                  662,475           1.37                          9,300,000
-----------------------------------------------------------------------------------------------------------------------------------
     81                        8,784             38,118                  866,980           1.92                          9,200,000
     82                        5,988             44,457                  754,783           1.69                         10,250,000
     83                       48,783                  0                  559,475           1.96                          7,900,000
     84                       56,280                  0                  494,460           1.75                          7,800,000
     85                        4,461             32,067                  775,399           1.78                          9,500,000
-----------------------------------------------------------------------------------------------------------------------------------
     86                       20,172             76,529                  592,609           1.56                          9,700,000
     87                       12,920                  0                  488,685           1.23                          7,750,000
     88                       20,700                  0                  514,795           1.31                          7,520,000
     89                       12,863             23,950                  613,262           1.44                          7,400,000
     90                       50,976                  0                  488,498           1.87                          7,400,000
-----------------------------------------------------------------------------------------------------------------------------------
     91                        3,526             24,042                  564,825           1.37                          8,140,000
     92                       14,896             57,710                  694,354           1.63                          7,350,000
     93                       14,224             26,137                  570,578           1.30                          7,100,000
     94                        6,179             20,843                  533,919           1.41                          6,900,000
     95                       50,220                  0                  531,278           2.27                          6,900,000
-----------------------------------------------------------------------------------------------------------------------------------
     96                        9,612             47,459                  505,529           1.35                          6,650,000
     97                       10,750             43,778                  600,823           1.68                          7,350,000
     98                       18,600             38,730                  556,778           1.40                          7,500,000
     99                       21,748             63,044                  521,980           1.42                          9,550,000
    100                        2,513             23,529                  473,157           1.40                          6,300,000
-----------------------------------------------------------------------------------------------------------------------------------
    101                        2,641             25,115                  480,267           1.41                          8,600,000
    102                        6,511             18,348                  522,040           1.62                          6,700,000
    103                       18,119             62,883                  707,173           2.63                         10,300,000
    104                        4,361             28,285                  471,923           1.60                          6,250,000
    105                       10,550             79,784                  520,759           1.69                          6,300,000
-----------------------------------------------------------------------------------------------------------------------------------
    106                        1,506             20,809                  436,816           1.41                          5,500,000
    107                        6,300                  0                  442,909           1.30                          5,900,000
    108                       22,200                  0                  359,656           1.22                          7,800,000
    109                       37,000                  0                  517,344           1.78                          6,500,000
    110                        3,225             14,271                  362,947           1.25                          5,400,000
-----------------------------------------------------------------------------------------------------------------------------------
    111                        2,072                  0                  428,955           1.43                          5,650,000
    112                        1,641             16,438                  379,807           2.24                          4,850,000
    113                        5,935                  0                  447,388           1.52                          5,050,000
    114                       11,335             41,444                  387,818           1.61                          4,800,000
    115                        8,663             68,346                  312,895           1.39                          4,920,000
-----------------------------------------------------------------------------------------------------------------------------------
    116                       16,500                  0                  437,195           2.08                          5,800,000
    117                        3,580             27,206                  331,998           1.42                          5,100,000
    118                       12,550             44,564                  349,513           1.49                          4,800,000
    119                        1,779             15,106                  326,708           1.42                          4,100,000
    120                       46,000                  0                  297,692           1.33                          3,900,000
-----------------------------------------------------------------------------------------------------------------------------------
    121                        1,886             13,976                  366,105           1.75                          6,000,000
    122                            0                  0                  265,411           1.17                          4,750,000
    123                        4,725             29,924                  301,334           1.38                          4,000,000
    124                        1,434              8,033                  284,517           1.43                          4,450,000
    125                        9,397             37,668                  446,211           1.30                          5,000,000
-----------------------------------------------------------------------------------------------------------------------------------
    126                       16,942             21,233                  365,858           1.56                          4,200,000
    127                        3,514             17,466                  284,165           1.43                          3,450,000
    128                        1,632                  0                  249,318           1.28                          3,600,000
    129                        2,976             14,061                  298,493           1.56                          3,650,000
    130                        7,100                  0                  273,756           1.31                          2,920,000
-----------------------------------------------------------------------------------------------------------------------------------
    131                        2,250             12,032                  230,647           1.74                          3,350,000
    132                        4,919             15,441                  273,179           1.49                          3,300,000
    133                        1,560              6,011                  224,227           1.22                          3,350,000
    134                        5,250                  0                  221,169           1.30                          2,900,000
    135                        4,699             22,362                  273,430           1.69                          2,925,000
-----------------------------------------------------------------------------------------------------------------------------------
    136                        8,848             53,090                  205,822           1.57                          3,000,000
    137                        1,583              7,469                  181,450           1.50                          2,300,000
    138                       21,000                  0                  183,597           1.88                          2,750,000
    139                       19,656                  0                  175,208           1.81                          2,500,000
    140                        6,624             15,154                  160,587           1.65                          1,900,000
-----------------------------------------------------------------------------------------------------------------------------------
    141                          540              2,458                   60,147           1.49                            934,000


  CONTROL             ORIGINAL               CUT-OFF DATE        BALLOON
   NUMBER          APPRAISAL DATE               LTV (%)          LTV (%)         OCCUPANCY (%)           OCCUPANCY DATE
----------------------------------------------------------------------------------------------------------------------------
     1                5/10/2004                  50.79            51.32              98.10                   5/17/2004
     2                10/23/2003                 46.67            39.70              99.08                   7/1/2004
     3                 5/1/2004                  75.80            64.50              97.30                   3/1/2004
     4                3/31/2004                  53.21            53.21              95.10                   3/15/2004
     5                4/16/2004                  71.82            61.50              96.40                   3/10/2004
----------------------------------------------------------------------------------------------------------------------------
     6                5/21/2004                  78.90            67.98              98.30                   5/18/2004
     7                4/30/2004                  79.21            66.87              83.10                   6/2/2004
     8                 2/1/2004                  56.25            49.41              90.00                   2/28/2004
     9                6/16/2004                  64.59            50.61              67.00                   6/1/2004
     10               6/10/2004                  80.00            67.53              95.60                   6/17/2004
----------------------------------------------------------------------------------------------------------------------------
     11                9/9/2003                  64.78            61.40              99.90                   3/1/2004
     12               6/21/2004                  78.21            75.37              92.40                   6/1/2004
     13                4/6/2004                  61.00            56.21              90.20                   4/8/2004
     14         3/5/2004 & 4/2/2004              77.53            66.54              95.00                   6/1/2004
     15               2/11/2004                  69.31            65.60              88.09                   4/5/2004
----------------------------------------------------------------------------------------------------------------------------
     16               4/20/2004                  76.27            66.74              98.00                   4/1/2004
     17                8/1/2004                  75.61            64.33              88.60                   4/30/2004
     18                5/5/2004                  65.14            65.75              77.00                   5/1/2004
     19               4/23/2004                  80.00            70.81              100.00                  5/4/2004
     20               5/24/2004                  78.13            71.60              87.90                   5/31/2004
----------------------------------------------------------------------------------------------------------------------------
     21                4/6/2004                  78.15            72.51              90.23                   4/8/2004
     22               3/31/2004                  64.42            64.42              98.48                   5/31/2004
     23               5/11/2004                  75.00            69.87              85.40                   4/12/2004
     24               1/20/2004                  76.39            62.29              100.00                  3/16/2004
     25               6/15/2004                  82.91            75.78              99.00                   1/1/10
----------------------------------------------------------------------------------------------------------------------------
     26               4/15/2004                  79.32            67.68              92.60                   2/3/2004
     27               3/16/2004                  66.69            56.90              95.70                   6/8/2004
     28               5/18/2004                  71.82            67.90              87.28                   6/10/2004
     29                5/7/2004                  79.94            68.28              88.90                   4/5/2004
     30               6/18/2004                  76.92            66.74              98.90                   6/1/2004
----------------------------------------------------------------------------------------------------------------------------
     31               3/17/2004                  77.82            65.54              99.60                   4/7/2004
     32               5/25/2004                  75.08            64.02              96.60                   6/30/2004
     33                6/1/2004                  75.53            66.67              100.00                  4/1/2004
     34                1/1/2004                  65.34            55.32              100.00                  4/1/2004
     35                6/1/2004                  73.23            65.73              91.00                   4/5/2004
----------------------------------------------------------------------------------------------------------------------------
     36               5/26/2004                  82.38            69.47              81.50                   6/15/2004
     37                2/9/2004                  79.47            68.60              100.00                  6/4/2004
     38                4/3/2004                  79.85            67.46              93.89                   4/20/2004
     39                3/4/2004                  76.75            65.88              96.19                   3/30/2004
     40               4/13/2004                  77.27            68.70              92.90                   5/1/2004
----------------------------------------------------------------------------------------------------------------------------
     41                5/5/2004                  40.27             0.44              94.58                   5/6/2004
     42               5/25/2004                  75.00            70.84              93.33                   6/10/2004
     43               2/10/2004                  71.43            64.32              95.70                   2/6/2004
     44               11/3/2003                  78.56            66.83              86.20                   4/1/2004
     45               10/20/2003                 73.28            63.34              86.40                   6/4/2004
----------------------------------------------------------------------------------------------------------------------------
     46                3/5/2004                  72.28            54.21              100.00                  4/19/2004
     47                5/7/2004                  75.00            72.24              84.50                   4/26/2004
     48               2/20/2004                  79.68            65.81              100.00                  5/1/2004
     49               11/24/2003                 72.25            62.80              100.00                  5/1/2004
     50                6/9/2004                  35.70            29.79              96.00                   6/8/2004
----------------------------------------------------------------------------------------------------------------------------
     51               3/22/2004                  75.00            63.99              79.20                   4/2/2004
     52               12/3/2003                  67.15            56.85              85.74                   4/1/2004
     53                1/5/2004                  74.52            63.04              81.80                   5/26/2004
     54               10/1/2004                  37.42            31.37              83.71                   3/1/2004
     55                6/9/2003                  66.41            57.86              94.60                   3/1/2004
----------------------------------------------------------------------------------------------------------------------------
     56               3/30/2004                  75.08            62.69              95.06                   4/21/2004
     57               3/30/2004                  80.08            66.87              100.00                  2/1/2004
     58               3/17/2004                  77.99            65.13              100.00                  2/1/2004
     59                4/9/2004                  71.43            63.41              90.00                   4/14/2004
     60               5/11/2004                  78.26            67.37              96.70                   5/1/2004
----------------------------------------------------------------------------------------------------------------------------
     61               1/21/2004                  59.16            50.06              88.30                   5/31/2004
     62                3/1/2004                  75.00            72.34              95.10                   3/1/2004
     63                4/6/2004                  72.59            61.78              95.87                   5/20/2004
     64               4/27/2004                  72.27            62.20              90.00                   5/1/2004
     65               2/24/2004                  77.84            59.41              100.00                  2/12/2004
----------------------------------------------------------------------------------------------------------------------------
     66                2/4/2004                  70.55            59.27              94.75                   2/1/2003
     67                4/8/2004                  76.53            63.91              100.00                  2/1/2004
     68               3/23/2004                  45.94            38.41              95.20                   4/1/2004
     69               3/24/2004                  77.88            67.44              85.50                   6/28/2004
     70               5/17/2004                  60.61            51.86              100.00                  6/1/2004
----------------------------------------------------------------------------------------------------------------------------
     71                4/1/2004                  79.84            66.67              100.00                  4/21/2004
     72               2/15/2004                  80.34            67.65              100.00                  3/3/2004
     73                4/7/2004                  68.29            57.87              95.56                   4/30/2004
     74               5/23/2004                  75.24            65.85              98.36                   6/1/2004
     75               6/17/2003                  70.48            60.66              96.43                   4/22/2004
----------------------------------------------------------------------------------------------------------------------------
     76               4/27/2004                  71.63            56.89              100.00                  4/19/2004
     77               12/15/2003                 69.58            58.91              76.50                   4/1/2004
     78                4/1/2004                  72.35            60.42              100.00                  4/21/2004
     79                5/1/2004                  64.81            56.98              100.00                  4/15/2004
     80                4/5/2004                  72.52            61.54              100.00                  3/17/2004
----------------------------------------------------------------------------------------------------------------------------
     81               4/22/2004                  72.87            60.78              100.00                  2/1/2004
     82               3/17/2004                  61.83            52.22              100.00                  5/1/2004
     83                3/1/2004                  80.00            80.00              95.65                   5/18/2004
     84                3/1/2004                  80.00            80.00              85.24                   5/18/2004
     85               1/15/2004                  64.95            55.00              100.00                  1/20/2004
----------------------------------------------------------------------------------------------------------------------------
     86               2/26/2004                  61.70            50.10              96.20                   1/22/2004
     87                8/4/2003                  76.77            66.91              100.00                  5/7/2004
     88               4/30/2004                  81.09            71.67              70.80                   6/14/2004
     89               3/26/2004                  78.91            62.79              97.50                   5/12/2004
     90                3/1/2004                  78.24            78.24              90.40                   5/19/2004
----------------------------------------------------------------------------------------------------------------------------
     91               6/12/2004                  70.82            60.00              91.60                   6/30/2004
     92                5/6/2004                  78.23            66.84              93.00                   3/31/2004
     93               5/14/2004                  78.03            60.86              93.00                   4/30/2004
     94               5/25/2004                  80.00            71.70              97.80                   6/1/2004
     95                3/9/2004                  78.26            78.26              96.11                   4/15/2004
----------------------------------------------------------------------------------------------------------------------------
     96                5/7/2004                  79.63            67.27              87.50                   6/16/2004
     97               3/10/2004                  71.21            59.65              94.80                   4/30/2004
     98               3/19/2004                  69.14            53.51              100.00                  4/1/2004
     99                4/6/2004                  52.36            47.96              91.90                   4/1/2004
    100               4/19/2004                  74.60            71.90              100.00                  4/1/2004
----------------------------------------------------------------------------------------------------------------------------
    101               1/24/2004                  53.33            40.81              100.00                  5/24/2004
    102               6/19/2004                  67.16            56.85              78.90                   6/15/2004
    103                4/6/2004                  43.69            43.69              94.90                   6/16/2004
    104                5/7/2004                  70.97            63.22              95.31                   4/4/2004
    105               12/9/2003                  69.58            58.91              90.24                   4/1/2004
----------------------------------------------------------------------------------------------------------------------------
    106               4/30/2004                  79.02            66.84              96.28                   4/13/2004
    107               3/25/2004                  73.64            54.12              100.00                  6/16/2004
    108               8/28/2003                  54.61            46.10              86.49                   4/26/2004
    109               1/26/2004                  64.56            54.18              95.90                   5/31/2004
    110               4/11/2004                  74.01            62.92              100.00                  6/1/2004
----------------------------------------------------------------------------------------------------------------------------
    111               5/15/2004                  70.35            60.45              100.00                  6/2/2004
    112                3/6/2004                  78.54            78.54              100.00                  4/30/2004
    113               4/28/2004                  74.26            60.84              84.30                   5/31/2004
    114               2/17/2004                  75.00            65.47              95.00                   4/20/2004
    115               12/10/2003                 69.52            64.68              86.51                   4/1/2004
----------------------------------------------------------------------------------------------------------------------------
    116               3/18/2004                  58.62            51.51              98.48                   5/31/2004
    117                6/9/2004                  66.67            55.86              100.00                  6/1/2004
    118               12/3/2003                  69.58            58.91              87.34                   7/1/2004
    119                5/4/2004                  79.20            66.89              100.00                  6/1/2004
    120               4/16/2004                  81.98            69.05              97.30                   4/6/2004
----------------------------------------------------------------------------------------------------------------------------
    121               4/27/2004                  51.62            43.04              100.00                  4/15/2004
    122                4/6/2004                  64.10            55.00              100.00                  4/1/2004
    123                6/9/2004                  75.00            63.78              94.50                   6/11/2004
    124               2/10/2004                  67.20            55.88              100.00                  6/4/2004
    125               3/18/2004                  59.77            19.25              100.00                  3/29/2004
----------------------------------------------------------------------------------------------------------------------------
    126               2/24/2004                  68.97            54.38              98.20                   6/1/2004
    127               7/17/2003                  78.70            69.96              100.00                  4/30/2004
    128               3/26/2004                  74.17            63.29              100.00                  6/1/2004
    129               5/28/2004                  72.60            61.58              100.00                  6/20/2004
    130               4/27/2004                  81.09            71.67              96.50                   2/29/2004
----------------------------------------------------------------------------------------------------------------------------
    131               1/21/2003                  76.12            76.12              84.00                   5/3/2004
    132               5/11/2004                  77.21            65.47              100.00                  5/1/2004
    133               5/25/2004                  75.22            68.72              91.50                   6/3/2004
    134               4/19/2004                  82.66            73.06              81.00                   4/14/2004
    135               5/17/2004                  74.30            63.63              94.20                   4/30/2004
----------------------------------------------------------------------------------------------------------------------------
    136               12/11/2003                 66.41            61.79              97.61                   4/1/2004
    137                3/2/2004                  67.35            58.46              100.00                  5/1/2004
    138               1/26/2004                  50.81            42.81              94.00                   5/28/2004
    139               1/26/2004                  55.89            46.96              100.00                  6/1/2004
    140               2/24/2004                  63.00            49.72              95.50                   4/1/2004
----------------------------------------------------------------------------------------------------------------------------
    141               3/18/2004                  57.20            43.98              100.00                  1/1/2004

  CONTROL                                                                                 LARGEST TENANT      LARGEST TENANT
   NUMBER                               LARGEST TENANT                                        SQ FT          LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------
     1       Tao Restaurant & Nightclub                                                           43,679         12/31/2013
     2       Omnicom Group, Inc.                                                                 336,673         4/30/2017
     3       Liz Claiborne, Inc.                                                                 347,938         12/31/2012
     4       Macy's                                                                              439,632         7/31/2021
     5       Galyan's                                                                             84,000          2/2/2018
----------------------------------------------------------------------------------------------------------------------------------
     6       Golden Touch Imports, Inc.                                                           26,488         9/30/2008
     7       Master Lease                                                                         87,750         4/12/2009
     8       Sprint Communications                                                               251,287         12/31/2014
     9       NAP                                                                                       0
     10      McRae's Home & Men                                                                    86479         10/31/2015
----------------------------------------------------------------------------------------------------------------------------------
     11      J Walter Thompson Company                                                           456,132         8/31/2006
     12      AT&T / AT&T Corporation                                                               68325         5/31/2005
     13      Warner Bros.                                                                         39,103         7/31/2006
     14      Home Depot                                                                          111,892          2/1/2018
     15      Lowes Home Center                                                                   121,333         2/28/2021
----------------------------------------------------------------------------------------------------------------------------------
     16      Analytic Services, Inc. (ANSER)                                                     120,114         3/31/2013
     17      J.C. Penney                                                                          105121         12/31/2011
     18      Linens N Things                                                                      32,875          2/1/2014
     19      AMC 20 Theatres                                                                      82,303         9/30/2017
     20      Farmers Insurance Exchange                                                            42547         5/31/2009
----------------------------------------------------------------------------------------------------------------------------------
     21      NAP                                                                                       0
     22      Carmike Cinemas                                                                      75,255          2/1/2021
     23      BLT & Associates, Inc.                                                               29,325         9/30/2007
     24      Federal Express Corporation                                                         108,793          3/9/2018
     25      99 Ranch Market                                                                      36,960         12/31/05
----------------------------------------------------------------------------------------------------------------------------------
     26      Albertson's                                                                          39,880         4/30/2008
     27      Circuit City                                                                         60,000         10/31/2023
     28      NAP                                                                                       0
     29      Dentalco Mgmt Services                                                               12,857         9/30/2006
     30      Metal Management                                                                     20,695         11/30/2005
----------------------------------------------------------------------------------------------------------------------------------
     31      Kohl's                                                                               86,843         1/31/2022
     32      SCT Corporation                                                                       50579         1/31/2012
     33      Borders                                                                              42,600          2/1/2018
     34      HCA Health One                                                                       11,751         7/31/2013
     35      State Farm Auto                                                                      58,958          6/1/2009
----------------------------------------------------------------------------------------------------------------------------------
     36      Farmer Jack                                                                          63,892         6/30/2023
     37      Bed Bath and Beyond                                                                  27,000          1/1/2013
     38      Universal Insurance                                                                  32,171         9/30/2014
     39      NAP                                                                                       0
     40      Raley's                                                                               66445         12/31/2007
----------------------------------------------------------------------------------------------------------------------------------
     41      NAP                                                                                       0
     42      NAP                                                                                       0
     43      Sav-On                                                                               21,424         8/31/2009
     44      Minyard Foods dba Sack N Save (450)                                                  60,000         12/31/2008
     45      Gap                                                                                   9,209          6/1/2009
----------------------------------------------------------------------------------------------------------------------------------
     46      Cost Plus World Mrkt                                                                 17,836         1/31/2014
     47      K&G for Men                                                                          34,922         4/30/2006
     48      Lowe's HIW, Inc.                                                                    133,000         10/16/2029
     49      Raymours Furniture Co. Inc.                                                          72,000         11/30/2018
     50      Consol. Electrical Dist.                                                              32627         12/31/2005
----------------------------------------------------------------------------------------------------------------------------------
     51      James P. Warmington - Master Lease                                                   70,557         4/30/2017
     52      Phy Com Res Corp. (Texas Cancer Center)                                              21,962         12/31/2009
     53      USGSA-DOD                                                                            31,953          4/1/2012
     54      Aramis, Inc                                                                          17,000         10/31/2015
     55      Adventure 16                                                                         11,766         2/28/2012
----------------------------------------------------------------------------------------------------------------------------------
     56      Greater Long Beach Ortho.                                                            12,273          8/3/2013
     57      Sharp Chula Vista Medical                                                            24,381         10/11/2011
     58      Catholic Healthcare West                                                             26,635         11/30/2012
     59      Ann Taylor Retail, Inc.                                                               7,500          7/1/2012
     60      BrightHouse, LLC                                                                      17299         2/28/2011
----------------------------------------------------------------------------------------------------------------------------------
     61      NAP                                                                                       0
     62      Bari Management                                                                      11,283         5/31/2011
     63      Bruno's Supermarket                                                                  45,490          9/1/2011
     64      Bally's Total Fitness                                                                28,940         11/1/2008
     65      Defiance Testing & Engineering Service,                                              61,425         1/31/2011
----------------------------------------------------------------------------------------------------------------------------------
     66      Orlin & Cohen Orthopedic Associates, LP                                               5,192         3/31/2005
     67      St Louis University                                                                  14,707         8/28/2011
     68      Inner Circle Entertainment                                                           10,830         1/31/2006
     69      Dept. of Veteran Affairs                                                             31,010          3/1/2008
     70      Fry's Electronics                                                                   101,943          5/1/2015
----------------------------------------------------------------------------------------------------------------------------------
     71      Western Communities Family Practice Associates, Inc.                                 12,206          3/1/2010
     72      Wal-Mart                                                                             73,870         7/28/2019
     73      NAP                                                                                       0
     74      Food Lion                                                                            37,192          3/1/2018
     75      NAP                                                                                       0
----------------------------------------------------------------------------------------------------------------------------------
     76      United Artists                                                                       47,200         12/1/2015
     77      The Beeler-Manske Clinic                                                             15,644         10/1/2010
     78      Wellington Regional Mecial Center                                                    12,303         7/10/2013
     79      Persopolis Oriental Rugs                                                              3,786          6/1/2005
     80      Wellpoint Health Networks                                                            34,600         6/12/2008
----------------------------------------------------------------------------------------------------------------------------------
     81      Nevada Radiation Therapy Management Services, Inc.                                    4,437          9/7/2010
     82      KNTV/NBC                                                                             25,450          8/1/2012
     83      NAP                                                                                       0
     84      NAP                                                                                       0
     85      Borders                                                                               25231         1/31/2019
----------------------------------------------------------------------------------------------------------------------------------
     86      So. Cal Housing Devel.                                                               16,369         9/30/2008
     87      NAP                                                                                       0
     88      NAP                                                                                       0
     89      Farm Fresh                                                                           43,342         12/31/2016
     90      NAP                                                                                       0
----------------------------------------------------------------------------------------------------------------------------------
     91      Half Moon Bar and Grill                                                                6000         9/24/2014
     92      Concentra Integrated                                                                  39131         11/30/2013
     93      Goody's Family Clothing, Inc.                                                         25000         10/31/2011
     94      Casitas to Castles Furniture                                                           8000         11/30/2007
     95      NAP                                                                                       0
----------------------------------------------------------------------------------------------------------------------------------
     96      Elite Distributors, Inc.                                                              3,000         10/1/2004
     97      Private Eyes, Inc.                                                                    4,428         5/31/2008
     98      Forney Engineering                                                                  186,000         9/30/2015
     99      Bakehouse Foods                                                                      10,782          2/1/2008
    100      Maude's Hacienda                                                                      4,654         7/31/2013
----------------------------------------------------------------------------------------------------------------------------------
    101      TK Noodle                                                                             3,174         11/1/2012
    102      Bacchanalia                                                                          11,470         1/31/2008
    103      Aqualogic                                                                            13,746          4/1/2006
    104      East Valley Diagnostic Imaging                                                        7,535         3/31/2007
    105      Houston Ear, Nose & Throat Clinic                                                     3,950          9/1/2007
----------------------------------------------------------------------------------------------------------------------------------
    106      Fashion Bug                                                                           7,000         10/1/2011
    107      Silgan Containers Manufacturing Corp.                                                42,000         6/30/2020
    108      NAP                                                                                       0
    109      NAP                                                                                       0
    110      Office Depot                                                                         21,500         5/31/2019
----------------------------------------------------------------------------------------------------------------------------------
    111      CVS Drug Store (former Eckerds)                                                       13813          2/1/2023
    112      Daniello's                                                                            4,376          1/1/2014
    113      NAP                                                                                       0
    114      Cowhey Girard                                                                         4,320         12/31/2007
    115      Thomas Spann Clinic                                                                  19,555          9/1/2007
----------------------------------------------------------------------------------------------------------------------------------
    116      NAP                                                                                       0
    117      Insight Health Corp. Prop                                                             3,448         7/14/2009
    118      The Fort Worth Clinic, P.A.                                                          31,738         12/31/2010
    119      Dollar Tree                                                                          10,000         6/30/2008
    120      NAP                                                                                       0
----------------------------------------------------------------------------------------------------------------------------------
    121      Bank of America                                                                       5,000          1/1/2014
    122      Giant Food Store                                                                     53,236         6/30/2026
    123      AutoZone (ADAP Inc.)                                                                 10,000         3/31/2005
    124      Trader Joe's                                                                          9,825         10/19/2013
    125      AMC Theater                                                                          32,405         7/31/2015
----------------------------------------------------------------------------------------------------------------------------------
    126      NCRS, Inc.                                                                            7,022         3/31/2006
    127      Famous Footwear                                                                       4,840          9/1/2005
    128      CVS                                                                                  10,880         10/31/2023
    129      Dollar Tree                                                                          10,000          5/1/2009
    130      NAP                                                                                       0
----------------------------------------------------------------------------------------------------------------------------------
    131      Washington Mutual                                                                     3,600         8/31/2012
    132      The Holland Group                                                                    10,610         6/30/2008
    133      Hollywood Video                                                                       6,000         4/30/2014
    134      NAP                                                                                       0
    135      Southern Voice                                                                        5,840         1/31/2008
----------------------------------------------------------------------------------------------------------------------------------
    136      Augusta Orthopedic                                                                    8,623         7/31/2005
    137      Nevada Urology Associates, Ltd.                                                       6,774         7/31/2017
    138      NAP                                                                                       0
    139      NAP                                                                                       0
    140      Silver State Plastics                                                                 4,400         6/30/2005
----------------------------------------------------------------------------------------------------------------------------------
    141      Radio Shack Corporation                                                               3,000         7/30/2011

                                                                                          SECOND               SECOND
  CONTROL                                SECOND                                       LARGEST TENANT       LARGEST TENANT
   NUMBER                            LARGEST TENANT                                        SQ FT          LEASE EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------
     1       VCR Showroom                                                                     38,920          12/31/2028
     2       WPIX, Inc.                                                                       94,412          3/31/2010
     3       Gloria Vanderbuilt Apparel Co.                                                   12,730          7/31/2007
     4       JC Penney                                                                       176,713          11/30/2021
     5       Copeland's Cheesecake                                                            10,753          1/31/2018
--------------------------------------------------------------------------------------------------------------------------------
     6       Crystal Kobe, Ltd.                                                               17,921          8/31/2010
     7       Belk Resort Store                                                                65,921          11/1/2023
     8       Wachovia/Prudential Securities                                                  187,645          2/28/2006
     9       NAP                                                                                   0
     10      J.C. Penney                                                                       86222          3/31/2010
--------------------------------------------------------------------------------------------------------------------------------
     11      Credit Suisse Asset Mgmt                                                        343,715          10/31/2014
     12      Hawaii Insurance Consultants                                                      64592          12/31/2007
     13      WB Telepictures                                                                  24,559           4/4/2010
     14      MJR Theater                                                                      80,909           4/1/2029
     15      Best Buy                                                                         51,325          1/31/2010
--------------------------------------------------------------------------------------------------------------------------------
     16      HNTB Corporation                                                                 44,337          5/31/2013
     17      K's Merchandise Mart                                                              79670          1/30/2012
     18      REI                                                                              22,987          12/1/2013
     19      T.J. Maxx                                                                        49,993          8/31/2013
     20      Imagistics International, Inc.                                                    42301          2/29/2008
--------------------------------------------------------------------------------------------------------------------------------
     21      NAP                                                                                   0
     22      Circuit City                                                                     33,021           2/1/2021
     23      CNN America, Inc.                                                                14,512          12/31/2007
     24      NAP                                                                                   0
     25      Dollar City                                                                      11,500          3/14/2009
--------------------------------------------------------------------------------------------------------------------------------
     26      Big Lots                                                                         25,500          1/31/2011
     27      S. Stein & Company                                                               45,000           5/1/2016
     28      NAP                                                                                   0
     29      MedQuist Transcriptions, Ltd.                                                    10,474          2/28/2009
     30      Blue Water Grill                                                                 20,000          8/31/2014
--------------------------------------------------------------------------------------------------------------------------------
     31      Giant Food Store                                                                 54,346          3/31/2022
     32      Salt Lake City Tribune                                                            31243          6/30/2025
     33      NAP                                                                                   0
     34      Ridge View Endoscopy                                                              7,111           6/9/2013
     35      Solar Int'l Shipping                                                             10,136           3/1/2011
--------------------------------------------------------------------------------------------------------------------------------
     36      Hollywood Video                                                                   6,600          2/26/2014
     37      Michaels                                                                         23,881           2/1/2012
     38      KG & V                                                                           14,709          10/31/2009
     39      NAP                                                                                   0
     40      99 Cent Only Stores                                                               26300          1/31/2011
--------------------------------------------------------------------------------------------------------------------------------
     41      NAP                                                                                   0
     42      NAP                                                                                   0
     43      Factory 2-U Stores                                                               15,000          1/31/2009
     44      Movie Tavern at Central Park (100)                                               28,192          8/31/2013
     45      Western Title                                                                     8,300           7/1/2006
--------------------------------------------------------------------------------------------------------------------------------
     46      Pier 1 Imports                                                                   11,348          6/30/2012
     47      TJ Maxx                                                                          24,541          1/31/2008
     48      NAP                                                                                   0
     49      NAP                                                                                   0
     50      Telecom Enterprises, Inc.                                                          9924          5/31/2005
--------------------------------------------------------------------------------------------------------------------------------
     51      CJ & S Corporation                                                                8,657          5/31/2009
     52      Columbia Medical Center                                                          14,026           3/1/2009
     53      US Army Reserve Command                                                          31,595           6/1/2008
     54      Focus Features LLC                                                               17,000          6/30/2011
     55      Billabong                                                                         5,572          2/28/2009
--------------------------------------------------------------------------------------------------------------------------------
     56      Los Alamitos Internal Medical Group                                              10,049          8/21/2013
     57      Drs. Romero and Mondragon                                                         5,325          11/27/2006
     58      Glendale Family Care Medical Group                                                6,272          9/15/2013
     59      Louisiana Connection, Ltd. (French Conn)                                          6,000          1/31/2012
     60      Novare Puritan Events                                                             15559          2/28/2009
--------------------------------------------------------------------------------------------------------------------------------
     61      NAP                                                                                   0
     62      Washington Mutual Bank                                                            6,810          3/15/2011
     63      CVS                                                                              12,464          12/1/2004
     64      Denver Massage Therapy                                                           18,884          10/1/2014
     65      O/E Systems, Inc.                                                                44,380           1/6/2007
--------------------------------------------------------------------------------------------------------------------------------
     66      Orlin & Cohen Orthopedic Associates, LP                                           3,258          3/31/2006
     67      Cardiology Diagnostics                                                            6,864           9/6/2011
     68      Chili's Grill & Bar                                                               6,000          6/11/2009
     69      Burns & Wilcox                                                                   17,710           2/1/2013
     70      NAP                                                                                   0
--------------------------------------------------------------------------------------------------------------------------------
     71      OB/GYN Specialists of the Palm Beaches                                            5,118          3/23/2010
     72      Piggly Wiggly                                                                    26,280          9/30/2009
     73      NAP                                                                                   0
     74      CVS Pharmacy                                                                      9,118           2/1/2008
     75      NAP                                                                                   0
--------------------------------------------------------------------------------------------------------------------------------
     76      NAP                                                                                   0
     77      Dorothy Merritt MD                                                                6,847           8/1/2008
     78      Wellington Regional Mecial Center                                                11,169          5/31/2014
     79      Lemongrass                                                                        3,500          10/1/2008
     80      Northrop Grumman PrB Systems                                                     25,457          8/31/2006
--------------------------------------------------------------------------------------------------------------------------------
     81      Nader Abdelsayed, M.D.                                                            4,323          9/16/2011
     82      Buder Ingel                                                                      14,472           7/1/2005
     83      NAP                                                                                   0
     84      NAP                                                                                   0
     85      Countrywide Home Loans                                                             2612          3/31/2006
--------------------------------------------------------------------------------------------------------------------------------
     86      CA-Dept of Corrections                                                           15,497          5/31/2009
     87      NAP                                                                                   0
     88      NAP                                                                                   0
     89      Dragon Connection                                                                 4,831          9/30/2008
     90      NAP                                                                                   0
--------------------------------------------------------------------------------------------------------------------------------
     91      Bank One                                                                           3411          7/27/2014
     92      Onyx Acceptance Corp.                                                             23282          5/31/2005
     93      Dollar Tree                                                                        6000          1/31/2007
     94      Shar's Bosch Kitchen Center                                                        4000          5/31/2013
     95      NAP                                                                                   0
--------------------------------------------------------------------------------------------------------------------------------
     96      All Top Granite                                                                   3,000           5/1/2007
     97      Gregory B. Bragg & Assoc.                                                         3,885          5/30/2008
     98      NAP                                                                                   0
     99      Speed Press Tool                                                                  9,520           9/1/2006
    100      Brick Oven                                                                        4,568          12/31/2009
--------------------------------------------------------------------------------------------------------------------------------
    101      Baja Fresh                                                                        2,780           2/1/2010
    102      Poliform #112 & 114                                                               3,220          8/31/2008
    103      CSC Outsourcing, Inc.                                                            10,666          10/1/2011
    104      At One Yoga                                                                       6,014          2/25/2005
    105      Caldwell D.D.S.                                                                   3,693           5/1/2013
--------------------------------------------------------------------------------------------------------------------------------
    106      Dollar Tree                                                                       6,000          10/1/2006
    107      NAP                                                                                   0
    108      NAP                                                                                   0
    109      NAP                                                                                   0
    110      NAP                                                                                   0
--------------------------------------------------------------------------------------------------------------------------------
    111      NAP                                                                                   0
    112      WAMU                                                                              4,000           1/1/2014
    113      NAP                                                                                   0
    114      Lindsay Insurance                                                                 4,275          9/30/2007
    115      Orthopedics Associates                                                           12,547           1/1/2008
--------------------------------------------------------------------------------------------------------------------------------
    116      NAP                                                                                   0
    117      Rancho Physical Therapy                                                           2,868          4/30/2006
    118      M.Rankine, MD & C.K.P Nair, MD                                                    4,150          2/28/2006
    119      CATO                                                                              3,900           2/1/2008
    120      NAP                                                                                   0
--------------------------------------------------------------------------------------------------------------------------------
    121      AT & T Wireless                                                                   2,540          11/1/2008
    122      NAP                                                                                   0
    123      CORT Furniture                                                                    8,468          5/31/2008
    124      Johnnie's New York Pizzeria & Cafe                                                1,786          12/8/2013
    125      NAP                                                                                   0
--------------------------------------------------------------------------------------------------------------------------------
    126      Impressions Inc.                                                                  5,186          10/31/2008
    127      Teresa Williams and Essential Pet, LLC                                            4,084          10/1/2006
    128      NAP                                                                                   0
    129      CATO                                                                              4,160           2/1/2010
    130      NAP                                                                                   0
--------------------------------------------------------------------------------------------------------------------------------
    131      Arce Taekwondo, LLC                                                               2,700          3/31/2007
    132      Tennessee Pediatrics                                                              6,210          8/31/2008
    133      Rupsha Donuts                                                                     1,435          10/31/2008
    134      NAP                                                                                   0
    135      Waveguide Consulting, Inc.                                                        4,860          7/31/2008
--------------------------------------------------------------------------------------------------------------------------------
    136      Hosp Dr. Hosp of Augusta                                                          3,740          2/28/2005
    137      Nevada Urology Research, LLC                                                      1,142          5/31/2017
    138      NAP                                                                                   0
    139      NAP                                                                                   0
    140      Go Fishin                                                                         3,201          1/31/2007
--------------------------------------------------------------------------------------------------------------------------------
    141      NAP                                                                                   0

                                                                                             THIRD                THIRD
  CONTROL                                  THIRD                                        LARGEST TENANT       LARGEST TENANT
   NUMBER                             LARGEST TENANT                                         SQ FT          LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
     1       Madame Tussaud Las Vegas                                                           28,000          12/31/2014
     2       United Nations Population Fund                                                     91,021          12/31/2010
     3       Segret, Inc                                                                        10,762           6/30/2006
     4       Old Navy                                                                           52,420           1/31/2007
     5       Restoration Hardware                                                                9,573           1/31/2013
-----------------------------------------------------------------------------------------------------------------------------------
     6       A.K.N.Y, Inc                                                                       15,750           4/30/2008
     7       Rave Motion Pictures                                                               64,725           12/1/2023
     8       CCH Legal Information                                                             165,635           2/28/2019
     9       NAP                                                                                     0
     10      Parisian                                                                            84062           8/6/2011
-----------------------------------------------------------------------------------------------------------------------------------
     11      EM Warburg Pincus & Co., Inc.                                                     111,545          10/31/2009
     12      McCorriston Miller Mukai MacKinnon                                                  35606          12/31/2011
     13      Warner- Idea Place                                                                 18,135          12/31/2014
     14      University of Michigan                                                             41,500           2/1/2017
     15      Safeway Stores Inc.                                                                48,911           3/31/2011
-----------------------------------------------------------------------------------------------------------------------------------
     16      Energy Shirlington                                                                 16,343           9/30/2014
     17      Southern Illinois Healthcare                                                        52286          11/30/2009
     18      Cost Plus Market                                                                   18,300           2/1/2015
     19      Micro Center                                                                       44,806          10/31/2012
     20      One Nation Insurance                                                                39620           7/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
     21      NAP                                                                                     0
     22      Old Navy                                                                           25,000           7/1/2005
     23      RAW Entertainment                                                                  14,472           3/31/2007
     24      NAP                                                                                     0
     25      Career Academy of Beauty                                                            7,328           1/31/2014
-----------------------------------------------------------------------------------------------------------------------------------
     26      Rite Aid                                                                           23,672          11/30/2012
     27      Hi-Fi Fitness                                                                       5,000           8/31/2009
     28      NAP                                                                                     0
     29      Howard County MD                                                                   10,146           6/30/2006
     30      Eagle New Media Investments LLC                                                    16,102           8/31/2004
-----------------------------------------------------------------------------------------------------------------------------------
     31      Marshall's                                                                         30,616          10/31/2011
     32      The Boyer Company LC                                                                23054          10/31/2007
     33      NAP                                                                                     0
     34      Rocky Mountain Cancer                                                               6,258           7/31/2008
     35      Open Spirit Corp.                                                                   9,243           5/1/2007
-----------------------------------------------------------------------------------------------------------------------------------
     36      Dots, Inc.                                                                          3,600           1/31/2008
     37      Border's                                                                           23,000           1/1/2023
     38      Tower Automotive                                                                   13,576           3/31/2009
     39      NAP                                                                                     0
     40      Hollywood Entertainment Corp.                                                        8000           1/31/2006
-----------------------------------------------------------------------------------------------------------------------------------
     41      NAP                                                                                     0
     42      NAP                                                                                     0
     43      Greenback Dollar Stores                                                            11,300           1/31/2009
     44      Cornerstone America (350)                                                           7,767           2/28/2010
     45      Banana Republic                                                                     7,013           6/1/2009
-----------------------------------------------------------------------------------------------------------------------------------
     46      Aaron Brothers                                                                      6,500           2/28/2012
     47      The Mattress Firm                                                                   7,200           5/31/2008
     48      NAP                                                                                     0
     49      NAP                                                                                     0
     50      EZ Shipper Racks                                                                     7070           5/31/2006
-----------------------------------------------------------------------------------------------------------------------------------
     51      Benny Tsang                                                                         8,467          12/31/2006
     52      Matlock OB/GYN                                                                     10,941          12/31/2012
     53      Anteon Corporation                                                                 12,549           12/1/2008
     54      Carl Fischer LLC, dba Fischer                                                       8,500           4/30/2006
     55      Bikram Yoga                                                                         3,899           4/30/2007
-----------------------------------------------------------------------------------------------------------------------------------
     56      Alliance Imaging, Inc.                                                              4,866           8/3/2013
     57      South Bay Women's Health                                                            4,661           1/2/2012
     58      GM Occupational Medicine                                                            5,088          11/12/2012
     59      NAP                                                                                     0
     60      Vertis, Inc.                                                                        10607           4/30/2008
-----------------------------------------------------------------------------------------------------------------------------------
     61      NAP                                                                                     0
     62      Coldwell Banker                                                                     6,724          11/21/2006
     63      Hallmark Gold Crown                                                                 4,100           3/1/2008
     64      Jo Ann Fabrics                                                                     15,500           11/1/2006
     65      United Solar Sytems Corp.                                                          31,067           9/30/2009
-----------------------------------------------------------------------------------------------------------------------------------
     66      Promedica Imaging PC                                                                3,034          10/31/2008
     67      Orthopedic Specialists                                                              6,149           11/8/2011
     68      Kelly-Moore Paint                                                                   6,000           8/31/2008
     69      Farmers Insurance                                                                  10,550           8/1/2007
     70      NAP                                                                                     0
-----------------------------------------------------------------------------------------------------------------------------------
     71      Comprehensive Women's Medical Center                                                3,637           3/3/2010
     72      Dollar Tree                                                                         5,625           2/28/2007
     73      NAP                                                                                     0
     74      Boater's World                                                                      5,000           6/1/2008
     75      NAP                                                                                     0
-----------------------------------------------------------------------------------------------------------------------------------
     76      NAP                                                                                     0
     77      Sid Acharya                                                                         3,322           9/1/2008
     78      S&K Investments Group Inc.                                                          6,219           7/31/2014
     79      Carla Shoes                                                                         3,377           8/1/2005
     80      Casa Pacifica                                                                       6,614           3/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
     81      S. Anjum and D. Wattoo, M.D.                                                        4,282           8/10/2010
     82      NAP                                                                                     0
     83      NAP                                                                                     0
     84      NAP                                                                                     0
     85      Franklin Covey                                                                       1893           5/1/2006
-----------------------------------------------------------------------------------------------------------------------------------
     86      CA-Dept of Corrections                                                             12,840           8/31/2005
     87      NAP                                                                                     0
     88      NAP                                                                                     0
     89      Frame Up                                                                            3,474           4/30/2005
     90      NAP                                                                                     0
-----------------------------------------------------------------------------------------------------------------------------------
     91      Massage Envy                                                                         3002           8/26/2009
     92      The Travelers Indemnity Co.                                                         11821           8/31/2008
     93      Rent A Center East                                                                   5000           8/31/2009
     94      Baker's Furniture                                                                    3340           8/31/2005
     95      NAP                                                                                     0
-----------------------------------------------------------------------------------------------------------------------------------
     96      Enviro Air                                                                          3,000           4/1/2007
     97      The Law Office of M. Mittelman                                                      3,003           8/15/2008
     98      NAP                                                                                     0
     99      World Emergency Relief                                                              8,716           4/1/2006
    100      Galaxy Cafe                                                                         2,678          12/31/2010
-----------------------------------------------------------------------------------------------------------------------------------
    101      WYSE                                                                                2,600           4/1/2006
    102      Bungalow                                                                            2,900           6/30/2005
    103      KMS Courier                                                                         9,000           5/1/2005
    104      Jetz Americana                                                                      5,989           4/30/2009
    105      Premier Internal Medicine Associates                                                3,379           3/1/2009
-----------------------------------------------------------------------------------------------------------------------------------
    106      Hibbetts                                                                            4,500           2/1/2006
    107      NAP                                                                                     0
    108      NAP                                                                                     0
    109      NAP                                                                                     0
    110      NAP                                                                                     0
-----------------------------------------------------------------------------------------------------------------------------------
    111      NAP                                                                                     0
    112      Nextel                                                                              1,350           1/1/2009
    113      NAP                                                                                     0
    114      Mercy Management                                                                    3,528           9/30/2005
    115      South Texas Adult Medicine                                                          7,832           7/1/2006
-----------------------------------------------------------------------------------------------------------------------------------
    116      NAP                                                                                     0
    117      Michael J. Sebahar, MD Nat                                                          2,335           6/5/2005
    118      Texas Eyelid Center, P.A.                                                           4,088           5/31/2006
    119      Radio Shack                                                                         2,800           7/1/2008
    120      NAP                                                                                     0
-----------------------------------------------------------------------------------------------------------------------------------
    121      Panda Express                                                                       2,275           11/1/2013
    122      NAP                                                                                     0
    123      Woodcraft (LaCuesta Enterprises)                                                    6,800           7/31/2007
    124      Daphne's Greek Cafe                                                                 1,720           6/3/2013
    125      NAP                                                                                     0
-----------------------------------------------------------------------------------------------------------------------------------
    126      Sierra Cleaning Systems                                                             4,092          12/31/2005
    127      Parker Wine & Liquor                                                                3,366           7/1/2007
    128      NAP                                                                                     0
    129      Manhattan Menswear                                                                  3,200           5/1/2007
    130      NAP                                                                                     0
-----------------------------------------------------------------------------------------------------------------------------------
    131      Papa Johns                                                                          1,500           7/31/2007
    132      H.A. Beasley                                                                        3,179          12/31/2006
    133      Marble Slab Creamery                                                                1,365          10/31/2008
    134      NAP                                                                                     0
    135      Silverman Construction                                                              3,136           3/31/2008
-----------------------------------------------------------------------------------------------------------------------------------
    136      Surgical Specialist                                                                 3,395           3/31/2005
    137      NAP                                                                                     0
    138      NAP                                                                                     0
    139      NAP                                                                                     0
    140      High Sierra Towing                                                                  3,201           4/30/2005
-----------------------------------------------------------------------------------------------------------------------------------
    141      NAP                                                                                     0

                ENVIRONMENTAL                       ENVIRONMENTAL
  CONTROL          PHASE I                             PHASE II           ENGINEERING           SEISMIC
   NUMBER        REPORT DATE        PHASE II         REPORT DATE          REPORT DATE         REPORT DATE        PML (%)
-----------------------------------------------------------------------------------------------------------------------------
     1              3/3/2004             No                                    3/9/2004
     2             12/1/2003             No                                   11/21/2003
     3             1/29/2004             No                                   1/23/2004
     4             5/21/2004             No                                    5/1/2004
     5             4/16/2004             No                                   4/20/2004
-----------------------------------------------------------------------------------------------------------------------------
     6              6/3/2004             No                                   5/21/2004
     7              1/6/2004             No                                   12/9/2003
     8              2/4/2004             No                                    3/1/2004
     9             6/23/2004             No                                    7/7/2004             6/23/2004             17
     10             7/2/2004             No                                    7/2/2004
-----------------------------------------------------------------------------------------------------------------------------
     11            9/26/2003             No                                   9/26/2003
     12             7/6/2004             No                                    7/1/2004
     13            4/23/2004             No                                   4/23/2004             4/16/2004             18
     14            5/25/2004             No                                   5/28/2004
     15             3/2/2004             No                                    3/4/2004
-----------------------------------------------------------------------------------------------------------------------------
     16            5/21/2004             No                                    4/8/2004
     17            5/18/2004             No                                    6/4/2004             5/18/2004             7
     18            5/21/2004             No                                   5/28/2004
     19             5/3/2004             No                                    5/7/2004             5/7/2004              13
     20            5/21/2004             No                                   5/24/2004
-----------------------------------------------------------------------------------------------------------------------------
     21            4/23/2004             No                                   4/15/2004
     22            4/22/2004             No                                   3/25/2004
     23             5/6/2004             No                                   6/10/2004             5/6/2004              17
     24            1/21/2004             No                                   2/27/2004             2/24/2004             8
     25             3/5/2004             No                                    3/5/2004             2/25/2004             19
-----------------------------------------------------------------------------------------------------------------------------
     26            2/17/2004             Yes             3/22/2004             2/6/2004             4/14/2004             16
     27            3/24/2004             No                                   3/24/2004
     28             6/8/2004             No                                    6/8/2004
     29            5/13/2004             No                                   5/13/2004
     30            6/22/2004             No                                   6/22/2004
-----------------------------------------------------------------------------------------------------------------------------
     31            4/21/2004             No                                   3/31/2004
     32            6/10/2004             No                                    6/9/2004             6/8/2004              9
     33            5/11/2004             No                                   5/11/2004
     34            12/16/2003            No                                   12/13/2003
     35             6/1/2004             No                                    6/1/2004
-----------------------------------------------------------------------------------------------------------------------------
     36             6/8/2004             No                                   6/15/2004
     37             4/7/2004             No                                   3/22/2004
     38            4/16/2004             No                                   3/29/2004
     39             3/9/2004             No                                   3/10/2004
     40            4/26/2004             No                                   4/28/2004             4/28/2004             14
-----------------------------------------------------------------------------------------------------------------------------
     41            5/20/2004             No                                   5/21/2004             5/21/2004             12
     42             6/8/2004             No                                   6/14/2004
     43            2/23/2004             No                                   2/25/2004
     44            12/12/2003            No                                   12/12/2003
     45            10/31/2003            No                                   10/17/2003
-----------------------------------------------------------------------------------------------------------------------------
     46            3/12/2004             No                                    3/4/2004             3/12/2004             5
     47            6/10/2004             No                                   6/10/2004
     48            5/20/2004             No
     49            12/5/2003             No                                   12/5/2003
     50             7/1/2004             No                                   6/30/2004             7/1/2004              16
-----------------------------------------------------------------------------------------------------------------------------
     51            1/29/2004             No                                   1/27/2004             1/29/2004             17
     52            12/3/2003             No                                   12/31/2003
     53            3/12/2004             No                                   3/12/2004
     54            12/4/2003             No                                   12/4/2003
     55            7/21/2003             No                                    9/9/2003            12/20/02             11
-----------------------------------------------------------------------------------------------------------------------------
     56             4/6/2004             No                                   3/18/2004             3/18/2004             4
     57             4/6/2004             No                                   3/18/2004             3/18/2004             4
     58             4/6/2004             No                                   3/18/2004             3/18/2004             5
     59            4/26/2004             No                                   4/23/2004
     60            5/26/2004             No                                   5/26/2004
-----------------------------------------------------------------------------------------------------------------------------
     61             3/1/2004             No                                   2/23/2004
     62            2/26/2004             No                                    3/2/2004             3/3/2004              16
     63             5/7/2004             No                                    4/1/2004
     64            5/11/2004             No                                   4/30/2004
     65             3/9/2004             No                                   3/11/2004
-----------------------------------------------------------------------------------------------------------------------------
     66            2/25/2004             No                                   2/11/2004
     67             4/6/2004             No                                   3/18/2004
     68            3/29/2004             No                                   3/29/2004             5/13/2004             18
     69            3/24/2004             No                                   3/25/2004
     70            5/17/2004             No                                   5/14/2004             5/24/2004             19
-----------------------------------------------------------------------------------------------------------------------------
     71             4/6/2004             No                                   3/18/2004
     72            3/19/2004             No                                   3/19/2004
     73            4/14/2004             Yes             4/15/2004              4/18/2004
     74            6/11/2004             No                                   6/16/2004
     75             7/8/2003             No                                   6/24/2003
-----------------------------------------------------------------------------------------------------------------------------
     76            5/18/2004             No                                   5/18/2004             5/18/2004             2
     77            12/19/2003            No                                   12/31/2003
     78             4/6/2004             No                                   3/18/2004
     79            5/21/2004             No                                    6/1/2004
     80             4/9/2004             No                                   4/20/2004             4/16/2004             18
-----------------------------------------------------------------------------------------------------------------------------
     81             4/6/2004             No                                   3/18/2004
     82            5/18/2004             No                                    4/7/2004             4/7/2004              17
     83            2/19/2004             No                                   3/17/2003
     84            2/18/2004             No                                   3/17/2004
     85            2/19/2004             No                                   1/20/2004
-----------------------------------------------------------------------------------------------------------------------------
     86            2/23/2004             No                                   2/25/2004             2/17/2004             10
     87            9/18/2003             No                                   9/10/2003             9/10/2003             11
     88            7/13/2004             No                                   7/12/2004
     89             4/6/2004             No                                    4/8/2004
     90            2/19/2004             No                                   3/17/2004
-----------------------------------------------------------------------------------------------------------------------------
     91            7/12/2004             No                                   7/12/2004
     92             5/6/2004             No                                    5/6/2004
     93            5/13/2004             No                                   5/13/2004
     94             6/8/2004             No                                    6/8/2004
     95            4/23/2004             No                                   4/10/2004
-----------------------------------------------------------------------------------------------------------------------------
     96            5/20/2004             No                                   5/14/2004
     97            3/19/2004             No                                   3/24/2004             3/24/2004             16
     98            4/13/2004             No                                   5/12/2004
     99            6/15/2004             No                                   4/23/2004             4/26/2004             16
    100            5/26/2004             No                                   4/21/2004
-----------------------------------------------------------------------------------------------------------------------------
    101            2/25/2004             No                                    2/2/2004             2/24/2004             10
    102            5/19/2004             No                                   5/19/2004
    103            5/19/2004             No                                   4/19/2004             4/14/2004             16
    104            5/14/2004             No                                   5/11/2004
    105            12/3/2003             No                                   12/31/2003
-----------------------------------------------------------------------------------------------------------------------------
    106             5/3/2004             No                                    5/4/2004
    107             4/1/2004             No                                    4/1/2004
    108            9/23/2003             No                                   9/16/2003
    109             3/3/2004             No                                   3/18/2004
    110            4/16/2004             No                                   4/16/2004             4/16/2004             7
-----------------------------------------------------------------------------------------------------------------------------
    111             6/2/2004             No                                    6/2/2004
    112            3/16/2004             No                                   3/15/2004
    113             5/4/2004             No                                    5/4/2004
    114            3/23/2004             No                                   2/16/2004
    115            1/14/2004             No                                   12/31/2003
-----------------------------------------------------------------------------------------------------------------------------
    116            4/12/2004             No                                    4/5/2004
    117            6/21/2004             No                                   6/25/2004
    118            12/3/2003             No                                   12/31/2003
    119            5/19/2004             No                                    5/4/2004
    120            4/13/2004             No                                   4/12/2004
-----------------------------------------------------------------------------------------------------------------------------
    121            5/24/2004             No                                   5/12/2004             5/11/2004             10
    122            4/19/2004             No
    123            6/23/2004             No                                   6/21/2004
    124             3/2/2004             No                                    3/2/2004             3/2/2004              10
    125            3/19/2004             No                                   3/23/2004
-----------------------------------------------------------------------------------------------------------------------------
    126            6/10/2004             No                                   2/20/2004             2/20/2004             7
    127            7/29/2003             No                                   7/25/2003
    128            3/24/2004             No                                   3/24/2004
    129            6/17/2004             No                                   6/14/2004
    130            7/13/2004             No                                   7/12/2004
-----------------------------------------------------------------------------------------------------------------------------
    131            1/27/2003             No                                   1/31/2003
    132            4/30/2004             No                                   5/11/2004
    133            5/15/2004             No                                   5/15/2004
    134            7/13/2004             No                                   7/12/2004             7/12/2004             14
    135            5/19/2004             No                                   5/19/2004
-----------------------------------------------------------------------------------------------------------------------------
    136            12/3/2003             No                                   12/31/2003
    137             6/2/2004             No                                    6/2/2004             6/2/2004              1
    138            2/26/2004             No                                   3/18/2004
    139            2/26/2004             No                                   2/16/2004
    140             5/6/2004             No                                   2/19/2004             2/19/2004             7
-----------------------------------------------------------------------------------------------------------------------------
    141             4/5/2004             No                                   3/30/2004

                EARTHQUAKE                                    UPFRONT ACTUAL          MONTHLY ACTUAL
  CONTROL        INSURANCE          UPFRONT ACTUAL              REPLACEMENT            REPLACEMENT         UPFRONT         MONTHLY
   NUMBER        REQUIRED         REPAIR RESERVE ($)           RESERVES ($)            RESERVES ($)      TI / LC ($)     TI / LC ($)
------------------------------------------------------------------------------------------------------------------------------------
     1              No                          0                       0                      0                 0                0
     2              No                  2,696,000                       0                      0                 0           91,334
     3              No                     14,056                   9,591                  9,591                 0                0
     4              No                          0                       0                      0                 0                0
     5              No                          0                       0                      0                 0                0
------------------------------------------------------------------------------------------------------------------------------------
     6              No                    390,579                   7,440                  7,440            38,690           38,690
     7              No                          0                   4,007                  4,007        10,066,680                0
     8              No                    500,000                       0                 49,029        29,596,526                0
     9              Yes                   567,625                       0                175,005                 0                0
     10             No                  1,500,000                       0                  9,839           600,000                0
------------------------------------------------------------------------------------------------------------------------------------
     11             No                     26,250               2,914,533                      0        16,441,190                0
     12             No                  5,275,000                       0                      0         1,000,000           47,039
     13             No                          0                       0                  4,161           168,925                0
     14             No                          0                       0                      0                 0                0
     15             No                  5,750,239                       0                      0         3,357,481                0
------------------------------------------------------------------------------------------------------------------------------------
     16             No                          0                       0                  4,090           875,557           17,200
     17             No                          0                       0                  9,336         1,000,000                0
     18             No                          0                       0                      0                 0                0
     19             No                          0                   2,486                  2,486                 0                0
     20             No                    315,879                       0                  5,921         1,065,807                0
------------------------------------------------------------------------------------------------------------------------------------
     21             No                      5,600                   7,333                  7,333                 0                0
     22             No                          0                       0                      0                 0                0
     23             No                    222,400                 531,723                  1,673            23,597           23,597
     24             No                          0                       0                  1,179                 0                0
     25             No                     35,750                       0                  2,088           234,270            3,846
------------------------------------------------------------------------------------------------------------------------------------
     26             No                          0                  14,795                  1,940                 0                0
     27             No                          0                       0                  2,000                 0                0
     28             No                          0                   5,767                  5,767                 0                0
     29             No                      1,000                  75,000                  2,958                 0            9,167
     30             No                    215,000                       0                  2,769           600,000                0
------------------------------------------------------------------------------------------------------------------------------------
     31             No                          0                       0                      0                 0                0
     32             No                          0                       0                  2,014                 0           13,426
     33             No                    150,100                     533                    533                 0                0
     34             No                          0                       0                      0                 0                0
     35             No                      8,293                   1,790                  1,790            12,500           12,500
------------------------------------------------------------------------------------------------------------------------------------
     36             No                          0                       0                  1,451                 0            7,256
     37             No                          0                       0                      0                 0                0
     38             No                     22,813                       0                      0             4,167            4,167
     39             No                          0                   4,778                  4,778                 0                0
     40             No                          0                       0                  1,453                 0            3,876
------------------------------------------------------------------------------------------------------------------------------------
     41             No                          0                       0                      0                 0                0
     42             No                          0                   4,000                  4,000                 0                0
     43             No                          0                  26,777                      0           350,000            9,167
     44             No                     22,033                       0                  3,209                 0           16,044
     45             No                          0                     845                    845           550,000                0
------------------------------------------------------------------------------------------------------------------------------------
     46             No                          0                       0                    542                 0                0
     47             No                     24,866                   4,444                  2,222           150,000            6,778
     48             No                          0                       0                      0                 0                0
     49             No                          0                       0                    900                 0            6,000
     50             No                     10,100                       0                  6,451                 0                0
------------------------------------------------------------------------------------------------------------------------------------
     51             No                          0                     500                    500           150,000            5,400
     52             No                          0                       0                      0                 0                0
     53             No                          0                     775                    775             8,333            8,333
     54             No                          0                       0                  1,862                 0                0
     55             No                          0                     692                    692             2,595            2,595
------------------------------------------------------------------------------------------------------------------------------------
     56             No                          0                       0                      0            11,262                0
     57             No                          0                       0                      0            81,963                0
     58             No                          0                       0                      0           138,000                0
     59             No                      5,000                       0                    313                 0                0
     60             No                          0                       0                  1,468           200,000            6,667
------------------------------------------------------------------------------------------------------------------------------------
     61             No                    111,438                   5,440                  5,440                 0                0
     62             No                     59,585                  15,000                    761            25,000            5,167
     63             No                     35,000                   1,395                  1,395             2,000            2,000
     64             No                      3,361                   1,897                  1,897                 0                0
     65             No                      6,123                       0                  1,920           250,000            7,679
------------------------------------------------------------------------------------------------------------------------------------
     66             No                     10,106                       0                      0                 0                0
     67             No                          0                       0                      0            63,550                0
     68             No                          0                       0                      0                 0                0
     69             No                          0                       0                      0                 0                0
     70             No                          0                       0                      0                 0                0
------------------------------------------------------------------------------------------------------------------------------------
     71             No                          0                       0                      0                 0                0
     72             No                      1,313                       0                  4,918                 0                0
     73             No                          0                       0                  3,750                 0                0
     74             No                    114,063                   1,054                  1,054                 0                0
     75             No                          0                       0                      0                 0                0
------------------------------------------------------------------------------------------------------------------------------------
     76             No                          0                       0                      0                 0                0
     77             No                          0                  32,000                      0                 0                0
     78             No                          0                       0                      0                 0                0
     79             No                    433,294                       0                      0                 0                0
     80             No                          0                       0                    110                 0              417
------------------------------------------------------------------------------------------------------------------------------------
     81             No                          0                       0                      0                 0                0
     82             No                          0                       0                      0           100,000            4,167
     83             No                    211,625                   4,065                  4,065                 0                0
     84             No                    192,406                   4,690                  4,690                 0                0
     85             No                     14,250                     372                    372             2,977            2,977
------------------------------------------------------------------------------------------------------------------------------------
     86             No                          0                 100,000                  1,681           200,000            8,333
     87             No                          0                   1,077                  1,077                 0                0
     88             No                     41,828                  60,000                  1,208                 0                0
     89             No                          0                     893                    893             1,667            1,667
     90             No                    205,750                   4,248                  4,248                 0                0
------------------------------------------------------------------------------------------------------------------------------------
     91             No                          0                     610                    305             2,834            1,466
     92             No                          0                       0                  1,460           350,000            7,306
     93             No                          0                  50,000                      0                 0            4,583
     94             No                      6,000                  35,000                    584             3,827            1,914
     95             No                          0                  39,185                  4,185                 0                0
------------------------------------------------------------------------------------------------------------------------------------
     96             No                          0                     801                    801                 0                0
     97             No                          0                   1,778                    889           110,000            5,000
     98             No                  1,000,000                   1,550                  1,550             3,720            3,720
     99             No                          0                       0                      0                 0                0
    100             No                          0                     209                    209                 0                0
------------------------------------------------------------------------------------------------------------------------------------
    101             No                          0                       0                      0                 0                0
    102             No                          0                       0                    617                 0            1,667
    103             No                          0                       0                      0                 0                0
    104             No                          0                       0                      0                 0                0
    105             No                          0                  60,000                      0                 0                0
------------------------------------------------------------------------------------------------------------------------------------
    106             No                          0                     471                    471             2,000            2,000
    107             No                      9,250                       0                    525                 0            1,750
    108             No                     34,825                   1,850                  1,850                 0                0
    109             No                     42,500                   3,083                  3,083                 0                0
    110             No                          0                       0                      0                 0                0
------------------------------------------------------------------------------------------------------------------------------------
    111             No                          0                     350                    175                 0                0
    112             No                          0                     137                    137             1,300            1,300
    113             No                      5,688                  17,805                    742                 0                0
    114             No                     18,563                     945                    945             2,000            2,000
    115             No                          0                       0                      0                 0                0
------------------------------------------------------------------------------------------------------------------------------------
    116             No                          0                       0                      0                 0                0
    117             No                          0                     365                    365                 0                0
    118             No                          0                       0                      0                 0                0
    119             No                          0                     371                    371             1,000            1,000
    120             No                          0                       0                  3,833                 0                0
------------------------------------------------------------------------------------------------------------------------------------
    121             No                          0                       0                      0                 0                0
    122             No                          0                       0                  7,985                 0                0
    123             No                          0                     394                    394             2,625            2,625
    124             No                          0                     119                    120               683              683
    125             No                      1,875                     783                    783                 0                0
------------------------------------------------------------------------------------------------------------------------------------
    126             No                          0                  19,362                      0            28,173                0
    127             No                        750                     293                    293             3,350            3,350
    128             No                          0                     232                    136                 0                0
    129             No                          0                     372                    372            17,000            1,166
    130             No                     20,700                     828                    414                 0                0
------------------------------------------------------------------------------------------------------------------------------------
    131             No                          0                     188                    188             1,542            1,542
    132             No                        938                       0                    308                 0            2,917
    133             No                          0                       0                    200                 0              750
    134             No                      4,531                   2,500                    306                 0                0
    135             No                          0                       0                  1,088                 0            2,500
------------------------------------------------------------------------------------------------------------------------------------
    136             No                          0                       0                      0                 0                0
    137             No                          0                     495                    165                 0                0
    138             No                     11,250                   1,750                  1,750                 0                0
    139             No                          0                   1,638                  1,638                 0                0
    140             No                          0                   6,624                      0            15,135                0
------------------------------------------------------------------------------------------------------------------------------------
    141             No                          0                       0                      0                 0                0

                                  MONTHLY
  CONTROL        MONTHLY         INSURANCE
   NUMBER     TAX ESCROW ($)    ESCROW ($)                                         BORROWER NAME
------------------------------------------------------------------------------------------------------------------------------------
     1                     0             0    Grand Canal Shops II, LLC
     2               569,383        60,468    SLG 220 News Owner LLC
     3               420,000        18,000    Lechar Realty LLC; Lechar Realty Corp.
     4                     0             0    Westland Garden State Plaza Limited Partnership and GSP Holdings LLC
     5                     0             0    Stony Point Fashion Park Associates, L.L.C.
------------------------------------------------------------------------------------------------------------------------------------
     6               195,000             0    L. Charney 1410 Broadway, LLC
     7                     0             0    Destin Commons, LTD.
     8               854,276       151,263    111 Chelsea Commerce LP
     9                31,600        68,300    Town and Country Hotel, LLC
     10               77,402         5,323    TUP 130, LLC
------------------------------------------------------------------------------------------------------------------------------------
     11            1,391,085       140,000    237 Max Park Avenue, L.P.
     12               81,900        26,970    WATERFRONT PARTNERS I, LLC, WATERFRONT PARTNERS II, LLC
     13               45,109         7,917    3500 Partners, LLC
     14                    0             0    Brighton Holdings LLC
     15               63,889        10,513    Laurel Lakes, LLC
------------------------------------------------------------------------------------------------------------------------------------
     16               36,624         7,725    Transwestern Quincy, L.L.C.
     17               84,081        14,875    Bayview University Mall, L.L.C.
     18                    0             0    Renaissance Retail LLC
     19               65,866         3,750    Lakha Properties - Santa Clara, LLC
     20               52,468         8,333    Brookwood Tamarac Plaza Investors, LLC
------------------------------------------------------------------------------------------------------------------------------------
     21               28,818         9,388    USA Preston Park 1, LLC, USA Preston Park 2, LLC, USA Preston Park 3, LLC, USA Preston
                                              Park 4, LLC, USA Preston Park 5, LLC, USA Preston Park 6, LLC, USA Preston Park 7,
                                              LLC, USA Preston Park 8,LLC, USA Preston Park 9, LLC, USA Preston Park 10, LLC, USA
                                              Preston Park 11, LLC, USA Preston Park 12, LLC, USA Preston Park 13, LLC, USA Preston
                                              Park 14, LLC, USA Preston Park 15, LLC, USA Preston Park 16, LLC, USA Preston Park 17,
                                              LLC, USA Preston Park 18, LLC, USA Preston Park 19, LLC, USA Preston Park 20, LLC, USA
                                              Preston Park 21, LLC, USA Preston Park 22, LLC, USA Preston Park 23, LLC
     22                    0             0    NP/I&G Conyers Crossroads, LLC
     23                    0         8,304    SKB-Sunset, LLC, CC-Sunset, LLC, Schwartz-Sunset, LLC, Hart-Sunset, LLC, Quandt-
                                              Sunset, LLC
     24                    0             0    Fe-San Francisco CA, LLC
     25               28,281         3,332    11564-11604 Sylvan Street Apartments LLC; 15405 Vanowen Street, LP; 256 S. Rampart
                                              Street, LP; 250 S. Reno Street, LP; Haynes Palm Apartments, LLC; Dickens Victory
                                              Apartments LLC
------------------------------------------------------------------------------------------------------------------------------------
     26               12,270         3,282    White Road Partners, LLC
     27               12,720         4,624    1030 W. North Ave. Bldg. LLC
     28               16,965         8,168    USA Preston Pointe 1, LLC, USA Preston Pointe 2, LLC, USA Preston Pointe 3, LLC, USA
                                              Preston Pointe 4, LLC, USA Preston Pointe 5, LLC, USA Preston Pointe 6, LLC, USA
                                              Preston Pointe 7, LLC, USA Preston Pointe 8,LLC, USA Preston Pointe 9, LLC, USA
                                              Preston Pointe 10, LLC, USA Preston Pointe 11, LLC, USA Preston Pointe 12, LLC, USA
                                              Preston Pointe 13, LLC, USA Preston Pointe 14, LLC, USA Preston Pointe 15, LLC, USA
                                              Preston Pointe 16, LLC, USA Preston Pointe 17, LLC, USA Preston Pointe 18, LLC, USA
                                              Preston Pointe 19, LLC, USA Preston Pointe 20, LLC, USA Preston Pointe 21, LLC, USA
                                              Preston Pointe 22, LLC, USA Preston Pointe 23, LLC, USA Preston Pointe 24, LLC, USA
                                              Preston Pointe 25, LLC
     29               21,184         2,867    BRIT-Century Plaza LLC
     30               55,130         4,069    Boyce Building Group LLC
------------------------------------------------------------------------------------------------------------------------------------
     31                    0             0    Reitnour Investment Properties - Limerick, L.P.
     32               23,012         3,263    Gateway Office 1, LC
     33               67,000             0    SCLLC KC ONE LLC
     34                    0             0    MOB Skyridge I of Colorado, LLC
     35               29,081         2,043    NNN Sugar Creek Center, LLC, NNN Sugar Creek Center 1, LLC, NNN Sugar Creek Center 2,
                                              LLC, NNN Sugar Creek Center 3, LLC, NNN Sugar Creek Center 4, LLC, NNN Sugar Creek
                                              Center 5, LLC, NNN Sugar Creek Center 6, LLC, NNN Sugar Creek Center 7, LLC, NNN
                                              Sugar Creek Center 8,LLC, NNN Sugar Creek Center 9, LLC, NNN Sugar Creek Center 10,
                                              LLC, NNN Sugar Creek Center 11, LLC, NNN Sugar Creek Center 12, LLC, NNN Sugar Creek
                                              Center 13, LLC, NNN Sugar Creek Center 14, LLC, NNN Sugar Creek Center 15, LLC, NNN
                                              Sugar Creek Center 16, LLC, NNN Sugar Creek Center 17, LLC, NNN Sugar Creek Center 18,
                                              LLC, NNN Sugar Creek Center 19, LLC, NNN Sugar Creek Center 20, LLC, NNN Sugar Creek
                                              Center 21, LLC, NNN Sugar Creek Center 22, LLC, NNN Sugar Creek Center 23, LLC, NNN
                                              Sugar Creek Center 24, LLC, NNN Sugar Creek Center 25, LLC
------------------------------------------------------------------------------------------------------------------------------------
     36               25,000         4,200    G/W Jefferson - St. Jean LLC
     37                  671             0    Brighton Commercial, LLC
     38                    0         2,793    Brass Works Equities, LLC
     39               13,276         5,885    Grey Shoal, L.L.C.
     40               18,587         2,926    5714-18 Elmer Avenue Apartments-DE LLC; 5722-28 Elmer Avenue Apartments-DE LLC;
                                              CG-Dickens/Victory Apartments-DE LLC; 7340 Variel Avenue Apartments-DE LLC; Kaufman
                                              Bloomfield Properties-DE LLC; Oxnard Hazeltine Apartments-DE LLC
------------------------------------------------------------------------------------------------------------------------------------
     41                    0             0    Warmington Serrano Associates
     42               17,677         6,030    USA Preston Landing 1, LLC, USA Preston Landing 2, LLC, USA Preston Landing 3, LLC,
                                              USA Preston Landing 4, LLC, USA Preston Landing 5, LLC, USA Preston Landing 6, LLC,
                                              USA Preston Landing 7, LLC, USA Preston Landing 8,LLC, USA Preston Landing 9, LLC,
                                              USA Preston Landing 10, LLC, USA Preston Landing 11, LLC, USA Preston Landing 12, LLC,
                                              USA Preston Landing 13, LLC, USA Preston Landing 14, LLC, USA Preston Landing 15, LLC,
                                              USA Preston Landing 16, LLC, USA Preston Landing 17, LLC, USA Preston Landing 18, LLC,
                                              USA Preston Landing 19, LLC, USA Preston Landing 20, LLC, USA Preston Landing 21, LLC,
                                              USA Preston Landing 22, LLC, USA Preston Landing 23, LLC
     43               11,847         1,704    Charleston Plaza, LLC
     44               36,723         6,124    Shops/Dunhill at Central Park, LP
     45                8,486         2,441    River Shops, LLC
------------------------------------------------------------------------------------------------------------------------------------
     46                7,170         1,203    NorthPointe Modesto I LLC
     47               27,961         2,809    Highline FC Partners LLC
     48                7,931             0    Levitz SL Portland-Johnson, L.L.C.
     49               10,367             0    R&F Exton, L.P.
     50               10,400         1,910    Westlake Village Industrial Park, LLC
------------------------------------------------------------------------------------------------------------------------------------
     51               23,333             0    Bayport Harrison Associates, LP
     52                    0             0    MOB 77 of Texas, L.P.
     53                6,415         1,214    JDI Peachtree, LLC
     54               40,015             0    Kerway Realty, LLC
     55                4,043         1,801    The Camp Project, LLC
------------------------------------------------------------------------------------------------------------------------------------
     56                5,893         2,177    Los Alamitos Investors Limited Partnership
     57               11,898         1,209    Chula Vista Medical Plaza Investors, L.P.
     58                1,488         2,408    Glendale Healthcare Investors, LP
     59               15,414         2,750    Copelands' Properties LLC
     60                    0         1,667    Puritan Mill, LLC
------------------------------------------------------------------------------------------------------------------------------------
     61               15,715             0    Allendale Associates, A Limited Partnership
     62                9,650         2,840    Adelfia Properties II, LLC
     63                8,061         3,117    Gulf Breeze SC, LLC
     64               12,579         2,934    Aurora City Square, LLC
     65               18,703         5,417    JBD Troy, LLC
------------------------------------------------------------------------------------------------------------------------------------
     66               50,021             0    RVC Associates L.P.
     67               11,866         2,330    St. Louis I Investors, LP
     68                    0             0    FFHS Associates - Gateway, L.P.
     69                    0             0    East Lamar LP
     70                    0             0    SDL Concord Partners, L.P.
------------------------------------------------------------------------------------------------------------------------------------
     71                5,565         2,701    WRMC I Investors, Ltd.
     72               11,587         5,210    Merrill Ridge Plaza Subsidiary LLC
     73               18,397         4,383    Carleton In-Town Housing Partners, Ltd.
     74                8,329         1,283    Steuart-Solomons Financing, LLC
     75                    0             0    High Point Partners, LLC
------------------------------------------------------------------------------------------------------------------------------------
     76                    0             0    Olympus Pointe Theatre Investors, LLC
     77                    0             0    MOB Texas City I of Texas, L.P.
     78                  998         2,957    WRMC II Properties, LLLP
     79               10,013         3,156    Deerwood Village Mall, L.C.
     80               37,923         3,242    SMS Mission Oaks, LP
------------------------------------------------------------------------------------------------------------------------------------
     81                5,809         1,466    Lake Mead Medical Investors Limited Partnership
     82                1,564         1,729    840-848 Battery Street, LLC
     83               12,394         4,452    VR Wimbledon Limited Partnership
     84               14,813         5,081    VR Bayou Oaks Limited Partnership
     85                5,338           684    2121 Borders, LLC
------------------------------------------------------------------------------------------------------------------------------------
     86                    0             0    Haven Center Ltd.
     87                6,110           842    Hazel Gardens, LLC
     88                7,350         1,490    YCW-Desert View Mobile Home Park, LLC
     89                7,503           820    Blackwood Capital I, LLC
     90               12,569         4,327    VR Ashton Woods Limited Partnership
------------------------------------------------------------------------------------------------------------------------------------
     91                2,500           375    SABA, LLC
     92               13,000         2,180    McDonnell Associates, LLC
     93                5,917         1,500    Poinsett Realty Fund 39, LLC
     94                2,500           375    Gilhous Ltd LLC
     95                5,833         2,164    La Casa West, LTD.
------------------------------------------------------------------------------------------------------------------------------------
     96                3,282         3,554    Lyons Tech IV, LTD.
     97                    0             0    Shadelands Executive Center, LLC
     98                    0             0    FS Harlingen, L.P.
     99                4,850         1,303    2270 Camino Vida Roble LLC
    100               13,934             0    CPRE-1 End Shady Hollow II, L.P.
------------------------------------------------------------------------------------------------------------------------------------
    101                    0             0    Allan Chook Yee Lau, Linda Yim Seung Lau, John Leong, Fung Kuen Leong, Shek Yee Lau,
                                              Rebecca Lau, Martin Lau and Michael Lau
    102                4,405           725    Rock West Investments II, LLC
    103                    0             0    CMK Kearny Park, LLC
    104                6,803           878    Shrubland, LLC
    105                    0             0    MOB 124 of Texas, L.P.
------------------------------------------------------------------------------------------------------------------------------------
    106                2,317         1,435    P & N Calera, LLC
    107                6,700           630    White Cap DG, LLC
    108                8,721         2,617    The Park on Clairmont JV
    109                6,319             0    Stevenson Terrace, L.P.
    110                4,200           509    Oceangate Property Two, LLC
------------------------------------------------------------------------------------------------------------------------------------
    111                    0             0    Bonino Carefree CVS, LLC
    112                4,225           386    SWC 87th & Stoney LLC
    113                4,035         1,072    RFR Storage Partners, Inc.
    114                5,511           461    Blue Bell IV Associates, L.P.
    115                    0             0    MOB 88 of Texas, L.P.
------------------------------------------------------------------------------------------------------------------------------------
    116                    0             0    Olbrich by the Lake Associates, LLC
    117                2,941           588    Saxony Medical LLC
    118                    0             0    MOB 97 of Texas, L.P.
    119                3,460         1,134    P&N Callaway, LLC
    120               10,597         3,026    Nazli, Ltd
------------------------------------------------------------------------------------------------------------------------------------
    121                    0             0    Maclyn L. Morris and Mildred E. Morris, as Trustees of the Morris Revocable Trust
                                              Number Four
    122                    0             0    G/W DC LLC
    123                6,250         1,290    HBNI Orange LLC
    124                4,181           358    OliverMcMillan Culver City, LLC
    125                5,782           314    Symsack Properties, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    126                2,729             0    Kleppe Industrial Park A, B, & E, LLC
    127                7,774           303    WS Parker Marketplace Associates LLC
    128                    0             0    5100 Beatties Ford Road, LLC
    129                3,193           224    Spring Lake Shop Space Limited Partnership
    130                4,330           770    Evergreen Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
    131                1,635           644    Bell Park II, L.L.C.
    132                3,397           305    Rubicon Tennessee LLC
    133                2,688         1,425    Jon's Spring Cypress Plaza, LLC
    134                1,610           350    CW-Country Terrace, LLC
    135                1,375         1,165    Zonolite Road Properties II, LLC
------------------------------------------------------------------------------------------------------------------------------------
    136                    0             0    MOB 22 of Georgia, LLC
    137                  874           213    NUA Properties, LLC
    138                3,586             0    Melrose Park Manor Associates
    139                3,646             0    Birchwood Apartments, L.P.
    140                1,464             0    745/755 E. Greg Street, LLC
------------------------------------------------------------------------------------------------------------------------------------
    141                1,377            80    Richard Drucker

  CONTROL                              CASH              GROUND            GROUND LEASE             ANNUAL GROUND
   NUMBER         LOCKBOX           MANAGEMENT          LEASE Y/N        EXPIRATION DATE          LEASE PAYMENT ($)
--------------------------------------------------------------------------------------------------------------------
     1             Hard              In Place              Yes               5/14/2093                            1
     2             Hard              In Place              No
     3             Soft             Springing              No
     4             Hard              In Place              No
     5             Hard              In Place              No
--------------------------------------------------------------------------------------------------------------------
     6             Soft             Springing              No
     7              No                 NAP                 No
     8             Hard              In Place              No
     9             Hard              In Place              No
     10            Hard              In Place              No
--------------------------------------------------------------------------------------------------------------------
     11            Hard              In Place              No
     12            Hard              In Place              Yes               9/30/2046                    1,593,503
     13            Hard             Springing              No
     14             No                 NAP                 No
     15             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
     16            Hard              In Place              No
     17            Hard             Springing              No
     18             No                 NAP                 No
     19             No                 NAP                 Yes               9/18/2045                    1,265,923
     20            Hard             Springing              No
--------------------------------------------------------------------------------------------------------------------
     21             No                 NAP                 No
     22             No                 NAP                 No
     23             No                 NAP                 No
     24            Hard             Springing              No
     25            Hard              In Place              No
--------------------------------------------------------------------------------------------------------------------
     26            Hard             Springing              No
     27            Hard             Springing              No
     28             No                 NAP                 No
     29             No                 NAP                 No
     30            Hard             Springing              No
--------------------------------------------------------------------------------------------------------------------
     31            Hard             Springing              No
     32            Hard             Springing              No
     33            Hard             Springing              Yes               5/31/2086                      576,839
     34             No                 NAP                 Yes               4/14/2001                       13,259
     35             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
     36            Hard              In Place              No
     37             No                 NAP                 No
     38             No                 NAP                 No
     39             No                 NAP                 No
     40            Hard              In Place              No
--------------------------------------------------------------------------------------------------------------------
     41             No                 NAP                 No
     42             No                 NAP                 No
     43             No                 NAP                 No
     44            Hard             Springing              No
     45             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
     46             No                 NAP                 No
     47            Hard             Springing              No
     48            Hard             Springing              No
     49            Hard             Springing              No
     50             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
     51             No                 NAP                 No
     52             No                 NAP                 No
     53             No                 NAP                 No
     54             No                 NAP                 No
     55             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
     56             No                 NAP                 Yes               9/11/2032                       30,000
     57             No                 NAP                 Yes               10/11/2051                      61,286
     58             No                 NAP                 Yes               6/20/2050                      109,200
     59            Hard             Springing              No
     60             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
     61             No                 NAP                 No
     62            Hard             Springing              No
     63             No                 NAP                 No
     64            Soft             Springing              No
     65             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
     66             No                 NAP                 No
     67             No                 NAP                 Yes               8/14/2030                       15,000
     68             No                 NAP                 No
     69             No                 NAP                 No
     70             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
     71             No                 NAP                 Yes               4/14/2099                        5,200
     72            Hard             Springing              No
     73             No                 NAP                 No
     74             No                 NAP                 No
     75             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
     76             No                 NAP                 No
     77             No                 NAP                 Yes               4/30/2001                          100
     78             No                 NAP                 Yes               12/18/2001                       5,200
     79             No                 NAP                 No
     80             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
     81             No                 NAP                 Yes               6/30/2065                       12,100
     82             No                 NAP                 No
     83             No                 NAP                 No
     84             No                 NAP                 No
     85             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
     86             No                 NAP                 No
     87             No                 NAP                 No
     88             No                 NAP                 No
     89             No                 NAP                 No
     90             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
     91             No                 NAP                 No
     92             No                 NAP                 No
     93             No                 NAP                 No
     94             No                 NAP                 No
     95             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
     96             No                 NAP                 No
     97             No                 NAP                 No
     98             No                 NAP                 No
     99             No                 NAP                 No
    100             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
    101             No                 NAP                 No
    102             No                 NAP                 No
    103             No                 NAP                 No
    104             No                 NAP                 No
    105             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
    106             No                 NAP                 No
    107            Hard             Springing              No
    108             No                 NAP                 No
    109             No                 NAP                 No
    110            Hard             Springing              No
--------------------------------------------------------------------------------------------------------------------
    111             No                 NAP                 No
    112             No                 NAP                 No
    113             No                 NAP                 No
    114             No                 NAP                 No
    115             No                 NAP                 Yes                7/1/2099                            1
--------------------------------------------------------------------------------------------------------------------
    116             No                 NAP                 No
    117             No                 NAP                 No
    118             No                 NAP                 No
    119             No                 NAP                 No
    120             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
    121             No                 NAP                 No
    122            Hard              In Place              No
    123            Soft             Springing              No
    124             No                 NAP                 No
    125             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
    126             No                 NAP                 No
    127             No                 NAP                 No
    128            Hard              In Place              No
    129             No                 NAP                 No
    130             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
    131             No                 NAP                 No
    132             No                 NAP                 No
    133             No                 NAP                 No
    134             No                 NAP                 No
    135             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
    136             No                 NAP                 Yes                7/1/2099                            1
    137             No                 NAP                 No
    138             No                 NAP                 No
    139             No                 NAP                 No
    140             No                 NAP                 No
--------------------------------------------------------------------------------------------------------------------
    141             No                 NAP                 No

  CONTROL                           TERRORISM INSURANCE                                    EARNOUT            P&I AFTER
   NUMBER            B NOTE ($)          REQUIRED               EARNOUT (Y/N)             AMOUNT ($)           EARNOUT
--------------------------------------------------------------------------------------------------------------------------
     1                                      Yes                       No                  37,000,000         2,041,482.81
     2              56,000,000              Yes                       No
     3               6,981,447              Yes                       No
     4                                      Yes                       No
     5                                      Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     6                                      Yes                       No
     7                                      Yes                       No
     8              50,000,000              Yes                       No
     9                                      Yes                       No
     10                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     11                                     Yes                       No
     12              6,600,000              Yes                       No
     13                                     Yes                       No
     14                                     Yes                       No
     15                                     Yes                      Yes                   6,800,000           238,183.71
--------------------------------------------------------------------------------------------------------------------------
     16                                     Yes                       No
     17                                     Yes                       No
     18                                     Yes                      Yes                   8,263,000           166,591.10
     19              2,000,000              Yes                       No
     20                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     21                                     Yes                       No
     22                                     Yes                       No
     23                                     Yes                       No
     24                                     Yes                       No
     25                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     26                                     Yes                       No
     27                                     Yes                       No
     28                                     Yes                       No
     29                                     Yes                       No
     30                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     31                                     Yes                       No
     32                                     Yes                       No
     33                                     Yes                       No
     34                                     Yes                       No
     35                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     36                                     Yes                       No
     37                                     Yes                      Yes                   4,450,000            64,765.86
     38                                     Yes                       No
     39                                     Yes                       No
     40                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     41                                     Yes                       No
     42                                     Yes                       No
     43                                     Yes                       No
     44                                     Yes                       No
     45                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     46                                     Yes                       No
     47                                     Yes                       No
     48                                     Yes                       No
     49                                     Yes                       No
     50                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     51                                     Yes                       No
     52                                     Yes                       No
     53                650,000              Yes                       No
     54                                     Yes                       No
     55                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     56                                     Yes                       No
     57                                     Yes                       No
     58                                     Yes                       No
     59                                     Yes                       No
     60                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     61                                     Yes                       No
     62                                     Yes                       No
     63                                     Yes                       No
     64                                     Yes                       No
     65                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     66                                     Yes                       No
     67                                     Yes                       No
     68                                     Yes                       No
     69                                     Yes                       No
     70                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     71                                     Yes                       No
     72                                     Yes                       No
     73                                     Yes                       No
     74                                     Yes                       No
     75                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     76                                     Yes                       No
     77                                     Yes                       No
     78                                     Yes                       No
     79                                     Yes                       No
     80                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     81                                     Yes                       No
     82                                     Yes                       No
     83                                     Yes                       No
     84                                     Yes                       No
     85                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     86                                     Yes                       No
     87                250,000              Yes                       No
     88                                     Yes                       No
     89                                     Yes                       No
     90                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     91                                     Yes                       No
     92                                     Yes                       No
     93                                     Yes                       No
     94                                     Yes                       No
     95                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
     96                                     Yes                       No
     97                                     Yes                       No
     98                                     Yes                       No
     99                                     Yes                       No
    100                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
    101                                     Yes                       No
    102                                     Yes                       No
    103                                     Yes                       No
    104                                     Yes                       No
    105                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
    106                                     Yes                       No
    107                                     Yes                       No
    108                                     Yes                       No
    109                                     Yes                       No
    110                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
    111                                     Yes                       No
    112                                     Yes                       No
    113                                     Yes                       No
    114                                     Yes                       No
    115                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
    116                                     Yes                       No
    117                                     Yes                       No
    118                                     Yes                       No
    119                                     Yes                       No
    120                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
    121                                     Yes                       No
    122                                     Yes                       No
    123                                     Yes                       No
    124                                     Yes                       No
    125                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
    126                                     Yes                       No
    127                                     Yes                       No
    128                                     Yes                       No
    129                                     Yes                       No
    130                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
    131                                     Yes                       No
    132                                     Yes                       No
    133                                     Yes                       No
    134                                     Yes                       No
    135                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
    136                                     Yes                       No
    137                                     Yes                       No
    138                                     Yes                       No
    139                                     Yes                       No
    140                                     Yes                       No
--------------------------------------------------------------------------------------------------------------------------
    141                                     Yes                       No

(1)   The Open Period is inclusive of the Maturity Date

(2) The Cut-off Date LTV and Underwritten NCF DSCR are based on the total $427,000,000 financing net of the $37,000,000 principal guarantee.

(3) The 2003 numbers were Annualized for the first two months and Actual for 10 months.

(4) For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x) includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

(5)   The loan has unsecured subordinate debt in the amount of $8,191,627.

(6) Refer to Annex C-3 for a summary of the amortization schedules for the loan included in the trust. Amortization on the pari passu A notes is based roughly on a 360 month schedule.

(7)   The loan has Mezzanine debt in the amount of $30,000,000.

(8)   Borrowing entity utilizes a tenant-in-common structure

(9)   The loan has Mezzanine debt in the amount of $4,000,000.

(10) The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount.

(11)  The 2002 Operating Statement is 8 months Annualized from May to December
      2002

(12)  The loan has Mezzanine debt in the amount of $1,500,000.

(13) The cutoff date LTV and balloon LTV ratios are calculated taking the $2,500,000 performace holdback into account.

(14) Factory 2-U is currently under bankruptcy protection and has not yet affirmed or rejected its lease.

(15)  The loan has Mezzanine debt in the amount of $2,080,000.

(16)  The loan has Mezzanine debt in the amount of $1,800,000.

(17) After a 26 payment lockout period, the Shady Hollow Village II loan permits defeasance, and additionally permits prepayment commencing 36 payments after origination upon the payment of the lesser of a specified percentage (initially 5% and declining annually to a minimum of 1%) of the amount being prepaid and a yield maintenance charge.

(18) 1140 North 31st Street calls for additional amortization payments of $7,500 in years 9 and 10

(19) The 2004 Partial Year numbers are based on November 2003 through February 2004 Annualized to represent a Trailing 12.

                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS


       CONTROL        LOAN
       NUMBER         NUMBER          PROPERTY NAME                                            STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
         21           09-0001905      Preston Park at Satellite                                2110 Preston Park Drive
         28           09-0001937      Preston Pointe at Windermere                             3100 Preston Pointe Way
         39           09-0001911      Stonecrest at Double Oak Mountain Apartments             One Stonecrest Drive
         41           09-0001933      Serrano Highlands Apartments                             25421 Alta Loma
         42           09-0001938      Preston Landing at Sweetwater Creek                      1100 Preston Landing Circle
------------------------------------------------------------------------------------------------------------------------------------
         61           09-0001881      Allendale Apartments                                     535 North Cedar Hill Drive
         73           625023201       Treymore at City Place                                   2101 N. Haskell Ave.
         75           09-0001917      Silverstone Apartments                                   1004-1044 North High Point Road
         83           09-0001897      Wimbledon Apartment Homes                                16222 Stuebner Airline
         84           09-0001898      Bayou Oaks Aparments                                     13800 Ella Boulevard
------------------------------------------------------------------------------------------------------------------------------------
         87           09-0001825      Hazel Gardens Apartments                                 10710 SE 256th Street
         88           04-0534         Desert View Mobile Home Park                             6500 Desert View Drive
         90           09-0001899      Ashton Woods Apartment Homes                             17033 Butte Creek
         95           09-0001891      La Casa Apartments                                       121 E. Wedgewood Avenue
         108          09-0001823      Park on Clairmont                                        3180 Clairmont Road
------------------------------------------------------------------------------------------------------------------------------------
         109          09-0001884      Stevenson Terrace Apartments                             6201 North 10th Street
         116          09-0001900      Olbrich By the Lake                                      3528 Atwood Avenue
         120          625023541       Willows of Woodhaven                                     5816 Boca Raton
         130          04-0299         Evergreen Mobile Home Park                               2819 Caldwell Boulevard
         134          04-0533         Country Terrace Mobile Home Park                         11 Tuck Circle
------------------------------------------------------------------------------------------------------------------------------------
         138          09-0001883      Melrose Park Manor Apartments                            210 West Cheltenham Avenue
         139          09-0001882      Birchwood Hills Apartments                               5115 Wissahickon Avenue


       CONTROL
       NUMBER                CITY              COUNTY            STATE             ZIP CODE               PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------------------------
         21            Duluth            Gwinnett           Georgia          30096                 Multifamily
         28            Cumming           Forsyth            Georgia          30041                 Multifamily
         39            Birmingham        Shelby             Alabama          35242                 Multifamily
         41            Lake Forest       Orange             California       92630                 Multifamily
         42            Lithia Springs    Douglas            Georgia          30122                 Multifamily
--------------------------------------------------------------------------------------------------------------------------------
         61            Allentown         Lehigh             Pennsylvania     18109                 Multifamily
         73            Dallas            Dallas             Texas            75204                 Multifamily
         75            Madison           Dane               Wisconsin        53717                 Multifamily
         83            Houston           Harris             Texas            77379                 Multifamily
         84            Houston           Harris             Texas            77014                 Multifamily
--------------------------------------------------------------------------------------------------------------------------------
         87            Kent              King               Washington       98030                 Multifamily
         88            West Richland     Benton             Washington       99353                 Mobile Home Park
         90            Houston           Harris             Texas            77090                 Multifamily
         95            Spokane           Spokane            Washington       99208                 Multifamily
         108           Atlanta           Dekalb             Georgia          30329                 Multifamily
--------------------------------------------------------------------------------------------------------------------------------
         109           Philadelphia      Philadelphia       Pennsylvania     19141                 Multifamily
         116           Madison           Dane               Wisconsin        53714                 Multifamily
         120           Fort Worth        Tarrant            Texas            76112                 Multifamily
         130           Nampa             Canyon             Idaho            83651                 Mobile Home Park
         134           Reno              Washoe             Nevada           89506                 Mobile Home Park
--------------------------------------------------------------------------------------------------------------------------------
         138           Philadelphia      Philadelphia       Pennsylvania     19126                 Multifamily
         139           Philadelphia      Philadelphia       Pennsylvania     19144                 Multifamily


                                                             INITIAL
       CONTROL              INITIAL POOL                   POOL BALANCE
       NUMBER                BALANCE ($)               PER UNIT OR PAD ($)                 UTILITIES PAID BY TENANT
--------------------------------------------------------------------------------------------------------------------------------
         21                          28,738,243               65,314               Electricity/Water/Sewer
         28                          21,187,500               61,236               Electricity/Water/Sewer
         39                          15,350,000               48,730               Electricity/Water/Sewer
         41                          15,000,000               62,500               Electricity/Gas/Water/Sewer
         42                          14,925,000               62,188               Electricity/Water/Sewer
--------------------------------------------------------------------------------------------------------------------------------
         61                           8,873,259               36,972               Electricity/Gas
         73                           7,785,441               43,252               Electricity
         75                           7,400,000               52,857               Electricity/Gas/Water/Sewer
         83                           6,320,000               39,255               Electricity/Gas/Water/Sewer
         84                           6,240,000               29,714               Electricity/Water/Sewer
--------------------------------------------------------------------------------------------------------------------------------
         87                           5,950,000               78,289               Electricity/Water/Sewer
         88                           5,910,000               14,275               Electricity/Water/Sewage/Trash
         90                           5,790,000               32,712               Electricity/Gas/Water/Sewer
         95                           5,400,000               30,000               Electricity
         108                          4,259,767               38,376               Electricity/Gas
--------------------------------------------------------------------------------------------------------------------------------
         109                          4,196,161               28,352               Electricity
         116                          3,400,000               51,515               Electricity/Gas/Water/Sewer
         120                          3,197,163               17,376               Electricity
         130                          2,555,500               17,996               Electricity/Gas
         134                          2,397,000               22,829               Electricity/Gas
--------------------------------------------------------------------------------------------------------------------------------
         138                          1,397,275               16,634               Electricity
         139                          1,397,221               17,913               Electricity


                                     STUDIOS                           1 BEDROOM                        2 BEDROOM
       CONTROL                                 AVG RENT                          AVG RENT                           AVG RENT
       NUMBER              # UNITS           PER MO. ($)         # UNITS        PER MO. ($)        # UNITS         PER MO. ($)
------------------------------------------------------------------------------------------------------------------------------
         21                        0                   0            122                857            248               1,097
         28                        0                   0             88                790            202                 934
         39                        0                   0             54                670            189                 785
         41                        0                   0             70               1184            170               1,373
         42                        0                   0             58                865            162                 993
------------------------------------------------------------------------------------------------------------------------------
         61                        0                   0             48                695            144                 790
         73                        0                   0             84                745             72                 923
         75                       15                 565             70                726             55                 900
         83                        1                 525             48                606            106                 748
         84                       48                 455             90                565             72                 708
------------------------------------------------------------------------------------------------------------------------------
         87                        0                   0             21                743             49                 934
         88                      414                 269              0                  0              0                   0
         90                        0                   0             76                521             74                 669
         95                        0                   0              1                425            139                 464
         108                       0                   0             46                825             44               1,011
------------------------------------------------------------------------------------------------------------------------------
         109                       4                 553             62                596             73                 722
         116                       4                 720             40                831             22               1,051
         120                       0                   0            120                390             64                 519
         130                     141                 237              0                  0              0                   0
         134                     105                 425              0                  0              0                   0
------------------------------------------------------------------------------------------------------------------------------
         138                       0                   0             49                616             35                 720
         139                       1                 475             29                610             48                 710


                              3 BEDROOM                           4 BEDROOM                     5 BEDROOM                NUMBER
       CONTROL                           AVG RENT                           AVG RENT                      AVG RENT         OF
       NUMBER         # UNITS          PER MO. ($)         # UNITS        PER MO. ($)         #UNITS    PER MO. ($)    ELEVATORS
---------------------------------------------------------------------------------------------------------------------------------
         21               70                 1,270              0                   0             0               0            0
         28               56                 1,075              0                   0             0               0            1
         39               72                 1,000              0                   0             0               0            0
         41                0                     0              0                   0             0               0            0
         42               20                 1,256              0                   0             0               0            0
---------------------------------------------------------------------------------------------------------------------------------
         61               48                   970              0                   0             0               0            0
         73               24                 1,255              0                   0             0               0            0
         75                0                     0              0                   0             0               0            0
         83                6                   999              0                   0             0               0            0
         84                0                     0              0                   0             0               0            0
---------------------------------------------------------------------------------------------------------------------------------
         87                6                 1,150              0                   0             0               0            0
         88                0                     0              0                   0             0               0            0
         90               27                   869              0                   0             0               0            0
         95               40                   555              0                   0             0               0            0
         108              21                 1,289              0                   0             0               0            0
---------------------------------------------------------------------------------------------------------------------------------
         109               9                   951              0                   0             0               0            2
         116               0                     0              0                   0             0               0            1
         120               0                     0              0                   0             0               0            0
         130               0                     0              0                   0             0               0            0
         134               0                     0              0                   0             0               0            0
---------------------------------------------------------------------------------------------------------------------------------
         138               0                     0              0                   0             0               0            0
         139               0                     0              0                   0             0               0            0

ANNEX C-3
111 EIGHTH AVENUE AMORTIZATION SCHEDULE

    PERIOD          DATE            BALANCE          PRINCIPAL         INTEREST          DEBT SERVICE
      0           4/1/2004        80,000,000
      1           5/1/2004        80,000,000                  -        366,448.89          366,448.89
      2           6/1/2004        80,000,000                  -        378,663.85          378,663.85
      3           7/1/2004        80,000,000                  -        366,448.89          366,448.89
      4           8/1/2004        80,000,000                  -        378,663.85          378,663.85
      5           9/1/2004        80,000,000                  -        378,663.85          378,663.85
      6          10/1/2004        80,000,000                  -        366,448.89          366,448.89
      7          11/1/2004        80,000,000                  -        378,663.85          378,663.85
      8          12/1/2004        80,000,000                  -        366,448.89          366,448.89
      9           1/1/2005        80,000,000                  -        378,663.85          378,663.85
      10          2/1/2005        80,000,000                  -        378,663.85          378,663.85
      11          3/1/2005        80,000,000                  -        342,018.96          342,018.96
      12          4/1/2005        80,000,000                  -        378,663.85          378,663.85
      13          5/1/2005        80,000,000                  -        366,448.89          366,448.89
      14          6/1/2005        80,000,000                  -        378,663.85          378,663.85
      15          7/1/2005        80,000,000                  -        366,448.89          366,448.89
      16          8/1/2005        80,000,000                  -        378,663.85          378,663.85
      17          9/1/2005        80,000,000                  -        378,663.85          378,663.85
      18         10/1/2005        80,000,000                  -        366,448.89          366,448.89
      19         11/1/2005        80,000,000                  -        378,663.85          378,663.85
      20         12/1/2005        80,000,000                  -        366,448.89          366,448.89
      21          1/1/2006        80,000,000                  -        378,663.85          378,663.85
      22          2/1/2006        80,000,000                  -        378,663.85          378,663.85
      23          3/1/2006        80,000,000                  -        342,018.96          342,018.96
      24          4/1/2006        80,000,000                  -        378,663.85          378,663.85
      25          5/1/2006        79,914,255          85,745.10        366,448.89          452,193.99
      26          6/1/2006        79,840,565          73,689.65        378,257.99          451,947.64
      27          7/1/2006        79,754,075          86,490.64        365,718.58          452,209.22
      28          8/1/2006        79,679,611          74,463.64        377,499.81          451,963.46
      29          9/1/2006        79,604,788          74,823.45        377,147.36          451,970.81
      30         10/1/2006        79,517,194          87,593.18        364,638.57          452,231.75
      31         11/1/2006        79,441,586          75,608.26        376,378.59          451,986.85
      32         12/1/2006        79,353,230          88,356.34        363,891.01          452,247.35
      33          1/1/2007        79,276,829          76,400.54        375,602.50          452,003.04
      34          2/1/2007        79,200,059          76,769.71        375,240.87          452,010.58
      35          3/1/2007        79,085,884         114,175.93        338,599.03          452,774.96
      36          4/1/2007        79,008,191          77,692.37        374,337.07          452,029.43
      37          5/1/2007        78,917,808          90,382.96        361,905.80          452,288.76
      38          6/1/2007        78,839,304          78,504.52        373,541.52          452,046.03
      39          7/1/2007        78,748,131          91,172.71        361,132.19          452,304.90
      40          8/1/2007        78,668,807          79,324.40        372,738.38          452,062.78
      41          9/1/2007        78,589,099          79,707.70        372,362.92          452,070.62
      42         10/1/2007        78,496,756          92,342.71        359,986.10          452,328.81
      43         11/1/2007        78,416,217          80,539.06        371,548.55          452,087.61
      44         12/1/2007        78,323,066          93,151.13        359,194.20          452,345.33
      45          1/1/2008        78,241,688          81,378.33        370,726.42          452,104.76
      46          2/1/2008        78,159,916          81,771.56        370,341.24          452,112.79
      47          3/1/2008        78,053,384         106,532.60        346,086.17          452,618.77
      48          4/1/2008        77,970,702          82,681.45        369,449.94          452,131.38
      49          5/1/2008        77,875,468          95,234.44        357,153.46          452,387.90
      50          6/1/2008        77,791,926          83,541.15        368,607.81          452,148.95
      51          7/1/2008        77,695,856          96,070.42        356,334.56          452,404.98
      52          8/1/2008        77,611,447          84,409.04        367,757.65          452,166.69
      53          9/1/2008        77,526,630          84,816.90        367,358.12          452,175.02
      54         10/1/2008        77,429,319          97,310.99        355,119.34          452,430.33
      55         11/1/2008        77,343,622          85,696.95        366,496.05          452,193.01
      56         12/1/2008        77,245,455          98,166.77        354,281.06          452,447.82
      57          1/1/2009        77,158,870          86,585.39        365,625.77          452,211.16
      58          2/1/2009        77,071,866          87,003.77        365,215.94          452,219.71
      59          3/1/2009        76,948,402         123,464.27        329,500.50          452,964.77
      60          4/1/2009        76,860,381          88,020.76        364,219.73          452,240.49

ANNEX C-3
111 EIGHTH AVENUE AMORTIZATION SCHEDULE

    PERIOD          DATE            BALANCE          PRINCIPAL         INTEREST          DEBT SERVICE
      61          5/1/2009        76,759,955         100,426.48        352,067.52          452,494.00
      62          6/1/2009        76,671,023          88,931.35        363,327.75          452,259.10
      63          7/1/2009        76,569,711         101,311.95        351,200.14          452,512.09
      64          8/1/2009        76,479,861          89,850.61        362,427.27          452,277.88
      65          9/1/2009        76,389,576          90,284.77        362,001.98          452,286.76
      66         10/1/2009        76,286,948         102,628.04        349,910.94          452,538.99
      67         11/1/2009        76,195,731          91,216.93        361,088.87          452,305.80
      68         12/1/2009        76,092,197         103,534.50        349,023.01          452,557.51
      69          1/1/2010        76,000,039          92,157.98        360,167.05          452,325.03
      70          2/1/2010        75,907,435          92,603.29        359,730.84          452,334.13
      71          3/1/2010        75,778,889         128,546.34        324,522.28          453,068.62
      72          4/1/2010        75,685,217          93,671.90        358,684.07          452,355.97
      73          5/1/2010        75,579,295         105,921.74        346,684.55          452,606.29
      74          6/1/2010        75,484,659          94,636.34        357,739.34          452,375.68
      75          7/1/2010        75,377,799         106,859.59        345,765.87          452,625.46
      76          8/1/2010        75,282,189          95,609.98        356,785.60          452,395.57
      77          9/1/2010        75,186,117          96,071.97        356,333.05          452,405.01
      78         10/1/2010        75,077,862         108,255.62        344,398.37          452,653.98
      79         11/1/2010        74,980,803          97,059.29        355,365.90          452,425.19
      80         12/1/2010        74,871,587         109,215.70        343,457.90          452,673.60
      81          1/1/2011        74,773,531          98,056.01        354,389.54          452,445.56
      82          2/1/2011        74,675,001          98,529.82        353,925.42          452,455.24
      83          3/1/2011        74,541,076         133,925.20        319,253.33          453,178.53
      84          4/1/2011        74,441,423          99,653.06        352,825.14          452,478.19
      85          5/1/2011        74,329,685         111,737.93        340,987.21          452,725.14
      86          6/1/2011        74,229,010         100,674.51        351,824.56          452,499.07
      87          7/1/2011        74,116,279         112,731.21        340,014.23          452,745.44
      88          8/1/2011        74,014,573         101,705.69        350,814.45          452,520.14
      89          9/1/2011        73,912,376         102,197.14        350,333.04          452,530.18
      90         10/1/2011        73,798,164         114,211.84        338,563.85          452,775.70
      91         11/1/2011        73,694,922         103,242.83        349,308.72          452,551.55
      92         12/1/2011        73,579,693         115,228.70        337,567.78          452,796.47
      93          1/1/2012        73,475,394         104,298.50        348,274.62          452,573.12
      94          2/1/2012        73,370,592         104,802.47        347,780.95          452,583.42
      95          3/1/2012        73,242,410         128,181.75        324,879.41          453,061.16
      96          4/1/2012        73,136,482         105,928.26        346,678.16          452,606.42
      97          5/1/2012        73,018,642         117,840.05        335,009.78          452,849.84
      98          6/1/2012        72,911,632         107,009.52        345,619.00          452,628.52
      99          7/1/2012        72,792,741         118,891.49        333,979.83          452,871.32
     100          8/1/2012        72,684,640         108,101.08        344,549.75          452,650.82
     101          9/1/2012        72,576,016         108,623.43        344,038.07          452,661.50
     102         10/1/2012        72,455,555         120,460.89        332,442.51          452,903.39
     103         11/1/2012        72,345,825         109,730.37        342,953.75          452,684.12
     104         12/1/2012        72,224,288         121,537.30        331,388.09          452,925.39
     105          1/1/2013        72,113,440         110,847.87        341,859.09          452,706.95
     106          2/1/2013        72,002,056         111,383.49        341,334.41          452,717.90
     107          3/1/2013        71,856,465         145,591.06        307,825.86          453,416.92
     108          4/1/2013        71,743,840         112,625.20        340,118.07          452,743.27
     109          5/1/2013        71,619,488         124,352.28        328,630.63          452,982.91
     110          6/1/2013        71,505,718         113,770.28        338,996.39          452,766.67
     111          7/1/2013        71,380,252         125,465.78        327,539.88          453,005.67
     112          8/1/2013        71,265,326         114,926.28        337,864.01          452,790.29
     113          9/1/2013        71,149,844         115,481.61        337,320.03          452,801.64
     114         10/1/2013        71,022,714         127,129.91        325,909.77          453,039.67
     115         11/1/2013        70,906,060         116,653.92        336,171.68          452,825.60
     116         12/1/2013        70,777,790         128,269.88        324,793.09          453,062.97
     117          1/1/2014        70,659,953         117,837.40        335,012.38          452,849.78
     118          2/1/2014        70,541,546         118,406.79        334,454.62          452,861.42
     119          3/1/2014        70,389,581         151,965.34        301,581.83          453,547.17
     120          4/1/2014        70,269,867         119,713.24        333,174.87          452,888.11
   Balloon        4/1/2014                        70,269,867.48                         70,269,867.48

                                                                        ANNEX D


                                       GG2

                      Structural and Collateral Term Sheet
                          $2,435,116,000 (Approximate)

                      GS MORTGAGE SECURITIES CORPORATION II
                                  AS DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-GG2

                         Goldman Sachs Mortgage Company
                   Greenwich Capital Financial Products, Inc.
                         Commerzbank AG, New York Branch
                              Mortgage Loan Sellers

                     Wells Fargo Bank, National Association
                                 Master Servicer

                              Lennar Partners, Inc.
                                Special Servicer

                                  July 29, 2004


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs & Co. are acting as the co-lead managers ("Co-Lead Managers") and Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers ("Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.


[RBS GREENWICH CAPITAL LOGO]                                GOLDMAN, SACHS & CO.
                          Co-Lead Bookrunning Managers

BANC OF AMERICA SECURITIES LLC                        CREDIT SUISSE FIRST BOSTON
MORGAN STANLEY                                               WACHOVIA SECURITIES

GSMS 2004-GG2
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                   APPROX.      APPROX.   APPROX. % OF    WEIGHTED                     ASSUMED FINAL
                                 CERTIFICATE    CREDIT    CUT-OFF DATE     AVERAGE      PRINCIPAL       DISTRIBUTION
   CLASS    MOODY'S     S&P        BALANCE       SUPPORT     BALANCE      LIFE (1)      WINDOW (1)        DATE (1)       RATE TYPE
------------------------------------------------------------------------------------------------------------------------------------
    A-1       Aaa       AAA      $45,000,000     13.250%      1.728%        1.213     09/04 - 11/06        11/06           Fixed
------------------------------------------------------------------------------------------------------------------------------------
    A-2       Aaa       AAA     $100,000,000     13.250%      3.840%        3.726     11/06 - 05/09        05/09           Fixed
------------------------------------------------------------------------------------------------------------------------------------
    A-3       Aaa       AAA     $256,000,000     13.250%      9.830%        4.819     05/09 - 09/09        09/09           Fixed
------------------------------------------------------------------------------------------------------------------------------------
    A-4       Aaa       AAA     $208,000,000     13.250%      7.986%        6.468     09/09 - 10/11        10/11           Fixed
------------------------------------------------------------------------------------------------------------------------------------
    A-5       Aaa       AAA     $173,000,000     13.250%      6.643%        8.622     10/11 - 11/13        11/13         Fixed (4)
------------------------------------------------------------------------------------------------------------------------------------
    A-6       Aaa       AAA   $1,299,650,000     13.250%     49.902%        9.728     11/13 - 07/14        07/14         Fixed (4)
------------------------------------------------------------------------------------------------------------------------------------
   A-1A       Aaa       AAA     $177,669,000     13.250%      6.822%        6.716     09/04 - 07/14        07/14         Fixed (4)
------------------------------------------------------------------------------------------------------------------------------------
     B        Aa2       AA       $65,110,000     10.750%      2.500%        9.977     07/14 - 08/14        08/14         Fixed (4)
------------------------------------------------------------------------------------------------------------------------------------
     C        Aa3       AA-      $29,299,000      9.625%      1.125%        9.994     08/14 - 08/14        08/14         Fixed (4)
------------------------------------------------------------------------------------------------------------------------------------
     D        A2        A        $52,088,000      7.625%      2.000%        9.994     08/14 - 08/14        08/14       Variable (5)
------------------------------------------------------------------------------------------------------------------------------------
     E        A3        A-       $29,300,000      6.500%      1.125%        9.994     08/14 - 08/14        08/14       Variable (5)
------------------------------------------------------------------------------------------------------------------------------------

NON-OFFERED CERTIFICATES
                                   APPROX.      APPROX.   APPROX. % OF    WEIGHTED                     ASSUMED FINAL
                                 CERTIFICATE    CREDIT    CUT-OFF DATE     AVERAGE      PRINCIPAL       DISTRIBUTION
   CLASS    MOODY'S     S&P        BALANCE       SUPPORT     BALANCE      LIFE (1)      WINDOW (1)        DATE (1)       RATE TYPE
------------------------------------------------------------------------------------------------------------------------------------
   F (2)     Baa1      BBB+      $26,044,000      5.500%       1.000%       9.994     08/14 - 08/14        08/14       Variable (6)
------------------------------------------------------------------------------------------------------------------------------------
   G (2)     Baa2       BBB      $22,789,000      4.625%       0.875%       9.994     08/14 - 08/14        08/14       Variable (6)
------------------------------------------------------------------------------------------------------------------------------------
   H (2)     Baa3      BBB-      $29,299,000      3.500%       1.125%      10.070     08/14 - 09/14        09/14       Variable (6)
------------------------------------------------------------------------------------------------------------------------------------
   J (2)      Ba1       BB+       $6,511,000      3.250%       0.250%      10.078     09/14 - 09/14        09/14         Fixed (4)
------------------------------------------------------------------------------------------------------------------------------------
   K (2)      Ba2       BB       $13,022,000      2.750%       0.500%      10.078     09/14 - 09/14        09/14         Fixed (4)
------------------------------------------------------------------------------------------------------------------------------------
   L (2)      Ba3       BB-      $13,022,000      2.250%       0.500%      10.078     09/14 - 09/14        09/14         Fixed (4)
------------------------------------------------------------------------------------------------------------------------------------
   M (2)      B1        B+        $9,767,000      1.875%       0.375%      10.175     09/14 - 05/15        05/15         Fixed (4)
------------------------------------------------------------------------------------------------------------------------------------
   N (2)      B2         B        $6,511,000      1.625%       0.250%      10.750     05/15 - 07/15        07/15         Fixed (4)
------------------------------------------------------------------------------------------------------------------------------------
   O (2)      B3        B-        $9,766,000      1.250%       0.375%      11.810     07/15 - 07/16        07/16         Fixed (4)
------------------------------------------------------------------------------------------------------------------------------------
   P (2)      NR        NR       $32,555,686      0.000%       1.250%      12.203     07/16 - 08/19        08/19         Fixed (4)
------------------------------------------------------------------------------------------------------------------------------------
X-P (2, 3)    Aaa       AAA   $2,474,498,000       N/A           N/A           N/A           N/A              N/A           WAC/IO
------------------------------------------------------------------------------------------------------------------------------------
X-C (2, 3)    Aaa       AAA   $2,604,402,686       N/A           N/A           N/A           N/A              N/A           WAC/IO
------------------------------------------------------------------------------------------------------------------------------------

(1) As of the cut-off date, the weighted average life, principal window and assumed final payment date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS - Yield Considerations" in the prospectus supplement.

(2) Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(3) The class X-P and class X-C certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X-P and class X-C certificates as described in the prospectus supplement. The interest rate applicable to each component of the class X-P and class X-C certificates for each payment date will equal the rate specified in the prospectus supplement.

(4) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs is less than the rate specified for the Class A-5, Class A-6, Class A-1A, Class B, Class C, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates for that distribution date, then the pass-through rate for the Class A-5, Class A-6, Class A-1A, Class B, Class C, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans.

(5) For any distribution date the pass-through rates on the Class D certificates and the Class E certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus 0.116% and 0.018%, respectively.

(6) For any distribution date the pass-through rates on the Class F, Class G and Class H certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs & Co. are acting as the co-lead managers ("Co-Lead Managers") and Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers "Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

[RBS GREENWICH CAPITAL LOGO]                         [GOLDMAN, SACHS & CO. LOGO]

GSMS 2004-GG2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS (1)                                                TOTAL POOL         GROUP 2(4)       GROUP 1(5)
                                                                          --------------     ------------    --------------
Initial mortgage pool balance........................................     $2,604,402,687     $177,669,531    $2,426,733,156
Number of mortgage loans.............................................                141               22               119
Number of mortgaged properties.......................................                141               22               119
Percentage of investment grade shadow rated loans (2)................               22.2%             8.4%             23.2%
Weighted average underwritten debt service coverage ratio(3).........               1.57x            1.48x             1.57x
Weighted average cut-off date loan-to-value ratio (3)................              68.30%           70.82%            68.12%
Average cut-off date principal balance...............................        $18,470,941        8,075,888        20,392,716
Weighted average mortgage interest rate..............................              5.624%           5.326%            5.646%
Loans with Single Tenant Percentage .................................                4.1%             0.0%              4.4%

(1) Unless otherwise noted, references in this term sheet include the senior pari passu companion loan in the trust secured by the Grand Canal Shoppes at the Venetian Property, Garden State Plaza Property, 111 Eighth Avenue Property and 237 Park Avenue Property, do not include the related senior pari passu companion loan that are outside the trust nor, with respect to these or any other mortgage loans in a split loan structure, the related subordinate companion loan.

(2) S&P and Moody's have confirmed that these loans, in the context of their inclusion in the trust, have credit characteristics consistent with that of an obligation rated investment grade.

(3) For the purpose of calculating underwritten debt service coverage ratios and loan-to-value ratios in this term sheet, the cut-off date principal balance for each mortgage loan in a split loan structure (x) includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu companion loan that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

(4)  Loan Group 2 consists of 22 multifamily loans.

(5)  Loan Group 1 consists of 119 non-multifamily loans.

--------------------------------------------------------------------------------

TEN LARGEST LOANS


                              CUT-OFF DATE    % OF INITIAL                                                  CUT-OFF   SHADOW RATINGS
                                PRINCIPAL       MORTGAGE     PROPERTY    PROPERTY   LOAN BALANCE          DATE LTV   (MOODYS /S&P)
        LOAN NAME              BALANCE ($)     POOL BALANCE    TYPE        SIZE     PER SF/ROOM    DSCR    RATIO (%)       (1)
------------------------------------------------------------------------------------------------------------------------------------
Grand Canal Shoppes           $189,548,779          7.3%       Retail       536,890      $793       1.68x   50.79%        A3 / A
Daily News Building            154,000,000          5.9%       Office     1,102,147      $140       2.21    46.67       Baa2 / BBB
1441 Broadway                  132,647,486          5.1%       Office       460,356      $288       1.33    75.80
Garden State Plaza             130,000,000          5.0%       Retail     1,470,454      $354       2.36    53.21        A2 / AA
Stony Point Fashion Park       114,910,606          4.4%       Retail       382,636      $300       1.34    71.82
1410 Broadway                   97,839,965          3.8%       Office       357,139      $274       1.24    78.90
Destin Commons                  84,759,743          3.3%       Retail       480,150      $177       1.48    79.21
111 Eighth Avenue               80,000,000          3.1%       Office     2,941,646      $153       2.08    56.25       Baa2 / A+
Town & Country Resort           71,500,000          2.7%     Hospitality        966   $74,017       1.51    64.59
Mall at Barnes Crossing         68,000,000          2.6%       Retail       583,887      $116       1.30    80.00
                            -----------------       ----
TOTAL/WTD. AVG.             $1,123,206,579         43.1%                                            1.70X   63.24%
------------------------------------------------------------------------------------------------------------------------------------

(1) S&P and Moody's have confirmed that these loans, in the context of their inclusion in the trust, have credit characteristics consistent with that of an obligation rated investment grade.

PROPERTY TYPES

                      NUMBER OF
                      MORTGAGED          AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE                         WTD. AVG. CUT-OFF
    PROPERTY TYPE     PROPERTIES          PRINCIPAL BALANCE ($)        POOL BALANCE         WTD. AVG. DSCR     DATE LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------
Retail                     58                     $1,173,372,600         45.1%                    1.57x              67.84%
Office                     46                      1,037,654,717         39.8%                    1.58               68.22
Multifamily                19                        166,807,031          6.4%                    1.49               70.13
Industrial                 10                         78,380,438          3.0%                    1.78               66.61
Hospitality                 1                         71,500,000          2.7%                    1.51               64.59
Mixed Use                   1                         47,955,354          1.8%                    1.26               77.53
Other                       2                         14,120,046          0.5%                    1.22               76.32
Mobile Home Park            3                         10,862,500          0.4%                    1.31               81.43
Self-Storage                1                          3,750,000          0.1%                    1.52               74.26
                          ---                     --------------        -----
TOTAL/WTD. AVG.           141                     $2,604,402,687        100.0%                    1.57X              68.30%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY LOCATIONS

                      NUMBER OF
                      MORTGAGED          AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE                         WTD. AVG. CUT-OFF
  PROPERTY LOCATION   PROPERTIES          PRINCIPAL BALANCE ($)        POOL BALANCE         WTD. AVG. DSCR     DATE LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------
New York                    8                       $567,465,832         21.8%                    1.69x              63.64%
California                 31                        434,434,914         16.7%                    1.51               68.17
Nevada                      7                        218,292,368          8.4%                    1.66               53.57
Virginia                    3                        165,750,118          6.4%                    1.33               73.28
Florida                     9                        136,588,047          5.2%                    1.46               77.10
New Jersey                  1                        130,000,000          5.0%                    2.36               53.21
Georgia                    10                        123,632,269          4.7%                    1.61               71.93
Texas                      16                        107,857,915          4.1%                    1.47               73.96
Other (1)                  56                        720,381,224         27.7%                    1.41               74.96
                          ---                     --------------        -----
TOTAL/WTD. AVG.           141                     $2,604,402,687        100.0%                    1.57X              68.30%
------------------------------------------------------------------------------------------------------------------------------------

(1)  Includes 20 states and the District of Columbia

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs & Co. are acting as the co-lead managers ("Co-Lead Managers") and Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers ("Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

[RBS GREENWICH CAPITAL LOGO]                         [GOLDMAN, SACHS & CO. LOGO]

GSMS 2004-GG2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------


DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
------------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF                                     PERCENTAGE OF AGGREGATE
 RANGE OF CUT-OFF DATE BALANCES ($)           MORTGAGE LOANS          CUT-OFF DATE BALANCE      CUT-OFF DATE BALANCE
-------------------------------------------------------------------------------------------------------------------------
534,283 - 999,999                                      1                            $534,283              0.0%
1,000,000 - 1,999,999                                  5                           7,532,888              0.3
2,000,000 - 2,999,999                                 12                          31,654,438              1.2
3,000,000 - 3,999,999                                 14                          48,277,092              1.9
4,000,000 - 5,999,999                                 24                         122,417,213              4.7
6,000,000 - 7,999,999                                 15                         105,546,506              4.1
8,000,000 - 9,999,999                                 19                         169,076,053              6.5
10,000,000 - 14,999,999                               10                         124,929,285              4.8
15,000,000 - 19,999,999                               11                         179,927,227              6.9
20,000,000 - 29,999,999                               11                         264,162,435             10.1
30,000,000 - 39,999,999                                2                          70,050,000              2.7
40,000,000 - 49,999,999                                5                         228,755,354              8.8
50,000,000 - 99,999,999                                7                         530,433,042             20.4
100,000,000 - 149,999,999                              3                         377,558,092             14.5
150,000,000 - 189,548,779                              2                         343,548,779             13.2
                                                     ---                      --------------            -----
TOTAL                                                141                      $2,604,402,687            100.0%
-------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION OF DSCR
-------------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF                                     PERCENTAGE OF AGGREGATE
 RANGE OF DSCR (X)                            MORTGAGE LOANS          CUT-OFF DATE BALANCE       CUT-OFF DATE BALANCE
-------------------------------------------------------------------------------------------------------------------------
1.17 - 1.19                                            2                         $18,294,845               0.7%
1.20 - 1.29                                           23                         479,121,301              18.4
1.30 - 1.39                                           31                         680,270,605              26.1
1.40 - 1.49                                           30                         335,370,778              12.9
1.50 - 1.59                                           18                         283,386,224              10.9
1.60 - 1.69                                           13                         262,978,303              10.1
1.70 - 1.79                                            7                          79,653,725               3.1
1.80 - 1.89                                            4                          15,584,496               0.6
1.90 - 1.99                                            2                          13,023,958               0.5
2.00 - 2.29                                            6                         256,037,831               9.8
2.30 - 2.79                                            4                         169,880,620               6.5
2.80 - 3.49                                            1                          10,800,000               0.4
                                                     ---                      --------------             -----
TOTAL                                                141                      $2,604,402,687             100.0%
-------------------------------------------------------------------------------------------------------------------------


DISTRIBUTION OF AMORTIZATION TYPE
-------------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF                                     PERCENTAGE OF AGGREGATE
 AMORTIZATION TYPE                            MORTGAGE LOANS          CUT-OFF DATE BALANCE      CUT-OFF DATE BALANCE
-------------------------------------------------------------------------------------------------------------------------
Amortizing                                            90                      $1,479,194,354             56.8%
Interest Only, Then Amortizing                        41                         918,543,333             35.3
Interest Only                                          9                         191,665,000              7.4
Fully Amortizing                                       1                          15,000,000              0.6
                                                     ---                      --------------            -----
   TOTAL                                             141                      $2,604,402,687            100.0%
-------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION OF LOCKBOXES
-------------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF                                     PERCENTAGE OF AGGREGATE
 LOCKBOX TYPE                                 MORTGAGE LOANS          CUT-OFF DATE BALANCE      CUT-OFF DATE BALANCE
-------------------------------------------------------------------------------------------------------------------------
Hard                                                  34                      $1,384,552,935             53.2%
Soft                                                   4                         242,087,451              9.3
-------------------------------------------------------------------------------------------------------------------------


DISTRIBUTION OF LTV RATIOS AT CUT-OFF DATE
-------------------------------------------------------------------------------------------------------------------------
                                              NUMBER OF                                        PERCENTAGE OF AGGREGATE
 RANGE OF LTV (%)                           MORTGAGE LOANS          CUT-OFF DATE BALANCE        CUT-OFF DATE BALANCE
-------------------------------------------------------------------------------------------------------------------------
35.70 - 49.99                                        6                       $202,053,452                 7.8%
50.00 - 54.99                                        7                        337,889,335                13.0
55.00 - 59.99                                        6                         97,193,059                 3.7
60.00 - 64.99                                       12                        256,620,922                 9.9
65.00 - 69.99                                       18                        190,176,216                 7.3
70.00 - 74.99                                       28                        327,534,334                12.6
75.00 - 79.99                                       51                      1,004,261,069                38.6
80.00 - 87.52                                       13                        188,674,301                 7.2
                                                   ---                     --------------               -----
   TOTAL                                           141                     $2,604,402,687               100.0%
-------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)
-------------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF                                     PERCENTAGE OF AGGREGATE
 RANGE OF MORTGAGE RATES (%)                  MORTGAGE LOANS          CUT-OFF DATE BALANCE       CUT-OFF DATE BALANCE
-------------------------------------------------------------------------------------------------------------------------
4.280% - 4.500%                                        6                        $181,559,000               7.0%
4.501% - 5.000%                                        8                         425,525,356              16.3
5.001% - 5.500%                                       29                         350,930,307              13.5
5.501% - 6.000%                                       62                         941,985,289              36.2
6.001% - 6.500%                                       27                         622,424,168              23.9
6.501% - 7.000%                                        8                          66,728,567               2.6
7.001% - 7.100%                                        1                          15,250,000               0.6
                                                     ---                      --------------             -----
TOTAL                                                141                      $2,604,402,687             100.0%
-------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
-------------------------------------------------------------------------------------------------------------------------
 RANGE OF ORIGINAL TERMS TO MATURITY             NUMBER OF                                     PERCENTAGE OF AGGREGATE
 (MOS)                                        MORTGAGE LOANS          CUT-OFF DATE BALANCE      CUT-OFF DATE BALANCE
-------------------------------------------------------------------------------------------------------------------------
59-60                                                 15                        $371,471,352             14.3%
61 - 96                                                8                         155,308,888              6.0
97 - 108                                               6                          88,261,944              3.4
109 - 119                                              2                         268,910,606             10.3
120 - 120                                            105                       1,647,360,385             63.3
121 - 180                                              5                          73,089,511              2.8
                                                     ---                      --------------            -----
   TOTAL                                             141                      $2,604,402,687            100.0%
-------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING TERMS TO MATURITY
-------------------------------------------------------------------------------------------------------------------------
 RANGE OF REMAINING TERMS TO MATURITY            NUMBER OF                                     PERCENTAGE OF AGGREGATE
 (MOS)                                        MORTGAGE LOANS          CUT-OFF DATE BALANCE      CUT-OFF DATE BALANCE
-------------------------------------------------------------------------------------------------------------------------
43 - 60                                               15                        $371,471,352             14.3%
61 - 96                                                8                         155,308,888              6.0
97 - 108                                               6                          88,261,944              3.4
109 - 119                                             85                       1,590,378,491             61.1
120 - 120                                             23                         332,892,500             12.8
121 - 180                                              4                          66,089,511              2.5
                                                     ---                      --------------            -----
   TOTAL                                             141                      $2,604,402,687            100.0%
-------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING AMORTIZATION TERMS
-------------------------------------------------------------------------------------------------------------------------
 RANGE OF REMAINING AMORTIZATION TERMS           NUMBER OF                                     PERCENTAGE OF AGGREGATE
 (MOS)                                        MORTGAGE LOANS          CUT-OFF DATE BALANCE      CUT-OFF DATE BALANCE
-------------------------------------------------------------------------------------------------------------------------
Interest Only                                          9                        $191,665,000              7.4%
155 - 299                                             11                          65,922,237              2.5
300 - 349                                             11                         315,484,546             12.1
350 - 360                                            110                       2,031,330,904             78.0
                                                     ---                       -------------             ----
   TOTAL                                             141                      $2,604,402,687            100.0%
-------------------------------------------------------------------------------------------------------------------------

DISTRIBUTION OF PREPAYMENT PROVISIONS
-------------------------------------------------------------------------------------------------------------------------
                                                  NUMBER OF                                    PERCENTAGE OF AGGREGATE
 PREPAYMENT PROVISIONS                         MORTGAGE LOANS         CUT-OFF DATE BALANCE       CUT-OFF DATE BALANCE
-------------------------------------------------------------------------------------------------------------------------
 Defeasance                                            124                    $2,479,602,609              95.2%
 Greater of Yield Maintenance or 1%                     16                       120,100,077               4.6
 Defeasance/Declining Fee                                1                         4,700,000               0.2
                                                       ---                    --------------             -----
   TOTAL                                               141                    $2,604,402,687             100.0%
-------------------------------------------------------------------------------------------------------------------------


DISTRIBUTION OF ESCROW TYPES
-------------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF                                     PERCENTAGE OF AGGREGATE
 ESCROW TYPE (1)                              MORTGAGE LOANS          CUT-OFF DATE BALANCE       CUT-OFF DATE BALANCE
-------------------------------------------------------------------------------------------------------------------------
 TI/LC (2)                                            64                      $1,271,769,686              54.1%
 Real Estate Tax                                     107                       1,745,455,863              67.0
 Insurance                                            97                       1,697,992,061              65.2
                                                     ---                       -------------              ----
 Replacement Reserve                                 100                       1,544,745,764              59.3
-------------------------------------------------------------------------------------------------------------------------

(1)  Includes initial and ongoing reserves and escrows.
(2) The statistical information for the TI/LC Reserve percentage of initial mortgage pool balance does not include mortgage loans secured by multifamily, hospitality, mobile home park, or self-storage properties.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs & Co. are acting as the co-lead managers ("Co-Lead Managers") and Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers ("Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

[RBS GREENWICH CAPITAL LOGO]                         [GOLDMAN, SACHS & CO. LOGO]

GSMS 2004-GG2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------


     The table below identifies each of the mortgage loans included in the trust and its corresponding companion loan.

                                ORIGINAL    % OF INITIAL     AGGREGATE       SUBORDINATE
                             PRINCIPAL LOAN     POOL         COMPANION      COMPANION LOAN
         MORTGAGE LOAN           BALANCE       BALANCE     LOAN BALANCE        BALANCE
         -------------           -------       -------     ------------        -------
Grand Canal Shoppes at the
  Venetian................   $190,000,000        7.3%     $237,000,000(1)       NA
Daily News Building.......   $154,000,000        5.9%      $56,000,000      $56,000,000(3)
1441 Broadway.............   $133,000,000        5.1%       $6,981,447       $6,981,447(4)
Garden State Plaza........   $130,000,000        5.0%     $390,000,000(1)       NA
111 Eighth Avenue.........    $80,000,000        3.1%     $420,000,000(2)   $50,000,000(2)
237 Park Avenue...........    $67,333,333        2.6%     $230,666,667(1)       NA
Waterfront Plaza..........    $61,000,000        2.3%       $6,600,000       $6,600,000(5)
Mercado Santa Clara.......    $32,800,000        1.3%       $2,000,000       $2,000,000(6)
700 Westpark Office.......     $9,800,000        0.4%         $650,000         $650,000(7)
Hazel Gardens Apartments..     $5,950,000        0.2%         $250,000         $250,000(8)

                                PARI PASSU         CONTROLLING        INITIAL          INITIAL
                              COMPANION LOAN   POOLING & SERVICING     MASTER          SPECIAL
         MORTGAGE LOAN            BALANCE         AGREEMENT(9)      SERVICER(10)     SERVICER(11)
         -------------            -------         ------------      ------------     ------------
Grand Canal Shoppes at the
  Venetian................    $237,000,000         2004-GG2          Wells Fargo         Lennar
Daily News Building.......          NA             2004-GG2          Wells Fargo         Lennar
1441 Broadway.............          NA             2004-GG2          Wells Fargo         Lennar
Garden State Plaza........    $390,000,000       LBUBS 2004C4        Wachovia(12)        Lennar
111 Eighth Avenue.........    $370,000,000         2004-GG1            Wachovia          Lennar
237 Park Avenue...........    $230,666,667         GCCFC C2            Wachovia          Lennar
Waterfront Plaza..........          NA             2004-GG2          Wells Fargo         Lennar
Mercado Santa Clara.......          NA             2004-GG2          Wells Fargo         Lennar
700 Westpark Office.......          NA             2004-GG2          Wells Fargo         Lennar
Hazel Gardens Apartments..          NA             2004-GG2          Wells Fargo         Lennar

(1)  Comprised of multiple pari passu mortgage notes.
(2) This figure represents multiple pari passu mortgage loans in the aggregate original principal amount of $370,000,000 and two subordinate mortgage loans in the aggregate original principal amount of $50,000,000. For additional information on the subordinate mortgage loans, see "Ten Largest Mortgage Loans - 111 Eighth Avenue."
(3) For additional information on the subordinate mortgage loan, see "Ten Largest Mortgage Loans - Daily News Building."
(4) For additional information on the subordinate mortgage loan, see "Ten Largest Mortgage Loans - 1441 Broadway."
(5) The Waterfront Plaza subordinate companion loan has an interest rate of 6.00%.
(6) The Mercado Santa Clara subordinate companion loan has an interest rate of 12.75%.
(7) The 700 Westpark Office subordinate companion loan has an interest rate of 12.75%.
(8) The Hazel Garden Apartments subordinate companion loan has an interest rate of 13.50%.
(9) 2004-GG2 refers to the pooling and servicing agreement for this transaction. LBUBS 2004C4 refers to the pooling and servicing agreement entered into in connection with the Structured Asset Securities Corporation II, as depositor, LB-UBS Commercial Mortgage Trust Series 2004-C4. GCCFC C2 refers to the pooling and servicing agreement entered into in connection with the Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2003-C2. 2004-GG1 refers to the pooling and servicing agreement entered into in connection with the Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1.
(10) Wells Fargo refers to Wells Fargo Bank, National Association, Midland refers to Midland Loan Services, Inc. and Wachovia refers to Wachovia Bank, National Association.
(11) Lennar refers to Lennar Partners, Inc.
(12) Midland Loan Services, Inc. is the primary servicer for this Mortgage Loan pursuant to a sub-servicing agreement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs & Co. are acting as the co-lead managers ("Co-Lead Managers") and Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers ("Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

[RBS GREENWICH CAPITAL LOGO]                         [GOLDMAN, SACHS & CO. LOGO]

GSMS 2004-GG2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------


MORTGAGE POOL PREPAYMENT PROFILE
------------------------------------------------------------------------------------------------------------------------------------
                                                              TOTAL POOL
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                     SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER     SEPTEMBER
RESTRICTIONS                      2004         2005         2006         2007         2008         2009         2010         2011
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance          100.00%      100.00%       97.20%       95.89%       95.88%       94.68%       91.59%        95.70%
> of YM or 1%                      0.00%        0.00%        2.80%        3.93%        3.93%        5.10%        5.10%         4.05%
Percentage Penalty                 0.00%        0.00%        0.00%        0.19%        0.19%        0.22%        0.22%         0.24%
------------------------------------------------------------------------------------------------------------------------------------
Open                               0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        3.09%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%       100.00%
  Balance of Mortgage
    Loans ($mm)                2,604.40     2,584.53     2,560.65     2,528.70     2,491.38     2,108.16     2,073.50      1,897.59
% OF CUT-OFF BALANCE             100.00%       99.24%       98.32%       97.09%       95.66%       80.95%       79.62%        72.86%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                     SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER     SEPTEMBER
RESTRICTIONS                      2012         2013         2014         2015         2016         2017         2018         2019
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance           95.66%       87.38%       37.49%      100.00%      100.00%      100.00%      100.00%         0.00%
> of YM or 1%                      4.06%        4.23%        5.92%        0.00%        0.00%        0.00%        0.00%         0.00%
Percentage Penalty                 0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
Open                               0.28%        8.39%       56.58%        0.00%        0.00%        0.00%        0.00%         0.00%

TOTAL                            100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%         0.00%
  Balance of Mortgage
    Loans ($mm)                1,856.94     1,742.57       117.59        42.10         8.85         2.89         1.56          0.00
% OF CUT-OFF BALANCE              71.30%       66.91%        4.52%        1.62%        0.34%        0.11%        0.06%         0.00%
------------------------------------------------------------------------------------------------------------------------------------

     1. Table calculated using modeling assumptions as described in the prospectus supplement.
     2.   Differences in totals may exist due to rounding.


------------------------------------------------------------------------------------------------------------------------------------
                                                             LOAN GROUP 2
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                     SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER     SEPTEMBER
RESTRICTIONS                      2004         2005         2006         2007         2008         2009         2010         2011
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance          100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%       100.00%
> of YM or 1%                      0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%         0.00%
Percentage Penalty                 0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
Open                               0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%       100.00%
  Balance of Mortgage
    Loans ($mm)                  177.67       176.08       173.71       171.04       168.25        80.86        78.79         76.61
% OF CUT-OFF BALANCE             100.00%       99.10%       97.77%       96.27%       94.70%       45.51%       44.35%        43.12%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                     SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER     SEPTEMBER
RESTRICTIONS                      2012         2013         2014         2015         2016         2017         2018         2019
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance           92.98%       93.71%      100.00%      100.00%      100.00%      100.00%      100.00%         0.00%
> of YM or 1%                      0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%         0.00%
Percentage Penalty                 0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
Open                               7.02%        6.29%        0.00%        0.00%        0.00%        0.00%        0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%         0.00%
  Balance of Mortgage
    Loans ($mm)                   74.32        57.50         6.47         5.34         4.15         2.89         1.56          0.00
% OF CUT-OFF BALANCE              41.83%       32.36%        3.64%        3.00%        2.33%        1.63%        0.88%         0.00%
------------------------------------------------------------------------------------------------------------------------------------

     1. Table calculated using modeling assumptions as described in the prospectus supplement.
     2.   Differences in totals may exist due to rounding.

------------------------------------------------------------------------------------------------------------------------------------
                                                             LOAN GROUP 1
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                     SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER     SEPTEMBER
RESTRICTIONS                      2004         2005         2006         2007         2008         2009         2010         2011
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance          100.00%      100.00%       97.00%       95.59%       95.58%       94.46%       91.26%        95.52%
> of YM or 1%                      0.00%        0.00%        3.00%        4.21%        4.22%        5.31%        5.30%         4.23%
Percentage Penalty                 0.00%        0.00%        0.00%        0.20%        0.20%        0.23%        0.23%         0.25%
------------------------------------------------------------------------------------------------------------------------------------
Open                               0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        3.21%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%       100.00%
  Balance of Mortgage
    Loans ($mm)                2,426.73     2,408.45     2,386.94     2,357.66     2,323.13     2,027.30     1,994.71      1,820.98
% OF CUT-OFF BALANCE             100.00%       99.25%       98.36%       97.15%       95.73%       83.54%       82.20%        75.04%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                     SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER    SEPTEMBER
RESTRICTIONS                      2012         2013         2014         2015         2016         2017
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance           95.77%       87.17%       33.85%      100.00%      100.00%        0.00%
> of YM or 1%                      4.23%        4.38%        6.27%        0.00%        0.00%        0.00%
Percentage Penalty                 0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
------------------------------------------------------------------------------------------------------------------------------------
Open                               0.00%        8.46%       59.88%        0.00%        0.00%        0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00%      100.00%      100.00%      100.00%      100.00%        0.00%
  Balance of Mortgage
    Loans ($mm)                1,782.61     1,685.07       111.13        36.77         4.70         0.00
% OF CUT-OFF BALANCE              73.46%       69.44%        4.58%        1.52%        0.19%        0.00%
------------------------------------------------------------------------------------------------------------------------------------

     1. Table calculated using modeling assumptions as described in the prospectus supplement.
     2.   Differences in totals may exist due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs & Co. are acting as the co-lead managers ("Co-Lead Managers") and Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers ("Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

[RBS GREENWICH CAPITAL LOGO]                         [GOLDMAN, SACHS & CO. LOGO]

GSMS 2004-GG2
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE                    Sequential Pay REMIC

CUT-OFF DATE                  August 2004. All mortgage loan
                              characteristics are based on balances as of the cut-off date after application of all payments due on or before such date (whether or not received).
                              All percentages presented herein are approximate.

MORTGAGE POOL                 The mortgage pool consists of 141 mortgage
                              loans with an aggregate cut-off date balance of $2,604,402,687, subject to a variance of +/- 5%.
                              The mortgage loans are secured by 141 mortgaged real properties located throughout 28 states and the District of Columbia. Loan Group 1 is comprised of 119 loans and Loan Group 2 is comprised of 22 loans.

DEPOSITOR                     GS Mortgage Securities Corporation II

MORTGAGE LOAN SELLERS         Goldman Sachs Mortgage Company, Greenwich Capital
                              Financial Products, Inc. and Commerzbank AG, New
                              York Branch

UNDERWRITERS                  Greenwich Capital Markets, Inc. and Goldman, Sachs
                              & Co. as Co-Lead Bookrunning Managers Banc of
                              America Securities LLC, Credit Suisse First Boston
                              LLC, Morgan Stanley & Co. Incorporated and
                              Wachovia Capital Markets LLC as Co-Managers

TRUSTEE                       LaSalle Bank National Association

FISCAL AGENT                  ABN AMRO Bank N.V.

MASTER SERVICER               Wells Fargo Bank, National Association

SPECIAL SERVICER              Lennar Partners, Inc.

RATING AGENCIES               Moody's Investors Service, Inc. and Standard and
                              Poor's Ratings Services, a division of The
                              McGraw-Hill Companies, Inc.

DENOMINATIONS                 $10,000 minimum for the offered certificates.

CLOSING DATE                  On or about August 12, 2004

SETTLEMENT TERMS              Book-entry through DTC for all offered
                              certificates.

DETERMINATION DATE            The sixth day of each month, or if such sixth day
                              is not a business day, the next succeeding business day.

DISTRIBUTION DATE             The tenth day of each month, or if such tenth day
                              is not a business day, the next succeeding business day, provided that the distribution date will be at least four business days following the determination date.

DISTRIBUTIONS                 Each class of offered certificates will be
                              entitled on each distribution date to interest accrued at its pass-through rate for that distribution date on the outstanding certificate balance of the class during the prior calendar month. Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a 360-day year. Generally, the interest from the Available Distribution Amount related to Loan
                              Group 1 will be used to pay interest to class A-1, A-2, A-3, A-4, A-5 and A-6, pro rata, until paid in full. Generally, the interest from the Available Distribution Account related to Loan
                              Group 2 will be used to pay interest to the class
                              A-1A until paid in full. Generally, any remaining
                              Available Distribution Amount will be used to pay interest to class X-P and X-C, pro rata, until paid in full. If any of the above Available
                              Distribution Amounts are not sufficient to pay interest on class A-1, A-2, A-3, A-4, A-5, A-6,
                              A-1A, X-P and X-C, then the entire Available
                              Distribution Amount will be used to pay interest pro rata to those certificates.

                              Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay principal to class A-1, A-2, A-3, A-4, A-5 and A-6, in that order, until paid in full, then to pay principal to class A-1A until paid in full. Generally, the Available Distribution Amount related to Loan Group 2 will be used to pay principal to the class A-1A until paid in full, then to pay principal to the class A-1, A-2, A-3, A-4, A-5 and A-6 in that order, until paid in full. After class A-1, A-2, A-3, A-4, A-5, A-6 and A-1A are paid all amounts to which they are entitled, the remaining Available Distribution Amount related to both groups will be used to pay interest and principal sequentially to class B, C, D, E, F, G, H, J, K, L, M, N, O and P.

LOSSES Realized Losses and Additional Trust Fund Expenses, if any, will be allocated to the class P, class O, class N, class M, class L, class K, class J, class H, class G, class F, class E, class D, class C and class B certificates, in that order, and then, pro rata, to the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6, and class A-1A certificates regardless of Loan Group.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs & Co. are acting as the co-lead managers ("Co-Lead Managers") and Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers ("Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

[RBS GREENWICH CAPITAL LOGO]                         [GOLDMAN, SACHS & CO. LOGO]

GSMS 2004-GG2
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------



PREPAYMENT PREMIUMS AND       Any prepayment premiums or yield maintenance
YIELD MAINTENANCE CHARGES     charges collected will be distributed to
                              certificateholders on the distribution date following the prepayment. On each distribution date, the holders of any class of offered certificates and class F, class G and class H certificates that are then entitled to principal distributions will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of the prepayment premiums or yield maintenance charges net of workout fees and liquidation fees payable from the related loan group, multiplied by (b) a fraction, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount payable from the related loan group for that payment date. The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed 100% to the holders of the class X-C certificates.

ADVANCES The master servicer and, if it fails to do so, the trustee and, if it fails to do so, the fiscal agent will be obligated to make P&I advances and servicing advances, including delinquent property taxes and insurance, but only to the extent that those advances are not deemed non-recoverable and in the case of P&I advances subject to any appraisal reductions that may occur. For some of the mortgage loans that are part of a split loan structure, the master servicer or special servicer of another securitization may make servicing and P&I advances for the loans included in our trust.

APPRAISAL REDUCTIONS          An appraisal reduction generally will be created
                              in the amount, if any, by which the principal balance of a required appraisal loan (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates in reverse alphabetical order of the classes. A required appraisal loan will cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist, which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION          The master servicer, the special servicer and
                              certain certificateholders will have the option to terminate the trust, in whole but not in part, and purchase the remaining assets of the trust on or after the payment date on which the stated principal balance of the mortgage loans then outstanding is less than 1.0% of the initial mortgage pool balance. The purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans
                              (or fair market value in the case of REO
                              Properties), plus accrued and unpaid interest and certain other additional trust fund expenses, as described in the prospectus supplement. In addition, after the certificate balance of the class A-1 through class E certificates has been reduced to zero, the trust may also be terminated, subject to the consent of the master servicer (in its sole discretion), if all of the remaining series 2004-GG2 certificates (excluding class R and class LR) are held by a single certificateholder, that certificateholder may exchange all of the then outstanding series
                              2004-GG2 certificates (excluding class R and class
                              LR) for the mortgage loans remaining in the trust.

CONTROLLING CLASS             The class of sequential pay certificates (a) which
                              bears the latest alphabetical class designation
                              (other than the class X-P, class X-C, class R and class LR certificates) and (b) which has a certificate balance greater than 25% of its original certificate balance provided, however, that if no class of sequential pay certificates satisfies clause (b) above, the controlling class will be the outstanding class of sequential pay certificates bearing the latest alphabetical class designation (other than the class X-P, class X-C, class R and class LR certificates); provided, further, with respect to certain issues related to the mortgage loans that are part of a split structure, the holder of the majority interest of the related subordinated or pari passu companion loan may have certain consultation or approval rights with respect to servicing matters, as described in the prospectus supplement.

TENANTS References in this term sheet to the rating of a tenant may refer to the rating of a parent of the actual tenant and the rated entity may not be an actual party to that lease. The rated parent may not guarantee the lease.

ERISA The offered certificates are expected to be ERISA eligible.

SMMEA The class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B and C certificates are expected to be "mortgage-related securities" for the purposes of SMMEA so long as they remain rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

None of the offered certificates or the mortgage loans included in the trust which back the certificates is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of Scotland plc, the depositor, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, or any other party.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you. The Co- Lead Manager s and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Co-Lead Managers or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Co-Lead Managers and Co-Managers and not by the issuer of the securities. RBS Greenwich Capital and Goldman, Sachs & Co. are acting as the co-lead managers ("Co-Lead Managers") and Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers ("Co-Managers"). None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

[RBS GREENWICH CAPITAL LOGO]                         [GOLDMAN, SACHS & CO. LOGO]

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------
                     GS MORTGAGE SECURITIES CORPORATION II
                                     SELLER
                        COMMERCIAL MORTGAGE PASS-THROUGH
                       CERTIFICATES (ISSUABLE IN SERIES)

GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of (i) mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties or (ii) certain financial leases and similar arrangements equivalent to such mortgage loans and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of GS Mortgage Securities Corporation II or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                               -----------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               -----------------

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

                               -----------------

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS. FOR EACH SERIES, SEE "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.

                               -----------------

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" on page 77 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to this prospectus or the related registration statement.

                               -----------------

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

                               -----------------

July 29, 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "INDEX OF DEFINED TERMS" beginning on page 81 in this prospectus.

     In this prospectus, the terms "Seller," "we," "us" and "our" refer to GS Mortgage Securities Corporation II.

                               -----------------

     If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 85 Broad Street, New York, NY 10004 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" beginning on page 79 of this prospectus.

                               -----------------

                               TABLE OF CONTENTS

Risk Factors................................................................3
The Prospectus Supplement...................................................5
The Seller..................................................................7
Use of Proceeds.............................................................7
Description of the Certificates.............................................8
The Mortgage Pools.........................................................15
Servicing of the Mortgage Loans............................................19
Credit Enhancement.........................................................25
Swap Agreement.............................................................28
Yield Considerations.......................................................28
Certain Legal Aspects of the Mortgage Loans................................30
Federal Income Tax Consequences............................................46
Federal Income Tax Consequences for REMIC Certificates.....................47
State Tax Considerations...................................................73
ERISA Considerations.......................................................73
Legal Investment...........................................................75
Plan of Distribution.......................................................77
Incorporation of Certain Information By Reference..........................79
Legal Matters..............................................................80
Index of Defined Terms.....................................................81

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     Your investment could be materially and adversely affected if any of the following risks are realized.


RISKS OF COMMERCIAL AND MULTIFAMILY LENDING GENERALLY.

     Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws may require modifications to properties such as the Americans with Disabilities Act, and rent control laws may limit rent collections in the case of multifamily properties. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" "--Certain Laws and Regulations," "--Type of Mortgaged Property" and "--Americans With Disabilities Act" in this prospectus.

     It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.


YOUR CERTIFICATES ARE NOT OBLIGATIONS OF ANY OTHER PERSON OR ENTITY.

     Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any private mortgage or other insurer only to the extent the prospectus supplement so provides.


LIMITED LIQUIDITY.

     There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.


VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES.

     The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

    o the prepayment provisions of the related mortgage notes;

    o a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

    o In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

     Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See "DESCRIPTION OF THE MORTGAGE POOL" in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. Such prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions--Prepayment Provisions." We cannot assure you as to the effect of such prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

     The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

     Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of such mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of such mortgage loans in connection with workouts. We cannot assure you as to the borrowers' abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in such shortfalls.


CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.

     The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

    o what proceedings are required for foreclosure;

    o whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

    o whether and to what extent recourse to the borrower is permitted; and

    o what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

     In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender's rights under the mortgage loans.

Installment contracts and financial leases also may be subject to similar legal requirements. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of such laws may create delays and shortfalls in payments to certificateholders.


ENVIRONMENTAL LAW CONSIDERATIONS.

     Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

     Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances such costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for such costs in certain circumstances as the "owner" or "operator" of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks."


RISK OF EARLY TERMINATION.

     The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of such termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.


                           THE PROSPECTUS SUPPLEMENT

     The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

    o any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

    o whether the trust will be treated for federal income tax purposes as one or more grantor trusts, FASITs or REMICs;

    o the identity of each class within such series;

    o the initial aggregate principal amount, the interest rate (or the method for determining such rate) and the authorized denominations of each class of offered certificates;

    o certain information concerning the mortgage loans relating to such series, including the principal amount, type and characteristics of such mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

    o the identity of the master servicer;

    o the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

    o the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

    o the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

    o the final scheduled distribution date of each class of offered certificates;

    o the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

    o the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

    o the extent of subordination of any subordinate certificates;

    o for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to such series were prepaid at various assumed rates;

    o the distribution dates for each class of offered certificates;

    o the representations and warranties to be made by us or another entity relating to the mortgage loans;

    o information with respect to the terms of the subordinate certificates or residual certificates, if any;

    o additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding such provider or counterparty;

    o additional information with respect to the plan of distribution;

    o whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company (the "Depository") or another depository;

    o if a trust fund contains a concentration of mortgage loans having a single borrower or that are cross-collateralized and/or cross-defaulted with each other, or mortgage loans secured by mortgaged properties leased to a single lessee, including affiliates, representing 20% or more of the aggregate principal balance of the mortgage loans in such trust fund, financial statements for such mortgaged properties as well as specific information with respect to such mortgage loans, mortgaged properties and, to the extent material, leases and additional information concerning any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such mortgaged properties and the concentration of credit risk thereon;

    o if a trust fund contains a concentration of mortgage loans having a single borrower or that are cross-collateralized and/or cross-defaulted with each other, or mortgage loans secured by mortgaged properties leased to a single lessee, including its affiliates, representing 10% or more, but less than 20%, of the aggregate principal balance of the mortgage loans in such trust fund, selected financial information with respect to such mortgaged properties as well as, to the extent material, specific information with respect to any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such mortgaged properties and the concentration of credit risk thereon;

    o if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

    o if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on such mortgaged properties;

    o if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in such jurisdiction and the summary of general legal aspects of mortgage loans set forth under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in this prospectus;

    o the rating assigned to each class of offered certificates by the applicable nationally recognized statistical rating organization or organizations; and

    o whether any class of offered certificates qualifies as "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under "LEGAL INVESTMENT" in this prospectus.


                                  THE SELLER

     GS Mortgage Securities Corporation II (the "Seller") was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Seller are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000. The Seller will not have any material assets other than the trust funds.

     Neither the Seller, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for such series will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Seller, if specifically set forth in such Agreement.

     The Certificate of Incorporation, as amended, of the Seller provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Seller or serves or served, at the request of the Seller, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Seller pursuant to the foregoing provisions, or otherwise, the Seller has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                USE OF PROCEEDS

     The Seller intends to apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the related prospectus supplement to acquire the mortgage loans relating to such series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Seller for mortgage loans.

                       DESCRIPTION OF THE CERTIFICATES*

     The certificates of each series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement")** to be entered into among the Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the Registration Statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered thereby and any additional provisions of the related Agreement.

     At the time of issuance, it is anticipated that the offered certificates of each series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Seller. Each of such rating organizations specified in the related prospectus supplement as rating the offered certificates of the related series at the request of the Seller will be referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the offered certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a rating agency pursuant to the Seller's request.


GENERAL

     The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for such series. The assets in the trust (collectively, the "Trust Fund") for each series will consist of the following, to the extent provided in the Agreement:

     (i) the pool of mortgage loans conveyed to the Trustee pursuant to the Agreement;

     (ii) all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement;

     (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans; and

     (iv) such other assets or rights, such as a Funding Note, as are described in the related prospectus supplement.

     In addition, the Trust Fund for a series may include various forms of credit enhancement, such as, but not limited to, insurance policies on the mortgage loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more reserve funds or other arrangements acceptable to each Rating Agency rating the offered certificates. See "CREDIT ENHANCEMENT" in this prospectus. Such other assets, if any, will be described more fully in the related prospectus supplement.

----------
* Whenever in this Prospectus the term "certificates," "trust fund" and "mortgage pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

** In the case of a Funding Note (as described below), some or all of the provisions described herein as being part of the Agreement may be found in other contractual documents connected with such Funding Note, such as a collateral indenture or a separate servicing agreement, and the term "Agreement" as used in this Prospectus will include such other contractual documents. The Prospectus Supplement for a series in which a Funding Note is used will describe such other contractual documents and will indicate in which documents various provisions mentioned in this Prospectus are to be found and any modifications to such provisions.

     The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. For example, if so indicated in the prospectus supplement, at the time the mortgage loans are to be acquired from a third party and conveyed to the Trust Fund, the third party may establish a bankruptcy-remote special-purpose entity or a trust, to which the mortgage loans will be conveyed and which in turn will issue to the Trustee a debt instrument collateralized by, having recourse only to, and paying through payments (which may be net of servicing fees and any retained yield) from, the mortgage pool (a "Funding Note"), and such debt instrument may be conveyed to the Trust Fund as the medium for holding the mortgage pool.

     If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of such classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of such series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

     The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

     (i) mortgage principal prepayment effects on the weighted average lives of such classes;

     (ii) the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

     (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

     If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in such prospectus supplement.

     If the certificates of a class are transferable only on the books of the Depository, no person acquiring such a certificate that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical certificate representing such certificate except in the limited circumstances described in the related prospectus supplement. Instead, such certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Seller has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any such certificates that are in book-entry form.

     If the certificates of a class are transferable only on the books of the Depository, each beneficial owner's ownership of such a certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of such Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to such book-entry certificates, may be limited due to the lack of a physical certificate for such book-entry certificates.

     The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

     If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Seller and the Trustee as the owner of such certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of such record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with such procedures in order to exercise their voting rights through the Depository.

     Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     The information in this prospectus concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness of the information.

     In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to such depository and its book-entry facilities in such prospectus supplement.


DISTRIBUTIONS ON CERTIFICATES

     Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related prospectus supplement) on the day (the "Distribution Date") specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such series maintained by the Trustee, by wire transfer or by such other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of such final distribution, or in such other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

     With respect to each series of certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee after a date specified in the related prospectus supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

     The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which such losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.


ACCOUNTS

     It is expected that the Agreement for each series of certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

     It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

   (1) all payments on account of principal, including principal prepayments, on the mortgage loans;

   (2) all payments on account of interest on the mortgage loans and all Prepayment Premiums;

   (3) all proceeds from any insurance policy relating to a mortgage loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

   (4) all proceeds from the liquidation of a mortgage loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property");

   (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain;

   (6) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

   (7) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

   (8) any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for such expenses.

     The Special Servicer, if any, will be required to remit immediately to the Master Servicer or the Trustee any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment Premium" means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

     As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account to, among other things:

   (i) remit certain amounts for the related Distribution Date into the Distribution Account;

   (ii) to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

   (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

   (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Seller for certain expenses and provide indemnification to the Seller, the Master Servicer, the Trustee and, if applicable, the Special Servicer, as described in the Agreement.

     The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

     It is expected that the Agreement for each series of certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

   (i) make remittances to the Collection Account as required by the Agreement;

   (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

   (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

     "Permitted Investments" will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

     As described in the related prospectus supplement for a series of certificates where the underlying mortgage loans are held through a Funding Note, some of the accounts described above may be held by the issuer or collateral trustee of such Funding Note.


AMENDMENT

     The Agreement for each series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders:

     (i)    to cure any ambiguity;

     (ii) to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

     (iii) to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

     (iv) for such other reasons specified in the related prospectus supplement.

     To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties thereto with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or such other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may, among other things:

     (b) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder;

     (c) reduce the aforesaid percentage of certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all certificates then outstanding;

     (d)    alter the servicing standard set forth in the related Agreement.

     Further, the Agreement for each series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"), a "financial asset securitization investment trust" (a "FASIT") or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Agreement relating to each series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such series to fail to qualify as a REMIC, FASIT or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

     The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.


TERMINATION

     As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

   (i) the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

   (ii) the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

   (iii) the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

   (iv)       mutual consent of the parties and all Certificateholders.

     With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.


REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution for each series, the Trustee (or such other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth such information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

     (i) information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

     (ii) updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

     (iii)    financial information relating to the underlying Mortgaged
              Properties;

     (iv)     information with respect to delinquent mortgage loans;

     (v)      information on mortgage loans which have been modified; and

     (vi)     information with respect to REO Properties.

     The Master Servicer or the Trustee will be required to mail to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, such reports may be sent to beneficial owners identified to the Master Servicer or the Trustee. Such reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to each Trust Fund as are required under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Reports that we have filed with the Commission pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system and, therefore, should be available at the Commission's site on the World Wide Web.


THE TRUSTEE

     The Seller will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

                              THE MORTGAGE POOLS

GENERAL

     Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of or financial leases and other similar arrangements equivalent to such mortgage loans on, fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Each such mortgage loan, lease or Installment Contract is referred to as a mortgage loan in this prospectus.

     Mortgage loans will be of one or more of the following types:

      1.  mortgage loans with fixed interest rates;

      2.  mortgage loans with adjustable interest rates;

      3. mortgage loans with principal balances that fully amortize over their remaining terms to maturity;

      4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

      5. mortgage loans that provide for recourse against only the Mortgaged Properties;

      6. mortgage loans that provide for recourse against the other assets of the related borrowers; and

      7. any other types of mortgage loans described in the related prospectus supplement.

     Certain mortgage loans ("Simple Interest Loans") may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

     Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents" in this prospectus.

     Certain mortgage loans may provide for "equity participations" which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of such loans. In such event, the amount of such holdback may be deposited by the Seller into an escrow account held by the Trustee as provided in the related prospectus supplement.

     The mortgage loans generally will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer. Any such insurance or guarantee, if any, will be specifically described in the related prospectus supplement.

     The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

      (i) the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

      (ii) the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

      (iii) the interest rate or range of interest rates of the mortgage loans and the weighted average Mortgage Interest Rate of the mortgage loans;

      (iv) the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

      (v) the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

      (vi) the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

      (vii) the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

      (viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

      (ix)   the debt service coverage ratios relating to the mortgage loans;

      (x) information with respect to the prepayment provisions, if any, of the mortgage loans;

      (xi) information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

      (xii) payment delinquencies, if any, relating to the mortgage loans. If specified in the related prospectus supplement, the Seller may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In such case, the Seller may disclose the above-specified information by mortgage loan group.

     In the event that the mortgage loans consist of financial leases or Installment Contracts, the related prospectus supplement will provide appropriate specific information analogous to that described above.

     In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Seller will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each series of certificates (each, a "Closing Date"), as specified in the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.


UNDERWRITING AND INTERIM SERVICING STANDARDS APPLICABLE TO THE MORTGAGE LOANS

     The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of such mortgage loans and may or may not be affiliates of the Seller. The origination standards and procedures applicable to such mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which such mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

     The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of such mortgage loans prior to their inclusion in the mortgage pool.


ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the certificates of each series, the Seller will cause the mortgage loans (or, in the case of a structure using a Funding Note, the Funding Note) to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to such mortgage loans (or Funding Note), other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Seller in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

     In addition, the Seller will, as to each mortgage loan, deliver to the Trustee, to the extent required by the Agreement:

      (i) the mortgage note, endorsed to the order of the Trustee without recourse;

      (ii) the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

      (iii) any assumption, modification or substitution agreements relating to the mortgage loan;

      (iv) a lender's title insurance policy (or owner's policy in the case of a financial lease or an Installment Contract), together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the mortgage loan;

      (v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

      (vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of such UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

      (vii) such other documents as may be described in the Agreement (such documents, collectively, the "Mortgage Loan File").

     Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Seller's interest in financial leases or Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each such document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

     The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Seller, the originator of the related mortgage loan or such other party as is designated in the related Agreement (the "Responsible Party") and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure such defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in such prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or such other party as specified in the related Agreement) in respect of such mortgage loan (the "Repurchase Price"). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

     The related prospectus supplement will describe procedures for the review and holding of mortgage loans in the case of a structure using a Funding Note.


REPRESENTATIONS AND WARRANTIES

     To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of such mortgage loan and such representations and warranties will have been assigned to the Trustee and/or the Seller will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Such representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any such representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Seller, as the case may be, will be obligated either to cure such breach in all material respects within the time period specified in such prospectus supplement, to replace the affected mortgage loan with a Substitute Mortgage Loan or Loans or to repurchase such mortgage loan at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce such obligation of the Responsible Party or the Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Subject to the ability of the Responsible Party or the Seller to cure such breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, such repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of such series for a breach of a representation or warranty by the Responsible Party or the Seller.

     The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

     If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Seller, as the case may be, may deliver to the Trustee mortgage loans ("Substitute Mortgage Loans") in substitution for any one or more of the mortgage loans ("Defective Mortgage Loans") initially included in the Trust Fund (or in the mortgage pool underlying a Funding Note) but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will:

      (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

      (ii) have a Mortgage Interest Rate not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Defective Mortgage Loan;


      (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

      (iv) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

     If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. Such other entity will generally have the same obligations with respect to such representations and warranties as the Responsible Party or the Seller as more fully described in the prospectus supplement.


                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The prospectus supplement related to a series will identify the master servicer (the "Master Servicer") to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Seller and its affiliates.

     If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in such prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

        negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under "-- Modifications, Waivers and Amendments" below;

        foreclosing on such Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

        supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

     The Special Servicer may have other business relationships with the Seller and its affiliates.

     If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

     The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. Such sub-servicers may have other business relationships with the Seller and its affiliates.


SERVICING STANDARDS

     The Master Servicer and, except when acting at the direction of any Operating Advisor, the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, if any, as the case may be, in its reasonable judgment without taking into account differing payment priorities among the classes of the related series of certificates and any conflicts of interest involving it), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers. If so specified in the related prospectus supplement, the Master Servicer and Special Servicer, if any, may also be required to service and administer the mortgage loans in the best interest of an insurer or guarantor or in accordance with the provisions of a related Funding Note.


OPERATING ADVISOR

     If so specified in the related prospectus supplement, an advisor (the "Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.


COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

     It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of such mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer, or such other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.


INSURANCE

     The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing such mortgage loan or the outstanding principal balance owing on such mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

     The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of such property. The cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

     The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for such clause.

     In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, such policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The standard hazard insurance policies typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining any such insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest thereon, as provided by the Agreement.

     Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.


FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a "Servicing Fee" (as defined in the related prospectus supplement). The exact amount or method of calculating such Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the mortgage loans amortize.

     In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES-- Accounts" in this prospectus) and, except to the extent such income is required to be paid to the related borrowers, the escrow account.

     If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

     The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which such fee will be paid will be described in the prospectus supplement for the related series.

     In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the related prospectus supplement.


ADVANCES

     The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any such Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make such an Advance only to the extent that the Master Servicer has determined that such Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

     If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer's Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.


MODIFICATIONS, WAIVERS AND AMENDMENTS

     If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without such consent will be specified in the related prospectus supplement.

     Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to such additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

     Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made such other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, will give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

     The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Operating Advisor.


EVIDENCE OF COMPLIANCE

     The Agreement for each series will provide that the Master Servicer and the Special Servicer, if any, at their own expense, each will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance with the Agreement by the Master Servicer or Special Servicer, as the case may be.

     In addition, the Agreement will provide that the Master Servicer and the Special Servicer, if any, each will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or Special Servicer, as the case may be, has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status of the default, and, in the case of a series of certificates as to which a REMIC or FASIT election has been made, whether the Master Servicer or the Special Servicer, as the case may be, has received a challenge from the Internal Revenue Service as to the status of the Trust Fund as a REMIC or FASIT.


CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

     The Agreement for each series will provide that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any such person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

     Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties thereunder is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No such resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No such resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer's obligations and duties under the Agreement.

     The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.


EVENTS OF DEFAULT

     Events of default (each, an "Event of Default") with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

      (i) with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;

      (ii) with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

      (iii) with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of such failure has been given to the applicable party;

      (iv) with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;


      (v) with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

      (vi) with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

     As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, whereupon the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.


                              CREDIT ENHANCEMENT

GENERAL

     If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of such series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies, the use of cross-support features or another method of credit enhancement described in the related prospectus supplement, or any combination of the foregoing.

     Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest thereon only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of
(a) the amount payable under such credit enhancement, (b) any conditions to payment thereunder not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such prospectus supplement. In addition, if the Certificateholders of such series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such provider.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the "Subordinate Certificates") to receive distributions of principal and interest on any Distribution Date will be subordinated to such rights of the Holders of senior certificates (the "Senior Certificates") to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

     A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

     The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.


CROSS-SUPPORT FEATURES

     If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.


LETTER OF CREDIT

     If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in such prospectus supplement (the "Letter of Credit Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates

(the "Letter of Credit Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed within 15 days of issuance of the certificates of the applicable series.


CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the applicable series.


RESERVE FUNDS

     If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Seller may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of such series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in such amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

     Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Seller or such other person specified in the related prospectus supplement. Any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.


                                SWAP AGREEMENT

     If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to such series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement. In addition, if the Certificateholders of such series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such counterparty. A swap agreement may include one or more of the following types of arrangements, or another arrangement described in the related prospectus supplement.

     Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

     Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

     Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

     Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.


                             YIELD CONSIDERATIONS

GENERAL

     The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which such certificates are purchased, the amount and timing of any delinquencies and losses incurred by such class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in such payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, whereas delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of Certain Provisions" in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.


PREPAYMENT AND MATURITY ASSUMPTIONS

     The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities ("Balloon Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS-- Enforceability of Certain Provisions" in this prospectus.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of such series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

     There can be no assurance that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating thereto.


MORTGAGES AND DEEDS OF TRUST GENERALLY

     The mortgage loans (other than financial leases and Installment Contracts) for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

     Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee's or beneficiary's knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic's liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See "--Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.


INSTALLMENT CONTRACTS

     The mortgage loans for a series may also consist of Installment Contracts. Under an Installment Contract the seller (referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.


FINANCIAL LEASES

     The mortgage loans for a series also may consist of financial leases. Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (referred to in this Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related Agreement. As with Installment Contracts, the lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The related prospectus supplement will describe the specific legal incidents of any financial leases that are included in the mortgage loan pool for a series.


RIGHTS OF MORTGAGEES OR BENEFICIARIES

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.


FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating such necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation, and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained in the lease.

     Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed the reasoning of Durrett with respect to fraudulent conveyances under applicable bankruptcy law. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in May 1994. The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of such property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisor's) perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining such properties at foreclosure. Such taxes could be substantial.

     Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the applicable REMIC provisions.


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

STATE LAW LIMITATIONS ON LENDERS

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. Such rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "--Rights of Redemption" below.

     Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting such security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may thereafter be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "--Anti-Deficiency Legislation; Bankruptcy Laws" below.


ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, an "Environmental Condition") may, in certain circumstances, give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the state. In several states, such lien has priority over the lien of an existing mortgage against such property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

     It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest" (the "secured creditor exemption").

     Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") defines the term "participating in management" to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

     The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation; Bankruptcy Laws" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.


RIGHTS OF REDEMPTION

     In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a specified period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of such expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as may exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.


ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS

     Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment of the lease if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" below.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension of the lease, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the Trustee for the benefit of Certificateholders.

Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the payment of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of such partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.


STATUTORY LIABILITIES

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws may impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.


ENFORCEABILITY OF CERTAIN PROVISIONS

     Prepayment Provisions

     Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws" below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some mortgage loans do require such fees, such fees may not necessarily deter borrowers from prepaying their mortgage loans.

     Due-on-Sale Provisions

     The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, in situations relating primarily to residential properties, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such mortgage loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

     Acceleration on Default

     Some of the mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

     Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

     Servicemembers Civil Relief Act

     Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon norification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

     Forfeitures in Drug and RICO Proceedings

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.


APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion as part of the Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.


LEASES AND RENTS

     Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.


SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans for a series may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such mortgage loan is included in a given Trust Fund, the Master Servicer or, if such mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or such other party as indicated in the Agreement), on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:
(i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


                        FEDERAL INCOME TAX CONSEQUENCES

     The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Seller, as to the matters discussed in this section. The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, which could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a certificate.

     This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under "--FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES" in this prospectus and as a grantor trust under "--Federal Income Tax Consequences for Certificates as to which No REMIC Election is Made" in this prospectus. If an election is made instead to treat a Trust Fund as a FASIT, the applicable federal income tax consequences will be discussed in the related prospectus supplement.

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" in this prospectus shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below. For purposes of this discussion, unless otherwise specified, the term "mortgage loans" will be used to refer to mortgage loans and Installment Contracts.


STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care" (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code
Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent "qualified mortgages," within the meaning of Code Section 860G(a)(3), for other REMICs and "permitted assets," within the meaning of Code Section 860L(c), for financial asset securitization investment trusts. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


QUALIFICATION AS A REMIC

     In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day," which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security, including its buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if such mortgage is disposed of within 90 days of discovery. A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service (the "Service").

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

     General

     In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

     Original Issue Discount

     Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Seller as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Seller intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the


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

amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to such classes and either an increase or decrease in the daily portions of original issue discount with respect to such classes.

     In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of such certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of such class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such class and by reducing the adjusted issue price of such class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of such class that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

     Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method " below.

     Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more such variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

     Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Final Treasury Regulations issued under Code
Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.


SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period. Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers for property held for not more than one year, and long-term capital gains of such taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all mortgage loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

     Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "--Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Certificates. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Holders of Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense

     Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "--Taxation of Regular Certificates --Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described in those sections, and "--Taxation of Regular Certificates --Premium" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code
Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the

Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "--Taxation of Certain Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,
(iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

          (A) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the present value of the sum of: (1) any consideration given to the transferee to acquire the interest (the inducement payment), (2) future distributions on the interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

          (B) the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through
(iii), but not (iv) above as part of the affidavit described above under "--Disqualified Organizations". The transferor must have no actual knowledge or reason to know that any such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Mark-to-Market Regulations

     Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject


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

to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Trustee as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All such expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.


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

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation (described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     Treasury regulations that were effective January 1, 2001 provide revised methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code

Section 3406 at the rate of 28% (increasing to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "--Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."


                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General

     In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series shall be referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i).

     Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will


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

be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Recharacterization of Servicing Fees" and "--Stripped Certificates," respectively.

     Tax Status

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

          1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

          2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
       Section 856(c)(3)(B).

          3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

          4. A certificate owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(c) will be considered to represent "permitted assets" within the meaning of Code
       Section 860L(c) to the extent that the assets of the trust estate consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

     Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.


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

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. It is anticipated that no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of such accrual.

     Recharacterization of Servicing Fees

     If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard

Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


STRIPPED CERTIFICATES

     General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates".

     The certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped


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

coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any such market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates --Market Discount," without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in such computation.

     Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment. The application of such Code provisions to buy-down mortgage loans is uncertain. See "--Standard Certificates--Tax Status" above.


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

     Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "--General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates -- Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates such reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Reporting Requirements and Backup Withholding" above.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.



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

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.


     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates."


                           STATE TAX CONSIDERATIONS

     In addition to the Federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to such Plans. The Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) with respect to Code Plans.

     Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.


PROHIBITED TRANSACTIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans and their assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Seller, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the Seller, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan or a Code Plan. If so, the acquisition or holding of certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to such assets, the Seller, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Seller, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," it is possible that an ERISA Plan's investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor the Code defines the term "plan assets."

     The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust
Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, employee benefit plans not subject to ERISA (for example, governmental plans) and entities whose underlying assets include plan assets by reason of a Plan's investment therein, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of a Plan's investment in any certificates, such plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to such possibility.


OTHER PLANS

     Certain plans, including "governmental plans" (as defined in Section 3(32) of ERISA) and "church plans" (as defined in Section 3(33) of ERISA and provided that no election has been made under Section 410(d) of the Code), are not subject to the provisions of ERISA or Section 4975 of the Code. However, such plans may be subject to materially similar provisions of applicable federal, state or local law. A fiduciary of any such plan should consult its advisors regarding the applicability of any such law and whether the fiduciary's ability to invest in a certificate on behalf of such plan would be limited.


UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL INTERESTS

     The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates."

     DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND/OR THE CODE OF THEIR ACQUISITIONS AND OWNERSHIP OF CERTIFICATES.

     THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.


                               LEGAL INVESTMENT

THE SECONDARY MORTGAGE MARKET ENHANCEMENT ACT

     If so specified in the prospectus supplement, certain classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities including depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

     All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC"), the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of certificates as "mortgage related securities", no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

     ACCORDINGLY, ALL INVESTORS WHOSE INVESTMENT ACTIVITIES ARE SUBJECT TO LEGAL INVESTMENT LAWS AND REGULATIONS, REGULATORY CAPITAL REQUIREMENTS OR REVIEW BY REGULATORY AUTHORITIES SHOULD CONSULT WITH THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER AND TO WHAT EXTENT THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR THEM OR ARE SUBJECT TO INVESTMENT, CAPITAL, OR OTHER RESTRICTIONS, AND, IF APPLICABLE, WHETHER SMMEA HAS BEEN OVERRIDDEN IN ANY JURISDICTION RELEVANT TO THAT INVESTOR.


THE APPRAISAL REGULATIONS

     Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. Section Section 225.61-225.67), national banks (12 C.F.R. Section Section 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a "FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered hereby, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each such loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

     No assurance can be given that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, such information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of such regulations on their ability to invest in a particular series of certificates.


                             PLAN OF DISTRIBUTION

     The certificates offered hereby and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each such series of certificates will describe the method of offering of such series of certificates, including the initial public offering or purchase price of each class of certificates or the method by which such price will be determined and the net proceeds to the Seller of such sale.

     The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

          1. By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

          2. By placements by the Seller with investors through dealers; and

          3. By direct placements by the Seller with investors.

     As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in such prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co. acting as underwriter with other underwriters, if any, named in the prospectus supplement. The Seller is an affiliate of Goldman, Sachs & Co. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of certificates will be obligated to purchase all such certificates if any are purchased. The Seller and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

     In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's mortgage loans pending the sale of such mortgage loans or interests in those mortgage loans, including the certificates.

     If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, such classes directly, through one or more underwriters to be designated at the time of the offering of such certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any such offer and sale of certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to such certificates and the members of the underwriting syndicate, if any, will be named in such prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by such unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in such offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such selling Certificateholder's offering of such certificates may receive compensation in the form of underwriting discounts or commissions from such selling Certificateholder, and such dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     If the certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and the purchasers of such certificates. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to such series.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Goldman, Sachs & Co. in connection with offers and sales of the offered certificates in certain market-making transactions at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from such transactions. Goldman, Sachs & Co. may act as principal or agent in such transactions.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, the Seller, any affiliate of the Seller or any other person or persons specified in the prospectus supplement may purchase some or all of such certificates from the underwriter or underwriters or such other person or persons specified in such prospectus supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of such certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such certificates, through dealers acting as agent and/or principal or in such other manner as may be specified in the related prospectus supplement. Such offering may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.


                      INCORPORATION OF CERTAIN INFORMATION
                                 BY REFERENCE

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the offered certificates of a series will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in this prospectus (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, 85 Broad Street, New York, New York 10004 (phone: 212/902-1000).

     This prospectus and the prospectus supplement for each series are parts of our Registration Statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our Registration Statement. For further information, please see our Registration Statement and the accompanying exhibits which we have filed with the Commission. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the Commission upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the Commission's offices. Reports and other information filed with the Commission can be read and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 85 Broad Street, SC Level, New York, New York 10004 (phone: 212/902-1171), Attention: Prospectus Department.


                                 LEGAL MATTERS

     The validity of the certificates offered hereby and certain federal income tax matters will be passed upon for the Seller by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

                             INDEX OF DEFINED TERMS

                                                 PAGE
                                              -------
1986 Act ..................................       49
1998 Policy Statement .....................       76
ADA .......................................       45
Advances ..................................       22
Agreement .................................        8
Appraisal Regulations .....................       77
Balloon Payments ..........................       29
Bankruptcy Code ...........................       33
beneficial owner ..........................        9
CERCLA ....................................       35
Certificateholders ........................       10
Closing Date ..............................       16
Code ......................................       46
Code Plans ................................       73
Collection Account ........................       11
Commission ................................       14
Cut-Off Date ..............................       11
Defective Mortgage Loans ..................       18
Department ................................       74
Depository ................................        6
Disqualified Organization .................       60
Distribution Account ......................       11
Distribution Date .........................       10
EDGAR .....................................       14
ERISA .....................................       73
ERISA Plans ...............................       73
Event of Default ..........................       24
Exchange Act ..............................       14
FASIT .....................................       13
FDIC ......................................       76
Federal Reserve Board .....................       76
Financial Intermediary ....................        9
FIRREA ....................................       77
FIRREA Appraisal ..........................       77
Form 8-K ..................................       16
Funding Note ..............................        9
Garn-St Germain Act .......................       41
Holders ...................................       10
Installment Contracts .....................       15
Insurance Proceeds ........................       11
Lender Liability Act ......................       36
Letter of Credit Bank .....................       26
Letter of Credit Percentage ...............       27
Liquidation Proceeds ......................       11
Master Servicer ...........................       19
Master Servicer Remittance Date ...........       12
Mortgage Loan File ........................       17
Mortgage Loan Schedule ....................       17


                                                 PAGE
                                              -------
Mortgaged Property ........................       15
Mortgages .................................       15
NCUA ......................................   44, 76
Non-SMMEA Certificates ....................       75
OCC .......................................       76
OID Regulations ...........................       50
Operating Advisor .........................       20
OTS .......................................       76
Pass-Through Entity .......................       60
Permitted Investments .....................       13
Plans .....................................       73
Prepayment Assumption .....................       51
Prepayment Premium ........................       12
Property Protection Expenses ..............       12
Random Lot Certificates ...................       50
Rating Agency .............................        8
Regular Certificateholder .................       49
Regular Certificates ......................       47
Regulations ...............................       74
REMIC .....................................       13
REMIC Certificates ........................       47
REMIC Pool ................................       47
REMIC Regulations .........................       46
REO Account ...............................       12
REO Property ..............................       11
Repurchase Price ..........................       18
Residual Certificateholders ...............       56
Residual Certificates .....................       47
Responsible Party .........................       18
Securities Act ............................        7
Seller ....................................        7
Senior Certificates .......................       26
Service ...................................       49
Servicing Fee .............................       22
Simple Interest Loans .....................       15
SMMEA .....................................       75
Special Servicer ..........................       19
Specially Serviced Mortgage Loans .........       19
Standard Certificateholder ................       66
Standard Certificates .....................       66
Startup Day ...............................       48
Stripped Certificateholder ................       71
Stripped Certificates .....................   66, 69
Subordinate Certificates ..................       26
Substitute Mortgage Loans .................       18
Title V ...................................       43
Title VIII ................................       44
Treasury ..................................       46

                                     PAGE
                                    -----
Trust Fund ......................      8
Trustee .........................     14
Underwriter's Exemption .........     74



                                     PAGE
                                    -----
U.S. Person .....................     61

     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "GSMS04GG2.xls". It provides, in electronic format, (i) certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A, Annex B and Annex C to the prospectus supplement. Defined terms used and not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A, Annex B and Annex C to this prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely, solely, on this prospectus supplement and the accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------------------------------------

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.

                  --------------------------
                      TABLE OF CONTENTS

                   PROSPECTUS SUPPLEMENT

                                                      PAGE
                                                     ------
Summary of Prospectus Supplement .................      S-8
Risk Factors .....................................     S-26
Description of the Mortgage Pool .................     S-62
Description of the Offered Certificates ..........     S-95
Yield, Prepayment and Maturity
   Considerations ................................    S-115
The Pooling Agreement ............................    S-130
Use Of Proceeds ..................................    S-161
Federal Income Tax Consequences ..................    S-161
State Tax Considerations .........................    S-162
ERISA Considerations .............................    S-163
Legal Investment .................................    S-164
Plan of Distribution .............................    S-165
Legal Matters ....................................    S-166
Ratings ..........................................    S-166
Index of Significant Definitions .................    S-168
Annex A--Mortgage Pool Information ...............      A-1
Annex B-- Ten Largest Mortgage Loans .............      B-1
Annex C--Certain Characteristics of the
   Mortgage Loans ................................      C-1
Annex D--Structural and Collateral Term
   Sheet .........................................      D-1
                     PROSPECTUS
Table of Contents ................................        2
Risk Factors .....................................        3
The Prospectus Supplement ........................        5
The Seller .......................................        7
Use of Proceeds ..................................        7
Description of the Certificates ..................        8
The Mortgage Pools ...............................       15
Servicing of the Mortgage Loans ..................       19
Credit Enhancement ...............................       25
Swap Agreement ...................................       28
Yield Considerations .............................       28
Certain Legal Aspects of the Mortgage
   Loans .........................................       30
Federal Income Tax Consequences ..................       46
Federal Income Tax Consequences for
   REMIC Certificates ............................       47
State Tax Considerations .........................       73
ERISA Considerations .............................       73
Legal Investment .................................       75
Plan of Distribution .............................       77
Incorporation of Certain Information by
   Reference .....................................       79
Legal Matters ....................................       80
Index of Defined Terms ...........................       81

       UNTIL NOVEMBER 3, 2004, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO AN UNSOLD ALLOTMENT OR SUBSCRIPTION.

================================================================================






================================================================================





                                 $2,435,116,000
                                 (APPROXIMATE)




                                  GS MORTGAGE
                           SECURITIES CORPORATION II
                                 (AS DEPOSITOR)





                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                SERIES 2004-GG2



Class A-1 Certificates ...........   $   45,000,000
Class A-2 Certificates ...........   $  100,000,000
Class A-3 Certificates ...........   $  256,000,000
Class A-4 Certificates ...........   $  208,000,000
Class A-5 Certificates ...........   $  173,000,000
Class A-6 Certificates ...........   $1,299,650,000
Class A-1A Certificates ..........   $  177,669,000
Class B Certificates .............   $   65,110,000
Class C Certificates .............   $   29,299,000
Class D Certificates .............   $   52,088,000
Class E Certificates .............   $   29,300,000



        --------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
        --------------------------------------------------------------


                           [RBS GREENWICH CAPITAL LOGO]

                             GOLDMAN, SACHS & CO.


                        BANC OF AMERICA SECURITIES LLC
                           CREDIT SUISSE FIRST BOSTON
                                 MORGAN STANLEY
                              WACHOVIA SECURITIES


                                 JULY 29, 2004


================================================================================